          Prospectus supplement to prospectus dated November 22, 2004
                                  $892,350,000
                                 (APPROXIMATE)

                    [FIELDSTONE INVESTMENT CORPORATION LOGO]

                       FIELDSTONE INVESTMENT CORPORATION
                                     Seller

                      ASSET BACKED SECURITIES CORPORATION
                                   Depositor

                             WELLS FARGO BANK, N.A.
                                Master Servicer

              FIELDSTONE MORTGAGE INVESTMENT TRUST, SERIES 2004-5
                                     Issuer

                             MORTGAGE BACKED NOTES

THE TRUST

The trust will consist primarily of two groups of conventional, fully amortizing, adjustable-rate mortgage loans secured by first liens on residential properties that were originated by a subsidiary of Fieldstone Investment Corporation.

OFFERED NOTES

The following classes of notes are offered pursuant to this prospectus supplement:

            4 classes of Class A Notes,

            1 class of Class A-IO Notes, and

            7 classes of Class M Notes.

CREDIT ENHANCEMENT

Credit enhancement for the notes will include excess interest, overcollateralization and subordination.

  YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON
  PAGE S-15 IN THIS PROSPECTUS SUPPLEMENT. THIS PROSPECTUS
  SUPPLEMENT MAY BE USED TO OFFER AND SELL THE NOTES OFFERED
  HEREBY ONLY IF ACCOMPANIED BY THE PROSPECTUS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE NOTES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

Credit Suisse First Boston LLC, Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Friedman, Billings, Ramsey & Co., Inc., as underwriters, will each offer the Class A, Class A-IO and Class M Notes purchased by it from Asset Backed Securities Corporation, as depositor, at a price equal to approximately 100.66% of the aggregate note principal balance of the offered notes plus accrued interest, if applicable, before deducting expenses estimated to be approximately $750,000. The underwriters will each sell the notes purchased by it from time to time in negotiated transactions at varying prices to be determined at the time of sale.

Delivery of the notes will be made in book-entry form through the facilities of The Depository Trust Company, Clearstream Banking, societe anonyme and the Euroclear System on or about November 30, 2004.

CREDIT SUISSE FIRST BOSTON
                    LEHMAN BROTHERS
                                       MERRILL LYNCH & CO.
                                                        FRIEDMAN BILLINGS RAMSEY

                               November 22, 2004

        Important Notice about Information in this Prospectus Supplement and the Attached Prospectus

          You should rely only on the information contained in this document. We have not authorized anyone to provide you with different information. You should not assume that the information in the prospectus supplement or the prospectus is accurate as of any date other than the date on the front of this document.

          Information about the notes is contained in (a) the attached prospectus, which provides general information, some of which may not apply to the notes; and (b) this prospectus supplement, which describes the specific terms of the notes.

          This prospectus supplement and the attached prospectus include cross-references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus supplement and the attached prospectus identify the pages where those sections are located.

          In this prospectus supplement, the terms "Depositor," "we," "us" and "our" refer to Asset Backed Securities Corporation.

          We have filed preliminary information regarding the trust's assets and the notes with the Securities and Exchange Commission. The information contained in this document supersedes all of that preliminary information, which was prepared by the underwriter for prospective investors.

           ----------------------------------------------------------
           To understand the structure of these notes, you must read carefully both the attached prospectus and this prospectus supplement in their entirety.
           ----------------------------------------------------------

                             The Series 2004-5 Notes

                                  Class 1-A1    Class 1-A2    Class 2-A1    Class 2-A2    Class A-IO    Class M1
                                 ------------  -----------   ------------  -----------   ------------  -----------
Initial Note
   Principal/Notional            $335,558,000  $83,889,000   $259,072,000  $46,881,000   $223,000,000  $57,150,000
   Amount(1):
                                  LIBOR plus    LIBOR plus    LIBOR plus   LIBOR plus                  LIBOR plus
Interest Rate:                   0.330% (2)(3) 0.400% (2)(3) 0.240% (3)(4) 0.470% (3)(4)   3.500% (5)  0.640% (6)(7)
ERISA Eligible:                       Yes          Yes           Yes           Yes           Yes           Yes
First Principal Payment
   Date(8):                         12/2004      12/2004       12/2004       10/2007         N/A         7/2008

Weighted Avg. Life At Issuance:
   to 20% call (yrs.)(8)(9):         1.88          1.88          1.50         3.93           N/A          3.96
   to 10% call (yrs.)(8)(10):        2.04          2.04          1.50         4.98           N/A          4.40
   to maturity (yrs.)(8):            2.19          2.19          1.50         5.99           N/A          4.78

Principal Window:
   to 20% call (months)(8)(9):      1 - 49       1 - 49         1 - 35      35 - 49          N/A        44 - 49
   to 10% call (months)(8)(10):     1 - 67       1 - 67         1 - 35      35 - 67          N/A        44 - 67
   to maturity (months)(8):         1 - 147      1 - 147        1 - 35      35 - 146         N/A        44 - 122

Expected Maturity:
   to 20% call (8)(9):              12/2008      12/2008       10/2007       12/2008         N/A         12/2008
   to 10% call (8)(10):             6/2010        6/2010       10/2007       6/2010          N/A         6/2010
   to maturity (8):                 2/2017        2/2017       10/2007       1/2017          N/A         1/2015
Maturity Date(11):                  2/2035        2/2035        2/2035       2/2035         5/2006       2/2035
Interest Accrual Method(12):      actual/360    actual/360    actual/360   actual/360       30/360      actual/360
Payment Delay:                      0 days         0 days        0 days       0 days        24 days       0 days
Anticipated Ratings                 Aaa/AAA       Aaa/AAA       Aaa/AAA       Aaa/AAA       Aaa/AAA       Aa2/AA+
(Moody's/S&P):
CUSIP Number:                     31659T CJ 2   31659T CK 9   31659T CL 7   31659T CM 5   31659T CN 3   31659T CP 8

                                   Class M2      Class M3       Class M4     Class M5      Class M6       Class M7
                                  -----------   -----------   -----------   -----------   ----------    -----------
Initial Note
   Principal/Notional
   Amount(1):                     $45,450,000   $13,050,000   $11,250,000   $11,250,000   $9,450,000    $19,350,000

                                   LIBOR plus    LIBOR plus   LIBOR plus     LIBOR plus   LIBOR plus     LIBOR plus
Interest Rate:                    1.150% (6)(7) 1.350% (6)(7) 1.800% (6)(7) 1.850% (6)(7) 3.150% (6)(7) 3.250% (6)(7)
ERISA Eligible:                       Yes           Yes           Yes           Yes           Yes           Yes
First Principal Payment
   Date(8):                          3/2008        2/2008       2/2008         1/2008       1/2008        12/2007

Weighted Avg. Life At Issuance:
   to 20% call (yrs.)(8)(9):          3.74          3.65         3.62           3.60         3.59           3.52
   to 10% call (yrs.)(8)(10):         4.16          4.08         4.05           4.02         4.01           3.76
   to maturity (yrs.)(8):             4.50          4.37         4.31           4.23         4.14           3.77

Principal Window:
   to 20% call (months)(8)(9):       40 - 49      39 - 49       39 - 49       38 - 49       38 - 49       37 - 49
   to 10% call (months)(8)(10):      40 - 67      39 - 67       39 - 67       38 - 67       38 - 67       37 - 67
   to maturity (months)(8):          40 - 111     39 - 98       39 - 93       38 - 87       38 - 80       37 - 72

Expected Maturity:
   to 20% call (8)(9):              12/2008       12/2008       12/2008       12/2008       12/2008       12/2008
   to 10% call (8)(10):              6/2010        6/2010       6/2010         6/2010       6/2010         6/2010
   to maturity (8):                  2/2014        1/2013       8/2012         2/2012       7/2011        11/2010
Maturity Date(11):                   2/2035        2/2035       2/2035         2/2035       2/2035         2/2035
Interest Accrual Method(12):       actual/360    actual/360    actual/360    actual/360    actual/360    actual/360
Payment Delay:                        0 days        0 days       0 days         0 days       0 days        0 days
Anticipated Ratings                   A2/A+          A3/A        Baa1/A-      Baa2/BBB+     Baa3/BBB      NR/BBB-
(Moody's/S&P):
CUSIP Number:                      31659T CQ 6   31659T CR 4   31659T CS 2   31659T CT 0   31659T CU 7   31659T CV 5

----------
Other information:

(1) The initial note principal or notional amounts shown above are subject to a permitted variance of plus or minus 5%, and are approximate amounts.
(2) The interest rate for these notes is the least of (i) one-month LIBOR plus the applicable margin, (ii) the available funds rate and (iii) the group 1 fixed rate cap of 11.75%. This interest rate is subject to adjustment and your interest rate may be lower. See "Description of the Notes--Payments-- Payments of Interest."
(3) If the servicer has not exercised its cleanup call on the first payment date on which the aggregate loan balance of the mortgage loans at the beginning of the due period related to that payment date is reduced to less than 10% of the sum of the aggregate loan balance of the initial mortgage loans as of the initial cut-off date and the amount on deposit in the pre-funding account on the closing date, the margin on each of the class 1-A1, class 1-A2, class 2-A1 and class 2-A2 notes will increase on the following payment date to 2 times its respective margin shown above.
(4) The interest rate for these notes is the least of (i) one-month LIBOR plus the applicable margin, (ii) the available funds rate and (iii) the group 2 fixed rate cap of 11.75%. This interest rate is subject to adjustment and your interest rate may be lower. See "Description of the Notes -- Payments -- Payments of Interest."
(5) The class A-IO notes are interest only notes; they will not be entitled to payments of principal and will accrue interest on their component notional amounts, as described in this prospectus supplement under "Description of the Notes--Payments--Payments of Interest." Interest will not be payable on the class A-IO notes after the payment date in May 2006.
(6) The interest rate for these notes are the least of (i) one-month LIBOR plus the applicable margin, (ii) the available funds rate and (iii) the subordinate fixed rate cap of 11.75%. This interest rate is subject to adjustment and your interest rate may be lower. See "Description of the Notes -- Payments -- Payments of Interest."

(7) If the servicer has not exercised its cleanup call on the first payment date on which the aggregate loan balance of the mortgage loans at the beginning of the due period related to that payment date is reduced to less than 10% of the sum of the aggregate loan balance of the initial mortgage loans as of the initial cut-off date and the amount on deposit in the pre-funding account on the closing date, the margin on each of the class M1, class M2, class M3, class M4, class M5, class M6 and class M7 notes will increase on the following payment date to 1.5 times its respective margin shown above.
(8) The information set forth above regarding first principal payment date, weighted average life at issuance, principal payment window and expected maturity is based on the modeling assumptions defined beginning on page S-117 and 100% of the prepayment assumption assumes a constant prepayment rate, or CPR, for the first month of 8% and an additional 2% each month thereafter until reaching 30% CPR in month 12 and remaining constant through month 22, remaining constant at 55% CPR for months 23 through 27 and then remaining constant at 35% CPR for months 28 and thereafter, in each period.
(9) Assumes the servicer exercises its cleanup call on the first payment date on which the aggregate loan balance of the mortgage loans at the beginning of the due period related to that payment date is reduced to less than 20% of the sum of the aggregate loan balance of the initial mortgage loans as of the initial cut-off date and the amount on deposit in the pre-funding account on the closing date. See "The Trust Agreement and the Indenture--Certain Matters Under the Agreements--Redemption."
(10) Assumes the servicer exercises its cleanup call on the first payment date on which the aggregate loan balance of the mortgage loans at the beginning of the due period related to that payment date is reduced to less than 10% of the sum of the aggregate loan balance of the initial mortgage loans as of the initial cut-off date and the amount on deposit in the pre-funding account on the closing date. See "The Trust Agreement and the Indenture--Certain Matters Under the Agreements--Redemption."
(11) Assumes the payment date following the latest possible maturity date for any mortgage loan plus one month (assuming a subsequent mortgage loan having a maturity date in January 2035).
(12) The interest rate index reset date for the notes (other than the class A-IO notes) is two business days prior to the start of each interest accrual period.

Credit Enhancement:

Excess Interest
Overcollateralization
Subordination

Overcollateralization Requirements:

Initial Overcollateralization Amount: 0.85% of original principal balance of the initial mortgage loans and the amount on deposit in the pre-funding account as of the closing date

Targeted Overcollateralization Amount: 0.85% of original principal balance of the initial mortgage loans and the amount on deposit in the pre-funding account as of the closing date

Stepdown Overcollateralization Amount: 1.70% of current principal balance of the mortgage loans

Minimum Required Overcollateralization Amount: 0.50% of original principal balance of the initial mortgage loans and the amount on deposit in the pre-funding account as of the closing date

Earliest Possible Stepdown Date: December 2007

                                Table of Contents

Summary Information..........................................................S-5
   Principal Parties.........................................................S-5
   Cut-off Date..............................................................S-5
   Closing Date..............................................................S-5
   Payment Date..............................................................S-5
   The Trust.................................................................S-5
   The Series 2004-5 Notes...................................................S-6
   Relationship Between Loan Groups and the Notes............................S-6
   Interest Payments.........................................................S-6
   Principal Payments........................................................S-7
   Denominations.............................................................S-7
   Book-Entry Registration...................................................S-7
   Credit Enhancement........................................................S-7
   Swap Agreement............................................................S-8
   Optional Termination......................................................S-8
   Legal Investment..........................................................S-8
   Federal Income Tax Consequences...........................................S-8
   ERISA Considerations......................................................S-9
   Ratings...................................................................S-9
   The Mortgage Loans........................................................S-9
Risk Factors................................................................S-15
Forward-Looking Statements..................................................S-23
Glossary....................................................................S-23
The Mortgage Pool...........................................................S-24
   General..................................................................S-24
   The Indices..............................................................S-26
   The Statistical Mortgage Loans...........................................S-27
   Pre-Funding and Conveyance of Subsequent Mortgage Loans..................S-46
Underwriting Guidelines.....................................................S-48
   General..................................................................S-48
   The Fieldstone Underwriting Guidelines...................................S-49
The Master Servicer.........................................................S-56
The Servicer................................................................S-56
The Sub-Servicer............................................................S-56
   Chase Manhattan Mortgage Corporation.....................................S-56
Servicing of the Mortgage Loans.............................................S-58
   General..................................................................S-58
   Servicing Compensation and Payment of Expenses...........................S-58
   Adjustment to Servicing Fees in Connection with Certain Prepaid
      Mortgage Loans........................................................S-59
   Advances.................................................................S-59
   Collection of Taxes, Assessments and Similar Items.......................S-59
   Insurance Coverage.......................................................S-60
   Evidence as to Compliance................................................S-60
   Master Servicer Default; Servicer Default; Sub-Servicer Default..........S-60
   Pledge of Servicing Rights...............................................S-60
Description of the Notes....................................................S-60
   General..................................................................S-60
   Book-Entry Notes.........................................................S-61
   Payments on Mortgage Loans; Custodial Accounts; Collection Account.......S-64
   Payments.................................................................S-64
   Credit Enhancement.......................................................S-70
   Calculation of One-Month LIBOR...........................................S-73
   Swap Agreement...........................................................S-74
   Reports to Noteholders...................................................S-75
   The Ownership Certificate................................................S-76
The Mortgage Loan Purchase Agreement and the Transfer and Servicing
   Agreement................................................................S-77
   General..................................................................S-77
   Assignment of Mortgage Loans.............................................S-77
   Pre-Funding Account......................................................S-78
   Administration...........................................................S-78
   Amendment................................................................S-78
   Voting Rights............................................................S-79
The Trust Agreement and the Indenture.......................................S-80
   General..................................................................S-80
   The Trust................................................................S-80
   The Owner Trustee........................................................S-80
   The Indenture Trustee....................................................S-80
   Certain Matters under the Agreements.....................................S-80
   Amendment................................................................S-82
Yield, Prepayment and Maturity Considerations...............................S-83
   General..................................................................S-83
   Prepayments and Yields for Notes.........................................S-83
   Additional Information...................................................S-99
Federal Income Tax Consequences............................................S-100
   Tax Classification of the Trust and of the Notes........................S-100
   Tax Consequences to Holders of the Notes................................S-100
State and Local Income Tax Considerations..................................S-103
ERISA Considerations.......................................................S-104
   General.................................................................S-104
   Purchases of the Notes..................................................S-104
Legal Investment...........................................................S-105
Use of Proceeds............................................................S-105
Method of Distribution.....................................................S-105
Legal Matters..............................................................S-106
Ratings....................................................................S-106
Glossary of Defined Terms..................................................S-107
Annex I......................................................................I-1
   Initial Settlement........................................................I-1
   Secondary Market Trading..................................................I-1
   Certain U.S. Federal Income Tax Documentation Requirements................I-3

--------------------------------------------------------------------------------

                               Summary Information

          This section briefly summarizes major characteristics of the notes and the mortgage loans. It does not contain all of the information that you need to consider in making your investment decision. To fully understand the terms of the notes, you should read both this prospectus supplement and the attached prospectus in their entirety.

                                Principal Parties

Issuer: Fieldstone Mortgage Investment Trust, Series 2004-5, a Delaware statutory trust.

Depositor: Asset Backed Securities Corporation, a Delaware corporation whose address is Eleven Madison Avenue, New York, New York 10010 and whose telephone number is (212) 325-2000. See "The Depositor" in the prospectus.

Seller: Fieldstone Investment Corporation, a Maryland corporation that has elected to be treated as a real estate investment trust, whose address is 11000 Broken Land Parkway, Columbia, Maryland 21044 and whose telephone number is
(410) 772-7200.

Master Servicer: Wells Fargo Bank, N.A., a national banking association, whose address is 9062 Old Annapolis Road, Columbia, Maryland 21045 and whose telephone number is (410) 884-2000. See "The Master Servicer."

Servicer: Fieldstone Servicing Corp., a Maryland corporation, whose address is 11000 Broken Land Parkway, Suite 600, Columbia, Maryland 21044 and whose telephone number is (410) 772-7200. See "The Servicer."

Sub-Servicer: Chase Manhattan Mortgage Corporation, a New Jersey corporation, whose address is 194 Wood Avenue South, Iselin, New Jersey 08830 and whose telephone number is (732) 452-8000. See "The Sub-Servicer."

Indenture Trustee: HSBC Bank USA, National Association whose address is 452 Fifth Avenue, New York, New York 10018, Attention: Corporate Trust, and whose telephone number is (212) 525-1501. See "The Trust Agreement and the Indenture--The Indenture Trustee."

Owner Trustee: U.S. Bank Trust National Association, whose address is 300 Delaware Avenue, Suite 813, Wilmington, Delaware, 19801, Attention: Corporate Trust. See "The Trust Agreement and the Indenture--The Owner Trustee."

Trust Administrator: Wells Fargo Bank, N.A., whose "corporate trust office" for purposes of transfers and exchanges and for presentment and surrender of the notes for final payment is 6th Street and Marquette Avenue, Minneapolis, Minnesota 55479, and whose address for all other purposes is 9062 Old Annapolis Road, Columbia, Maryland 21045 and whose telephone number is (410) 884-2000. See "The Mortgage Loan Purchase Agreement and the Transfer and Servicing Agreement."

Swap Counterparty: Swiss Re Financial Products Corporation, a Delaware corporation whose address is 55 East 52nd Street, New York, New York 10055 and whose telephone number is (212) 317-5161. See "Description of the Notes--The Swap Agreement--The Swap Counterparty."

                                  Cut-off Date

For any mortgage loan delivered on the closing date, the cut-off date will be November 1, 2004, which is also referred to in this prospectus supplement as the initial cut-off date. For any subsequent mortgage loan, the cut-off date will be the date that such mortgage loan is transferred to the trust, which is also referred to in this prospectus supplement as the subsequent cut-off date.

                                  Closing Date

The closing date will be on or about November 30, 2004.

                                  Payment Date

The 25th day of each month, beginning in December 2004. If the 25th day is not a business day, then the payment date will be the next business day.

                                    The Trust

The name of the trust is Fieldstone Mortgage Investment Trust, Series 2004-5. The notes represent obligations of the trust and will be secured by collateral consisting on the closing date of a mortgage pool consisting of two groups of conventional, first lien, adjustable rate, fully amortizing residential mortgage loans having a total principal balance as of November 1, 2004 of approximately $750,000,000, referred to in this prospectus supplement as the initial mortgage loans.

In addition, on the closing date, the seller will deposit approximately $150,000,000 into a segregated account maintained with the trust administrator, referred to in this prospectus supplement as the pre-funding account. This amount will be allocated between the mortgage

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

loan groups so that the sum of the amount deposited in the pre-funding account for a group plus the aggregate loan balance of the initial mortgage loans in that group on the closing date equals approximately $520,405,809 and $379,594,191 for group 1 and group 2, respectively. The trust will use the amount deposited in the pre-funding account to buy subsequent mortgage loans for each group from the seller after the closing date and prior to February 24, 2005. The maximum aggregate loan balance of subsequent mortgage loans to be transferred to the trust for group 1 and group 2 is approximately $86,734,302 and $63,265,698, respectively. The seller must satisfy certain conditions specified in the transfer and servicing agreement before it can sell subsequent mortgage loans to the trust. If any amounts are left in the pre-funding account for purchase of subsequent mortgage loans for a group on February 24, 2005, the holders of the class A notes related to that group will receive those amounts as a principal payment on the February 2005 payment date.

The statistical mortgage loan information presented in this prospectus supplement contains both initial mortgage loans and mortgage loans that are expected to be delivered as subsequent mortgage loans by the seller to the trust during the pre-funding period described above.

                             The Series 2004-5 Notes

The notes will have the original note principal amount or original note notional amount, as applicable, interest rate and other features set forth in the table on page S-3. The trust will issue the notes under an indenture dated as of November 1, 2004, between the issuer, trust administrator and the indenture trustee. Any collections on the mortgage loans will be used to pay applicable fees and expenses to the master servicer, the servicer, the sub-servicer, the trust administrator, the indenture trustee and the owner trustee, to make certain payments to the swap counterparty and to make interest or principal payments on the notes. All principal collections will be paid to one or more classes of the notes, in each case in the manner and to the extent described under "Description of the Notes--Payments." Any interest collections in excess of the amount paid to holders of the notes (either as interest or principal), the master servicer, the servicer, the sub-servicer, the trust administrator, the owner trustee, the indenture trustee and the swap counterparty will be paid to the holder of the ownership certificate that we are not offering by this prospectus supplement. See "Description of the Notes--Payments."

                 Relationship Between Loan Groups and the Notes

The class 1-A1 and class 1-A2 notes generally relate to the mortgage loans in group 1 and the class 2-A1 and class 2-A2 notes generally relate to the mortgage loans in group 2. The class A-IO, class M1, class M2, class M3, class M4, class M5, class M6 and class M7 notes generally relate to the mortgage loans in group 1 and group 2. The notes generally receive payments based on interest, principal and other amounts collected from the mortgage loans in the related group or groups.

                                Interest Payments

Interest will accrue on each class of notes at the interest rate for that class. Interest will accrue on each class of notes other than the class A-IO notes from the prior payment date (or the closing date, in the case of the first payment date) to the day prior to the current payment date. Interest will accrue on the class A-IO notes during the calendar month prior to the month of the current payment date. No interest will accrue on the class A-IO notes after the accrual period relating to the payment date in May 2006.

The interest rate on the class 1-A1 and class 1-A2 notes will be the least of
(i) one-month LIBOR plus the applicable margin, (ii) the available funds rate and (iii) the group 1 fixed rate cap of 11.75%.

The interest rate on the class 2-A1 and class 2-A2 notes will be the least of
(i) one-month LIBOR plus the applicable margin, (ii) the available funds rate and (iii) the group 2 fixed rate cap of 11.75%.

The interest rate on the class A-IO notes will be 3.500% for each payment date through the payment date in May 2006 and zero thereafter.

The interest rates on the class M1, class M2, class M3, class M4, class M5, class M6 and class M7 notes will be the least of (i) one-month LIBOR plus the applicable margin, (ii) the available funds rate and (iii) the subordinate fixed rate cap of 11.75%.

To the extent that interest payable on a note is limited on any payment date by application of the available funds rate on any payment date, the amount of interest that would have been payable in absence of such limitation will be payable, to the extent of funds available, on future payment dates as described in this prospectus supplement.

Any interest shortfall due to the group 1 fixed rate cap, group 2 fixed rate cap or the subordinate fixed rate cap will not be reimbursed.

See "Risk Factors--The interest rate on the notes may be capped depending on fluctuations in one-month LIBOR and six-month LIBOR" and "Description of the Notes--Payments--Payments of Interest."

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                               Principal Payments

Principal payments on the notes (other than the class A-IO notes) will generally reflect principal collections on the mortgage loans in the trust. Principal payments on the notes will also include a portion of interest collections on the mortgage loans to the extent necessary to restore overcollateralization to the required level, as described below.

The class A-IO notes are interest only notes and will not be entitled to payments of principal. See "Description of the Notes--Payments--Payments of Principal."

                                  Denominations

The trust will issue the class 1-A1, class 1-A2, class 2-A1 and class 2-A2 notes in minimum denominations of $25,000 in original principal amount and integral multiples of $1 in excess of $25,000. The trust will issue the class M1, class M2, class M3, class M4, class M5, class M6 and class M7 notes in minimum denominations of $100,000 in original principal amount and integral multiples of $1,000 in excess of $100,000. The trust will issue the class A-IO notes in minimum denominations of $100,000 in original notional amount and integral multiples of $1 in excess of $100,000.

                             Book-Entry Registration

The trust will initially issue the notes in book-entry form. You may elect to hold your interest in the notes through The Depository Trust Company in the United States, or Clearstream Banking, societe anonyme or the Euroclear Bank, S.A./N.V. in Europe, or indirectly through participants in these systems. You will not be entitled to receive a definitive note representing your interest except under limited circumstances.

See "Description of the Notes--Book-Entry Notes" in this prospectus supplement and "Certain Information Regarding the Securities--Book-Entry Registration" in the prospectus.

                               Credit Enhancement

Credit enhancement is intended to reduce the harm caused to holders of the notes as a result of shortfalls in payments received and losses realized on the mortgage loans. The credit enhancement for the notes will consist of excess interest, overcollateralization, subordination and limited cross-collateralization features described in this prospectus supplement.

Excess Interest and Overcollateralization. The overcollateralization amount is the excess of the sum of the aggregate loan balance of the mortgage loans and the amount on deposit in the pre-funding account, if any, over the aggregate principal amount of the notes. On the closing date, the overcollateralization amount will equal approximately $7,650,000, or 0.85% of the sum of the aggregate loan balance of the initial mortgage loans as of the initial cut-off date and the amount on deposit in the pre-funding account on the closing date. Generally, because more interest is required to be paid by the mortgagors than is necessary to pay the interest accrued on the notes and the expenses of the trust, there is expected to be excess interest. If the overcollateralization amount is reduced below the overcollateralization target amount as a result of losses on the mortgage loans, the trust will apply some or all of this excess interest as principal payments on the most senior classes of notes then outstanding until the overcollateralization target is restored, again resulting in an acceleration of amortization of the notes relative to the mortgage loans. This acceleration feature is intended to restore overcollateralization. Once the required level of overcollateralization is restored, the acceleration feature will cease, unless it becomes necessary again to restore the required level of overcollateralization. The actual level of overcollateralization may increase or decrease over time. This could result in a temporarily faster or slower amortization of the notes. See "Description of the Notes--Credit Enhancement--Overcollateralization."

Subordination. The rights of the holders of the more junior classes of notes to receive payments will be subordinated to the rights of the holders of the more senior classes of notes to receive payments. See "Description of the Notes--Payments."

In general, the protection afforded the holders of more senior classes of notes by means of this subordination will be effected by the preferential right of the holders of the more senior classes to receive, prior to any payment being made on any payment date to the holders of the more junior classes of notes, the amount of interest and principal due on the more senior classes of notes and, if necessary, by the right of the more senior holders to receive future payments on the mortgage loans that would otherwise have been allocated to the holders of the more junior classes of notes.

The chart below summarizes the relative seniority of the various classes of notes and indicates the initial level of credit support provided to the various classes of notes.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                Initial Credit
Class(es)           Support
-------------   --------------
1-A1, 1-A2,         19.40%
2-A1 and 2-A2
M1                  13.05%
M2                   8.00%
M3                   6.55%
M4                   5.30%
M5                   4.05%
M6                   3.00%
M7                   0.85%

Limited Cross-Collateralization. Under certain limited circumstances, principal payments on the mortgage loans in one group may be paid as principal to holders of the class A notes corresponding to the other group. If the class A notes relating to one group have been retired, then principal payments on the mortgage loans relating to the retired class A notes will be paid to the remaining class A notes of the other group, if any, before being paid to the class M1, class M2, class M3, class M4, class M5, class M6 and class M7 notes. See "Description of the Notes--Payments."

                                 Swap Agreement

The trust will have the benefit of a swap agreement which will be entered into on or before the closing date. The swap agreement is primarily intended to (i) protect against interest rate risk from upward movement in one-month LIBOR and
(ii) diminish the basis risk associated with the hybrid adjustable-rate mortgage loans in the mortgage pool. If the trust receives net payments under the swap agreement, the amounts received by the trust will first be applied to pay interest on the notes in the order and priority described under "Description of the Notes--Payments--Payments of Interest," but only to the extent that interest accrued for a class of notes exceeds the amount of current interest paid on such notes out of available interest funds for that payment date, and thereafter shall be applied to pay any available funds shortfalls on the notes for that payment date.

In certain circumstances, the trust will also be required to make payments to the swap counterparty. See "Description of the Notes--Swap Agreement."

                              Optional Termination

Subject to restrictions described in this prospectus supplement, on any payment date on which the aggregate loan balance of the mortgage loans at the beginning of the due period related to that payment date is reduced to less than 20% of the sum of the aggregate loan balance of the initial mortgage loans as of the initial cut-off date and the amount on deposit in the pre-funding account on the closing date, the servicer will have the option, pursuant to the indenture, to purchase the mortgage loans and the other assets of the trust. If the servicer has not purchased the mortgage loans on the first payment date on which the aggregate loan balance of the mortgage loans at the beginning of the due period related to that payment date is reduced to less than 10% of the sum of the aggregate loan balance of the initial mortgage loans as of the initial cut-off date and the amount on deposit in the pre-funding account on the closing date, the margins on the notes (other than the class A-IO notes) will be increased as set forth on page S-3 beginning on the next payment date. See "The Trust Agreement and the Indenture --Certain Matters Under the Agreements--Redemption."

                                Legal Investment

At the end of the pre-funding period, the class 1-A1, class 1-A2, class 2-A1, class 2-A2, class A-IO and class M1 notes will constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984, as amended. The class M2, class M3, class M4, class M5, class M6 and class M7 notes will not constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984, as amended. We make no other representation as to the appropriate characterization of the notes under any laws relating to investment restrictions. You should consult your own counsel as to whether you have the legal authority to invest in these notes. See "Risk Factors--Some notes lack SMMEA eligibility and may lack liquidity, which may limit your ability to sell" and "Legal Investment" in this prospectus supplement and the prospectus.

                         Federal Income Tax Consequences

For federal income tax purposes the notes will be characterized as debt to the extent they are issued to parties unrelated to the owner of the ownership certificate. Each noteholder that is unrelated to the owner of the ownership certificate, by its acceptance of a note, will agree to treat the notes as debt.

The trust will be classified as a taxable mortgage pool. The trust will not, however, be subject to federal income tax as a corporation as long as the ownership certificate is owned exclusively by a "real estate investment trust" or by a "qualified REIT subsidiary." The seller represents that it qualifies as a "real estate investment trust" and that it will own the ownership certificate directly, or indirectly through a "qualified REIT subsidiary." Moreover, the trust agreement sets forth restrictions on the transferability of the ownership certificate to ensure that it will only be held by a "real estate investment trust" or a "qualified REIT subsidiary."

See "Risk Factors--Trust Could Become a Taxable Entity" and "Federal Income Tax Consequences" in this prospectus supplement and "Material Federal

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Income Tax Considerations" in the accompanying prospectus for additional information concerning the application of federal income tax laws to the note.

                              ERISA Considerations

Under current law, in general, the notes will be eligible for purchase by an employee benefit plan or other retirement arrangement subject to the Employee Retirement Income Security Act of 1974, as amended and/or the Internal Revenue Code of 1986, as amended. You should consult with your counsel with respect to the legal consequences of such plan's or arrangement's acquisition and ownership of the notes. See "ERISA Considerations" in this prospectus supplement and in the prospectus.

                                     Ratings

The notes are required to receive the ratings indicated under the heading "Ratings" in the chart shown on page S-106 of this prospectus supplement.

A note rating is not a recommendation to buy, sell or hold notes and may be subject to revision or withdrawal at any time by any rating agency. The ratings on the notes address the likelihood of the receipt by holders of the notes of all payments on the underlying mortgage loans to which they are entitled. They do not represent any assessment of the likelihood or rate of principal prepayments or the likelihood that any available funds shortfall (as described in this prospectus supplement) will be paid. See "Ratings."

                               The Mortgage Loans

We will divide the mortgage loans into two separate groups referred to as group 1 and group 2. Group 1 will consist of first lien adjustable rate mortgage loans that had a principal balance at origination of no more than $333,700 if a single-unit property (or $500,550 if the property is located in Hawaii or Alaska), $427,150 if a two-unit property (or $640,725 if the property is located in Hawaii or Alaska), $516,300 if a three-unit property (or $774,450 if the property is located in Hawaii or Alaska), or $641,650 if a four-unit property (or $962,475 if the property is located in Hawaii or Alaska). Group 2 will consist of first lien adjustable rate mortgage loans that had a principal balance at origination that may or may not conform to the criteria specified above for mortgage loans included in Group 1.

The following tables summarize approximate characteristics of the pool of statistical mortgage loans. When we refer to percentages of statistical mortgage loans in the following tables, we are describing the percentage of the aggregate loan balance of the statistical mortgage loans in the trust as of November 1, 2004, which we refer to as the statistical cut-off date. The sum of the percentages may not equal 100.00% due to rounding. For additional information on the statistical mortgage loans, see "The Mortgage Pool--Statistical Mortgage Loans."

--------------------------------------------------------------------------------

                          The Statistical Mortgage Pool
              Approximate Statistical Mortgage Loan Characteristics

Number of statistical mortgage loans ............................          3,937
Aggregate loan balance of statistical mortgage loans ............   $844,089,101

                                             Average or
                                          Weighted Average          Range
                                          ----------------   -------------------
Outstanding principal balance(1) ......       $214,399       $29,983 to $741,400
Original principal balance(1) .........       $214,435       $30,000 to $741,400
Current mortgage rates(2) .............          6.855%         5.100% to 9.950%
Gross margin(2) .......................          5.822%         5.200% to 6.250%
Maximum mortgage rates(2) .............         12.855%        11.100% to 15.950%
Minimum mortgage rates(2) .............          6.855%         5.100% to 9.950%
Initial rate cap(2) ...................          3.000%         3.000% to 3.000%
Periodic rate cap(2) ..................          1.000%         1.000% to 1.000%
Original loan-to-value ratio(2) .......          81.52%        23.43% to 100.00%
Credit score(2) .......................            643                500 to 806
Original term to maturity
   (in months) (2) ....................            360                360 to 360
Stated remaining term to maturity
   (in months) (2) ....................            359                351 to 360
Seasoning (in months) (2) .............              1                    0 to 9
Months to roll (2) ....................             24                  15 to 36
Number of statistical mortgage loans
   with prepayment penalties at
   origination ........................                                    3,336
Aggregate loan balance of statistical
   mortgage loans with prepayment
   penalties at origination ...........                             $738,569,134
Percentage of statistical mortgage
   loans with prepayment penalties at
   origination ........................                                   87.50%
Weighted average prepayment penalty
   term at origination for statistical
   mortgage loans with prepayment
   penalties (in months) ..............                                       25

-----------
(1)  Indicates average.

(2)  Indicates weighted average.

                Product Types for the Statistical Mortgage Loans

  [THE FOLLOWING TABLE WAS REPRESENTED BY A PIE CHART IN THE PRINTED MATERIAL.]

3/27 LIBOR ARM       1.55%
3/27 LIBOR IO ARM    3.36%
2/28 LIBOR ARM      25.92%
2/28 LIBOR IO ARM   69.16%


                Mortgage Rates for the Statistical Mortgage Loans

  [THE FOLLOWING TABLE WAS REPRESENTED BY A BAR CHART IN THE PRINTED MATERIAL.]

6.000% or less      15.68%
6.001% to  6.500%   23.82%
6.501% to  7.000%   27.57%
7.001% to  7.500%   14.85%
7.501% to  8.000%   11.27%
8.001% to  8.500%    3.47%
8.501% to  9.000%    2.21%
9.001% to  9.500%    0.81%
9.501% to 10.000%    0.31%

        Outstanding Principal Balances for the Statistical Mortgage Loans

  [THE FOLLOWING TABLE WAS REPRESENTED BY A BAR CHART IN THE PRINTED MATERIAL.]

$ 50,000 or less        0.38%
$ 50,001 to $100,000    5.45%
$100,001 to $150,000   10.77%
$150,001 to $200,000   14.34%
$200,001 to $250,000   12.39%
$250,001 to $300,000   14.90%
$300,001 to $350,000   14.12%
$350,001 to $400,000   13.48%
$400,001 to $450,000    4.63%
$450,001 to $500,000    6.04%
$500,001 or more        3.52%

             Credit Grade Summary for the Statistical Mortgage Loans

  [THE FOLLOWING TABLE WAS REPRESENTED BY A PIE CHART IN THE PRINTED MATERIAL.]

A-    4.18%
B+    1.97%
B     2.62%
C+    0.04%
C     1.70%
D     0.32%
A+    5.18%
A    83.99%

        Original Loan-to-Value Ratios for the Statistical Mortgage Loans

  [THE FOLLOWING TABLE WAS REPRESENTED BY A BAR CHART IN THE PRINTED MATERIAL.]

50.00% or less       0.66%
50.01% to  55.00%    0.50%
55.01% to  60.00%    1.33%
60.01% to  65.00%    1.09%
65.01% to  70.00%    4.16%
70.01% to  75.00%    3.73%
75.01% to  80.00%   48.73%
80.01% to  85.00%   15.64%
85.01% to  90.00%   21.79%
90.01% to  95.00%    2.33%
95.01% to 100.00%    0.03%

            Credit Score Summary for the Statistical Mortgage Loans

[THE FOLLOWING TABLE WAS REPRESENTED BY A BAR CHART IN THE PRINTED MATERIAL.]

500 or less    0.15%
501 to 550     8.26%
551 to 600    15.30%
601 to 650    27.93%
651 to 700    32.28%
701 to 750    12.69%
751 to 825     3.40%

      Original Prepayment Penalty Term for the Statistical Mortgage Loans

[THE FOLLOWING TABLE WAS REPRESENTED BY A BAR CHART IN THE PRINTED MATERIAL.]

None        12.50%
6 Months     0.69%
12 Months    1.96%
24 Months   74.37%
30 Months    6.35%
36 Months    4.13%

                                  Risk Factors

          References herein to percentages of statistical mortgage loans refer in each case to the percentage of the aggregate loan balance of all of the statistical mortgage loans in the mortgage pool (or in a particular group) as of the statistical cut-off date, based on the stated principal balances of such statistical mortgage loans as of the statistical cut-off date, after giving effect to scheduled payments due on or prior to the statistical cut-off date, whether or not received.

Prepayments of the mortgage loans will affect the yield to maturity of the notes

          The yield to maturity and weighted average life of the notes will be affected primarily by the rate and timing of principal payments (including prepayments, liquidations, repurchases and defaults) of, and losses on, the mortgage loans. Prepayment experience may be affected by many factors, including general economic conditions, interest rates and the availability of alternative financing, homeowner mobility and the solicitation of mortgagors to refinance their mortgage loans. In addition, substantially all of the mortgage loans contain due-on-sale provisions. The servicer or sub-servicer intends to enforce these provisions unless enforcement is not permitted by applicable law or, the servicer or sub-servicer, as applicable, in a manner consistent with accepted servicing practices, permits the purchaser of the related mortgaged property to assume the mortgage loan.

          To the extent permitted by applicable law, any assumption will not release the original borrower from its obligation under the mortgage loan. See "Yield, Prepayment and Maturity Considerations" in this prospectus supplement and "Certain Legal Aspects of the Mortgage Loans and Contracts--"Due-on-Sale" Clauses" in the prospectus for a description of the provisions of the mortgage loans that may affect their prepayment experience.

          The yield on the notes (other than the class A-IO notes) will also be sensitive to the level of one-month LIBOR and the level of the related mortgage index. In addition, the yield to maturity of any notes that you purchase at a discount or premium will be more sensitive to the rate and timing of payments thereon. You should consider, in the case of any notes that you purchase at a discount, the risk that a slower than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield and, in the case of any notes that you purchase at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. Because approximately 87.50% of the statistical mortgage loans contain prepayment penalties, the rate of principal prepayments during the term of such prepayment penalties may be less than the rate of principal prepayments for mortgage loans that do not contain prepayment penalties; however, principal prepayments of the mortgage loans could be expected to increase, perhaps materially, at or near the time of the expiration of such prepayment penalties. We cannot make any representation as to the anticipated rate of prepayments on the mortgage loans, the amount and timing of losses on the mortgage loans, the level of one-month LIBOR or the related mortgage index or the resulting yield to maturity of any notes. Any reinvestment risks resulting from a faster or slower incidence of prepayments on the mortgage loans will be borne entirely by the noteholders as described in this prospectus supplement. See "Yield, Prepayment and Maturity Considerations" in this prospectus supplement and "Maturity, Prepayment and Yield Considerations" in the prospectus.

          Holders of the class 1-A1 and class 1-A2 notes should be aware that if losses on the mortgage loans exceed specified levels as described in this prospectus supplement, principal payments otherwise allocable to the class 1-A2 notes will be paid to the class 1-A1 notes, until its class principal amount is paid in full. See "Description of the Notes--Payments--Payments of Principal" in this prospectus supplement.

The overcollateralization provisions of your notes will affect the yield to maturity of the notes

          The overcollateralization provisions of the trust will affect the weighted average life of the notes and consequently the yield to maturity of these notes. In order to maintain the required level of overcollateralization, monthly excess cashflow may be applied as payments of principal to the most senior class of notes then outstanding. This application of monthly excess cashflow will occur if the overcollateralization level is reduced below the required level due to losses on the mortgage loans, and it would have the effect of reducing the weighted average lives of the notes. The actual required amount of overcollateralization may change from payment date to payment date, producing uneven levels of accelerated payments in respect of principal under these circumstances. We cannot predict whether, or to what degree, it will be necessary to apply monthly excess cashflow as payments of principal in order to maintain the required amount of overcollateralization.

          Monthly excess cashflow generally is the excess of interest collected or advanced on the mortgage loans over the interest required to pay interest on the notes and the trust expenses. Mortgage loans with higher interest rates will contribute more interest to the monthly excess cashflow. Mortgage loans with higher interest rates may prepay faster than mortgage loans with relatively lower interest rates in response to a given change in market interest rates. Any disproportionate prepayments of mortgage loans that have higher interest rates may adversely affect the amount of monthly excess cashflow.

          As a result of the interaction of these factors, the effect of the overcollateralization provisions on the weighted average life of the notes may vary significantly over time. See "Yield, Prepayment and Maturity
Considerations" in this prospectus supplement and "Maturity, Prepayment and Yield Considerations" in the prospectus.

Mortgage loans originated under the underwriting guidelines described in this prospectus supplement carry a risk of higher delinquencies

          The underwriting guidelines used in connection with the origination of the mortgage loans in the trust consider the credit quality of a mortgagor and the value of the mortgaged property. The mortgagors generally do not qualify for loans conforming to Fannie Mae or Freddie Mac guidelines.

          As a result of the underwriting guidelines used in connection with the origination of the mortgage loans in the trust, these mortgage loans are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten to Fannie Mae and Freddie Mac conforming guidelines. Similarly, an overall general decline in residential real estate values could cause a particularly severe decline in the value of the mortgaged properties relating to mortgage loans in the Trust. We cannot provide any assurance that the mortgaged properties will not experience an overall decline in value.

Mortgage loans originated pursuant to stated income documentation programs may have a greater risk of default

          Approximately 39.77% of the statistical mortgage loans in the mortgage pool, and approximately 38.65% and 41.30% of the group 1 and group 2 statistical mortgage loans, respectively, were originated pursuant to stated income documentation programs. Unlike full documentation programs, borrowers' income is not subject to verification under stated income programs. Therefore, stated income documentation mortgage loans may involve a greater risk of default than full documentation mortgage loans with income verification.

Hybrid adjustable-rate mortgage loans may experience faster prepayments than fixed rate mortgage loans

          All of the mortgage loans are adjustable rate mortgage loans, each of which has a fixed interest rate for the first two or three years after origination, which then converts to an adjustable interest rate. This type of adjustable-rate mortgage loan is commonly referred to as a hybrid mortgage loan. The prepayment experience on hybrid mortgage loans may differ from the prepayment experience on fixed-rate mortgage loans due to provisions which provide for conversion to an adjustable mortgage interest rate, periodic coupon reset caps and a maximum mortgage interest rate. In particular, hybrid mortgage loans may be subject to higher prepayment rates as they approach the date they are scheduled to start accruing interest at an adjustable rate. As a hybrid mortgage loan approaches its initial adjustment date, the borrower may become more likely to refinance that loan to avoid an increase in the loan rate, even if prevailing fixed-rate mortgage loans are only available at rates that are slightly lower or higher than the mortgage interest rate before adjustment.

The interest rate on the notes may be capped depending on fluctuations in one-month LIBOR and six-month LIBOR

          The interest rates on the notes (other than the class A-IO notes) are calculated based upon the value of an index (one-month LIBOR) which is different from the value of the index applicable to substantially all of the mortgage loans (six-month LIBOR) in the mortgage pool as described under "The Mortgage Pool--General." As a result, the interest rates on the notes (other than the class A-IO notes) are subject to an available funds rate and a fixed rate cap.

          The available funds rate limits the interest rate on the notes (other than the class A-IO notes) to a per annum rate determined on each payment date generally equal to the quotient of (a) the excess of (i) the amount of all interest received from the mortgage loans for that payment date less trust expenses (including any net swap payments to the swap counterparty), plus any net swap receipts received from the swap counterparty, over (ii) until the May 2006 payment date only, current interest on the class A-IO notes for that payment date, divided by (b) the product of (i) the sum of the class principal amount of each class of notes (other than the class A-IO notes) before taking into account any payments of principal on that payment date and (ii) a fraction, the numerator which is the actual number of days in the related interest accrual period and denominator of which is 360. Any shortfalls arising from the application of the available funds rate will be carried over as described herein with accrued interest at the then-applicable interest rate (computed without regard to the available funds rate) and, if available, paid from excess cash flow in a later payment. Various factors may cause the available funds rate described above to limit the interest rate on the notes. First, this can result if one-month LIBOR increases more rapidly than six-month LIBOR. In addition, the interest rates on the notes adjust monthly, while the interest rates on the mortgage loans adjust less frequently, with the result that the operation of the available funds rate described above may cause the interest rates on these notes to be reduced for extended periods in a rising interest rate environment. The mortgage loans are also subject to periodic (i.e., semi-annual) adjustment caps and maximum rate caps, and the weighted average margin is subject to change based upon prepayment experience, which also may result in the available funds rate described above limiting increases in the interest rates for these notes. Consequently, the interest paid on the mortgage loans (net of the sum of the servicing fee, the master servicing fee, the owner trustee fee, certain net swap payments and certain other expenses) with respect to any payment date may not equal the amount of interest that would accrue at one-month LIBOR plus the applicable margin on those notes during the related period. Furthermore, if the available funds rate described above determines the interest rate for a class of notes for a payment date, the market value of those notes may be temporarily or permanently reduced.

          The interest rates on the class 1-A1, class 1-A2, class 2-A1, class 2-A2, class M1, class M2, class M3, class M4, class M5, class M6 and class M7 notes are also subject to a fixed rate cap. Fixed rate caps limit the interest rate on those notes to a maximum interest rate. The class 1-A1 and class 1-A2 notes are subject to the group 1 fixed rate cap, which limits the interest rate on the class 1-A1 and class 1-A2 notes to a per annum rate of 11.75%. The class 2-A1 and class 2-A2 notes are subject to the group 2 fixed rate cap, which limits the interest rate on such notes to a per annum rate of 11.75%. The class M notes are subject to the subordinate fixed rate cap, which limits the interest rate on the class M notes to a per annum rate of 11.75%. If the interest rate for a class of notes for a payment date is limited to the applicable maximum fixed rate, the market value of those notes may be temporarily or permanently reduced.

Inadequate amount of subsequent mortgage loans will affect the timing and rate of return on your investment

          If the amount of subsequent mortgage loans purchased for a mortgage loan group by the trust is less than the amount deposited in the pre-funding account for that group on the closing date, holders of the class or classes of class A notes related to that group will receive a payment of principal of the amount remaining in the pre-funding account allocated to that group on the payment date occurring in February 2005. The types of mortgage loans that can be purchased as subsequent mortgage loans are similar to the initial mortgage loans and the depositor expects that the characteristics of the mortgage loans as described in this prospectus supplement will not be materially changed by the addition of any subsequent mortgage loans.

Prepayments of the mortgage loans may affect the trust's ability to make payments to the swap counterparty

          The amount of any payment to be made by the trust to the swap counterparty under the swap agreement will be calculated based on a notional amount. If prepayments on the mortgage loans cause the principal balance of the mortgage loans to be lower than the notional amount used to calculate such payments under the swap agreement, the trust may not have sufficient interest collections from the mortgage loans to fulfill its obligations under the swap agreement. In such event, the swap counterparty may not be obligated to make any further payments to the trust.

The protection afforded to your notes by subordination is limited

          The rights of the class M1 notes to receive payments with respect to the mortgage loans will be subordinate to the rights of the class A notes to receive those payments; the rights of the class M2 notes to receive payments with respect to the mortgage loans will be subordinate to the rights of the class A and the class M1 notes to receive those payments; the rights of the class M3 notes to receive payments with respect to the mortgage loans will be subordinate to the rights of the class A, class M1 and class M2 notes to receive those payments; the rights of the class M4 notes to receive payments with respect to the mortgage loans will be subordinate to the rights of the class A, class M1, class M2 and class M3 notes to receive those payments; the rights of the class M5 notes to receive payments with respect to the mortgage loans will be subordinate to the rights of the class A, class M1, class M2, class M3 and class M4 notes to receive those payments; the rights of the class M6 notes to receive payments with respect to the mortgage loans will be subordinate to the rights of the class A, class M1, class M2, class M3, class M4 and class M5 notes to receive those payments and the rights of the class M7 notes to receive payments with respect to the mortgage loans will be subordinated to the rights of the class A, class M1, class M2, class M3, class M4, class M5 and class M6 notes to receive those payments. This subordination is intended to enhance the likelihood of regular receipt by higher-ranking classes of notes of the full amount of the monthly payments allocable to them, and to afford protection against losses.

          If realized losses are incurred with respect to the mortgage loans to the extent that the aggregate principal amount of the notes exceeds the stated principal balances of the mortgage loans, the class M notes, in reverse order of seniority (first to the class M7 notes, second to the class M6 notes, third to the class M5 notes, fourth to the class M4 notes, fifth to the class M3 notes, sixth to the class M2 notes and seventh to the class M1 notes) may never receive that principal and interest payment. If realized losses on the mortgage loans exceed certain levels, a portion of the interest due on each class of class M notes will be deferred and paid after certain other payments are made to restore overcollateralization, to pay available funds shortfalls to the notes and to make certain payments to the swap counterparty. Investors should fully consider the risks associated with an investment in the class M notes, including the possibility that investors may not fully recover their initial investment as a result of realized losses.

Potential inadequacy of credit enhancement

          The notes are not insured by any financial guaranty insurance policy. The excess interest, overcollateralization, subordination and limited cross-collateralization features described in this prospectus supplement are intended to enhance the likelihood that holders of more senior classes will receive regular payments of interest and principal, but are limited in nature and may be insufficient to cover all shortfalls and losses on the mortgage loans.

Mortgage loans with interest-only payments

          Approximately 72.52% of all of the statistical mortgage loans and approximately 75.81% and 68.02% of the statistical mortgage loans to be included in group 1 and group 2, respectively, provide for payment of interest at the related mortgage interest rate, but no payment of principal for approximately the first five years following the origination of the mortgage loan. Following such interest-only period, the monthly payment with respect to each of these mortgage loans will be increased to, and include a portion allocable to principal in, an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the mortgage interest rate. The presence of these mortgage loans in group 1 and group 2 will, absent other considerations, result in longer weighted average lives of the related notes than would have been the case had these loans not been included in the trust fund. If you purchase such notes at a discount, you should consider that the extension of weighted average lives could result in a lower yield than would be the case if these mortgage loans provided for the payment of principal and interest on every payment date. In addition, a borrower may view the absence of any obligation to make payment of principal during such period as a disincentive to prepayment. If a recalculated monthly payment as described above is substantially higher than a borrower's previous interest-only monthly payment, that loan may be subject to an increased risk of delinquency, loss and/or prepayment.

Mortgage loans with high original loan-to-value ratios may present a greater risk of loss

          Approximately 37.43% of the statistical mortgage loans in the statistical mortgage pool had original loan-to-value ratios of greater than 80.00% but less than or equal to 90.00%, and approximately 2.36% of the statistical mortgage loans had original loan-to-value ratios of greater than 90.00%, but less than or equal to 100.00%. Mortgage loans with high loan-to-value ratios may be more likely to experience borrower default and foreclosure than mortgage loans with low original loan-to-value ratios. Moreover, a high rate of foreclosure on mortgage loans with high original loan-to-value ratios is likely to result in significant losses on such mortgage loans and is more likely to be subject to a judicial reduction of the loan amount in bankruptcy or other proceedings than mortgage loans with lower original loan-to-value ratios. If a court relieves a borrower's obligation to repay amounts otherwise due on a mortgage loan, neither the servicer, the sub-servicer nor the master servicer will be required to advance funds in respect of such relieved amounts, and any loss in respect thereof may reduce the amount available to be paid to noteholders. In such event, holders of subordinate classes of notes may suffer losses.

Mortgage loans with higher combined loan-to-value ratios may be subject to higher levels of default

          At the time of origination of certain of the mortgage loans, the related borrowers also obtained second lien mortgage loans secured by the same mortgaged properties as secure the borrowers' mortgage loans included in the trust. Approximately 47.36% of the statistical mortgage loans in the statistical mortgage pool, and approximately 50.81% and 42.63% of the group 1 and group 2 statistical mortgage loans, respectively, have combined loan-to-value ratios that exceed 95.00%. Mortgage loans with higher combined loan-to-value ratios may experience higher rates of default than loans with lower combined loan-to-value ratios due to the limited equity of the related borrowers' in the related mortgaged properties. Investors also should be aware that borrowers may obtain secondary mortgage financing secured by their mortgaged properties following the date of origination of the mortgage loans included in the trust.

Delays and expenses connected with the liquidation of mortgaged properties may result in losses to you

          Even assuming that the mortgaged properties provide adequate security for the mortgage loans, there could be substantial delays in connection with the liquidation of mortgage loans that are delinquent and resulting shortfalls in payments to you could occur. Further, liquidation expenses, such as legal fees, real estate taxes and maintenance and preservation expenses, will reduce the security for the mortgage loans and thereby reduce the proceeds payable to you. If any of the mortgaged properties fail to provide adequate security for the related mortgage loans, you could experience a loss, particularly if you are a holder of one of the most subordinate classes.

Ratings on the notes do not address all of the factors you should consider when purchasing notes

          The rating of each class of notes will depend primarily on an assessment by the rating agencies of the mortgage loans as well as the structure of the transaction. The rating by the rating agencies of any class of notes is not a recommendation to purchase, hold or sell any rated notes, inasmuch as the rating does not comment as to the market price or suitability for a particular investor. There is no assurance that the ratings will remain in place for any given period of time or that the ratings will not be qualified, lowered or withdrawn by the rating agencies. In general, the ratings address credit risk and do not address the likelihood of prepayments or the likelihood that any available funds shortfalls will be paid to the floating rate notes. See "Ratings" in this prospectus supplement.

Collections on the mortgage loans may be delayed or reduced if the seller or the servicer becomes insolvent

          The transfer of the mortgage loans from Fieldstone Investment Corporation to Asset Backed Securities Corporation will be treated as a sale of the mortgage loans. However, in the event of an insolvency of Fieldstone Investment Corporation, the conservator, receiver or trustee in bankruptcy of such entity may attempt to recharacterize the mortgage loan sales as a borrowing, secured by a pledge of the applicable mortgage loans. If these transfers were to be challenged, delays in payments of the notes and reductions in the amounts of these payments could occur.

          In the event of a bankruptcy or insolvency of Fieldstone Servicing Corp., as servicer, the bankruptcy trustee or receiver may have the power to prevent Wells Fargo Bank, N.A., as master servicer, from appointing a successor servicer. Regardless of whether a successor servicer is appointed, any termination of Fieldstone Servicing Corp., as servicer (whether due to bankruptcy or insolvency or otherwise), could adversely affect the servicing of the mortgage loans, including the delinquency experience of the mortgage loans.

The notes may be inappropriate for individual investors

          The notes may not be an appropriate investment for you if you do not have sufficient resources or expertise to evaluate the particular characteristics of the applicable class of notes. This may be the case because, among other things:

          o The yield to maturity of notes purchased at a price other than par will be sensitive to the uncertain rate and timing of principal prepayments on the mortgage loans;

          o The rate of principal payments on, and the weighted average life of, the notes will be sensitive to the uncertain rate and timing of principal prepayments on the mortgage loans and the priority of principal payments among the classes of notes, and for that reason, the notes, particularly the class A-IO notes, may be inappropriate investments for you if you require a payment of a particular amount of principal on a specific date or an otherwise predictable stream of payments;

          o You may not be able to reinvest amounts paid in respect of principal on a note (which, in general, are expected to be greater during periods of relatively low interest rates) at a rate at least as high as the interest rate on your notes; or

          o It is possible that a secondary market for the notes will not develop or that your investment may not be liquid. Lack of liquidity could result in a substantial decrease in the market value of your notes.

          You should also carefully consider the further risks and other special considerations discussed above and under the heading "Yield, Prepayment and Maturity Considerations" in this prospectus supplement, and in the prospectus under the heading "Risk Factors."

The geographic concentration of mortgage loans means your investment may be especially sensitive to economic conditions in particular states

          As of the statistical cut-off date, approximately 48.45% of the statistical mortgage loans, and approximately 43.62% and 55.08% of the statistical mortgage loans to be included in group 1 and group 2, respectively, of the mortgaged properties were located in California. An overall decline in the California residential real estate market could adversely affect the values of the mortgaged properties securing the related mortgage loans. As the residential real estate market is influenced by many factors, including the general condition of the economy and interest rates, we cannot assure you that the California residential real estate market will not weaken. If the California residential real estate market should experience an overall decline in property values, the rates of losses on the related mortgage loans would be expected to increase, and could increase substantially. In addition, properties in California may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as wildfires, as well as floods, earthquakes, mudslides and other natural disasters.

          To the extent any such damage or destruction to the mortgaged properties is covered by insurance proceeds, any such proceeds used to prepay the related underlying mortgage loan would result in accelerated payments of principal on the notes, which may reduce the weighted average lives of the notes and could reduce their yield to the extent they are purchased at a premium.

          Hurricanes, which struck the southeastern portion of the United States during the months of August and September 2004, may have adversely affected any mortgaged properties located in that area. We do not know how many mortgaged properties have been affected by these storms, and no assurance can be given as to the effect of these storms on the rate of delinquencies and losses on any mortgage loans secured by mortgaged properties which were damaged by these storms. The seller will be obligated to repurchase any mortgage loan if the related property incurred material damage prior to the closing date, with respect to the initial mortgage loans, or prior to the related subsequent cut-off date, with respect to the subsequent mortgage loans, and this damage has a material adverse affect on the interest of noteholders in the mortgage loan. Any adverse impact as a result of these storms may be borne by holders of the notes, particularly if the seller fails to repurchase any such mortgage loan.

Some notes lack SMMEA eligibility and may lack liquidity, which may limit your ability to sell

          The underwriters intend to make a secondary market in the notes, but will have no obligation to do so. We cannot assure you that a secondary market for any class of notes will develop, or if one does develop, that it will continue or provide sufficient liquidity of investment or that it will remain for the term of the related class of notes. The class M2, class M3, class M4, class M5, class M6 and class M7 notes will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. Accordingly, many institutions with legal authority to invest in SMMEA securities will not be able to invest in these notes, thereby limiting the market for those notes. In light of those risks, you should consult your own counsel as to whether you have the legal authority to invest in non-SMMEA notes such as those classes. See "Legal Investment" in this prospectus supplement and in the prospectus.

Violations of federal, state and local laws

          Federal, state and local laws regulate the underwriting, origination, servicing and collection of the mortgage loans. These laws have changed over time and have become more restrictive or stringent with respect to specific activities of the servicers and the originators. Actual or alleged violations of these federal, state and local laws may, among other things:

          o limit the ability of the servicers to collect principal or interest on the mortgage loans,

          o    provide the borrowers with a right to rescind the mortgage loans,

          o entitle the borrowers to refunds of amounts previously paid or to set-off those amounts against their loan obligations,

          o result in a litigation proceeding (including class action litigation) being brought against the trust, and

          o subject the trust to liability for expenses, penalties and damages resulting from the violations.

          As a result, these violations or alleged violations could result in shortfalls in the payments due on your notes. See "Certain Legal Aspects of the Mortgage Loans and Contracts" in the prospectus.

          Given that the mortgage lending and servicing business involves the compliance with numerous local, state and federal lending laws, lenders and servicers are subject to numerous claims, legal actions (including class action lawsuits), investigations, subpoenas and inquiries in the ordinary course of business. It is impossible to determine the outcome of any such actions, investigations or inquiries and the resultant legal and financial liability with respect thereto. If any finding were to have a material adverse effect on the financial condition or results of the seller or on the validity of the mortgage loans, losses on the notes could result.

Prepayment interest shortfalls may reduce your yield

          When a mortgage loan is prepaid, the borrower is charged interest on the amount prepaid only up to the date on which the prepayment is made, rather than for an entire month. This may result in a shortfall in interest collections available for payment on the next payment date. The servicer is required to cover a portion of the shortfall in interest collections that are attributable to prepayments on the mortgage loans, but only up to the amount of the servicer's servicing fee for the related calendar month.

          On any payment date, any prepayment interest shortfalls to the extent not covered by compensating interest paid by the servicer will result in a lower available funds rate, which could adversely affect the yield on these notes.

Recent developments may increase risk of loss on the mortgage loans

          The Servicemembers Civil Relief Act was signed into law in December 2003, revising the Soldiers' and Sailors' Civil Relief Act of 1940. The Servicemembers Civil Relief Act and comparable state legislation provide relief to mortgagors who enter active military service and to mortgagors in reserve status who are called to active duty after the origination of their mortgage loans. Certain state laws provide relief similar to that of the Servicemembers Civil Relief Act and may permit the mortgagor to delay or forego certain interest and principal payments. The response of the United States to the terrorist attacks on September 11, 2001 and to the current situation in Iraq has involved military operations that have placed a substantial number of citizens on active duty status, including persons in reserve status or in the National Guard who have been called or will be called to active duty. It is possible that the number of reservists and members of the National Guard placed on active duty status in the near future may increase. The Servicemembers Civil Relief Act provides generally that a mortgagor who is covered by the Servicemembers Civil Relief Act may not be charged interest on a mortgage loan in excess of 6% per annum during the period of the mortgagor's active duty. These shortfalls are not required to be paid by the mortgagor at any future time. The master servicer, the servicer and the sub-servicer will not advance these shortfalls as delinquent payments and such shortfalls are not covered by any form of credit enhancement on the notes. Shortfalls on the mortgage loans due to the application of the Servicemembers Civil Relief Act or similar state legislation or regulations will reduce the amount of collections available for payment on the notes.

          The Servicemembers Civil Relief Act also limits the ability of a servicer to foreclose on a mortgage loan during the mortgagor's period of active duty and, in some cases, during an additional three-month period thereafter. As a result, there may be delays in payment and increased losses on the mortgage loans. Those delays and increased losses will be borne primarily by the outstanding class of notes with the lowest payment priority.

          We do not know how many mortgage loans have been or may be affected by the application of the Servicemembers Civil Relief Act or any similar state legislation. See "Certain Legal Aspects of the Mortgage Loans and Contracts-- Anti-Deficiency Legislation And Other Limitations On Lenders" in the prospectus.

High cost loans

          The seller has represented to the trust that none of the mortgage loans are "high-cost," "high-cost home," "covered," "high-risk home" or "predatory" loans under any applicable federal, state or local predatory or abusive lending law, including the Home Ownership and Equity Protection Act of 1994. In addition to the Home Ownership and Equity Protection Act of 1994, a number of legislative proposals have been introduced at the federal, state and local levels that are designed to discourage predatory lending practices. Some states and localities have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have mortgage rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of such mortgage loans. In some cases, state or local law may impose requirements and restrictions greater than those in the Home

Ownership and Equity Protection Act of 1994. The failure to comply with these laws could subject the trust, and other assignees of the mortgage loans, to monetary penalties and could result in the borrowers rescinding such mortgage loans against either the trust or subsequent holders of the mortgage loans. Lawsuits have been brought in various states making claims against assignees of high cost loans for violations of state law. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

Trust could become a taxable entity

          For U.S. federal income tax purposes, the trust will be a taxable mortgage pool. As long as the sole class of equity interest in a taxable mortgage pool is held, directly or indirectly, through one or more wholly owned "qualified REIT subsidiaries" or by an entity that qualifies as a "real estate investment trust" under the rules set out in the Internal Revenue Code of 1986, as amended, the taxable mortgage pool will not be subject to federal income tax. The seller will hold through Fieldstone Mortgage Ownership Corp., its direct wholly owned qualified REIT subsidiary, a 100% ownership interest in the ownership certificate. The seller represents that it qualifies as a real estate investment trust and that it will not undertake any action that would cause the trust to be subject to federal income tax. Under the terms of the trust agreement, the ownership certificate may be transferred only to an entity that qualifies as either a "real estate investment trust" or a "qualified REIT subsidiary." The provisions of the Internal Revenue Code of 1986, as amended, pertaining to real estate investment trusts are, however, highly technical and complex. If the seller were to fail to qualify as a real estate investment trust, or if the seller were to transfer the ownership certificate to an entity that did not qualify as a real estate investment trust or a qualified REIT subsidiary, the trust could become subject to federal income tax as though it were a corporation. Any tax imposed on the trust would reduce cash flow that would otherwise be available to make payments on the notes and could cause losses which could adversely affect the notes, in particular the subordinate notes. The failure of the holder of the ownership certificate to qualify as a real estate investment trust or a qualified REIT subsidiary would constitute an event of default under the indenture. See "Federal Income Tax Considerations" and "The Trust Agreement and the Indenture--Certain Matters under the Agreements--Redemption" in this prospectus supplement.

The lack of physical notes may cause delays in payments and cause difficulty in pledging or selling the notes

          The notes will not be issued in physical form. Noteholders will be able to transfer notes only through The Depository Trust Company, participating organizations, indirect participants and certain banks. The ability to pledge a note to a person that does not participate in The Depository Trust Company may be limited because of the lack of a physical note. In addition, noteholders may experience some delay in receiving payments on these notes because the trust administrator will not send payments directly to them. Instead, the trust administrator will send all payments to The Depository Trust Company, which will then credit those payments to the participating organizations. Those organizations will in turn credit accounts noteholders have either directly or indirectly through indirect participants.

The seller may not be able to repurchase defective mortgage loans

          The seller has made various representations and warranties related to the mortgage loans sold by it to the trust. Those representations are summarized in "The Mortgage Loan Purchase Agreement and the Transfer and Servicing Agreement--Assignment of Mortgage Loans" in this prospectus supplement.

          If the seller fails to cure a material breach of its representations and warranties with respect to any mortgage loan in a timely manner, then the seller would be required to repurchase or substitute for the defective mortgage loan. It is possible that the seller may not be capable of repurchasing or substituting any defective mortgage loans, for financial or other reasons. The inability of the seller to repurchase or substitute for defective mortgage loans would likely cause the mortgage loans to experience higher rates of delinquencies, defaults and losses. As a result, shortfalls in the payments due on the notes could occur.

                           Forward-Looking Statements

          In this prospectus supplement and the attached prospectus, we use forward-looking statements. These forward-looking statements are found in the material, including each of the tables, set forth under "Risk Factors" and "Yield, Prepayment and Maturity Considerations." Forward-looking statements are also found elsewhere in this prospectus supplement and the prospectus and include words like "expects," "intends," "anticipates," "estimates" and other similar words. These statements are inherently subject to a variety of risks and uncertainties. Actual results may differ materially from those we anticipate due to changes in, among other things:

          o    economic conditions and industry competition;

          o    political, social and economic conditions;

          o    the law and government regulatory initiatives; and

          o    interest rate fluctuations.

          We will not update or revise any forward-looking statements to reflect changes in our expectations or changes in the conditions or circumstances on which these statements were originally based.

                                    Glossary

          A glossary of defined terms used in this prospectus supplement begins on page S-107.

                                The Mortgage Pool

General

          The statistical mortgage pool with respect to the notes consisted as of the Statistical Cut-off Date of approximately 3,937 conventional mortgage loans evidenced by promissory notes having an aggregate loan balance of approximately $844,229,935. The mortgage pool consists of first lien, conventional, adjustable rate mortgage loans. The mortgage pool will be divided into two groups, referred to as Group 1 and Group 2. Group 1, representing approximately 57.82% of the statistical mortgage pool as of the Statistical Cut-off Date, will consist of mortgage loans that had a principal balance at origination of no more than $333,700 if a single-unit property (or $500,550 if the property is located in Hawaii or Alaska), $427,150 if a two-unit property (or $640,725 if the property is located in Hawaii or Alaska), $516,300 if a three-unit property (or $774,450 if the property is located in Hawaii or Alaska), or $641,650 if a four-unit property (or $962,475 if the property is located in Hawaii or Alaska). Group 2, representing approximately 42.18% of the statistical mortgage pool as of the Statistical Cut-off Date, will consist of mortgage loans that had a principal balance at origination that may or may not conform to the criteria specified above for mortgage loans included in Group 1.

          The Class 1-A1 and Class 1-A2 Notes and the Class A-IO(1) Component will generally be payable out of cash flows attributable to the Group 1 Mortgage Loans. The Class 2-A1 and Class 2-A2 Notes and Class A-IO(2) Component will generally be payable out of cash flows attributable to Group 2 Mortgage Loans. The Class M1, Class M2, Class M3, Class M4, Class M5, Class M6 and Class M7 Notes will generally be payable out of cash flows attributable to the Group 1 and Group 2 Mortgage Loans.

          References herein to percentages of Statistical Mortgage Loans refer in each case to the percentage of the aggregate loan balance of all of the Statistical Mortgage Loans in the statistical mortgage pool (or in a particular group) as of the Statistical Cut-off Date, based on the Stated Principal Balances of such Statistical Mortgage Loans as of the Statistical Cut-off Date, after giving effect to Scheduled Payments due on or prior to the Statistical Cut-off Date, whether or not received. References to percentages of mortgaged properties refer, in each case, to the percentages of aggregate Stated Principal Balances of the related Statistical Mortgage Loans (determined as described in the preceding sentence). The information with respect to the Statistical Mortgage Loans set forth in this prospectus supplement is approximate information as of the Statistical Cut-off Date. Prior to or on the Closing Date, Initial Mortgage Loans not described in this prospectus supplement may be delivered to the Trust. In addition, prior to the Closing Date, Initial Mortgage Loans may be removed and other Initial Mortgage Loans may be substituted for the removed loans. Although the Seller expects to deliver the Statistical Mortgage Loans that are not Initial Mortgage Loans to the Trust during the Pre-Funding Period, no assurance can be given that these mortgage loans will be actually delivered. The Depositor believes that the information set forth in this prospectus supplement with respect to the Statistical Mortgage Loans is representative of the characteristics of the Initial Mortgage Loans and the identified portion of Subsequent Mortgage Loans at the Closing Date, although some of the characteristics of these Initial Mortgage Loans on the Closing Date may vary from those represented here and not all of the Statistical Mortgage Loans will be delivered to the Trust on the Closing Date and may not be delivered during the Pre-Funding Period. The sum of certain percentages in this prospectus supplement may not equal 100% due to rounding.

          The mortgage notes are secured by mortgages or deeds of trust or other similar security instruments creating first liens on real properties including single-family residences, two- to four-family dwelling units, condominiums, planned unit developments, townhouses and rowhouses. The Trust includes, in addition to the mortgage pool, the following:

          o certain amounts held from time to time in Accounts maintained in the name of the Trust Administrator under the Transfer and Servicing Agreement;

          o any property that initially secured a Mortgage Loan and which is acquired by foreclosure or deed-in-lieu of foreclosure;

          o all insurance policies described below, along with the proceeds of those policies;

          o rights to require repurchase of the Mortgage Loans by the Depositor or the Seller, as applicable, for breach of representation or warranty; and

          o    the rights of the Trust under the Swap Agreement.

          All of the Statistical Mortgage Loans were originated by FIC in accordance with underwriting guidelines established and maintained by FMC, a subsidiary of FIC. The underwriting guidelines generally applied by FMC in originating the Mortgage Loans are described under "Underwriting Guidelines." Because, in general, such underwriting guidelines do not conform to Fannie Mae or Freddie Mac guidelines, the Mortgage Loans are likely to experience higher rates of delinquency, foreclosure and bankruptcy than if they had been underwritten to a higher standard.

          All of the Mortgage Loans were originated in 2004. Scheduled Payments made either earlier or later than the scheduled due dates on the Mortgage Loans will not affect the amortization schedule or the relative application of these payments to principal and interest.

          Approximately 87.50% of the Statistical Mortgage Loans provide for payment by the borrower of a Prepayment Penalty. Generally, each such Mortgage Loan provides for payment of a Prepayment Penalty in connection with certain voluntary, full or partial prepayments made within the period of time specified in the related Mortgage Note, ranging from six months to three years from the date of origination of such Mortgage Loan (with a weighted average at origination of 25 months for the Statistical Mortgage Loans), as described herein. The amount of the applicable Prepayment Penalty, to the extent permitted under applicable state law, is as provided in the related Mortgage Note; generally, this amount is equal to six month's interest on any amounts prepaid in excess of 20% of the original principal balance or, in some cases, 80% of the current principal balance of the related Mortgage Loan during any 12-month period during the applicable penalty period. Prepayment Penalties will not be available to make payments to holders of the Notes. The Servicer or the Sub-Servicer may waive a Prepayment Penalty (without reimbursing the Trust from its own funds for any foregone Prepayment Penalty) only if (i) the prepayment is not the result of a refinancing by the Servicer or Sub-Servicer or their respective affiliates and such waiver relates to a default or a reasonably foreseeable default and, in the reasonable judgment of the Servicer or Sub-Servicer, such waiver would maximize recovery of total proceeds from the Mortgage Loan, taking into account the value of the Prepayment Penalty and the related Mortgage Loan or (ii) relates to a Prepayment Penalty the collection of which would, in the reasonable judgment of the Servicer or Sub-Servicer, be in violation of law. The Servicer or Sub-Servicer will be obligated to deposit with the Master Servicer from its own funds the amount of any Prepayment Penalty to the extent not collected from a borrower (except with respect to a waiver of any such Prepayment Penalty as described above).

          Approximately 39.79% of the Statistical Mortgage Loans, and approximately 36.58% and 42.20% of the Statistical Mortgage Loans in Group 1 and Group 2, respectively, have Original Loan-to-Value Ratios between 80.01% and 100.00%. As of the Statistical Cut-off Date, none of the Statistical Mortgage Loans have Original Loan-to-Value Ratios in excess of 100.00%. Approximately 81.12% of the Statistical Mortgage Loans, and approximately 81.34% and 80.81% of the Statistical Mortgage Loans in Group 1 and Group 2, respectively, have Combined Loan-to-Value Ratios between 80.01% and 100.00%. As of the Statistical Cut-off Date, none of the Statistical Mortgage Loans have Combined Loan-to-Value Ratios in excess of 100.00%.

          As of the Statistical Cut-off Date, the remaining term to stated maturity of the Statistical Mortgage Loans ranged from 351 months to 360 months and the weighted average remaining term to stated maturity of the Statistical Mortgage Loans was approximately 359 months.

          Substantially all of the Mortgage Loans in the mortgage pool provide for semi-annual adjustment of the related Mortgage Rate based on the Six-Month LIBOR Index, as described at "--The Indices" below. There will be corresponding adjustments to the monthly payment amount, in each case on each Adjustment Date applicable thereto; provided that the first such adjustment (i) in the case of approximately 95.09% of the Statistical Mortgage Loans, approximately two years following origination and (ii) in the case of approximately 4.91% of the Statistical Mortgage Loans, approximately three years following origination. On each Adjustment Date, the Mortgage Rate will be adjusted to equal the sum, rounded generally to the nearest multiple of 1/8%, of the related index and the applicable gross margin, provided that the Mortgage Rate on each such Mortgage Loan will not increase or decrease by more than the Periodic Rate Cap on any related Adjustment Date and will not exceed a specified Maximum Mortgage Rate over the life of such Mortgage Loan or be less than a specified Minimum Mortgage Rate over the life of such Mortgage Loan. The Mortgage Rate generally will not increase or decrease on the first Adjustment Date by more than the Initial Rate Cap, which for each Statistical Mortgage Loan is approximately 3.000%. The Minimum Mortgage Rate for each Mortgage Loan is equal to such Mortgage Loan's initial Mortgage Rate.

          Effective with the first monthly payment due on each Mortgage Loan (other than the IO ARM Loans) after each related Adjustment Date, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding principal balance of the related Mortgage Loan over its remaining term (other than with respect to the IO

ARM Loans, where the first scheduled principal payment will not be due until five years after the origination of the IO ARM Loans), and pay interest at the Mortgage Rate as so adjusted. Each Statistical Mortgage Loan is subject to a Periodic Rate Cap of approximately 1.000% with respect to each Adjustment Date after the first Adjustment Date.

          Due to the application of the Initial Rate Caps, Periodic Rate Caps and Maximum Mortgage Rates, the Mortgage Rate on each Mortgage Loan, as adjusted on any related Adjustment Date, may be less than the sum of the related index and the applicable gross margin, rounded as described herein. See "-- The Indices" below.

          The Mortgage Loans generally do not permit the related borrower to convert the adjustable Mortgage Rate to a fixed Mortgage Rate.

          As of the Statistical Cut-off Date, no more than 1.00% of the Statistical Mortgage Loans were between 30 and 59 days delinquent.

          As of the Statistical Cut-off Date, the aggregate original loan balance of the Statistical Mortgage Loans was approximately $844,229,935. As of the Statistical Cut-off Date, the aggregate Stated Principal Balance of the Statistical Mortgage Loans was approximately $844,089,101, the minimum Stated Principal Balance was approximately $29,983, the maximum Stated Principal Balance was approximately $741,400, the lowest current Mortgage Rate and the highest current Mortgage Rate were 5.100% and 9.950% per annum, respectively, and the weighted average Mortgage Rate was approximately 6.855% per annum. The weighted average Original Loan-to-Value Ratio of the Statistical Mortgage Loans as of the Statistical Cut-off Date was approximately 81.52%, and the weighted average Combined Loan-to-Value Ratio of the Statistical Mortgage Loans as of the Statistical Cut-off Date was approximately 91.11%.

          The weighted average Credit Score of the Statistical Mortgage Loans as of the date of origination of the respective Statistical Mortgage Loan was approximately 643. The Credit Scores are generated by models developed by a third party and are made available to lenders through three national credit bureaus. The models were derived by analyzing data on consumers in order to establish patterns which are believed to be indicative of the borrower's probability of default. The Credit Score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit Scores generally range from approximately 350 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two-year period which does not correspond to the life of a mortgage loan. Furthermore, Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a Credit Score does not take into consideration the effect of mortgage loan characteristics on the probability of prepayment by the borrower. None of the Depositor, the Seller or the Servicer makes any representations or warranties as to the actual performance of any Mortgage Loan or that a particular Credit Score should be relied upon as a basis for an expectation that the borrower will repay the Mortgage Loan according to its terms.

          As used herein, the Credit Score of a mortgage loan is generally equal to the lower of two credit scores or the middle of three credit scores for two-file and three-file credit reports, respectively. For all Mortgage Loans purchased by the Seller, the credit report and the related Credit Score are generated during the underwriting of the mortgage loan by the originator and generally within 45 days of the origination date.

The Indices

          As indicated above, the Mortgage Index applicable to the determination of the Mortgage Rates for each Statistical Mortgage Loans will be the Six-Month LIBOR Index as most recently available as of the first Business Day of the month prior to the related Adjustment Date. In the event that the Six-Month LIBOR Index becomes unavailable or otherwise unpublished, the Trust Administrator will select a comparable alternative index over which it has no direct control and which is readily verifiable.

The Statistical Mortgage Loans

          The following tables describe the Statistical Mortgage Loans and the related mortgaged properties as of the close of business on the Statistical Cut-off Date. The sum of the columns below may not equal the total indicated due to rounding.

                                 Mortgage Rates

                       Number of       Aggregate                              Weighted     Average     Weighted
                      Statistical      Principal      Percent of   Weighted    Average    Principal     Average      Percent
Range of Mortgage       Mortgage        Balance        Mortgage     Average    Credit      Balance     Original        Full
Rates                    Loans        Outstanding        Pool       Coupon      Score    Outstanding      LTV     Documentation
-----                 -----------   ---------------   ----------   --------   --------   -----------   --------   -------------
6.000% or less.....        472      $132,365,831.59      15.68%     5.803%       676     $280,436.08    79.82%        60.70%
6.001% to 6.500%...        791       201,089,709.34      23.82      6.344        662      254,222.14    81.01         50.11
6.501% to 7.000%...      1,006       232,720,432.63      27.57      6.827        648      231,332.44    82.11         44.80
7.001% to 7.500%...        618       125,384,493.67      14.85      7.309        627      202,887.53    82.64         47.20
7.501% to 8.000%...        579        95,095,508.76      11.27      7.799        609      164,240.95    82.91         52.08
8.001% to 8.500%...        228        29,294,744.50       3.47      8.290        590      128,485.72    82.61         58.81
8.501% to 9.000%...        151        18,674,300.14       2.21      8.767        569      123,670.86    79.17         58.53
9.001% to 9.500%...         58         6,843,605.14       0.81      9.267        561      117,993.19    74.84         66.53
9.501% to 10.000%..         34         2,620,475.16       0.31      9.805        543       77,072.80    70.99         73.32
                         -----      ---------------     ------      -----        ---     -----------    -----         -----
   Total:..........      3,937      $844,089,100.93     100.00%     6.855%       643     $214,399.06    81.52%        50.79%
                         =====      ===============     ======      =====        ===     ===========    =====         =====

          As of the Statistical Cut-off Date, the Mortgage Rates of the Statistical Mortgage Loans ranged from 5.100% per annum to 9.950% per annum and the weighted average Mortgage Rate of the Statistical Mortgage Loans was approximately 6.855% per annum.

                  Outstanding Mortgage Loan Principal Balances

                               Number of      Aggregate      Percent            Weighted    Average    Weighted
Range of Outstanding          Statistical     Principal        of     Weighted   Average   Principal    Average     Percent
Mortgage Loan                   Mortgage       Balance      Mortgage   Average   Credit     Balance    Original       Full
Principal Balances               Loans       Outstanding      Pool     Coupon    Score    Outstanding     LTV    Documentation
------------------            -----------  ---------------  --------  --------  --------  -----------  --------  -------------
$50,000.00 or less..........        72     $  3,169,888.43     0.38%   8.283%     606     $ 44,026.23   73.05%       75.06%
$50,000.01 to $100,000.00...       599       45,979,115.58     5.45    7.653      622       76,759.79   79.91        67.89
$100,000.01 to $150,000.00..       731       90,870,898.34    10.77    7.299      631      124,310.39   81.22        63.04
$150,000.01 to $200,000.00..       692      121,020,352.06    14.34    7.049      633      174,884.90   81.59        59.68
$200,000.01 to $250,000.00..       467      104,584,671.65    12.39    6.811      645      223,950.05   82.29        52.04
$250,000.01 to $300,000.00..       458      125,746,748.46    14.90    6.694      651      274,556.22   80.57        46.79
$300,000.01 to $350,000.00..       367      119,204,827.71    14.12    6.644      647      324,808.79   82.21        44.55
$350,000.01 to $400,000.00..       302      113,779,142.41    13.48    6.630      647      376,752.13   82.17        43.73
$400,000.01 to $450,000.00..        92       39,101,748.68     4.63    6.573      647      425,019.01   83.00        46.93
$450,000.01 to $500,000.00..       106       50,958,948.49     6.04    6.696      650      480,744.80   81.18        36.87
$500,000.01 to $550,000.00..        17        9,060,053.69     1.07    6.407      666      532,944.33   78.37        35.32
$550,000.01 to $600,000.00..        18       10,323,311.82     1.22    6.499      688      573,517.32   81.67        38.28
$600,000.01 to $650,000.00..        13        8,128,093.61     0.96    6.724      672      625,237.97   80.28        54.41
$650,000.01 to $700,000.00..         1          680,000.00     0.08    5.500      721      680,000.00   80.00         0.00
$700,000.01 to $750,000.00..         2        1,481,300.00     0.18    6.489      725      740,650.00   80.00        50.05
                                 -----     ---------------   ------    -----      ---     -----------   -----        -----
   Total:...................     3,937     $844,089,100.93   100.00%   6.855%     643     $214,399.06   81.52%       50.79%
                                 =====     ===============   ======    =====      ===     ===========   =====        =====

          As of the Statistical Cut-off Date, the outstanding principal balances of the Statistical Mortgage Loans ranged from approximately $29,982.56 to approximately $741,400.00 and the average outstanding principal balance of the Statistical Mortgage Loans was approximately $214,399.06.

                                  Loan Program

                       Number of       Aggregate                              Weighted     Average     Weighted
                      Statistical      Principal      Percent of   Weighted    Average    Principal     Average      Percent
                        Mortgage        Balance        Mortgage     Average    Credit      Balance     Original        Full
Loan Program             Loans        Outstanding        Pool       Coupon      Score    Outstanding      LTV     Documentation
------------          -----------   ---------------   ----------   --------   --------   -----------   --------   -------------
Wall Street........      1,542      $346,776,944.87      41.08%     6.569%       684     $224,887.77    80.37%        27.35%
Bay Street.........        882       210,192,602.81      24.90      6.762        658      238,313.61    84.98         53.97
Main Street........        803       154,976,652.56      18.36      7.507        564      192,997.08    82.00         77.70
High Street........        496        84,084,904.38       9.96      7.251        595      169,526.02    85.57         84.89
South Street.......        169        39,368,539.68       4.66      6.561        621      232,949.94    62.35         50.59
42nd Street........         45         8,689,456.63       1.03      6.396        668      193,099.04    82.69        100.00
                         -----      ---------------     ------      -----        ---     -----------    -----        ------
   Total:..........      3,937      $844,089,100.93     100.00%     6.855%       643     $214,399.06    81.52%        50.79%
                         =====      ===============     ======      =====        ===     ===========    =====        ======

                                  Product Types

                       Number of       Aggregate                              Weighted     Average     Weighted
                      Statistical      Principal      Percent of   Weighted    Average    Principal     Average      Percent
                        Mortgage        Balance        Mortgage     Average    Credit      Balance     Original        Full
Product Type             Loans        Outstanding        Pool       Coupon      Score    Outstanding      LTV     Documentation
------------          -----------   ---------------   ----------   --------   --------   -----------   --------   -------------
2/28 LIBOR ARM......     1,466      $218,827,562.75      25.92%     7.284%       623     $149,268.46    81.56%        53.98%
2/28 LIBOR IO ARM...     2,265       583,789,991.96      69.16      6.703        651      257,743.93    81.59         49.05
3/27 LIBOR ARM......        90        13,090,552.18       1.55      7.192        632      145,450.58    80.41         58.56
3/27 LIBOR IO ARM...       116        28,380,994.04       3.36      6.526        654      244,663.74    80.24         58.39
                         -----      ---------------     ------      -----        ---     -----------    -----         -----
   Total:...........     3,937      $844,089,100.93     100.00%     6.855%       643     $214,399.06    81.52%        50.79%
                         =====      ===============     ======      =====        ===     ===========    =====         =====

                   State Distributions of Mortgaged Properties

                       Number of       Aggregate                              Weighted     Average     Weighted
                      Statistical      Principal      Percent of   Weighted    Average    Principal     Average      Percent
                        Mortgage        Balance        Mortgage     Average    Credit      Balance     Original        Full
State                    Loans        Outstanding        Pool       Coupon      Score    Outstanding      LTV     Documentation
-----                 -----------   ---------------   ----------   --------   --------   -----------   --------   -------------
Arizona............        216      $ 35,324,708.61       4.18%     6.943%       634     $163,540.32    81.86%        61.08%
Arkansas...........         18         1,797,578.32       0.21      7.782        616       99,865.46    81.50         77.39
California.........      1,350       408,988,677.89      48.45      6.552        653      302,954.58    80.61         44.45
Colorado...........        321        61,934,221.27       7.34      6.757        635      192,941.50    83.77         61.34
Connecticut........          8         1,652,315.13       0.20      6.989        650      206,539.39    83.62         67.87
Delaware...........          2           301,600.00       0.04      7.516        672      150,800.00    80.00         34.48
District Of
   Columbia........          5         1,187,506.28       0.14      7.749        673      237,501.26    79.83          8.54
Florida............        157        30,121,093.02       3.57      7.270        627      191,854.10    81.42         43.93
Georgia............         64        10,676,808.61       1.26      7.121        647      166,825.13    83.31         34.35
Idaho..............         12         1,308,541.76       0.16      7.915        586      109,045.15    79.44         95.25
Illinois...........        324        57,720,792.21       6.84      7.414        640      178,150.59    82.18         51.60
Indiana............         18         1,803,984.81       0.21      8.053        586      100,221.38    83.32         75.94
Iowa...............         57         4,961,339.95       0.59      8.359        603       87,041.05    83.45         79.68
Kansas.............         56         5,907,801.80       0.70      7.531        610      105,496.46    83.39         58.08
Kentucky...........         12         1,127,481.18       0.13      8.051        604       93,956.77    86.21         50.60
Louisiana..........         24         2,621,185.78       0.31      7.508        594      109,216.07    80.84         61.18
Maine..............          1           129,905.90       0.02      7.625        528      129,905.90    76.48          0.00
Maryland...........         71        15,158,178.13       1.80      7.425        651      213,495.47    80.45         49.52
Massachusetts......         96        25,003,374.84       2.96      6.857        653      260,451.82    81.55         47.92
Michigan...........         78        13,072,771.96       1.55      7.285        625      167,599.64    84.27         65.61
Minnesota..........         89        17,991,231.47       2.13      6.852        640      202,148.67    83.50         48.24
Mississippi........         11         1,653,295.71       0.20      6.914        616      150,299.61    78.54         90.45
Missouri...........        111        11,325,428.35       1.34      7.620        615      102,030.89    83.25         66.55
Nebraska...........         19         1,874,041.13       0.22      7.270        642       98,633.74    84.90         56.69
Nevada.............         52        11,333,676.71       1.34      7.126        633      217,955.32    83.04         77.44
New Hampshire......         11         2,380,344.96       0.28      6.911        633      216,395.00    82.39         72.06
New Jersey.........         23         6,150,594.73       0.73      7.261        631      267,417.16    79.33         55.01
New Mexico.........         12         1,605,406.04       0.19      7.509        605      133,783.84    84.34         82.44
North Carolina.....         26         4,509,056.05       0.53      7.419        633      173,425.23    76.99         35.75
Ohio...............          5           579,429.29       0.07      7.532        595      115,885.86    87.88         85.15
Oklahoma...........         18         1,551,739.60       0.18      8.068        598       86,207.76    84.84         61.68
Oregon.............         11         1,665,996.48       0.20      7.218        642      151,454.23    83.97         84.63
Pennsylvania.......         10         1,288,674.73       0.15      7.337        600      128,867.47    81.43         63.80
Rhode Island.......         12         2,486,454.61       0.29      7.119        621      207,204.55    81.49         63.31
South Carolina.....         17         1,805,627.61       0.21      7.759        607      106,213.39    83.59         74.58
South Dakota.......          3           285,866.33       0.03      6.831        657       95,288.78    84.92        100.00
Tennessee..........         65         7,781,315.38       0.92      7.041        641      119,712.54    82.14         66.96
Texas..............        220        24,529,042.42       2.91      7.307        635      111,495.65    81.64         57.51
Utah...............         64         8,745,877.94       1.04      6.866        638      136,654.34    81.80         55.54
Washington.........        172        33,380,524.56       3.95      6.757        631      194,072.82    82.48         63.38
Virginia...........         75        17,553,426.16       2.08      7.233        649      234,045.68    82.70         47.07
Wisconsin..........         19         2,615,458.22       0.31      7.980        577      137,655.70    79.38         53.44
Wyoming............          2           196,725.00       0.02      7.500        555       98,362.50    80.12        100.00
                         -----      ---------------     ------      -----        ---     -----------    -----        ------
   Total:..........      3,937      $844,089,100.93     100.00%     6.855%       643     $214,399.06    81.52%        50.79%
                         =====      ===============     ======      =====        ===     ===========    =====        ======

          No more than approximately 0.62% of the Statistical Mortgage Loans will be secured by mortgaged properties located in any one zip code area.

                          Original Loan-to-Value Ratios

                       Number of      Aggregate                           Weighted    Average     Weighted
                      Statistical     Principal     Percent of  Weighted   Average   Principal    Average      Percent
Range of Original       Mortgage       Balance       Mortgage    Average   Credit     Balance     Original       Full
Loan-to-Value Ratios     Loans       Outstanding       Pool      Coupon     Score   Outstanding     LTV     Documentation
--------------------  -----------  ---------------  ----------  --------  --------  -----------  ---------  -------------
50.00% or less .....        36     $  5,556,115.03      0.66%    7.178%      596    $154,336.53    43.37%       52.69%
50.01% to 55.00% ...        19        4,223,945.46      0.50     6.887       609     222,312.92    52.51        71.44
55.01% to 60.00% ...        53       11,186,974.51      1.33     6.924       589     211,074.99    58.15        67.60
60.01% to 65.00% ...        53        9,235,812.98      1.09     7.201       594     174,260.62    63.00        49.28
65.01% to 70.00% ...       168       35,139,257.77      4.16     7.038       607     209,162.25    68.73        50.18
70.01% to 75.00% ...       201       31,517,125.01      3.73     7.383       599     156,801.62    73.85        58.49
75.01% to 80.00% ...     1,904      411,334,773.28     48.73     6.644       665     216,037.17    79.79        39.28
80.01% to 85.00% ...       568      132,016,199.29     15.64     6.963       633     232,422.89    84.62        52.67
85.01% to 90.00% ...       838      183,932,344.17     21.79     7.027       625     219,489.67    89.64        69.15
90.01% to 95.00% ...        96       19,676,553.43      2.33     7.442       645     204,964.10    94.75        82.65
95.01% to 100.00% ..         1          270,000.00      0.03     7.750       644     270,000.00   100.00         0.00
                         -----     ---------------    ------     -----       ---    -----------   ------        -----
   Total: ..........     3,937     $844,089,100.93    100.00%    6.855%      643    $214,399.06    81.52%       50.79%
                         =====     ===============    ======     =====       ===    ===========   ======        =====

          As of the Statistical Cut-off Date, the Original Loan-to-Value Ratios of the Statistical Mortgage Loans ranged from 23.43% to 100.00% and the weighted average Original Loan-to-Value Ratio of the Statistical Mortgage Loans was approximately 81.52%.

                          Combined Loan-to-Value Ratios

                               Number of     Aggregate                           Weighted    Average    Weighted
                                Initial      Principal     Percent of  Weighted   Average   Principal    Average     Percent
Range of Combined               Mortgage      Balance       Mortgage    Average   Credit     Balance    Original       Full
Loan-to-Value Ratios             Loans      Outstanding       Pool      Coupon     Score   Outstanding     LTV    Documentation
--------------------           ---------  ---------------  ----------  --------  --------  -----------  --------  -------------
50.00% or less ..............       36    $  5,556,115.03      0.66%    7.178%      596    $154,336.53   43.37%       52.69%
50.01% to 55.00% ............       19       4,223,945.46      0.50     6.887       609     222,312.92   52.51        71.44
55.01% to 60.00% ............       50      10,561,838.10      1.25     6.947       582     211,236.76   58.19        70.72
60.01% to 65.00% ............       44       8,242,871.48      0.98     7.151       591     187,337.99   63.08        52.94
65.01% to 70.00% ............      142      32,570,331.17      3.86     7.054       601     229,368.53   68.65        52.03
70.01% to 75.00% ............      125      24,559,445.66      2.91     7.414       579     196,475.57   73.83        64.86
75.01% to 80.00% ............      329      73,661,761.29      8.73     7.124       610     223,895.93   79.39        52.09
80.01% to 85.00% ............      291      65,301,111.63      7.74     7.124       596     224,402.45   84.24        69.59
85.01% to 90.00% ............      755     166,436,283.70     19.72     7.131       628     220,445.41   87.63        57.48
90.01% to 95.00% ............      257      53,177,739.10      6.30     6.993       664     206,917.27   85.26        58.77
95.01% to 100.00% ...........    1,889     399,797,658.31     47.36     6.564       672     211,645.13   81.77        41.84
                                 -----    ---------------    ------     -----       ---    -----------   -----        -----
   Total: ...................    3,937    $844,089,100.93    100.00%    6.855%      643    $214,399.06   81.52%       50.79%
                                 =====    ===============    ======     =====       ===    ===========   =====        =====

          As of the Statistical Cut-off Date, the Combined Loan-to-Value Ratios of the Statistical Mortgage Loans ranged from 23.43% to 100.00% and the weighted average Combined Loan-to-Value Ratio of the Statistical Mortgage Loans was approximately 91.11%.

                                  Loan Purpose

                              Number of      Aggregate                           Weighted    Average    Weighted
                             Statistical     Principal     Percent of  Weighted   Average   Principal   Average      Percent
                               Mortgage       Balance       Mortgage    Average   Credit     Balance    Original       Full
Loan Purpose                    Loans       Outstanding       Pool      Coupon     Score   Outstanding     LTV    Documentation
------------                 -----------  ---------------  ----------  --------  --------  -----------  --------  -------------
Purchase ..................     2,076     $418,298,789.01    49.56%     6.721%     668     $201,492.67   81.89%       40.43%
Refinance - Cashout .......     1,160      260,174,909.24    30.82      7.022      616      224,288.71   81.00        59.64
Refinance - Rate/Term .....       701      165,615,402.68    19.62      6.931      623      236,255.92   81.38        63.03
                               ------     ---------------   ------      -----      ---     -----------   -----        -----
   Total: .................     3,937     $844,089,100.93   100.00%     6.855%     643     $214,399.06   81.52%       50.79%
                               ======     ===============   ======      =====      ===     ===========   =====        =====

                          Types of Mortgaged Properties

                              Number of      Aggregate      Percent            Weighted    Average    Weighted
                             Statistical     Principal        of     Weighted   Average   Principal    Average     Percent
                               Mortgage       Balance      Mortgage   Average   Credit     Balance    Original       Full
Property Type                   Loans       Outstanding      Pool     Coupon     Score   Outstanding     LTV    Documentation
-------------                -----------  ---------------  --------  --------  --------  -----------  --------  -------------
Single Family Detached ....     2,812     $591,636,860.67    70.09%   6.874%      639    $210,397.18   81.40%       51.15%
Planned Unit Development ..       644      146,773,471.10    17.39    6.839       646     227,909.12   82.20        54.21
Condominium ...............       335       72,706,947.17     8.61    6.722       660     217,035.66   81.50        49.93
Two-to-Four Family ........       102       25,772,312.71     3.05    6.875       687     252,669.73   80.52        25.86
Single Family Attached ....        23        3,929,120.18     0.47    6.831       650     170,831.31   82.05        65.24
Townhouse .................        18        2,899,508.14     0.34    6.925       672     161,083.79   80.55        31.79
Rowhouse ..................         3          370,880.96     0.04    8.208       604     123,626.99   73.17        14.81
                                -----     ---------------   ------    -----       ---    -----------   -----        -----
   Total: .................     3,937     $844,089,100.93   100.00%   6.855%      643    $214,399.06   81.52%       50.79%
                                =====     ===============   ======    =====       ===    ===========   =====        =====

                              Documentation Summary

                              Number of      Aggregate                           Weighted    Average    Weighted
                             Statistical     Principal     Percent of  Weighted   Average   Principal   Average      Percent
                               Mortgage       Balance       Mortgage    Average   Credit     Balance    Original       Full
Documentation                   Loans       Outstanding       Pool      Coupon     Score   Outstanding     LTV    Documentation
-------------                -----------  ---------------  ----------  --------  --------  -----------  --------  -------------
Full Documentation ........     2,194     $428,685,009.94     50.79%    6.841%      620    $195,389.70   82.32%      100.00%
24 Month Bank Statements ..       131       33,530,939.50      3.97     6.755       626     255,961.37   83.25         0.00
12 Month Bank Statements ..       190       44,447,656.30      5.27     6.948       631     233,935.03   83.60         0.00
Limited Documentation .....        10        1,730,521.19      0.21     7.130       624     173,052.12   83.96         0.00
Stated Income
   Self-Employed ..........       512      120,573,801.39     14.28     6.973       666     235,495.71   79.45         0.00
Stated Income Wage
   Earner .................       900      215,121,172.61     25.49     6.811       683     239,023.53   80.35         0.00
                                -----     ---------------    ------     -----       ---    -----------   -----       ------
   Total: .................     3,937     $844,089,100.93    100.00%    6.855%      643    $214,399.06   81.52%       50.79%
                                =====     ===============    ======     =====       ===    ===========   =====       ======

                                 Occupancy Types

                         Number of      Aggregate                           Weighted    Average    Weighted
                        Statistical     Principal     Percent of  Weighted   Average   Principal   Average      Percent
                          Mortgage       Balance       Mortgage    Average   Credit     Balance    Original       Full
Occupancy Type             Loans       Outstanding       Pool      Coupon     Score   Outstanding     LTV    Documentation
--------------          -----------  ---------------  ----------  --------  --------  -----------  --------  -------------
Investment Property ..       343     $ 55,123,496.90      6.53%    7.322%      676    $160,709.90   79.52%       45.24%
Primary Home .........     3,583      786,927,932.64     93.23     6.821       641     219,628.23   81.67        51.24
Second Home ..........        11        2,037,671.39      0.24     7.437       669     185,242.85   77.39        23.84
                           -----     ---------------    ------     -----       ---    -----------   -----        -----
   Total: ............     3,937     $844,089,100.93    100.00%    6.855%      643    $214,399.06   81.52%       50.79%
                           =====     ===============    ======     =====       ===    ===========   =====        =====

          The information set forth above with respect to occupancy type is based upon representations of the related mortgagors at the time of origination.

                            Mortgage Loan Age Summary

                       Number of      Aggregate                           Weighted    Average    Weighted
                      Statistical     Principal     Percent of  Weighted   Average   Principal   Average      Percent
Mortgage Loan Age       Mortgage       Balance       Mortgage    Average   Credit     Balance    Original       Full
(Months)                 Loans       Outstanding       Pool      Coupon     Score   Outstanding     LTV    Documentation
--------              -----------  ---------------  ----------  --------  --------  -----------  --------  -------------
0 ..................     1,450     $297,547,131.95     35.25%    6.818%      649    $205,204.92   81.51%        42.69%
1 ..................     1,793      357,428,772.02     42.34     6.926       644     199,346.78   81.60         49.09
2 ..................       318       85,979,453.66     10.19     6.754       631     270,375.64   80.64         64.08
3 ..................       288       81,231,773.01      9.62     6.789       636     282,054.77   81.60         66.25
4 ..................        79       19,949,580.06      2.36     6.816       630     252,526.33   83.59         76.89
5 ..................         6        1,719,149.80      0.20     6.839       643     286,524.97   81.13        100.00
6 ..................         2          181,671.01      0.02     8.688       533      90,835.51   79.31        100.00
9 ..................         1           51,569.42      0.01     8.750       516      51,569.42   85.00        100.00
                         -----     ---------------    ------     -----       ---    -----------   -----        ------
   Total: ..........     3,937     $844,089,100.93    100.00%    6.855%      643    $214,399.06   81.52%        50.79%
                         =====     ===============    ======     =====       ===    ===========   =====        ======

          As of the Statistical Cut-off Date, the weighted average age of the Statistical Mortgage Loans was approximately 1 month.

                        Original Prepayment Penalty Term

                       Number of      Aggregate                           Weighted    Average    Weighted
                      Statistical     Principal     Percent of  Weighted   Average   Principal   Average      Percent
Original Prepayment     Mortgage       Balance       Mortgage    Average   Credit     Balance    Original       Full
Penalty Term             Loans       Outstanding       Pool      Coupon     Score   Outstanding     LTV    Documentation
------------          -----------  ---------------  ----------  --------  --------  -----------  --------  -------------
6 months............        55     $  5,793,572.48      0.69%    7.514%      610    $105,337.68   83.28%        57.25%
12 months...........        63       16,549,416.65      1.96     7.239       643     262,689.15   79.73         57.45
24 months...........     2,802      627,761,917.87     74.37     6.748       645     224,040.66   81.51         50.16
30 months...........       250       53,579,932.50      6.35     6.731       631     214,319.73   82.88         51.57
36 months...........       166       34,884,294.24      4.13     6.616       653     210,146.35   80.06         54.82
None................       601      105,519,967.19     12.50     7.540       640     175,573.99   81.56         51.38
                         -----     ---------------    ------     -----       ---    -----------   -----         -----
    Total:..........     3,937     $844,089,100.93    100.00%    6.855%      643    $214,399.06   81.52%        50.79%
                         =====     ===============    ======     =====       ===    ===========   =====         =====

          The weighted average original prepayment penalty term with respect to the Statistical Mortgage Loans having prepayment penalties was approximately 25 months.

                                  Credit Scores

                          Number of      Aggregate                           Weighted    Average    Weighted
                         Statistical     Principal     Percent of  Weighted   Average   Principal   Average      Percent
                           Mortgage       Balance       Mortgage    Average   Credit     Balance    Original       Full
Range of  Credit Scores     Loans       Outstanding       Pool      Coupon     Score   Outstanding     LTV    Documentation
-----------------------  -----------  ---------------  ----------  --------  --------  -----------  --------  -------------
500 or less............         6     $  1,248,601.71      0.15%    7.552%      500    $208,100.29   78.21%      100.00%
501 to 525.............       127       21,150,684.05      2.51     7.984       515     166,540.82   76.98        86.52
526 to 550.............       292       48,536,033.66      5.75     7.764       538     166,219.29   80.18        76.34
551 to 575.............       305       61,473,606.12      7.28     7.368       563     201,552.81   82.85        79.12
576 to 600.............       359       67,686,412.57      8.02     7.293       588     188,541.54   80.47        72.36
601 to 625.............       445       95,152,058.94     11.27     6.843       614     213,824.85   80.98        74.26
626 to 650.............       640      140,583,570.89     16.66     6.722       638     219,661.83   82.63        59.16
651 to 675.............       648      146,085,053.52     17.31     6.652       663     225,439.90   81.92        38.36
676 to 700.............       541      126,359,597.00     14.97     6.578       687     233,566.72   81.43        24.31
701 to 725.............       283       67,480,049.45      7.99     6.498       712     238,445.40   81.21        23.40
726 to 750.............       170       39,622,696.27      4.69     6.508       737     233,074.68   81.42        19.84
751 to 775.............        87       20,351,894.81      2.41     6.577       761     233,929.83   81.81        24.11
776 to 800.............        30        6,952,821.94      0.82     6.571       787     231,760.73   84.01        56.23
801 to 825.............         4        1,406,020.00      0.17     6.823       803     351,505.00   82.20       100.00
                            -----     ---------------    ------     -----       ---    -----------   -----       ------
    Total:.............     3,937     $844,089,100.93    100.00%    6.855%      643    $214,399.06   81.52%       50.79%
                            =====     ===============    ======     =====       ===    ===========   =====       ======

          The Credit Scores of the Statistical Mortgage Loans that were scored as of their respective origination ranged from 500 to 806 and the weighted average Credit Score of the Statistical Mortgage Loans that were scored as of their respective origination was approximately 643.

                              Credit Grade Summary

                       Number of      Aggregate                           Weighted    Average    Weighted
                      Statistical     Principal     Percent of  Weighted   Average   Principal   Average      Percent
                        Mortgage       Balance       Mortgage    Average   Credit     Balance    Original       Full
Credit Grade             Loans       Outstanding       Pool      Coupon     Score   Outstanding     LTV    Documentation
------------          -----------  ---------------  ----------  --------  --------  -----------  --------  -------------
A...................     3,149     $708,957,307.31     83.99%    6.724%      657    $225,137.28   81.39%       44.83%
A-..................       181       35,272,130.17      4.18     7.422       560     194,873.65   82.55        73.66
A+..................       236       43,729,864.12      5.18     6.936       628     185,296.03   85.92        83.22
B...................       143       22,107,860.44      2.62     7.867       544     154,600.42   80.13        88.59
B+..................       108       16,642,981.70      1.97     7.714       530     154,101.68   85.91        84.79
C...................       100       14,345,307.82      1.70     8.637       533     143,453.08   72.23        83.78
C+..................         2          317,836.48      0.04     8.486       514     158,918.24   75.00        21.00
D...................        18        2,715,812.89      0.32     9.287       553     150,878.49   63.64       100.00
                         -----     ---------------    ------     -----       ---    -----------   -----       ------
    Total:..........     3,937     $844,089,100.93    100.00%    6.855%      643    $214,399.06   81.52%       50.79%
                         =====     ===============    ======     =====       ===    ===========   =====       ======

                                  Gross Margins

                         Number of      Aggregate                           Weighted    Average    Weighted
                        Statistical     Principal     Percent of  Weighted   Average   Principal    Average     Percent
                          Mortgage       Balance       Mortgage    Average   Credit     Balance    Original       Full
Range of Gross Margins     Loans       Outstanding       Pool      Coupon     Score   Outstanding    LTV     Documentation
----------------------  -----------  ---------------  ----------  --------  --------  -----------  --------  -------------
5.001% to 5.500%......     1,058     $254,731,228.88     30.18%     6.437%     665    $240,766.76    81.41%      58.80%
5.501% to 6.000%......     1,691      388,935,627.20     46.08      6.897      638     230,003.33    81.91       46.74
6.001% to 6.500%......     1,188      200,422,244.85     23.74      7.305      627     168,705.59    80.89       48.45
                           -----     ---------------    ------      -----      ---    -----------    -----       -----
   Total:.............     3,937     $844,089,100.93    100.00%     6.855%     643    $214,399.06    81.52%      50.79%
                           =====     ===============    ======      =====      ===    ===========    =====       =====

          As of the Statistical Cut-off Date, the gross margins for the Statistical Mortgage Loans ranged from 5.200% per annum to 6.250% per annum and the weighted average gross margin of the Statistical Mortgage Loans was approximately 5.822% per annum.

                             Maximum Mortgage Rates

                         Number of      Aggregate                           Weighted    Average    Weighted
                        Statistical     Principal     Percent of  Weighted   Average   Principal    Average     Percent
Range of Maximum          Mortgage       Balance       Mortgage    Average   Credit     Balance    Original       Full
Mortgage Rates             Loans       Outstanding       Pool      Coupon     Score   Outstanding    LTV     Documentation
--------------          -----------  ---------------  ----------  --------  --------  -----------  --------  -------------
12.000% or less.......       472     $132,365,831.59     15.68%      5.803%    676    $280,436.08    79.82%      60.70%
12.001% to 12.500%....       791      201,089,709.34     23.82       6.344     662     254,222.14    81.01       50.11
12.501% to 13.000%....     1,006      232,720,432.63     27.57       6.827     648     231,332.44    82.11       44.80
13.001% to 13.500%....       618      125,384,493.67     14.85       7.309     627     202,887.53    82.64       47.20
13.501% to 14.000%....       579       95,095,508.76     11.27       7.799     609     164,240.95    82.91       52.08
14.001% to 14.500%....       228       29,294,744.50      3.47       8.290     590     128,485.72    82.61       58.81
14.501% to 15.000%....       151       18,674,300.14      2.21       8.767     569     123,670.86    79.17       58.53
15.001% to 15.500%....        58        6,843,605.14      0.81       9.267     561     117,993.19    74.84       66.53
15.501% to 16.000%....        34        2,620,475.16      0.31       9.805     543      77,072.80    70.99       73.32
                           -----     ---------------    ------      -----      ---    -----------    -----       -----
   Total:.............     3,937     $844,089,100.93    100.00%     6.855%     643    $214,399.06    81.52%      50.79%
                           =====     ===============    ======      =====      ===    ===========    =====       =====

          As of the Statistical Cut-off Date, the Maximum Mortgage Rates for the Statistical Mortgage Loans ranged from 11.100% per annum to 15.950% per annum and the weighted average Maximum Mortgage Rate for the Statistical Mortgage Loans was 12.855% per annum.

                            Next Rate Adjustment Date

                         Number of      Aggregate                           Weighted    Average    Weighted
                        Statistical     Principal     Percent of  Weighted   Average   Principal    Average     Percent
Next Rate Adjustment      Mortgage       Balance       Mortgage    Average   Credit     Balance    Original       Full
Date                       Loans       Outstanding       Pool      Coupon     Score   Outstanding    LTV     Documentation
----                    -----------  ---------------  ----------  --------  --------  -----------  --------  -------------
February 2006.........         1     $     51,569.42      0.01%     8.750%     516    $ 51,569.42    85.00%      100.00%
May 2006..............         2          181,671.01      0.02      8.688      533      90,835.51    79.31       100.00
June 2006.............         5        1,467,149.80      0.17      6.985      619     293,429.96    81.32       100.00
July 2006.............        76       19,437,030.06      2.30      6.816      629     255,750.40    83.62        76.28
August 2006...........       272       76,179,542.77      9.03      6.803      635     280,071.85    81.39        66.27
September 2006........       306       82,627,710.69      9.79      6.755      632     270,025.20    80.79        64.48
October 2006..........     1,717      343,416,974.01     40.68      6.935      644     200,009.89    81.67        48.59
November 2006.........     1,352      279,255,906.95     33.08      6.818      649     206,550.23    81.62        42.00
June 2007.............         1          252,000.00      0.03      5.990      782     252,000.00    80.00       100.00
July 2007.............         3          512,550.00      0.06      6.812      657     170,850.00    82.35       100.00
August 2007...........        16        5,052,230.24      0.60      6.576      655     315,764.39    84.78        66.05
September 2007........        12        3,351,742.97      0.40      6.720      627     279,311.91    77.15        54.28
October 2007..........        76       14,011,798.01      1.66      6.704      647     184,365.76    80.03        61.24
November 2007.........        98       18,291,225.00      2.17      6.816      647     186,645.15    79.78        53.23
                           -----     ---------------    ------      -----      ---    -----------    -----       ------
   Total:.............     3,937     $844,089,100.93    100.00%     6.855%     643    $214,399.06    81.52%       50.79%
                           =====     ===============    ======      =====      ===    ===========    =====       ======

                     The Group 1 Statistical Mortgage Loans

            Mortgage Rates for the Group 1 Statistical Mortgage Loans

                         Number of      Aggregate      Percent            Weighted    Average    Weighted
                        Statistical     Principal        of     Weighted   Average   Principal    Average     Percent
Range of Mortgage         Mortgage       Balance      Mortgage   Average   Credit     Balance    Original       Full
Rates                      Loans       Outstanding      Pool     Coupon     Score   Outstanding    LTV     Documentation
-----                   -----------  ---------------  --------  --------  --------  -----------  --------  -------------
6.000% or less........       307     $ 68,768,866.09    14.09%   5.807%     676    $224,002.82    79.64%      65.32%
6.001% to 6.500%......       567      119,080,188.67    24.40    6.355      662     210,017.97    80.78       53.30
6.501% to 7.000%......       754      147,874,420.02    30.30    6.830      649     196,119.92    81.88       46.27
7.001% to 7.500%......       430       75,405,017.70    15.45    7.290      626     175,360.51    82.46       53.16
7.501% to 8.000%......       289       46,443,535.81     9.52    7.804      605     160,704.28    82.30       54.05
8.001% to 8.500%......       132       16,869,053.65     3.46    8.313      583     127,795.86    81.73       63.98
8.501% to 9.000%......        68        9,085,008.03     1.86    8.764      564     133,603.06    79.15       68.08
9.001% to 9.500%......        29        3,691,390.99     0.76    9.286      549     127,289.34    72.59       65.81
9.501% to 10.000%.....        10          859,043.06     0.18    9.845      534      85,904.31    71.05       71.60
                           -----     ---------------   ------    -----      ---    -----------    -----       -----
   Total:.............     2,586     $488,076,524.02   100.00%   6.845%     643    $188,738.02    81.28%      53.68%
                           =====     ===============   ======    =====      ===    ===========    =====       =====

          As of the Statistical Cut-off Date, the Mortgage Rates of the Group 1 Statistical Mortgage Loans ranged from 5.100% per annum to 9.950% per annum and the weighted average Mortgage Rate of the Group 1 Statistical Mortgage Loans was approximately 6.845% per annum.

    Outstanding Mortgage Loan Principal Balances for the Group 1 Statistical
                                 Mortgage Loans

                                Number of      Aggregate      Percent            Weighted    Average    Weighted
Range of Outstanding           Statistical     Principal        of     Weighted   Average   Principal    Average     Percent
Mortgage Loan                    Mortgage       Balance      Mortgage   Average   Credit     Balance    Original       Full
Principal Balances                Loans       Outstanding      Pool     Coupon     Score   Outstanding    LTV     Documentation
------------------             -----------  ---------------  --------  --------  --------  -----------  --------  -------------
$50,000.00 or less...........        35     $  1,542,322.64     0.32%    8.080%     602    $ 44,066.36    72.50%      77.20%
$50,000.01 to $100,000.00....       338       26,487,081.91     5.43     7.375      630      78,364.15    79.49       68.71
$100,000.01 to $150,000.00...       539       67,243,200.49    13.78     7.175      634     124,755.47    80.93       65.18
$150,000.01 to $200,000.00...       571       99,869,580.11    20.46     6.936      637     174,902.94    81.42       60.02
$200,000.01 to $250,000.00...       418       93,691,611.07    19.20     6.734      648     224,142.61    82.01       50.72
$250,000.01 to $300,000.00...       436      119,780,172.68    24.54     6.651      652     274,725.17    80.46       46.91
$300,000.01 to $350,000.00...       236       74,620,755.12    15.29     6.669      644     316,189.64    82.66       45.62
$350,000.01 to $400,000.00...        12        4,421,800.00     0.91     6.674      685     368,483.33    81.22       24.97
$400,000.01 to $450,000.00...         1          420,000.00     0.09     7.125      757     420,000.00    80.00        0.00
                                  -----     ---------------   ------     -----      ---    -----------    -----       -----
   Total:....................     2,586     $488,076,524.02   100.00%    6.845%     643    $188,738.02    81.28%      53.68%
                                  =====     ===============   ======     =====      ===    ===========    =====       =====

          As of the Statistical Cut-off Date, the outstanding principal balances of the Group 1 Statistical Mortgage Loans ranged from approximately $29,982.92 to approximately $420,000.00 and the average outstanding principal balance of the Group 1 Statistical Mortgage Loans was approximately $188,738.02.

             Loan Program for the Group 1 Statistical Mortgage Loans

                         Number of      Aggregate                           Weighted    Average    Weighted
                        Statistical     Principal     Percent of  Weighted   Average   Principal    Average     Percent
                          Mortgage       Balance       Mortgage    Average   Credit     Balance    Original       Full
Loan Program               Loans       Outstanding       Pool      Coupon     Score   Outstanding    LTV     Documentation
------------            -----------  ---------------  ----------  --------  --------  -----------  --------  -------------
Wall Street...........     1,046     $197,980,131.20     40.56%     6.587%     685    $189,273.55    80.28%       29.77%
Bay Street............       572      118,474,282.02     24.27      6.734      657     207,122.87    84.77        56.08
Main Street...........       499       87,980,373.78     18.03      7.531      563     176,313.37    81.51        80.72
High Street...........       312       52,289,876.78     10.71      7.103      599     167,595.76    85.85        89.66
South Street..........       123       25,290,184.55      5.18      6.582      618     205,611.26    62.14        50.07
42nd Street...........        34        6,061,675.69      1.24      6.317      670     178,284.58    83.17       100.00
                           -----     ---------------    ------      -----      ---    -----------    -----       ------
   Total:.............     2,586     $488,076,524.02    100.00%     6.845%     643    $188,738.02    81.28%       53.68%
                           =====     ===============    ======      =====      ===    ===========    =====       ======

            Product Types for the Group 1 Statistical Mortgage Loans

                         Number of      Aggregate                           Weighted    Average    Weighted
                        Statistical     Principal     Percent of  Weighted   Average   Principal    Average     Percent
                          Mortgage       Balance       Mortgage    Average   Credit     Balance    Original       Full
Product Type               Loans       Outstanding       Pool      Coupon     Score   Outstanding    LTV     Documentation
------------            -----------  ---------------  ----------  --------  --------  -----------  --------  -------------
2/28 LIBOR ARM........       745     $110,687,711.53     22.68%     7.091%     625    $148,574.11    81.31%      57.93%
2/28 LIBOR IO ARM.....     1,698      351,471,426.17     72.01      6.780      649     206,991.42    81.31       51.96
3/27 LIBOR ARM........        51        7,390,613.00      1.51      6.971      638     144,913.98    79.30       51.38
3/27 LIBOR IO ARM.....        92       18,526,773.32      3.80      6.551      658     201,377.97    81.36       61.93
                           -----     ---------------    ------      -----      ---    -----------    -----       -----
   Total:.............     2,586     $488,076,524.02    100.00%     6.845%     643    $188,738.02    81.28%      53.68%
                           =====     ===============    ======      =====      ===    ===========    =====       =====

     State Distributions of Mortgaged Properties for the Group 1 Statistical
                                 Mortgage Loans

                         Number of      Aggregate      Percent            Weighted    Average    Weighted
                        Statistical     Principal        of     Weighted   Average   Principal    Average     Percent
                          Mortgage       Balance      Mortgage   Average   Credit     Balance    Original       Full
State                      Loans       Outstanding      Pool     Coupon     Score   Outstanding    LTV     Documentation
-----                   -----------  ---------------  --------  --------  --------  -----------  --------  -------------
Arizona...............       178     $ 25,901,809.58     5.31%    6.886%     639    $145,515.78    81.18%       65.21%
Arkansas..............        10        1,088,105.65     0.22     7.382      639     108,810.57    84.22        84.84
California............       870      212,903,564.58    43.62     6.595      652     244,716.74    79.60        45.67
Colorado..............       286       52,901,182.14    10.84     6.752      635     184,969.17    84.08        64.57
Connecticut...........         5          939,700.00     0.19     6.830      655     187,940.00    86.37        55.85
Delaware..............         1          104,000.00     0.02     6.500      658     104,000.00    80.00       100.00
District Of Columbia..         3          582,440.77     0.12     7.615      651     194,146.92    79.65        17.41
Florida...............       106       17,956,626.58     3.68     7.299      626     169,402.14    82.42        47.59
Georgia...............        41        5,529,025.10     1.13     7.089      652     134,854.27    83.97        43.65
Idaho.................         5          609,704.26     0.12     7.397      630     121,940.85    85.68        89.80
Illinois..............       171       28,667,186.52     5.87     7.302      640     167,644.37    81.56        53.59
Indiana...............         9        1,009,782.11     0.21     7.625      589     112,198.01    85.66        68.86
Iowa..................        18        1,627,593.14     0.33     8.086      607      90,421.84    83.01        79.06
Kansas................        38        4,049,231.54     0.83     7.460      615     106,558.72    82.69        60.08
Kentucky..............         8          743,151.83     0.15     7.671      610      92,893.98    85.07        67.38
Louisiana.............        13        1,439,356.04     0.29     7.269      606     110,719.70    80.01        60.31
Maine.................         1          129,905.90     0.03     7.625      528     129,905.90    76.48         0.00
Maryland..............        48        9,178,861.10     1.88     7.480      650     191,226.27    79.44        47.87
Massachusetts.........        61       14,693,523.35     3.01     6.812      658     240,877.43    81.75        50.15
Michigan..............        49        7,959,224.36     1.63     7.290      630     162,433.15    83.31        68.84
Minnesota.............        67       12,394,568.84     2.54     6.802      635     184,993.56    83.73        63.61
Mississippi...........         5          519,377.00     0.11     7.004      651     103,875.40    82.43        83.06
Missouri..............        61        6,358,987.80     1.30     7.464      618     104,245.70    84.02        71.96
Nebraska..............         9        1,082,550.76     0.22     6.459      649     120,283.42    85.03        71.13
Nevada................        40        7,759,939.20     1.59     7.101      634     193,998.48    81.85        71.98
New Hampshire.........         8        1,664,602.80     0.34     7.095      617     208,075.35    82.83        81.67
New Jersey............         8        2,032,144.85     0.42     7.346      612     254,018.11    75.69        65.11
New Mexico............        10        1,413,879.04     0.29     7.444      608     141,387.90    84.15        80.07
North Carolina........        15        2,081,415.87     0.43     7.398      653     138,761.06    82.92        57.14
Ohio..................         4          488,529.29     0.10     7.538      608     122,132.32    87.49        82.39
Oklahoma..............         7          606,442.90     0.12     8.046      587      86,634.70    85.95        67.02
Oregon................         8        1,341,477.65     0.27     7.020      651     167,684.71    83.38        80.92
Pennsylvania..........         8          975,082.40     0.20     7.404      605     121,885.30    81.09        52.16
Rhode Island..........         8        1,583,307.80     0.32     6.899      613     197,913.48    79.67        71.81
South Carolina........         9        1,026,044.60     0.21     7.310      630     114,004.96    82.19        94.30
South Dakota..........         3          285,866.33     0.06     6.831      657      95,288.78    84.92       100.00
Tennessee.............        39        4,418,021.31     0.91     7.039      640     113,282.60    81.22        58.12
Texas.................       126       14,012,411.64     2.87     7.194      637     111,209.62    82.16        55.07
Utah..................        43        5,392,372.60     1.10     6.761      641     125,404.01    82.40        62.91
Washington............       131       23,445,989.91     4.80     6.739      638     178,977.02    83.12        64.01
Virginia..............        49       10,366,836.48     2.12     7.166      653     211,568.09    82.72        39.35
Wisconsin.............         6          711,975.40     0.15     7.556      618     118,662.57    82.55        39.37
Wyoming...............         1          100,725.00     0.02     6.500      607     100,725.00    85.00       100.00
                           -----     ---------------   ------     -----      ---    -----------    -----       ------
   Total:.............     2,586     $488,076,524.02   100.00%    6.845%     643    $188,738.02    81.28%       53.68%
                           =====     ===============   ======     =====      ===    ===========    =====       ======

          No more than approximately 0.59% of the Group 1 Statistical Mortgage Loans will be secured by mortgaged properties located in any one zip code area.

    Original Loan-to-Value Ratios for the Group 1 Statistical Mortgage Loans

                        Number of       Aggregate       Percent              Weighted     Average     Weighted
                       Statistical      Principal         of      Weighted    Average    Principal     Average      Percent
Range of Original        Mortgage        Balance       Mortgage    Average    Credit      Balance     Original        Full
Loan-to-Value Ratios      Loans        Outstanding       Pool      Coupon     Score     Outstanding      LTV     Documentation
--------------------   -----------   ---------------   --------   --------   --------   -----------   --------   -------------
50.00% or less......         24      $  3,899,809.44      0.80%    7.205%       590     $162,492.06     43.49%       49.40%
50.01% to 55.00%....         14         2,665,432.14      0.55     7.077        609      190,388.01     52.50        60.61
55.01% to 60.00%....         35         6,945,820.88      1.42     6.941        577      198,452.03     58.23        74.90
60.01% to 65.00%....         35         6,186,516.51      1.27     7.050        598      176,757.61     63.06        52.39
65.01% to 70.00%....        108        19,938,854.81      4.09     6.984        606      184,619.03     68.65        55.60
70.01% to 75.00%....        125        17,907,113.75      3.67     7.498        590      143,256.91     73.79        63.19
75.01% to 80.00%....      1,326       251,977,929.33     51.63     6.639        667      190,028.60     79.85        40.71
80.01% to 85.00%....        340        62,528,467.07     12.81     7.004        629      183,907.26     84.67        60.83
85.01% to 90.00%....        524       104,812,217.69     21.47     7.010        622      200,023.32     89.68        73.46
90.01% to 95.00%....         54        10,944,362.40      2.24     7.375        643      202,673.38     94.61        91.48
95.01% to 100.00%...          1           270,000.00      0.06     7.750        644      270,000.00    100.00         0.00
                          -----      ---------------    ------     -----        ---     -----------    ------        -----
   Total:...........      2,586      $488,076,524.02    100.00%    6.845%       643     $188,738.02     81.28%       53.68%
                          =====      ===============    ======     =====        ===     ===========    ======        =====

          As of the Statistical Cut-off Date, the Original Loan-to-Value Ratios of the Group 1 Statistical Mortgage Loans ranged from 23.43% to 100.00% and the weighted average Original Loan-to-Value Ratio for the Group 1 Statistical Mortgage Loans was approximately 81.28%.

      Combined Loan-to-Value Ratios for the Group 1 Initial Mortgage Loans

                       Number of      Aggregate       Percent              Weighted     Average     Weighted
                        Initial       Principal         of      Weighted    Average    Principal     Average      Percent
Range of Combined       Mortgage       Balance       Mortgage    Average    Credit      Balance     Original        Full
Loan-to-Value Ratios     Loans       Outstanding       Pool      Coupon     Score     Outstanding      LTV     Documentation
--------------------   ---------   ---------------   --------   --------   --------   -----------   --------   -------------
50.00% or less......        24     $  3,899,809.44      0.80%    7.205%       590     $162,492.06    43.49%        49.40%
50.01% to 55.00%....        14        2,665,432.14      0.55     7.077        609      190,388.01    52.50         60.61
55.01% to 60.00%....        34        6,852,440.88      1.40     6.937        576      201,542.38    58.23         74.56
60.01% to 65.00%....        31        5,886,254.71      1.21     7.019        599      189,879.18    63.15         54.38
65.01% to 70.00%....        93       18,852,288.07      3.86     7.005        600      202,712.77    68.53         55.62
70.01% to 75.00%....        79       13,954,423.61      2.86     7.565        568      176,638.27    73.74         69.59
75.01% to 80.00%....       191       38,955,030.77      7.98     7.103        613      203,953.04    79.49         56.14
80.01% to 85.00%....       160       29,183,237.98      5.98     7.160        596      182,395.24    84.30         73.93
85.01% to 90.00%....       454       89,707,585.84     18.38     7.128        622      197,593.80    87.96         59.56
90.01% to 95.00%....       163       30,105,601.08      6.17     6.959        662      184,696.94    85.53         72.14
95.01% to 100.00%...     1,343      248,014,419.50     50.81     6.583        671      184,671.94    81.64         44.91
                         -----     ---------------    ------     -----        ---     -----------    -----         -----
   Total............     2,586     $488,076,524.02    100.00%    6.845%       643     $188,738.02    81.28%        53.68%
                         =====     ===============    ======     =====        ===     ===========    =====         =====

          As of the Statistical Cut-off Date, the Combined Loan-to-Value Ratios of the Group 1 Statistical Mortgage Loans ranged from 23.43% to 100.00% and the weighted average Combined Loan-to-Value Ratio for the Group 1 Statistical Mortgage Loans was approximately 91.47%.

             Loan Purpose for the Group 1 Statistical Mortgage Loans

                           Number of      Aggregate      Percent            Weighted    Average    Weighted
                          Statistical     Principal        of     Weighted   Average   Principal    Average     Percent
                            Mortgage       Balance      Mortgage   Average   Credit     Balance    Original       Full
Loan Purpose                 Loans       Outstanding      Pool     Coupon    Score    Outstanding     LTV    Documentation
------------              -----------  ---------------  --------  --------  --------  -----------  --------  -------------
Purchase................     1,413     $255,676,449.73    52.38%    6.723%     668    $180,945.82   81.77%       43.49%
Refinance - Cashout.....       732      143,105,441.35    29.32     6.978      615     195,499.24   80.64        64.43
Refinance - Rate/Term...       441       89,294,632.94    18.30     6.979      620     202,482.16   80.91        65.66
                             -----     ---------------   ------     -----      ---    -----------   -----        -----
   Total:...............     2,586     $488,076,524.02   100.00%    6.845%     643    $188,738.02   81.28%       53.68%
                             =====     ===============   ======     =====      ===    ===========   =====        =====

    Types of Mortgaged Properties for the Group 1 Statistical Mortgage Loans

                            Number of      Aggregate      Percent            Weighted    Average    Weighted
                           Statistical     Principal        of     Weighted   Average   Principal    Average     Percent
                             Mortgage       Balance      Mortgage   Average   Credit     Balance    Original       Full
Property Type                 Loans       Outstanding      Pool     Coupon    Score    Outstanding     LTV    Documentation
-------------              -----------  ---------------  --------  --------  --------  -----------  --------  -------------
Single Family Detached...     1,779     $329,991,410.17    67.61%   6.869%     637     $185,492.64   81.01%       54.81%
Planned Unit
   Development...........       445       83,292,693.56    17.07    6.816      647      187,174.59   82.40        57.41
Condominium..............       255       51,505,793.12    10.55    6.724      661      201,983.50   81.33        49.70
Two-to-Four Family.......        75       19,063,936.79     3.91    6.825      686      254,185.82   81.07        31.28
Townhouse................        16        2,250,989.59     0.46    6.970      642      140,686.85   79.27        38.58
Single Family Attached...        14        1,806,285.34     0.37    7.125      666      129,020.38   84.89        47.37
Rowhouse.................         2          165,415.45     0.03    8.311      582       82,707.73   64.69        33.20
                              -----     ---------------   ------    -----      ---     -----------   -----        -----
   Total:................     2,586     $488,076,524.02   100.00%   6.845%     643     $188,738.02   81.28%       53.68%
                              =====     ===============   ======    =====      ===     ===========   =====        =====

        Documentation Summary for the Group 1 Statistical Mortgage Loans

                                Number of      Aggregate      Percent            Weighted    Average    Weighted
                               Statistical     Principal        of     Weighted   Average   Principal    Average     Percent
                                 Mortgage       Balance      Mortgage   Average   Credit     Balance    Original       Full
Documentation                     Loans       Outstanding      Pool     Coupon    Score    Outstanding     LTV    Documentation
-------------                  -----------  ---------------  --------  --------  --------  -----------  --------  -------------
Full Documentation...........     1,485     $262,015,354.57    53.68%    6.833%     621    $176,441.32   82.15%       100.00%
24 Month Bank Statements.....        76       14,644,655.64     3.00     6.858      616     192,692.84   82.96          0.00
12 Month Bank Statements.....       112       21,767,603.90     4.46     6.956      626     194,353.61   82.97          0.00
Limited Documentation........         7          995,899.84     0.20     7.597      611     142,271.41   85.56          0.00
Stated Income Self-Employed..       310       62,455,250.88    12.80     6.878      670     201,468.55   79.69          0.00
Stated Income Wage Earner....       596      126,197,759.19    25.86     6.826      684     211,741.21   79.74          0.00
                                  -----     ---------------   ------     -----      ---    -----------   -----        ------
   Total:....................     2,586     $488,076,524.02   100.00%    6.845%     643    $188,738.02   81.28%        53.68%
                                  =====     ===============   ======     =====      ===    ===========   =====        ======

           Occupancy Types for the Group 1 Statistical Mortgage Loans

                                Number of      Aggregate      Percent            Weighted    Average    Weighted
                               Statistical     Principal        of     Weighted   Average   Principal    Average     Percent
                                 Mortgage       Balance      Mortgage   Average   Credit     Balance    Original       Full
Occupancy Type                    Loans       Outstanding      Pool     Coupon    Score    Outstanding     LTV    Documentation
--------------                 -----------  ---------------  --------  --------  --------  -----------  --------  -------------
Investment Property..........       228     $ 37,196,481.18     7.62%    7.216%     675    $163,142.46   79.16%       49.00%
Primary Home.................     2,354      450,249,943.84    92.25     6.813      641     191,270.15   81.46        54.08
Second Home..................         4          630,099.00     0.13     7.564      634     157,524.75   79.39        46.80
                                  -----     ---------------   ------     -----      ---    -----------   -----        -----
   Total:....................     2,586     $488,076,524.02   100.00%    6.845%     643    $188,738.02   81.28%       53.68%
                                  =====     ===============   ======     =====      ===    ===========   =====        =====

          The information set forth above with respect to occupancy type is based upon representations of the related mortgagors at the time of origination.

      Mortgage Loan Age Summary for the Group 1 Statistical Mortgage Loans

                        Number of       Aggregate       Percent              Weighted     Average     Weighted
                       Statistical      Principal         of      Weighted    Average    Principal     Average      Percent
Mortgage Loan Age        Mortgage        Balance       Mortgage    Average    Credit      Balance     Original        Full
(Months)                  Loans        Outstanding       Pool      Coupon     Score     Outstanding      LTV     Documentation
--------               -----------   ---------------   --------   --------   --------   -----------   --------   -------------
0...................        945      $175,654,389.95     35.99%    6.797%       649     $185,877.66    81.30%         46.75%
1...................      1,168       212,297,741.24     43.50     6.901        644      181,761.76    81.28          50.95
2...................        217        45,220,292.98      9.27     6.790        633      208,388.45    80.21          67.89
3...................        195        43,047,880.11      8.82     6.813        633      220,758.36    81.89          72.89
4...................         56        10,985,500.52      2.25     6.894        626      196,169.65    82.96          80.10
5...................          4           819,149.80      0.17     6.449        684      204,787.45    81.24         100.00
9...................          1            51,569.42      0.01     8.750        516       51,569.42    85.00         100.00
                          -----      ---------------    ------     -----        ---     -----------    -----         ------
   Total:...........      2,586      $488,076,524.02    100.00%    6.845%       643     $188,738.02    81.28%         53.68%
                          =====      ===============    ======     =====        ===     ===========    =====         ======

          As of the Statistical Cut-off Date, the weighted average age of the Group 1 Statistical Mortgage Loans was approximately 1 month.

   Original Prepayment Penalty Term for the Group 1 Statistical Mortgage Loans

                        Number of       Aggregate       Percent              Weighted     Average     Weighted
                       Statistical      Principal         of      Weighted    Average    Principal     Average      Percent
Original Prepayment      Mortgage        Balance       Mortgage    Average    Credit      Balance     Original        Full
Penalty Term              Loans        Outstanding       Pool      Coupon     Score     Outstanding      LTV     Documentation
------------           -----------   ---------------   --------   --------   --------   -----------   --------   -------------
6 Months............         37      $  3,935,002.22       0.81%   7.433%       615     $106,351.41    82.50%        58.92%
12 Months...........         40         7,889,914.88       1.62    7.115        627      197,247.87    78.10         62.83
24 Months...........      1,901       370,849,914.06      75.98    6.773        645      195,081.49    81.32         52.93
30 Months...........        177        31,977,712.98       6.55    6.757        629      180,665.05    82.48         55.49
36 Months...........        115        21,429,158.98       4.39    6.550        657      186,340.51    80.51         58.97
None................        316        51,994,820.90      10.65    7.449        642      164,540.57    81.00         53.99
                          -----      ---------------     ------    -----        ---     -----------    -----         -----
   Total:...........      2,586      $488,076,524.02     100.00%   6.845%       643     $188,738.02    81.28%        53.68%
                          =====      ===============     ======    =====        ===     ===========    =====         =====

          The weighted average original prepayment penalty term with respect to the Group 1 Statistical Mortgage Loans having prepayment penalties was approximately 25 months.

            Credit Scores for the Group 1 Statistical Mortgage Loans

                        Number of       Aggregate       Percent              Weighted     Average     Weighted
                       Statistical      Principal         of      Weighted    Average    Principal     Average      Percent
Range of  Credit         Mortgage        Balance       Mortgage    Average    Credit      Balance     Original        Full
Scores                    Loans        Outstanding       Pool      Coupon     Score     Outstanding      LTV     Documentation
------                 -----------   ---------------   --------   --------   --------   -----------   --------   -------------
500 or less.........          3      $    646,751.71      0.13%    7.637%       500     $215,583.90    73.46%        100.00%
501 to 525..........         72        12,297,088.27      2.52     7.972        515      170,792.89    76.72          88.17
526 to 550..........        181        28,400,449.44      5.82     7.717        539      156,908.56    79.69          83.15
551 to 575..........        193        33,950,376.10      6.96     7.377        563      175,908.68    81.98          79.25
576 to 600..........        222        39,724,519.98      8.14     7.229        588      178,939.28    80.40          77.36
601 to 625..........        283        54,921,063.89     11.25     6.786        614      194,067.36    80.73          76.80
626 to 650..........        436        82,396,734.39     16.88     6.715        638      188,983.34    82.93          63.11
651 to 675..........        446        85,779,302.96     17.57     6.651        663      192,330.28    81.51          42.82
676 to 700..........        365        71,234,637.20     14.59     6.626        687      195,163.39    81.20          23.86
701 to 725..........        185        37,344,843.36      7.65     6.495        711      201,864.02    81.19          21.10
726 to 750..........        119        24,550,282.78      5.03     6.493        737      206,304.90    80.72          23.55
751 to 775..........         56        11,738,252.00      2.41     6.595        762      209,611.64    82.03          38.80
776 to 800..........         23         4,580,371.94      0.94     6.521        786      199,146.61    83.42          57.63
801 to 825..........          2           511,850.00      0.10     6.316        803      255,925.00    74.50         100.00
                          -----      ---------------    ------     -----        ---     -----------    -----         ------
   Total:...........      2,586      $488,076,524.02    100.00%    6.845%       643     $188,738.02    81.28%         53.68%
                          =====      ===============    ======     =====        ===     ===========    =====         ======

          The Credit Scores of the Group 1 Statistical Mortgage Loans that were scored as of their respective origination ranged from 500 to 806 and the weighted average Credit Score of the Group 1 Statistical Mortgage Loans that were scored as of their respective origination was approximately 643.

         Credit Grade Summary for the Group 1 Statistical Mortgage Loans

                        Number of       Aggregate       Percent              Weighted     Average     Weighted
                       Statistical      Principal         of      Weighted    Average    Principal     Average      Percent
                         Mortgage        Balance       Mortgage    Average    Credit      Balance     Original        Full
Credit Grade              Loans        Outstanding       Pool      Coupon     Score     Outstanding      LTV     Documentation
------------           -----------   ---------------   --------   --------   --------   -----------   --------   -------------
A...................      2,084      $402,595,627.49     82.49%    6.708%       658     $193,184.08    81.16%         47.30%
A-..................        120        22,679,499.27      4.65     7.432        559      188,995.83    81.89          71.70
A+..................        164        28,899,583.92      5.92     6.883        629      176,216.98    85.56          87.77
B...................         87        12,987,755.30      2.66     7.846        545      149,284.54    79.09          90.75
B+..................         57         9,319,961.45      1.91     7.531        532      163,508.10    87.80          86.15
C...................         63         9,632,156.55      1.97     8.611        528      152,891.37    72.13          87.74
C+..................          1           251,086.48      0.05     8.150        514      251,086.48    75.00           0.00
D...................         10         1,710,853.56      0.35     9.161        544      171,085.36    62.92         100.00
                          -----      ---------------    ------     -----        ---     -----------    -----         ------
   Total:...........      2,586      $488,076,524.02    100.00%    6.845%       643     $188,738.02    81.28%         53.68%
                          =====      ===============    ======     =====        ===     ===========    =====         ======

            Gross Margins for the Group 1 Statistical Mortgage Loans

                         Number of      Aggregate                           Weighted    Average    Weighted
                        Statistical     Principal     Percent of  Weighted   Average   Principal    Average     Percent
                         Mortgage        Balance       Mortgage    Average   Credit     Balance    Original       Full
Range of Gross Margins     Loans       Outstanding       Pool      Coupon     Score   Outstanding     LTV    Documentation
----------------------  -----------  ---------------  ----------  --------  --------  -----------  --------  -------------
5.001% to 5.500%......       712     $141,518,876.43     29.00%    6.435%      663    $198,762.47   81.02%      62.62%
5.501% to 6.000%......     1,137      230,115,799.13     47.15     6.900       638     202,388.57   81.49       49.15
6.001% to 6.500%......       737      116,441,848.46     23.86     7.233       629     157,994.37   81.19       51.77
                           -----     ---------------    ------     -----       ---    -----------   -----       -----
   Total:.............     2,586     $488,076,524.02    100.00%    6.845%      643    $188,738.02   81.28%      53.68%
                           =====     ===============    ======     =====       ===    ===========   =====       =====

          As of the Statistical Cut-off Date, the gross margins for the Group 1 Statistical Mortgage Loans ranged from 5.200% per annum to 6.250% per annum and the weighted average gross margin of the Group 1 Statistical Mortgage Loans was approximately 5.833% per annum.

        Maximum Mortgage Rates for the Group 1 Statistical Mortgage Loans

                         Number of      Aggregate                           Weighted    Average    Weighted
                        Statistical     Principal     Percent of  Weighted   Average   Principal    Average     Percent
Range of Maximum          Mortgage       Balance       Mortgage    Average   Credit     Balance    Original       Full
Mortgage Rates             Loans       Outstanding       Pool      Coupon     Score   Outstanding     LTV    Documentation
--------------          -----------  ---------------  ----------  --------  --------  -----------  --------  -------------
12.000% or less.......       307     $ 68,768,866.09     14.09%    5.807%      676    $224,002.82   79.64%      65.32%
12.001% to 12.500%....       567      119,080,188.67     24.40     6.355       662     210,017.97   80.78       53.30
12.501% to 13.000%....       754      147,874,420.02     30.30     6.830       649     196,119.92   81.88       46.27
13.001% to 13.500%....       430       75,405,017.70     15.45     7.290       626     175,360.51   82.46       53.16
13.501% to 14.000%....       289       46,443,535.81      9.52     7.804       605     160,704.28   82.30       54.05
14.001% to 14.500%....       132       16,869,053.65      3.46     8.313       583     127,795.86   81.73       63.98
14.501% to 15.000%....        68        9,085,008.03      1.86     8.764       564     133,603.06   79.15       68.08
15.001% to 15.500%....        29        3,691,390.99      0.76     9.286       549     127,289.34   72.59       65.81
15.501% to 16.000%....        10          859,043.06      0.18     9.845       534      85,904.31   71.05       71.60
                           -----     ---------------    ------     -----       ---    -----------   -----       -----
   Total:.............     2,586     $488,076,524.02    100.00%    6.845%      643    $188,738.02   81.28%      53.68%
                           =====     ===============    ======     =====       ===    ===========   =====       =====

          As of the Statistical Cut-off Date, the Maximum Mortgage Rates for the Group 1 Statistical Mortgage Loans ranged from 11.100% per annum to 15.950% per annum and the weighted average Maximum Mortgage Rate for the Group 1 Statistical Mortgage Loans was 12.845% per annum.

      Next Rate Adjustment Date for the Group 1 Statistical Mortgage Loans

                         Number of      Aggregate                           Weighted    Average    Weighted
                        Statistical     Principal     Percent of  Weighted   Average   Principal    Average     Percent
Next Rate Adjustment     Mortgage        Balance       Mortgage   Average    Credit     Balance    Original       Full
Date                       Loans       Outstanding       Pool      Coupon     Score   Outstanding     LTV    Documentation
----                    -----------  ---------------  ----------  --------  --------  -----------  --------  -------------
February 2006.........         1     $     51,569.42      0.01%    8.750%      516    $ 51,569.42   85.00%      100.00%
June 2006.............         3          567,149.80      0.12     6.654       641     189,049.93   81.79       100.00
July 2006.............        53       10,472,950.52      2.15     6.898       624     197,602.84   82.99        79.13
August 2006...........       185       40,594,431.62      8.32     6.833       633     219,429.36   81.83        72.80
September 2006........       209       43,426,842.98      8.90     6.798       633     207,783.94   80.25        68.16
October 2006..........     1,110      202,401,299.41     41.47     6.912       643     182,343.51   81.32        50.50
November 2006.........       882      164,644,893.95     33.73     6.802       649     186,672.22   81.34        46.44
June 2007.............         1          252,000.00      0.05     5.990       782     252,000.00   80.00       100.00
July 2007.............         3          512,550.00      0.11     6.812       657     170,850.00   82.35       100.00
August 2007...........        10        2,453,448.49      0.50     6.484       643     245,344.85   82.97        74.46
September 2007........         8        1,793,450.00      0.37     6.598       638     224,181.25   79.43        61.24
October 2007..........        58        9,896,441.83      2.03     6.691       651     170,628.31   80.42        60.00
November 2007.........        63       11,009,496.00      2.26     6.715       656     174,753.90   80.77        51.27
                           -----     ---------------    ------     -----       ---    -----------   -----        -----
   Total:.............     2,586     $488,076,524.02    100.00%    6.845%      643    $188,738.02   81.28%       53.68%
                           =====     ===============    ======     =====       ===    ===========   =====        =====

                     The Group 2 Statistical Mortgage Loans

            Mortgage Rates for the Group 2 Statistical Mortgage Loans

                         Number of      Aggregate      Percent            Weighted    Average    Weighted
                        Statistical     Principal        of     Weighted   Average   Principal    Average    Percent
Range of Mortgage        Mortgage        Balance      Mortgage   Average   Credit     Balance    Original     Full
Rates                      Loans       Outstanding      Pool     Coupon     Score   Outstanding     LTV    Documentation
-----                   -----------  ---------------  --------  --------  --------  -----------  --------  -------------
6.000% or less........       165     $ 63,596,965.50    17.86%   5.798%      676    $385,436.15   80.02%       55.70%
6.001% to 6.500%......       224       82,009,520.67    23.04    6.328       663     366,113.93   81.35        45.47
6.501% to 7.000%......       252       84,846,012.61    23.83    6.821       646     336,690.53   82.51        42.23
7.001% to 7.500%......       188       49,979,475.97    14.04    7.338       627     265,848.28   82.91        38.20
7.501% to 8.000%......       290       48,651,972.95    13.67    7.795       612     167,765.42   83.49        50.20
8.001% to 8.500%......        96       12,425,690.85     3.49    8.259       599     129,434.28   83.82        51.80
8.501% to 9.000%......        83        9,589,292.11     2.69    8.769       575     115,533.64   79.18        49.47
9.001% to 9.500%......        29        3,152,214.15     0.89    9.244       575     108,697.04   77.48        67.38
9.501% to 10.000%.....        24        1,761,432.10     0.49    9.786       548      73,393.00   70.96        74.16
                           -----     ---------------   ------    -----       ---    -----------   -----        -----
   Total:.............     1,351     $356,012,576.91   100.00%   6.869%      643    $263,517.82   81.84%       46.82%
                           =====     ===============   ======    =====       ===    ===========   =====        =====

          As of the Statistical Cut-off Date, the Mortgage Rates of the Group 2 Statistical Mortgage Loans ranged from 5.400% per annum to 9.950% per annum and the weighted average Mortgage Rate of the Group 2 Statistical Mortgage Loans was approximately 6.869% per annum.

    Outstanding Mortgage Loan Principal Balances for the Group 2 Statistical
                                 Mortgage Loans

                                Number of      Aggregate      Percent            Weighted    Average    Weighted
                               Statistical     Principal        of     Weighted   Average   Principal    Average     Percent
Range of Outstanding Mortgage   Mortgage        Balance      Mortgage   Average   Credit     Balance    Original      Full
Loan Principal Balances           Loans       Outstanding      Pool     Coupon     Score   Outstanding     LTV    Documentation
-----------------------        -----------  ---------------  --------  --------  --------  -----------  --------  -------------
$50,000.00 or less...........        37     $  1,627,565.79     0.46%   8.475%      610    $ 43,988.26    73.56%      73.04%
$50,000.01 to $100,000.00....       261       19,492,033.67     5.48    8.031       611      74,682.12    80.47       66.79
$100,000.01 to $150,000.00...       192       23,627,697.85     6.64    7.651       624     123,060.93    82.04       56.94
$150,000.01 to $200,000.00...       121       21,150,771.95     5.94    7.579       614     174,799.77    82.43       58.06
$200,000.01 to $250,000.00...        49       10,893,060.58     3.06    7.477       616     222,307.36    84.73       63.44
$250,000.01 to $300,000.00...        22        5,966,575.78     1.68    7.555       640     271,207.99    82.83       44.36
$300,000.01 to $350,000.00...       131       44,584,072.59    12.52    6.603       651     340,336.43    81.45       42.75
$350,000.01 to $400,000.00...       290      109,357,342.41    30.72    6.628       645     377,094.28    82.21       44.49
$400,000.01 to $450,000.00...        91       38,681,748.68    10.87    6.567       646     425,074.16    83.03       47.44
$450,000.01 to $500,000.00...       106       50,958,948.49    14.31    6.696       650     480,744.80    81.18       36.87
$500,000.01 to $550,000.00...        17        9,060,053.69     2.54    6.407       666     532,944.33    78.37       35.32
$550,000.01 to $600,000.00...        18       10,323,311.82     2.90    6.499       688     573,517.32    81.67       38.28
$600,000.01 to $650,000.00...        13        8,128,093.61     2.28    6.724       672     625,237.97    80.28       54.41
$650,000.01 to $700,000.00...         1          680,000.00     0.19    5.500       721     680,000.00    80.00        0.00
$700,000.01 to $750,000.00...         2        1,481,300.00     0.42    6.489       725     740,650.00    80.00       50.05
                                  -----     ---------------   ------    -----       ---    -----------    -----       -----
   Total:....................     1,351     $356,012,576.91   100.00%   6.869%      643    $263,517.82    81.84%      46.82%
                                  =====     ===============   ======    =====       ===    ===========    =====       =====

          As of the Statistical Cut-off Date, the outstanding principal balances of the Group 2 Statistical Mortgage Loans ranged from approximately $29,982.56 to approximately $741,400.00 and the average outstanding principal balance of the Group 2 Statistical Mortgage Loans was approximately $263,517.82.

             Loan Program for the Group 2 Statistical Mortgage Loans

                         Number of      Aggregate                           Weighted    Average    Weighted
                        Statistical     Principal     Percent of  Weighted   Average   Principal    Average     Percent
                         Mortgage        Balance       Mortgage    Average   Credit     Balance    Original       Full
Loan Program               Loans       Outstanding       Pool      Coupon     Score   Outstanding     LTV    Documentation
------------            -----------  ---------------  ----------  --------  --------  -----------  --------  -------------
Wall Street...........       496     $148,796,813.67     41.80%     6.544%     683    $299,993.58   80.49%       24.12%
Bay Street............       310       91,718,320.79     25.76      6.799      658     295,865.55   85.24        51.25
Main Street...........       304       66,996,278.78     18.82      7.476      565     220,382.50   82.65        73.73
High Street...........       184       31,795,027.60      8.93      7.493      588     172,799.06   85.12        77.05
South Street..........        46       14,078,355.13      3.95      6.522      625     306,051.20   62.73        51.52
42nd Street...........        11        2,627,780.94      0.74      6.578      664     238,889.18   81.59       100.00
                           -----     ---------------    ------      -----      ---    -----------   -----       ------
   Total:.............     1,351     $356,012,576.91    100.00%     6.869%     643    $263,517.82   81.84%       46.82%
                           =====     ===============    ======      =====      ===    ===========   =====       ======

            Product Types for the Group 2 Statistical Mortgage Loans

                         Number of      Aggregate     Percent             Weighted    Average    Weighted
                        Statistical     Principal        of     Weighted   Average   Principal    Average     Percent
                         Mortgage        Balance      Mortgage   Average   Credit     Balance    Original       Full
Product Type               Loans       Outstanding      Pool     Coupon     Score   Outstanding     LTV    Documentation
------------            -----------  ---------------  --------  --------  --------  -----------  --------  -------------
2/28 LIBOR ARM........       721     $108,139,851.22    30.38%   7.482%     621    $149,985.92    81.82%       49.93%
2/28 LIBOR IO ARM.....       567      232,318,565.79    65.26    6.586      654     409,732.92    82.01        44.64
3/27 LIBOR ARM........        39        5,699,939.18     1.60    7.478      623     146,152.29    81.84        67.87
3/27 LIBOR IO ARM.....        24        9,854,220.72     2.77    6.477      647     410,592.53    78.14        51.72
                           -----     ---------------   ------    -----      ---    -----------    -----        -----
   Total:.............     1,351     $356,012,576.91   100.00%   6.869%     643    $263,517.82    81.84%       46.82%
                           =====     ===============   ======    =====      ===    ===========    =====        =====

           State Distributions of Mortgaged Properties for the Group 2
                           Statistical Mortgage Loans

                          Number of      Aggregate                           Weighted    Average    Weighted
                         Statistical     Principal     Percent of  Weighted   Average   Principal    Average     Percent
                          Mortgage        Balance       Mortgage    Average   Credit     Balance    Original       Full
State                       Loans       Outstanding       Pool      Coupon     Score   Outstanding     LTV    Documentation
-----                    -----------  ---------------  ----------  --------  --------  -----------  --------  -------------
Arizona................        38     $  9,422,899.03      2.65%     7.100%     621    $247,971.03   83.72%       49.71%
Arkansas...............         8          709,472.67      0.20      8.394      582      88,684.08   77.33        65.96
California.............       480      196,085,113.31     55.08      6.506      654     408,510.65   81.70        43.14
Colorado...............        35        9,033,039.13      2.54      6.788      635     258,086.83   81.94        42.44
Connecticut............         3          712,615.13      0.20      7.199      644     237,538.38   80.00        83.73
Delaware...............         1          197,600.00      0.06      8.050      680     197,600.00   80.00         0.00
District Of Columbia...         2          605,065.51      0.17      7.877      695     302,532.76   80.00         0.00
Florida................        51       12,164,466.44      3.42      7.227      628     238,518.95   79.94        38.52
Georgia................        23        5,147,783.51      1.45      7.156      642     223,816.67   82.60        24.35
Idaho..................         7          698,837.50      0.20      8.368      548      99,833.93   73.99       100.00
Illinois...............       153       29,053,605.69      8.16      7.524      640     189,892.85   82.79        49.63
Indiana................         9          794,202.70      0.22      8.596      582      88,244.74   80.35        84.95
Iowa...................        39        3,333,746.81      0.94      8.492      602      85,480.69   83.67        79.99
Kansas.................        18        1,858,570.26      0.52      7.686      601     103,253.90   84.91        53.70
Kentucky...............         4          384,329.35      0.11      8.787      593      96,082.34   88.42        18.15
Louisiana..............        11        1,181,829.74      0.33      7.799      579     107,439.07   81.85        62.25
Maryland...............        23        5,979,317.03      1.68      7.339      652     259,970.31   81.98        52.07
Massachusetts..........        35       10,309,851.49      2.90      6.921      645     294,567.19   81.28        44.73
Michigan...............        29        5,113,547.60      1.44      7.277      617     176,329.23   85.76        60.59
Minnesota..............        22        5,596,662.63      1.57      6.963      651     254,393.76   82.99        14.20
Mississippi............         6        1,133,918.71      0.32      6.873      600     188,986.45   76.76        93.83
Missouri...............        50        4,966,440.55      1.40      7.820      611      99,328.81   82.27        59.61
Nebraska...............        10          791,490.37      0.22      8.378      632      79,149.04   84.71        36.94
Nevada.................        12        3,573,737.51      1.00      7.179      631     297,811.46   85.62        89.30
New Hampshire..........         3          715,742.16      0.20      6.483      670     238,580.72   81.38        49.70
New Jersey.............        15        4,118,449.88      1.16      7.219      640     274,563.33   81.12        50.02
New Mexico.............         2          191,527.00      0.05      7.985      584      95,763.50   85.71       100.00
North Carolina.........        11        2,427,640.18      0.68      7.438      615     220,694.56   71.90        17.41
Ohio...................         1           90,900.00      0.03      7.500      528      90,900.00   90.00       100.00
Oklahoma...............        11          945,296.70      0.27      8.083      605      85,936.06   84.12        58.25
Oregon.................         3          324,518.83      0.09      8.033      604     108,172.94   86.43       100.00
Pennsylvania...........         2          313,592.33      0.09      7.127      584     156,796.17   82.50       100.00
Rhode Island...........         4          903,146.81      0.25      7.505      634     225,786.70   84.69        48.40
South Carolina.........         8          779,583.01      0.22      8.350      576      97,447.88   85.44        48.64
Tennessee..............        26        3,363,294.07      0.94      7.043      642     129,357.46   83.34        78.59
Texas..................        94       10,516,630.78      2.95      7.458      633     111,879.05   80.95        60.77
Utah...................        21        3,353,505.34      0.94      7.035      633     159,690.73   80.84        43.68
Washington.............        41        9,934,534.65      2.79      6.800      615     242,305.72   80.95        61.89
Virginia...............        26        7,186,589.68      2.02      7.329      644     276,407.30   82.67        58.22
Wisconsin..............        13        1,903,482.82      0.53      8.139      562     146,421.76   78.20        58.70
Wyoming................         1           96,000.00      0.03      8.550      500      96,000.00   75.00       100.00
                            -----     ---------------    ------      -----      ---    -----------   -----       ------
   Total:..............     1,351     $356,012,576.91    100.00%     6.869%     643    $263,517.82   81.84%       46.82%
                            =====     ===============    ======      =====      ===    ===========   =====       ======

          No more than approximately 1.05% of the Group 2 Statistical Mortgage Loans will be secured by mortgaged properties located in any one zip code area.

    Original Loan-to-Value Ratios for the Group 2 Statistical Mortgage Loans

                             Number of      Aggregate                           Weighted    Average    Weighted
                            Statistical     Principal     Percent of  Weighted   Average   Principal    Average     Percent
Range of Original Loan-       Mortgage       Balance       Mortgage    Average   Credit     Balance    Original      Full
to-Value Ratios                Loans       Outstanding       Pool      Coupon     Score   Outstanding     LTV    Documentation
---------------             -----------  ---------------  ----------  --------  --------  -----------  --------  -------------
50.00% or less............        12     $  1,656,305.59      0.47%     7.115%     609    $138,025.47    43.08%      60.45%
50.01% to 55.00%..........         5        1,558,513.32      0.44      6.563      609     311,702.66    52.53       89.96
55.01% to 60.00%..........        18        4,241,153.63      1.19      6.897      607     235,619.65    58.01       55.64
60.01% to 65.00%..........        18        3,049,296.47      0.86      7.508      586     169,405.36    62.88       42.98
65.01% to 70.00%..........        60       15,200,402.96      4.27      7.108      608     253,340.05    68.83       43.06
70.01% to 75.00%..........        76       13,610,011.26      3.82      7.232      611     179,079.10    73.92       52.30
75.01% to 80.00%..........       578      159,356,843.95     44.76      6.652      663     275,703.88    79.69       37.02
80.01% to 85.00%..........       228       69,487,732.22     19.52      6.925      635     304,770.76    84.57       45.32
85.01% to 90.00%..........       314       79,120,126.48     22.22      7.051      629     251,974.93    89.60       63.44
90.01% to 95.00%..........        42        8,732,191.03      2.45      7.526      649     207,909.31    94.94       71.57
                               -----     ---------------    ------      -----      ---    -----------    -----       -----
   Total:.................     1,351     $356,012,576.91    100.00%     6.869%     643    $263,517.82    81.84%      46.82%
                               =====     ===============    ======      =====      ===    ===========    =====       =====

          As of the Statistical Cut-off Date, the Original Loan-to-Value Ratios of the Group 2 Statistical Mortgage Loans ranged from 26.32% to 95.00% and the weighted average Original Loan-to-Value Ratio for the Group 2 Statistical Mortgage Loans was approximately 81.84%.

      Combined Loan-to-Value Ratios for the Group 2 Initial Mortgage Loans

                             Number of      Aggregate                           Weighted    Average    Weighted
                              Initial       Principal     Percent of  Weighted   Average   Principal    Average     Percent
Range of Combined Loan-       Mortgage       Balance       Mortgage    Average   Credit     Balance    Original      Full
to-Value Ratios                Loans       Outstanding       Pool      Coupon     Score   Outstanding     LTV    Documentation
---------------             -----------  ---------------  ----------  --------  --------  -----------  --------  -------------
50.00% or less............        12       $1,656,305.59      0.47%     7.115%     609    $138,025.47    43.08%      60.45%
50.01% to 55.00%..........         5        1,558,513.32      0.44      6.563      609     311,702.66    52.53       89.96
55.01% to 60.00%..........        16        3,709,397.22      1.04      6.966      591     231,837.33    58.13       63.62
60.01% to 65.00%..........        13        2,356,616.77      0.66      7.482      570     181,278.21    62.89       49.33
65.01% to 70.00%..........        49       13,718,043.10      3.85      7.121      602     279,960.06    68.82       47.10
70.01% to 75.00%..........        46       10,605,022.05      2.98      7.215      594     230,543.96    73.94       58.64
75.01% to 80.00%..........       138       34,706,730.52      9.75      7.147      605     251,498.05    79.28       47.56
80.01% to 85.00%..........       131       36,117,873.65     10.15      7.095      596     275,708.96    84.20       66.08
85.01% to 90.00%..........       301       76,728,697.86     21.55      7.135      634     254,912.62    87.26       55.05
90.01% to 95.00%..........        94       23,072,138.02      6.48      7.038      667     245,448.28    84.90       41.33
95.01% to 100.00%.........       546      151,783,238.81     42.63      6.534      675     277,991.28    81.99       36.84
                               -----     ---------------    ------      -----      ---    -----------    -----       -----
   Total:.................     1,351     $356,012,576.91    100.00%     6.869%     643    $263,517.82    81.84%      46.82%
                               =====     ===============    ======      =====      ===    ===========    =====       =====

          As of the Statistical Cut-off Date, the Combined Loan-to-Value Ratios of the Group 2 Statistical Mortgage Loans ranged from 26.32% to 100.00% and the weighted average Combined Loan-to-Value Ratio for the Group 2 Statistical Mortgage Loans was approximately 90.62%.

             Loan Purpose for the Group 2 Statistical Mortgage Loans

                             Number of      Aggregate                           Weighted    Average    Weighted
                            Statistical     Principal     Percent of  Weighted   Average   Principal    Average     Percent
                              Mortgage       Balance       Mortgage    Average   Credit     Balance    Original      Full
Loan Purpose                   Loans       Outstanding       Pool      Coupon     Score   Outstanding     LTV    Documentation
------------                -----------  ---------------  ----------  --------  --------  -----------  --------  -------------
Purchase..................       663     $162,622,339.28     45.68%     6.718%     670    $245,282.56    82.09%      35.63%
Refinance - Cashout.......       428      117,069,467.89     32.88      7.076      619     273,526.79    81.43       53.80
Refinance - Rate/Term.....       260       76,320,769.74     21.44      6.875      625     293,541.42    81.93       59.95
                               -----     ---------------    ------      -----      ---    -----------    -----       -----
   Total:.................     1,351     $356,012,576.91    100.00%     6.869%     643    $263,517.82    81.84%      46.82%
                               =====     ===============    ======      =====      ===    ===========    =====       =====

    Types of Mortgaged Properties for the Group 2 Statistical Mortgage Loans

                             Number of      Aggregate                           Weighted    Average    Weighted
                            Statistical     Principal     Percent of  Weighted   Average   Principal    Average     Percent
                              Mortgage       Balance       Mortgage    Average   Credit     Balance    Original      Full
Property Type                  Loans       Outstanding       Pool      Coupon     Score   Outstanding     LTV    Documentation
-------------               -----------  ---------------  ----------  --------  --------  -----------  --------  -------------
Single Family Detached....     1,033     $261,645,450.50     73.49%     6.880%     640    $253,286.98    81.89%      46.54%
Planned Unit Development..       199       63,480,777.54     17.83      6.869      645     318,998.88    81.95       50.00
Condominium...............        80       21,201,154.05      5.96      6.717      657     265,014.43    81.90       50.49
Two-to-Four Family........        27        6,708,375.92      1.88      7.016      693     248,458.37    78.94       10.45
Single Family Attached....         9        2,122,834.84      0.60      6.580      636     235,870.54    79.63       80.44
Townhouse.................         2          648,518.55      0.18      6.769      776     324,259.28    85.00        8.25
Rowhouse..................         1          205,465.51      0.06      8.125      622     205,465.51    80.00        0.00
                               -----     ---------------    ------      -----      ---    -----------    -----       -----
   Total:.................     1,351     $356,012,576.91    100.00%     6.869%     643    $263,517.82    81.84%      46.82%
                               =====     ===============    ======      =====      ===    ===========    =====       =====

        Documentation Summary for the Group 2 Statistical Mortgage Loans

                             Number of      Aggregate                           Weighted    Average    Weighted
                            Statistical     Principal     Percent of  Weighted   Average   Principal    Average     Percent
                              Mortgage       Balance       Mortgage    Average   Credit     Balance    Original      Full
Documentation                  Loans       Outstanding       Pool      Coupon     Score   Outstanding     LTV    Documentation
-------------               -----------  ---------------  ----------  --------  --------  -----------  --------  -------------
Full Documentation........       709     $166,669,655.37     46.82%     6.853%     618    $235,077.09    82.58%     100.00%
24 Month Bank Statements..        55       18,886,283.86      5.30      6.675      634     343,386.98    83.46        0.00
12 Month Bank Statements..        78       22,680,052.40      6.37      6.940      636     290,769.90    84.21        0.00
Limited Documentation.....         3          734,621.35      0.21      6.496      641     244,873.78    81.80        0.00
Stated Income
   Self-Employed..........       202       58,118,550.51     16.32      7.076      662     287,715.60    79.20        0.00
Stated Income Wage
   Earner.................       304       88,923,413.42     24.98      6.791      682     292,511.23    81.23        0.00
                               -----     ---------------    ------      -----      ---    -----------    -----      ------
   Total:.................     1,351     $356,012,576.91    100.00%     6.869%     643    $263,517.82    81.84%      46.82%
                               =====     ===============    ======      =====      ===    ===========    =====      ======

           Occupancy Types for the Group 2 Statistical Mortgage Loans

                             Number of      Aggregate                           Weighted    Average    Weighted
                            Statistical     Principal     Percent of  Weighted   Average   Principal    Average     Percent
                              Mortgage       Balance       Mortgage    Average   Credit     Balance    Original      Full
Occupancy Type                 Loans       Outstanding       Pool      Coupon     Score   Outstanding     LTV    Documentation
--------------              -----------  ---------------  ----------  --------  --------  -----------  --------  -------------
Investment Property.......       115     $ 17,927,015.72      5.04%     7.542%     677    $155,887.09    80.25%      37.44%
Primary Home..............     1,229      336,677,988.80     94.57      6.831      641     273,944.66    81.95       47.45
Second Home...............         7        1,407,572.39      0.40      7.381      685     201,081.77    76.50       13.56
                               -----     ---------------    ------      -----      ---    -----------    -----       -----
   Total:.................     1,351     $356,012,576.91    100.00%     6.869%     643    $263,517.82    81.84%      46.82%
                               =====     ===============    ======      =====      ===    ===========    =====       =====

          The information set forth above with respect to occupancy type is based upon representations of the related mortgagors at the time of origination.

      Mortgage Loan Age Summary for the Group 2 Statistical Mortgage Loans

                             Number of      Aggregate                           Weighted    Average    Weighted
                            Statistical     Principal     Percent of  Weighted   Average   Principal    Average     Percent
Mortgage Loan Age             Mortgage       Balance       Mortgage    Average   Credit     Balance    Original      Full
(Months)                       Loans       Outstanding       Pool      Coupon     Score   Outstanding     LTV    Documentation
--------                    -----------  ---------------  ----------  --------  --------  -----------  --------  -------------
0.........................       505     $121,892,742.00     34.24%     6.850%     648    $241,371.77    81.80%      36.85%
1.........................       625      145,131,030.78     40.77      6.963      646     232,209.65    82.08       46.37
2.........................       101       40,759,160.68     11.45      6.714      629     403,556.05    81.12       59.86
3.........................        93       38,183,892.90     10.73      6.762      640     410,579.49    81.28       58.77
4.........................        23        8,964,079.54      2.52      6.720      635     389,742.59    84.36       72.95
5.........................         2          900,000.00      0.25      7.194      605     450,000.00    81.03      100.00
6.........................         2          181,671.01      0.05      8.688      533      90,835.51    79.31      100.00
                               -----     ---------------    ------      -----      ---    -----------    -----      ------
   Total:.................     1,351     $356,012,576.91    100.00%     6.869%     643    $263,517.82    81.84%      46.82%
                               =====     ===============    ======      =====      ===    ===========    =====      ======

          As of the Statistical Cut-off Date, the weighted average age of the Group 2 Statistical Mortgage Loans was approximately 1 month.

   Original Prepayment Penalty Term for the Group 2 Statistical Mortgage Loans

                             Number of      Aggregate                           Weighted    Average    Weighted
                            Statistical     Principal     Percent of  Weighted   Average   Principal    Average     Percent
Original Prepayment           Mortgage       Balance       Mortgage    Average   Credit     Balance    Original      Full
Penalty Term                   Loans       Outstanding       Pool      Coupon     Score   Outstanding     LTV    Documentation
------------                -----------  ---------------  ----------  --------  --------  -----------  --------  -------------
6 months..................        18     $  1,858,570.26      0.52%     7.686%     601    $103,253.90    84.91%      53.70%
12 months.................        23        8,659,501.77      2.43      7.353      657     376,500.08    81.22       52.55
24 months.................       901      256,912,003.81     72.16      6.712      645     285,140.96    81.78       46.16
30 months.................        73       21,602,219.52      6.07      6.693      633     295,920.82    83.48       45.78
36 months.................        51       13,455,135.26      3.78      6.721      647     263,826.18    79.35       48.22
None......................       285       53,525,146.29     15.03      7.628      637     187,807.53    82.11       48.84
                               -----     ---------------    ------      -----      ---    -----------    -----       -----
   Total:.................     1,351     $356,012,576.91    100.00%     6.869%     643    $263,517.82    81.84%      46.82%
                               =====     ===============    ======      =====      ===    ===========    =====       =====

          The weighted average original prepayment penalty term with respect to the Group 2 Statistical Mortgage Loans having prepayment penalties was approximately 25 months.

            Credit Scores for the Group 2 Statistical Mortgage Loans

                             Number of      Aggregate                           Weighted    Average    Weighted
                            Statistical     Principal     Percent of  Weighted   Average   Principal    Average     Percent
                              Mortgage       Balance       Mortgage    Average   Credit     Balance    Original      Full
Range of Credit Scores         Loans       Outstanding       Pool      Coupon     Score   Outstanding     LTV    Documentation
----------------------      -----------  ---------------  ----------  --------  --------  -----------  --------  -------------
500 or less...............         3     $    601,850.00      0.17%     7.462%     500    $200,616.67    83.30%     100.00%
501 to 525................        55        8,853,595.78      2.49      8.001      515     160,974.47    77.34       84.23
526 to 550................       111       20,135,584.22      5.66      7.829      538     181,401.66    80.88       66.74
551 to 575................       112       27,523,230.02      7.73      7.356      563     245,743.13    83.93       78.97
576 to 600................       137       27,961,892.59      7.85      7.383      588     204,101.41    80.56       65.26
601 to 625................       162       40,230,995.05     11.30      6.922      614     248,339.48    81.32       70.79
626 to 650................       204       58,186,836.50     16.34      6.733      638     285,229.59    82.21       53.58
651 to 675................       202       60,305,750.56     16.94      6.653      663     298,543.32    82.51       32.02
676 to 700................       176       55,124,959.80     15.48      6.516      687     313,210.00    81.73       24.90
701 to 725................        98       30,135,206.09      8.46      6.501      713     307,502.10    81.24       26.24
726 to 750................        51       15,072,413.49      4.23      6.532      736     295,537.52    82.55       13.81
751 to 775................        31        8,613,642.81      2.42      6.552      760     277,859.45    81.50        4.09
776 to 800................         7        2,372,450.00      0.67      6.667      789     338,921.43    85.14       53.54
801 to 825................         2          894,170.00      0.25      7.114      803     447,085.00    86.61      100.00
                               -----     ---------------    ------      -----      ---    -----------    -----      ------
   Total:.................     1,351     $356,012,576.91    100.00%     6.869%     643    $263,517.82    81.84%      46.82%
                               =====     ===============    ======      =====      ===    ===========    =====      ======

          The Credit Scores of the Group 2 Statistical Mortgage Loans that were scored as of their respective origination ranged from 500 to 804 and the weighted average Credit Score of the Group 2 Statistical Mortgage Loans that were scored as of their respective origination was approximately 643.

         Credit Grade Summary for the Group 2 Statistical Mortgage Loans

                             Number of      Aggregate                           Weighted    Average    Weighted
                            Statistical     Principal     Percent of  Weighted   Average   Principal    Average     Percent
                              Mortgage       Balance       Mortgage    Average   Credit     Balance    Original      Full
Credit Grade                   Loans       Outstanding       Pool      Coupon     Score   Outstanding     LTV    Documentation
------------                -----------  ---------------  ----------  --------  --------  -----------  --------  -------------
A.........................     1,065     $306,361,679.82     86.05%     6.745%     655    $287,663.55    81.70%      41.59%
A-........................        61       12,592,630.90      3.54      7.404      562     206,436.57    83.75       77.18
A+........................        72       14,830,280.20      4.17      7.039      626     205,976.11    86.61       74.36
B.........................        56        9,120,105.14      2.56      7.898      542     162,859.02    81.60       85.52
B+........................        51        7,323,020.25      2.06      7.948      527     143,588.63    83.50       83.06
C.........................        37        4,713,151.27      1.32      8.689      542     127,382.47    72.44       75.70
C+........................         1           66,750.00      0.02      9.750      513      66,750.00    75.00      100.00
D.........................         8        1,004,959.33      0.28      9.502      567     125,619.92    64.87      100.00
                               -----     ---------------    ------      -----      ---    -----------    -----      ------
   Total:.................     1,351     $356,012,576.91    100.00%     6.869%     643    $263,517.82    81.84%      46.82%
                               =====     ===============    ======      =====      ===    ===========    =====      ======

            Gross Margins for the Group 2 Statistical Mortgage Loans

                         Number of      Aggregate                           Weighted    Average    Weighted
                        Statistical     Principal     Percent of  Weighted   Average   Principal    Average     Percent
                          Mortgage       Balance       Mortgage    Average   Credit     Balance    Original       Full
Range of Gross Margins     Loans       Outstanding       Pool      Coupon     Score   Outstanding     LTV    Documentation
----------------------  -----------  ---------------  ----------  --------  --------  -----------  --------  -------------
5.001% to 5.500%......       346     $113,212,352.45     31.80%     6.441%     667    $327,203.33   81.90%       54.03%
5.501% to 6.000%......       554      158,819,828.07     44.61      6.892      637     286,678.39   82.52        43.25
6.001% to 6.500%......       451       83,980,396.39     23.59      7.405      625     186,209.30   80.47        43.84
                           -----     ---------------    ------      -----      ---    -----------   -----        -----
   Total:.............     1,351     $356,012,576.91    100.00%     6.869%     643    $263,517.82   81.84%       46.82%
                           =====     ===============    ======      =====      ===    ===========   =====        =====

          As of the Statistical Cut-off Date, the gross margins for the Group 2 Statistical Mortgage Loans ranged from 5.200% per annum to 6.250% per annum and the weighted average gross margin of the Group 2 Statistical Mortgage Loans was approximately 5.807% per annum.

        Maximum Mortgage Rates for the Group 2 Statistical Mortgage Loans

                         Number of      Aggregate                           Weighted    Average    Weighted
                        Statistical     Principal     Percent of  Weighted   Average   Principal    Average     Percent
Range of Maximum          Mortgage       Balance       Mortgage    Average   Credit     Balance    Original       Full
Mortgage Rates             Loans       Outstanding       Pool      Coupon     Score   Outstanding     LTV    Documentation
--------------          -----------  ---------------  ----------  --------  --------  -----------  --------  -------------
12.000% or less.......       165     $ 63,596,965.50     17.86%    5.798%      676    $385,436.15    80.02%      55.70%
12.001% to 12.500%....       224       82,009,520.67     23.04     6.328       663     366,113.93    81.35       45.47
12.501% to 13.000%....       252       84,846,012.61     23.83     6.821       646     336,690.53    82.51       42.23
13.001% to 13.500%....       188       49,979,475.97     14.04     7.338       627     265,848.28    82.91       38.20
13.501% to 14.000%....       290       48,651,972.95     13.67     7.795       612     167,765.42    83.49       50.20
14.001% to 14.500%....        96       12,425,690.85      3.49     8.259       599     129,434.28    83.82       51.80
14.501% to 15.000%....        83        9,589,292.11      2.69     8.769       575     115,533.64    79.18       49.47
15.001% to 15.500%....        29        3,152,214.15      0.89     9.244       575     108,697.04    77.48       67.38
15.501% to 16.000%....        24        1,761,432.10      0.49     9.786       548      73,393.00    70.96       74.16
                           -----     ---------------    ------     -----       ---    -----------    -----       -----
   Total:.............     1,351     $356,012,576.91    100.00%    6.869%      643    $263,517.82    81.84%      46.82%
                           =====     ===============    ======     =====       ===    ===========    =====       =====

          As of the Statistical Cut-off Date, the Maximum Mortgage Rates for the Group 2 Statistical Mortgage Loans ranged from 11.400% per annum to 15.950% per annum and the weighted average Maximum Mortgage Rate for the Group 2 Statistical Mortgage Loans was 12.869% per annum.

      Next Rate Adjustment Date for the Group 2 Statistical Mortgage Loans

                         Number of      Aggregate                           Weighted    Average    Weighted
                        Statistical     Principal     Percent of  Weighted   Average   Principal    Average     Percent
Next Rate Adjustment      Mortgage       Balance       Mortgage    Average   Credit     Balance    Original       Full
Date                       Loans       Outstanding       Pool      Coupon     Score   Outstanding     LTV    Documentation
----                    -----------  ---------------  ----------  --------  --------  -----------  --------  -------------
May 2006..............         2     $    181,671.01      0.05%     8.688%     533    $ 90,835.51    79.31%     100.00%
June 2006.............         2          900,000.00      0.25      7.194      605     450,000.00    81.03      100.00
July 2006.............        23        8,964,079.54      2.52      6.720      635     389,742.59    84.36       72.95
August 2006...........        87       35,585,111.15     10.00      6.769      638     409,024.27    80.90       58.81
September 2006........        97       39,200,867.71     11.01      6.709      630     404,132.66    81.38       60.40
October 2006..........       607      141,015,674.60     39.61      6.969      646     232,315.77    82.17       45.85
November 2006.........       470      114,611,013.00     32.19      6.842      649     243,853.22    82.02       35.62
August 2007...........         6        2,598,781.75      0.73      6.663      666     433,130.29    86.49       58.10
September 2007........         4        1,558,292.97      0.44      6.859      613     389,573.24    74.53       46.27
October 2007..........        18        4,115,356.18      1.16      6.733      639     228,630.90    79.11       64.22
November 2007.........        35        7,281,729.00      2.05      6.969      634     208,049.40    78.28       56.19
                           -----     ---------------    ------      -----      ---    -----------    -----       -----
   Total:.............     1,351     $356,012,576.91    100.00%     6.869%     643    $263,517.82    81.84%      46.82%
                           =====     ===============    ======      =====      ===    ===========    =====       =====

Pre-Funding and Conveyance of Subsequent Mortgage Loans

          On the Closing Date, the excess of the aggregate Class Principal Amount of the Notes over the sum of the aggregate Stated Principal Balance of the Initial Mortgage Loans as of the Initial Cut-off Date and the initial Overcollateralization Amount, which amount is expected to be approximately $150,000,000, will be deposited in the Pre-Funding Account established and maintained by the Trust Administrator on behalf of the Noteholders. Any investment income earned from amounts in the Pre-Funding Account shall be paid to the Seller, and will not be available for payments on the Notes. During the Pre-Funding Period, the Depositor is expected to purchase Subsequent Mortgage Loans indirectly through an affiliate from the Seller and sell such Subsequent Mortgage Loans to the Trust. The maximum aggregate loan balance of Subsequent Mortgage Loans to be transferred to the Trust for Group 1 and Group 2 is approximately $86,734,302 and $63,265,698, respectively. The Subsequent Mortgage Loans purchased by the Trust from each such amount will be allocated to the related Mortgage Group. The purchase price for each Subsequent Mortgage Loan will equal the principal balance of such Subsequent Mortgage Loan and will be paid from the amounts in the Pre-Funding Account allocated to that Mortgage Group. Accordingly, the purchase of Subsequent Mortgage Loans for a Mortgage Group will decrease the amount on deposit in the Pre-Funding Account for that Mortgage Group and increase the aggregate Stated Principal Balance of the Mortgage Loans in that Mortgage Group. The characteristics of the Mortgage Loans in the Trust will vary upon the acquisition of Subsequent Mortgage Loans. The obligation of the Trust to purchase Subsequent Mortgage Loans during the Pre-Funding Period is subject to the following requirements:

     o such Subsequent Mortgage Loan may not be more than one calendar month contractually delinquent as of the related Subsequent Cut-off Date;

     o such Subsequent Mortgage Loan may not have a final maturity date later than January 2035,

     o the remaining term to stated maturity of such Subsequent Mortgage Loan will not exceed 30 years;

     o such Subsequent Mortgage Loan will have a Mortgage Rate not less than 5.10% per annum;

     o such Subsequent Mortgage Loan will not have an Original Loan-to-Value Ratio greater than 100%;

     o such Subsequent Mortgage Loan will have a principal balance not greater than $741,400;

     o such Subsequent Mortgage Loan will be secured by a first lien on a mortgaged property; and

     o such Subsequent Mortgage Loan will be otherwise acceptable to the Rating Agencies.

          Following the purchase of such Subsequent Mortgage Loans by the Trust, the mortgage pool and each Mortgage Group will have the following characteristics (based upon the characteristics of the (a) Initial Mortgage Loans as of the Initial Cut-off Date and (b) Subsequent Mortgage Loans as of the related Subsequent Cut-off Date):

          Mortgage Pool

     o    a weighted average current Mortgage Rate of at least 6.82% per annum;

     o a weighted average remaining term to stated maturity of less than 360 months;

     o    a weighted average Original Loan-to-Value Ratio of not more than 83%;

     o    a weighted average Credit Score of at least 640; and

     o no more than 33% of the Mortgage Loans by Aggregate Loan Balance at the end of the Pre-Funding Period will be used for cash-out refinances.

          Group 1

     o    a weighted average current Mortgage Rate of at least 6.82% per annum;

     o a weighted average remaining term to stated maturity of less than 360 months;

     o    a weighted average Original Loan-to-Value Ratio of not more than 83%;
          and

     o no more than 32% of the Group 1 Mortgage Loans by Aggregate Loan Balance at the end of the Pre-Funding Period will be used for cash-out refinances.

          Group 2

     o    a weighted average current Mortgage Rate of at least 6.82% per annum;

     o a weighted average remaining term to stated maturity of less than 360 months;

     o    a weighted average Original Loan-to-Value Ratio of not more than 83%;
          and

     o no more than 35% of the Group 2 Mortgage Loans by Aggregate Loan Balance at the end of the Pre-Funding Period will be used for cash-out refinances.

                             Underwriting Guidelines

          All of the Mortgage Loans were originated generally in accordance with the underwriting guidelines established and maintained by FMC, a nationwide mortgage banking company and wholly-owned subsidiary of FIC.

General

          Fieldstone Mortgage Company, or FMC, originates, finances, sells, securitizes and services both conforming loans and non-conforming loans secured by single-family, two- to four-family, condominium units, units of planned unit developments, townhomes and modular homes. FMC focuses on providing the best loan available for a given borrower's needs and credit history. FMC's conforming loans are loans that meet the underwriting criteria required for a mortgage loan to be saleable to a federally owned or sponsored mortgage agency, such as Ginnie Mae, Fannie Mae or Freddie Mac, the borrowers of which generally have strong credit payment histories and relatively low levels of consumer debt, or are eligible for government guaranteed mortgages. A non-conforming loan generally does not meet the eligibility requirements of Ginnie Mae, Fannie Mae or Freddie Mac because the borrower's cash flow, credit history and/or collateral value do not meet the specific standards of the conforming loan market. FMC's non-conforming borrowers generally have good credit backgrounds, but tend to have higher loan-to-value (LTV) ratios, less income documentation, and/or higher debt ratios than conforming borrowers.

          FMC's principal executive offices are located at 11000 Broken Land Parkway, Suite 600, Columbia, Maryland 21044 and its main telephone number is 410-772-7200. Fieldstone Investment Corporation, or FIC, FMC's parent company, has elected to be taxed as a real estate investment trust.

          The Mortgage Loans included in the Trust are non-conforming loans.

          FMC originates loans primarily in the wholesale market, through mortgage brokers. FMC also originates loans directly with customers through its retail branch network.

          The following table summarizes certain information regarding FMC's total loan originations:

                                     As of                  Year Ended December 31,
                                 September 30,   -------------------------------------------------
                                      2004          2003         2002         2001         2000
                                 -------------   ----------   ----------   ----------   ----------
                                                           (in thousands)
Aggregate Loan Originations
   Non-Conforming Loans.......    $4,648,533     $5,148,182   $2,479,323   $1,175,389   $  681,135
      As a percentage of total
         originations.........            83%            70%          62%          52%          60%
   Conforming Loans...........    $  976,564     $2,223,868   $1,537,084   $1,070,455   $  459,192
      As a percentage of total
         originations.........            17%            30%          38%          48%          40%
   Total Originations.........    $5,625,097     $7,372,050   $4,016,407   $2,245,844   $1,140,327
                                  ==========     ==========   ==========   ==========   ==========

          Non-Conforming Loan Products

          Each mortgage loan originated by FMC is underwritten pursuant to FMC's underwriting guidelines by FMC underwriters prior to the loan closing. FMC's underwriting process considers a combination of factors in deciding whether to approve a loan, including the borrower's income documentation, LTV, mortgage and consumer credit payment history, property type and credit score. Nevertheless, each program relies upon an underwriter's analysis of each borrower's ability to repay the loan according to its terms, the risk that the borrower will not repay, the fees and rates charged, the value of the collateral, the benefit the loan is providing to the borrower, and the loan amounts relative to the risk. FMC's underwriting standards are applied in a standardized manner that complies with applicable federal and state laws and regulations.

          FMC underwrites its non-conforming loans to meet the specific guidelines of one of FMC's six first-lien loan programs and, if applicable, one of its three second-lien loan programs. In practice, FMC generally originates its second-lien loans in conjunction with a first-lien loan at a simultaneous closing. Each of FMC's first-lien and second-lien programs, described briefly below, offers features that are unique. FMC's general underwriting and compliance guidelines, however, are consistent across all programs:

          o Wall Street: The Wall Street program utilizes both credit score and mortgage history and offers loans for borrowers with Alt-A credit. This program offers both first and second liens.

          o Bay Street: The Bay Street program is credit score driven and offers high LTV loans (up to 95%) for borrowers with strong subprime credit. This program offers first liens only.

          o High Street: The High Street program utilizes traditional credit underwriting and offers high LTV loans (up to 100%) for borrowers with strong credit histories and good subprime credit. This program offers both first and second liens.

          o Main Street: The Main Street program offers lower LTV loans for borrowers with subprime credit. This program offers first liens only.

          o South Street: The South Street program is credit score driven and offers lower LTV loans (up to 70%) for borrowers with limited credit. This program offers first liens only and does not allow subordinate financing.

          o 42nd Street: The 42nd Street program is credit score and mortgage history driven and offers high LTVs (up to 100%) for borrowers with Alt-A credit. This programs offers both first and second liens.

          Any of the first lien programs may be combined with one of the second lien programs. For example, a High Street first lien can close simultaneously with a Wall Street second lien. Allowable loan to values (LTVs) and combined, first and second, loan to values (CLTVs) for each program are identified within the individual program guidelines.

The Fieldstone Underwriting Guidelines

          Each non-conforming mortgage loan that FMC originates is underwritten in accordance with FMC's underwriting guidelines. FMC's underwriting guidelines are designed to help FMC underwriters evaluate a borrower's credit history, capacity, willingness and ability to repay the loan, and the value and adequacy of the collateral. For the non-conforming loans, FMC underwriters review the borrower's credit history from all three nationally-recognized credit bureaus. FMC also uses credit scores provided by credit reporting agencies as part of its underwriting process.

          For most of FMC's higher debt ratio and higher LTV loan programs, no exceptions are allowed to the underwriting guidelines. However, for lower LTV loans or for borrowers with lower debt ratios, FMC's policy is to analyze the overall situation of the borrower and to take into account compensating factors that may be used to offset certain areas of weakness. These compensating factors include credit scores, proposed reductions in the borrower's debt service expense, employment stability, number of years in residence and net disposable income. FMC's underwriting process and guidelines require a thorough application review and documentation designed to maximize the value of the mortgage loans.

          FMC Underwriting Personnel. All of FMC's non-conforming loans are underwritten by FMC's on-staff underwriting personnel, and FMC does not delegate underwriting authority to any broker or third party. FMC underwriters review each non-conforming loan in one of its eleven regional funding centers. FMC believes that this regionalized underwriting process provides it with the ability to fund loans faster than many of its competitors, and that the experience of its loan originators and branch managers, its information systems, and its rigorous quality control process ensure the continued high quality of the loans.

          Underwriting Guidelines. FMC underwriting guidelines are established by FMC's credit committee, which is composed of FMC's President, Executive Vice President for Secondary Marketing and Chief Credit Officer. The credit committee meets regularly to review proposed changes to underwriting guidelines. If an individual loan application does not meet FMC's formal written underwriting guidelines, but the underwriter is confident both that the borrower has the ability and willingness to pay and that the property provides adequate collateral for the borrower's obligations, the loan origination teams and underwriters can make underwriting exceptions with a manager's written approval. These exceptions must be within formal exception policies and approval authorities.

          Credit Classifications. A critical function of the underwriting process is to identify the level of credit risk associated with each applicant for a mortgage loan. FMC has established six principal classifications, "A+" to "D," with respect to the credit profile of potential borrowers, and FMC underwriters assign a rating to each loan based upon these classifications. Credit grades for each loan program are assigned by analyzing factors such as mortgage payment history, consumer credit history, credit score, bankruptcy history and debt-to-income ratio.

          Guidelines-First Priority Liens

          The following tables set forth the LTV and debt service-to-income ratio maximums for FMC's non-conforming first lien loan programs based upon documentation type, property type and credit (see "Underwriting Guidelines--The Fieldstone Underwriting Guidelines--Employment, Income and Asset Verification and Source of Funds"):

              Wall Street--Single Family, PUD, Condo and 2-4 Units

                              (FICO-Driven Program)

                                                                                  LTV (in %)                    (in %)
                                                                 -------------------------------------------   -------
                                                                 Full Doc    Stated     Full Doc     Stated    Maximum
        FICO    Mortgage      Consumer         Time Elapsed        Owner      Owner    Non-Owner   Non-Owner     Debt
       Score    History        Credit           Since BK/FC      Occupied   Occupied    Occupied    Occupied    Ratio*
      -------   --------   --------------   ------------------   --------   --------   ---------   ---------   -------
A       660+      1x30     Not considered   24 mo BK/ 36 mo FC      85         85          80          80         50
      620-659     1x30     Not considered   24 mo BK/ 36 mo FC      85         85          80          80         50

----------
* Debt Ratio Exceptions to 55% are allowed under the following circumstances:

          o Owner Occupied, Full Documentation only (Bank Statement not allowed);

          o    Minimum credit score of 640 for Primary Wage Earner;

          o    No 2-4 unit purchases;

          o Bankruptcies or foreclosures must have occurred a minimum of 36 months prior to loan closing; and

          o Disposable income must meet the following limits: $600 for the first family member and $250 for each member thereafter.

--------------------------------------------------------------------------------
  BK=Bankruptcy; FC=Foreclosure; SFD=Single Family Dwelling; PUD=Planned Urban
                                  Development;
     LTV=Loan to Value; FICO=Fair Isaac & Company; Mortgage History=# of 30-day
                        delinquencies in last 12 months
--------------------------------------------------------------------------------

               Bay Street--Single Family, PUD, Condo and 2-4 Units
                              (FICO-Driven Program)

                                                                                LTV (in %)                   (in %)
                                        # Months              -------------------------------------------   -------
                                         Elapsed              Full Doc    Stated     Full Doc     Stated    Maximum
        FICO    Mortgage    Consumer      Since    Property     Owner      Owner    Non-Owner   Non-Owner     Debt
       Score    History      Credit      BK / FC     Type     Occupied   Occupied    Occupied    Occupied    Ratio*
      -------   --------   ----------   --------   --------   --------   --------   ---------   ---------   -------
A       625+       N/A**       Not         24        SFD,        95         90          90         ***
      600-624              considered                PUD,        95         80          85         ***         50
      575-599                                        Row,        90         75          80         ***
                                                    Condo

A       625+       N/A**       Not         24      2-4 Unit      95         85          85         ***
      600-624              considered                            95         75          85         ***         50
      575-599                                                    90         75          80         ***

----------

* Bay Street allows for 55% Debt Ratio for Full Documentation loans with combined loan-to-value of less than or equal to 85%. Bay Street also allows for up to a 55% Maximum Debt Ratio for Full Documentation loans with combined loan-to-value of greater than 85% but less than or equal to 95% under the following circumstances:

          o Owner Occupied, Full Documentation only (Bank Statement not allowed);

          o    Minimum 640 score for Primary Wage Earner;

          o    No 2-4 unit purchases;

          o Bankruptcies or foreclosures must have occurred a minimum of 36 months prior to loan closing; and

          o Disposable income must meet the following limits: $600 for the first family member and $250 for each member thereafter.

** Prior mortgage loan cannot be more than one month delinquent at origination of new loan with Fieldstone Mortgage. If housing history is not reported and rated on the credit report, a maximum of 2x30 is allowed within the last 12 months as reported by the verification of mortgage.

***       No programs were available.

--------------------------------------------------------------------------------
     BK=Bankruptcy; FC=Foreclosure; SFD=Single Family Dwelling; PUD=Planned
                               Urban Development;
   LTV=Loan to Value; FICO=Fair Isaac & Company; Mortgage History=# of 30-day
                        delinquencies in last 12 months
--------------------------------------------------------------------------------

              High Street--Single Family, PUD, Condo and 2-4 Units*

                                                                             LTV (in %)                      (in %)
                                                 # Months   -------------------------------------------   ------------
                         Consumer     Consumer    Elapsed   Full Doc    Stated     Full Doc     Stated       Maximum
      FICO   Mortgage     Credit       Credit      Since      Owner      Owner    Non-Owner   Non-Owner       Debt
     Score    History      >90%         90%        BK/FC    Occupied   Occupied    Occupied    Occupied       Ratio
     -----   --------   ----------   ---------   --------   --------   --------   ---------   ---------   ------------
A+    680      0x30     0x30 major     2x30        BK-24       100        100         80          75      50 (55% with
      640                 or 640                               100         90         80          75      credit score
      580                                                      100         85         80          75          >640)

A     680      1x30     2x30 major     5x30        FC-36       100        100         75          75      50 (55% with
      640                 or 610                               100         90         75          75      credit score
      580                                                      100         85         75          75          >640)
      540                                                       90         85         75          75

B+    500      2x30         N/A        5x30,       24 mo        90         75         **          **           50
                                       2x60

B     500      3x30         N/A        3x60,       24 mo        85         70         **          **           50
               1x60                    1x90

C+    500      2x60         N/A        2x90        24 mo        75         65         **          **           50

C     500      0x90         N/A      500 score     12 mo        70         60         **          **           50

----------
* 2-4 Unit refinance transactions are allowed up to the maximum loan-to-value according to credit grade as shown in the grid above. 2-4 Unit purchase transactions are available with Full Documentation only up to a maximum of 90% loan-to-value/combined loan-to-value and are available only with a credit grade of A+, A or B.

**   No programs were available.

--------------------------------------------------------------------------------
     BK=Bankruptcy; FC=Foreclosure; SFD=Single Family Dwelling; PUD=Planned Urban Development; LTV=Loan to Value; FICO=Fair Isaac & Company; Mortgage
              History=# of 30-, 60- or 90-day delinquencies in last
                                   12 months;
  Consumer Credit 90%=History of consumer delinquency for loans where LTV >90%
--------------------------------------------------------------------------------

               42nd Street--Single Family, PUD, Condo and 2-Units
                              (FICO-Driven Program)

                                                                          LTV (in %)                   (in %)
                                                         -------------------------------------------   -------
                                  # Months               Full Doc    Stated     Full Doc     Stated    Maximum
     FICO   Mortgage   Consumer     Since     Property     Owner      Owner    Non-Owner   Non-Owner     Debt
    Score    History    Credit      BK/FC       Type     Occupied   Occupied    Occupied    Occupied    Ratio*
    -----   --------   --------   --------   ---------   --------   --------   ---------   ---------   -------
A    620      0x30       0x90       BK-24                   90         **          80          **         50
     620      1x30       0x90                 SFD/PUD       90         **          80          **         50
     620      2x30       0x90                               85         **          80          **         50

A    620      0x30       0x90       FC-36      Condo        90         **          80***       **         50
     620      1x30       0x90                   and         90         **          80***       **         50
     620      2x30       0x90                2-Unit***      85         **          80***       **         50

----------
* 42nd Street allows up to a 55% Maximum Debt Ratio for Full Documentation loans under the following circumstances:

     o    Owner Occupied, Full Documentation only;

     o    Minimum 640 score for Primary Wage Earner;

     o    No 2-Unit purchases;

     o Bankruptcies or foreclosures must have occurred a minimum of 36 months prior to loan closing; and

     o Disposable income must meet the following limits: $600 for the first family member and $250 for each member thereafter.

**   No programs were available.

***  2-Unit Non-Owner Occupied transactions not available.

--------------------------------------------------------------------------------
  BK=Bankruptcy; FC=Foreclosure; SFD=Single Family Dwelling; PUD=Planned Urban Development; LTV=Loan to Value; FICO=Fair Isaac & Company; Mortgage History=# of
                     30-day delinquencies in last 12 months
--------------------------------------------------------------------------------

               Main Street--Single Family, PUD, Condo and 2 Units
                      3-4 units require a 5% LTV reduction

                                                                         LTV (in %)                    (in %)
                                                        -------------------------------------------   -------
                                          # Months      Full Doc    Stated     Full Doc     Stated    Maximum
    Mortgage         Consumer             Elapsed         Owner      Owner    Non-Owner   Non-Owner     Debt
     History          Credit            Since BK/FC     Occupied   Occupied    Occupied    Occupied    Ratio*
    --------   --------------------   ---------------   --------   --------   ---------   ---------   -------
A     1x30         30's, No 60's           24 mo           90         80          85          **         50

A     3x30      30's, Isolated 60's        24 mo           90         80          80          **         50

B     1x60      60's, Isolated 90's        18 mo           85         75          75          **         50

C     1x90     90's, Isolated 120's        12 mo           80         70          70          **         50

D    No NOD          500 score        Less than 12 mo      70         **          **          **         50

----------
* Main Street allows for 55% Debt Ratio for Full Documentation loans with CLTVs less than or equal to 85%. Main Street also allows for up to a 55% Maximum Debt Ratio for Full Documentation loans with CLTVs greater than 85% but less than or equal to 90% under the following circumstances:

     o    Owner Occupied, Full Documentation only (Bank Statement not allowed);

     o    Minimum 640 score for Primary Wage Earner;

     o    No 2-4 unit purchases;

     o Bankruptcies or foreclosures must have occurred a minimum of 36 months prior to loan closing; and

     o Disposable income must meet the following limits: $600 for the first family member and $250 for each member thereafter.

**   No programs were available.

--------------------------------------------------------------------------------
     BK=Bankruptcy; FC=Foreclosure; SFD=Single Family Dwelling; PUD=Planned
                         Urban Development; LTV=Loan to
                                     Value;
FICO=Fair Isaac & Company; NOD=Notice of Default; Mortgage History=# of 30-, 60-
                         or 90-day delinquencies in last
                                    12 months
--------------------------------------------------------------------------------

              South Street--Single Family, PUD, Condo and 2 Units*

                                                                           LTV (in %)                     (in %)
                                                          -------------------------------------------   ----------
                                                          Full Doc    Stated     Full Doc     Stated      Maximum
    FICO    Mortgage    Consumer        Time Elapsed        Owner      Owner    Non-Owner   Non-Owner      Debt
    Score    History     Credit         Since BK/FC       Occupied   Occupied    Occupied    Occupied      Ratio
    -----   --------   ----------   -------------------   --------   --------   ---------   ---------   ----------
A    575      N/A**        Not      1 Day BK / 12 mo FC      70         70          70          70       Full Doc
                       considered                                                                           55%
                                                                                                        Stated 50%

A    550      N/A**        Not      1 Day BK / 12 mo FC      60         60          60          60       Full Doc
                       considered                                                                           55%
                                                                                                        Stated 50%

----------
*    South Street Program implemented on February 2, 2004.

**   Prior mortgage loan cannot be more than one month delinquent at closing.

--------------------------------------------------------------------------------
     BK=Bankruptcy; FC=Foreclosure; SFD=Single Family Dwelling; PUD=Planned
                               Urban Development;
                  LTV=Loan to Value; FICO=Fair Isaac & Company
--------------------------------------------------------------------------------

          Property and Appraisal Information. FMC requires a full appraisal of each property to be pledged as collateral in connection with the origination of each loan. Appraisals are performed by licensed, third-party, fee-based appraisers and include, among other things, an inspection of the exterior and interior of the subject property. FMC also requires that appraisals address neighborhood conditions, site and zoning status and the condition and value of improvements. Following each appraisal, the appraiser prepares a report which includes cost analyses (when appropriate) based upon both the current cost of constructing a similar home and a market value analysis based upon recent sales of comparable homes in the area. Appraisals generally conform to the Uniform Standards of Professional Appraisal Practice and must be on forms acceptable to Freddie Mac and Fannie Mae. Before FMC funds any mortgage loan, FMC requires every appraisal to be reviewed by either a non-affiliated appraisal review firm or by one of its qualified underwriters using additional data to evaluate the appraisal. In conjunction with the appraisal review policy, FMC requires that either automated value measures, field reviews or second full appraisals on each of its non-conforming loans are ordered to validate the appraisals. The appraisal review process mandates that an appraisal be separately validated unless, in limited circumstances, an FMC underwriter certifies the value of the property without review. The appraisal may not be more than 180 days old on the day the loan is funded.

          Employment, Income and Asset Verification and Source of Funds. FMC's underwriting guidelines include review of the income of each applicant pursuant to the loan programs. Under each of these programs, FMC personnel review the loan applicant's source of income, calculate the amount of income from sources indicated on the loan application or similar documentation, and calculate debt service-to-income ratios to determine the applicant's ability to repay the loan.

          FMC offers five levels of income documentation, all of which require verbal verification of employment within five days of loan closing:

          o Full Documentation: Current pay stubs and W-2s for wage earners and two years' tax returns for self-employed borrowers are required for this documentation option. Any borrowers receiving fixed income of any kind must fully verify all income used for qualifying.

          o 24 Months of Bank Statements: This documentation option is allowed for all employment types and uses an average of deposits for the most recent 24 months. This documentation level is typically considered the same as full documentation for LTV and pricing purposes.

          o 12 Months of Bank Statements: This documentation option is allowed for self-employed borrowers only. This documentation level is typically considered the same as full documentation for LTV purposes, but does not require an add-on to the full documentation coupon.

          o Limited Documentation: Acceptable verification of income for this documentation option is determined by the borrower's type of employment; year-to-date pay stub, most recent 1099 and six-months of bank statements are all allowed depending on whether the borrower is a wage earner, a contractor or is self-employed, respectively. This documentation option requires a LTV reduction but does not require an add-on to the full documentation coupon.

          o Stated Documentation: This documentation option is allowed for all employment types. Wage-earners must verify two years of employment in the same profession. Self-employed borrowers must provide evidence that the business has been owned and operated for at least two years. This documentation option requires both an LTV reduction and an add-on to the full documentation coupon.

          Verification of the source of funds (if any) required to be paid by the applicant at closing is generally required under all full documentation programs. The guidelines generally require a standard verification of deposit, two months' consecutive bank statements or other documentation accepted by FMC underwriters.

          Quality Control. FMC's Quality Control department consists of five auditors located at FMC's home office. The quality control department generally reviews and re-underwrites approximately 7% of all of the loans that are originated. These loans are generally a statistically representative random sample, although FMC may make targeted samples of loans at the request of management.

          The quality control department reports on a regular basis all of its findings to members of senior management and to the respective managers so that they can implement corrective actions. FMC management analyzes the results of these audits as well as performance trends and servicing issues. Based upon this analysis, FMC will take corrective actions as necessary.

                               The Master Servicer

          The information set forth in the following paragraph has been provided by the Master Servicer. None of the Depositor, the Indenture Trustee, the Underwriters or any of their respective affiliates has made or will make any representation as to the accuracy or completeness of this information.

          Wells Fargo is a national banking association, with its master servicing offices located at 9062 Old Annapolis Road, Columbia, Maryland 21045. Wells Fargo is engaged in the business of master servicing single family residential mortgage loans secured by properties located in all 50 states and the District of Columbia. Wells Fargo is one of the banking subsidiaries of Wells Fargo & Company.

                                  The Servicer

          Fieldstone Servicing Corp. will be named as Servicer of the Mortgage Loans under the Transfer and Servicing Agreement. All of the Mortgage Loans, however, will be sub-serviced by Chase, as Sub-Servicer, which will have primary responsibility for servicing the Mortgage Loans including, but not limited to, all collection, advancing and loan level reporting obligations, maintenance of custodial and escrow accounts, maintenance of insurance and enforcement of foreclosure proceedings with respect to the Mortgage Loans and the Mortgaged Properties in accordance with the provisions of the Transfer and Servicing Agreement. Notwithstanding the obligations of the Sub-Servicer to service the Mortgage Loans, the Servicer will remain responsible, pursuant to the terms of the Transfer and Servicing Agreement, for the acts and omissions of the Sub-Servicer in respect of its obligation to service the Mortgage Loans. Under the Transfer and Servicing Agreement, the Master Servicer has the authority to terminate the Servicer for certain events of default which indicate that either the Servicer or the Sub-Servicer is not performing, or is unable to perform, its duties and obligations under the Transfer and Servicing Agreement. See "Servicing of the Mortgage Loans" below.

                                The Sub-Servicer

          The information set forth in the following paragraphs has been provided by the Sub-Servicer. None of the Seller, the Depositor, the Indenture Trustee, the Master Servicer, the Servicer, the Trust Administrator, the Underwriters nor any of their respective affiliates has made or will make any representation as to the accuracy or completeness of this information.

Chase Manhattan Mortgage Corporation

          Chase, a New Jersey corporation founded in 1920, is a wholly owned indirect subsidiary of J.P. Morgan Chase & Co. Chase is engaged in the mortgage origination and servicing businesses and is a HUD-approved mortgagee. Chase is subject to supervision, examination and regulation by the Board of Governors of the Federal Reserve System and various state regulatory bodies. The address of Chase is 194 Wood Avenue South, Iselin, New Jersey 08830 and its telephone number is (732) 452-8000. Chase makes loans in all 50 states and the District of Columbia primarily for the purpose of enabling borrowers to purchase or refinance residential real property, secured by first and second liens on such property. Chase's real estate loans primarily are made to homeowners based on the security of one- to four-family residences.

          Effective July 1, 2004, Banc One Corporation merged with and into JPMorganChase & Co., the surviving corporation in the merger, pursuant to the Agreement and Plan of Merger dated as of January 14, 2004.

          Set forth below is the historical delinquency, foreclosure and loan loss data for Chase's portfolio of fixed rate and adjustable rate sub-prime mortgage loans which were originated or purchased by Chase and subsequently securitized in asset-backed transactions (the "Chase Subprime Securitized Servicing Portfolio"). The Chase Subprime Securitized Servicing Portfolio represents only a portion of the total servicing portfolio of Chase, and many of the mortgage loans in the Chase Subprime Securitized Servicing Portfolio have not been outstanding long enough to experience the level of delinquencies, foreclosures and loan losses which might be expected to occur on a larger, more seasoned portfolio of mortgage loans which were underwritten, originated and serviced in a manner similar to the mortgage loans in the Chase Subprime Securitized Servicing Portfolio. Because of the relatively small size and relative lack of seasoning of the Chase Subprime Securitized Servicing Portfolio, there can be no assurance that the delinquency, foreclosure and loan loss experience on the Mortgage Loans will correspond to the delinquency, foreclosure and loan loss experience shown in the tables below, and the actual delinquency, foreclosure and loan loss experience on the Mortgage Loans could be significantly worse. Moreover, the Mortgage Loans were originated by the Seller or a subsidiary of the Seller and were not originated by Chase and as a result, the actual delinquency, loss and foreclosure experience on the Mortgage Loans could be significantly worse than the delinquency, foreclosure and loan loss experience shown in the tables below.

          Chase Subprime Securitized Servicing Portfolio. The following tables contain information relating to the delinquency, loan loss and foreclosure experience with respect to the Chase Subprime Securitized Servicing Portfolio.

                  Delinquency and Foreclosure Experience of the
                 Chase Subprime Securitized Servicing Portfolio

                           As of September 30,                                 As of December 31,
                         -----------------------   -------------------------------------------------------------------------
                                  2004                      2003                      2002                     2001
                         -----------------------   -----------------------   ----------------------   ----------------------
                         Number of      Dollar     Number of      Dollar     Number of     Dollar     Number of     Dollar
                           Loans        Amount       Loans        Amount       Loans       Amount       Loans       Amount
                         ---------   -----------   ---------   -----------   ---------   ----------   ---------   ----------
Portfolio ............    81,448     $10,181,544     90,370    $11,146,244     73,597    $8,326,818    66,278     $7,274,554
Delinquency
   30-59 days ........      2.37%           1.78%      2.40%          1.83%      2.69%         2.28%     2.27%          1.96%
   60-89 days ........      0.70%           0.53%      0.84%          0.66%      0.86%         0.72%     0.71%          0.65%
   90 days or more ...      1.64%           1.27%      1.43%          1.15%      1.41%         1.21%     0.89%          0.79%
                          ------     -----------     ------    -----------     ------    ----------    ------     ----------
Total ................      4.71%           3.58%      4.67%          3.64%      4.96%         4.21%     3.88%          3.40%
                          ======     ===========     ======    ===========     ======    ==========    ======     ==========
Foreclosure rate .....      2.30%           1.86%      2.47%          2.06%      2.65%         2.48%     1.78%          1.64%
REO properties .......       517             N/A        532            N/A        480           N/A       264            N/A

          The period of delinquency is based on the number of days payments are contractually past due. The delinquency statistics set forth above exclude loans in foreclosure. The portfolio statistics set forth above exclude REO properties.

          The foreclosure rate reflects the number of mortgage loans in foreclosure as a percentage of the total number of mortgage loans or the dollar amount of mortgage loans in foreclosure as a percentage of the total dollar amount of mortgage loans, as the case may be, as of the date indicated. REO properties are real estate owned properties which relate to foreclosed mortgages or properties for which deeds in lieu of foreclosure have been accepted, and held by Chase pending disposition.

                              Loan Loss Experience
              of the Chase Subprime Securitized Servicing Portfolio

                                   Nine-Month
                                 Period Ending
                                 September 30,         Year Ending December 31,
                                 -------------   ------------------------------------
                                      2004          2003         2002         2001
                                 -------------   ----------   ----------   ----------
Average amount outstanding ...    $10,701,852    $9,642,035   $7,902,732   $5,018,737
Net losses ...................    $    54,745    $   73,504   $   43,458   $   29,783
Net losses as a percentage
   of average amount
   outstanding ...............           0.51%         0.76%        0.55%        0.59%

          The average amount outstanding during the period is the arithmetic average of the principal balances of the mortgage loans outstanding on the last business day of each month during the period. Net losses are amounts relating to mortgage loans which have been determined by Chase to be uncollectible, less amounts received by Chase as recoveries from liquidation proceeds and deficiency judgments.

          There can be no assurance that the delinquency, foreclosure and loan loss experience on the Mortgage Loans will correspond to the delinquency, foreclosure and loan loss experience set forth in the tables above, in part because the portfolio of mortgage loans reflected in those tables is relatively small and unseasoned, which is likely to cause the delinquency, foreclosure and loan loss experience shown to understate, perhaps substantially, the actual delinquency, foreclosure and loan loss experience that might occur as the portfolio becomes more seasoned. Therefore, Chase cannot predict to what degree the actual delinquency, foreclosure and loan loss experience on the

Mortgage Loans will correspond to the statistical information set forth above. Consequently, the delinquency, foreclosure and loan loss experience set forth in the tables above may not necessarily be material to your decision to invest.

          In general, during periods in which the residential real estate market is experiencing an overall decline in property values such that the principal balances of the Mortgage Loans and any secondary financing on the related mortgaged properties become equal to or greater than the value of the related mortgaged properties, rates of delinquencies, foreclosures and losses could be significantly higher than might otherwise be the case. In addition, adverse economic conditions (which may affect real property values) may affect the timely payment by mortgagors of scheduled payments and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to the mortgage pool.

          Collection Procedures. Chase employs a variety of collection techniques during the various stages of delinquency. The primary purpose of all collection efforts performed by Chase is to bring a delinquent mortgage loan current in as short a time as possible. Phone calls are used as the principal form of contacting a mortgagor. Chase utilizes a combination of predictive and preview dealer strategies to maximize the results of collection calling activity. Prior to initiating foreclosure proceedings, Chase makes every reasonable effort to determine the reason for the default, whether the delinquency is a temporary or permanent condition, and the mortgagor's attitude toward the obligation. Chase will take action to foreclose a mortgage only once every reasonable effort to cure the default has been made and a projection of the ultimate gain or loss on REO sale is determined. In accordance with accepted servicing practices, foreclosures are processed within individual state guidelines and in accordance with the provisions of the mortgage and applicable state law.

                         Servicing of the Mortgage Loans

General

          Notwithstanding anything to the contrary in the prospectus, the Master Servicer will not be ultimately responsible for the performance of the servicing activities by the Servicer or the Sub-Servicer, except as described under "--Servicing Compensation and Payment of Expenses", "--Adjustment to Servicing Fees in Connection with Certain Prepaid Mortgage Loans" and "-- Advances" below. If the Servicer fails to fulfill its obligations under the Transfer and Servicing Agreement, the Master Servicer is obligated to terminate the Servicer, and appoint a successor servicer as provided in the Transfer and Servicing Agreement.

          In managing the liquidation of defaulted Mortgage Loans, the Servicer will have sole discretion to take such action in maximizing recoveries to the Noteholders including, without limitation, selling defaulted Mortgage Loans and REO properties.

          All of the Mortgage Loans will be sub-serviced by the Sub-Servicer pursuant to the terms and conditions of the Transfer and Servicing Agreement. The Sub-Servicer will be required to perform all duties of the Servicer under the Transfer and Servicing Agreement, but the Servicer will have ultimate responsibility for the servicing of the Mortgage Loans.

Servicing Compensation and Payment of Expenses

          As compensation for master servicing, custodial duties and administration of the trust, the Master Servicer will be entitled to the Master Servicing Fee. In addition, the Master Servicer will be entitled to investment earnings on amounts on deposit in the Collection Account established by the Trust Administrator. The fees and expenses of the Trust Administrator will be paid by the Master Servicer.

          The Servicer and the Sub-Servicer will be paid in the aggregate, the Servicing Fee. If the Servicer or Sub-Servicer is terminated and replaced by a successor servicer or sub-servicer, as applicable, the aggregate compensation payable to such successor servicer and sub-servicer will in all cases not exceed the Servicing Fee calculated at the Servicing Fee Rate. As additional servicing compensation, the Servicer and Sub-Servicer are entitled to retain (i) all servicing related fees, including assumption fees, modification fees, ancillary servicing fees, extension fees, non-sufficient fund fees and late payment charges (other than Prepayment Premiums) to the extent collected from the borrower, (ii) any Prepayment Interest Excess and (iii) any interest or other income earned on funds held in their respective Custodial Accounts and escrow accounts and other similar items described under the Transfer and Servicing Agreement.


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


          The Servicing Fee is subject to reduction as described below under "Adjustment to Servicing Fees in Connection with Certain Prepaid Mortgage Loans."

          The Master Servicer, the Servicer and the Sub-Servicer will be entitled to reimbursement for certain expenses prior to payment of any amounts to Noteholders.

Adjustment to Servicing Fees in Connection with Certain Prepaid Mortgage Loans

          Prepayments received during a Prepayment Period will be included in determining payments to Noteholders on the related Payment Date. When a borrower prepays all or a portion of a Mortgage Loan between Due Dates, the borrower is required to pay interest on the amount prepaid only to the date of prepayment rather than a full month's interest, which could result in a Prepayment Interest Shortfall in respect of interest available for payment to Noteholders on the related Payment Date. In order to mitigate the effect of any such Prepayment Interest Shortfall, the Sub-Servicer (or if it fails to do so, the Servicer) will be required to pay Compensating Interest into the Collection Account to the extent of any Prepayment Interest Shortfall in respect of prepayments received during the portion of the Prepayment Period from the sixteenth day of the calendar month preceding a Payment Date through the last day of the calendar month preceding the related Payment Date; provided, however, that the amount of Compensating Interest in respect of any Payment Date shall be limited to the Servicing Fee otherwise payable for such Payment Date. To the extent that the Servicer and the Sub-Servicer fail to pay required Compensating Interest in respect of any Payment Date, the Master Servicer will be required to pay such Compensating Interest, but only to the extent of the Master Servicing Fee for the applicable Payment Date. Conversely, any interest received in respect of prepayments received during the portion of the Prepayment Period from the first day of the calendar month in which the Payment Date occurs through the fifteenth day of the calendar month in which the Payment Date occurs will constitute Prepayment Interest Excess, which will be retained by the Servicer or the Sub-Servicer as additional servicing compensation and will not be available to make any payments to the Noteholders on the related Payment Date.

Advances

          Subject to the limitations described below, on each Servicer Remittance Date, the Sub-Servicer (or if it fails to do so, the Servicer), will be required to make Advances from its funds or funds in the applicable Custodial Account that are not included in the available funds for such Payment Date. Advances are intended to maintain a regular flow of scheduled interest and principal payments on the Notes rather than to guarantee or insure against losses. The Sub-Servicer (or, if it fails to do so, the Servicer) is obligated to make Advances with respect to delinquent payments of principal of or interest on each Mortgage Loan (with such payments of interest adjusted to the related Net Mortgage Rate) to the extent that such Advances are, in its judgment, reasonably recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loan. The Master Servicer will be obligated to make any required Advance if the Sub-Servicer and Servicer fail in their obligations to do so, to the extent provided in the Transfer and Servicing Agreement. In the event the Sub-Servicer, Servicer or Master Servicer previously made Advances which later are determined to be nonrecoverable, the Sub-Servicer, Servicer or Master Servicer, as applicable, will be entitled to reimbursement of such Advances prior to payments to Noteholders. If the Sub-Servicer, Servicer or Master Servicer, as applicable, determines on any Determination Date to make an Advance, such Advance will be included with the payment to holders of the Notes on the related Payment Date. In addition, the Sub-Servicer, Servicer or Master Servicer, as applicable, may withdraw from the applicable Custodial Account or the Collection Account, as applicable, funds that were not included in the available funds for the preceding Payment Date to reimburse itself for Advances previously made. Any failure by the Sub-Servicer or Servicer to make an Advance as required by the Transfer and Servicing Agreement will constitute an event of default thereunder, in which case the Master Servicer or such other entity as may be appointed as successor servicer, will be obligated to make any such Advance in accordance with the terms of the Transfer and Servicing Agreement.

Collection of Taxes, Assessments and Similar Items

          The Servicer and the Sub-Servicer will, to the extent required by the related loan documents, maintain escrow accounts for the collection of hazard insurance premiums and real estate taxes with respect to the Mortgage Loans, and will make servicing advances with respect to delinquencies in required escrow payments by the related borrowers to the extent necessary to avoid the loss of a Mortgaged Property due to a tax sale or the foreclosure thereof as a result of a tax lien.

Insurance Coverage

          The Master Servicer, the Servicer and the Sub-Servicer are required to obtain and thereafter maintain in effect a bond, corporate guaranty or similar form of insurance coverage (which may provide blanket coverage), or any combination thereof, insuring against loss occasioned by the errors and omissions of their respective officers and employees.

Evidence as to Compliance

          The Transfer and Servicing Agreement will provide that each year a firm of independent accountants will furnish a statement to the Master Servicer to the effect that such firm has examined certain documents and records relating to the servicing of mortgage loans similar to the Mortgage Loans by the Servicer and that, on the basis of such examination, such firm is of the opinion that the servicing has been conducted in accordance with the terms of the Transfer and Servicing Agreement, except for (1) exceptions as the firm believes to be immaterial and (2) any other exceptions set forth in such statement. The Master Servicer will be obliged to cause its independent accountants to furnish such statement in the event that it becomes the successor servicer.

Master Servicer Default; Servicer Default; Sub-Servicer Default

          If the Master Servicer is in default in its obligations under the Transfer and Servicing Agreement, the Indenture Trustee may, and must if directed to do so by the Noteholders having more than 50% of the Voting Rights applicable to each class of Notes affected thereby, terminate the Master Servicer. However, if the Master Servicer is in default of its obligation to make an Advance as described in the Transfer and Servicing Agreement, the Indenture Trustee shall promptly terminate the Master Servicer. In such event, the Indenture Trustee will either assume the duties of Master Servicer or appoint a successor Master Servicer.

          If the Sub-Servicer is in default in its obligation under the Transfer and Servicing Agreement, the Servicer will terminate the Sub-Servicer and either appoint a successor Sub-Servicer, in accordance with the Transfer and Servicing Agreement, or succeed to the responsibilities of the terminated Sub-Servicer. If the Servicer succeeds to the responsibilities of the Sub-Servicer, it will be entitled to receive the applicable portion of the Servicing Fee.

          If the Servicer is in default in its obligations under the Transfer and Servicing Agreement (including its obligations with respect to a defaulting Sub-Servicer), the Master Servicer may, at its option, terminate the defaulting Servicer and either appoint a successor servicer, in accordance with the Transfer and Servicing Agreement, or succeed to the responsibilities of the terminated Servicer. If the Master Servicer succeeds to the responsibilities of the Servicer, it will be entitled to receive the applicable portion of the Servicing Fee.

Pledge of Servicing Rights

          The Transfer and Servicing Agreement permits either the Servicer or the Sub-Servicer to obtain financing by means of a pledge and assignment of its rights to reimbursement for outstanding Advances and other rights under the Transfer and Servicing Agreement to one or more lenders. To the extent provided under any such financing arrangement, upon default by the Servicer or the Sub-Servicer, the lender may appoint a successor servicer or successor sub-servicer, as applicable, provided that such successor servicer or successor sub-servicer, as applicable, meets the requirements for appointment of a successor servicer or successor sub-servicer, as applicable, under the Transfer and Servicing Agreement. See "-- General" above.

                            Description of the Notes

General

          The Mortgage Loans and the other Trust assets pledged as collateral for the Notes will represent all the assets of the Trust for payment of the Notes. Copies of the Indenture and the Transfer and Servicing Agreement will be attached as an exhibit to the Current Report on Form 8-K of the Trust that will be available to purchasers of the Notes at, and will be filed with, the Securities and Exchange Commission.

          The following summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Indenture and the Transfer and Servicing Agreement. When particular provisions or terms used in the Indenture or the Transfer and Servicing Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference.

          The Notes will consist of the Class 1-A1 Notes, Class 1-A2 Notes, Class 2-A1 Notes, Class 2-A2 Notes, Class A-IO Notes, Class M1 Notes, Class M2 Notes, Class M3 Notes, Class M4 Notes, Class M5 Notes, Class M6 Notes and Class M7 Notes.

          The equity ownership in the Trust will be evidenced by the Ownership Certificate. The Ownership Certificate Holder will be entitled to receive on each Payment Date (1) any cash flow from Mortgage Loan collections attributable to Prepayment Penalties on the Mortgage Loans and (2) any remaining cash flow from Mortgage Loan collections after all principal and interest on the Notes and other expenses of the Trust for such Payment Date have been made.

          The Notes will be issued in book-entry form as described below. The Definitive Notes will be transferable and exchangeable through the Trust Administrator. The Class A Notes (other than the Class A-IO Notes) will be issued in minimum dollar denominations of $25,000 and integral multiples of $1 in excess of $25,000. The Class M Notes will be issued in minimum dollar denominations of $100,000 and integral multiples of $1,000 in excess of $100,000. The Class A-IO Notes will be issued in minimum dollar denominations of $100,000 and integral multiples of $1 in excess of $100,000.

Book-Entry Notes

          The Notes will be Book-Entry Notes. Noteholders may elect to hold their Book-Entry Notes through DTC in the United States, or Clearstream Luxembourg or Euroclear in Europe, if they are participants in such systems, or indirectly through organizations which are participants in such systems. The Book-Entry Notes will be issued in one or more notes which equal the aggregate principal amount of the Notes and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream Luxembourg's and Euroclear's names on the books of their respective depositaries, which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream Luxembourg and JPMorgan Chase Bank, N.A. will act as depositary for Euroclear. Investors may hold such beneficial interests in the Class A Notes (other than the Class A-IO Notes) in minimum Class Principal Amounts of $25,000 and integral multiples of $1 in excess of $25,000. Investors may hold such beneficial interests in the Class M Notes in minimum Class Principal Amounts of $100,000 and integral multiples of $1,000 in excess of $100,000. Investors may hold such beneficial interests in the Class A-IO Notes in minimum notional dollar denominations of $100,000 and integral multiples of $1 in excess of $100,000. Except as described below, no person acquiring a Book-Entry Note will be entitled to receive a Definitive Note. Unless and until Definitive Notes are issued, it is anticipated that the only noteholder of the Book-Entry Notes will be Cede & Co., as nominee of DTC. Noteholders will not be noteholders as that term is used in the Indenture. Noteholders are only permitted to exercise their rights indirectly through Participants and DTC.

          The beneficial owner's ownership of a Book-Entry Note will be recorded on the records of the Financial Intermediary that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Note will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC Participant, and on the records of Clearstream Luxembourg or Euroclear, as appropriate).

          Noteholders will receive all payments of principal of, and interest on, the Book-Entry Notes from the Trust Administrator through DTC and DTC Participants. While the Book-Entry Notes are outstanding (except under the circumstances described below), under the Rules, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Notes and is required to receive and transmit payments of principal of, and interest on, the Book-Entry Notes. Indirect Participants, with whom Noteholders have accounts with respect to Book-Entry Notes, are similarly required to make book-entry transfers and receive and transmit such payments on behalf of their respective Noteholders. Accordingly, although Noteholders will not possess notes, the Rules provide a mechanism by which Noteholders will receive payments and will be able to transfer their interests.

          Noteholders will not receive or be entitled to receive notes representing their respective interests in the Book-Entry Notes, except under the limited circumstances described below. Unless and until Definitive Notes are issued, Noteholders who are not Participants may transfer ownership of Book-Entry Notes only through Participants and Indirect

Participants by instructing such Participants and Indirect Participants to transfer Book-Entry Notes, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Notes, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Book-Entry Notes will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Noteholders.

          Because of time zone differences, credits of securities received in Clearstream Luxembourg or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the Business Day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Luxembourg Participants on such Business Day. Cash received in Clearstream Luxembourg or Euroclear, as a result of sales of securities by or through a Clearstream Luxembourg Participant or Euroclear Participant to a DTC Participant, will be received with value on the DTC settlement date but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the Business Day following settlement in DTC. For information with respect to tax documentation procedures relating to the Book-Entry Notes, see "Material Federal Income Tax Consequences--Grantor Trust Funds--Foreign Investors in Grantor Trust Securities" and "Material Federal Income Tax Consequences--Certain Certificates Treated As Indebtedness--Foreign Investors in Debt Certificates" in the prospectus and "Global Clearance, Settlement and Tax Documentation Procedures--Certain U.S. Federal Income Tax Documentation Requirements" in Annex I hereto.

          Transfers between Participants will occur in accordance with DTC rules. Transfers between Clearstream Luxembourg Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

          Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterpart in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

          DTC, which is a New York-chartered limited purpose trust company, performs services for its Participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the Book-Entry Notes, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Notes will be subject to the rules, regulations and procedures governing DTC and DTC Participants as in effect from time to time.

          Clearstream Luxembourg is incorporated under the laws of Luxembourg as a professional depository. Clearstream Luxembourg holds securities for Clearstream Luxembourg Participants and facilitates the clearance and settlement of securities transactions between Clearstream Luxembourg Participants through electronic book-entry changes in accounts of Clearstream Luxembourg Participants, thereby eliminating the need for physical movement of notes. Transactions may be settled in Clearstream Luxembourg in multiple currencies, including United States dollars. Clearstream Luxembourg provides to its Clearstream Luxembourg Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Luxembourg interfaces with domestic markets in several countries. As a professional depository, Clearstream Luxembourg is subject to regulation by the Luxembourg Monetary Institute. Clearstream Luxembourg Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Luxembourg Participant, either directly or indirectly.

          Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between its participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of Notes and any risk from lack of simultaneous transfers of securities and cash. Euroclear is owned by Euroclear plc and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium.

          The Euroclear Operator holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and Participants of certain other securities intermediaries through electronic book-entry changes in accounts of such Participants or other securities intermediaries.

          The Euroclear Operator provides Euroclear Participants with, among other things, safekeeping, administration, clearance and settlement, securities lending and borrowing and other related services.

          Non-Participants of Euroclear may hold and transfer book-entry interests in the Notes through accounts with a direct Participant of Euroclear or any other securities intermediary that holds a book-entry interest in the Notes through one or more securities intermediaries standing between such other securities intermediary and the Euroclear Operator.

          Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific notes to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

          Payments on the Book-Entry Notes will be made on each Payment Date by the Trust Administrator to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC Participants in accordance with DTC's normal procedures. Each DTC Participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Notes that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Notes that it represents.

          Under a book-entry format, beneficial owners of the Book-Entry Notes may experience some delay in their receipt of payments, since such payments will be forwarded by the Trust Administrator to Cede & Co. Payments with respect to Book-Entry Notes held through Clearstream Luxembourg or Euroclear will be credited to the cash accounts of Clearstream Luxembourg Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such payments will be subject to tax reporting and may be subject to tax withholding in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Consequences--Grantor Trust Funds-- Foreign Investors in Grantor Trust Securities" and "Material Federal Income Tax Consequences-- Certain Certificates Treated As Indebtedness -- Foreign Investors in Debt Certificates." Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Notes to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Notes, may be limited due to the lack of physical notes for such Book-Entry Notes. In addition, issuance of the Book-Entry Notes in book-entry form may reduce the liquidity of those Notes in the secondary market since some potential investors may be unwilling to purchase Notes for which they cannot obtain physical notes.

          Monthly and annual reports on the Trust provided by the Trust Administrator to Cede & Co., as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC or the Relevant Depositary, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Notes of such beneficial owners are credited.

          DTC has advised the Depositor and the Trust Administrator that, unless and until Definitive Notes are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Notes under the Indenture only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Notes are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Notes. Clearstream Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder of a Book-Entry Note under the Indenture on behalf of a Clearstream Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Notes which conflict with actions taken with respect to other Book-Entry Notes.

          Definitive Notes will be issued to beneficial owners of the Book-Entry Notes, or their nominees, rather than to DTC, only if:

          1. DTC or the Depositor advises the Trust Administrator in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Notes and the Depositor is unable to locate a qualified successor; or

          2. after the occurrence and continuation of an event of default, beneficial owners having not less than 51% of the Voting Rights evidenced by any class of Book-Entry Notes advise the Trust Administrator and DTC through the Financial Intermediaries and the DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor to DTC) is no longer in the best interests of beneficial owners of such class and the applicable DTC Participants consent to the termination.

          Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trust Administrator will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Notes. Upon surrender by DTC of the global note or notes representing the Book-Entry Notes and instructions for re-registration, the Trust Administrator and the Indenture Trustee will issue Definitive Notes, and thereafter the Trust Administrator will recognize the holders of such Definitive Notes as holders of the Notes under the Indenture.

          Although DTC, Clearstream Luxembourg and Euroclear have agreed to these procedures in order to facilitate transfers of notes among Participants of DTC, Clearstream Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Payments on Mortgage Loans; Custodial Accounts; Collection Account

          The Transfer and Servicing Agreement provides that the Servicer and the Sub-Servicer, for the benefit of the Noteholders, shall establish and maintain one or more accounts, each known as a "Custodial Account," into which the Servicer and the Sub-Servicer, as applicable, is generally required to deposit or cause to be deposited, promptly upon receipt and in any event within two Business Days of receipt, generally all amounts received with respect to the Mortgage Loans, except that the Servicer and Sub-Servicer may deduct their respective portion of the Servicing Fee and any expenses of liquidating defaulted Mortgage Loans or property acquired in respect thereof. The Transfer and Servicing Agreement permits the Servicer and the Sub-Servicer to direct any depository institution maintaining the related Custodial Account to invest the funds in the related Custodial Account in one or more investments acceptable to Moody's and S&P as provided in the Transfer and Servicing Agreement, that mature, unless payable on demand, no later than the Servicer Remittance Date. The Servicer and the Sub-Servicer will be entitled to all income and gain realized from the related Custodial Account investments, and the income and gain will be subject to withdrawal by the Servicer or the Sub-Servicer, as applicable, from time to time. The Servicer or the Sub-Servicer will be required to deposit the amount of any losses incurred in respect to the related Custodial Account investments out of its own funds as the losses are realized.

          The Transfer and Servicing Agreement provides that the Trust Administrator, for the benefit of the Noteholders, shall establish and maintain one or more accounts, known as a "Collection Account," into which the Servicer and the Sub-Servicer, as applicable, is generally required to deposit or cause to be deposited from the Custodial Accounts on the Servicer Remittance Date, the payments and collections described in "Description of the Securities--Payments on Mortgage Loans" in the prospectus. The Transfer and Servicing Agreement permits the Trust Administrator to direct any depository institution maintaining the related Collection Account to invest the funds in the Collection Account in one or more investments acceptable to Moody's and S&P as provided in the Transfer and Servicing Agreement, that mature, unless payable on demand, generally no later than one Business Day prior to the related Payment Date. The Master Servicer will be entitled to the Master Servicing Fee from amounts on deposit in the Collection Account and to all income and gain realized from the Collection Account investments, and the income and gain will be subject to withdrawal by the Master Servicer from time to time. The Master Servicer will be required to deposit the amount of any losses incurred in respect to the Collection Account investments out of its own funds as the losses are realized.

Payments

          General. Payments on the Notes will be made by the Trust Administrator, on each Payment Date, commencing in December 2004, to the persons in whose names the Notes are registered at the close of business on the Record Date.

          Payments on each Payment Date will be made by check mailed to the address of the person entitled to payments as it appears on the note register, or, in the case of any Noteholder that has so notified the Trust Administrator in writing in accordance with the Transfer and Servicing Agreement, by wire transfer in immediately available funds to the account of such Noteholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final payment in retirement of the Notes will be made only upon presentation and surrender of such Notes at the office of the Trust Administrator or such other address designated in writing by the Trust Administrator. On each Payment Date, a holder of a Note will receive such holder's Percentage Interest of the amounts required to be paid with respect to the applicable class of Notes.

          Payments of Interest. On each Payment Date, interest payable on the Notes will equal interest accrued at the then applicable Interest Rate for the related Accrual Period. All calculations of interest on the Notes (other than the Class A-IO Notes) will be made on the basis of a 360-day year and the actual number of days elapsed in the preceding Accrual Period. Calculations of interest on the Class A-IO Notes will be made on the basis of a 360-day year consisting of twelve 30-day months.

          A. On each Payment Date, the Interest Funds for Group 1 for such date will be paid in the following order of priority:

          (i) to the Swap Counterparty, to the extent not previously paid from the Collection Account, the Group 1 Percentage of any Net Swap Payment for such Payment Date and swap termination amounts payable to the Swap Counterparty in the event that the Trust is a defaulting party or an affected party under the terms of the Swap Agreement;

          (ii) pro rata, to the Class 1-A1 Notes, the Class 1-A2 Notes and the Class A-IO(1) Component, Current Interest thereon for such Payment Date;

          (iii) pro rata, to the Class 2-A1 Notes, the Class 2-A2 Notes and the Class A-IO(2) Component Notes, Current Interest thereon (after giving effect to the payment of the Interest Funds for Group 2) for such Payment Date;

          (iv) to the Class M1 Notes, Current Interest for such class for such Payment Date;

          (v) to the Class M2 Notes, Current Interest for such class for such Payment Date;

          (vi) to the Class M3 Notes, Current Interest for such class for such Payment Date;

          (vii) to the Class M4 Notes, Current Interest for such class for such Payment Date;

          (viii) to the Class M5 Notes, Current Interest for such class for such Payment Date;

          (ix) to the Class M6 Notes, Current Interest for such class for such Payment Date;

          (x) to the Class M7 Notes, Current Interest for such class for such Payment Date;

          (xi) to the Indenture Trustee, the Owner Trustee, the Master Servicer, the Trust Administrator, the Servicer and the Sub-Servicer previously unreimbursed extraordinary costs, liabilities and expenses to the extent provided in the Transfer and Servicing Agreement; and

          (xii) for application as part of Monthly Excess Cashflow for such Payment Date, as described at "--Credit Enhancement--Application of Monthly Excess Cashflow" below, any Group 1 Monthly Excess Interest for such Payment Date.

          On any Payment Date for which the Trust has Net Swap Receipts, the Group 1 Percentage of such Net Swap Receipts shall be applied to pay Current Interest on the Notes in the order and priority described immediately above, but only after Interest Funds for Group 1 have been applied to the payment of Current Interest on such Payment Date. On any Payment Date, the Group 1 Percentage of such Net Swap Receipts that are not applied to the payment of Current Interest in the manner described in the preceding sentence shall first be applied to pay Available Funds Shortfalls, if any, and

Deferred Interest, if any, on the Notes for such Payment Date, in the order and priority described immediately above, after giving effect to Monthly Excess Cashflow available on such Payment Date to make such payments, and then shall be distributed to the holder of the Ownership Certificate.

          B. On each Payment Date, the Interest Funds for Group 2 for such date will be paid in the following order of priority:

          (i) to the Swap Counterparty, to the extent not previously paid from the Collection Account, the Group 2 Percentage of any Net Swap Payment for such Payment Date and swap termination amounts payable to the Swap Counterparty in the event that the Trust is a defaulting party or an affected party under the terms of the Swap Agreement;

          (ii) pro rata, to the Class 2-A1 Notes, the Class 2-A2 Notes and the A-IO(2) Component, Current Interest thereon for such Payment Date;

          (iii) pro rata, to the Class 1-A1 Notes, the Class 1-A2 Notes and the A-IO(1) Component, Current Interest thereon (after giving effect to the payment of the Interest Funds for Group 1) for such Payment Date;

          (iv) to the Class M1 Notes, Current Interest for such class for such Payment Date;

          (v) to the Class M2 Notes, Current Interest for such class for such Payment Date;

          (vi) to the Class M3 Notes, Current Interest for such class for such Payment Date;

          (vii) to the Class M4 Notes, Current Interest for such class for such Payment Date;

          (viii) to the Class M5 Notes, Current Interest for such class for such Payment Date;

          (ix) to the Class M6 Notes, Current Interest for such class for such Payment Date;

          (x) to the Class M7 Notes, Current Interest for such class for such Payment Date;

          (xi) to the Indenture Trustee, the Owner Trustee, the Master Servicer, the Trust Administrator, the Servicer and the Sub-Servicer previously unreimbursed extraordinary costs, liabilities and expenses to the extent provided in the Transfer and Servicing Agreement; and

          (xii) for application as part of Monthly Excess Cashflow for such Payment Date, as described at "--Credit Enhancement--Application of Monthly Excess Cashflow" below, any Group 2 Monthly Excess Interest for such Payment Date.

          On any Payment Date for which the Trust has Net Swap Receipts, the Group 2 Percentage of such Net Swap Receipts shall be applied to pay Current Interest on the Notes in the order and priority described immediately above, but only after Interest Funds for Group 2 have been applied to the payment of Current Interest on such Payment Date. On any Payment Date, the Group 2 Percentage of such Net Swap Receipts that are not applied to the payment of Current Interest in the manner described in the preceding sentence shall first be applied to pay Available Funds Shortfalls, if any, and Deferred Interest, if any, on the Notes for such Payment Date, in the order and priority described immediately above, after giving effect to Monthly Excess Cashflow available on such Payment Date to make such payments, and then shall be distributed to the holder of the Ownership Certificate.

          Notwithstanding the foregoing, on each Payment Date, payments in respect of interest will be made to each class of Class A Notes from the Interest Funds for the related Mortgage Group before any such payments are made to such Class A Notes from the Interest Funds for the other Mortgage Group. Payments in respect of Current Interest will be made to each class of Class M Notes from the Group 1 Interest Funds and the Group 2 Interest Funds in accordance with the allocation rules set forth in the Transfer and Servicing Agreement.

          The Class A-IO Notes. Solely for the purpose of determining payments of interest on the Class A-IO Notes from each Mortgage Group, the Class A-IO Notes will be comprised of the A-IO(1) Component and the A-IO(2) Component.

On each Payment Date set forth below, the A-IO(1) Component and the A-IO(2) Component will equal the following amounts:

                                 A-IO(1) Component   A-IO(2) Component
         Payment Date             Notional Amount     Notional Amount
         ------------            -----------------   -----------------
December 2004 ................    $128,940,000.00      $94,060,000.00
January 2005 .................     128,370,000.00       93,630,000.00
February 2005 ................     126,050,000.00       91,950,000.00
March 2005 ...................     122,010,000.00       88,990,000.00
April 2005 ...................     116,800,000.00       85,200,000.00
May 2005 .....................     109,860,000.00       80,140,000.00
June 2005 ....................     101,770,000.00       74,230,000.00
July 2005 ....................      91,940,000.00       67,060,000.00
August 2005 ..................      81,530,000.00       59,470,000.00
September 2005 ...............      70,540,000.00       51,460,000.00
October 2005 .................      59,560,000.00       43,440,000.00
November 2005 ................      48,570,000.00       35,430,000.00
December 2005 ................      38,160,000.00       27,840,000.00
January 2006 .................      29,490,000.00       21,510,000.00
February 2006 ................      21,970,000.00       16,030,000.00
March 2006 ...................      16,190,000.00       11,810,000.00
April 2006 ...................      11,560,000.00        8,440,000.00
May 2006 .....................       8,100,000.00        5,900,000.00
June 2006 and thereafter .....                  0                   0

          The initial Class Notional Amount of the Class A-IO Notes will be equal to the sum of the Component Notional Amounts of the A-IO(1) Component and A-IO(2) Component, or $223,000,000.

          As set forth above, after the Payment Date in May 2006, the A-IO(1) Component and the A-IO(2) Component will each have a Component Notional Amount equal to zero, and therefore, Current Interest will no longer be paid on the Class A-IO Notes after that Payment Date.

          The holders of the Class A-IO Notes will not have severable ownership interests in any of the above components, but rather will have undivided interests in the entire class. The components of the Class A-IO Notes are interest only components and do not represent an entitlement to any principal payments.

          If the Trust terminates prior to the Payment Date in May 2006, whether as a result of a redemption by the Servicer or otherwise, the holders of the Class A-IO Notes will be entitled to a payment of an amount equal to the sum of
(a) any accrued and unpaid Current Interest on the Class A-IO Notes and (b) the present value, as of the date of such termination, of the remaining payments scheduled to be made on the Class A-IO Notes. Such present value shall be determined based on a discount rate that will approximate the expected pricing yield to maturity of the Class A-IO Notes. Notwithstanding the priorities set forth below under "--Payments--Payments of Principal," the payment due with respect to the Class A-IO Notes on termination of the Trust, other than with respect to accrued and unpaid interest, shall be made first from the Principal Payment Amount for Group 1 and then from the Principal Payment Amount for Group 2 before any payments of principal are made on any other Classes of Notes.

          Payments of Principal. On each Payment Date, the Principal Payment Amount for each Mortgage Group and for each Payment Date is required to be paid as follows until the Principal Payment Amount has been fully paid:

          I. On each Payment Date (a) prior to the Stepdown Date or (b) with respect to which a Trigger Event is in effect, the Trust Administrator will make the following payments, concurrently, to the extent of funds in the Collection Account available therefor:

          (A) For Group 1: the Principal Payment Amount for Group 1 will be paid in the following order of priority:

               (i) to the Swap Counterparty, to the extent not previously paid from the Collection Account, swap termination amounts payable to the Swap Counterparty in the event that the Trust is a defaulting party or an affected party under the terms of the Swap Agreement;

               (ii) (a) if no Trigger Event or Class 1-A2 Trigger Event has
                    occurred and is continuing, pro rata, to the Class 1-A1 Notes and Class 1-A2 Notes, until the respective Class Principal Amount of such classes has been reduced to zero and (b) if a Trigger Event or Class 1-A2 Trigger Event has occurred and is continuing, then sequentially, to the Class 1-A1 Notes, until the Class Principal Amount of such Class has been reduced to zero, and then to the Class 1-A2 Notes, until the Class Principal Amount of such class had been reduced to zero;

               (iii) sequentially, first to the Class 2-A1 Notes after giving effect to payments pursuant to clause (I)(B)(ii) below, until the Class Principal Amount of such class has been reduced to zero, and then, to the Class 2-A2 Notes after giving effect to payments pursuant to clause (I)(B)(ii) below, until the Class Principal Amount of such class has been reduced to zero;

               (iv) to the Class M1 Notes, until the Class Principal Amount of such class has been reduced to zero;

               (v) to the Class M2 Notes, until the Class Principal Amount of such class has been reduced to zero;

               (vi) to the Class M3 Notes, until the Class Principal Amount of such class has been reduced to zero;

               (vii) to the Class M4 Notes, until the Class Principal Amount of such class has been reduced to zero;

               (viii) to the Class M5 Notes, until the Class Principal Amount of such class has been reduced to zero;

               (ix) to the Class M6 Notes, until the Class Principal Amount of such class has been reduced to zero;

               (x) to the Class M7 Notes, until the Class Principal Amount of such class has been reduced to zero;

               (xi) to the Swap Counterparty, to the extent not previously paid, swap termination amounts payable to the Swap Counterparty in the event that the Swap Counterparty is a defaulting party or the sole affected party under the terms of the Swap Agreement; and

               (xii) for application as part of Monthly Excess Cashflow for such
                    Payment Date, as described at "--Credit
                    Enhancement--Application of Monthly Excess Cashflow" below, any such Principal Payment Amount for Group 1 remaining after application pursuant to clauses (i) through (xi) above.

          (B) For Group 2: the Principal Payment Amount for Group 2 will be paid in the following order of priority:

               (i) to the Swap Counterparty, to the extent not previously paid from the Collection Account, swap termination amounts payable to the Swap Counterparty in the event that the Trust is a defaulting party or an affected party under the terms of the Swap Agreement;

               (ii) sequentially, first to the Class 2-A1 Notes, until the Class
                    Principal Amount of such class has been reduced to zero, and then, to the Class 2-A2 Notes, until the Class Principal Amount of such class has been reduced to zero;

               (iii) (a) if no Trigger Event or Class 1-A2 Trigger Event has
                    occurred and is continuing, pro rata, to the Class 1-A1 Notes and Class 1-A2 Notes after giving effect to payments pursuant to clause (I)(A)(ii) above, until the respective Class Principal Amount of such classes has been reduced to zero and (b) if a Trigger Event or Class 1-A2 Trigger Event has occurred and is continuing, then sequentially, first to the Class 1-A1 Notes, until the Class Principal Amount of such Class has been reduced to zero, and then to the Class 1-A2 Notes, until the Class Principal Amount of such class has been reduced to zero, in each case, after giving effect to payments pursuant to clause (I)(A)(ii) above;

               (iv) to the Class M1 Notes, until the Class Principal Amount of such class has been reduced to zero;

               (v) to the Class M2 Notes, until the Class Principal Amount of such class has been reduced to zero;

               (vi) to the Class M3 Notes, until the Class Principal Amount of such class has been reduced to zero;


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


               (vii) to the Class M4 Notes, until the Class Principal Amount of such class has been reduced to zero;

               (viii) to the Class M5 Notes, until the Class Principal Amount of such class has been reduced to zero;

               (ix) to the Class M6 Notes, until the Class Principal Amount of such class has been reduced to zero;

               (x) to the Class M7 Notes, until the Class Principal Amount of such class has been reduced to zero;

               (xi) to the Swap Counterparty, to the extent not previously paid, swap termination amounts payable to the Swap Counterparty in the event that the Swap Counterparty is a defaulting party or the sole affected party under the terms of the Swap Agreement; and

               (xii) for application as part of Monthly Excess Cashflow for such
                    Payment Date, as described at "--Credit
                    Enhancement--Application of Monthly Excess Cashflow" below, any such Principal Payment Amount for Group 2 remaining after application pursuant to clauses (i) through (xi) above.

          II. On each Payment Date (a) on or after the Stepdown Date and (b) with respect to which a Trigger Event is not in effect, the Principal Payment Amount for each Mortgage Group for such date will be paid in the following order of priority:

               (i) to the Swap Counterparty, to the extent not previously paid from the Collection Account, swap termination amounts payable to the Swap Counterparty in the event that the Trust is a defaulting party or an affected party under the terms of the Swap Agreement;

               (ii) (a) so long as the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6 or Class M7 Notes are outstanding, to the Class 1-A1 Notes and Class 1-A2 Notes pro rata (from amounts in Group 1 except as provided below) and sequentially, first to the Class 2-A1 Notes, until the Class Principal Amount of such Class has been reduced to zero, and second, to the Class 2-A2 Notes, until the Class Principal Amount of such Class has been reduced to zero (from amounts in Group 2 except as provided below), in each case, an amount equal to the lesser of (x) the Principal Payment Amount for the related Mortgage Group for such Payment Date and (y) the Related Senior Principal Payment Amount for such Mortgage Group for such Payment Date, in each case until the Class Principal Amount of each such class or classes has been reduced to zero; provided, however, to the extent that the Principal Payment Amount for a Mortgage Group exceeds the Related Senior Principal Payment Amount for such Mortgage Group, such excess shall be applied to the class or classes of Class A Notes of the other Mortgage Group (with respect to the Class 1-A1 Notes and Class 1-A2 Notes, pro rata, based upon Class Principal Amount, and with respect to the Class 2-A1 Notes and Class 2-A2 Notes, sequentially, first to the Class 2-A1 Notes, until the Class Principal Amount of such Class has been reduced to zero, and second, to the Class 2-A2 Notes, until the Class Principal Amount of such Class has been reduced to zero), but in an amount not to exceed the Senior Principal Payment Amount for such Payment Date (as reduced by any payments pursuant to subclauses (x) and (y) of this clause (a) on such Payment Date); or (b) otherwise to the Class 1-A1, Class 1-A2, Class 2-A1 and Class 2-A2 Notes (in accordance with their related Senior Priorities), the Principal Payment Amount for the related Mortgage Group for such Payment Date;

               (iii) to the Class M1 Notes, an amount equal to the lesser of (x) the excess of (a) the aggregate Principal Payment Amounts for each of Group 1 and Group 2 for such Payment Date over (b) the amount paid to the Class 1-A1, Class 1-A2, Class 2-A1 and Class 2-A2 Notes on such Payment Date pursuant to clause (ii) above, and (y) the M1 Principal Payment Amount for such Payment Date, until the Class Principal Amount of such class has been reduced to zero;

               (iv) to the Class M2 Notes, an amount equal to the lesser of (x) the excess of (a) the aggregate Principal Payment Amounts for each of Group 1 and Group 2 for such Payment Date over (b) the amount paid to the Class 1-A1, Class 1-A2, Class 2-A1, Class 2-A2 and Class M1 Notes on such Payment Date pursuant to clauses (ii) and (iii) above, respectively, and (y) the M2 Principal Payment Amount for such Payment Date, until the Class Principal Amount of such class has been reduced to zero;

               (v) to the Class M3 Notes, an amount equal to the lesser of (x) the excess of (a) the aggregate Principal Payment Amounts for each of Group 1 and Group 2 for such Payment Date over (b) the amount paid to the Class

          1-A1, Class 1-A2, Class 2-A1, Class 2-A2, Class M1 and Class M2 Notes on such Payment Date pursuant to clauses (ii), (iii) and (iv) above, respectively, and (y) the M3 Principal Payment Amount for such Payment Date, until the Class Principal Amount of such class has been reduced to zero;

               (vi) to the Class M4 Notes, an amount equal to the lesser of (x) the excess of (a) the aggregate Principal Payment Amounts for each of Group 1 and Group 2 for such Payment Date over (b) the amount paid to the Class 1-A1, Class 1-A2, Class 2-A1, Class 2-A2, Class M1, Class M2 and Class M3 Notes on such Payment Date pursuant to clauses (ii),
          (iii), (iv) and (v) above, respectively, and (y) the M4 Principal Payment Amount for such Payment Date, until the Class Principal Amount of each such class has been reduced to zero;

               (vii) to the Class M5 Notes, an amount equal to the lesser of (x) the excess of (a) the aggregate Principal Payment Amounts for each of Group 1 and Group 2 for such Payment Date over (b) the amount paid to the Class 1-A1, Class 1-A2, Class 2-A1, Class 2-A2, Class M1, Class M2, Class M3 and Class M4 Notes on such Payment Date pursuant to clauses (ii), (iii), (iv), (v) and (vi) above, respectively, and (y) the M5 Principal Payment Amount for such Payment Date, until the Class Principal Amount of each such class has been reduced to zero;

               (viii) to the Class M6 Notes, an amount equal to the lesser of
          (x) the excess of (a) the aggregate Principal Payment Amounts for each of Group 1 and Group 2 for such Payment Date over (b) the amount paid to the Class 1-A1, Class 1-A2, Class 2-A1, Class 2-A2, Class M1, Class M2, Class M3, Class M4 and Class M5 Notes on such Payment Date pursuant to clauses (ii), (iii), (iv), (v), (vi) and (vii) above, respectively, and (y) the M6 Principal Payment Amount for such Payment Date, until the Class Principal Amount of each such class has been reduced to zero;

               (ix) to the Class M7 Notes, an amount equal to the lesser of (x) the excess of (a) the aggregate Principal Payment Amounts for each of Group 1 and Group 2 for such Payment Date over (b) the amount paid to the Class 1-A1, Class 1-A2, Class 2-A1, Class 2-A2, Class M1, Class M2, Class M3, Class M4, Class M5 and Class M6 Notes on such Payment Date pursuant to clauses (ii), (iii), (iv), (v), (vi), (vii) and
          (viii) above, respectively, and (y) the M7 Principal Payment Amount for such Payment Date, until the Class Principal Amount of each such class has been reduced to zero;

               (x) to the Swap Counterparty, to the extent not previously paid, swap termination amounts payable to the Swap Counterparty in the event that the Swap Counterparty is a defaulting party or the sole affected party under the terms of the Swap Agreement; and

               (xi) for application as part of Monthly Excess Cashflow for such Payment Date, as described under "--Credit Enhancement--Application of Monthly Excess Cashflow" below, any such Principal Payment Amount remaining after application pursuant to clauses (i) through (x) above.

Credit Enhancement

          Credit enhancement for the Notes consists of, in addition to limited cross collateralization, the subordination of the Class M Notes, excess interest and overcollateralization, in each case as described herein.

          Subordination. The rights of holders of the Class M Notes to receive payments with respect to the Mortgage Loans will be subordinated, to the extent described herein, to such rights of holders of each class of Notes having a higher priority of payment, as described under "--Payments--Payments of Interest" and "--Payments--Payments of Principal." This subordination is intended to enhance the likelihood of regular receipt by holders of Notes having a higher priority of payment of the full amount of interest and principal payable thereto, and to afford such Noteholders limited protection against Realized Losses incurred with respect to the Mortgage Loans.

          The limited protection afforded to holders of Notes by means of the subordination of the Class M Notes having a lower priority of payment will be accomplished by the preferential right of holders of such Notes to receive, prior to any payment in respect of any Interest Funds or Principal Funds, respectively, being made on any Payment Date in respect of Notes having a lower priority of payment, the amounts of interest due them and principal available for payment, respectively, on such Payment Date.

          Realized Losses. Realized Losses on Mortgage Loans will have the effect of reducing amounts payable in respect of, first, the Ownership Certificate (through the application of Monthly Excess Interest to fund such deficiency and through a reduction in the Overcollateralization Amount for the related Payment
Date); second, the Class M7 Notes; third, the Class M6 Notes; fourth, the Class M5 Notes; fifth, the Class M4 Notes; sixth, the Class M3 Notes; seventh, the Class M2 Notes; and eighth, the Class M1 Notes, before reducing amounts payable in respect of the Class A Notes. Realized Losses will not reduce the Class Principal Amount of any Note, however, under certain loss scenarios, there may not be enough principal and interest from the Mortgage Loans to pay the Notes all principal and interest to which they are entitled.

          To the extent that Realized Losses are incurred, those Realized Losses will reduce the Aggregate Loan Balance, and thus may reduce the Overcollateralization Amount. As described herein, the Overcollateralization Amount is increased and maintained by application of Monthly Excess Cashflow to make payments of principal on the Notes.

          Excess Interest. The Mortgage Loans included in each Mortgage Group bear interest each month that in the aggregate is expected to exceed the amount needed to pay monthly interest on the related Notes, the fees, if any, and expenses of the Trust. Such excess interest from the Mortgage Loans each month will be available to absorb Realized Losses on the Mortgage Loans and to achieve and maintain overcollateralization at the required levels.

          Overcollateralization. The sum of the Aggregate Loan Balance as of the Initial Cut-off Date and the amount on deposit in the Pre-Funding Account on the Closing Date will exceed the initial aggregate Class Principal Amount of the Notes by approximately $7,650,000, which represents approximately 0.85% of the Aggregate Collateral Balance as of the Closing Date. The weighted average of the Net Mortgage Rates of the Mortgage Loans is currently, and generally in the future is expected to be, higher than the weighted average Interest Rate on the Notes. As described below, interest collections will be applied to payments of principal to the extent needed to maintain overcollateralization (i.e., the excess of the sum of the Aggregate Loan Balance as of the Initial Cut-off Date and the amount on deposit in the Pre-Funding Account on the Closing Date over the aggregate Class Principal Amount of the Notes) at the required Targeted Overcollateralization Amount. However, Realized Losses with respect to Mortgage Loans in any Mortgage Group will reduce overcollateralization, and could result in an overcollateralization deficiency.

          As described herein, to the extent that the Overcollateralization Amount exceeds the related Targeted Overcollateralization Amount, a portion of the Principal Payment Amount will not be applied in reduction of the Class Principal Amounts of the Notes, but will instead be applied as described below.

          Application of Monthly Excess Cashflow. The sum of the Group 1 Monthly Excess Interest and the Group 2 Monthly Excess Interest for any Payment Date (see "--Payments--Payments of Interest") and the Aggregate Overcollateralization Release Amount for such date will constitute the "Monthly Excess Cashflow" for such Payment Date, which will, on each Payment Date be paid in the following orders of priority, as applicable:

          (1) For each Payment Date occurring (a) before the Stepdown Date or
(b) on or after the Stepdown Date but for which a Trigger Event is in effect,

               (a) up to the Overcollateralization Deficiency Amount for such Payment Date, in the following order of priority:

                    (i) concurrently, in proportion to the aggregate Class Principal Amounts of each Class of Class A Notes, after giving effect to previous principal payments on such Payment Date (as described in "--Payments--Payments of Principal" above), to the Class 1-A1, Class 1-A2, Class 2-A1 and Class 2-A2 Notes, until the Class Principal Amount of each such class has been reduced to zero, but paid in accordance with their Senior Priorities;

                    (ii) to the Class M1 Notes, in reduction of their Class
                         Principal Amount, until the Class Principal Amount of such class has been reduced to zero;

                    (iii) to the Class M2 Notes, in reduction of their Class
                         Principal Amount, until the Class Principal Amount of such class has been reduced to zero;

                    (iv) to the Class M3 Notes, in reduction of their Class
                         Principal Amount, until the Class Principal Amount of such class has been reduced to zero;

                    (v) to the Class M4 Notes, in reduction of their Class Principal Amount, until the Class Principal Amount of such class has been reduced to zero;

                    (vi) to the Class M5 Notes, in reduction of their Class
                         Principal Amount, until the Class Principal Amount of such class has been reduced to zero;

                    (vii) to the Class M6 Notes, in reduction of their Class
                         Principal Amount, until the Class Principal Amount of such class has been reduced to zero; and

                    (viii) to the Class M7 Notes, in reduction of their Class
                         Principal Amount, until the Class Principal Amount of such class has been reduced to zero;

               (b) to the extent of any Available Funds Shortfall, to the payment of such amounts to the Notes (other than the Class A-IO Notes), in the order of priority of the classes of Notes as set forth immediately above, and with respect to the Class A Notes, in proportion to their respective amounts of unpaid Available Funds Shortfalls, until each such class has received in full all amounts of any Available Funds Shortfall;

               (c) to the Swap Counterparty, to the extent not previously paid, swap termination amounts payable to the Swap Counterparty in the event that the Swap Counterparty is a defaulting party or the sole affected party under the terms of the Swap Agreement;

               (d) sequentially, to the Class M1 Notes, the Class M2 Notes, the Class M3 Notes, the Class M4 Notes, the Class M5 Notes, the Class M6 Notes and the Class M7 Notes, in that order, Deferred Interest, if any, for such class, until each such class has received in full its Deferred Interest;

               (e) sequentially, to the Class M1 Notes, the Class M2 Notes, the Class M3 Notes, the Class M4 Notes, the Class M5 Notes, the Class M6 Notes and the Class M7 Notes, in that order, the applicable Principal Deficiency Amount, if any, for such class, until the Principal Deficiency Amount of such class has been reduced to zero;

               (f) until the aggregate Class Principal Amount of the Notes equals the Aggregate Collateral Balance for such Payment Date minus the Target Overcollateralization Amount for such Payment Date, to each class of Notes (other than the Class A-IO Notes) in the order of priority set forth in clause
                    (1)(a) above; and

               (g) to the Ownership Certificate, the amount distributable thereon under the Transfer and Servicing Agreement; or

          (2) for each Payment Date occurring on or after the Stepdown Date and for which a Trigger Event is not in effect, in the following order of priority:

               (a) concurrently, in proportion to the aggregate Class Principal Amounts of each Class of Class A Notes, after giving effect to previous principal payments on such Payment Date (as described in "--Payments--Payments of Principal" above), to the Class 1-A1, Class 1-A2, Class 2-A1 and Class 2-A2 Notes, until the aggregate Class Principal Amount of the Class A Notes, after giving effect to payments on such Payment Date, equals the Senior Target Amount, but paid in accordance with their Senior Priorities;

               (b) to the Class M1 Notes, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Class 1-A1, Class 1-A2, Class 2-A1, Class 2-A2 and Class M1 Notes, after giving effect to payments on such Payment Date, equals the M1 Target Amount;

               (c) to the Class M2 Notes, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Class 1-A1, Class 1-A2, Class 2-A1, Class 2-A2, Class M1 and Class M2 Notes, after giving effect to payments on such Payment Date, equals the M2 Target Amount;

               (d) to the Class M3 Notes, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Class 1-A1, Class 1-A2, Class 2-A1, Class 2-A2, Class M1, Class M2 and Class M3 Notes, after giving effect to payments on such Payment Date, equals the M3 Target Amount;

               (e) to the Class M4 Notes, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Class 1-A1, Class 1-A2, Class 2-A1, Class 2-A2, Class M1, Class M2, Class M3 and Class M4 Notes, after giving effect to payments on such Payment Date, equals the M4 Target Amount;

               (f) to the Class M5 Notes, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Class 1-A1, Class 1-A2, Class 2-A1, Class 2-A2, Class M1, Class M2, Class M3, Class M4 and Class M5 Notes, after giving effect to payments on such Payment Date, equals the M5 Target Amount;

               (g) to the Class M6 Notes, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Class 1-A1, Class 1-A2, Class 2-A1, Class 2-A2, Class M1, Class M2, Class M3, Class M4, Class M5 and Class M6 Notes, after giving effect to payments on such Payment Date, equals the M6 Target Amount;

               (h) to the Class M7 Notes, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Class 1-A1, Class 1-A2, Class 2-A1, Class 2-A2, Class M1, Class M2, Class M3, Class M4, Class M5, Class M6 and Class M7 Notes, after giving effect to payments on such Payment Date, equals the M7 Target Amount;

               (i) to the extent of any Available Funds Shortfall, to the payment of such amounts to the Notes (other than the Class A-IO Notes), in the order of priority of the classes of Notes as set forth immediately above, and with respect to the Class A Notes, in proportion to their amount of unpaid Available Funds Shortfalls, until each such class has received in full all amounts of any Available Funds Shortfall;

               (j) to the Swap Counterparty, to the extent not previously paid, swap termination amounts payable to the Swap Counterparty in the event that the Swap Counterparty is a defaulting party or the sole affected party under the terms of the Swap Agreement;

               (k) sequentially, to the Class M1 Notes, the Class M2 Notes, the Class M3 Notes, the Class M4 Notes, the Class M5 Notes, the Class M6 Notes and the Class M7 Notes, in that order, Deferred Interest, if any, for such class, until each such class has received in full its Deferred Interest;

               (l) sequentially, to the Class M1 Notes, the Class M2 Notes, the Class M3 Notes, the Class M4 Notes, the Class M5 Notes, the Class M6 Notes and the Class M7 Notes, in that order, the applicable Principal Deficiency Amount, if any, for such class, until the Principal Deficiency Amount of such class has been reduced to zero;

               (m) until the aggregate Class Principal Amount of the Notes equals the Aggregate Collateral Balance for such Payment Date minus the Target Overcollateralization Amount for such Payment Date, to each class of Notes (other than the Class A-IO Notes) in the order of priority set forth in clause
                    (2)(a) above; and

               (n) to the Ownership Certificate, the amount distributable thereon under the Transfer and Servicing Agreement.

Calculation of One-Month LIBOR

          On each Interest Determination Date, the Trust Administrator will determine One-Month LIBOR for the related Accrual Period on the basis of (1) the offered rates for one-month United States dollar deposits, as such rates appear on Telerate Page 3750, as of 11:00 a.m. (London time) on such Interest Determination Date or (2) if such rate does not appear on Telerate Page 3750 as of 11:00 a.m. (London time), the Trust Administrator will determine such rate on the basis of the offered rates of the Reference Banks for one-month United States dollar deposits, as such rates appear on the Reuters Screen LIBO Page, as of 11:00 a.m. (London time) on such Interest Determination Date.


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


           If One-Month LIBOR is determined under clause (2) above, on each Interest Determination Date, One-Month LIBOR for the related Accrual Period for the Notes will be established by the Trust Administrator as follows:

          (1) If on such Interest Determination Date two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period for the Notes shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.03125%).

          (2) If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period shall be the higher of (x) One-Month LIBOR as determined on the previous Interest Determination Date and (y) the Reserve Interest Rate.

          The establishment of One-Month LIBOR on each Interest Determination Date by the Trust Administrator and the Trust Administrator's calculation of the rate of interest applicable to the Notes, for the related Accrual Period for the Notes shall (in the absence of manifest error) be final and binding.

Swap Agreement

          The Swap Agreement. On or before the Closing Date, the Trust will enter into a Swap Agreement with the Swap Counterparty which will be assigned to the Indenture Trustee. Such Swap Agreement will be for the benefit of the Notes. Under the Swap Agreement, the Swap Counterparty will agree to make payments to the Trust on the second Business Day prior to each Calculation Period End Date. The Swap Notional Balance with respect to the Swap Agreement for each applicable Calculation Period End Date are set forth in the table below:

                              Swap Notional
Calculation Period End Date      Balance
---------------------------   -------------
December 2004..............    $400,000,000
January 2005...............     400,000,000
February 2005..............     400,000,000
March 2005.................     400,000,000
April 2005.................     400,000,000
May 2005...................     400,000,000
June 2005..................     400,000,000
July 2005..................     400,000,000
August 2005................     400,000,000
September 2005.............     350,000,000
October 2005...............     350,000,000
November 2005..............     350,000,000
December 2005..............     350,000,000
January 2006...............     350,000,000
February 2006..............     350,000,000
March 2006.................     350,000,000
April 2006.................     300,000,000
May 2006...................     200,000,000
June 2006..................     200,000,000
July 2006..................     200,000,000
August 2006................     200,000,000
September 2006.............     200,000,000
October 2006...............     200,000,000
November 2006..............     100,000,000
December 2006..............         -0-

          Under the Swap Agreement, on the second Business Day prior to each Calculation Period End Date, the Trust will be obligated to pay to the Swap Counterparty the Swap Fixed Rate Amount, which is an amount based on the applicable Swap Fixed Rate and the applicable Swap Notional Balance for such Calculation Period End Date, and, the Swap Counterparty will be obligated to pay to the Trust an amount based on One-Month LIBOR and the applicable Swap Notional Balance for such date. If, on the second Business Day prior to any Calculation Period End Date, the amount received by the Trust under the Swap Agreement from the Swap Counterparty exceeds the amount paid by the Trust to the Counterparty, the Trust will have Net Swap Receipts. If, on the second Business Day prior to any Calculation Period End Date, the amount paid by the Trust under the Swap Agreement to the Swap Counterparty exceeds the amount received by the Trust from the Swap Counterparty, the Trust will have Net Swap Payments.

          On any Payment Date for which the Trust has Net Swap Receipts, such Net Swap Receipts shall be applied to pay Current Interest on the Notes in the order and priority described under "--Payments--Payments of Interest" above, but only after Interest Funds for Group 1 and Group 2 have been applied to the payment of Current Interest on such Payment Date. On any Payment Date, Net Swap Receipts that are not applied to the payment of Current Interest in the manner described in the preceding sentence shall first be applied to pay Available Funds Shortfalls, if any, and Deferred Interest, if any, on the Notes for such Payment Date, as described under "--Payments--Payments of Interest" above, and then shall be distributed to the holder of the Ownership Certificate.

          The Swap Agreement is terminable by the Trust or the Swap Counterparty following the occurrence of certain specified events of default, including failure of the Swap Counterparty to make required payments, and certain standard events under the 1992 International Swaps and Derivatives Association, Inc. Master Agreement (Multicurrency--Cross Border).

          The Swap Notional Balances in the table above are not based upon the actual balances of the Mortgage Loans included in the Mortgage Pool. To the extent that the Mortgage Loans experience high rates of prepayments or losses, it is possible that the interest generated by the Mortgage Loans will decline proportionately faster than the related Swap Notional Balance declines, and consequently, it is possible that the amount of Interest Funds will be reduced by a greater percentage than the concurrent reduction in the related Swap Notional Balance. Because the obligation of the Trust to make payments of the Swap Fixed Rate Amount under the Swap Agreement to the Swap Counterparty is based upon the related Swap Notional Balance, such prepayments or losses could result in the reduction of Interest Funds to fund overcollateralization, Monthly Excess Cashflow, or Current Interest due on the Notes. In addition, if the Swap Agreement terminates as a result of a default of either party, the Trust may not be entitled to any further payments from the Swap Counterparty, and may result in shortfalls in interest on the Notes. We can give you no assurance that the Mortgage Loans will prepay at the rate used in establishing the schedule of Swap Notional Balances set forth above, or that the Mortgage Loans will prepay at any other rate.

          The Swap Counterparty. The Swap Counterparty under the Swap Agreement is Swiss Re Financial Products Corporation ("SRFP"), a Delaware corporation and indirect, wholly owned subsidiary of Swiss Reinsurance Company ("Swiss Re"), a Swiss corporation. SRFP currently has a long-term counterparty credit rating of "AA(negative outlook)" and a short-term rating of "A-1+" from S&P. The obligations of SRFP under the Swap Agreement are fully and unconditionally guaranteed by Swiss Re. Swiss Re currently has (i) a counterparty credit rating of "AA (negative outlook)", an insurer financial strength rating of "AA (negative outlook)", a senior unsecured debt rating of "AA" and a short-term debt rating of "A-1+" from S&P, (ii) an insurance financial strength rating of "Aa2 (stable outlook)", a senior unsecured rating of "Aa2" and a short-term rating of "P-1" from Moody's and (iii) an insurer financial strength rating (Fitch initiated) of "AA+(stable)" and a senior unsecured rating of "AA+(stable)" from Fitch, Inc.

          SRFP and Swiss Re have not been involved in the preparation of, and do not accept responsibility for, this prospectus supplement or the accompanying prospectus.

Reports to Noteholders

          On each Payment Date, the Trust Administrator will make available to each Noteholder, the Servicer, the Sub-Servicer, the Master Servicer, the Depositor and any other interested party a statement generally setting forth among other information:

          (1) the amount of the related payment to holders of each class of Notes allocable to principal;

          (2) the amount of such payment to holders of each class of Notes allocable to interest;

          (3) the Available Funds Shortfall, if any, for each class of Notes (other than the Class A-IO Notes);

          (4) the Class Principal Amount of each class of Notes after giving effect to the payment of principal on such Payment Date;

          (5) the amount of the Servicing Fee and the Master Servicing Fee paid to or retained by the Servicer and the Sub-Servicer or the Master Servicer, as applicable;

          (6)  the Interest Rate for each class of Notes for such Payment Date;

          (7)  the amount of Advances included in the payment on such Payment
               Date;

          (8) the cumulative amount of Realized Losses to date, in the aggregate;

          (9) the amount of Realized Losses with respect to such Payment Date, in the aggregate;

          (10) the number and aggregate loan amounts of Mortgage Loans (A) delinquent (exclusive of Mortgage Loans in foreclosure) (1) 31 to 60 days, (2) 61 to 90 days and (3) 91 or more days, and (B) in foreclosure and delinquent (1) 31 to 60 days, (2) 61 to 90 days and (3) 91 or more days, in each case as of the close of business on the last day of the calendar month preceding such Payment Date, in the aggregate and with respect to the Group 1 Mortgage Loans and the Group 2 Mortgage Loans;

          (11) with respect to Mortgage Loans that became REO Properties during the preceding calendar month, the number and aggregate Stated Principal Balance of such Mortgage Loans as of the close of business on the related Determination Date;

          (12) whether a Trigger Event or a Class 1-A2 Trigger Event has occurred;

          (13) the total number and principal balance of any REO Properties as of the close of business on the related Determination Date, in the aggregate; and

          (14) to the extent such information is provided to the Master Servicer by the Servicer or Sub-Servicer, the number of Mortgage Loans with respect to which (i) a reduction in the Mortgage Rate has occurred or (ii) the related borrower's obligation to repay interest on a monthly basis has been suspended or reduced pursuant to the Servicemembers Civil Relief Act, or the California Military and Veterans Code, as amended; and the amount of interest not required to be paid with respect to any such Mortgage Loans during the related Due Period as a result of such reductions, in the aggregate and with respect to the Group 1 Mortgage Loans and the Group 2 Mortgage Loans.

          The Trust Administrator may make available each month, to any interested party, the monthly statement to Noteholders via the Trust Administrator's website located at www.ctslink.com. Assistance in using the website can be obtained by calling the Trust Administrator's customer service desk at (301) 815-6600. Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by notifying the Trust Administrator at the following address: Wells Fargo Bank, N.A., P.O. Box 98, Columbia, Maryland 21046 (or for overnight deliveries at 9062 Old Annapolis Road, Columbia, Maryland 21045). The Trust Administrator will have the right to change the way such reports are distributed in order to make such distributions more convenient and/or more accessible, and the Trust Administrator will provide timely and adequate notification to such parties regarding any such changes.

          In addition, within a reasonable period of time after the end of each calendar year, the Trust Administrator will prepare and deliver to each Noteholder of record during the previous calendar year a statement containing information necessary to enable Noteholders to prepare their tax returns. Such statements will not have been examined and reported upon by an independent public accountant.

The Ownership Certificate

          The equity ownership in the Trust will be evidenced by the Ownership Certificate. The holder of the Ownership Certificate, the Ownership Certificate Holder, will, after all amounts due and owing to the Owner Trustee, and not otherwise paid, have been paid, be entitled to receive on each Payment Date (1) any cash flow from Mortgage Loan collections attributable to Prepayment Penalties, (2) any Net Swap Receipts remaining on such Payment Date after paying interest on the Notes as described under "--Swap Agreement" above and (3) any remaining cash flow from Mortgage Loan collections after all principal and interest on the Notes and other expenses of the Trust for such Payment Date have been made.

                  The Mortgage Loan Purchase Agreement and the
                        Transfer and Servicing Agreement

General

          On the Closing Date, pursuant to the Mortgage Loan Purchase Agreement, the Seller will sell the Initial Mortgage Loans to DLJ Mortgage Capital, Inc., an affiliate of the Depositor. Pursuant to the Assignment and Assumption Agreement, DLJ Mortgage Capital, Inc. will transfer the Initial Mortgage Loans to the Depositor. Pursuant to the Transfer and Servicing Agreement, the Depositor will, in turn, sell the Mortgage Loans to the Trust.

Assignment of Mortgage Loans

          On the Closing Date, the Initial Mortgage Loans will be assigned to the Trust, together with all principal and interest received with respect to the Initial Mortgage Loans on and after the Initial Cut-off Date. On each subsequent transfer date during the Pre-Funding Period, the Subsequent Mortgage Loans will be assigned to the Trust, together with all principal and interest received with respect to the Subsequent Mortgage Loans on and after the related Subsequent Cut-off Date. Pursuant to the Indenture, the Trust will pledge all of its interest in such assets and any other property comprising the Trust Estate to the Indenture Trustee as security for the Notes.

          Each Mortgage Loan will be identified in a schedule to the Transfer and Servicing Agreement which will specify with respect to each Mortgage Loan, among other things, the original principal balance and the Stated Principal Balance as of the close of business on the related Cut-off Date, the Mortgage Rate, the Scheduled Payment, the maturity date and the Servicer and custodian of the mortgage file, and applicable prepayment penalty provisions, if any.

          As to each Mortgage Loan, the following documents, to the extent applicable, are generally required to be delivered to the Indenture Trustee (or its custodian): (1) the related original Mortgage Note, endorsed without recourse to the Indenture Trustee or in blank, or a lost note affidavit conforming to the requirements of the Transfer and Servicing Agreement, together with a copy of the related Mortgage Note, (2) the original recorded Mortgage with evidence of recording indicated thereon (or, if the original recorded Mortgage has not yet been returned by the recording office, a copy thereof certified to be a true and complete copy of such Mortgage sent for recording),
(3) for any Mortgage Loan not recorded with MERS System(R), an original assignment of the Mortgage to the Indenture Trustee or in blank in recordable form (except as described below), (4) any related documents showing a complete chain of assignment, (5) the policies of title insurance issued with respect to each Mortgage Loan and (6) the originals of any assumption, modification, extension or guaranty agreements. It is expected that the Mortgages or assignments of Mortgage with respect to each Mortgage Loan will have been recorded in the name of an agent on behalf of the holder of the related Mortgage Note. In that case, no assignment in favor of the Indenture Trustee will be required to be prepared, delivered or recorded. Instead, the Seller will be required to take all actions as are necessary to cause the Indenture Trustee to be shown as the owner of the related Mortgage Loan on the records of the agent for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by the agent. With the exception of assignments relating to mortgage properties located in certain states, the Depositor does not expect to cause the assignments to be recorded.

          Pursuant to the terms of the Transfer and Servicing Agreement, the Seller has made to the Trust certain representations and warranties concerning the Mortgage Loans that generally include representations and warranties similar to those summarized in the prospectus under the heading "Description of the Securities -- Assignment of Mortgage Loans." In addition, the Seller has represented to the Trust that (i) each Mortgage Loan at the time it was made complied in all material respects with applicable local, state and federal laws, including but not limited to, all applicable anti-predatory and anti-abusive lending laws; (ii) none of the Mortgage Loans constitute "high-cost loans" as defined by applicable anti-predatory and anti-abusive lending laws; (iii) no proceeds from any Mortgage Loan were used to finance single premium credit insurance policies; (iv) no Mortgage Loan imposes a prepayment premium for a term in excess of three years; and (v) the Seller has no reason to believe any borrower will default under the related Mortgage Loan (or that foreclosure will be commenced) within six months following the Closing Date. The Trust will in turn pledge its rights in the Seller's representations and warranties to the Indenture Trustee for the benefit of holders of Notes. Within the period of time specified in the Transfer and Servicing Agreement following its discovery or notification of a breach of any representation or warranty that materially and adversely affects the interests of Noteholders in a Mortgage Loan or receipt of notice of such breach, the Seller will be obligated to cure such breach or purchase the affected Mortgage Loan from the Trust for a price equal to the unpaid principal balance thereof plus accrued interest thereon plus any costs and damages incurred by the Trust associated with any violation of applicable federal, state or local anti-predatory or abusive lending laws (or, in certain circumstances, to substitute another mortgage loan).

          To the extent that any Mortgage Loan as to which a representation or warranty has been breached is not repurchased by the Seller and a Realized Loss occurs with respect to that Mortgage Loan, holders of Notes, in particular the Class M Notes, may incur a loss.

Pre-Funding Account

          On the Closing Date, the Seller will deposit cash in the aggregate amount of approximately $150,000,000 into the Pre-Funding Account. Of that amount, approximately $86,734,302 will be allocated to Group 1 and approximately $63,265,698 will be allocated to Group 2. All Mortgage Loans purchased by the Trust for either Mortgage Group through application of amounts on deposit in the Pre-Funding Account will be considered Subsequent Mortgage Loans. The amount to be deposited in the Pre-Funding Account on the Closing Date may be increased by an amount equal to the aggregate of the loan balances of any Initial Mortgage Loan removed from the mortgage pool prior to the Closing Date.

          During the Pre-Funding Period, the amount on deposit in the Pre-Funding Account will be allocated for purchase of Subsequent Mortgage Loans for each Mortgage Group from the Seller in accordance with the applicable provisions of the Transfer and Servicing Agreement. Subsequent Mortgage Loans purchased by the Trust on any date during the Pre-Funding Period, a subsequent transfer date, must satisfy the criteria set forth in the Transfer and Servicing Agreement. On the Payment Date in February 2005, any remaining amounts in the Pre-Funding Account for a Mortgage Group will be applied to reduce the Class Principal Amount of the Class A Notes relating to that Mortgage Group.

          Although it is intended that the principal amount of Subsequent Mortgage Loans sold to the Trust will require application of substantially all of the amount deposited in the Pre-Funding Account on the Closing Date and it is not currently anticipated that there will be any material principal payments from amounts remaining on deposit in the Pre-Funding Account, no assurance can be given that such a payment will not occur on the Payment Date in February 2005. In any event, it is unlikely that the Seller will be able to deliver Subsequent Mortgage Loans for each Mortgage Group with aggregate loan balances that exactly equal the amount deposited in the Pre-Funding Account on the Closing Date for that Mortgage Group.

          Amounts on deposit in the Pre-Funding Account will be invested in eligible investments as described in the Transfer and Servicing Agreement. Such eligible investments are required to mature no later than the Business Day prior to a subsequent transfer date and, in any case, no later than the Business Day prior to the February 2005 Payment Date. All interest and any other investment earnings on amounts on deposit in the Pre-Funding Account will paid to the Seller on the February 2005 Payment Date.

Administration

          The Trust Administrator will agree, to the extent provided in the Transfer and Servicing Agreement, to provide certain notices and to perform certain other administrative obligations required to be performed by the Issuer under the Transfer and Servicing Agreement, the Indenture and the Trust Agreement. Wells Fargo will not receive additional compensation for such services as Trust Administrator.

Amendment

          The Transfer and Servicing Agreement may be amended by the Depositor, the Trust, the Master Servicer, the Trust Administrator, the Seller, the Servicer, the Sub-Servicer, the Ownership Certificate Holder and the Indenture Trustee, with the consent of the Swap Counterparty (to the extent such amendment materially adversely affects the amounts, priority or timing of payments under the Swap Agreement and the Swap Agreement is in effect), but without consent of the Noteholders, (1) to cure any ambiguity, (2) to conform the provisions of the Transfer and Servicing Agreement to the information contained herein or to correct or supplement any provision therein, (3) to make any other provision with respect to matters or questions arising under the Transfer and Servicing Agreement or (4) to add, delete or amend any provision in order to comply with any requirements imposed by the Code, ERISA and their related regulations; provided, however, that no such amendment effected pursuant to clause (3) above will adversely affect in any material respect the interests of any Noteholder. Any such amendment will be deemed not to adversely affect in any material respect the interests of any Noteholder if the Rating Agency confirms that such action would not adversely affect the then-current ratings on the Notes.

          The Transfer and Servicing Agreement may also be amended by the Depositor, the Trust, the Trust Administrator, the Master Servicer, the Seller, the Servicer, the Sub-Servicer and the Indenture Trustee with the consent of the Swap Counterparty (to the extent such amendment materially adversely affects the amount, priority or timing of payments under the Swap Agreement and the Swap Agreement is in effect) the holders of each Class of Notes affected thereby evidencing Voting Rights aggregating not less than 66-2/3% of each such Class and the Ownership Certificate Holder, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Transfer and Servicing Agreement or modifying in any manner the rights of Noteholders; provided, however, that no such amendment may (1) reduce in any manner the amount of, or delay the timing of, payments that are required to be made in respect of any Notes without the consent of the holder of each such Note affected thereby or (2) reduce the percentage of Notes the holders of which are required to consent to any such amendment without the consent of the holders of all Notes affected thereby.

Voting Rights

          At all times 98% of all voting rights will be allocated among the holders of the Notes (other than the Class A-IO Notes) as provided below. The portion of such voting rights allocated to such Notes will be based on the fraction, expressed as a percentage, the numerator of which is the aggregate Class Principal Amount then outstanding and the denominator of which is the aggregate outstanding principal balance of the Notes. At all times during the term of the Indenture and the Transfer and Servicing Agreement, the holders of the Class A-IO Notes and the Ownership Certificate will each be allocated 1% of the voting rights for so long as the related class remains outstanding. After the Payment Date in October 2005, the voting rights allocable to the Class A-IO Notes shall transfer to the Ownership Certificate and thereafter, the Ownership Certificate shall be allocated 2% of the voting rights. The voting rights allocation to any class of Notes or the Ownership Certificate will be allocated among all holders of each such class or certificate in proportion to the outstanding Class Principal Amount or Class Notional Amount, as applicable, of such Notes or Percentage Interest of such Ownership Certificate.

                      The Trust Agreement and the Indenture

General

          The Notes will be issued pursuant to the Indenture. Notes in certificated form will be transferable and exchangeable at the Corporate Trust Office of the Trust Administrator, which will serve as Note Registrar, Certificate Registrar and Paying Agent. The Trust Administrator will provide to a prospective or actual Noteholder, without charge, on written request, an electronic copy (without exhibits) of the Indenture, the Trust Agreement and the Transfer and Servicing Agreement. Requests should be addressed to 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: Fieldstone 2004-5.

          The following summary describes the Trust, the Owner Trustee, the Indenture Trustee, certain terms of the Trust Agreement and the Indenture. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of such Agreements.

The Trust

          Fieldstone Mortgage Investment Trust, Series 2004-5will be a statutory trust formed under the laws of the State of Delaware pursuant to the Trust Agreement, as amended and restated, among the Depositor, the Owner Trustee and the Trust Administrator. The Trust will not engage in any activity other than acquiring, holding and managing the Mortgage Loans and the other assets of the Trust and proceeds therefrom, entering into the Swap Agreement, issuing the Notes, making payments on the Notes, and related activities.

          On the Closing Date, the Trust will pledge the Initial Mortgage Loans, the Swap Agreement and other Trust assets to the Indenture Trustee as security for the issuance of the Notes. The Depositor will sell the Notes to the Underwriters and apply the net proceeds of such sale to the purchase of the Mortgage Loans. Other than the Mortgage Loans and the other Trust assets pledged as collateral for the Notes, the Trust will not have any significant assets available for payment of the Notes.

          The Trust's principal offices are located in Wilmington, Delaware, in care of U.S. Bank Trust National Association, as Owner Trustee, at the address set forth below under "--The Owner Trustee."

The Owner Trustee

          U.S. Bank Trust National Association will act not in its individual capacity but solely as the Owner Trustee under the Trust Agreement. U.S. Bank Trust National Association is a national banking association and its principal offices are located at 300 Delaware Avenue, Suite 813, Wilmington, Delaware 19801, Attention: Corporate Trust Services. The initial and annual fee payable to the Owner Trustee will be paid out of Interest Funds and will be an obligation of the Trust.

          The Trust Administrator and the Depositor will perform on behalf of the Owner Trustee and the Trust certain administrative functions required under the Indenture and Transfer and Servicing Agreement pursuant to the terms of the Transfer and Servicing Agreement.

The Indenture Trustee

          HSBC Bank USA, National Association will be the Indenture Trustee under the Indenture. The Indenture Trustee will be entitled to receive as compensation for its services a fee agreed to with and payable by the Master Servicer. The Indenture Trustee will also be entitled to customary indemnification for certain costs and expenses prior to payment of any amounts to Noteholders. The Indenture Trustee's Corporate Trust Office is located at 452 Fifth Avenue New York, New York 10018, Attention: Corporate Trust, or any other address that the Indenture Trustee may designate from time to time by notice to the Noteholders, the Owner Trustee, the Trust Administrator, the Depositor and the Master Servicer.

Certain Matters under the Agreements

          Events of Default Under the Indenture. Indenture Defaults will generally consist of: (i) a default for 30 days or more in the payment of any Current Interest due on any class of Notes; (ii) a default in the payment of the entire principal of any Note when the same becomes due and payable under the Indenture or on the applicable Maturity Date; (iii) a default in the observance or performance of any covenant or agreement of the Issuer made in the Indenture and the continuation of any such default for a period of 30 days after notice thereof is given to the Owner Trustee as provided in the Indenture; (iv) any representation or warranty made by the Trust in the Indenture or in any note delivered pursuant thereto or in connection therewith having been incorrect in a material respect when made, and such breach not having been cured within 30 days after notice thereof is given to the Owner Trustee as provided in the Indenture; (v) the receipt of notice from the holder of the Ownership Certificate to the Indenture Trustee of such holder's failure to qualify as a REIT or a qualified REIT subsidiary; or (vi) certain events of bankruptcy, insolvency, receivership or liquidation of the Issuer.

          If an Indenture Default occurs and is continuing, the Indenture Trustee or Holders of a majority by Class Principal Amount of the Priority Class or Priority Classes of Notes then outstanding may declare the principal of the Notes to be immediately due and payable. Such declaration may, under certain circumstances, be rescinded by the Holders of a majority by Class Principal Amount of such Priority Class or Priority Classes of Notes.

          If the Notes are declared immediately due and payable following an Indenture Default, the Indenture Trustee may institute proceedings to collect amounts due or foreclose on collateral pledged to secure the Notes, exercise remedies as a secured party, sell the assets of the Trust Estate pledged to secure the Notes, or elect to maintain possession of such assets and continue to apply collections on such assets as if there had been no declaration of acceleration. However, the Indenture Trustee is prohibited from selling the assets of the Trust Estate following an Indenture Default, other than a default in the payment of any principal of or a default for three months or more in the payment of any interest on any Priority Class or Priority Classes of Notes, unless (i) the holders of all outstanding Notes consent to such sale, (ii) the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on such outstanding Notes at the date of such sale or (iii) the Indenture Trustee determines that the proceeds of the Trust Estate and the other property of the Trust would not be sufficient on an ongoing basis to make all payments on the Notes as such payments would have become due if such obligations had not been declared due and payable, and the Indenture Trustee obtains the consent of the holders of 66-2/3% of the aggregate outstanding amount of the Notes.

          If the collateral securing the Notes is sold following an Indenture Default, proceeds of such sale, after deduction of the expenses of such sale, will be applied in the order of priority provided in the Indenture.

          If an Indenture Default occurs and is continuing, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of the Notes, if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities that might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the Indenture Trustee, and the holders of a majority in principal amount of the Notes then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes.

          Except as described above in the case of an Indenture Default, no Noteholder will have the right to institute any proceeding with respect to the Indenture, unless (i) such holder previously has given to the Indenture Trustee written notice of a continuing Indenture Default, (ii) the holders of not less than 25% in principal amount of the outstanding Notes have made written request to the Indenture Trustee to institute such proceeding in its own name as the Indenture Trustee, (iii) such holder or holders have offered the Indenture Trustee reasonable indemnity, (iv) the Indenture Trustee has, for 60 days after receipt of such notice, request and offer of indemnity, failed to institute such proceeding and (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Holders of a majority in principal amount of such outstanding Notes.

          In addition, the Indenture Trustee and the Noteholders, by accepting the Notes, will covenant that they will not at any time institute against the Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

          Neither the Indenture Trustee, the Trust Administrator nor the Owner Trustee in their respective individual capacities, nor the Ownership Certificate Holder, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, except as expressly set forth in the transaction documents, be personally liable for the payment of the principal of or interest on the Notes or for the agreements of the Trust contained in the Indenture.

          Redemption. On any Payment Date on which the Aggregate Loan Balance at the beginning of the Due Period related to that Payment Date is less than 20% of the Aggregate Collateral Balance as of the Closing Date, the Servicer will have the option to purchase the Mortgage Loans, any REO Property and any other property remaining in the Trust for a price equal to the Purchase Price. The Master Servicer, the Servicer and the Sub-Servicer will be reimbursed from the Purchase Price for any outstanding Advances, servicing advances and unpaid Master Servicing Fees or Servicing Fees, as applicable, and other amounts not previously reimbursed pursuant to the provisions of the Transfer and Servicing Agreement, as applicable, and the Trust Administrator, the Owner Trustee and the Indenture Trustee shall be reimbursed for any previously unreimbursed amounts for which they are entitled to be reimbursed pursuant to the Transfer and Servicing Agreement or the Trust Agreement. If such option is exercised, the Trust will be terminated resulting in a mandatory redemption of the Notes. If the Servicer fails to exercise such option on the first Payment Date on which the Aggregate Loan Balance at the beginning of the Due Period related to that Payment Date is less than 10% of the Aggregate Collateral Balance as of the Closing Date, the margin on each of the Class 1-A1, Class 1-A2, Class 2-A1 and Class 2-A2 Notes will increase to 2 times their respective margins set forth in the table on page S-3, and the margin on each of the Class M Notes will increase to 1.5 times their respective margins set forth in the table on page S-3 beginning on the next Payment Date.

          The Indenture will be discharged upon the delivery to the Indenture Trustee for cancellation of all Notes or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all the Notes. Upon the payment in full of all outstanding Notes and the discharge of the Indenture, the Owner Trustee will succeed to all the rights of the Indenture Trustee, the Master Servicer and the Trust Administrator, and the Ownership Certificate Holder will succeed to all the rights of the Noteholders pursuant to the Transfer and Servicing Agreement.

Amendment

          Generally, the Trust Agreement and the Indenture are subject to amendment by the parties thereto under conditions similar to those described under "The Mortgage Loan Purchase Agreement and the Transfer and Servicing Agreement -- Amendment," except that in the case of the Trust Agreement references to Notes and Noteholders should be read as referring to Ownership Certificate and the Ownership Certificate Holder, and in the case of the Indenture such references should be read as referring to Notes and Noteholders. Any amendment of the provisions of the Indenture will take the form of a supplemental indenture. In addition to the purposes described under "The Mortgage Loan Purchase Agreement and the Transfer and Servicing Agreement -- Amendment," the Trust and the Indenture Trustee may enter into supplemental indentures, without obtaining the consent of the Noteholders, for the purpose of correcting or amplifying the description of the Trust Estate subject to the Indenture, evidencing the succession of a successor to the Trust, adding to the covenants of the Trust or surrendering any power conferred upon the Trust under the Indenture, or conveying or pledging any property to the Indenture Trustee.

                  Yield, Prepayment and Maturity Considerations

General

          The weighted average life of and the yield to maturity on each class of Notes will be directly related to the rate of payment of principal (including prepayments) of the Mortgage Loans. The actual rate of principal prepayments on pools of mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in a particular pool, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the mortgage loans, the extent of the mortgagors' equity in the related properties, and changes in the mortgagors' housing needs, job transfers and employment status, as well as whether the related mortgage loans are subject to Prepayment Penalties. Any such refinancings will affect the rate of principal prepayments on the mortgage pool.

          The timing of changes in the rate of prepayments may significantly affect the actual yield to investors who purchase the Notes at prices other than par, even if the average rate of principal prepayments is consistent with the expectations of investors. In general, the earlier the payment of principal of the Mortgage Loans the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Notes may not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase any of the Notes. The Depositor does not make any representations or warranties as to the rate of prepayment or the factors to be considered in connection with such determinations.

          The weighted average life of and yield to maturity on each class of Notes will also be influenced by the amount of Monthly Excess Cashflow generated by the Mortgage Loans and applied in reduction of the Class Principal Amount of such Notes. The level of Monthly Excess Cashflow available on any Payment Date to be applied in reduction of the Class Principal Amounts of the Class A and Class M Notes will be influenced by, among other factors:

          (1) the overcollateralization level of the assets at such time (i.e., the extent to which interest on the related Mortgage Loans is accruing on a higher Stated Principal Balance than the Class Principal Amount of the related Class A and Class M Notes);

          (2) the delinquency and default experience of the related Mortgage Loans;

          (3)  the level of One-Month LIBOR;

          (4)  the applicable Mortgage Index for the Mortgage Loans; and

          (5) the provisions of the Indenture that permit Monthly Excess Cashflow to be distributed to the Ownership Certificate when required overcollateralization levels have been met.

          To the extent that greater (or lesser) amounts of Monthly Excess Cashflow are paid in reduction of the Class Principal Amounts of a class of Notes, the weighted average life thereof can be expected to shorten (or lengthen). No assurance, however, can be given as to the amount of Monthly Excess Cashflow paid at any time or in the aggregate. See "Description of the Notes--Credit Enhancement."

Prepayments and Yields for Notes

          Generally, if purchased at other than par, the yield to maturity on the Notes will be affected by the rate of the payment of principal of the Mortgage Loans. If the actual rate of payments on the Mortgage Loans is slower than the rate anticipated by an investor who purchases Notes at a discount, the actual yield to such investor will be lower than such investor's anticipated yield. If the actual rate of payments on the Mortgage Loans is faster than the rate anticipated by an investor who purchases Notes at a premium, particularly any Interest-only Note, the actual yield to such investor will be lower than such investor's anticipated yield. Because approximately 87.50% of the Statistical Mortgage Loans contain Prepayment Penalties, the rate of principal prepayments during the term of such Prepayment Penalties may be less than the rate of principal prepayments for Mortgage Loans which do not contain Prepayment Penalties; however, principal prepayments of the Mortgage Loans could be expected to increase, perhaps materially, at or near the time of the expiration of the terms of such Prepayment Penalties.

          All of the Mortgage Loans have Mortgage Rates that provide for a fixed interest rate during an initial period of two or three years from the date of the origination and thereafter provide for adjustments to the Mortgage Rates on a semi-annual basis. When such Hybrid Mortgage Loans begin their adjustable period, increases and decreases in the Mortgage Rate on the Mortgage Loan will be limited by the Periodic Rate Cap, except in the case of the first adjustment, the Maximum Mortgage Rate and the Minimum Mortgage Rate, if any, and will be based on the Mortgage Index in effect on the applicable date prior to the related Adjustment Date plus the applicable gross margin. Mortgage rates generally may not rise and fall consistently with Mortgage Rates on the Mortgage Loans. As a result, the Mortgage Rates on the Mortgage Loans at any time may be higher than the prevailing mortgage interest rates of similar adjustable rate loans, and accordingly the prepayment rate may be higher than would otherwise be anticipated. Moreover, each Mortgage Loan has a Maximum Mortgage Rate and a Minimum Mortgage Rate, which in some cases is equal to the related gross margin. Further, some borrowers who prefer the certainty provided by fixed rate mortgage loans may nevertheless obtain adjustable rate mortgage loans at a time when they regard the mortgage interest rates (and, therefore, the payments) on fixed rate mortgage loans as unacceptably high. These borrowers may be induced to refinance adjustable rate loans when the mortgage interest rates and monthly payments on comparable fixed rate mortgage loans decline to levels which these borrowers regard as acceptable, even though such mortgage interest rates and monthly payments may be significantly higher than the current mortgage interest rates and monthly payments on the borrower's adjustable rate mortgage loans. The prepayment experience on Hybrid Mortgage Loans may differ from the prepayment experience on fixed-rate mortgage loans due to provisions which provide for conversion to an adjustable Mortgage Rate, Periodic Rate Caps and a Maximum Mortgage Rate. In particular, Hybrid Mortgage Loans may be subject to higher prepayment rates as they approach the date they are scheduled to start accruing interest at an adjustable rate. As a Hybrid Mortgage Loan approaches its initial Adjustment Date, the borrower may become more likely to refinance that Mortgage Loan to avoid an increase in the Mortgage Rate, even if prevailing fixed rate mortgage loans are only available at rates that are slightly lower or higher than the related Mortgage Rate before adjustment.

          Approximately 72.52% of the Statistical Mortgage Loans and approximately 75.81% and 68.02% of the Statistical Mortgage Loans to be included in Group 1 and Group 2, respectively, provide for payment of interest at the related Mortgage Rates, but no payment of principal for approximately the first five years following the origination of the Mortgage Loan. Following such interest-only period, the monthly payment with respect to each of these Mortgage Loans will be increased to, and include a portion allocable to principal in, an amount sufficient to amortize the principal balance of the Mortgage Loan over the remaining term and to pay interest at the related Mortgage Rate. The presence of these Mortgage Loans in Group 1 and Group 2 will, absent other considerations, result in longer weighted average lives of the related Notes than would have been the case had these loans not been included in the mortgage pool. If you purchase such Notes at a discount, you should consider that the extension of weighted average lives could result in a lower yield than would be the case if these Mortgage Loans provided for the payment of principal and interest on every payment date. In addition, a borrower may view the absence of any obligation to make payment of principal during such five-year period as a disincentive to prepayment. If a recalculated monthly payment as described above is substantially higher than a borrower's previous interest-only monthly payment, that loan may be subject to an increased risk of delinquency, loss and/or prepayment.

          From time to time, areas of the United States may be affected by flooding, severe storms, landslides, wildfires, earthquakes or other natural disasters. Hurricanes, which struck the southeastern portion of the United States during the months of August and September 2004, may have adversely affected any mortgaged properties located in that area. Whether any mortgaged properties were damaged by these storms, and if so how many, is not known as of the date of this prospectus supplement, and no assurance can be given as to the effect of these storms on the rate of delinquencies and losses on any Mortgage Loans secured by mortgaged properties that were damaged by these storms. Under the Mortgage Loan Purchase Agreement, the Seller will represent and warrant that as of the Closing Date, with respect to the Initial Mortgage Loans, and as of the related Subsequent Cut-off Date, with respect to the Subsequent Mortgage Loans, each mortgaged property was free of material damage. In the event of an uncured breach of this representation and warranty that materially and adversely affects the interests of Noteholders, the Seller will be required to repurchase the affected Mortgage Loan or substitute another mortgage loan therefor. If any damage caused by flooding, storms, wildfires, landslides or earthquakes (or other cause) occurs after the Closing Date, the Seller will not have any repurchase obligation. In addition, the standard hazard policies covering the mortgaged properties generally do not cover damage caused by earthquakes, flooding and landslides, and earthquake, flood or landslide insurance may not have been obtained with respect to such mortgaged properties. As a consequence, Realized Losses could result. To the extent that the insurance proceeds received with respect to any damaged mortgaged properties are not applied to the restoration thereof, the proceeds will be used to prepay the related Mortgage Loans in whole or in part. Any repurchases or repayments of the

Mortgage Loans may reduce the weighted average lives of the Notes and will reduce the yields on the Notes to the extent they are purchased at a premium.

          The ability of a borrower to refinance a Mortgage Loan will depend on a number of factors prevailing at the time refinancing is desired, including, without limitation, real estate values, the borrower's financial situation, prevailing mortgage interest rates, the borrowers' equity in the related mortgaged property, tax laws and prevailing general economic conditions. In addition, as discussed below, the Interest Rate on the Notes (other than the Class A-IO Notes) beginning with the Accrual Period following the first adjustment date may decrease, and may decrease significantly, after the Mortgage Rates on the Mortgage Loans begin to adjust.

          The Interest Rates on the Notes (other than the Class A-IO Notes) are calculated based upon the value of an index (One-Month LIBOR) which is different from the value of the index applicable to substantially all of the Mortgage Loans (Six-Month LIBOR) in the mortgage pool. As a result, the Interest Rates on the Notes (other than the Class A-IO Notes) are subject to the Available Funds Rate and the applicable Fixed Rate Cap.

          The Available Funds Rate limits the Interest Rates on the Notes (other than the Class A-IO Notes) to a per annum rate determined on each Payment Date generally equal to the quotient of (a) the excess of (i) the amount of all interest received from the Mortgage Loans for that Payment Date, less expenses of the Trust (including any Net Swap Payments to the Swap Counterparty), plus any Net Swap Receipts received from the Swap Counterparty, over (ii) until the May 2006 Payment Date only, Current Interest on the Class A-IO Notes for that Payment Date, divided by (b) the product of (i) the sum of the Class Principal Amount of each Class of Notes (other than the Class A-IO Notes) before taking into account any payments of principal on that Payment Date and (ii) a fraction, the numerator which is the actual number of days in the related interest accrual period and denominator of which is 360. Any shortfalls arising from the application of the applicable Available Funds Rate will be carried over as described herein with accrued interest at the then-applicable Interest Rate (computed without regard to the applicable Available Funds Rate) and, if available, paid from Monthly Excess Cashflow in a later distribution. Various factors may cause the Available Funds Rate to limit the Interest Rate on the Notes. First, this can result if One-Month LIBOR increases more rapidly than Six-Month LIBOR. In addition, the Interest Rates on the Notes adjust monthly, while the interest rates on the Mortgage Loans adjust less frequently, with the result that the operation of the Available Funds Rate may cause the Interest Rates on these Notes to be reduced for extended periods in a rising interest rate environment. The Mortgage Loans are also subject to Periodic Rate Caps and Maximum Rate Caps, and the weighted average margin is subject to change based upon prepayment experience, which also may result in the Available Funds Rate limiting increases in the Interest Rates for these Notes. Consequently, the interest paid on the Mortgage Loans (net of the sum of the Servicing Fee, the Owner Trustee Fee, certain expenses and any Net Swap Payments) with respect to any Payment Date may not equal the amount of interest that would accrue at One-Month LIBOR plus the applicable margin on those notes during the related period. Furthermore, if the Available Funds Rate determines the Interest Rate for a class of Notes for a Payment Date, the market value of those Notes may be temporarily or permanently reduced.

          The Interest Rates on the Notes (other than the Class A-IO Notes) are also subject to a Fixed Rate Cap. The applicable Fixed Rate Cap limits the Interest Rate on those Notes to a maximum interest rate. The Class 1-A1 Notes and Class 1-A2 Notes are subject to the Group 1 Fixed Rate Cap, which limits the Interest Rate on the Class 1-A1 Notes and Class 1-A2 Notes to a per annum rate of 11.75%. The Class 2-A1 and Class 2-A2 Notes are subject to the Group 2 Fixed Rate Cap, which limits the Interest Rate on the Class 2-A1 Notes and 2-A2 Notes to a per annum rate of 11.75%. The Class M Notes are subject to the Subordinate Fixed Rate Cap, which limits the Interest Rate on the Class M Notes to a per annum rate of 11.75%. If the Interest Rate for a class of Notes for a Payment Date is limited to the applicable Fixed Rate Cap, the market value of those Notes may be temporarily or permanently reduced.

          The Interest-only Notes will have no principal amount, accruing interest solely on their Class Notional Amount, and therefore are offered at a premium. After the Payment Date in May 2006, the Class Notional Amount of the Class A-IO Notes will be zero, and the Class A-IO Notes will not be entitled to payments in respect of Current Interest. In the event that the Mortgage Loans prepay at a rapid rate resulting in a decline in the Aggregate Collateral Balance below the applicable scheduled Class Notional Amount, investors in the Interest-only Notes could fail to recover their initial investments.

          Mandatory Payment. In the event that at the end of the Pre-Funding Period there are any remaining amounts on deposit in the Pre-Funding Account allocated to a Mortgage Group, the holders of the class or classes of Class A Notes relating to that Mortgage Group will receive an additional payment of principal in an amount equal to the amount remaining in the Pre-Funding Account for that Mortgage Group in accordance with their related Senior Priorities.

Although there can be no assurance, the Depositor anticipates that there should be not material principal payment to the holders of the related class of Class A Notes due to a lack of Subsequent Mortgage Loans.

          Maturity Date. The Maturity Date for each class of Notes is set forth in the chart appearing on page S-3. The actual final Payment Date with respect to each class of Notes could occur significantly earlier than its Maturity Date because:

          (1) prepayments are likely to occur and such prepayments will be applied to the payment of the Class Principal Amounts thereof (other than with respect to the Class A-IO Notes);

          (2) excess interest to the extent available will be applied as an accelerated payment of principal on the Notes (other than the Class A-IO Notes) as described herein; and

          (3) the Servicer may purchase all of the Mortgage Loans in the Mortgage Pool on any Payment Date on which the Aggregate Loan Balance at the beginning of the Due Period related to that Payment Date is less than 20% of the Aggregate Collateral Balance as of the Closing Date.

          Prepayment Assumption. Prepayments on mortgage loans are commonly measured relative to a prepayment model or standard. The Prepayment Assumption used in this prospectus supplement is based on an assumed rate of prepayment each month of the then unpaid principal balance of a pool of mortgage loans similar to the Mortgage Loans. 100% of the Prepayment Assumption assumes a CPR for the first month of 8% and an additional 2% each month until reaching 30% CPR in month 12 and remaining constant through month 22, remaining constant at 55% CPR for months 23 through 27 and then remaining constant at 35% CPR for months 28 and thereafter, in each period subject to a maximum CPR of 95%.

          As used in the following tables, "0% of the Prepayment Assumption" assumes no prepayments on the Mortgage Loans; "50% of the Prepayment Assumption" assumes the Mortgage Loans will prepay at rates equal to 50% of the related Prepayment Assumption; "100% of the Prepayment Assumption" assumes the Mortgage Loans will prepay at rates equal to 100% of the related Prepayment Assumption; "150% of the Prepayment Assumption" assumes the Mortgage Loans will prepay at rates equal to 150% of the related Prepayment Assumption; and "200% of the Prepayment Assumption" assumes the Mortgage Loans will prepay at rates equal to 200% of the related Prepayment Assumption.

          There is no assurance, however, that prepayments on the Mortgage Loans will conform to any level of the Prepayment Assumption, and no representation is made that the Mortgage Loans will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates. Other factors affecting prepayment of mortgage loans include changes in obligors' housing needs, job transfers, employment status, the solicitation of mortgagors to refinance their mortgage loans and the existence of Prepayment Penalties. In the case of mortgage loans in general, if prevailing interest rates fall significantly below the interest rates on the mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rates borne by the mortgage loans. Conversely, if prevailing interest rates rise above the interest rates on the mortgage loans, the rate of prepayment would be expected to decrease.

          The weighted average lives of the Notes set forth on the following tables are determined by (1) multiplying the amount of each assumed principal payment by the number of years from the date of issuance of the Notes to the related Payment Date, (2) summing the results and (3) dividing the sum by the total principal payment on the Notes.

          The following tables have been prepared on the basis of the Modeling Assumptions, including the assumption that Group 1 and Group 2 consist of mortgage loans having the approximate characteristics described below:

          Assumed Characteristics of the Group 1 Initial Mortgage Loans

                                                                        Original                 Initial
                                                           Remaining   Interest-                   Rate
    Current      Mortgage   Net Mortgage   Original Term      Term     Only Term      Gross     Change Cap
  Balances($)     Rate(%)      Rate(%)        (months)      (months)    (months)   Margin (%)       (%)
--------------   --------   ------------   -------------   ---------   ---------   ----------   ----------
 17,096,476.85     7.478        6.974           360           359           0         5.813       3.00

  1,856,798.60     7.581        7.077           360           359           0         6.090       3.00

  1,355,161.92     7.254        6.750           360           359           0         6.076       3.00

 72,443,909.00     7.002        6.498           360           359           0         5.885       3.00

  5,508,429.71     6.866        6.362           360           359           0         5.891       3.00

     88,774.40     6.600        6.096           360           359           0         5.500       3.00

 25,826,720.87     7.436        6.932           360           359          60         5.739       3.00

  1,284,150.57     7.386        6.882           360           359          60         6.050       3.00

  5,360,729.98     7.113        6.609           360           359          60         5.969       3.00

256,617,010.33     6.708        6.204           360           359          60         5.825       3.00

 22,634,671.18     6.740        6.236           360           359          60         5.809       3.00

    570,252.59     6.590        6.086           360           358          60         5.849       3.00

  1,524,024.31     7.496        6.992           360           360           0         5.698       3.00

    130,737.92     7.473        6.969           360           359           0         5.461       3.00

    106,268.40     6.850        6.346           360           360           0         6.000       3.00

  4,805,763.97     6.793        6.289           360           360           0         5.804       3.00

  1,751,829.28     7.311        6.807           360           359          60         5.625       3.00

    224,687.48     6.450        5.946           360           359          60         6.250       3.00

    294,548.29     6.500        5.996           360           359          60         6.000       3.00

    344,750.33     6.834        6.330           360           360          60         6.144       3.00

    270,113.66     5.900        5.396           360           359          60         5.500       3.00

 13,575,698.02     6.462        5.958           360           359          60         5.826       3.00

                                                                    Number of
                                                                     Months                  Original
                                                                      Until                  Months to
                                                          Rate      Next Rate               Prepayment
    Current      Periodic Rate    Maximum    Minimum     Change    Adjustment                 Penalty
  Balances($)       Cap (%)      Rate (%)   Rate (%)   Frequency      Date        Index     Expiration
--------------   -------------   --------   --------   ---------   ----------   ---------   ----------
                                                                                Six-Month
 17,096,476.85        1.00        13.478      7.478        6           23         LIBOR          0
                                                                                Six-Month
  1,856,798.60        1.00        13.581      7.581        6           23         LIBOR          6
                                                                                Six-Month
  1,355,161.92        1.00        13.254      7.254        6           23         LIBOR         12
                                                                                Six-Month
 72,443,909.00        1.00        13.002      7.002        6           23         LIBOR         24
                                                                                Six-Month
  5,508,429.71        1.00        12.866      6.866        6           23         LIBOR         30
                                                                                Six-Month
     88,774.40        1.00        12.600      6.600        6           23         LIBOR         36
                                                                                Six-Month
 25,826,720.87        1.00        13.436      7.436        6           23         LIBOR          0
                                                                                Six-Month
  1,284,150.57        1.00        13.386      7.386        6           23         LIBOR          6
                                                                                Six-Month
  5,360,729.98        1.00        13.113      7.113        6           23         LIBOR         12
                                                                                Six-Month
256,617,010.33        1.00        12.708      6.708        6           23         LIBOR         24
                                                                                Six-Month
 22,634,671.18        1.00        12.740      6.740        6           23         LIBOR         30
                                                                                Six-Month
    570,252.59        1.00        12.590      6.590        6           22         LIBOR         36
                                                                                Six-Month
  1,524,024.31        1.00        13.496      7.496        6           36         LIBOR          0
                                                                                Six-Month
    130,737.92        1.00        13.473      7.473        6           35         LIBOR          6
                                                                                Six-Month
    106,268.40        1.00        12.850      6.850        6           36         LIBOR         24
                                                                                Six-Month
  4,805,763.97        1.00        12.793      6.793        6           36         LIBOR         36
                                                                                Six-Month
  1,751,829.28        1.00        13.311      7.311        6           35         LIBOR          0
                                                                                Six-Month
    224,687.48        1.00        12.450      6.450        6           35         LIBOR          6
                                                                                Six-Month
    294,548.29        1.00        12.500      6.500        6           35         LIBOR         12
                                                                                Six-Month
    344,750.33        1.00        12.834      6.834        6           36         LIBOR         24
                                                                                Six-Month
    270,113.66        1.00        11.900      5.900        6           35         LIBOR         30
                                                                                Six-Month
 13,575,698.02        1.00        12.462      6.462        6           35         LIBOR         36

        Assumed Characteristics of the Group 1 Subsequent Mortgage Loans

                                                                  Original
                                                                 Interest-            Initial
                              Net     Original                      Only      Gross     Rate    Periodic
   Current      Mortgage   Mortgage     Term       Remaining        Term     Margin    Change   Rate Cap
 Balances($)     Rate(%)    Rate(%)   (months)   Term (months)    (months)     (%)    Cap (%)      (%)
-------------   --------   --------   --------   -------------   ---------   ------   -------   --------
 1,709,647.68     7.478      6.974       360          359            0        5.813     3.00      1.00

   185,679.86     7.581      7.077       360          359            0        6.090     3.00      1.00

   135,516.19     7.254      6.750       360          359            0        6.076     3.00      1.00

 7,244,390.90     7.002      6.498       360          359            0        5.885     3.00      1.00

   550,842.97     6.866      6.362       360          359            0        5.891     3.00      1.00

     8,877.44     6.600      6.096       360          359            0        5.500     3.00      1.00

 2,582,672.09     7.436      6.932       360          359           60        5.739     3.00      1.00

   128,415.06     7.386      6.882       360          359           60        6.050     3.00      1.00

   536,073.00     7.113      6.609       360          359           60        5.969     3.00      1.00

25,661,701.03     6.708      6.204       360          359           60        5.825     3.00      1.00

 2,263,467.12     6.740      6.236       360          359           60        5.809     3.00      1.00

    57,025.26     6.590      6.086       360          358           60        5.849     3.00      1.00

   152,402.43     7.496      6.992       360          360            0        5.698     3.00      1.00

    13,073.79     7.473      6.969       360          359            0        5.461     3.00      1.00

    10,626.84     6.850      6.346       360          360            0        6.000     3.00      1.00

   480,576.40     6.793      6.289       360          360            0        5.804     3.00      1.00

   175,182.93     7.311      6.807       360          359           60        5.625     3.00      1.00

    22,468.75     6.450      5.946       360          359           60        6.250     3.00      1.00

    29,454.83     6.500      5.996       360          359           60        6.000     3.00      1.00

    34,475.03     6.834      6.330       360          360           60        6.144     3.00      1.00

    27,011.37     5.900      5.396       360          359           60        5.500     3.00      1.00

 1,357,569.80     6.462      5.958       360          359           60        5.826     3.00      1.00

 1,709,647.68     7.478      6.974       360          359            0        5.813     3.00      1.00

   185,679.86     7.581      7.077       360          359            0        6.090     3.00      1.00

   135,516.19     7.254      6.750       360          359            0        6.076     3.00      1.00

 7,244,390.90     7.002      6.498       360          359            0        5.885     3.00      1.00

   550,842.97     6.866      6.362       360          359            0        5.891     3.00      1.00

     8,877.44     6.600      6.096       360          359            0        5.500     3.00      1.00

                                                     Number of
                                                      Months                  Original
                                                    Until Next                Months to
                                                       Rate                  Prepayment
   Current       Maximum    Minimum   Rate Change   Adjustment                 Penalty     Months of
 Balances($)    Rate (%)   Rate (%)    Frequency       Date        Index     Expiration   Prefunding*
-------------   --------   --------   -----------   ----------   ---------   ----------   -----------
                                                                 Six-Month
 1,709,647.68    13.478      7.478         6            23         LIBOR          0            1
                                                                 Six-Month
   185,679.86    13.581      7.581         6            23         LIBOR          6            1
                                                                 Six-Month
   135,516.19    13.254      7.254         6            23         LIBOR         12            1
                                                                 Six-Month
 7,244,390.90    13.002      7.002         6            23         LIBOR         24            1
                                                                 Six-Month
   550,842.97    12.866      6.866         6            23         LIBOR         30            1
                                                                 Six-Month
     8,877.44    12.600      6.600         6            23         LIBOR         36            1
                                                                 Six-Month
 2,582,672.09    13.436      7.436         6            23         LIBOR          0            1
                                                                 Six-Month
   128,415.06    13.386      7.386         6            23         LIBOR          6            1
                                                                 Six-Month
   536,073.00    13.113      7.113         6            23         LIBOR         12            1
                                                                 Six-Month
25,661,701.03    12.708      6.708         6            23         LIBOR         24            1
                                                                 Six-Month
 2,263,467.12    12.740      6.740         6            23         LIBOR         30            1
                                                                 Six-Month
    57,025.26    12.590      6.590         6            22         LIBOR         36            1
                                                                 Six-Month
   152,402.43    13.496      7.496         6            36         LIBOR          0            1
                                                                 Six-Month
    13,073.79    13.473      7.473         6            35         LIBOR          6            1
                                                                 Six-Month
    10,626.84    12.850      6.850         6            36         LIBOR         24            1
                                                                 Six-Month
   480,576.40    12.793      6.793         6            36         LIBOR         36            1
                                                                 Six-Month
   175,182.93    13.311      7.311         6            35         LIBOR          0            1
                                                                 Six-Month
    22,468.75    12.450      6.450         6            35         LIBOR          6            1
                                                                 Six-Month
    29,454.83    12.500      6.500         6            35         LIBOR         12            1
                                                                 Six-Month
    34,475.03    12.834      6.834         6            36         LIBOR         24            1
                                                                 Six-Month
    27,011.37    11.900      5.900         6            35         LIBOR         30            1
                                                                 Six-Month
 1,357,569.80    12.462      6.462         6            35         LIBOR         36            1
                                                                 Six-Month
 1,709,647.68    13.478      7.478         6            23         LIBOR          0            2
                                                                 Six-Month
   185,679.86    13.581      7.581         6            23         LIBOR          6            2
                                                                 Six-Month
   135,516.19    13.254      7.254         6            23         LIBOR         12            2
                                                                 Six-Month
 7,244,390.90    13.002      7.002         6            23         LIBOR         24            2
                                                                 Six-Month
   550,842.97    12.866      6.866         6            23         LIBOR         30            2
                                                                 Six-Month
     8,877.44    12.600      6.600         6            23         LIBOR         36            2

 2,582,672.09     7.436      6.932       360          359           60        5.739     3.00      1.00

   128,415.06     7.386      6.882       360          359           60        6.050     3.00      1.00

   536,073.00     7.113      6.609       360          359           60        5.969     3.00      1.00

25,661,701.03     6.708      6.204       360          359           60        5.825     3.00      1.00

 2,263,467.12     6.740      6.236       360          359           60        5.809     3.00      1.00

    57,025.26     6.590      6.086       360          358           60        5.849     3.00      1.00

   152,402.43     7.496      6.992       360          360            0        5.698     3.00      1.00

    13,073.79     7.473      6.969       360          359            0        5.461     3.00      1.00

    10,626.84     6.850      6.346       360          360            0        6.000     3.00      1.00

   480,576.40     6.793      6.289       360          360            0        5.804     3.00      1.00

   175,182.93     7.311      6.807       360          359           60        5.625     3.00      1.00

    22,468.75     6.450      5.946       360          359           60        6.250     3.00      1.00

    29,454.83     6.500      5.996       360          359           60        6.000     3.00      1.00

    34,475.03     6.834      6.330       360          360           60        6.144     3.00      1.00

    27,011.37     5.900      5.396       360          359           60        5.500     3.00      1.00

 1,357,569.80     6.462      5.958       360          359           60        5.826     3.00      1.00

                                                                 Six-Month
 2,582,672.09    13.436      7.436         6            23         LIBOR          0            2
                                                                 Six-Month
   128,415.06    13.386      7.386         6            23         LIBOR          6            2
                                                                 Six-Month
   536,073.00    13.113      7.113         6            23         LIBOR         12            2
                                                                 Six-Month
25,661,701.03    12.708      6.708         6            23         LIBOR         24            2
                                                                 Six-Month
 2,263,467.12    12.740      6.740         6            23         LIBOR         30            2
                                                                 Six-Month
    57,025.26    12.590      6.590         6            22         LIBOR         36            2
                                                                 Six-Month
   152,402.43    13.496      7.496         6            36         LIBOR          0            2
                                                                 Six-Month
    13,073.79    13.473      7.473         6            35         LIBOR          6            2
                                                                 Six-Month
    10,626.84    12.850      6.850         6            36         LIBOR         24            2
                                                                 Six-Month
   480,576.40    12.793      6.793         6            36         LIBOR         36            2
                                                                 Six-Month
   175,182.93    13.311      7.311         6            35         LIBOR          0            2
                                                                 Six-Month
    22,468.75    12.450      6.450         6            35         LIBOR          6            2
                                                                 Six-Month
    29,454.83    12.500      6.500         6            35         LIBOR         12            2
                                                                 Six-Month
    34,475.03    12.834      6.834         6            36         LIBOR         24            2
                                                                 Six-Month
    27,011.37    11.900      5.900         6            35         LIBOR         30            2
                                                                 Six-Month
 1,357,569.80    12.462      6.462         6            35         LIBOR         36            2

----------
* A value of 1 assumes that such Subsequent Mortgage Loan is transferred to the Trust after the Payment Date in December 2004 and a value of 2 assumes that such Subsequent Mortgage Loan is transferred to the Trust after the Payment Date in January 2005.

          Assumed Characteristics of the Group 2 Initial Mortgage Loans

                                                                          Original
                               Net                                     Interest-Only                  Initial Rate
    Current      Mortgage   Mortgage   Original Term     Remaining          Term       Gross Margin      Change
  Balances($)     Rate(%)    Rate(%)      (months)     Term (months)      (months)          (%)          Cap(%)
--------------   --------   --------   -------------   -------------   -------------   ------------   ------------
 30,824,258.74     7.775      7.271         360             359              0             5.809          3.00

  1,651,398.76     7.686      7.182         360             359              0             6.104          3.00

  1,887,925.49     7.439      6.935         360             359              0             5.994          3.00

 56,683,416.50     7.332      6.828         360             359              0             5.951          3.00

  4,899,070.16     7.312      6.808         360             359              0             5.879          3.00

    139,625.96     7.900      7.396         360             359              0             6.000          3.00

 14,946,660.99     7.359      6.855         360             359             60             5.721          3.00

  5,482,891.55     7.300      6.796         360             359             60             6.091          3.00

170,769,174.29     6.503      5.999         360             359             60             5.743          3.00

 14,295,188.62     6.480      5.976         360             359             60             5.870          3.00

    928,515.72     6.724      6.220         360             358             60             5.853          3.00

  1,787,874.32     7.347      6.843         360             360              0             5.716          3.00

    377,626.01     8.550      8.046         360             360              0             6.000          3.00

  2,899,076.83     7.420      6.916         360             360              0             6.003          3.00

    323,425.57     7.750      7.246         360             358             60             6.250          3.00

    444,265.90     6.100      5.596         360             360             60             5.500          3.00

  7,988,096.91     6.447      5.943         360             359             60             5.782          3.00

                                                                    Number of
                                                                     Months                  Original
                                                                   Until Next                Months to
                                                                      Rate                  Prepayment
    Current      Periodic Rate   Maximum   Minimum   Rate Change   Adjustment                 Penalty
  Balances($)        Cap(%)      Rate(%)   Rate(%)    Frequency       Date        Index     Expiration
--------------   -------------   -------   -------   -----------   ----------   ---------   ----------
                                                                                Six-Month
 30,824,258.74        1.00        13.775    7.775         6            23         LIBOR          0
                                                                                Six-Month
  1,651,398.76        1.00        13.686    7.686         6            23         LIBOR          6
                                                                                Six-Month
  1,887,925.49        1.00        13.439    7.439         6            23         LIBOR         12
                                                                                Six-Month
 56,683,416.50        1.00        13.332    7.332         6            23         LIBOR         24
                                                                                Six-Month
  4,899,070.16        1.00        13.312    7.312         6            23         LIBOR         30
                                                                                Six-Month
    139,625.96        1.00        13.900    7.900         6            23         LIBOR         36
                                                                                Six-Month
 14,946,660.99        1.00        13.359    7.359         6            23         LIBOR          0
                                                                                Six-Month
  5,482,891.55        1.00        13.300    7.300         6            23         LIBOR         12
                                                                                Six-Month
170,769,174.29        1.00        12.503    6.503         6            23         LIBOR         24
                                                                                Six-Month
 14,295,188.62        1.00        12.480    6.480         6            23         LIBOR         30
                                                                                Six-Month
    928,515.72        1.00        12.724    6.724         6            22         LIBOR         36
                                                                                Six-Month
  1,787,874.32        1.00        13.347    7.347         6            36         LIBOR          0
                                                                                Six-Month
    377,626.01        1.00        14.550    8.550         6            36         LIBOR         24
                                                                                Six-Month
  2,899,076.83        1.00        13.420    7.420         6            36         LIBOR         36
                                                                                Six-Month
    323,425.57        1.00        13.750    7.750         6            34         LIBOR         12
                                                                                Six-Month
    444,265.90        1.00        12.100    6.100         6            36         LIBOR         24
                                                                                Six-Month
  7,988,096.91        1.00        12.447    6.447         6            35         LIBOR         36

        Assumed Characteristics of the Group 2 Subsequent Mortgage Loans

                                                                           Original
                                                                          Interest-            Initial
                                                                             Only      Gross     Rate
   Current      Mortgage   Net Mortgage   Original Term     Remaining        Term     Margin    Change     Periodic
 Balances($)     Rate(%)      Rate(%)        (months)     Term (months)    (months)     (%)     Cap(%)   Rate Cap(%)
-------------   --------   ------------   -------------   -------------   ---------   ------   -------   -----------
 3,082,425.87     7.775        7.271           360             359             0       5.809     3.00        1.00

   165,139.88     7.686        7.182           360             359             0       6.104     3.00        1.00

   188,792.55     7.439        6.935           360             359             0       5.994     3.00        1.00

 5,668,341.65     7.332        6.828           360             359             0       5.951     3.00        1.00

   489,907.02     7.312        6.808           360             359             0       5.879     3.00        1.00

    13,962.60     7.900        7.396           360             359             0       6.000     3.00        1.00

 1,494,666.10     7.359        6.855           360             359            60       5.721     3.00        1.00

   548,289.16     7.300        6.796           360             359            60       6.091     3.00        1.00

17,076,917.43     6.503        5.999           360             359            60       5.743     3.00        1.00

 1,429,518.86     6.480        5.976           360             359            60       5.870     3.00        1.00

    92,851.57     6.724        6.220           360             358            60       5.853     3.00        1.00

   178,787.43     7.347        6.843           360             360             0       5.716     3.00        1.00

    37,762.60     8.550        8.046           360             360             0       6.000     3.00        1.00

   289,907.68     7.420        6.916           360             360             0       6.003     3.00        1.00

    32,342.56     7.750        7.246           360             358            60       6.250     3.00        1.00

    44,426.59     6.100        5.596           360             360            60       5.500     3.00        1.00

   798,809.69     6.447        5.943           360             359            60       5.782     3.00        1.00

 3,082,425.87     7.775        7.271           360             359             0       5.809     3.00        1.00

   165,139.88     7.686        7.182           360             359             0       6.104     3.00        1.00

   188,792.55     7.439        6.935           360             359             0       5.994     3.00        1.00

 5,668,341.65     7.332        6.828           360             359             0       5.951     3.00        1.00

   489,907.02     7.312        6.808           360             359             0       5.879     3.00        1.00

    13,962.60     7.900        7.396           360             359             0       6.000     3.00        1.00

 1,494,666.10     7.359        6.855           360             359            60       5.721     3.00        1.00

   548,289.16     7.300        6.796           360             359            60       6.091     3.00        1.00

17,076,917.43     6.503        5.999           360             359            60       5.743     3.00        1.00

 1,429,518.86     6.480        5.976           360             359            60       5.870     3.00        1.00

    92,851.57     6.724        6.220           360             358            60       5.853     3.00        1.00

   178,787.43     7.347        6.843           360             360             0       5.716     3.00        1.00

                                                 Number of
                                                  Months                  Original
                                                   Until                  Months to
                                       Rate      Next Rate               Prepayment
   Current      Maximum   Minimum     Change    Adjustment                 Penalty     Months of
 Balances($)    Rate(%)   Rate(%)   Frequency      Date        Index     Expiration   Prefunding*
-------------   -------   -------   ---------   ----------   ---------   ----------   -----------
                                                             Six-Month
 3,082,425.87    13.775    7.775        6           23         LIBOR          0            1
                                                             Six-Month
   165,139.88    13.686    7.686        6           23         LIBOR          6            1
                                                             Six-Month
   188,792.55    13.439    7.439        6           23         LIBOR         12            1
                                                             Six-Month
 5,668,341.65    13.332    7.332        6           23         LIBOR         24            1
                                                             Six-Month
   489,907.02    13.312    7.312        6           23         LIBOR         30            1
                                                             Six-Month
    13,962.60    13.900    7.900        6           23         LIBOR         36            1
                                                             Six-Month
 1,494,666.10    13.359    7.359        6           23         LIBOR          0            1
                                                             Six-Month
   548,289.16    13.300    7.300        6           23         LIBOR         12            1
                                                             Six-Month
17,076,917.43    12.503    6.503        6           23         LIBOR         24            1
                                                             Six-Month
 1,429,518.86    12.480    6.480        6           23         LIBOR         30            1
                                                             Six-Month
    92,851.57    12.724    6.724        6           22         LIBOR         36            1
                                                             Six-Month
   178,787.43    13.347    7.347        6           36         LIBOR          0            1
                                                             Six-Month
    37,762.60    14.550    8.550        6           36         LIBOR         24            1
                                                             Six-Month
   289,907.68    13.420    7.420        6           36         LIBOR         36            1
                                                             Six-Month
    32,342.56    13.750    7.750        6           34         LIBOR         12            1
                                                             Six-Month
    44,426.59    12.100    6.100        6           36         LIBOR         24            1
                                                             Six-Month
   798,809.69    12.447    6.447        6           35         LIBOR         36            1
                                                             Six-Month
 3,082,425.87    13.775    7.775        6           23         LIBOR          0            2
                                                             Six-Month
   165,139.88    13.686    7.686        6           23         LIBOR          6            2
                                                             Six-Month
   188,792.55    13.439    7.439        6           23         LIBOR         12            2
                                                             Six-Month
 5,668,341.65    13.332    7.332        6           23         LIBOR         24            2
                                                             Six-Month
   489,907.02    13.312    7.312        6           23         LIBOR         30            2
                                                             Six-Month
    13,962.60    13.900    7.900        6           23         LIBOR         36            2
                                                             Six-Month
 1,494,666.10    13.359    7.359        6           23         LIBOR          0            2
                                                             Six-Month
   548,289.16    13.300    7.300        6           23         LIBOR         12            2
                                                             Six-Month
17,076,917.43    12.503    6.503        6           23         LIBOR         24            2
                                                             Six-Month
 1,429,518.86    12.480    6.480        6           23         LIBOR         30            2
                                                             Six-Month
    92,851.57    12.724    6.724        6           22         LIBOR         36            2
                                                             Six-Month
   178,787.43    13.347    7.347        6           36         LIBOR          0            2

    37,762.60     8.550        8.046           360             360             0       6.000     3.00        1.00

   289,907.68     7.420        6.916           360             360             0       6.003     3.00        1.00

    32,342.56     7.750        7.246           360             358            60       6.250     3.00        1.00

    44,426.59     6.100        5.596           360             360            60       5.500     3.00        1.00

   798,809.69     6.447        5.943           360             359            60       5.782     3.00        1.00

                                                             Six-Month
    37,762.60    14.550    8.550        6           36         LIBOR         24            2
                                                             Six-Month
   289,907.68    13.420    7.420        6           36         LIBOR         36            2
                                                             Six-Month
    32,342.56    13.750    7.750        6           34         LIBOR         12            2
                                                             Six-Month
    44,426.59    12.100    6.100        6           36         LIBOR         24            2
                                                             Six-Month
   798,809.69    12.447    6.447        6           35         LIBOR         36            2

----------
* A value of 1 assumes that such Subsequent Mortgage Loan is transferred to the Trust after the Payment Date in December 2004 and a value of 2 assumes that such Subsequent Mortgage Loan is transferred to the Trust after the Payment Date in January 2005.

            Percentage of Initial Class Principal Amount Outstanding at the Respective Percentages of the Prepayment Assumption

                                             Class 1-A1                          Class 1-A2
                                 ---------------------------------   ---------------------------------
Payment Date                       0%     50%   100%   150%   200%     0%     50%   100%   150%   200%
------------                     -----   ----   ----   ----   ----   -----   ----   ----   ----   ----
Initial ......................     100%   100%   100%   100%   100%    100%   100%   100%   100%   100%
November 25, 2005 ............     100     87     74     61     48     100     87     74     61     48
November 25, 2006 ............      99     67     38     12      0      99     67     38     12      0
November 25, 2007 ............      99     49     14      0      0      99     49     14      0      0
November 25, 2008 ............      99     37     14      0      0      99     37     14      0      0
November 25, 2009 ............      98     30     10      0      0      98     30     10      0      0
November 25, 2010 ............      97     25      6      0      0      97     25      6      0      0
November 25, 2011 ............      95     20      4      0      0      95     20      4      0      0
November 25, 2012 ............      93     16      3      0      0      93     16      3      0      0
November 25, 2013 ............      91     13      2      0      0      91     13      2      0      0
November 25, 2014 ............      89     11      1      0      0      89     11      1      0      0
November 25, 2015 ............      87      9      *      0      0      87      9      *      0      0
November 25, 2016 ............      84      7      *      0      0      84      7      *      0      0
November 25, 2017 ............      82      6      0      0      0      82      6      0      0      0
November 25, 2018 ............      79      5      0      0      0      79      5      0      0      0
November 25, 2019 ............      76      4      0      0      0      76      4      0      0      0
November 25, 2020 ............      72      3      0      0      0      72      3      0      0      0
November 25, 2021 ............      68      2      0      0      0      68      2      0      0      0
November 25, 2022 ............      64      2      0      0      0      64      2      0      0      0
November 25, 2023 ............      60      1      0      0      0      60      1      0      0      0
November 25, 2024 ............      55      1      0      0      0      55      1      0      0      0
November 25, 2025 ............      49      1      0      0      0      49      1      0      0      0
November 25, 2026 ............      44      *      0      0      0      44      *      0      0      0
November 25, 2027 ............      38      *      0      0      0      38      *      0      0      0
November 25, 2028 ............      33      0      0      0      0      33      0      0      0      0
November 25, 2029 ............      29      0      0      0      0      29      0      0      0      0
November 25, 2030 ............      24      0      0      0      0      24      0      0      0      0
November 25, 2031 ............      19      0      0      0      0      19      0      0      0      0
November 25, 2032 ............      13      0      0      0      0      13      0      0      0      0
November 25, 2033 ............       6      0      0      0      0       6      0      0      0      0
November 25, 2034 ............       0      0      0      0      0       0      0      0      0      0
Weighted Average Life in
   Years (to maturity) .......   19.95   4.48   2.19   1.27   1.03   19.95   4.48   2.19   1.27   1.03
Weighted Average Life in
   Years (to 10% call) .......   19.91   4.17   2.04   1.27   1.03   19.91   4.17   2.04   1.27   1.03
Weighted Average Life in
   Years (to 20% call) .......   19.78   3.82   1.88   1.27   1.03   19.78   3.82   1.88   1.27   1.03

----------
* Less than 0.5% but greater than 0.0%.

            Percentage of Initial Class Principal Amount Outstanding at the Respective Percentages of the Prepayment Assumption

                                             Class 2-A1                          Class 2-A2
                                 ---------------------------------   ---------------------------------
Payment Date                       0%     50%   100%   150%   200%     0%     50%   100%   150%   200%
------------                     -----   ----   ----   ----   ----   -----   -----  ----   ----   ----
Initial ......................     100%   100%   100%   100%   100%    100%    100%  100%   100%   100%
November 25, 2005 ............     100     85     70     54     38     100     100   100    100    100
November 25, 2006 ............      99     61     27      0      0     100     100   100     79      0
November 25, 2007 ............      99     40      0      0      0     100     100    88      0      0
November 25, 2008 ............      98     25      0      0      0     100     100    88      0      0
November 25, 2009 ............      98     17      0      0      0     100     100    63      0      0
November 25, 2010 ............      96     11      0      0      0     100     100    40      0      0
November 25, 2011 ............      94      5      0      0      0     100     100    26      0      0
November 25, 2012 ............      92      1      0      0      0     100     100    16      0      0
November 25, 2013 ............      89      0      0      0      0     100      86    10      0      0
November 25, 2014 ............      87      0      0      0      0     100      69     7      0      0
November 25, 2015 ............      84      0      0      0      0     100      56     3      0      0
November 25, 2016 ............      81      0      0      0      0     100      45     *      0      0
November 25, 2017 ............      78      0      0      0      0     100      36     0      0      0
November 25, 2018 ............      74      0      0      0      0     100      29     0      0      0
November 25, 2019 ............      71      0      0      0      0     100      23     0      0      0
November 25, 2020 ............      66      0      0      0      0     100      18     0      0      0
November 25, 2021 ............      62      0      0      0      0     100      14     0      0      0
November 25, 2022 ............      57      0      0      0      0     100      11     0      0      0
November 25, 2023 ............      52      0      0      0      0     100       9     0      0      0
November 25, 2024 ............      46      0      0      0      0     100       7     0      0      0
November 25, 2025 ............      40      0      0      0      0     100       5     0      0      0
November 25, 2026 ............      33      0      0      0      0     100       2     0      0      0
November 25, 2027 ............      26      0      0      0      0     100       1     0      0      0
November 25, 2028 ............      21      0      0      0      0     100       0     0      0      0
November 25, 2029 ............      16      0      0      0      0     100       0     0      0      0
November 25, 2030 ............      10      0      0      0      0     100       0     0      0      0
November 25, 2031 ............       4      0      0      0      0     100       0     0      0      0
November 25, 2032 ............       0      0      0      0      0      82       0     0      0      0
November 25, 2033 ............       0      0      0      0      0      41       0     0      0      0
November 25, 2034 ............       0      0      0      0      0       0       0     0      0      0
Weighted Average Life in
   Years (to maturity) .......   18.24   2.98   1.50   1.12   0.88   28.80   12.65  5.99   2.11   1.83
Weighted Average Life in
   Years (to 10% call) .......   18.24   2.98   1.50   1.12   0.88   28.51   10.70  4.98   2.11   1.83
Weighted Average Life in
   Years (to 20% call) .......   18.24   2.98   1.50   1.12   0.88   27.73    8.40  3.93   2.11   1.83

----------
* Less than 0.5% but greater than 0.0%.

            Percentage of Initial Class Principal Amount Outstanding at the Respective Percentages of the Prepayment Assumption

                                              Class M1                            Class M2
                                 ---------------------------------   ---------------------------------
Payment Date                       0%     50%   100%   150%   200%     0%     50%   100%   150%   200%
------------                     -----   ----   ----   ----   ----   -----   ----   ----   ----   ----
Initial ......................     100%   100%   100%   100%   100%    100%   100%   100%   100%   100%
November 25, 2005 ............     100    100    100    100    100     100    100    100    100    100
November 25, 2006 ............     100    100    100    100     23     100    100    100    100    100
November 25, 2007 ............     100    100    100      0      0     100    100    100     67      0
November 25, 2008 ............     100     97     57      0      0     100     97     39     67      0
November 25, 2009 ............     100     80     25      0      0     100     80     25     41      0
November 25, 2010 ............     100     65     16      0      0     100     65     16     14      0
November 25, 2011 ............     100     53     10      0      0     100     53     10      1      0
November 25, 2012 ............     100     43      7      0      0     100     43      7      0      0
November 25, 2013 ............     100     35      4      0      0     100     35      1      0      0
November 25, 2014 ............     100     28      *      0      0     100     28      0      0      0
November 25, 2015 ............     100     23      0      0      0     100     23      0      0      0
November 25, 2016 ............     100     18      0      0      0     100     18      0      0      0
November 25, 2017 ............     100     15      0      0      0     100     15      0      0      0
November 25, 2018 ............     100     12      0      0      0     100     12      0      0      0
November 25, 2019 ............     100      9      0      0      0     100      9      0      0      0
November 25, 2020 ............     100      8      0      0      0     100      8      0      0      0
November 25, 2021 ............     100      6      0      0      0     100      5      0      0      0
November 25, 2022 ............     100      5      0      0      0     100      2      0      0      0
November 25, 2023 ............     100      3      0      0      0     100      0      0      0      0
November 25, 2024 ............     100      1      0      0      0     100      0      0      0      0
November 25, 2025 ............     100      0      0      0      0     100      0      0      0      0
November 25, 2026 ............     100      0      0      0      0     100      0      0      0      0
November 25, 2027 ............      99      0      0      0      0      99      0      0      0      0
November 25, 2028 ............      88      0      0      0      0      88      0      0      0      0
November 25, 2029 ............      76      0      0      0      0      76      0      0      0      0
November 25, 2030 ............      63      0      0      0      0      63      0      0      0      0
November 25, 2031 ............      49      0      0      0      0      49      0      0      0      0
November 25, 2032 ............      33      0      0      0      0      33      0      0      0      0
November 25, 2033 ............      17      0      0      0      0      17      0      0      0      0
November 25, 2034 ............       0      0      0      0      0       0      0      0      0      0
Weighted Average Life in
   Years (to maturity) .......   26.77   8.52   4.78   2.56   2.00   26.77   8.45   4.50   4.58   2.14
Weighted Average Life in
   Years (to 10% call) .......   26.66   7.77   4.40   2.56   2.00   26.66   7.77   4.16   3.14   2.12
Weighted Average Life in
   Years (to 20% call) .......   26.34   6.84   3.96   2.39   1.98   26.34   6.84   3.74   2.40   1.99

----------
* Less than 0.5% but greater than 0.0%.

            Percentage of Initial Class Principal Amount Outstanding at the Respective Percentages of the Prepayment Assumption

                                              Class M3                            Class M4
                                 ---------------------------------   ---------------------------------
Payment Date                       0%     50%    100%  150%   200%     0%     50%   100%   150%   200%
------------                     -----   ----   ----   ----   ----   -----   ----   ----   ----   ----
Initial.......................     100%   100%   100%   100%   100%    100%   100%   100%   100%   100%
November 25, 2005.............     100    100    100    100    100     100    100    100    100    100
November 25, 2006.............     100    100    100    100    100     100    100    100    100    100
November 25, 2007.............     100    100    100    100      0     100    100    100    100      0
November 25, 2008.............     100     97     39     89      0     100     97     39     11      0
November 25, 2009.............     100     80     25      0      0     100     80     25      0      0
November 25, 2010.............     100     65     16      0      0     100     65     16      0      0
November 25, 2011.............     100     53     10      0      0     100     53     10      0      0
November 25, 2012.............     100     43      2      0      0     100     43      0      0      0
November 25, 2013.............     100     35      0      0      0     100     35      0      0      0
November 25, 2014.............     100     28      0      0      0     100     28      0      0      0
November 25, 2015.............     100     23      0      0      0     100     23      0      0      0
November 25, 2016.............     100     18      0      0      0     100     18      0      0      0
November 25, 2017.............     100     15      0      0      0     100     15      0      0      0
November 25, 2018.............     100     12      0      0      0     100     12      0      0      0
November 25, 2019.............     100      9      0      0      0     100      9      0      0      0
November 25, 2020.............     100      7      0      0      0     100      0      0      0      0
November 25, 2021.............     100      0      0      0      0     100      0      0      0      0
November 25, 2022.............     100      0      0      0      0     100      0      0      0      0
November 25, 2023.............     100      0      0      0      0     100      0      0      0      0
November 25, 2024.............     100      0      0      0      0     100      0      0      0      0
November 25, 2025.............     100      0      0      0      0     100      0      0      0      0
November 25, 2026.............     100      0      0      0      0     100      0      0      0      0
November 25, 2027.............      99      0      0      0      0      99      0      0      0      0
November 25, 2028.............      88      0      0      0      0      88      0      0      0      0
November 25, 2029.............      76      0      0      0      0      76      0      0      0      0
November 25, 2030.............      63      0      0      0      0      63      0      0      0      0
November 25, 2031.............      49      0      0      0      0      49      0      0      0      0
November 25, 2032.............      33      0      0      0      0      33      0      0      0      0
November 25, 2033.............      17      0      0      0      0      17      0      0      0      0
November 25, 2034.............       0      0      0      0      0       0      0      0      0      0
Weighted Average Life in Years
   (to maturity)..............   26.76   8.36   4.37   4.22   2.32   26.76   8.29   4.31   3.90   2.48
Weighted Average Life in Years
   (to 10% call)..............   26.66   7.77   4.08   3.24   2.15   26.66   7.77   4.05   3.24   2.15
Weighted Average Life in Years
   (to 20% call)..............   26.34   6.84   3.65   2.40   1.99   26.34   6.84   3.62   2.40   1.99

            Percentage of Initial Class Principal Amount Outstanding at the Respective Percentages of the Prepayment Assumption

                                              Class M5                           Class M6
                                 ---------------------------------   ---------------------------------
Payment Date                       0%     50%    100%  150%   200%     0%     50%   100%   150%   200%
------------                     -----   ----   ----   ----   ----   -----   ----   ----   ----   ----
Initial.......................     100%   100%   100%   100%   100%    100%   100%   100%   100%   100%
November 25, 2005.............     100    100    100    100    100     100    100    100    100    100
November 25, 2006.............     100    100    100    100    100     100    100    100    100    100
November 25, 2007.............     100    100    100    100      0     100    100    100    100      6
November 25, 2008.............     100     97     39      6      0     100     97     39      0      6
November 25, 2009.............     100     80     25      0      0     100     80     25      0      0
November 25, 2010.............     100     65     16      0      0     100     65     15      0      0
November 25, 2011.............     100     53      4      0      0     100     53      0      0      0
November 25, 2012.............     100     43      0      0      0     100     43      0      0      0
November 25, 2013.............     100     35      0      0      0     100     35      0      0      0
November 25, 2014.............     100     28      0      0      0     100     28      0      0      0
November 25, 2015.............     100     23      0      0      0     100     23      0      0      0
November 25, 2016.............     100     18      0      0      0     100     18      0      0      0
November 25, 2017.............     100     15      0      0      0     100      9      0      0      0
November 25, 2018.............     100     10      0      0      0     100      0      0      0      0
November 25, 2019.............     100      *      0      0      0     100      0      0      0      0
November 25, 2020.............     100      0      0      0      0     100      0      0      0      0
November 25, 2021.............     100      0      0      0      0     100      0      0      0      0
November 25, 2022.............     100      0      0      0      0     100      0      0      0      0
November 25, 2023.............     100      0      0      0      0     100      0      0      0      0
November 25, 2024.............     100      0      0      0      0     100      0      0      0      0
November 25, 2025.............     100      0      0      0      0     100      0      0      0      0
November 25, 2026.............     100      0      0      0      0     100      0      0      0      0
November 25, 2027.............      99      0      0      0      0      99      0      0      0      0
November 25, 2028.............      88      0      0      0      0      88      0      0      0      0
November 25, 2029.............      76      0      0      0      0      76      0      0      0      0
November 25, 2030.............      63      0      0      0      0      63      0      0      0      0
November 25, 2031.............      49      0      0      0      0      49      0      0      0      0
November 25, 2032.............      33      0      0      0      0      33      0      0      0      0
November 25, 2033.............      17      0      0      0      0      17      0      0      0      0
November 25, 2034.............       0      0      0      0      0       0      0      0      0      0
Weighted Average Life in Years
   (to maturity)..............   26.74   8.19   4.23   3.66   2.68   26.72   8.03   4.14   3.46   3.01
Weighted Average Life in Years
   (to 10% call)..............   26.66   7.77   4.02   3.24   2.15   26.66   7.77   4.01   3.24   2.15
Weighted Average Life in Years
   (to 20% call)..............   26.34   6.84   3.60   2.40   1.99   26.34   6.84   3.59   2.40   1.99

----------
*    Less than 0.5% but greater than 0.0%.

            Percentage of Initial Class Principal Amount Outstanding at the Respective Percentages of the Prepayment Assumption

                                              Class M7
                                 ---------------------------------
Payment Date                       0%     50%   100%   150%   200%
------------                     -----   ----   ----   ----   ----
Initial.......................     100%   100%   100%   100%   100%
November 25, 2005.............     100    100    100    100    100
November 25, 2006.............     100    100    100    100    100
November 25, 2007.............     100    100    100    100    100
November 25, 2008.............     100     97     32      0     16
November 25, 2009.............     100     80     12      0      0
November 25, 2010.............     100     65      0      0      0
November 25, 2011.............     100     50      0      0      0
November 25, 2012.............     100     37      0      0      0
November 25, 2013.............     100     25      0      0      0
November 25, 2014.............     100     16      0      0      0
November 25, 2015.............     100      8      0      0      0
November 25, 2016.............     100      2      0      0      0
November 25, 2017.............     100      0      0      0      0
November 25, 2018.............     100      0      0      0      0
November 25, 2019.............     100      0      0      0      0
November 25, 2020.............     100      0      0      0      0
November 25, 2021.............     100      0      0      0      0
November 25, 2022.............     100      0      0      0      0
November 25, 2023.............     100      0      0      0      0
November 25, 2024.............     100      0      0      0      0
November 25, 2025.............     100      0      0      0      0
November 25, 2026.............     100      0      0      0      0
November 25, 2027.............      99      0      0      0      0
November 25, 2028.............      88      0      0      0      0
November 25, 2029.............      76      0      0      0      0
November 25, 2030.............      63      0      0      0      0
November 25, 2031.............      45      0      0      0      0
November 25, 2032.............      23      0      0      0      0
November 25, 2033.............       *      0      0      0      0
November 25, 2034.............       0      0      0      0      0
Weighted Average Life in Years
   (to maturity)..............   26.48   7.33   3.77   3.21   3.61
Weighted Average Life in Years
   (to 10% call)..............   26.47   7.31   3.76   3.18   2.15
Weighted Average Life in Years
   (to 20% call)..............   26.28   6.76   3.52   2.40   1.99

----------
*    Less than 0.5% but greater than 0.0%.

Additional Information

          The Depositor has filed additional yield tables and other computational materials with respect to the Notes with the Securities and Exchange Commission in a report on Form 8-K. Those tables and materials were prepared by the Underwriters for prospective investors who made requests for that additional information. Those tables and assumptions may be based on assumptions that differ from the Modeling Assumptions. Accordingly, those tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

                         Federal Income Tax Consequences

Tax Classification of the Trust and of the Notes

          In the opinion of McKee Nelson LLP, assuming compliance with the Agreements, for U.S. federal income tax purposes, the Notes, other than the Retained Notes, will be classified as debt instruments. In addition, the Owner Trustee, on behalf of the Trust, will agree, and beneficial owners of the Notes will agree by their purchase of Notes, to treat the Notes as debt instruments for U.S. federal income tax purposes.

          In the opinion of McKee Nelson LLP, assuming compliance with the Agreements, for U.S. federal income tax purposes, the Trust will not be classified as an association taxable as a corporation or as a publicly traded partnership; the Trust will, however, be classified as a TMP. Although the Trust will be classified as a TMP, the Trust will not be subject to federal income tax as long as an entity that qualifies as a REIT under the Code holds, directly or indirectly, through one or more wholly owned qualified REIT subsidiaries a 100% ownership interest in the Ownership Certificate.

          FIC will hold through FOC, its wholly owned subsidiary, a 100% ownership interest in the Ownership Certificate. FIC represents it filed with its federal income tax return for its taxable year ended December 31, 2003 an election to be a REIT, that it has been organized in conformity with the requirements for REIT qualification set forth in the Code, that it has operated and will continue to operate in a manner that enables it to qualify as a REIT and that it will not undertake any action that would cause the Trust to be subject to federal income tax. In rendering its opinion, McKee Nelson LLP has not independently verified FIC's qualification as a REIT, but instead has relied solely upon the representation made by FIC concerning its REIT status. If FIC were to fail to qualify as a REIT while it or its subsidiary owns the Ownership Certificate, the Trust could become subject to federal income tax as a corporation and would not be allowed to file a consolidated federal income tax return with any other corporation. A tax imposed upon the Trust could reduce cash flow that would otherwise be available to make payments on the Notes. Any such failure of the holder of the Ownership Certificate to qualify as a REIT or a qualified REIT subsidiary would constitute an Indenture Default.

          At the issuance of the Notes, FIC will also acquire beneficial ownership of the Retained Notes. Because FIC's qualified REIT subsidiary will own the Ownership Certificate, the Retained Notes will not be considered issued and outstanding for federal income tax purposes. Thus, the Retained Notes will not be treated as debt instruments for federal income tax purposes while the same party or related parties hold both the Retained Notes and the Ownership Certificate. If FIC were to sell the Retained Notes or the Ownership Certificate to an unaffiliated party, then depending upon the circumstances existing at the time of the sale, the Retained Notes could become characterized as debt instruments for federal income tax purposes as of the time of the sale. The federal income tax consequences to a beneficial owner of a Retained Note characterized as an equity interest in the Trust generally would be the same as those described in the section captioned "Tax Consequences to Holders of the Notes--Possible Alternative Treatment of the Notes" below. The remainder of this discussion, other than the portion captioned "Tax Consequences to Holders of the Notes --Possible Alternative Treatment of the Notes," assumes that the Notes are properly characterized as debt instruments for federal income tax purposes.

Tax Consequences to Holders of the Notes

          Interest Income on the Notes. The Notes may be treated as having been issued with OID. A debt instrument is issued with OID to the extent its stated redemption price at maturity exceeds its issue price by more than a de minimis amount. Although not clear, the de minimis amount for a Class of Notes would appear to equal the product of (1) 0.25%, (2) the stated redemption price at maturity of the Class and (3) the weighted average maturity of the Class, computed by taking into account the prepayment assumption discussed below.

          The issue price of an issue of debt instruments issued for money is the first price at which a substantial portion of the issue is sold. The stated redemption price at maturity of a debt instrument includes all payments, other than Qualified Stated Interest. Interest is unconditionally payable only if either (1) reasonable legal remedies exist to compel the timely payment of interest or (2) the terms or conditions under which the debt instrument is issued make the late payment or nonpayment of interest a remote likelihood. Because a portion of the interest payable on the Notes may be deferred, it is possible that some or all of such interest may not be treated as unconditionally payable. Nevertheless, for tax information reporting purposes, the Indenture Trustee will treat all stated interest on each Class of Notes as Qualified Stated Interest.

          To the extent stated interest payable on a Note is Qualified Stated Interest, such interest will be taxable as ordinary income to a beneficial owner of the Note in accordance with such beneficial owner's method of tax accounting.

If, however, all or a portion of the stated interest payable on the Note is not Qualified Stated Interest, then the stated interest, or portion thereof, would be included in the Note's stated redemption price at maturity. Generally, this means that a beneficial owner of that Note would be required to include such interest in income as OID in accordance with the PAC Method.

          Under the PAC Method, the amount of OID allocable to any accrual period for a Class of Notes will equal (1) the adjusted issue price of that Class of Notes at the end of the accrual period, minus (2) the sum of (i) the adjusted issue price of that Class of Notes at the beginning of the accrual period and (ii) any payments made on that Class of Notes during the accrual period of amounts included in the stated redemption price at maturity of that Class of Notes. The OID so determined is allocated ratably among the days in the accrual period.

          The adjusted issue price of a Class of Notes at the beginning of its first accrual period will be its issue price. The adjusted issue price at the end of any accrual period (and, therefore, at the beginning of the subsequent accrual period) is determined by discounting the remaining payments due on that Class of Notes at their yield to maturity. The remaining payments due are determined based on the prepayment assumption, but are adjusted to take into account the effect of payments actually made on the Mortgage Assets.

          For this purpose, the yield to maturity of a Class of Notes is determined by projecting payments due on that Class of Notes based on a prepayment assumption made with respect to the Mortgage Assets. The yield to maturity of a Class of Notes is the discount rate that, when applied to the stream of payments projected to be made on that Class of Notes as of its issue date, produces a present value equal to the issue price of that Class of Notes. The Code requires that the prepayment assumption be determined in the manner prescribed in Treasury Department regulations. To date, no such regulations have been issued. The legislative history of this Code provision indicates that the regulations will provide that the assumed prepayment rate must be the rate used by the parties in pricing the particular transaction. For tax information reporting purposes, the Trust Administrator will assume a Prepayment Assumption of 100% for the Notes as set forth in the Modeling Assumptions. No representation, however, is made as to the rate at which principal payments or Recoveries on the Mortgage Assets actually will occur.

          Under the PAC Method, accruals of OID will increase or decrease (but never below zero) to reflect the fact that payments on the Mortgage Loans are occurring at a rate that is faster or slower than that assumed under the prepayment assumption. If the OID accruing on a Class of Notes is negative for any period, a beneficial owner of a Note of that Class will be entitled to offset such negative accruals only against future positive OID accruals on that Note.

          Market Discount. If a purchaser acquires a Note at a discount from its outstanding principal amount (or, if the Note is issued with OID, its adjusted issue price), the purchaser will acquire the Note with market discount (a "market discount bond"). If the market discount is less than a statutorily defined de minimis amount (equal to the product of (i) 0.25%, (ii) the stated redemption price at maturity of the Note and (iii) the remaining weighted average maturity of the Note), the market discount will be considered to be zero. Treasury regulations interpreting the market discount rules have not yet been issued; therefore, prospective investors should consult their own tax advisors regarding the application of those rules and the advisability of making any of the elections described below.

          Unless the beneficial owner of a market discount bond elects under
Section 1278(b) of the Code to include market discount in income as it accrues, any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of the market discount bond is treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment.

          The Code grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, such as the Notes, the principal of which is payable in more than one installment, but no regulations have been issued. The relevant legislative history provides that, until such regulations are issued, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to a pro rata method described in the legislative history. Under that method, the amount of market discount that accrues in any accrual period in the case of a Note issued with OID equals the product of (i) the market discount that remains to be accrued as of the beginning of the accrual period and (ii) a fraction, the numerator of which is the OID accrued during the accrual period and the denominator of which is the sum of the OID accrued during the accrual period and the amount of OID remaining to be accrued as of the end of the accrual period. In the case of a Note that was issued without OID, the amount of market discount that accrues in any accrual period will equal the product of (i) the market discount that remains to be accrued as of the beginning of the accrual period and (ii) a fraction, the numerator of which is the amount of stated interest accrued during the accrual period and the denominator of which is the total amount of stated interest remaining to be accrued at the beginning of the accrual period. For purposes of determining the amount of OID or interest remaining to be accrued with respect to a Class of Notes, the prepayment assumption applicable to calculating the accrual of OID on such Notes applies.

          If a beneficial owner of a Note incurred or continues indebtedness to purchase or hold Notes with market discount, the beneficial owner may be required to defer a portion of its interest deductions for the taxable year attributable to any such indebtedness. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such beneficial owner elects to include market discount in income currently as it accrues on all market discount bonds acquired by such beneficial owner in that taxable year or thereafter, the interest deferral rule described above will not apply.

          Amortizable Bond Premium. A purchaser of a Note that purchases the Note for an amount (net of accrued interest) greater than its stated redemption price at maturity will have premium with respect to that Note in the amount of the excess. Such a purchaser need not include in income any remaining OID with respect to that Note and may elect to amortize the premium under Section 171 of the Code. If a beneficial owner makes this election, the amount of any interest payment that must be included in the beneficial owner's income for each period will be reduced by a portion of the premium allocable to the period based on a constant yield to maturity basis. In addition, the relevant legislative history states that premium should be amortized in the same manner as market discount.

          Election to Treat All Interest as OID. The OID Regulations permit a beneficial owner of a Note to elect to accrue all interest, discount (including de minimis original issue discount and de minimis market discount), and premium in income as interest, based on a constant yield method. If such an election were to be made and the Notes were to be acquired at a premium, such a beneficial owner would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such beneficial owner owns or acquires. Similarly, if the beneficial owner had acquired the Notes with market discount, the beneficial owner would be considered to have made an election described in Section 1278(b) of the Code to currently include in income accruals of market discount on all market discount bonds held or thereafter acquired.

          Sale or Other Disposition. If a beneficial owner of a Note sells, exchanges or otherwise disposes of the Note (or if the Note is redeemed), the beneficial owner will recognize gain or loss in an amount equal to the difference between the amount realized by the beneficial owner upon the sale, exchange, redemption or other disposition and the beneficial owner's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular beneficial owner generally will equal the beneficial owner's cost for the Note, increased by any market discount and OID previously included by such beneficial owner in income with respect to the Note and decreased by the amount of bond premium, if any, previously amortized and by the amount of payments that are part of the Note's stated redemption price at maturity previously received by such beneficial owner. Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

          Foreign Holders. Interest paid to or accrued by a beneficial owner of a Note who is a not a U.S. Person (a "foreign person") generally will be considered portfolio interest and generally will not be subject to United States federal income tax and withholding tax, provided the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not actually or constructively a 10 percent shareholder of the holder of the Ownership Certificate and is not a controlled foreign corporation with respect to which the holder of the Ownership Certificate is a related person (all within the meaning of the Code) and (ii) provides the Indenture Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes (the "withholding agent") with an appropriate statement on Form W-8 BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN provided by the foreign person that owns the Note. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed. If interest on the Notes is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

          Under recently issued Treasury regulations, a payment to a foreign partnership is treated, with some exceptions, as a payment directly to the partners, so that the partners are required to provide any required certifications. Foreign persons that intend to hold a Note through a partnership or other pass-through entity should consult their own tax advisors regarding the application of those Treasury regulations to an investment in a Note.

          Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of a foreign person who is an individual, the foreign person is not present in the United States for 183 days or more in the taxable year.

          Information Reporting and Backup Withholding. Payments of interest (including OID, if any) on a Note held by a U.S. Person other than a corporation or other exempt holder are required to be reported to the IRS. Payments of interest (including OID, if any) of a Note held by a foreign person are required to be reported annually on IRS Form 1042-S, which the withholding agent must file with the IRS and furnish to the recipient of the income.

          Each beneficial owner of a Note (other than an exempt owner such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the beneficial owner's name, address, correct federal taxpayer identification number and a statement that the beneficial owner is not subject to backup withholding. Should a non-exempt owner fail to provide the required certification, backup withholding of U.S. federal income tax will apply to payments made in respect of the Notes, as well as to payments of proceeds from the sale of the Notes. The withheld amount must be remitted to the IRS, and the beneficial owner of the Note may claim the withheld amount as a credit against the beneficial owner's federal income tax liability. In addition, sales of Notes conducted through a broker generally must be reported to the IRS unless the broker determines that the seller is an exempt owner or the seller certifies its non-U.S. status (and certain other conditions are met).

          Treatment of Notes Held by Certain Holders. Notes owned by domestic building and loan associations and other thrift institutions will not be considered "loans secured by an interest in real property" or "qualifying real property loans." Notes owned by a real estate investment trust will not be treated as "real estate assets" nor will interest on the Notes be considered "interest on obligations secured by mortgages on real property." In addition, the Notes will not be "qualified mortgages" for REMICs.

          Possible Alternative Treatments of the Notes. If, contrary to the opinion of McKee Nelson LLP, the IRS successfully asserted that a Class of Notes did not represent debt instruments for federal income tax purposes, those Notes might be treated as equity interests in the Trust. If, as a result, a REIT did not hold 100% of the equity in the Trust, the Trust could be subject to corporate income tax. Moreover, if a Class of Notes represented equity in the Trust, payments of interest on that Class of Notes to a foreign person generally would be subject to U.S. tax and withholding requirements.

                    State and Local Income Tax Considerations

          In addition to the federal income tax consequences described under "Federal Income Tax Consequences" above, prospective investors should consider the state and local income tax consequences of the acquisition, ownership and disposition of the Notes. State and local income tax law may differ substantially from the corresponding federal tax law, and this discussion does not purport to describe any aspect of the income tax laws of any state or municipality. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the Notes.

                              ERISA Considerations

General

          Section 406 of ERISA prohibits, and Section 4975 of the Code imposes adverse tax consequences on, certain transactions between a Plan and persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Plan. A violation of these "prohibited transaction" rules may result in excise taxes and other penalties and liabilities under ERISA and the Code for such persons.

          Certain transactions involving the assets of a trust might be deemed to constitute prohibited transactions under Section 406 ERISA and Section 4975 of the Code with respect to a Plan that purchased notes issued by that trust if assets of the trust were deemed to be assets of the Plan. Under the Plan Asset Regulations, the assets of a trust would be treated as plan assets of the Plan for the purposes of ERISA and the Code only if the Plan acquired an "equity interest" in the trust and none of the exceptions contained in the Plan Asset Regulations was applicable. An equity interest is defined under the Plan Asset Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features.

Purchases of the Notes

          Although there is little guidance on the subject, the Notes should be treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulations. This determination is based in part upon (i) tax counsel's opinion that Notes transferred on the Closing Date to parties unrelated to the holder of the Ownership Certificate will be classified as debt for U. S. federal income tax purposes and that Retained Notes, if later sold to a party unrelated to the holder of the Ownership Certificate for cash, will be classified as debt instruments for U. S. federal income tax purposes as of the date of such sale, based on certain assumptions (including that the rating of the Notes as of the Closing Date has not declined below investment grade) and
(ii) the traditional debt features of the Notes, including the reasonable expectation of purchasers of the Notes that they will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. Based upon the foregoing and other considerations, subject to the considerations described below, the Notes may be purchased by a Plan.

          Without regard to whether the Notes are considered an "equity interest" in the Trust under the Plan Asset Regulations, the acquisition or holding of Notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the Underwriters, the Trust, the Owner Trustee or the Indenture Trustee, or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Plan. In that case, certain Investor-Based Exemptions from the prohibited transaction rules could be applicable, depending on the type of Plan involved and the circumstances of the plan fiduciary's decision to acquire a Note. Even if the conditions specified in one or more of the Investor-Based Exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts that might be construed as prohibited transactions. There can be no assurance that any of the Investor-Based Exemptions, or any other exemption, will be available with respect to any particular transaction involving the Notes.

          The Notes should not be purchased with the assets of a Benefit Plan if the Depositor, the Indenture Trustee, the Owner Trustee, the Underwriters or any of their affiliates is a fiduciary or gives investment advice with respect to such Benefit Plan or is an employer maintaining or contributing to such Benefit Plan, unless such purchase and holding of the Notes would be covered by an applicable prohibited transaction exemption, and will not cause a non-exempt violation of any Similar Law.

          Each purchaser and transferee of a Note will be deemed to represent and warrant to the trust that either (i) it is not a Benefit Plan or (ii) it is a Benefit Plan and its acquisition and holding of such Notes will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code which is not covered under an Investor-Based Exemption or some other applicable exemption, and will not cause a non-exempt violation of any Similar Law.

          Prospective Benefit Plan investors in Notes should consult with their legal advisors concerning the impact of ERISA and the Code, the availability of other exemptions from the prohibited transaction rules that may apply to them, and the potential consequences in their specific circumstances, prior to making an investment in the notes. Each Benefit Plan fiduciary should also determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the Notes is appropriate for the Benefit Plan, taking into account the overall investment policy of the Plan and the composition of the Benefit Plan's investment portfolio.

                                Legal Investment

          At the end of the Pre-Funding Period, the Class 1-A1, Class 1-A2, Class 2-A1, Class 2-A2, Class A-IO and Class M1 Notes will constitute "mortgage related securities" under SMMEA. The Class M2, Class M3, Class M4, Class M5, Class M6 and Class M7 Notes will not constitute "mortgage related securities" under SMMEA. The appropriate characterization of the Notes under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase Notes, may be subject to significant interpretive uncertainties. All investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether, and to what extent, the Notes will constitute legal investments for them.

          No representations are made as to the proper characterization of the Notes for legal investment or financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase the Notes under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Notes) may adversely affect the liquidity of the Notes. See "Legal Investment" in the prospectus.

                                 Use of Proceeds

          Substantially all of the net proceeds to be received from the sale of the Notes will be applied by the Depositor to the purchase price of the Mortgage Loans and to fund the Pre-Funding Account on the Closing Date.

                             Method of Distribution

          Subject to the terms and conditions of the underwriting agreement dated November 22, 2004, and the terms agreement dated November 22, 2004, each between the Depositor and Credit Suisse First Boston LLC (an affiliate of the Depositor), as an Underwriter and as representative of Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Friedman, Billings, Ramsey & Co., Inc., the Notes listed in the table below are being purchased from the Depositor by the Underwriters in the respective initial Class Principal Amount or Class Notional Amount, as applicable, of each class of Notes set forth below, in each case upon issuance of each class.

                                                                           Merrill Lynch,
                     Approximate   Credit Suisse First  Lehman Brothers   Pierce, Fenner &   Friedman, Billings,
  Class of Notes     Balance ($)        Boston LLC            Inc.       Smith Incorporated   Ramsey & Co., Inc.
  --------------    -------------  -------------------  ---------------  ------------------  -------------------
1-A1..............  $335,558,000       $234,890,600       $ 40,266,960      $ 40,266,960         $20,133,480
1-A2..............    83,889,000         58,722,300         10,066,680        10,066,680           5,033,340
2-A1..............   259,072,000        181,350,400         31,088,640        31,088,640          15,544,320
2-A2..............    46,881,000         32,816,700          5,625,720         5,625,720           2,812,860
A-IO..............   223,000,000*       223,000,000*                --                --                  --
M1................    57,150,000         40,005,000          6,858,000         6,858,000           3,429,000
M2................    45,450,000         31,815,000          5,454,000         5,454,000           2,727,000
M3................    13,050,000          9,135,000          1,566,000         1,566,000             783,000
M4................    11,250,000          7,875,000          1,350,000         1,350,000             675,000
M5................    11,250,000          7,875,000          1,350,000         1,350,000             675,000
M6................     9,450,000          6,615,000          1,134,000         1,134,000             567,000
M7................    19,350,000         13,545,000          2,322,000         2,322,000           1,161,000
                    ------------       ------------       ------------      ------------         -----------
   Total..........  $892,350,000       $624,645,000       $107,082,000      $107,082,000         $53,541,000
                    ============       ============       ============      ============         ===========

----------
*Notional Amount of such Interest-only Notes.

          Distribution of the Notes will be made by the Underwriters from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriters may effect such transactions by selling Notes to or through dealers and such dealers may receive from the Underwriters, for which they act as agent, compensation in the form of underwriting discounts, concessions or commissions. The Underwriters and any dealers that participate with the Underwriters in the distribution of such Notes may be deemed to be underwriters, and any discounts, commissions, or concessions received by them, and any profits on resale of the classes of Notes purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended. Proceeds to the Depositor from the sale of the Notes, before deducting expenses payable by the Depositor, will be 100.66% of the aggregate Class Principal Amount of the Notes plus accrued interest, if applicable.

          The Depositor has been advised by the Underwriters that they each intend to make a market in the Notes, but no Underwriter has any obligation to do so. There can be no assurance that a secondary market for the Notes will develop or, if it does develop, that it will continue.

          The Depositor has agreed to indemnify the Underwriters against, or make contributions to the Underwriters with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

                                  Legal Matters

           Certain legal matters will be passed upon for the Depositor and for the Underwriters by McKee Nelson LLP, New York, New York.

                                     Ratings

          It is a condition of the issuance of the Notes that they be assigned the ratings designated below by Moody's and S&P.

  Class of Notes    Moody's   S&P
  --------------    -------  ----
1-A1..............     Aaa    AAA
1-A2..............     Aaa    AAA
2-A1..............     Aaa    AAA
2-A2..............     Aaa    AAA
A-IO..............     Aaa    AAA
M1................     Aa2    AA+
M2................     A2     A+
M3................     A3     A
M4................    Baa1    A-
M5................    Baa2   BBB+
M6................    Baa3   BBB
M7................     N/R   BBB-

          The ratings of "AAA" and "Aaa" are the highest ratings that the applicable rating agency assigns to securities. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. A securities rating addresses the likelihood of receipt by holders of Notes of timely payments of interest and ultimate payment of principal, based on the amount of Scheduled Payments on the Mortgage Loans. The rating takes into consideration the characteristics of the Mortgage Loans and the structural and legal aspects associated with the Notes. The ratings do not take into consideration any of the tax aspects associated with the Notes. The ratings on the Notes do not represent any assessment of the likelihood or rate of principal prepayments. The ratings do not address the possibility that holders of Notes might suffer a lower than anticipated yield due to prepayments.

          The ratings do not address the likelihood that any Available Funds Shortfall will be repaid to Noteholders from Monthly Excess Cashflow or that any payments will be paid to Noteholders from the Swap Agreement. In addition, the ratings on the Class A-IO Notes do not address whether investors in those Notes will fail to recoup their initial investment due to a faster than anticipated rate of prepayments.

          The security ratings assigned to the Notes should be evaluated independently from similar ratings on other types of securities.

          The Depositor has not requested a rating of the Notes by any rating agency other than Moody's and S&P. However, there can be no assurance as to whether any other rating agency will rate the Notes or, if it does, what ratings would be assigned by such other rating agency. The ratings assigned by any such other rating agency to the Notes could be lower than the respective ratings assigned by the Rating Agencies.

                                  Glossary of Defined Terms

2/28 LIBOR IO ARM Loans           means 2/28 LIBOR ARM Loans which provide for
                                  the payment of interest only for a period of
                                  approximately five years after origination and
                                  thereafter provides for the payment of
                                  interest and principal sufficient to amortize
                                  such Mortgage Loans to maturity.

2/28 LIBOR ARM Loans              means Mortgage Loans which bear interest at a
                                  fixed rate for a period of approximately two
                                  years after origination and thereafter have
                                  semi-annual interest rate and payment
                                  adjustments in substantially the same manner
                                  as Six-Month LIBOR Loans.

3/27 LIBOR IO ARM Loans           means 3/27 LIBOR ARM Loans which provide for
                                  the payment of interest only for a period of
                                  approximately five years after origination and
                                  thereafter provides for the payment of
                                  interest and principal sufficient to amortize
                                  such Mortgage Loans to maturity.

3/27 LIBOR ARM Loans              means Mortgage Loans which bear interest at a
                                  fixed rate for a period of approximately three
                                  years after origination and thereafter have
                                  semi-annual interest rate and payment
                                  adjustments in substantially the same manner
                                  as Six-Month LIBOR Loans.

A-IO(1) Component                 means the component of the Class A-IO Notes
                                  relating to Group 1.

A-IO(2) Component                 means the component of the Class A-IO Notes
                                  relating to Group 2.

Accounts                          means the Custodial Accounts, the Collection
                                  Account, the Pre-Funding Account and any other accounts maintained by the Trust
                                  Administrator, the Servicer or the
                                  Sub-Servicer pursuant to the Transfer and Servicing Agreement.

Accrual Period                    means, with respect to each class of Notes
                                  (other than the Class A-IO Notes) and a
                                  Payment Date, the period from and including
                                  the preceding Payment Date (or from the
                                  Closing Date in the case of the first Payment
                                  Date) to and including the day prior to such
                                  Payment Date and in the case of the Class A-IO
                                  Notes, the calendar month preceding the month
                                  in which such Payment Date occurs.

Adjustment Date                   means, with respect to an Adjustable Rate
                                  Mortgage Loan, generally the first day of the
                                  month or months specified in the related
                                  mortgage note.

Advance                           means, with respect to a Servicer Remittance
                                  Date, an advance of the Sub-Servicer's,
                                  Servicer's or Master Servicer's own funds, as applicable, or funds in the related Collection
                                  Account that are not required to be paid on the related Payment Date, in an amount generally equal to the aggregate of payments of principal and interest on the Mortgage
                                  Loans (adjusted to the applicable Net Mortgage
                                  Rate) that were due on the related Due Date and delinquent on the related Servicer
                                  Remittance Date.

Aggregate Collateral Balance      means, as of any date of determination, an
                                  amount equal to the Aggregate Loan Balance
                                  plus the amount, if any, then on deposit in
                                  the Pre-Funding Account.

Aggregate Loan Balance            means, as of any date of determination, an
                                  amount equal to the aggregate of the Stated
                                  Principal Balances of the Mortgage Loans as of
                                  such date.

Aggregate Overcollateralization   means, for any Payment Date, an amount equal
Release Amount                    to the lesser of (x) the aggregate of the
                                  Principal Funds of each Mortgage Group for
                                  such Payment Date and (y) the amount, if any,
                                  by which (1) the Overcollateralization Amount
                                  for such date (calculated for this purpose on
                                  the basis of the assumption that 100% of the
                                  aggregate of the Principal Funds for such date
                                  is applied on such date in reduction of the
                                  aggregate of the Class Principal Amounts of
                                  the Notes) exceeds (2) the Targeted
                                  Overcollateralization Amount for such date.

Assignment and Assumption         means the assignment and assumption agreement
Agreement                         dated as of November 1, 2004, between DLJ
                                  Mortgage Capital, Inc. and the Depositor.

Available Funds Rate              means, for any Payment Date and for any Class
                                  of Notes (other than the Class A-IO Notes), a
                                  per annum rate equal to the quotient of (a)
                                  the excess of (1) the sum of (i) Interest
                                  Funds for Group 1, (ii) Interest Funds for
                                  Group 2, and (iii) any Net Swap Receipts for
                                  such Payment Date, over (2) for the first 18
                                  Payment Dates only, Current Interest on the
                                  Class A-IO Notes for such Payment Date,
                                  divided by (b) the product of (1) the sum of
                                  the Class Principal Amounts of the Class 1-A1,
                                  Class 1-A2, Class 2-A1, Class 2-A2, Class M1,
                                  Class M2, Class M3, Class M4, Class M5, Class
                                  M6 and Class M7 Notes before taking into
                                  account any payments of principal on such
                                  Payment Date and (2) a fraction, the numerator
                                  of which is the actual number of days in the
                                  related Accrual Period and the denominator of
                                  which is 360.

Available Funds Shortfall         means, for any Class of Notes, other than the
                                  Class A-IO Notes, and any Payment Date, the
                                  sum of (a) the excess, if any, of (i) the
                                  amount that would have been the Current
                                  Interest for such Class had the Interest Rate
                                  for such Class been determined without regard
                                  to the Available Funds Rate over (ii) the
                                  actual amount of Current Interest for such
                                  Class, plus (b) any excess described in clause
                                  (a) for any prior Payment Date that remains
                                  unpaid, plus (c) interest accrued during the
                                  Accrual Period related to such Payment Date on
                                  the amount described in clause (b) at the
                                  Interest Rate applicable to such Class,
                                  determined without regard to the Available
                                  Funds Rate.

Benefit Plan                      means an employee benefit plan subject to
                                  Section 406 of ERISA or Section 4975 of the
                                  Code or any Similar Law or any entity deemed
                                  to hold the assets of the foregoing.

Book-Entry Notes                  means the Notes other than any Definitive
                                  Notes.

Business Day                      means any day other than (i) a Saturday or
                                  Sunday or (ii) a day on which banking
                                  institutions in the State of Arizona, State of
                                  California, State of Delaware, State of
                                  Maryland, State of Minnesota, and City of New
                                  York, New York are authorized or obligated by
                                  law or executive order to be closed.

Calculation Period End Date       means, with respect to the Swap Agreement, the
                                  25th day of each month commencing in December
                                  2004, or if such day is not a Business Day,
                                  the first Business Day thereafter, unless that
                                  day falls in the next calendar month, in which
                                  case the Calculation Period End Date will be
                                  the first preceding day that is a Business
                                  Day.

Chase                             means Chase Manhattan Mortgage Corporation.

Class 1-A2 Trigger Event          means the situation that exists with respect
                                  to any Payment Date prior to the 37th Payment
                                  Date (the Payment Date in December 2007) if
                                  the quotient (expressed as a percentage) of
                                  (a) the aggregate Realized Losses incurred
                                  from the Initial Cut-off Date through the last
                                  day of the calendar month preceding such
                                  Payment Date and (b) the Aggregate Collateral
                                  Balance as of the Closing Date exceeds 3.75%.

Class A Notes                     means the Class 1-A1, Class 1-A2, Class 2-A1,
                                  Class 2-A2 and Class A-IO Notes.

Class M Notes                     means the Class M1, Class M2, Class M3, Class
                                  M4, Class M5, Class M6 and Class M7 Notes

Class Notional Amount             means, with respect to the Class A-IO Notes,
                                  will be equal to the sum of the A-IO(1)
                                  Component and the A-IO(2) Component.

Class Principal Amount            means, with respect to any class of Notes
                                  (other than the Class A-IO Notes), the initial
                                  note principal balance of such class, reduced
                                  in the manner set forth in this prospectus
                                  supplement.

Clearstream Luxembourg            means Clearstream Banking, societe anonyme.

Closing Date                      means on or about November 30, 2004.

Code means the Internal Revenue Code of 1986, as amended.

Collateral Value                  means, with respect to a Mortgage Loan the
                                  proceeds of which were used to purchase the
                                  related mortgaged property, the lesser of (x)
                                  the appraised value of such mortgaged property
                                  based on an appraisal made for the originator
                                  by an independent fee appraiser at the time of
                                  the origination of the related Mortgage Loan,
                                  and (y) the sales price of such mortgaged
                                  property at such time of origination and
                                  means, with respect to a Mortgage Loan the
                                  proceeds of which were used to refinance an
                                  existing Mortgage Loan, the appraised value of
                                  the mortgaged property based upon the
                                  appraisal obtained at the time of refinancing.

Collection Account                means the one or more accounts established by
                                  the Trust Administrator, for the benefit of
                                  the Noteholders, into which the Servicer and
                                  Sub-Servicer are required to deposit or cause
                                  to be deposited certain payments, as described
                                  in the Transfer and Servicing Agreement.

Combined Loan-to-Value Ratio      means, for any Mortgage Loan, (1) the sum of
                                  (A) the principal balance of such Mortgage
                                  Loan at the date of origination and (B) the
                                  principal balance of any mortgage loan the
                                  lien on which is junior to the lien on such
                                  Mortgage Loan, as at the date of origination
                                  of such second lien mortgage loan, divided by
                                  (2) the Collateral Value of the related
                                  mortgaged property.

Compensating Interest             means, with respect to any Payment Date, the
                                  amount required to be paid by the Servicer,
                                  the Sub-Servicer or the Master Servicer, as
                                  applicable, in respect of any Prepayment
                                  Interest Shortfalls incurred during the
                                  related Prepayment Period, which shall be
                                  limited to the Servicing Fee with respect to
                                  the Servicer and the Master Servicer, or the
                                  portion of the Servicing Fee payable to the
                                  Sub-Servicer, with respect to the
                                  Sub-Servicer, payable for such Payment Date.

Component Notional Amount         means, for any Payment Date, the sum of the
                                  notional amount of the A-IO(1) Component and
                                  the A-IO(2) Component, as set forth under
                                  "Description of the Notes--Payments--Payments
                                  of Interest" for that Payment Date.

CPR or Constant Prepayment Rate   means a prepayment assumption which represents
                                  a constant assumed rate of prepayment each
                                  month relative to the then outstanding
                                  principal balance of a pool of mortgage loans
                                  for the life of such mortgage loans.

Credit Score                      means the statistical credit score obtained by
                                  many mortgage lenders in connection with the
                                  loan application.

Current Interest                  means, with respect to any class of Notes
                                  (other than the Class A-IO Notes) or any
                                  component of the Class A-IO Notes and any
                                  Payment Date will equal the aggregate amount
                                  of interest accrued at the applicable Interest
                                  Rate during the related Accrual Period on the
                                  Class Principal Amount or Class Notional
                                  Amount of such class or Component Notional
                                  Amount of such component (as described below)
                                  immediately prior to such Payment Date,
                                  provided, however, that for any class of Class
                                  M Notes and for any Payment Date, Current
                                  Interest shall be reduced by the amount
                                  specified in clause (a) of the definition of
                                  Deferred Interest, if any, for such class and
                                  Payment Date. "Current Interest" with respect
                                  to the Class A-IO Notes and any Payment Date
                                  will equal the aggregate Current Interest on
                                  the components of such class for such date.

Cut-off Date                      means, with respect to the Initial Mortgage
                                  Loans, the Initial Cut-off Date, and with
                                  respect to the Subsequent Mortgage Loans, the
                                  Subsequent Cut-off Date.

Cut-off Date Balance              means the Aggregate Loan Balance as of the
                                  Initial Cut-off Date.

Deferred Interest                 means, for any class of Class M Notes and any
                                  Payment Date, the sum of (a) the aggregate
                                  amount of interest accrued at the applicable
                                  Interest Rate during the related Accrual
                                  Period on the Principal Deficiency Amount for
                                  that class, (b) any amounts due pursuant to
                                  clause (a) for such class for prior Payment
                                  Dates that remains unpaid and (c) interest
                                  accrued during the Accrual Period related to
                                  such Payment Date on the amount in clause (b)
                                  at the Interest Rate applicable to such class.

Definitive Note                   means a physical note representing any Note.

Depositor                         means Asset Backed Securities Corporation.

Determination Date                means, with respect to a Payment Date, the
                                  fifteenth day of the month of such Payment
                                  Date (or, if not a Business Day, the
                                  immediately preceding Business Day).

DTC                               means The Depository Trust Company.

Due Date means a scheduled monthly payment date for any Mortgage Loan.

Due Period                        means, with respect to any Payment Date, the
                                  period beginning on the second day of the
                                  calendar month preceding the calendar month in
                                  which such Payment Date occurs and ending on
                                  the first day in the month in which such
                                  Payment Date occurs.
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
ERISA                             means the Employee Retirement Income Security
                                  Act of 1974, as amended.

Euroclear                         means the Euroclear System.

Euroclear Operator                means Euroclear Bank S.A./N.V., a bank
                                  incorporated under the laws of the Kingdom of
                                  Belgium.

European Depositaries             means Citibank, N.A., as depositary for
                                  Clearstream Luxembourg, and JPMorgan Chase
                                  Bank, N.A., as depositary for Euroclear,
                                  collectively.

Fannie Mae                        means the Federal National Mortgage
                                  Association or any successor.

FIC                               means Fieldstone Investment Corporation.

Financial Intermediary            means a bank, brokerage firm, thrift
                                  institution or other financial intermediary.

Fixed Rate Cap                    means the Group 1 Fixed Rate Cap, the Group 2
                                  Fixed Rate Cap and the Subordinate Fixed Rate
                                  Cap, as applicable.

FMC                               means Fieldstone Mortgage Company.

FOC                               means Fieldstone Mortgage Ownership Corp.

Freddie Mac                       means the Federal Home Loan Mortgage
                                  Corporation.

FSC                               means Fieldstone Servicing Corp.

Group 1                           means the portion of the mortgage pool
                                  identified as "Group 1" in this prospectus supplement.

Group 1 Fixed Rate Cap            means, with respect to a Payment Date, the per
                                  annum rate, equal to 11.75%.

Group 1 Monthly Excess Interest   means any Interest Funds for Group 1 remaining
                                  after application pursuant to clauses (A)(i)
                                  through (xi) under "Description of the
                                  Notes--Payments--Payments of Interest."

Group 1 Percentage                means, with respect to Group 1 and any Payment
                                  Date, the fraction, expressed as a percentage,
                                  the numerator of which is the Group Balance
                                  for Group 1 for such date and the denominator
                                  of which is the Aggregate Collateral Balance
                                  for such date.

Group 2                           means the portion of the mortgage pool
                                  identified as "Group 2" in this prospectus supplement.

Group 2 Fixed Rate Cap            means, with respect to a Payment Date, the per
                                  annum rate, equal to 11.75%.

Group 2 Monthly Excess Interest   means any Interest Funds for Group 2 remaining
                                  after application pursuant to clauses (B)(i)
                                  through (xi) under "Description of the
                                  Notes--Payments--Payments of Interest."
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
Group 2 Percentage                means, with respect to Group 2 and any Payment
                                  Date, the fraction, expressed as a percentage,
                                  the numerator of which is the Group Balance
                                  for Group 2 for such date and the denominator
                                  of which is the Aggregate Collateral Balance
                                  for such date.

Group Balance                     means, with respect to each Mortgage Group and
                                  any Payment Date, the aggregate of the Stated
                                  Principal Balance of the Mortgage Loans in
                                  such Mortgage Group.

Hybrid Mortgage Loan              means an adjustable rate Mortgage Loan which
                                  after origination has a fixed Mortgage Rate
                                  for a period specified in the related mortgage
                                  note, and which converts at a later date to an
                                  adjustable Mortgage Rate.

Indenture                         means an indenture, dated as of November 30,
                                  2004 between the Issuer, the Trust
                                  Administrator and the Indenture Trustee.

Indenture Default                 means any event of default under the
                                  Indenture.

Indenture Trustee                 means HSBC Bank USA, National Association.

Indirect Participants             means Participants and organizations which
                                  have indirect access to the DTC system, such
                                  as banks, brokers, dealers and trust companies
                                  that clear through or maintain a custodial
                                  relationship with a Participant, either
                                  directly or indirectly.

Initial Cut-off Date              means November 1, 2004.

Initial Mortgage Loans            means the mortgage loans included in the Trust
                                  as of the Closing Date.

Initial Rate Cap                  means a fixed percentage specified in the
                                  related mortgage note by which the related
                                  Mortgage Rate generally will not increase or
                                  decrease on the first Adjustment Date more
                                  than such fixed percentage.

Interest Determination Date       means each date that is the second LIBOR
                                  Business Day preceding the commencement of
                                  each Accrual Period for the Notes.

Interest Funds                    means, with respect to any Payment Date and
                                  either Mortgage Group, the sum, without
                                  duplication, of (1) all scheduled interest due
                                  during the related Due Period that is received
                                  before the Servicer Remittance Date (less (i)
                                  the Servicing Fee and the Master Servicing Fee
                                  and (ii) all non-recoverable Advances relating
                                  to interest), (2) all Advances relating to
                                  interest, (3) all Compensating Interest
                                  relating to the related Prepayment Period, (4)
                                  liquidation proceeds collected during the
                                  related Prepayment Period (to the extent such
                                  liquidation proceeds relate to interest) and
                                  (5) proceeds of any Mortgage Loan in such
                                  Mortgage Group purchased by the Seller under
                                  the Mortgage Loan Purchase Agreement during
                                  the related Prepayment Period for document
                                  defects, breach of a representation or
                                  warranty or realized upon default or optional
                                  termination (to the extent such proceeds
                                  relate to interest) less, such Mortgage
                                  Group's pro rata share of: (i) the Owner
                                  Trustee Fee, (ii) any expenses due to the
                                  Master Servicer, Servicer, the Sub-Servicer,
                                  the Indenture Trustee, the Owner Trustee or
                                  the Trust Administrator and (iii) any Net Swap
                                  Payment.
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
Interest Margin                   means, (a) for each class of Notes (other than
                                  the Class A-IO Notes), for any Payment Date on
                                  or before the first Payment Date described in
                                  clause (b) below: Class 1-A1, 0.330%; Class
                                  1-A2, 0.400%; Class 2-A1, 0.240%; Class 2-A2,
                                  0.470%; Class M1, 0.640%; Class M2, 1.150%;
                                  Class M3, 1.350%; Class M4, 1.800%; Class M5,
                                  1.850%; Class M6, 3.150% and Class M7, 3.250%;
                                  and (b) for each class of Notes (other than
                                  the Class A-IO Notes), if the Servicer has not
                                  exercised its cleanup call on the Payment Date
                                  on which the Aggregate Loan Balance at the
                                  beginning of the Due Period related to that
                                  Payment Date is less than 10% of the Aggregate
                                  Collateral Balance as of the Closing Date,
                                  then on each subsequent Payment Date the
                                  Interest Margin will be as follows: Class
                                  1-A1, 0.660%; Class 1-A2, 0.800%, Class 2-A1,
                                  0.480%; Class 2-A2, 0.940%; Class M1, 0.960%;
                                  Class M2, 1.725%; Class M3, 2.025%; Class M4,
                                  2.700%; Class M5, 2.775%; Class M6, 4.725% and
                                  Class M7, 4.875%.

Interest-only Notes               means the Class A-IO Notes.

Interest Rate                     means, (a) with respect to the Notes (other
                                  than the Class A-IO Notes) on any Payment
                                  Date, the least of (1) One-Month LIBOR plus
                                  the Interest Margin for such Notes, (2) the
                                  applicable Available Funds Rate and (3) the
                                  applicable Fixed Rate Cap and (b) with respect
                                  to the Class A-IO Notes, a per annum rate of
                                  3.500%.

Investor-Based Exemptions         means PTE 84-14 (relating to transactions
                                  effected by a "qualified professional asset
                                  manager"); PTE 90-1 (relating to transactions
                                  involving insurance company pooled separate
                                  accounts); PTE 91-38 (relating to transactions
                                  involving bank collective investment funds);
                                  PTE 95-60 (relating to transactions involving
                                  insurance company general accounts); PTE 96-23
                                  (relating to transactions effected by an
                                  "in-house asset manager"); and any other
                                  applicable exemption granted by the U.S.
                                  Department of Labor.

IO ARM Loans                      means the 2/28 LIBOR IO ARM Loans and the 3/27
                                  LIBOR IO ARM Loans.

IRS                               means the Internal Revenue Service.

Issuer                            means Fieldstone Mortgage Investment Trust,
                                  Series 2004-5.

LIBOR Business Day                means a day on which banks are open for
                                  dealing in foreign currency and exchange in
                                  London and New York City.

M1 Principal Deficiency Amount    means, with respect to any Payment Date, the
                                  lesser of (a) the excess, if any, of (1) the
                                  Total Principal Deficiency Amount over (2) the
                                  sum of (i) the M2 Principal Deficiency Amount,
                                  (ii) the M3 Principal Deficiency Amount, (iii)
                                  the M4 Principal Deficiency Amount, (iv) the
                                  M5 Principal Deficiency Amount, (v) the M6
                                  Principal Deficiency Amount and (vi) the M7
                                  Principal Deficiency Amount, in each case for
                                  that Payment Date and (b) the Class Principal
                                  Amount of the Class M1 Notes immediately prior
                                  to such Payment Date.
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
M1 Principal Payment Amount       means, for any Payment Date an amount equal,
                                  on or after the Stepdown Date and as long as a
                                  Trigger Event is not in effect with respect to
                                  such Payment Date, to the amount, if any, by
                                  which (x) the sum of (i) the aggregate Class
                                  Principal Amounts of the Class 1-A1, Class
                                  1-A2, Class 2-A1 and Class 2-A2 Notes, in each
                                  case after giving effect to payments on such
                                  Payment Date and (ii) the Class Principal
                                  Amount of the Class M1 Notes immediately prior
                                  to such Payment Date exceeds (y) the M1 Target
                                  Amount.

 M1 Target Amount                 means, for any Payment Date an amount equal to
                                  the lesser of (a) the product of (i)
                                  approximately 73.90% and (ii) the Aggregate
                                  Collateral Balance for such Payment Date
                                  determined as of the last day of the related
                                  Due Period and (b) the amount, if any, by
                                  which (i) the Aggregate Collateral Balance for
                                  such Payment Date determined as of the last
                                  day of the related Due Period exceeds (ii)
                                  approximately 0.50% of the Aggregate
                                  Collateral Balance as of the Closing Date.

M2 Principal Deficiency Amount    means, with respect to any Payment Date, the
                                  lesser of (a) the excess, if any, of (1) the
                                  Total Principal Deficiency Amount over (2) the
                                  sum of (i) the M3 Principal Deficiency Amount,
                                  (ii) the M4 Principal Deficiency Amount, (iii)
                                  the M5 Principal Deficiency Amount, (iv) the
                                  M6 Principal Deficiency Amount and (v) the M7
                                  Principal Deficiency Amount, in each case for
                                  that Payment Date and (b) the Class Principal
                                  Amount of the Class M2 Notes immediately prior
                                  to such Payment Date.

M2 Principal Payment Amount       means, for any Payment Date an amount equal,
                                  on or after the Stepdown Date and as long as a
                                  Trigger Event is not in effect with respect to
                                  such Payment Date, to the amount, if any, by
                                  which (x) the sum of (i) the aggregate Class
                                  Principal Amounts of the Class 1-A1, Class
                                  1-A2, Class 2-A1, Class 2-A2 and Class M1
                                  Notes, in each case after giving effect to
                                  payments on such Payment Date and (ii) the
                                  Class Principal Amount of the Class M2 Notes
                                  immediately prior to such Payment Date exceeds
                                  (y) the M2 Target Amount.

M2 Target Amount                  means, for any Payment Date an amount equal to
                                  the lesser of (a) the product of (i)
                                  approximately 84.00% and (ii) the Aggregate
                                  Collateral Balance for such Payment Date
                                  determined as of the last day of the related
                                  Due Period and (b) the amount, if any, by
                                  which (i) the Aggregate Collateral Balance for
                                  such Payment Date determined as of the last
                                  day of the related Due Period exceeds (ii)
                                  approximately 0.50% of the Aggregate
                                  Collateral Balance as of the Closing Date.

M3 Principal Deficiency Amount    means, with respect to any Payment Date, the
                                  lesser of (a) the excess, if any, of (1) the
                                  Total Principal Deficiency Amount over (2) the
                                  sum of (i) the M4 Principal Deficiency Amount,
                                  (ii) the M5 Principal Deficiency Amount, (iii)
                                  the M6 Principal Deficiency Amount and (iv)
                                  the M7 Principal Deficiency Amount, in each
                                  case for that Payment Date and (b) the Class
                                  Principal Amount of the Class M3 Notes
                                  immediately prior to such Payment Date.

M3 Principal Payment Amount       means, for any Payment Date an amount equal,
                                  on or after the Stepdown Date and as long as a
                                  Trigger Event is not in effect with respect to
                                  such Payment Date, to the amount, if any, by
                                  which (x) the sum of (i) the aggregate Class
                                  Principal Amounts of the Class 1-A1, Class
                                  1-A2, Class 2-A1, Class 2-A2, Class M1 and
                                  Class M2 Notes, in each case after giving
                                  effect to payments on such Payment Date and
                                  (ii) the Class Principal Amount of the Class
                                  M3 Notes immediately prior to such Payment
                                  Date exceeds (y) the M3 Target Amount.
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
M3 Target Amount                  means, for any Payment Date an amount equal to
                                  the lesser of (a) the product of (i)
                                  approximately 86.90% and (ii) the Aggregate
                                  Collateral Balance for such Payment Date
                                  determined as of the last day of the related
                                  Due Period and (b) the amount, if any, by
                                  which (i) the Aggregate Collateral Balance for
                                  such Payment Date determined as of the last
                                  day of the related Due Period exceeds (ii)
                                  approximately 0.50% of the Aggregate
                                  Collateral Balance as of the Closing Date.

M4 Principal Deficiency Amount    means, with respect to any Payment Date, the
                                  lesser of (a) the excess, if any, of (1) the
                                  Total Principal Deficiency Amount over (2) the
                                  sum of (i) the M5 Principal Deficiency Amount,
                                  (ii) the M6 Principal Deficiency Amount and
                                  (iii) the M7 Principal Deficiency Amount, in
                                  each case for that Payment Date and (b) the
                                  Class Principal Amount of the Class M4 Notes
                                  immediately prior to such Payment Date.

M4 Principal Payment Amount       means, for any Payment Date an amount equal,
                                  on or after the Stepdown Date and as long as a
                                  Trigger Event is not in effect with respect to
                                  such Payment Date, to the amount, if any, by
                                  which (x) the sum of (i) the aggregate Class
                                  Principal Amounts of the Class 1-A1, Class
                                  1-A2, Class 2-A1, Class 2-A2, Class M1, Class
                                  M2 and Class M3 Notes, in each case after
                                  giving effect to payments on such Payment Date
                                  and (ii) the Class Principal Amount of the
                                  Class M4 Notes immediately prior to such
                                  Payment Date exceeds (y) the M4 Target Amount.

M4 Target Amount                  means, for any Payment Date an amount equal to
                                  the lesser of (a) the product of (i)
                                  approximately 89.40% and (ii) the Aggregate
                                  Collateral Balance for such Payment Date
                                  determined as of the last day of the related
                                  Due Period and (b) the amount, if any, by
                                  which (i) the Aggregate Collateral Balance for
                                  such Payment Date determined as of the last
                                  day of the related Due Period exceeds (ii)
                                  approximately 0.50% of the Aggregate
                                  Collateral Balance as of the Closing Date.

M5 Principal Deficiency Amount    means, with respect to any Payment Date, the
                                  lesser of (a) the excess, if any, of (1) the
                                  Total Principal Deficiency Amount over (2) the
                                  sum of (i) the M6 Principal Deficiency Amount
                                  and (ii) the M7 Principal Deficiency Amount,
                                  in each case for that Payment Date and (b) the
                                  Class Principal Amount of the Class M5 Notes
                                  immediately prior to such Payment Date.

M5 Principal Payment Amount       means, for any Payment Date an amount equal,
                                  on or after the Stepdown Date and as long as a
                                  Trigger Event is not in effect with respect to
                                  such Payment Date, to the amount, if any, by
                                  which (x) the sum of (i) the aggregate Class
                                  Principal Amounts of the Class 1-A1, Class
                                  1-A2, Class 2-A1, Class 2-A2, Class M1, Class
                                  M2, Class M3 and Class M4 Notes, in each case
                                  after giving effect to payments on such
                                  Payment Date and (ii) the Class Principal
                                  Amount of the Class M5 Notes immediately prior
                                  to such Payment Date exceeds (y) the M5 Target
                                  Amount.

M5 Target Amount                  means, for any Payment Date an amount equal to
                                  the lesser of (a) the product of (i)
                                  approximately 91.90% and (ii) the Aggregate
                                  Collateral Balance for such Payment Date
                                  determined as of the last day of the related
                                  Due Period and (b) the amount, if any, by
                                  which (i) the Aggregate Collateral Balance for
                                  such Payment Date determined as of the last
                                  day of the related Due Period exceeds (ii)
                                  approximately 0.50% of the Aggregate
                                  Collateral Balance as of the Closing Date.
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
M6 Principal Deficiency Amount    means, with respect to any Payment Date, the
                                  lesser of (a) the excess, if any, of (1) the
                                  Total Principal Deficiency Amount over (2) the
                                  M7 Principal Deficiency Amount, in each case
                                  for that Payment Date and (b) the Class
                                  Principal Amount of the Class M6 Notes
                                  immediately prior to such Payment Date.

M6 Principal Payment Amount       means, for any Payment Date an amount equal,
                                  on or after the Stepdown Date and as long as a
                                  Trigger Event is not in effect with respect to
                                  such Payment Date, to the amount, if any, by
                                  which (x) the sum of (i) the aggregate Class
                                  Principal Amounts of the Class 1-A1, Class
                                  1-A2, Class 2-A1, Class 2-A2, Class M1, Class
                                  M2, Class M3, Class M4 and Class M5 Notes, in
                                  each case after giving effect to payments on
                                  such Payment Date and (ii) the Class Principal
                                  Amount of the Class M6 Notes immediately prior
                                  to such Payment Date exceeds (y) the M6 Target
                                  Amount.

M6 Target Amount                  means, for any Payment Date an amount equal to
                                  the lesser of (a) the product of (i)
                                  approximately 94.00% and (ii) the Aggregate
                                  Collateral Balance for such Payment Date
                                  determined as of the last day of the related
                                  Due Period and (b) the amount, if any, by
                                  which (i) the Aggregate Collateral Balance for
                                  such Payment Date determined as of the last
                                  day of the related Due Period exceeds (ii)
                                  approximately 0.50% of the Aggregate
                                  Collateral Balance as of the Closing Date.

M7 Principal Deficiency Amount    means, with respect to any Payment Date, the
                                  lesser of (a) the Total Principal Deficiency
                                  Amount for that Payment Date and (b) the Class
                                  Principal Amount of the Class M7 Notes
                                  immediately prior to such Payment Date.

M7 Principal Payment Amount       means, for any Payment Date an amount equal,
                                  on or after the Stepdown Date and as long as a
                                  Trigger Event is not in effect with respect to
                                  such Payment Date, to the amount, if any, by
                                  which (x) the sum of (i) the aggregate Class
                                  Principal Amounts of the Class 1-A1, Class
                                  1-A2, Class 2-A1, Class 2-A2, Class M1, Class
                                  M2, Class M3, Class M4, Class M5 and Class M6
                                  Notes, in each case after giving effect to
                                  payments on such Payment Date and (ii) the
                                  Class Principal Amount of the Class M7 Notes
                                  immediately prior to such Payment Date exceeds
                                  (y) the M7 Target Amount.

M7 Target Amount                  means, for any Payment Date an amount equal to
                                  the lesser of (a) the product of (i)
                                  approximately 98.30% and (ii) the Aggregate
                                  Collateral Balance for such Payment Date
                                  determined as of the last day of the related
                                  Due Period and (b) the amount, if any, by
                                  which (i) the Aggregate Collateral Balance for
                                  such Payment Date determined as of the last
                                  day of the related Due Period exceeds (ii)
                                  approximately 0.50% of the Aggregate
                                  Collateral Balance as of the Closing Date.

Master Servicer                   means Wells Fargo Bank, N.A.

Master Servicing Fee              means an aggregate monthly fee paid to the
                                  Master Servicer calculated at the Master
                                  Servicing Fee Rate on the Stated Principal
                                  Balance of each Mortgage Loan as of the
                                  beginning of the related Due Period.

Master Servicing Fee Rate         means 0.0035% per annum for each Mortgage
                                  Loan.

Maturity Date                     means, for each class of the Notes, the
                                  assumed Payment Date following the latest
                                  possible maturity date of any Mortgage Loan
                                  (assuming a Subsequent Mortgage Loan having a
                                  maturity date of January 2035).
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
Maximum Mortgage Rate             means the rate which the Mortgage Rate on the
                                  related Mortgage Loan will never exceed.

Minimum Mortgage Rate             means the rate which the Mortgage Rate on the
                                  related Adjustable Rate Mortgage Loan will
                                  never be less than.

Modeling Assumptions              means the following assumptions:

                                       (a)  the assumed Mortgage Loans prepay at
                                            the indicated percentage of the
                                            Prepayment Assumption;

                                       (b)  payments on the Notes are received,
                                            in cash, on the 25th day of each
                                            month, commencing in December 2004,
                                            in accordance with the payment
                                            priorities defined in this
                                            prospectus supplement;

                                       (c)  no defaults or delinquencies in, or
                                            modifications, waivers or amendments
                                            respecting, the payment by the
                                            mortgagors of principal and interest
                                            on the assumed Mortgage Loans occur;

                                       (d)  scheduled payments are assumed to be
                                            received on the related Due Date
                                            commencing on December 1, 2004, and
                                            prepayments represent payment in
                                            full of individual assumed Mortgage
                                            Loans and are assumed to be received
                                            on the last day of each month,
                                            commencing in November 2004, and
                                            include 30 days' interest thereon;

                                       (e)  the level of Six-Month LIBOR remains
                                            constant at 2.49% and the level of
                                            One-Month LIBOR remains constant at
                                            2.10%;

                                       (f)  the Closing Date for the Notes is
                                            November 30, 2004;

                                       (g)  the Mortgage Rate for each assumed
                                            Mortgage Loan is adjusted on its
                                            next Mortgage Rate Adjustment Date
                                            (and on any subsequent Mortgage Rate
                                            Adjustment Dates, if necessary) to
                                            equal the sum of (a) the assumed
                                            level of the related Mortgage Index
                                            and (b) the applicable gross margin
                                            (such sum being subject to the
                                            applicable periodic adjustment caps
                                            and floors);

                                       (h)  the Trust is not terminated by the
                                            Servicer pursuant to the Servicer's
                                            right to purchase the assets of the
                                            Trust as described in this
                                            prospectus supplement under "The
                                            Trust Agreement and the
                                            Indenture--Certain Matters under the
                                            Agreements--Redemption";
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
                                       (i)  the initial overcollateralization
                                            amount is $7,650,000, the Targeted
                                            Overcollateralization Amount is
                                            $7,650,000 and the minimum required
                                            overcollateralization amount is
                                            0.50% or $4,500,000;

                                       (j)  cash on deposit in the Pre-Funding
                                            Account does not accrue interest;
                                            and

                                       (k)  the Servicing Fee Rate is equal to
                                            0.50% per annum and the Master
                                            Servicing Fee Rate is equal to
                                            0.004% per annum.

Monthly Excess Cashflow           means the sum of the Group 1 Monthly Excess
                                  Interest and the Group 2 Monthly Excess
                                  Interest for any Payment Date and the
                                  Aggregate Overcollateralization Release Amount
                                  for such date.

Moody's means Moody's Investors Service, Inc. or any successor.

Mortgage Assets                   means the Mortgage Loan assets held as part of
                                  the Trust.

Mortgage Group                    means any of Group 1 or Group 2.

Mortgage Index                    means the Six-Month LIBOR Index, as specified
                                  in the related mortgage note.

Mortgage Loan Purchase            means the mortgage loan purchase agreement
Agreement                         dated as of November 1, 2004, between the
                                  Seller and DLJ Mortgage Capital, Inc.

Mortgage Loan Schedule            means the schedule of Mortgage Loans appearing
                                  as an exhibit to the Transfer and Servicing
                                  Agreement from time to time.

Mortgage Loans                    means the Initial Mortgage Loans and the
                                  Subsequent Mortgage Loans.

Mortgage Rate                     means the per annum interest rate borne by a
                                  Mortgage Loan.

Net Mortgage Rate                 means, with respect to any Mortgage Loan, the
                                  Mortgage Rate with respect to such Mortgage
                                  Loan less (1) the Servicing Fee Rate, (2) the
                                  Master Servicing Fee Rate and (3) the Owner
                                  Trustee Fee (expressed as a per annum rate
                                  based on the Aggregate Collateral Balance).

Net Swap Payment                  means, for the second Business Day prior to
                                  any Calculation Period End Date, the amount
                                  paid by the Trust under the Swap Agreement to
                                  the Swap Counterparty in excess of the amounts
                                  received by the Trust from the Swap
                                  Counterparty.

Net Swap Receipt                  means, for the second Business Day prior to
                                  any Calculation Period End Date, the amount
                                  received by the Trust under the Swap Agreement
                                  from the Swap Counterparty in excess of the
                                  amount paid by the Trust to the Swap
                                  Counterparty.

Noteholders                       means persons acquiring beneficial ownership
                                  interests in the Notes.

Notes                             means the Class A and Class M Notes.

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
Notional Amount                   means, with respect to any Class A-IO Note, as
                                  of any Payment Date will equal that Note's
                                  Percentage Interest of the Class Notional
                                  Amount of the Class A-IO Notes for that date.

OID means, with respect to the Notes, the original issue discount, if any.

One-Month LIBOR                   means the London interbank offered rate for
                                  one-month United States dollar deposits.

Original Loan-to-Value Ratio      means, for any Mortgage Loan, (1) the
                                  principal balance of such Mortgage Loan at the
                                  date of origination, divided by (2) the
                                  Collateral Value of the related mortgaged
                                  property.

Overcollateralization Amount      means, with respect to any Payment Date will
                                  be equal to the amount, if any, by which (x)
                                  the Aggregate Collateral Balance for such
                                  Payment Date exceeds (y) the aggregate Class
                                  Principal Amount of the Class 1-A1, Class
                                  1-A2, Class 2-A1, Class 2-A2, Class M1, Class
                                  M2, Class M3, Class M4, Class M5, Class M6 and
                                  Class M7 Notes, in each case after giving
                                  effect to payments on such Payment Date.

Overcollateralization             means, with respect to any Payment Date the
Deficiency Amount                 excess, if any, of the Targeted
                                  Overcollateralization Amount for that Payment
                                  Date over the Overcollateralization Amount for
                                  that Payment Date.

Ownership Certificate             means, an ownership certificate issued
                                  pursuant to the Trust Agreement representing
                                  the equity ownership in the Trust.

Ownership Certificate Holder      means the holder of the Ownership Certificate.

Owner Trustee                     means U.S. Bank Trust National Association.

Owner Trustee Fee                 means a per annum amount of $3,000.

PAC Method                        means, with respect to the calculation of
                                  interest income as OID, the inclusion of such
                                  interest in income on a constant yield to
                                  maturity basis in accordance with Section
                                  1272(a)(6) of the Code.

Participants                      means participating organizations that utilize
                                  the services of DTC, including securities
                                  brokers and dealers, banks and trust companies
                                  and clearing corporations and certain other
                                  organizations.

Payment Date                      means the 25th day of each month beginning in
                                  December 2004, or if such day is not a
                                  Business Day, the first Business Day
                                  thereafter.

Percentage Interest               means, with respect to any Note or Ownership
                                  Certificate, the percentage derived by
                                  dividing the denomination of such Note or
                                  Ownership Certificate, as applicable, by the
                                  aggregate denominations of all Notes or
                                  Ownership Certificates of the applicable
                                  class.

Periodic Rate Cap                 means the maximum amount by which the Mortgage
                                  Rate on any Mortgage Loan may increase or
                                  decrease on an Adjustment Date.

Plan means any Benefit Plan which is subject to Title I of ERISA and/or Section 4975 of the
                                  Code or is an entity which is deemed to hold the assets of the foregoing.

Plan Asset Regulations            means the regulation issued by the United
                                  States Department of Labor set forth at 29
                                  C.F.R. Section 2510.3-101 governing the
                                  definition of "plan assets" for purposes of
                                  the fiduciary responsibility and prohibited
                                  transaction provisions of ERISA and Section
                                  4975 of the Code.

Pre-Funding Account               means the account established by the Trust
                                  Administrator, for the benefit of the
                                  Noteholders, into which the Seller is required
                                  to deposit or cause to be deposited an amount
                                  equal to approximately $150,000,000 on the
                                  Closing Date.

Pre-Funding Period                means the period from the Closing Date to
                                  February 24, 2005, during which the Seller is
                                  expected to transfer Subsequent Mortgage Loans
                                  to the Trust.

Prepayment Assumption             means an assumed CPR for the first month of 8%
                                  and an additional 2% each month until reaching
                                  30% CPR in month 12 and remaining constant
                                  through month 22, remaining constant at 55%
                                  CPR for months 23 through 27 and then
                                  remaining constant at 35% CPR for months 28
                                  and thereafter, in each period subject to a
                                  maximum CPR of 95%.

Prepayment Interest Excess        means, for any Servicer Remittance Date and
                                  any principal prepayment received during the
                                  portion of the related Prepayment Period
                                  occurring from and including the first day
                                  through the fifteenth day of the calendar
                                  month in which such Servicer Remittance Date
                                  occurs, an amount equal to interest (to the
                                  extent received) due in connection with such
                                  principal prepayment.

Prepayment Interest Shortfall     means, with respect to any voluntary
                                  prepayment in full or in part by the borrower
                                  on any Mortgage Loan that is received during
                                  the period from the first day of the
                                  Prepayment Period through the last day of the
                                  month preceding the Payment Date, the amount,
                                  if any, by which one month's interest at the
                                  Net Mortgage Rate for such Mortgage Loan on
                                  the amount of such prepayment exceeds the
                                  amount of interest received from such borrower
                                  in respect of such prepayment.

Prepayment Penalty                means a prepayment premium payable by the
                                  borrower in connection with certain full or
                                  partial prepayments of principal on a Mortgage
                                  Loan.

Prepayment Period                 means, with respect to any Payment Date, the
                                  period beginning from and including the
                                  sixteenth day of the month preceding the month
                                  in which such Payment Date occurs to and
                                  including the fifteenth day of the month in
                                  which such Payment Date occurs.

Principal Deficiency Amount       means, any of the M1 Principal Deficiency
                                  Amount, the M2 Principal Deficiency Amount,
                                  the M3 Principal Deficiency Amount, the M4
                                  Principal Deficiency Amount, the M5 Principal
                                  Deficiency Amount, the M6 Principal Deficiency
                                  Amount or the M7 Principal Deficiency Amount,
                                  as applicable.

Principal Funds                   means, with respect to any Payment Date and
                                  for each Mortgage Group, the sum, without
                                  duplication, of (1) the scheduled principal
                                  due during the related Due Period and received
                                  before the related Servicer Remittance Date or
                                  advanced on or before the related Servicer
                                  Remittance Date, (2) prepayments of principal
                                  collected in the related Prepayment Period,
                                  (3) the Stated Principal Balance of each
                                  Mortgage Loan in such Mortgage Group that was
                                  repurchased by the Seller during the related
                                  Prepayment Period or, in the case of a
                                  purchase in connection with an optional
                                  termination, on the Business Day prior to such
                                  Payment Date, (4) the amount, if any, by which
                                  the aggregate loan balance of any replacement
                                  Mortgage Loans in such Mortgage Group is less
                                  than the aggregate loan balance of any
                                  Mortgage Loans delivered by the Seller in
                                  connection with a substitution of a Mortgage
                                  Loan, (5) all liquidation proceeds and
                                  Recoveries collected during the related
                                  Prepayment Period (to the extent such amounts
                                  related to principal), (6) all other
                                  collections and recoveries in respect of
                                  principal during the related Prepayment
                                  Period, less, all non-recoverable Advances
                                  relating to principal and all non-recoverable
                                  servicing advances reimbursed during the
                                  related Prepayment Period with respect to the
                                  Mortgage Loans in such Mortgage Group and such
                                  Mortgage Group's pro rata share of certain
                                  expenses reimbursable to the Indenture
                                  Trustee, the Owner Trustee, the Trust
                                  Administrator, the Master Servicer, the
                                  Servicer and the Sub-Servicer, to the extent
                                  not reimbursed from Interest Funds and (7)
                                  with respect to the February 2005 Payment
                                  Date, the amount remaining in the Pre-Funding
                                  Account at the end of the Pre-Funding Period
                                  in respect of that Mortgage Group.

Principal Payment Amount          means for each Mortgage Group and for any
                                  Payment Date, an amount equal to the Principal
                                  Funds for such Mortgage Group for such date
                                  minus the Aggregate Overcollateralization
                                  Release Amount attributable to such Mortgage
                                  Group, if any, and such Payment Date.

Priority Class                    means the Note of the Class or Classes of
                                  Notes then outstanding that has the highest
                                  priority of payment of interest.

Projected Principal Balance       means, with respect to the Swap Agreement for
                                  each applicable Calculation Period End Date,
                                  the amount set forth under "Description of the
                                  Notes--Swap Agreement" in this prospectus
                                  supplement.

PTE means a Prohibited Transaction Exemption granted by the U.S. Department of Labor.

Purchase Price                    means the sum of (a) 100% of the Aggregate
                                  Loan Balance of the Mortgage Loans plus
                                  accrued interest thereon at the applicable
                                  Mortgage Rate, (b) the fair market value of
                                  all other property being purchased, (c) any
                                  unreimbursed servicing advances, (d) the
                                  amount of any swap breakage costs resulting
                                  from the termination of the Swap Agreement as
                                  a result of redemption, (e) any Available
                                  Funds Shortfalls and (f) a payment to the
                                  holders of the Class A-IO Notes of an amount
                                  equal to the sum of (i) accrued and unpaid
                                  Current Interest on the Class A-IO Notes and
                                  (ii) the present value, as of the date of such
                                  termination, of the remaining payments
                                  scheduled to be made on the Class A-IO Notes
                                  (such present value to be based on a discount
                                  rate that will approximate the expected yield
                                  to maturity of the Class A-IO Notes).

Qualified REIT Subsidiary         means a direct or indirect 100% owned
                                  subsidiary of a REIT that satisfies the
                                  requirements of Section 856(i) of the Code.

Qualified Stated Interest         means interest unconditionally payable at
                                  fixed intervals of one year or less at either
                                  a fixed rate or a variable rate.


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


Rating Agency                     means Moody's or S&P.

Realized Loss                     means the excess of the Stated Principal
                                  Balance of a defaulted Mortgage Loan over the
                                  net liquidation proceeds of a defaulted
                                  Mortgage Loan that are allocated to principal.

Record Date                       means, for a Payment Date, with respect any
                                  class of Book-Entry Notes (other than the
                                  Class A-IO Notes), the Business Day prior to
                                  the related Payment Date, and with respect to
                                  any class of Definitive Notes and the Class
                                  A-IO Notes, the last Business Day of the month
                                  preceding the month of such Payment Date.

Recovery                          means, with respect to any liquidated Mortgage
                                  Loan, an amount received in respect of
                                  principal on such Mortgage Loan which has previously been allocated as a Realized Loss to a class or classes of Notes net of reimbursable expenses.

Redemption Date                   means the first Payment Date on which the
                                  Servicer is permitted to exercise its right to
                                  purchase the assets of the Trust as described
                                  in this prospectus supplement under "The Trust
                                  Agreement and the Indenture--Certain Matters
                                  under the Agreements--Redemption."

Reference Banks                   means leading banks selected by the Trust
                                  Administrator and engaged in transactions in
                                  Eurodollar deposits in the international
                                  Eurocurrency market (1) with an established
                                  place of business in London, (2) whose
                                  quotations appear on the Reuters Screen LIBO
                                  Page on the Interest Determination Date in
                                  question, (3) which have been designated as
                                  such by the Servicer and (4) not controlling,
                                  controlled by, or under common control with,
                                  the Depositor, the Indenture Trustee, the
                                  Trust Administrator, the Master Servicer, the
                                  Servicer, the Seller or any successor
                                  servicer.

REIT means a real estate investment trust within the meaning of section 856 of the Code.

Related Senior Principal          means, for each Mortgage Group and for any
Payment Amount                    Payment Date, an amount equal to the lesser of
                                  (x) the aggregate Class Principal Amounts of
                                  the Class 1-A1 and Class 1-A2 Notes (with
                                  respect to Group 1) or of the Class 2-A1 and
                                  Class 2-A2 Notes (with respect to Group 2)
                                  immediately prior to that Payment Date and (y)
                                  the product of (a) the Senior Principal
                                  Payment Amount and (b) the related Senior
                                  Proportionate Percentage in each case for such
                                  date.

Relevant Depositary               means Citibank, N.A., as depositary for
                                  Clearstream Luxembourg, and JPMorgan Chase
                                  Bank, N.A. as depositary for Euroclear,
                                  individually.

REO Property                      means mortgaged property which has been
                                  acquired by the Trust through foreclosure or
                                  deed-in-lieu of foreclosure in connection with
                                  a defaulted Mortgage Loan.

Required Loss Percentage          means, for any Payment Date, the applicable
                                  percentage for such Payment Date set forth in
                                  the following table:

                                  Payment Date Occurring In       Required Loss Percentage
                                  -------------------------       ------------------------
                                  December 2007 - November 2008   3.75% with respect to December 2007,
                                                                  plus an additional 1/12th of 1.50% for
                                                                  each month thereafter

                                  December 2008 - November 2009   5.25% with respect to December 2008,
                                                                  plus an additional 1/12th of 1.00% for
                                                                  each month thereafter

                                  December 2009 - November 2010   6.25% with respect to December 2009,
                                                                  plus an additional 1/12th of 0.25% for
                                                                  each month thereafter

                                  December 2010 and thereafter    6.50%

Required Percentage               means, with respect to a Payment Date on or
                                  after the Stepdown Date, the quotient of (a)
                                  the Aggregate Collateral Balance less the
                                  Class Principal Amount of the most senior
                                  class of Notes (other than the Class A-IO
                                  Notes) outstanding as of such Payment Date,
                                  prior to giving effect to payments to be made
                                  on such Payment Date, divided by (b) the
                                  Aggregate Collateral Balance. As used herein,
                                  the Class Principal Amount of the most senior
                                  class of Notes will equal the aggregate Class
                                  Principal Amount of the Class A Notes as of
                                  such date of calculation.

Reserve Interest Rate             means the rate per annum that the Trust
                                  Administrator determines to be either (1) the
                                  arithmetic mean (rounded upwards if necessary
                                  to the nearest whole multiple of 0.03125%) of
                                  the one-month United States dollar lending
                                  rates which New York City banks selected by
                                  the Indenture Trustee are quoting on the
                                  relevant Interest Determination Date to the
                                  principal London offices of leading banks in
                                  the London interbank market or, (2) in the
                                  event that the Trust Administrator can
                                  determine no such arithmetic mean, the lowest
                                  one-month United States dollar lending rate
                                  which New York City banks selected by the
                                  Trust Administrator are quoting on such
                                  Interest Determination Date to leading
                                  European banks.

Retained Notes                    means those certain classes, or portions of
                                  certain classes, of Notes which, at the time
                                  of their issuance, FIC or one of its qualified
                                  REIT subsidiaries acquires beneficial
                                  ownership thereof.

Reuters Screen LIBO Page          means the display designated as page "LIBO" on
                                  the Reuters Monitor Money Rates Service (or
                                  such other page as may replace the LIBO page
                                  on that service for the purpose of displaying
                                  London interbank offered rates of major
                                  banks).

Rules means the rules, regulations and procedures creating and affecting DTC and its operations.

S&P means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor.

Scheduled Payments                means scheduled monthly payments required to
                                  be made by mortgagors on the Mortgage Loans
                                  pursuant to the terms of the related mortgage
                                  note.

Seller                            means FIC.

Senior Priorities                 means the priority of payments to the Class A
                                  Notes described in clauses (I)(A)(ii) and
                                  (iii) and (I)(B)(ii) and (iii), as applicable,
                                  under the heading "Description of the
                                  Notes--Payments--Payments of Principal" herein
                                  for the related Mortgage Group.

Senior Principal Payment Amount   means for any Payment Date an amount equal to
                                  (a) prior to the Stepdown Date or if a Trigger
                                  Event is in effect with respect to such
                                  Payment Date, 100% of the Principal Payment
                                  Amount for both Mortgage Groups and (b)


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


                                  on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Payment Date, the lesser of (x) the Principal Payment Amount for both Mortgage
                                  Groups and (y) the amount, if any, by which
                                  (A) the aggregate Class Principal Amounts of the Class 1-A1, Class 1-A2, Class 2-A1 and
                                  Class 2-A2 Notes immediately prior to that Payment Date exceeds (B) the Senior Target
                                  Amount.

Senior Proportionate Percentage   means, with respect to Group 1 and any Payment
                                  Date the fraction, expressed as a percentage,
                                  the numerator of which is the Principal Funds
                                  for Group 1 for such Payment Date and the
                                  denominator of which is the aggregate of the
                                  Principal Funds for Group 1 and Group 2 for
                                  such date. The "Senior Proportionate
                                  Percentage" for Group 2 with respect to any
                                  Payment Date will be the fraction, expressed
                                  as a percentage, the numerator of which is the
                                  Principal Funds for Group 2 for such Payment
                                  Date and the denominator of which is the
                                  aggregate of the Principal Funds for Group 1
                                  and Group 2 for such date.

Senior Target Amount              means for any Payment Date, an amount equal to
                                  the lesser of (a) the product of (i)
                                  approximately 61.20% and (ii) the Aggregate
                                  Collateral Balance for such Payment Date
                                  determined as of the last day of the related
                                  Due Period and (b) the amount, if any, by
                                  which (i) the Aggregate Collateral Balance for
                                  such Payment Date determined as of the last
                                  day of the related Due Period exceeds (ii)
                                  approximately 0.50% of the Aggregate
                                  Collateral Balance as of the Closing Date.

Servicer                          means FSC.

Servicer Remittance Date          means the 20th day (or if such day is not a
                                  Business Day, the next succeeding Business
                                  Day) of the month in which the related Payment
                                  Date occurs.

Servicing Fee                     means an aggregate monthly fee paid to the
                                  Servicer and Sub-Servicer calculated at the
                                  Servicing Fee Rate on the Stated Principal
                                  Balance of each Mortgage Loan as of the
                                  beginning of the related Due Period.

Servicing Fee Rate                means 0.50% per annum for each Mortgage Loan.

Similar Law                       means federal, state, local or foreign laws
                                  substantially similar to ERISA or the Code.

Six-Month LIBOR                   means the London interbank offered rate for
                                  six-month United States dollar deposits.

Six-Month LIBOR Index             means, with respect to the Adjustment Date of
                                  a Six-Month LIBOR Loan, the average of the
                                  London interbank offered rates for six-month
                                  U.S. dollar deposits in the London market, as
                                  set forth in The Wall Street Journal, or, if
                                  such rate ceases to be published in The Wall
                                  Street Journal or becomes unavailable for any
                                  reason, then based upon a new index selected
                                  by the Servicer, as holder of the related
                                  mortgage note, based on comparable
                                  information, in each case as most recently
                                  announced as of a date 45 days prior to such
                                  Adjustment Date.

Six-Month LIBOR Loans             means Mortgage Loans having a Mortgage Rate
                                  which is generally subject to semi-annual
                                  adjustment on the first day of the months
                                  specified in the related mortgage note to
                                  equal the sum, rounded to the nearest 0.125%,
                                  of (1) the Six-Month LIBOR Index and (2) the
                                  related gross margin.


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


SMMEA                             means the Secondary Mortgage Market
                                  Enhancement Act of 1984, as amended.

Stated Principal Balance          means, with respect to a Mortgage Loan and any
                                  Payment Date, either (a) the amount equal to
                                  the outstanding principal balance as of the
                                  Cut-off Date, after giving effect to Scheduled
                                  Payments due on or before that date, reduced
                                  by (1) the principal portion of all Scheduled
                                  Payments due on or before the Due Date in the
                                  Due Period after the Cut-off Date immediately
                                  preceding such Payment Date, whether or not
                                  received, and (2) all amounts allocable to
                                  unscheduled principal payments received on or
                                  before the last day of the Prepayment Period
                                  immediately preceding such Payment Date or (b)
                                  in the case of any Mortgage Loan liquidated
                                  during such Due Period, zero.

Statistical Cut-off Date          means November 1, 2004.

Statistical Mortgage Loans        means (i) the Initial Mortgage Loans and (ii)
                                  a portion of the Subsequent Mortgage Loans
                                  expected to be delivered to the Trust by the
                                  Seller during the Pre-Funding Period and
                                  described in this prospectus supplement.

Stepdown Date                     means the later to occur of (1) the Payment
                                  Date in December 2007 or (2) the first Payment
                                  Date on which the aggregate Class Principal
                                  Amount of the Class A Notes (other than the
                                  Class A-IO Notes) (after giving effect to
                                  payments of the Principal Funds amount for
                                  such Payment Date) is less than or equal to
                                  38.80% of the Aggregate Collateral Balance as
                                  of the end of the immediately preceding Due
                                  Period.

Subordinate Fixed Rate Cap        means, with respect to a Payment Date, the per
                                  annum rate, equal to 11.75%.

Subsequent Cut-off Date           means, with respect to any Subsequent Mortgage
                                  Loan, the date that mortgage loan is
                                  transferred to the Trust.

Subsequent Mortgage Loans         means the mortgage loans transferred to the
                                  Trust during the Pre-Funding Period.

Sub-Servicer                      means Chase.

Swap Agreement                    means the swap agreement which will be entered
                                  into on or before the Closing Date between the
                                  Trust and the Swap Counterparty, which will
                                  set forth the Swap Notional Balance and the
                                  applicable Swap Fixed Rate.

Swap Counterparty                 means Swiss Re Financial Products Corporation.

Swap Fixed Rate                   means the fixed percentage set forth in the
                                  Swap Agreement which will be determined on or
                                  before the Closing Date and will be
                                  approximately 2.887%.

Swap Fixed Rate Amount            means the amount, if any, paid to the Swap
                                  Counterparty by the Trust on the second
                                  Business Day prior to a Calculation Period End
                                  Date which is based on the Swap Fixed Rate for
                                  a Swap Agreement and the applicable Swap
                                  Notional Balance for such Calculation Period
                                  End Date.

Swap Floating Rate Amount         means the amount, if any, paid to the Trust by
                                  the Swap Counterparty on the second Business
                                  Day prior to a Calculation Period End Date
                                  which is based on One-Month LIBOR and the
                                  applicable Swap Notional Balance for such
                                  Calculation Period End Date.

Swap Notional Balance             means, the amounts set forth in the table
                                  under "Description of the Notes--Swap
                                  Agreement."

Targeted Overcollateralization    with respect to any Payment Date prior to the
Amount                            Stepdown Date, an amount equal to 0.85% of the
                                  Aggregate Collateral Balance as of the Closing
                                  Date, and with respect to any Payment Date on
                                  or after the Stepdown Date, an amount equal to
                                  the lesser of (x) 0.85% of the Aggregate
                                  Collateral Balance as of the Closing Date and
                                  (y) 1.70% of the Aggregate Collateral Balance
                                  as of the end of the related Due Period,
                                  subject to a floor equal to 0.50% of the
                                  Aggregate Collateral Balance as of the Closing
                                  Date; provided, however, that on any Payment
                                  Date with respect to which a Trigger Event has
                                  occurred and is continuing, the Targeted
                                  Overcollateralization Amount will be an amount
                                  equal to the Targeted Overcollateralization
                                  Amount for the Payment Date immediately
                                  preceding such Payment Date.

Terms and Conditions              means the Terms and Conditions Governing Use
                                  of Euroclear and the related Operating
                                  Procedures of the Euroclear System and
                                  applicable Belgian law.

TMP means a taxable mortgage pool within the meaning of Section 7701(i)(2) of the Code.

Total Principal Deficiency        means, with respect to any Payment Date, the
Amount                            excess, if any, of the aggregate Class
                                  Principal Amount of the Notes immediately
                                  prior to such Payment Date over the sum of the
                                  Aggregate Collateral Balance and any
                                  Recoveries, each as of the last day of the
                                  related Due Period.

Transfer and Servicing            means the transfer and servicing agreement
Agreement                         dated as of November 1, 2004 among the Trust,
                                  the Indenture Trustee, the Depositor, the
                                  Trust Administrator, the Master Servicer, the
                                  Servicer, the Sub-Servicer and the Seller.

Trigger Event                     means the situation that exists with respect
                                  to any Payment Date on or after the Stepdown
                                  Date, if (a) the quotient of (1) the aggregate
                                  Stated Principal Balance of all Mortgage Loans
                                  60 or more days delinquent, measured on a
                                  rolling three-month basis (including Mortgage
                                  Loans in foreclosure, REO Properties and
                                  Mortgage Loans with respect to which the
                                  applicable mortgagor is in bankruptcy) divided
                                  by (2) the Aggregate Collateral Balance as of
                                  the preceding Servicer Remittance Date, equals
                                  or exceeds the product of (i) 40.00% and (ii)
                                  the Required Percentage, (b) the quotient
                                  (expressed as a percentage) of (1) the
                                  aggregate Realized Losses incurred from the
                                  Initial Cut-off Date through the last day of
                                  the calendar month preceding such Payment Date
                                  divided by (2) the Aggregate Collateral
                                  Balance as of the Closing Date exceeds the
                                  Required Loss Percentage or (c) a Principal
                                  Deficiency Amount exists for such Payment
                                  Date.

Trust means the statutory trust formed under the laws of the State of Delaware pursuant to the Trust Agreement.

Trust Administrator               means Wells Fargo Bank, N.A.

Trust Agreement                   means the trust agreement dated as of November
                                  17, 2004, between the Depositor and the Owner
                                  Trustee, as amended and restated on November
                                  30, 2004, among the Depositor, the Owner
                                  Trustee and the Trust Administrator.

Trust Estate                      means the assets held as part of the Trust.

Underwriters                      means Credit Suisse First Boston LLC,
                                  Friedman, Billings, Ramsey & Co., Inc., Lehman
                                  Brothers Inc. and Merrill Lynch, Pierce,
                                  Fenner & Smith Incorporated.

U.S. Person                       means (i) a citizen or resident of the United
                                  States; (ii) a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States or under the laws of the United States or of any state including the District of Columbia; (iii) a partnership (or entity treated as a partnership for tax purposes) organized in the United States or under the laws of the United
                                  States or of any state including the District of Columbia (unless provided otherwise by future Treasury regulations); (iv) an estate whose income is includible in gross income for United States income tax purposes regardless of its source; or (v) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control all substantial decisions of the trust. Notwithstanding the last clause of the preceding sentence, to the extent provided in Treasury regulations, certain trusts that were in existence on August 20, 1996, that were treated as U.S. Persons prior to such date and that elect to continue to be treated as U.S. Persons also will be U.S.
                                  Persons.

Voting Rights                     Means the voting rights allocated to the Notes
                                  and the Ownership Certificate as set forth under "The Mortgage Loan Purchase Agreement and the Transfer and Servicing
                                  Agreement--Voting Rights."

                                     Annex I

          Global Clearance, Settlement and Tax Documentation Procedures

          Except in limited circumstances, the globally offered Fieldstone Mortgage Investment Trust, Series 2004-5 Mortgage Backed Notes, known as "Global Securities," will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream Luxembourg or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

          Secondary market trading between investors holding Global Securities through Clearstream Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice (i.e., seven calendar day settlement).

          Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage pass-through security issues.

          Secondary cross-market trading between Clearstream Luxembourg or Euroclear and DTC Participants holding securities will be effected on a delivery-against-payment basis through the respective European Depositaries of Clearstream Luxembourg and Euroclear (in such capacity) and as DTC Participants.

          Beneficial owners of Global Securities that are non-U.S. Persons (as described below) will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

          All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream Luxembourg and Euroclear will hold positions on behalf of their Participants through their respective European Depositaries, which in turn will hold such positions in accounts as DTC Participants.

          Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage pass-through security issues. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

          Investors electing to hold their Global Securities through Clearstream Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

          Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

          Trading Between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage pass-through security issues in same-day funds.

          Trading Between Clearstream Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

          Trading Between DTC Seller and Clearstream Luxembourg or Euroclear Purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream

Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream Luxembourg or Euroclear will instruct the respective European Depositary to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months, as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective European Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Luxembourg Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

          Clearstream Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

          As an alternative, if Clearstream Luxembourg or Euroclear has extended a line of credit to them, Clearstream Luxembourg Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Luxembourg Participant's or Euroclear Participant's particular cost of funds.

          Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

          Trading Between Clearstream Luxembourg or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective European Depositary, to a DTC Participant. The seller will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Clearstream Luxembourg or Euroclear will instruct the respective European Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months, as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Luxembourg Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Luxembourg Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

          Finally, day traders that use Clearstream Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

          (1) borrowing through Clearstream Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream Luxembourg or Euroclear accounts) in accordance with the clearing system's customary procedures;

          (2) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream Luxembourg or Euroclear accounts in order to settle the sale side of the trade; or

          (3) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Luxembourg Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

          A beneficial owner of Global Securities that is a non-U.S. Person will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (1) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(2) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

          Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of Global Securities that are non-U.S. Persons and are neither "10-percent shareholders" of the issuer within the meaning of Code Section 871(h)(3)(B) nor controlled foreign corporations related to the issuer within the meaning of Code
Section 881(c)(3)(C) can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Further, non-U.S. Persons that are beneficial owners residing in a country that has a tax treaty with the United States and are eligible for benefits under that treaty can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing a properly completed Form W-8BEN claiming eligibility for treaty benefits. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change. If the owner of Global Securities is a partnership or other type of pass-through entity that is not treated for U.S. withholding tax purposes as the beneficial owner of the income with respect to such Global Securities, the owner generally must receive the statement described in the previous sentence from the owner's partners or other beneficial owners of the income with respect to the Global Securities and may be required to provide such statements, and certain additional information, to the person through whom the owner holds the Global Securities.

          Exemption for non-U.S. Persons with Effectively Connected Income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

          The term "U.S. Person" means

          (1)  a citizen or resident of the United States,

          (2) a corporation or partnership organized in or under the laws of the United States, any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise), including an entity treated as a corporation or partnership for federal income tax purposes,

          (3) an estate the income of which is includable in gross income for United States tax purposes, regardless of its source, or

          (4) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be U.S. Persons.

          This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

PROSPECTUS

                       ASSET BACKED SECURITIES CORPORATION
                                    Depositor

                 ABS Mortgage and Manufactured Housing Contract
      Asset-Backed Certificates and Asset-Backed Notes (Issuable in Series)

                                   ----------

Asset Backed Securities Corporation, as depositor, may offer from time to time under this prospectus and related prospectus supplements notes or certificates that are either asset-backed notes or asset-backed certificates which may be sold from time to time in one or more series. Each series of notes or certificates, as applicable, will be issued in one or more classes.

The related prospectus supplement will set forth the specific assets of the trust fund and the seller or sellers from whom the assets are acquired. The assets may include:

     1.   One or more pools of

          o closed-end and/or revolving home equity loans or manufactured housing contracts or specified balances of these loans or contracts and/or loans of which the proceeds have been applied to the purchase of the related mortgaged property, secured by mortgages primarily on one- to four-family residential properties,

          o loans made to finance the purchase of rights relating to cooperatively owned properties secured by a pledge of shares of a cooperative corporation and an assignment of a proprietary lease or occupancy agreement on a cooperative dwelling,

          o loans made to finance the origination of the loans and contracts described above and secured by the related loans or contracts,

          o mortgage participation certificates evidencing participation interests in loans that are acceptable to the nationally recognized statistical rating agencies rating a series of securities,

          o private securities evidencing ownership interests in or secured by loans similar to the types of loans described above;

     2. All monies due under the above assets, which may be net of amounts payable to the servicer or servicers; and

     3. Funds or accounts established for the related trust fund, or one or more forms of enhancement.

The related prospectus supplement will state if the trust fund will make one or more REMIC elections for federal income tax purposes.

For a discussion of risks associated with an investment in the notes or certificates, see Risk Factors on page 1.

Neither the SEC nor any state securities commission has approved or disapproved the offered securities or determined if this prospectus is accurate or complete. Making any contrary representation is a criminal offense.

                                   ----------

                           CREDIT SUISSE FIRST BOSTON

                The date of this Prospectus is November 22, 2004.

                                TABLE OF CONTENTS

Risk Factors...................................................................1

The Trust Fund.................................................................5

The Depositor.................................................................23

Use of Proceeds...............................................................23

Maturity, Prepayment and Yield Considerations.................................24

Description of the Securities.................................................29

Certain Information Regarding the Securities..................................70

Credit Support................................................................73

Description of Insurance......................................................80

Certain Legal Aspects of the Mortgage Loans and Contracts.....................91

Material Federal Income Tax Considerations...................................105

State and Other Tax Considerations...........................................153

ERISA Considerations.........................................................153

Legal Investment.............................................................162

Plan of Distribution.........................................................163

Legal Matters................................................................164

Prospectus Supplement........................................................164

Additional Information.......................................................165

Incorporation of Certain Information by Reference............................166

Index of Terms...............................................................167

                                  RISK FACTORS

          You should carefully consider the following risk factors prior to any purchase of the notes or certificates.

Limited Liquidity May Result in Delays   There will be no market for the notes
in your Ability to Sell Securities or    or certificates, as applicable, of any
Lower Returns.........................   series prior to their issuance, and
                                         there can be no assurance that a
                                         secondary market will develop. If a
                                         secondary market does develop, there
                                         can be no assurance that it will
                                         provide holders with liquidity of
                                         investment or that the market will
                                         continue for the life of the notes or
                                         certificates, as applicable, of the
                                         related series. Credit Suisse First
                                         Boston LLC presently expects to make a
                                         secondary market in the notes or
                                         certificates, as applicable, but has no
                                         obligation to do so. Absent a secondary
                                         market for the notes or certificates,
                                         as applicable, you may experience a
                                         delay if you choose to sell your notes
                                         or certificates, as applicable, or the
                                         price you receive may be less than you
                                         would receive for a comparable liquid
                                         security.

Limited Assets for Payments - No         The depositor does not have, nor is it
Recourse to Depositor, Unaffiliated      expected to have, any significant
Seller, Master Servicer or Servicer...   assets. The notes or certificates, as
                                         applicable, of a series will be payable
                                         solely from the assets of the trust
                                         fund for that series. Except for any
                                         related insurance policies or credit
                                         support, there will be no recourse to
                                         the depositor or any other person for
                                         any default on the notes or any failure
                                         to receive distributions on the
                                         certificates with respect to any
                                         series. Consequently, holders of notes
                                         or certificates, as applicable, of each
                                         series must rely solely upon payments
                                         with respect to the assets constituting
                                         the trust fund for a series of notes or
                                         certificates, as applicable, including,
                                         if applicable, any amounts available
                                         pursuant to any enhancement for that
                                         series, for the payment of principal of
                                         and interest on the notes or
                                         certificates, as applicable, of that
                                         series.

                                         The only obligations, if any, of the
                                         depositor with respect to the notes or
                                         certificates, as applicable, of any
                                         series will be with respect to its
                                         breach of specific representations and
                                         warranties. The depositor does not
                                         have, and is not expected in the future
                                         to have, any significant assets with
                                         which to

                                         meet any obligation to repurchase
                                         assets with respect to which there has
                                         been a breach of any representation or
                                         warranty. If, for example, the
                                         depositor were required to repurchase a
                                         mortgage loan, its only sources of
                                         funds to make the repurchase would be
                                         from funds obtained from the
                                         enforcement of a corresponding
                                         obligation, if any, on the part of the
                                         originator of the mortgage loan, the
                                         master servicer, the servicer or the
                                         unaffiliated seller, as the case may
                                         be, or from a reserve fund established
                                         to provide funds for repurchases. If
                                         the depositor does not have sufficient
                                         assets and no other party is obligated
                                         to repurchase defective assets, you may
                                         experience a loss.

Limits on Enhancement May Result in      Although we intend the enhancement for
Losses to You.........................   the notes or certificates, as
                                         applicable, to reduce the risk of
                                         delinquent payments or losses to
                                         holders of a series of notes or
                                         certificates, as applicable, entitled
                                         to the benefit of the notes or
                                         certificates, the amount of the
                                         enhancement will be limited, as set
                                         forth in the related prospectus
                                         supplement. In addition, the amount
                                         available will decline and could be
                                         depleted prior to the payment in full
                                         of the related series of notes or
                                         certificates, as applicable, and losses
                                         on the primary assets could result in
                                         losses to holders of those notes or
                                         certificates, as applicable.

Decrease in Value of Mortgaged           There are several factors that could
Property--Risk of Loss................   adversely affect the value of mortgaged
                                         properties and cause the outstanding
                                         balance of the related mortgage loan,
                                         contract, loan secured by a mortgage
                                         loan or contract or of an underlying
                                         loan relating to the private
                                         securities, together with any senior
                                         financing, to equal or exceed the value
                                         of the mortgaged properties. Among the
                                         factors that could adversely affect the
                                         value of the mortgaged properties are

                                         o    an overall decline in the
                                              residential real estate market in
                                              the areas in which the mortgaged
                                              properties are located;

                                         o    a decline in the general condition
                                              of the mortgaged properties as a
                                              result of failure of borrowers to
                                              maintain adequately the mortgaged
                                              properties; or

                                         o    natural disasters that are not
                                              necessarily covered by insurance,
                                              including earthquakes and floods.

                                         Any decline in the value of a mortgaged
                                         property could extinguish the value of
                                         a junior interest in that mortgaged
                                         property before having any effect on
                                         the related senior interest. If a
                                         decline in the value of the related
                                         mortgaged properties occurs, the actual
                                         rates of delinquencies, foreclosure and
                                         losses on the mortgage loans could be
                                         higher than those currently experienced
                                         in the mortgage lending industry in
                                         general and you could suffer a loss.

Timing and Rate of Prepayments May       The yield to maturity experienced by a
Result in Lower Yield.................   holder of notes or certificates, as
                                         applicable, may be affected by the rate
                                         and timing of payments of principal of
                                         the mortgage loans, contracts, loans
                                         secured by mortgage loans or contracts
                                         or of the underlying loans relating to
                                         the private securities. The rate and
                                         timing of principal payments of the
                                         notes or certificates, as applicable,
                                         of a series will be affected by a
                                         number of factors, including the
                                         following:

                                         o    the extent of prepayments, which
                                              may be influenced by a variety of
                                              factors,

                                         o    the manner of allocating principal
                                              payments among the classes of
                                              notes or certificates, as
                                              applicable, of a series as
                                              specified in the related
                                              prospectus supplement, and

                                         o    the exercise of any right of
                                              optional termination.

                                         Prepayments may also result from
                                         repurchases of mortgage loans or
                                         underlying loans, as applicable, due to
                                         material breaches of the unaffiliated
                                         seller's or the depositor's
                                         representations or warranties.

                                         Interest payable on the notes or
                                         certificates, as applicable, of a
                                         series on a distribution date will
                                         include all interest accrued during the
                                         period specified in the related
                                         prospectus supplement. In the event
                                         interest accrues during the calendar
                                         month prior to a distribution date, the
                                         effective yield to holders will be
                                         reduced from the yield that would
                                         otherwise be obtainable if interest
                                         payable on the security were to accrue
                                         through the day immediately preceding
                                         each distribution date, and the
                                         effective yield at par to holders will
                                         be less than the indicated

                                         coupon rate.

Risks of Subordinated Securities......   To the extent specified in the
                                         applicable prospectus supplement,
                                         distributions of interest on and
                                         principal of one or more classes of
                                         notes or certificates, as applicable,
                                         of a series may be subordinated in
                                         priority of payment to interest and
                                         principal due on one or more other
                                         classes of notes or certificates, as
                                         applicable, of the related series. Any
                                         subordinated securities will be
                                         affected to a greater degree by any
                                         losses on the mortgage loans,
                                         contracts, loans secured by mortgage
                                         loans or contracts or of the underlying
                                         loans relating to the private
                                         securities.

Book-Entry Registration--Beneficial      Issuance of the notes or certificates,
Owners Not Recognized by Trust........   as applicable, in book-entry form may
                                         reduce the liquidity of these notes or
                                         certificates, as applicable, in the
                                         secondary trading market since
                                         investors may be unwilling to purchase
                                         notes or certificates, as applicable,
                                         for which they cannot obtain physical
                                         certificates. Since transactions in the
                                         notes or certificates, as applicable,
                                         can be effected only through The
                                         Depository Trust Company and any other
                                         entities set forth in the related
                                         prospectus supplement, your ability to
                                         pledge a security to persons or
                                         entities that do not participate in The
                                         Depository Trust Company or any other
                                         entities or otherwise to take actions
                                         in respect of the related notes or
                                         certificates, as applicable, may be
                                         limited due to lack of a physical
                                         certificate representing the notes or
                                         certificates, as applicable.

                                         You may experience some delay in the
                                         receipt of distributions of interest
                                         and principal on the notes or
                                         certificates, as applicable, since the
                                         distributions will be forwarded by the
                                         trustee to The Depository Trust Company
                                         and The Depository Trust Company will
                                         credit the distributions to the
                                         accounts of its participants which will
                                         then credit them to your account either
                                         directly or indirectly through indirect
                                         participants.

                                 THE TRUST FUND

          The Depositor may offer from time to time the ABS Mortgage and Manufactured Housing Contract Asset-Backed Certificates (the "Certificates") or the ABS Mortgage and Manufactured Housing Contract Asset-Backed Notes (the "Notes" and, together with the Certificates, the "Securities") offered by this prospectus and by the related prospectus supplements which may be sold from time to time in one or more series (each, a "Series") in amounts, at prices and on terms to be determined at the time of sale and to be set forth in the related prospectus supplement. Each Series of Notes or Certificates, as applicable, may include one or more separate classes (each, a "Class") of Notes and/or Certificates, which may be divided into one or more subclasses (each, a "Subclass"). The Certificates will be issued by a trust (the "Trust") to be formed by the Depositor with respect to a Series pursuant to either a Trust Agreement (each, a "Trust Agreement") to be entered into between the Depositor and the trustee specified in the related prospectus supplement (the "Trustee") or a Pooling and Servicing Agreement (each, a "Pooling and Servicing Agreement") among the Depositor, the Master Servicer and the Trustee. If a Series of Securities includes Notes, the Notes will be issued and secured pursuant to an Indenture (each, an "Indenture") to be entered into between any of (1) the Trust or (2) a partnership, corporation, limited liability company or other entity formed by the Depositor solely for the purpose of issuing Notes of a related Series and incidental matters, as issuer (the "Issuer"), and the indenture trustee specified in the related prospectus supplement (the "Indenture Trustee"). The related Trust Fund will be serviced by the Master Servicer pursuant to a Sale and Servicing Agreement (the "Sale and Servicing Agreement") among the Depositor, the Master Servicer and the Indenture Trustee. The Certificates represent interests in specified percentages of principal and interest (a "Percentage Interest") with respect to the related Mortgage Pool, Warehouse Loan Pool or Contract Pool, or have been assigned a Stated Principal Balance and an Interest Rate, as more fully set forth in this prospectus, and will evidence the undivided interest, beneficial interest or notional amount specified in the related prospectus supplement in one of a number of Trusts, each to be created by the Depositor from time to time. If a Series of Securities includes Notes, the Notes will represent indebtedness of the related Trust Fund. The trust property of each Trust (the "Trust Fund") will consist of the assets described below.

          Ownership of the Mortgage, Warehouse Loan or Contract Pool or Pools included in the Trust Fund for a Series of Certificates may consist of one or more Subclasses, as specified in the prospectus supplement for the Series. Each Certificate will evidence the undivided interest, beneficial interest or notional amount specified in the related prospectus supplement in one or more Mortgage Pools containing one or more Mortgage Loans or Mortgage Certificates, Warehouse Loan Pools or Contract Pools containing Contracts, having an aggregate principal balance of not less than approximately $50,000,000 as of the first day of the month of its creation (the "Cut-off Date"), unless otherwise specified in the applicable prospectus supplement. If so specified in the related prospectus supplement, each Class or Subclass of the Certificates of a Series will evidence the percentage interest specified in the prospectus supplement in the payments of principal of and interest on the Mortgage Loans or Mortgage Certificates in the related Mortgage Pool or Pools, Warehouse Loans in the related Warehouse Loan Pool or Pools or on the Contracts in the related Contract Pool or Pools (a "Percentage Interest"). To the extent specified in the related prospectus supplement, each Mortgage Pool, Warehouse Loan Pool or

Contract Pool with respect to a Series will be covered by one or more irrevocable letters of credit (a "Letter of Credit"), a policy of mortgage pool insurance (a "Pool Insurance Policy"), a bond or similar form of insurance coverage against particular losses in the event of the bankruptcy of a Mortgagor (a "Mortgagor Bankruptcy Bond"), an insurance policy (the "Special Hazard Insurance Policy") covering losses that result from other physical risks that are not otherwise insured against, including earthquakes and mudflows, by the subordination of the rights of the holders of the one or more subordinate Classes or Subclasses (the "Subordinate Notes" or the "Subordinate Certificates," and collectively, the "Subordinate Securities") to the rights of the holders of one or more senior Classes or Subclasses (the "Senior Notes" or the "Senior Certificates," and collectively, the "Senior Securities") to the extent specified in the related prospectus supplement (the "Subordinated Amount" which, if so specified in the related prospectus supplement, may include Subordinate Notes or Subordinate Certificates, as applicable, of one or more Class or Subclass (a "Subordinated Class" or "Subordinated Subclass," respectively) and the establishment of a reserve fund (a "Reserve Fund"), by the right of one or more Classes or Subclasses of Notes or Certificates, as applicable, to receive a disproportionate amount of particular distributions of principal, by an insurance policy (the "Security Guarantee Insurance") issued by one or more insurance companies or another form or forms of additional or alternative forms of credit support, including a guarantee or surety bond ("Alternative Credit Support") acceptable to the Rating Agency rating the Notes or Certificates, as applicable, of a Series or by any combination of the foregoing. See "Description of Insurance" and "Credit Support."

          The Mortgage Pools

          If so specified in the prospectus supplement with respect to a Series, the Trust Fund for each Series may include

1.        one or more pools ("Mortgage Pools") containing

          o conventional one-to four-family residential, first and/or second mortgage loans,

          o closed-end loans (the "Closed-End Loans") and/or revolving home equity loans or specific balances of those loans (the "Revolving Credit Line Loans" and, together with the Closed-End Loans, the "Home Equity Loans") secured by mortgages or deeds of trust on residential one-to-four family properties, including townhouses and individual units in condominiums and planned unit developments,

          o loans ("Cooperative Loans") made to finance the purchase of particular rights relating to cooperatively owned properties secured by the pledge of shares issued by a cooperative corporation (the "Cooperative") and the assignment of a proprietary lease or occupancy agreement providing the exclusive right to occupy a particular dwelling unit (a "Cooperative Dwelling" and, together with one- to four-family residential properties, "Single Family Property"),

          o mortgage loans secured by multifamily residential rental properties consisting of five or more dwelling units or apartment buildings owned by cooperative housing corporations ("Multifamily Property"); provided that no more than 5% of the principal balance of loans in a Mortgage Pool may consist of loans backed by Multifamily Property,

          o mortgage participation securities evidencing participation interests in loans that are acceptable to the nationally recognized statistical rating agency or agencies rating the related Series of Notes or Certificates, as applicable, (collectively, the "Rating Agency") in one of the four highest rating categories of each Rating Agency (all the loans described above and participation certificates being referred to collectively in this prospectus as the "Mortgage Loans"), acceptable to the nationally recognized Rating Agency rating the Notes or Certificates, as applicable, of the Series for a rating in one of the four highest rating categories of the Rating Agency; or

          o conventional mortgage pass-through certificates, collateralized mortgage bonds or other indebtedness secured by mortgage loans or manufactured housing contracts (the "Mortgage Certificates"), in each case together with specific and related property issued by one or more trusts established by one or more private entities,

2. one or more Contract Pools containing Contracts or participation Notes or Certificates, as applicable, representing participation interests in the Contracts purchased by the Depositor either directly or through one or more affiliates or Unaffiliated Sellers, and related property conveyed to the trust by the Depositor or

3. one or more Warehouse Loan Pools containing Warehouse Loans or participation Securities representing participation interests in the Warehouse Loans purchased by the Depositor either directly or through one or more affiliates or Unaffiliated Sellers, and related property conveyed to the trust by the Depositor or

          A Mortgage Pool may include Mortgage Loans insured by the FHA ("FHA Loans") and/or Mortgage Loans partially guaranteed by the Veterans Administration (the "VA", and mortgage loans are referred to in this prospectus as "VA Loans"). All Mortgage Loans will be evidenced by promissory notes or other evidence of indebtedness (the "Mortgage Notes") secured by first mortgages or first or second deeds of trust or other similar security instruments creating a first lien or second lien, as applicable, on the Mortgaged Properties. Single Family Property and Multifamily Property will consist of single family detached homes, attached homes, single family units having a common wall, individual units located in condominiums, townhouses, planned unit developments, multifamily residential rental properties, apartment buildings owned by cooperative housing corporations and the other types of homes or units as are set forth in the related prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, each detached or attached home or multifamily property will be constructed on land owned in fee simple by the borrower (the "Mortgagor"). or on land leased by the Mortgagor for a term at least two years greater than the term of the applicable Mortgage Loan. Attached homes may consist of duplexes, triplexes and fourplexes, multifamily structures where each Mortgagor owns the land upon which the unit is built with the remaining adjacent land owned in common. Multifamily Property may include mixed commercial and residential buildings. The Mortgaged Properties may include investment properties and vacation and second homes. Mortgage Loans secured by Multifamily Property may also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the Mortgaged Properties to the extent specified in the related prospectus supplement.

          Unless otherwise specified below or in the applicable prospectus supplement, each Mortgage Loan in a Mortgage Pool will

o have an individual principal balance at origination of not less than $25,000 nor more than $500,000,

o    have monthly payments due on the first day of each month (the "Due Date"),

o be secured by Mortgaged Properties or relate to Cooperative Loans located in any of the 50 states or the District of Columbia, and

o consist of fully-amortizing Mortgage Loans, each with a 10 to 40 year term at origination, a fixed or variable rate of interest and level or variable monthly payments over the term of the Mortgage Loan.

          Unless otherwise specified in the related prospectus supplement, the Loan-to-Value Ratio of the Mortgage Loans at origination will not exceed the percentages set forth below.

o 95% on any Mortgage Loan with an original principal balance of $150,000 or less,

o 90% on any Mortgage Loan with an original principal balance of $150,001 through $200,000,

o 85% on any Mortgage Loan with an original principal balance of $200,001 through $300,000, and

o    80% on any Mortgage Loan with an original principal balance exceeding
     $300,000.

          If so specified in the related prospectus supplement, a Mortgage Pool may also include fully amortizing, adjustable rate Mortgage Loans ("ARM Loans") with, unless otherwise specified in the related prospectus supplement, 30-year terms at origination and mortgage interest rates adjusted periodically, with corresponding adjustments in the amount of monthly payments, to equal the sum, which may be rounded, of a fixed margin and an index described in the related prospectus supplement, subject to any applicable restrictions on adjustments. The Mortgage Pools may also include other types of Mortgage Loans to the extent set forth in the applicable prospectus supplement.

          Unless otherwise specified in the applicable prospectus supplement, no Mortgage Loan will have a Loan-to-Value Ratio at origination in excess of 95%, regardless of its original principal balance. Except as otherwise provided in the related prospectus supplement, the Loan-to-Value Ratio will be the ratio, expressed as a percentage, of the principal amount of the Mortgage Loan at the date of determination to the lesser of (1) the appraised value determined in an appraisal obtained by the originator and (2) the sales price for the property (the "Original Value"). Unless otherwise specified in the related prospectus supplement, with respect to a Mortgage Loan secured by a mortgage on a vacation or second home or an investment property, other than Multifamily Property, no income derived from the property will be considered for underwriting purposes, the Loan-to-Value Ratio, taking into account any secondary financing, may not exceed 80% and the original principal balance may not exceed $250,000.

          If so specified in the related prospectus supplement, a Mortgage Pool may contain Mortgage Loans with fluctuating interest rates (the "Mortgage Rates"). These Mortgage Loan may provide that on the day on which the Mortgage Rate adjusts, the amount of the monthly payments on the Mortgage Loan will be adjusted to provide for the payment of the remaining principal amount of the Mortgage Loan with level monthly payments of principal and interest at the new Mortgage Rate to the maturity date of the Mortgage Loan. Alternatively, the Mortgage Loan may provide that the Mortgage Rate adjusts more frequently than the monthly payment. As a result, a greater or lesser portion of the monthly payment will be applied to the payment of principal of the Mortgage Loan, thus increasing or decreasing the rate at which the Mortgage Loan is repaid. See "Maturity, Prepayment and Yield Considerations." In the event that an adjustment to the Mortgage Rate causes the amount of interest accrued in any month to exceed the amount of the monthly payment on the Mortgage Loan, the excess (the "Deferred Interest") will be added to the principal balance of the Mortgage Loan, unless otherwise paid by the Mortgagor, and will bear interest at the Mortgage Rate in effect from time to time. The amount by which the Mortgage Rate or monthly payment may increase or decrease and the aggregate amount of Deferred Interest on any Mortgage Loan may be subject to limitations, as described in the related prospectus supplement.

          If so specified in the prospectus supplement for the related Series, the Mortgage Rate on some of the ARM Loans will be convertible from an adjustable rate to a fixed rate at the option of the Mortgagor under some circumstances. Unless otherwise specified in the related prospectus supplement, the Agreement will provide that the Unaffiliated Seller from which convertible ARM Loans were acquired will be obligated to repurchase from the Trust Fund any ARM Loan as to which the conversion option has been exercised (a "Converted Mortgage Loan"), at a purchase price set forth in the related prospectus supplement. The amount of the purchase price will be required to be deposited in the Certificate Account and will be distributed to the Securityholders on the Distribution Date in the month following the month of the exercise of the conversion option. The obligation of the Unaffiliated Seller to repurchase Converted Mortgage Loans may or may not be supported by cash, letters of credit, third party guarantees or other similar arrangements.

          If provided for in the applicable prospectus supplement, a Mortgage Pool may contain Mortgage Loans pursuant to which the monthly payments made by the Mortgagor during the early years of the Mortgage Loan will be less than the scheduled monthly payments on the Mortgage Loan ("Buy-Down Loans"). The resulting difference in payment shall be compensated for from an amount contributed by the Depositor, the seller of the related Mortgaged Property, the Servicer or another source and placed in a custodial account (the "Buy-Down Fund") by the Servicer, or if so specified in the related prospectus supplement, with the Trustee. In lieu of a cash deposit, if so specified in the related prospectus supplement, a letter of credit or guaranteed investment contract may be delivered to the Trustee to fund the Buy-Down Fund. See "Description of the Securities--Payments on Mortgage Loans." Buy-Down Loans included in a Mortgage Pool will provide for a reduction in monthly interest payments by the Mortgagor for a period of up to the first four years of the term of the Mortgage Loans.

          If provided for in the applicable prospectus supplement, a Mortgage Pool may contain Mortgage Loans pursuant to which the monthly payments by the Mortgagor during the early years of the related Mortgage Note are less than the amount of interest that would otherwise be payable on the Mortgage Note, with the interest not so paid added to the outstanding principal balance of the Mortgage Loan ("GPM Loans"). If so specified in the related prospectus supplement, the resulting difference in payment shall be compensated for from an amount contributed by the Depositor or another source and delivered to the Trustee (the "GPM Fund"). In lieu of a cash deposit, the Depositor may deliver to the Trustee a letter of credit, guaranteed investment contract or another instrument acceptable to the Rating Agency rating the related Series to fund the GPM Fund.

          If provided for in the applicable prospectus supplement, a Mortgage Pool may contain Mortgage Loans which are Home Equity Loans pursuant to which the full principal amount of the Mortgage Loan is advanced at origination of the loan and generally is repayable in equal, or substantially equal, installments of an amount sufficient to fully amortize the loan at its stated maturity. Interest on each Home Equity Loan may be calculated on the basis of the outstanding principal balance of the loan multiplied by the Mortgage Rate on each Home Equity Loan and further multiplied by a fraction, the numerator of which is the number of days in the period elapsed since the preceding payment of interest was made and the denominator is the number of days in the annual period for which interest accrues on the loan. Under some circumstances, under a Home Equity Loan, a borrower may choose an interest only payment option and is obligated to pay only the amount of interest which accrues on the loan during the billing cycle. Generally, an interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

          FHA Loans will be insured by the Federal Housing Administration (the "FHA") as authorized under the National Housing Act, as amended, and the United States Housing Act of 1937, as amended. FHA loans will be insured under various FHA programs including the standard FHA 203-b programs to finance the acquisition of one- to four-family housing units, the FHA 245 graduated payment mortgage program and the FHA 221 and 223 programs to finance particular multifamily residential rental properties. FHA Loans generally require a minimum down payment of approximately 5% of the original principal amount of the FHA Loan. No FHA Loan may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of FHA Loan.

          VA Loans will be partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended (the "Servicemen's Readjustment Act"). The Servicemen's Readjustment Act permits a veteran, or in some instances the spouse of a veteran, to obtain a mortgage loan guarantee by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchasers and permits the guarantee of mortgage loans of up to 30 years' duration. However, no VA Loan will have an original principal amount greater than five times the partial VA guarantee for the VA Loan. The maximum guarantee that may be issued by VA under this program is

o 50% of the principal amount of the Mortgage Loan if the principal amount of the Mortgage Loan is $45,000 or less,

o the lesser of $36,000 and 40% of the principal amount of the Mortgage Loan if the principal amount of the Mortgage Loan is greater than $45,000 but less than or equal to $144,000,

o and the lesser of $46,000 and 25% of the principal amount of the Mortgage Loan if the principal amount of the Mortgage Loan is greater than $144,000.

          Unless otherwise specified in the related prospectus supplement, interest on each Revolving Credit Line Loan, excluding introduction rates offered from time to time during promotional periods, is computed and payable monthly on the average daily outstanding principal balance of the Loan. Principal amounts on a Revolving Credit Line Loan may be drawn down, up to a maximum amount as set forth in the related prospectus supplement, or repaid under each Revolving Credit Line Loan from time to time, but may be subject to a minimum periodic payment. To the extent and accordingly under the terms provided in the related prospectus supplement, the Trust Fund may include amounts borrowed under a Revolving Credit Line Loan after the Cut-off Date. The full amount of a Closed-End Loan is advanced at the inception of the Loan and generally is repayable in equal, or substantially equal, installments of an amount to fully amortize the Loan at its stated maturity. Except to the extent provided in the related prospectus supplement, the original terms to stated maturity of Closed-End Loans will not exceed 360 months. Under some circumstances, under either a Revolving Credit Line Loan or a Closed-End Loan, a borrower may choose an interest only payment option and is obligated to pay only the amount of interest which accrues on the Loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the Loan.

          The prospectus supplement, or, if information is not available in advance of the date of the related prospectus supplement, a Current Report on Form 8-K to be filed with the Commission, for each Series of Notes or Certificates, as applicable, the Trust Fund with respect to which contains Mortgage Loans will contain information as to the type of Mortgage Loans that will comprise the related Mortgage Pool or Pools and information as to

o the aggregate principal balance of the Mortgage Loans as of the applicable Cut-off Date,

o    the type of Mortgaged Properties securing the Mortgage Loans,

o    the original terms to maturity of the Mortgage Loans,

o    the largest in principal balance of the Mortgage Loans,

o    the earliest origination date and latest maturity date of the Mortgage
     Loans,

o the aggregate principal balance of Mortgage Loans having Loan-to-Value Ratios at origination exceeding 80%,

o    the interest rate or range of interest rates borne by the Mortgage Loans,

o    the average outstanding principal balance of the Mortgage Loans,

o    the geographical distribution of the Mortgage Loans,

o the number and aggregate principal balance of Buy-Down Loans or GPM Loans, if applicable,

o with respect to ARM Loans, the adjustment dates, the highest, lowest and weighted average margin, and the maximum Mortgage Rate variation at the time of any periodic adjustment and over the life of ARM Loans, and

o with respect to Mortgage Loans secured by Multifamily Property or the other Mortgage Loans as are specified in the prospectus supplement, whether the Mortgage Loan provides for an interest only period and whether the principal amount of the Mortgage Loan is amortized on the basis of a period of time that extends beyond the maturity date of the Mortgage Loan.

          No assurance can be given that values of the Mortgaged Properties in a Mortgage Pool have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. If the real estate market should experience an overall decline in property values causing the outstanding balances of the Mortgage Loans and any secondary financing on the Mortgaged Properties in a particular Mortgage Pool to become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, the value of property securing Cooperative Loans and the delinquency rate with respect to Cooperative Loans could be adversely affected if the current favorable tax treatment of cooperative stockholders were to become less favorable. See "Certain Legal Aspects of the Mortgage Loans and Contracts--The Mortgage Loans." To the extent that any of these losses are not covered by the methods of credit support or the insurance policies described in this prospectus or by Alternative Credit Support, they will be borne by holders of the Notes or Certificates, as applicable, of the Series evidencing interests in, or secured by, the Mortgage Pool.

          Multifamily lending is generally viewed as exposing the lender to a greater risk of loss than one- to four-family residential lending. Multifamily lending typically involves larger loans to single borrowers or groups of related borrowers than residential one- to four-family mortgage loans. Furthermore, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project. If the cash flow from the project is reduced, for example, if leases are not obtained or renewed, the borrower's ability to repay the loan may be impaired. Multifamily real estate can be affected significantly by supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender, including rent control laws, which impact the future cash flow of the property. Corresponding to the greater lending risk is a generally higher interest rate applicable to multifamily mortgage loans.

          The Depositor will cause the Mortgage Loans constituting each Mortgage Pool to be assigned to the Trustee named in the applicable prospectus supplement, for the benefit of the holders of the Certificates of the related Series (the "Certificateholders") and, if a Series of Securities includes Notes, the Depositor will cause the Mortgage Loans constituting the Mortgage Pool to be pledged to the Indenture Trustee, for the benefit of the holders of the Notes of the related Series (the "Noteholders" and, together with the Certificateholders, the "Securityholders"). The Master Servicer, if any, named in the related prospectus supplement will service the Mortgage Loans, either by itself or through other mortgage servicing institutions, if any (each, a "Servicer"), pursuant to a Pooling and Servicing Agreement or a Sale and Servicing Agreement, as described in this prospectus, and will receive a fee as compensation. See "--Mortgage Loan Program" and "Description of the Securities." As used in this prospectus,

"Agreement" means, with respect to a Series that only includes Certificates, the Pooling and Servicing Agreement, and with respect to a Series that includes Notes, the Indenture, the Trust Agreement and the Sale and Servicing Agreement, as the context requires. Unless otherwise specified in the applicable prospectus supplement, with respect to those Mortgage Loans serviced by a Servicer, the Servicer will be required to service the related Mortgage Loans in accordance with the Pooling and Servicing Agreement, Sale and Servicing Agreement or Seller's Warranty and Servicing Agreement between the Servicer and the Depositor (each, a "Servicing Agreement"), as applicable, and will receive as compensation, the fee specified in the related Servicing Agreement; however, any Master Servicer will remain liable for its servicing obligations under the applicable Agreement as if the Master Servicer alone were servicing the Mortgage Loans.

          The Depositor will make representations and warranties regarding the Mortgage Loans, but its assignment of the Mortgage Loans to the Trustee will be without recourse. See "Description of the Securities--Assignment of Mortgage Loans." The Master Servicer's obligations with respect to the Mortgage Loans will consist principally of its contractual servicing obligations under the Servicing Agreement, including its obligation to enforce particular types of purchase and other obligations of Servicers and/or Unaffiliated Sellers, as more fully described in this prospectus under "--Mortgage Loan Program" and "--Representations by Unaffiliated Sellers; Repurchases" and "Description of the Securities--Assignment of Mortgage Loans" and "--Servicing by Unaffiliated Sellers", and its obligations to make Advances in the event of delinquencies in payments on or with respect to the Mortgage Loans or in connection with prepayments and liquidations of the Mortgage Loans, in amounts described in this prospectus under "Description of the Securities--Advances." Unless otherwise specified in the related prospectus supplement, Advances with respect to delinquencies will be limited to amounts that the Master Servicer believes ultimately would be reimbursable under any applicable Letter of Credit, Pool Insurance Policy, Special Hazard Insurance Policy, Mortgagor Bankruptcy Bond or other policy of insurance, from amounts in the Reserve Fund, under any Alternative Credit Support or out of the proceeds of liquidation of the Mortgage Loans, cash in the Certificate Account or otherwise. See "Description of the Securities--Advances," "Credit Support" and "Description of Insurance."

          Mortgage Loan Program

          The Mortgage Loans will have been purchased by the Depositor either directly or through affiliates or by the Trust formed by the Depositor, from one or more affiliates or from sellers unaffiliated with the Depositor ("Unaffiliated Sellers"). Mortgage Loans acquired by the Depositor will have been originated in accordance with the underwriting criteria specified below under "Underwriting Standards" or as otherwise described in a related prospectus supplement.

          Underwriting Standards

          Except in the case of particular Mortgage Loans originated by Unaffiliated Sellers in accordance with their own underwriting criteria ("Closed Loans") or other standards as may be described in the applicable prospectus supplement, all prospective Mortgage Loans will be subject to the underwriting standards adopted by the Depositor. See "--Closed Loan Program" below for a description of underwriting standards applicable to Closed Loans. Unaffiliated

Sellers will represent and warrant that Mortgage Loans originated by them and purchased by the Depositor have been originated in accordance with the applicable underwriting standards established by the Depositor or other standards as may be described in the applicable prospectus supplement. The following discussion describes the underwriting standards of the Depositor with respect to any Mortgage Loan that it purchases.

          The mortgage credit approval process for one- to four-family residential loans follows a standard procedure that generally complies with the regulations and guidelines of both the Federal Home Loan Mortgage Corporation ("FHLMC"), a corporate instrumentality of the United States created under Title III of the Emergency Home Finance Act of 1970, as amended, and the Federal National Mortgage Association ("FNMA"), a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act (12 U.S.C. 'SS' 1716 et seq.), except that some Mortgage Loans may have higher loan amount and qualifying ratios, as well as applicable federal and state laws and regulations. The credit approval process for Cooperative Loans follows a procedure that generally complies with applicable FNMA regulations and guidelines, except for the loan amounts and qualifying ratios, and applicable federal and state laws and regulations. The originator of a Mortgage Loan (the "Originator") generally will review a detailed credit application by the prospective mortgagor designed to provide pertinent credit information, including a current balance sheet describing assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report that summarizes the prospective mortgagor's credit history with local merchants and lenders and any record of bankruptcy. In addition, an employment verification is obtained from the prospective mortgagor's employer in which the employer reports the length of employment with that organization, the current salary, and gives an indication as to whether it is expected that the prospective mortgagor will continue the employment in the future. If the prospective mortgagor is self-employed, he or she is required to submit copies of signed tax returns. The prospective mortgagor may also be required to authorize verification of deposits at financial institutions. In some circumstances, other credit considerations may cause the Originator or Depositor not to require some of the above documents, statements or proofs in connection with the origination or purchase of particular Mortgage Loans.

          Unless otherwise specified in the applicable prospectus supplement, an appraisal generally will be required to be made on each residence to be financed. The appraisal generally will be made by an appraiser who meets FNMA requirements as an appraiser of one- to four-family residential properties. The appraiser is required to inspect the property and verify that it is in good condition and that, if new, construction has been completed. The appraisal generally will be based on the appraiser's judgment of value, giving appropriate weight to both the market value of comparable homes and the cost of replacing the residence. These underwriting standards also require a search of the public records relating to a mortgaged property for any liens and judgments.

          Based on the data provided, particular verifications and the appraisal, a determination is made by the Originator as to whether the prospective mortgagor has sufficient monthly income available to meet the prospective mortgagor's monthly obligations on the proposed loan and other expenses related to the residence, including property taxes, hazard and primary mortgage insurance and, if applicable, maintenance, and other financial obligations and monthly living expenses. Except as may be provided in the related prospectus supplement, each Originator's lending guidelines for conventional mortgage loans generally will specify that mortgage payments plus taxes and insurance and all monthly payments extending beyond one year, including those mentioned above and other fixed obligations, or car payments, would equal no more than specified percentages of the prospective mortgagor's gross income. These guidelines will be applied only to the payments to be made during the first year of the loan. For FHA and VA Loans, the Originator's lending guidelines will follow HUD and VA guidelines, respectively. Other credit considerations may cause an Originator to depart from these guidelines. For example, when two individuals co-sign the loan documents, the incomes and expenses of both individuals may be included in the computation.

          The Mortgaged Properties may be located in states where, in general, a lender providing credit on a single-family property may not seek a deficiency judgment against the Mortgagor but rather must look solely to the property for repayment in the event of foreclosure. The Depositor's underwriting standards applicable to all states, including anti-deficiency states, require that the value of the property being financed, as indicated by the appraisal, currently supports and is anticipated to support in the future the outstanding loan balance. Some of the types of Mortgage Loans that may be included in the Mortgage Pools or Trust Funds may involve additional uncertainties not present in traditional types of loans. For example, Buy-Down Loans and GPM Loans provide for escalating or variable payments by the Mortgagor. These types of Mortgage Loans are underwritten on the basis of a judgment that the Mortgagor will have the ability to make larger monthly payments in subsequent years. In some instances the Mortgagor's income may not be sufficient to enable it to continue to make scheduled loan payments as the payments increase.

          To the extent specified in the related prospectus supplement, the Depositor may purchase or cause the Trust to purchase Mortgage Loans for inclusion in a Trust Fund that are underwritten under standards and procedures which vary from and are less stringent than those described in this prospectus. For instance, Mortgage Loans may be underwritten under a "limited documentation" program if so specified in the related prospectus supplement. For limited documentation Mortgage Loans, minimal investigation into the borrowers' credit history and income profile is undertaken by the originator and the Mortgage Loans may be underwritten primarily on the basis of an appraisal of the Mortgaged Property or Cooperative Dwelling and the Loan-to-Value Ratio at origination. Thus, if the Loan-to-Value Ratio is less than a percentage specified in the related prospectus supplement, the originator may forego some aspects of the review relating to monthly income, and traditional ratios of monthly or total expenses to gross income may not be considered.

          The underwriting standards for Mortgage Loans secured by Multifamily Property will be described in the related prospectus supplement.

          Qualifications Of Unaffiliated Sellers

          Unless otherwise specified in the applicable prospectus supplement with respect to an Unaffiliated Seller of Closed Loans secured by residential properties, each Unaffiliated Seller must be an institution experienced in originating conventional mortgage loans and/or FHA Loans or VA Loans in accordance with accepted practices and prudent guidelines, and must maintain satisfactory facilities to originate those loans. In addition, except as otherwise specified, the Depositor requires adequate financial stability and adequate servicing experience, where appropriate, as well as satisfaction of other criteria.

          Representations By Unaffiliated Sellers; Repurchases

          Unless otherwise specified in the related prospectus supplement, each Unaffiliated Seller, or the Master Servicer, if the Unaffiliated Seller is also the Master Servicer under the Agreement, will have made representations and warranties in respect of the Mortgage Loans sold by the Unaffiliated Seller to the Depositor. These representations and warranties will generally include, among other things:

o with respect to each Mortgaged Property, that title insurance, or in the case of Mortgaged Properties located in areas where policies are generally not available, an attorney's certificate of title, and any required hazard and primary mortgage insurance was effective at the origination of each Mortgage Loan, and that each policy, or certificate of title, remained in effect on the date of purchase of the Mortgage Loan from the Unaffiliated Seller;

o that the Unaffiliated Seller had good and marketable title to each Mortgage Loan it sold;

o with respect to each Mortgaged Property, that each mortgage constituted a valid first lien on the Mortgaged Property, subject only to permissible title insurance exceptions;

o that there were no delinquent tax or assessment liens against the Mortgaged Property; and

o that each Mortgage Loan was current as to all required payments, unless otherwise specified in the related prospectus supplement.

          With respect to a Cooperative Loan, the Unaffiliated Seller will represent and warrant that (1) the security interest created by the cooperative security agreements constituted a valid first lien on the collateral securing the Cooperative Loan, subject to the right of the related Cooperative to cancel shares and terminate the proprietary lease for unpaid assessments and to the lien of the related Cooperative for unpaid assessments representing the Mortgagor's pro rata share of the Cooperative's payments for its mortgage, current and future real property taxes, maintenance charges and other assessments to which like collateral is commonly subject, and (2) the related cooperative apartment was free from damage and was in good repair.

          All of the representations and warranties of an Unaffiliated Seller in respect of a Mortgage Loan will have been made as of the date on which the related Unaffiliated Seller sold the Mortgage Loan to the Depositor or its affiliate. A substantial period of time may have elapsed between the date of sale and the date of initial issuance of the Series of Notes or Certificates, as applicable, evidencing an interest in, or secured by, the related Mortgage Loan. Since the representations and warranties of an Unaffiliated Seller do not address events that may occur following the sale of a Mortgage Loan by an Unaffiliated Seller, the repurchase obligation described below will not arise if, during the period commencing on the date of sale of a Mortgage Loan by the Unaffiliated Seller to or on behalf of the Depositor, the relevant event occurs that would have given rise to the obligation had the event occurred prior to sale of the affected Mortgage Loan. However, the Depositor will not include any Mortgage Loan in the Trust Fund for any Series of Notes or Certificates, as applicable, if anything has come to the

Depositor's attention that would cause it to believe that the representations and warranties of an Unaffiliated Seller will not be accurate and complete in all material respects in respect of the related Mortgage Loan as of the related Cut-off Date.

          The only representations and warranties to be made for the benefit of holders of Notes or Certificates, as applicable, of a Series in respect of any Mortgage Loan relating to the period commencing on the date of sale of the Mortgage Loan to the Depositor or its affiliates will be limited representations of the Depositor and of the Master Servicer described below under "Description of the Securities--Assignment of Mortgage Loans." If the Master Servicer is also an Unaffiliated Seller of Mortgage Loans with respect to a particular Series, the representations will be in addition to the representations and warranties made in its capacity as an Unaffiliated Seller.

          Upon the discovery of the breach of any representation or warranty made by an Unaffiliated Seller in respect of a Mortgage Loan that materially and adversely affects the interests of the Securityholders of the related Series, the related Unaffiliated Seller or the Servicer of the Mortgage Loan will be obligated to repurchase the Mortgage Loan at a purchase price equal to 100% of the unpaid principal balance of the Mortgage Loan at the date of repurchase or, in the case of a Series of Notes or Certificates, as applicable, as to which the Depositor has elected to treat the related Trust Fund as a REMIC, at that price or such other price as may be indicated in the related prospectus supplement, in each case together with accrued interest at the Mortgage Rate for the related Mortgage Loan to the first day of the month following the repurchase and the amount of any unreimbursed Advances made by the Master Servicer or the Servicer, as applicable, in respect of the Mortgage Loan. The Master Servicer will be required to enforce this obligation for the benefit of the Trustee and the Securityholders, following the practices it would employ in its good faith business judgment were it the owner of the Mortgage Loan. Unless otherwise specified in the applicable prospectus supplement, and subject to the ability of the Depositor, the Unaffiliated Seller or the Servicer to substitute for some of the Mortgage Loans as described below, this repurchase obligation constitutes the sole remedy available to the Securityholders of the related Series for a breach of representation or warranty by an Unaffiliated Seller.

          The obligation of the Master Servicer to purchase a Mortgage Loan if an Unaffiliated Seller or a Servicer defaults on its obligation to do so is subject to limitations, and no assurance can be given that Unaffiliated Sellers will carry out their respective repurchase obligations with respect to Mortgage Loans. However, to the extent that a breach of the representations and warranties of an Unaffiliated Seller may also constitute a breach of the representations and warranties made by the Depositor or by the Master Servicer with respect to the insurability of the Mortgage Loans, the Depositor may have a repurchase obligation, and the Master Servicer may have the limited purchase obligation, in each case as described below under "Description of the Securities--Assignment of Mortgage Loans."

          Closed Loan Program

          The Depositor may also acquire Closed Loans that have been originated by Unaffiliated Sellers in accordance with underwriting standards acceptable to the Depositor. Unless otherwise specified in the applicable prospectus supplement, Closed Loans for which 11 or fewer monthly payments have been received will be further subject to the Depositor's customary underwriting standards. Unless otherwise specified in the applicable prospectus supplement, Closed Loans for which 12 to 60 monthly payments have been received will be subject to a review of payment history and will conform to the Depositor's guidelines for the related mortgage program. In the event one or two payments were over 30 days delinquent, a letter explaining the delinquencies will be required of the Mortgagor. Unless otherwise specified in the applicable prospectus supplement, the Depositor will not purchase for inclusion in a Mortgage Pool a Closed Loan for which

          (1)  more than two monthly payments were over 30 days delinquent,

          (2)  one payment was over 60 days delinquent, or

          (3)  more than 60 monthly payments were received.

          Mortgage Certificates

          If so specified in the prospectus supplement with respect to a Series, the Trust Fund for the Series may include conventional mortgage pass-through certificates, collateralized mortgage bonds or other indebtedness secured by mortgage loans or manufactured housing contracts (the "Mortgage Certificates") issued by one or more trusts established by one or more private entities and evidencing, unless otherwise specified in the related prospectus supplement, the entire interest in a pool of mortgage loans. A description of the mortgage loans and/or manufactured housing contracts underlying the Mortgage Certificates, the related pooling and servicing arrangements and the insurance arrangements in respect of the mortgage loans will be set forth in the applicable prospectus supplement or in the Current Report on Form 8-K referred to below. That prospectus supplement, or, if the applicable information is not available in advance of the date of the prospectus supplement, a Current Report on Form 8-K to be filed by the Depositor with the Commission within 15 days of the issuance of the Notes or Certificates, as applicable, of the related Series, will also set forth information with respect to the entity or entities forming the related mortgage pool, the issuer of any credit support with respect to the Mortgage Certificates and the aggregate outstanding principal balance and the pass-through rate borne by each Mortgage Certificate included in the Trust Fund, together with some additional information with respect to the Mortgage Certificates. The inclusion of Mortgage Certificates in a Trust Fund with respect to a Series of Notes or Certificates, as applicable, is conditioned upon their characteristics being in form and substance satisfactory to the Rating Agency rating the related Series of Notes or Certificates, as applicable. Mortgage Certificates, together with the Mortgage Loans, Warehouse Loans and Contracts, are referred to in this prospectus as the "Trust Assets."

          The Contract Pools

          If so specified in the prospectus supplement with respect to a Series, the Trust Fund for the Series may include a pool of manufactured housing installment or conditional sales contracts and installment loan agreements (the "Contracts") or participation certificates representing participation interests in the Contracts and related property (the "Contract Pool") conveyed to the Trust by the Depositor, evidencing interests in manufactured housing installment or conditional sales contracts and installment loan agreements originated by a manufactured housing dealer in the ordinary course of business and purchased by the Depositor. The Contracts may be conventional manufactured housing contracts or contracts insured by the FHA or partially guaranteed by the VA. Each Contract will be secured by a new or used unit of manufactured housing (a "Manufactured Home"). Unless otherwise specified in the related prospectus supplement, the Contracts will be fully amortizing and will bear interest at the fixed annual percentage rates ("APRs") specified in the related prospectus supplement.

          The Manufactured Homes securing the Contracts consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that the term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter."

          The Depositor will cause the Contracts constituting each Contract Pool to be assigned and/or pledged to the related Trustee named in the related prospectus supplement for the benefit of the related Securityholders. The Master Servicer specified in the related prospectus supplement will service the Contracts, either by itself or through other Servicers, pursuant to the Agreement. See "Description of the Securities--Servicing by Unaffiliated Sellers." With respect to those Contracts serviced by the Master Servicer through a Servicer, the Master Servicer will remain liable for its servicing obligations under the Agreement as if the Master Servicer alone were servicing the Contracts. The Contract documents, if so specified in the related prospectus supplement, may be held for the benefit of the Trustee by a Custodian (the "Custodian") appointed pursuant to the related Pooling and Servicing Agreement or a Custodial Agreement (the "Custodial Agreement") among the Depositor, the Trustee and the Custodian.

          Unless otherwise specified in the related prospectus supplement, each registered holder of a Security will be entitled to receive periodic distributions, which will be monthly unless otherwise specified in the related prospectus supplement, of all or a portion of principal of the underlying Contracts or interest on the principal balance of the Security at the Interest Rate, or both. See "Description of the Securities--Payments on Contracts."

          Except as otherwise specified in the related prospectus supplement, the related prospectus supplement, or, if the information is not available in advance of the date of the related prospectus supplement, a Current Report on Form 8-K to be filed with the Commission, will specify, for the Contracts contained in the related Contract Pool, among other things:

o    the dates of origination of the Contracts;

o    the weighted average APR on the Contracts;

o    the range of outstanding principal balances as of the Cut-off Date;

o the average outstanding principal balance of the Contracts as of the Cut-off Date;

o    the weighted average term to maturity as of the Cut-off Date; and

o    the range of original maturities of the Contracts.

          With respect to the Contracts included in the Contract Pool, the Depositor, the Master Servicer or any other party specified in the related prospectus supplement, will make or cause to be made representations and warranties as to the types and geographical distribution of the Contracts and as to the accuracy in all material respects of information furnished to the Trustee in respect of each Contract. In addition, the Master Servicer or the Unaffiliated Seller of the Contracts will represent and warrant that, as of the Cut-off Date, unless otherwise specified in the related prospectus supplement, no Contract was more than 30 days delinquent as to payment of principal and interest. Upon a breach of any representation that materially and adversely affects the interest of the related Securityholders in a Contract, the Master Servicer, the Unaffiliated Seller or another party, as appropriate, will be obligated either to cure the breach in all material respects or to purchase the Contract or, if so specified in the related prospectus supplement, to substitute another Contract as described below. This repurchase or substitution obligation constitutes the sole remedy available to the Securityholders or the Trustee for a breach of a representation by the Master Servicer, the Unaffiliated Seller or another party.

          If so specified in the related prospectus supplement, in addition to making particular representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the Agreement, the Master Servicer will make other representations and warranties, except to the extent that another party specified in the prospectus supplement makes any representations, to the Trustee with respect to the enforceability of coverage under any applicable insurance policy or hazard insurance policy. See "Description of Insurance" for information regarding the extent of coverage under the insurance policies. Upon a breach of the insurability representation that materially and adversely affects the interests of the Securityholders in a Contract, the Master Servicer, the Unaffiliated Seller or any other party, as appropriate, will be obligated either to cure the breach in all material respects or, unless otherwise specified in the related prospectus supplement, to purchase the Contract at a price equal to the principal balance of the Contract as of the date of purchase plus accrued interest at the related Pass-Through Rate to the first day of the month following the month of purchase. The Master Servicer, if required by the Rating Agency rating the Notes or Certificates, as applicable, will procure a surety bond, guaranty, letter of credit or other instrument (the "Performance Bond") acceptable to the Rating Agency to support this purchase obligation. See "Credit Support--Performance Bond." The purchase obligation will constitute the sole remedy available to the Securityholders or the Trustee for a breach of the Master Servicer's or seller's insurability representation.

          If provided in the related prospectus supplement, if the Depositor discovers or receives notice of any breach of its representations and warranties relating to a Contract within two years or another period specified in the related prospectus supplement of the date of the initial issuance of the Notes or Certificates, as applicable, the Depositor may remove the Contract from the Trust Fund (each, a "Deleted Contract"), rather than repurchase the Contract as provided above, and substitute in its place another Contract (each, a "Substitute Contract"). Any Substitute Contract, on the date of substitution, will

o have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the Deleted Contract, the amount of any shortfall to be distributed to Securityholders in the month of substitution,

o have an APR not less than, and not more than 1% greater than, the APR of the Deleted Contract,

o have a remaining term to maturity not greater than, and not more than one year less than, that of the Deleted Contract, and

o comply with all the representations and warranties set forth in the Agreement as of the date of substitution.

This repurchase or substitution obligation constitutes the sole remedy available to the Securityholders or the Trustee for any breach.

          Underwriting Policies

          Conventional Contracts will comply with the underwriting policies of the Originator or Unaffiliated Seller of the Contracts described in the related prospectus supplement. Except as described below or in the related prospectus supplement, the Depositor believes that these policies were consistent with those utilized by mortgage lenders or manufactured home lenders generally during the period of origination.

          With respect to a Contract made in connection with the Obligor's purchase of a Manufactured Home, the "appraised value" is the amount determined by a professional appraiser. The appraiser must personally inspect the Manufactured Home and prepare a report which includes market data based on recent sales of comparable Manufactured Homes and, when deemed applicable, a replacement cost analysis based on the current cost of a similar Manufactured Home. Unless otherwise specified in the related prospectus supplement, the "Contract Loan-to-Value Ratio" will be equal to the original principal amount of the Contract divided by the lesser of the "appraised value" or the sales price for the Manufactured Home.

          The Financing Loan Pools

          If so specified in the prospectus supplement with respect to a Series, the Trust Fund for the Series may include a pool of loans made to finance the origination of Home Equity Loans or Contracts (the "Warehouse Loans") and secured by Home Equity Loans or Contracts or participation certificates representing participation interests in the Warehouse Loans and related property (the "Warehouse Loan Pool") conveyed to the Trust by the Depositor, evidencing interests in Warehouse Loans originated in the ordinary course of business and purchased by the Depositor. Unless otherwise specified in the related prospectus supplement, the Warehouse Loans will be fully amortizing and will bear interest at the interest rates specified in the related prospectus supplement.

          The Depositor will cause the Warehouse Loans constituting each Warehouse Loan Pool to be assigned and/or pledged to the related Trustee named in the related prospectus supplement for the benefit of the related Securityholders. The Master Servicer specified in the related prospectus supplement will service the Warehouse Loans, either by itself or through other Servicers, pursuant to the Agreement. See "Description of the Securities--Servicing by Unaffiliated Sellers." With respect to those Warehouse Loans serviced by the Master Servicer through a Servicer, the Master Servicer will remain liable for its servicing obligations under the Agreement as if the Master Servicer alone were servicing the Warehouse Loans. The Warehouse Loan documents, if so specified in the related prospectus supplement, may be held for the benefit of the Trustee by a Custodian appointed pursuant to the related Pooling and Servicing Agreement or a Custodial Agreement.

          Except as otherwise specified in the related prospectus supplement, the related prospectus supplement, or, if the information is not available in advance of the date of the related prospectus supplement, a Current Report on Form 8-K to be filed with the Commission, will specify, for the Warehouse Loans contained in the related Warehouse Loan Pool, among other things:

o    the dates of origination of the Warehouse Loans;

o    the weighted average APR on the Warehouse Loans;

o    the range of outstanding principal balances as of the Cut-off Date;

o the average outstanding principal balance of the Warehouse Loans as of the Cut-off Date;

o    the weighted average term to maturity as of the Cut-off Date; and

o    the range of original maturities of the Warehouse Loans.

          With respect to the Warehouse Loans included in the Warehouse Loan Pool, the Depositor, the Master Servicer or any other party specified in the related prospectus supplement, will make or cause to be made representations and warranties as to the types and geographical distribution of the Warehouse Loans and as to the accuracy in all material respects of information furnished to the Trustee in respect of each Warehouse Loan. In addition, the Master Servicer or the Unaffiliated Seller of the Warehouse Loans will represent and warrant that, as of the Cut-off Date, unless otherwise specified in the related prospectus supplement, no Warehouse Loan was more than 30 days delinquent as to payment of principal and interest. Upon a breach of any representation that materially and adversely affects the interest of the related Securityholders in a Warehouse Loan, the Master Servicer, the Unaffiliated Seller or another party, as appropriate, will be obligated either to cure the breach in all material respects or to purchase the Warehouse Loan or, if so specified in the related prospectus supplement, to substitute another Warehouse Loan. This repurchase or substitution obligation constitutes the sole remedy available to the Securityholders or the Trustee for a breach of a representation by the Master Servicer, the Unaffiliated Seller or another party.

          If provided in the related prospectus supplement, if the Depositor discovers or receives notice of any breach of its representations and warranties relating to a Warehouse Loan within two years or another period specified in the related prospectus supplement of the date of the initial issuance of the Notes or Certificates, as applicable, the Depositor may remove the Warehouse Loan from the Trust Fund (each, a "Deleted Warehouse Loan"), rather than repurchase the Warehouse Loan as provided above, and substitute in its place another Warehouse Loan (each, a "Substitute Warehouse Loan"). Any Substitute Warehouse Loan, on the date of substitution, will

o have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the Deleted Warehouse Loan, the amount of any shortfall to be distributed to Securityholders in the month of substitution,

o have an APR not less than, and not more than 1% greater than, the APR of the Deleted Warehouse Loan,

o have a remaining term to maturity not greater than, and not more than one year less than, that of the Deleted Warehouse Loan, and

o comply with all the representations and warranties set forth in the Agreement as of the date of substitution.

This repurchase or substitution obligation constitutes the sole remedy available to the Securityholders or the Trustee for any breach.

          Underwriting Policies

          Warehouse Loans will comply with the underwriting policies of the Originator or Unaffiliated Seller of the Warehouse Loans described in the related prospectus supplement. Except as described below or in the related prospectus supplement.

                                  THE DEPOSITOR

          Asset Backed Securities Corporation (the "Depositor") was incorporated in the State of Delaware on December 31, 1985, and is an indirect, wholly owned subsidiary of Credit Suisse First Boston, Inc. Credit Suisse First Boston LLC, which may act as an underwriter in offerings made by this prospectus, as described in "Plan of Distribution" below, is also a wholly owned subsidiary of Credit Suisse First Boston, Inc. The principal executive offices of the Depositor are located at Eleven Madison Avenue, New York, NY 10010. Its telephone number is (212) 325-2000.

          The Depositor was organized, among other things, for the purposes of establishing trusts, selling beneficial interests in those trusts and acquiring and selling mortgage assets to trusts. Neither the Depositor, its parent nor any of the Depositor's affiliates will ensure or guarantee distributions on the Notes or Certificates, as applicable, of any Series.

          Trust Assets will be acquired by the Depositor directly or through one or more affiliates.

                                 USE OF PROCEEDS

          Except as otherwise provided in the related prospectus supplement, the Depositor will apply all or substantially all of the net proceeds from the sale of each Series offered by this prospectus and by the related prospectus supplement to purchase the Trust Assets, to repay indebtedness which has been incurred to obtain funds to acquire the Trust Assets, to establish the Reserve Funds or Pre-Funding Accounts, if any, for the Series and to pay costs of structuring and issuing the Notes or Certificates, as applicable. If so specified in the related prospectus supplement, Notes or Certificates, as applicable, may be exchanged by the Depositor for Trust Assets. Unless otherwise specified in the related prospectus supplement, the Trust Assets for each Series of Notes or Certificates, as applicable, will be acquired by the Depositor either directly, or through one or more affiliates which will have acquired Trust Assets from time to time either in the open market or in privately negotiated transactions.

                  MATURITY, PREPAYMENT AND YIELD CONSIDERATIONS

          Unless otherwise specified in the related prospectus supplement, the scheduled maturities of all of the Mortgage Loans, or the mortgage loans underlying the Mortgage Certificates, at origination will not be less than approximately 10 years or exceed 40 years and all the Contracts will have maturities at origination of not more than 20 years, but the Mortgage Loans, or the underlying mortgage loans, or Contracts may be prepaid in full or in part at any time. Unless otherwise specified in the applicable prospectus supplement, no Mortgage Loan, or mortgage loan, or Contract will provide for a prepayment penalty and each will contain, except in the case of FHA and VA Loans, due-on-sale clauses permitting the mortgagee or obligee to accelerate maturity upon conveyance of the related Mortgaged Property, Cooperative Dwelling or Manufactured Home.

          The FHA has compiled statistics relating to one- to four-family, level payment mortgage loans insured by the FHA under the National Housing Act of 1934, as amended, at various interest rates, all of which permit assumption by the new buyer if the home is sold. The statistics indicate that while some mortgage loans remain outstanding until their scheduled maturities, a substantial number are paid prior to their respective stated maturities. The Actuarial Division of HUD has prepared tables which, assuming full mortgage prepayments at the rates experienced by FHA, set forth the percentages of the original number of FHA Loans in pools of level payment mortgage loans of varying maturities that will remain outstanding on each anniversary of the original date of the mortgage loans, assuming they all have the same origination date, ("FHA Experience"). Published information with respect to conventional residential mortgage loans indicates that the mortgage loans have historically been prepaid at higher rates than government-insured loans because, unlike government insured mortgage loans, conventional mortgage loans may contain due-on-sale clauses that allow the holder of the loans to demand payment in full of the remaining principal balance of the mortgage loans upon sales or particular transfers of the mortgaged property. There are no similar statistics with respect to the prepayment rates of cooperative loans or loans secured by multifamily properties.

          It is customary in the residential mortgage industry in quoting yields on a pool of (1) 30-year fixed-rate, level payment mortgages, to compute the yield as if the pool were a single loan that is amortized according to a 30-year schedule and is then prepaid in full at the end of the twelfth year and (2) 15-year fixed-rate, level payment mortgages, to compute the yield as if the pool were a single loan that is amortized according to a 15-year schedule and then is prepaid in full at the end of the seventh year.

          Prepayments on residential mortgage loans are also commonly measured relative to a prepayment standard or model. If so specified in the prospectus supplement relating to a Series of Notes or Certificates, as applicable, the model used in a prospectus supplement will be the Standard Prepayment Assumption ("SPA"). SPA represents an assumed rate of prepayment relative to the then outstanding principal balance of a pool of mortgages. A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the mortgages in the first month of the life of the mortgages and an additional 0.2% per annum in each subsequent month until the thirtieth month and in each subsequent month during the life of the mortgages, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

          Information regarding FHA Experience, other published information, SPA or any other rate of assumed prepayments, as applicable, will be set forth in the prospectus supplement with respect to a Series of Notes or Certificates, as applicable. There is, however, no assurance that prepayment of the Mortgage Loans underlying a Series of Notes or Certificates, as applicable, will conform to FHA Experience, mortgage industry custom, any level of SPA, or any other rate specified in the related prospectus supplement. A number of factors, including homeowner mobility, economic conditions, enforceability of due-on-sale clauses, mortgage market interest rates, mortgage recording taxes and the availability of mortgage funds, may affect prepayment experience on residential mortgage loans.

          The terms of the Servicing Agreement will require the Servicer or the Master Servicer to enforce any due-on-sale clause to the extent it has knowledge of the conveyance or the proposed conveyance of the underlying Mortgaged Property or Cooperative Dwelling; provided, however, that any enforcement action that would impair or threaten to impair any recovery under any related Insurance Policy will not be required or permitted. See "Description of the Securities--Enforcement of 'Due-On-Sale' Clauses; Realization Upon Defaulted Mortgage Loans" and "Certain Legal Aspects of the Mortgage Loans and Contracts--The Mortgage Loans for a description of particular provisions of each Agreement and related legal developments that may affect the prepayment experience on the Mortgage Loans.

          At the request of the Mortgagor, the Servicer may refinance the Mortgage Loans in any Mortgage Pool by accepting prepayments on the Mortgage Loans and making new loans secured by a mortgage on the same property. Upon any refinancing, the new loans will not be included in the Mortgage Pool and the related Servicer will be required to repurchase the affected Mortgage Loan. A Mortgagor may be legally entitled to require the Servicer to allow a refinancing. Any repurchase will have the same effect as a prepayment in full of the related Mortgage Loan.

          There are no uniform statistics compiled for prepayments of contracts relating to Manufactured Homes. Prepayments on the Contracts may be influenced by a variety of economic, geographic, social and other factors, including repossessions, aging, seasonality and interest rate fluctuations. Other factors affecting prepayment of mortgage loans or Contracts include changes in housing needs, job transfers, unemployment and servicing decisions. An investment in Notes or Certificates, as applicable, evidencing interests in, or secured by, Contracts may be affected by, among other things, a downturn in regional or local economic conditions. These regional or local economic conditions are often volatile, and historically have affected the delinquency, loan loss and repossession experience of the Contracts. To the extent that losses on the Contracts are not covered by the Subordinated Amount, if any, Letters of Credit, applicable Insurance Policies, if any, or by any Alternative Credit Support, holders of the Notes or Certificates, as applicable, of a Series evidencing interests in, or secured by, Contracts will bear all risk of loss resulting from default by Obligors and will have to look primarily to the value of the Manufactured Homes, which generally depreciate in value, for recovery of the outstanding principal of and unpaid interest on the defaulted Contracts. See "The Trust Fund--The Contract Pools."

          While most Contracts will contain "due-on-sale" provisions permitting the holder of the Contract to accelerate the maturity of the Contract upon conveyance by the borrower, to the extent provided in the related prospectus supplement, the Master Servicer may permit proposed assumptions of Contracts where the proposed buyer meets the underwriting standards described above. Any assumption would have the effect of extending the average life of the Contracts. FHA Mortgage Loans and Contracts and VA Mortgage Loans and Contracts are not permitted to contain "due-on-sale" clauses, and are freely assumable.

          Mortgage Loans made with respect to Multifamily Property may have provisions that prevent prepayment for a number of years and may provide for payments of interest only during a specific period followed by amortization of principal on the basis of a schedule extending beyond the maturity of the related Mortgage Loans. Prepayments of Mortgage Loans secured by Multifamily Property may be affected by these and other factors, including changes in interest rates and the relative tax benefits associated with ownership of Multifamily Property.

          If set forth in the applicable prospectus supplement, the Depositor or other specified entity will have the option to repurchase the Trust Assets included in the related Trust Fund under the conditions stated in the related prospectus supplement. For any Series of Notes or Certificates, as applicable, for which the Depositor has elected to treat the Trust Fund or particular assets of the Trust Fund as a REMIC pursuant to the provisions or the Code, any repurchase will be effected in compliance with the requirements of Section 860F(a)(4) of the Code so as to constitute a "qualified liquidation" under the Code. In addition, the Depositor will be obligated, under some circumstances, to repurchase some of the Trust Assets. The Master Servicer and Unaffiliated Sellers will also have repurchase obligations, as more fully described in this prospectus and in the related prospectus supplement. In addition, the mortgage loans underlying the Mortgage Certificates may be subject to repurchase under circumstances similar to those described above. Repurchases will have the same effect as prepayments in full. See "The Trust Fund--Mortgage Loan Program" and "--Representations by Unaffiliated Sellers; Repurchases," "Description of the Securities--Assignment of Mortgage Loans," "-- Assignment of Mortgage Certificates," "-- Assignment of Contracts" and "--Termination."

          If so specified in the related prospectus supplement, a Mortgage Pool may contain Mortgage Loans with fluctuating Mortgage Rates that adjust more frequently than the monthly payment with respect to the Mortgage Loans. As a result, the portion of each monthly payment allocated to principal may vary from month to month. Negative amortization with respect to a Mortgage Loan will occur if an adjustment to the Mortgage Rate causes the amount of interest accrued in any month, calculated at the new Mortgage Rate for the period, to exceed the amount of the monthly payment or if the allowable increase in any monthly payment is limited to an amount that is less than the amount of interest accrued in any month. The amount of any resulting Deferred Interest will be added to the principal balance of the Mortgage Loan and will bear interest at the Mortgage Rate in effect from time to time. To the extent that, as a result of the addition of any Deferred Interest, the Mortgage Loan negatively amortizes over its term, the weighted average life of the Notes or Certificates, as applicable, of the related Series will be greater than would otherwise be the case. As a result, the yield on any Mortgage Loan at any time may be less than the yields on similar adjustable rate mortgage loans, and the rate of prepayment may be lower or higher than would otherwise be anticipated.

          Generally, when a full prepayment is made on a Mortgage Loan, Warehouse Loan or Contract, the Mortgagor or the borrower under a Contract (the "Obligor"), is charged interest for the number of days actually elapsed from the due date of the preceding monthly payment up to the date of prepayment, at a daily interest rate determined by dividing the Mortgage Rate or APR by 365 or as otherwise specified in the related Mortgage Note. Full prepayments will reduce the amount of interest paid by the Mortgagor or the Obligor because interest on the principal amount of any Mortgage Loan, Warehouse Loan or Contract so prepaid will be paid only to the date of prepayment instead of for a full month; however, unless otherwise provided in the applicable prospectus supplement, the Master Servicer with respect to a Series will be required to advance from its own funds the portion of any interest at the related Mortgage Rate that is not so received. Partial prepayments generally are applied on the first day of the month following receipt, with no resulting reduction in interest payable for the period in which the partial prepayment is made. Unless otherwise specified in the related prospectus supplement, full and partial prepayments, together with interest on the full and partial prepayments at the Mortgage Rate or APR for the related Mortgage Loan, Warehouse Loan or Contract to the last day of the month in which the prepayments occur, will be deposited in the Certificate Account and will be available for distribution to Securityholders on the next succeeding Distribution Date in the manner specified in the related prospectus supplement.

          Generally, the effective yield to holders of Notes or Certificates, as applicable, having a monthly Distribution Date will be lower than the yield otherwise produced because, while interest will accrue on each Mortgage Loan, Warehouse Loan or Contract, or mortgage loan underlying a Mortgage Certificate, to the first day of the month, the distribution of interest to holders of Notes or Certificates, as applicable, will be made no earlier than the 25th day of the month following the month of the accrual, unless otherwise provided in the applicable prospectus supplement. The adverse effect on yield will intensify with any increase in the period of time by which the Distribution Date with respect to a Series of Notes or Certificates, as applicable, succeeds the 25th day. If so specified in the related prospectus supplement, one or more Classes or Subclasses of Certificates within a Series (the "Multi-Class Securities") may be assigned a principal balance (a "Stated Principal Balance" or a "Certificate Principal Balance") based on the cash flow from the Mortgage Loans, Mortgage Certificates, the Warehouse Loans, the Contracts and/or the other assets in the Trust Fund if specified in the related prospectus supplement and a stated annual interest rate, determined in the manner set forth in the related prospectus supplement, which may be fixed or variable (an "Interest Rate"). With respect to the Multi-Class Securities of a Series having other than monthly Distribution Dates, the yield to holders of the Certificates will also be adversely affected by any increase in the period of time from the date to which interest accrues on the Certificate to the Distribution Date on which interest is distributed.

          If so specified in the related prospectus supplement, one or more Classes or Subclasses of Notes and/or Certificates may receive unequal amounts of the distributions of principal of and interest on the Mortgage Loans, the Warehouse Loans, the Contracts and the Mortgage Certificates included in the related Trust Fund, as specified in the related prospectus supplement (any Class or Subclass receiving the higher proportion of principal distributions being referred to in this prospectus after as a "Principal Weighted Class" or "Principal Weighted Subclass," respectively, and any Class or Subclass receiving the higher proportion of interest distributions being referred to in this prospectus as an "Interest Weighted Class" or an "Interest Weighted Subclass," respectively). If so specified in the related prospectus supplement, the allocation of the principal and interest distributions may involve as much as 100% of each distribution of principal or interest being allocated to one or more Classes or Subclasses and 0% to another. If so specified in the related prospectus supplement, one or more Classes or Subclasses may receive disproportionate amounts of distributions of principal, which proportions may change over time subject to specific conditions. Payments may be applied to any one or more Classes or Subclasses on a sequential or pro rata basis, or otherwise, as specified in the related prospectus supplement.

          In the event that the Notes or Certificates, as applicable, of a Series are divided into two or more Classes or Subclasses and that a Class or Subclass is an Interest Weighted Class, in the event that a Series includes Classes or Subclasses of Certificates of a Series which evidence a residual interest in the related Trust Fund (the "Residual Certificates"), the prospectus supplement for the Series will indicate the manner in which the yield to Securityholders will be affected by different rates of prepayments on the Mortgage Loans, on the Warehouse Loans, on the Contracts or on the mortgage loans underlying the Mortgage Certificates. In general, the yield on Notes or Certificates, as applicable, that are offered at a premium to their principal or notional amount ("Premium Securities") is likely to be adversely affected by a higher than anticipated level of principal prepayments on the Mortgage Loans, on the Warehouse Loans, on the Contracts or on the mortgage loans underlying the Mortgage Certificates. This relationship will become more sensitive as the amount by which the Percentage Interest of the Class in each Interest Distribution is greater than the corresponding Percentage Interest of the Class in each Principal Distribution. If the differential is particularly wide, e.g., the Interest Distribution is allocated primarily or exclusively to one Class or Subclass and the Principal Distribution primarily or exclusively to another, and a high level of prepayments occurs, there is a possibility that Securityholders of Premium Securities will not only suffer a lower than anticipated yield but, in extreme cases, will fail to recoup fully their initial investment. Conversely, a lower than anticipated level of principal prepayments, which can be anticipated to increase the expected yield to holders of Notes or Certificates, as applicable, that are Premium Securities, will likely result in a lower than anticipated yield to holders of Notes or Certificates, as applicable, that are offered at a discount to their principal amount ("Discount Securities"). If so specified in the applicable prospectus supplement, a disproportionately large amount of principal prepayments or other recoveries of principal specified in the related prospectus supplement on a Mortgage Loan, Warehouse Loan or Contract that are received in advance of their scheduled Due Dates and are not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment (the "Principal Prepayments") may be distributed to the holders of the Senior Notes or Senior Certificates, as applicable, at the times and under the circumstances described in the prospectus supplement.

          In the event that the Notes or Certificates, as applicable, of a Series include one or more Classes or Subclasses of Multi-Class Securities, the prospectus supplement for the Series will set forth information, measured relative to a prepayment standard or model specified in the prospectus supplement, with respect to the projected weighted average life of each the Class or Subclass and the percentage of the initial Stated Principal Balance of each Subclass that would be outstanding on special Distribution Dates for the related Series based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the Mortgage Loans, Warehouse Loans or Contracts or on the mortgage loans underlying the Mortgage Certificates in the related Trust Fund are made at rates corresponding to the various percentages of the prepayment standard or model.

                          DESCRIPTION OF THE SECURITIES

          Each Series of Notes or Certificates, as applicable, will be issued pursuant to either:

          (1)  an agreement consisting of either,

               (a)  a Pooling and Servicing Agreement, or

               (b) a Reference Agreement (the "Reference Agreement") and the Standard Terms and Provisions of Pooling and Servicing Agreement (the "Standard Terms"), (either the Standard Terms together with the Reference Agreement or the Pooling and Servicing Agreement referred to in this prospectus as the "Pooling and Servicing Agreement") among the Depositor, the Master Servicer, if any, and the Trustee, or

          (2) if a Series of Securities includes Notes, a Trust Agreement or an Indenture.

Forms of the Pooling and Servicing Agreement and the Trust Agreement have been filed as exhibits to the Registration Statement of which this prospectus is a part. If a Series of Securities includes Notes, the Notes will be issued and secured pursuant to an Indenture to be entered into between the related Issuer and the Indenture Trustee, and the related Trust Fund will be serviced by the Master Servicer pursuant to a Sale and Servicing Agreement. Forms of the Indenture and the Sale and Servicing Agreement have been filed as exhibits to the Registration Statement of which this prospectus is a part. In addition, a Series of Notes or Certificates, as applicable, may include a Warranty and Servicing Agreement between the Master Servicer and the Servicer (the "Warranty and Servicing Agreement"). As used in this prospectus, "Agreement" means, with respect to a Series that only includes Certificates, the Pooling and Servicing Agreement and, if applicable, the Warranty and Servicing Agreement, and with respect to a Series that includes Notes, the Indenture, the Trust Agreement and the Sale and Servicing Agreement and, if applicable, the Warranty and Servicing Agreement, as the context requires.

          The following summaries describe provisions common to each Agreement. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for the applicable Series and the related prospectus supplement. Wherever defined terms of the Agreement are referred to, the defined terms are incorporated in this prospectus by reference.

          Unless otherwise specified in the prospectus supplement with respect to a Series, each Note or Certificate, as applicable, offered by the prospectus supplement and by means of the related prospectus supplement will be issued in fully registered form. Notes or Certificates, as applicable, will represent the undivided interest or beneficial interest attributable to a Class or Subclass in, and Notes will be secured by, the Trust Fund. The Trust Fund with respect to a Series will consist of:

o the Mortgage Loans, Warehouse Loans, Contracts and Mortgage Certificates and distributions on the Mortgage Loans, Warehouse Loans, Contracts and Mortgage Certificates as from time to time are subject to the applicable Agreement;

o the assets as from time to time are identified as deposited in the Certificate Account referred to below;

o property acquired by foreclosure of Mortgage Loans or deed in lieu of foreclosure, or Manufactured Homes acquired by repossession;

o    the Letter of Credit, if any, with respect to the related Series;

o the Pool Insurance Policy, if any, with respect to the related Series (described below under "Description of Insurance");

o the Special Hazard Insurance Policy, if any, with respect to the related Series (described below under "Description of Insurance");

o the Mortgagor Bankruptcy Bond and proceeds of the Mortgagor Bankruptcy Bond, if any, with respect to the related Series (as described below under "Description of Insurance");

o the Performance Bond and proceeds of the Performance Bond, if any, with respect to the related Series;

o the Primary Mortgage Insurance Policies, if any, with respect to the related Series (as described below under "Description of Insurance");

o    the Security Guarantee Insurance, if any, with respect to the related
     Series;

o the Depositor's rights under the Servicing Agreement with respect to the Mortgage Loans, Warehouse Loans or Contracts, if any, with respect to the related Series; and

o the GPM and Buy-Down Funds, if any, with respect to the related Series; or, in lieu of some or all of the foregoing, the Alternative Credit Support described in the applicable prospectus supplement.

          Upon the original issuance of a Series of Notes or Certificates, as applicable, Certificates representing the minimum undivided interest or beneficial ownership interest in the related Trust Fund or the minimum notional amount allocable to each Class will evidence the undivided interest, beneficial ownership interest or percentage ownership interest specified in the related prospectus supplement.

          If so specified in the related prospectus supplement, one or more Servicers or the Depositor may directly perform some or all of the duties of a Master Servicer with respect to a Series.

          If so specified in the prospectus supplement for a Series with respect to which the Depositor has elected to treat the Trust Fund as a REMIC under the Code, ownership of the Trust Fund for a Series may be evidenced by Multi-Class Certificates and/or Notes and Residual Certificates. Distributions of principal and interest with respect to Multi-Class Securities may be made on a sequential or concurrent basis, as specified in the related prospectus supplement. If so specified in the related prospectus supplement, one or more Classes or Subclasses may be Compound Interest Securities.

          The Residual Certificates, if any, included in a Series will be designated by the Depositor as the "residual interest" in the related REMIC for purposes of Section 860G(a)(2) of the Code, and will represent the right to receive distributions as specified in the prospectus supplement for the Series. All other Classes of Notes or Certificates, as applicable, of the Series will constitute "regular interests" in the related REMIC. If so specified in the related prospectus supplement, the Residual Certificates may be offered by this prospectus and by means of the related prospectus supplement. See "Material Federal Income Tax Considerations."

          If so specified in the prospectus supplement for a Series which includes Multi-Class Securities, each Trust Asset in the related Trust Fund will be assigned an initial "Asset Value." Unless otherwise specified in the related prospectus supplement, the Asset Value of each Trust Asset in the related Trust Fund will be the Stated Principal Balance of each Class or Classes of Notes or Certificates, as applicable, of the Series that, based upon specific assumptions, can be supported by distributions on the Trust Assets allocable to a Class or Subclass, together with reinvestment income on the Trust Assets, to the extent specified in the related prospectus supplement, and amounts available to be withdrawn from any Buy-Down, GPM Fund or Reserve Fund for the Series. The method of determining the Asset Value of the Trust Assets in the Trust Fund for a Series that includes Multi-Class Securities will be specified in the related prospectus supplement.

          If so specified in the prospectus supplement with respect to a Series, ownership of the Trust Fund for a Series may be evidenced by one or more Classes or Subclasses of Certificates that are Senior Certificates and one or more Classes or Subclasses of Certificates that are Subordinated Certificates, each representing the undivided interests in the Trust Fund specified in the related prospectus supplement. If so specified in the related prospectus supplement, one or more Classes or Subclasses or Subordinated Notes or Subordinated Certificates, as applicable, of a Series may be subordinated to the right of the holders of Notes or Certificates, as applicable, of one or more Classes or Subclasses within a Series to receive distributions with respect to the Mortgage Loans, Warehouse Loans, Mortgage Certificates or Contracts in the related Trust Fund, in the manner and to the extent specified in the related prospectus supplement. If so specified in the related prospectus supplement, the holders of each Subclass of Senior Notes or Senior Certificates, as applicable, will be entitled to the Percentage Interests in the principal and/or interest payments on the underlying Mortgage Loans, Warehouse Loans or Contracts specified in the related prospectus supplement. If so specified in the related prospectus supplement, the Subordinated Notes or Subordinated Certificates, as applicable, of a Series will evidence the right to receive distributions with respect to a specific pool of Mortgage Loans, Warehouse Loans, Mortgage Certificates or Contracts, which right will be subordinated to the right of the holders of the Senior Notes or Senior Certificates, as applicable, of the Series to receive distributions with respect to a specific pool of Mortgage Loans, Warehouse Loans, Mortgage Certificates or Contracts, as more fully set forth in the related prospectus supplement. If so specified in the related prospectus supplement, the holders of the Senior Notes or Senior Certificates, as applicable, may have the right to receive a greater than pro rata percentage of Principal Prepayments in the manner and under the circumstances described in the prospectus supplement. If so specified in the related prospectus supplement, if a Series of Securities includes Notes, one more Classes or Subclasses of Notes may be subordinated to another Class or Subclasses of Notes in the manner and under the circumstances described in the prospectus supplement.

          If so specified in the related prospectus supplement, the Depositor may sell some Classes or Subclasses of the Notes or Certificates, as applicable, of a Series, including one or more Classes or Subclasses of Subordinated or Residual Certificates, in privately negotiated transactions exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"). These Notes or Certificates, as applicable, will be transferable only pursuant to an effective registration statement or an applicable exemption under the Securities Act and pursuant to any applicable state law. Alternatively, if so specified in the related prospectus supplement, the Depositor may offer one or more Classes or Subclasses of the Subordinated or Residual Certificates of a Series by means of this prospectus and the related prospectus supplement.

          The Notes or Certificates, as applicable, of a Series offered by this prospectus and by means of the related prospectus supplements will be transferable and exchangeable at the office or agency maintained by the Trustee for the purpose set forth in the related prospectus supplement, unless the related prospectus supplement provides otherwise. No service charge will be made for any transfer or exchange of Notes or Certificates, as applicable, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge in connection with a transfer or exchange.

          Distributions Of Principal And Interest

          Beginning on the date specified in the related prospectus supplement, distributions of principal of and interest on the Notes or Certificates, as applicable, of a Series will be made by the Master Servicer or Trustee, if so specified in the prospectus supplement, on each Distribution Date to persons in whose name the Notes or Certificates, as applicable, are registered at the close of business on the day specified in the related prospectus supplement (the "Record Date"). The "Distribution Date" will be the day specified in the prospectus supplement with respect to each Class or Subclass of Notes or Certificates, as applicable, of a Series, or if the day specified is not a business day, the next succeeding business day. Distributions of interest will be made periodically at the intervals, in the manner and at the per annum rate specified in the related prospectus supplement, which rate may be fixed or variable. Interest on the Notes or Certificates, as applicable, will be calculated on the basis of a 360-day year consisting of twelve 30-day months, unless otherwise specified in the related prospectus supplement. Distributions of principal of the Notes or Certificates, as applicable, will be made in the priority and manner and in the amounts specified in the related prospectus supplement.

          If so specified in the prospectus supplement with respect to a Series of Notes or Certificates, as applicable, distributions of interest and principal to a Certificateholder will be equal to the product of the undivided interest evidenced by a Certificate and the payments of principal and interest, adjusted as set forth in the prospectus supplement, on or with respect to the Mortgage Loans, Warehouse Loans or Contracts, including any Advances, or the Mortgage Certificates included in the Trust Fund with respect to a Series.

          If so specified in the related prospectus supplement, distributions on a Class or Subclass of Notes or Certificates, as applicable, of a Series may be based on the Percentage Interest evidenced by a Note or a Certificate, as applicable, of a Class or Subclass in the distributions, including any Advances, of principal (the "Principal Distribution") and interest, adjusted as set forth in the prospectus supplement, (the "Interest Distribution") on or with respect to the Mortgage Loans, Warehouse Loans, the Contracts or the Mortgage Certificates in the related Trust Fund. Unless otherwise specified in the related prospectus supplement, on each Distribution Date, the Trustee will distribute to each holder of a Note or Certificate, as applicable, of a Class or Subclass an amount equal to the product of the Percentage Interest evidenced by the Note or Certificate, as applicable, and the interest of a Class or Subclass in the Principal Distribution and the Interest Distribution. A Note or Certificate, as applicable, of a Class or Subclass may represent a right to receive a percentage of both the Principal Distribution and the Interest Distribution or a percentage of either the Principal Distribution or the Interest Distribution, as specified in the related prospectus supplement.

          If so specified in the related prospectus supplement, the holders of the Senior Notes or Senior Certificates, as applicable, may have the right to receive a percentage of Principal Prepayments that is greater than the percentage of regularly scheduled payments of principal the holder is entitled to receive. The percentages may vary from time to time, subject to the terms and conditions specified in the prospectus supplement.

          Unless otherwise specified in the prospectus supplement relating to a Series of Notes or Certificates, as applicable, that includes Multi-Class Securities, distributions of interest on each Class or Subclass will be made on the Distribution Dates, and at the Interest Rates, specified in the related prospectus supplement. Unless otherwise specified in the prospectus supplement relating to a Series of Notes or Certificates, as applicable, distributions of interest on each Class or Subclass of Compound Interest Securities of the Series will be made on each Distribution Date after the Stated Principal Balance of all Certificates and/or Notes of the Series having a Final Scheduled Distribution Date prior to that of a Class or Subclass of Compound Interest Securities has been reduced to zero. Prior to that time, interest on each Class or Subclass of Compound Interest Securities will be added to the Stated Principal Balance of each Class or Subclass on each Distribution Date for the Series.

          Unless otherwise specified in the prospectus supplement relating to a Series of Notes or Certificates, as applicable, that includes Multi-Class Securities, distributions in reduction of the Stated Principal Balance of the Notes or Certificates, as applicable, will be made as described in this prospectus. Distributions in reduction of the Stated Principal Balance of the Notes or Certificates, as applicable, will be made on each Distribution Date for the Series to the holders of the Notes or Certificates, as applicable, of the Class or Subclass then entitled to receive distributions until the aggregate amount of distributions have reduced the Stated Principal Balance of the Notes or Certificates, as applicable, to zero. Allocation of distributions in reduction of Stated Principal Balance will be made to each Class or Subclass of the Notes or Certificates, as applicable, in the order specified in the related prospectus supplement, which, if so specified in the related prospectus supplement, may be concurrently. Unless otherwise specified in the related prospectus supplement, distributions in reduction of the Stated Principal Balance of each Note or Certificate, as applicable, of a Class or Subclass then entitled to receive distributions will be made pro rata among the Notes or Certificates, as applicable, of the Class or Subclass.

          Unless otherwise specified in the prospectus supplement relating to a Series of Notes or Certificates, as applicable, that includes Multi-Class Securities, the maximum amount which will be distributed in reduction of Stated Principal Balance to holders of Notes or Certificates, as applicable, of a Class or Subclass then entitled to distribution on any Distribution Date will equal, to the extent funds are available in the Certificate Account, the sum of

1. the amount of the interest, if any, that has accrued but is not yet payable on the Compound Interest Securities of a Series since the prior Distribution Date, or since the date specified in the related prospectus supplement in the case of the first Distribution Date, (the "Accrual Distribution Amount");

2.        the Stated Principal Distribution Amount; and

3. to the extent specified in the related prospectus supplement, the applicable percentage of the Excess Cash Flow specified in the related prospectus supplement.

          Unless otherwise specified in the prospectus supplement relating to a Series of Notes or Certificates, as applicable, that includes Multi-Class Securities, the "Stated Principal Distribution Amount" with respect to a Distribution Date will equal the sum of the Accrual Distribution Amount, if any, and the amount, if any, by which the then outstanding Stated Principal Balance of the Multi-Class Securities of a Series, before taking into account the amount of interest accrued on any Class of Compound Interest Securities of the Series to be added to the Stated Principal Balance of the Class on each Distribution Date, exceeds the Asset Value of the Trust Assets in the Trust Fund underlying the Series as of the end of a period (a "Due Period") specified in the related prospectus supplement. For purposes of determining the Stated Principal Distribution Amount with respect to a Distribution Date, the Asset Value of the Trust Assets will be reduced to take into account the interest evidenced by Classes or Subclasses of Notes or Certificates, as applicable, in the principal distributions on or with respect of Trust Assets received by the Trustee during the preceding Due Period.

          Unless otherwise specified in the prospectus supplement relating to a Series of Notes or Certificates, as applicable, that includes Multi-Class Securities, Excess Cash Flow represents the excess of

1. the interest evidenced by Multi-Class Securities in the distributions received on the Mortgage Loans, Warehouse Loans or Contracts underlying a Series in the Due Period preceding a Distribution Date for the Series, and, in the case of the first Due Period, the amount deposited in the Certificate Account on the closing day for the sale of the Notes or Certificates, as applicable, together with income from its reinvestment, and, to the extent specified in the related prospectus supplement, the amount of cash withdrawn from any Reserve, GPM or Buy-Down Fund for the Series in the Due Period preceding the Distribution Date, over

2. the sum of all interest accrued, whether or not then distributable, on the Multi-Class Securities since the preceding Distribution Date, or since the date specified in the related prospectus supplement in the case of the first Distribution Date, the Stated Principal Distribution Amount for the then current Distribution Date and, if applicable, any payments made on any Notes or Certificates, as applicable, of a Class or Subclass pursuant to any special distributions in reduction of Stated Principal Balance during the related Due Period.

          The Stated Principal Balance of a Multi-Class Certificate of a Series at any time represents the maximum specified dollar amount, exclusive of interest at the related Interest Rate, to which the holder is entitled from the cash flow on the Trust Assets in the Trust Fund for the Series, and will decline to the extent distributions in reduction of Stated Principal Balance are received by the holder. The Initial Stated Principal Balance of each Class or Subclass within a Series that has been assigned a Stated Principal Balance will be specified in the related prospectus supplement.

          Distributions, other than the final distribution in retirement of the Notes or Certificates, as applicable, will be made by check mailed to the address of the person entitled to the distribution as it appears on the registers maintained for holders of Notes (the "Note Register") or holders of Certificates (the "Certificate Register"), as applicable, except that, with respect to any holder of a Note or Certificate, as applicable, meeting the requirements specified in the applicable prospectus supplement, except as otherwise provided in the related prospectus supplement, distributions shall be made by wire transfer in immediately available funds, provided that the Trustee shall have been furnished with appropriate wiring instructions not less than two Business Days prior to the related Distribution Date. The final distribution in retirement of Notes or Certificates, as applicable, will be made only upon presentation and surrender of the Notes or Certificates, as applicable, at the office or agency designated by the Master Servicer, as specified in the final distribution notice to Securityholders.

          If specified in the related prospectus supplement, the Trust may issue notes or certificates from time to time and use the proceeds of this issuance to make principal payments with respect to a Series.

          Assignment Of Mortgage Certificates

          Pursuant to the applicable Agreement for a Series of Notes or Certificates, as applicable, that includes Mortgage Certificates in the related Trust Fund, the Depositor will cause the Mortgage Certificates to be transferred to the Trustee together with all principal and interest distributed on the Mortgage Certificates after the Cut-off Date. Each Mortgage Certificate included in a Trust Fund will be identified in a schedule appearing as an exhibit to the applicable Agreement. The schedule will include information as to the principal balance of each Mortgage Certificate as of the date of issuance of the Notes or Certificates, as applicable, and its coupon rate, maturity and original principal balance. In addition, necessary steps will be taken by the Depositor or other specified entity to cause the Trustee to become the registered owner of each Mortgage Certificate which is included in a Trust Fund and to provide for all distributions on each Mortgage Certificate to be made directly to the Trustee.

          In connection with each assignment, the Depositor will make particular representations and warranties in the Agreement as to, among other things, its ownership of the Mortgage Certificates. In the event that these representations and warranties are breached, and the breach or breaches adversely affect the interests of the Securityholders in the Mortgage Certificates, the Depositor will be required to repurchase the affected Mortgage Certificates at a price equal to the


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


principal balance of the Mortgage Certificates as of the date of purchase together with accrued and unpaid interest on the Mortgage Certificates at the related pass-through rate to the distribution date for the Mortgage Certificates or, in the case of a Series in which an election has been made to treat the related Trust Fund as a REMIC, at the price set forth above or such other price as may be set forth in the related prospectus supplement. The Mortgage Certificates with respect to a Series may also be subject to repurchase, in whole but not in part, under the circumstances and in the manner described in the related prospectus supplement. Any amounts received in respect of any repurchases will be distributed to Securityholders on the immediately succeeding Distribution Date.

          If so specified in the related prospectus supplement, within the specified period following the date of issuance of a Series of Notes or Certificates, as applicable, the Depositor may, in lieu of the repurchase obligation set forth above, and in other circumstances, deliver to the Trustee Mortgage Certificates ("Substitute Mortgage Certificates") in substitution for any one or more of the Mortgage Certificates ("Deleted Mortgage Certificates") initially included in the Trust Fund. The required characteristics of any Substitute Mortgage Certificates and any additional restrictions relating to the substitution of Mortgage Certificates will be set forth in the related prospectus supplement.

          Assignment Of Mortgage Loans

          The Depositor will cause the Mortgage Loans constituting a Mortgage Pool to be assigned to the Trustee, together with all principal and interest received on or with respect to the Mortgage Loans after the Cut-off Date, but not including principal and interest due on or before the Cut-off Date. The Trustee will, concurrently with each assignment, either deliver the Notes or Certificates, as applicable, to the Depositor in exchange for the Mortgage Loans or apply the proceeds from the sale of the Notes or Certificates, as applicable, to the purchase price for the Mortgage Loans. If a Series of Notes or Certificates, as applicable, includes Notes, the Trust Fund will be pledged by the Issuer to the Indenture Trustee as security for the Notes. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the related Agreement. The schedule will include information as to the adjusted principal balance of each Mortgage Loan as of the Cut-off Date, as well as information respecting the Mortgage Rate, the currently scheduled monthly payment of principal and interest, the maturity of the Mortgage Note and the Loan-to-Value Ratio at origination.

          In addition, the Depositor will, as to each Mortgage Loan that is not a Cooperative Loan, deliver or cause to be delivered to the Trustee, or to the custodian in this prospectus after referred to, the Mortgage Note endorsed to the order of the Trustee, the Mortgage with evidence of recording indicated on it, except for any Mortgage not returned from the public recording office, in which case the Depositor will deliver a copy of the Mortgage together with its certificate that the original of the Mortgage was delivered to the recording office, and, unless otherwise specified in the related prospectus supplement, an assignment of the Mortgage in recordable form. Assignments of the Mortgage Loans to the Trustee will be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the Trustee, the recording is not required to protect the Trustee's interest in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the Originator of the Mortgage Loan.

          The Depositor will cause to be delivered to the Trustee, its agent, or a custodian, with respect to any Cooperative Loan, the related original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing statement and the relevant stock certificate and related blank stock powers. The Master Servicer will file in the appropriate office a financing statement evidencing the Trustee's security interest in each Cooperative Loan.

          The Trustee, or the custodian in this prospectus referred to, will, generally within 60 days after receipt of the documents, review and hold the documents in trust for the benefit of the Securityholders. Unless otherwise specified in the applicable prospectus supplement, if any document is found to be defective in any material respect, the Trustee will promptly notify the Master Servicer and the Depositor, and the Master Servicer will notify the related Servicer. If the Servicer cannot cure the defect within 60 days after notice is given to the Master Servicer, the Servicer will be obligated either to substitute for the related Mortgage Loan a Replacement Mortgage Loan or Loans, or to purchase, within 90 days of the Trustee's discovery of the defect, the related Mortgage Loan from the Trustee at a price equal to the principal balance of the related Mortgage Loan as of the date of purchase or, in the case of a Series as to which an election has been made to treat the related Trust Fund as a REMIC, at that price or another price as may be set forth in the related prospectus supplement, in each case together with accrued interest at the applicable Mortgage Rate to the first day of the month following the repurchase, plus the amount of any unreimbursed Advances made by the Master Servicer or the Servicer, as applicable, in respect of the Mortgage Loan. The Master Servicer is obligated to enforce the repurchase obligation of the Servicer, to the extent described above under "The Trust Fund--Mortgage Loan Program" and "--Representations by Unaffiliated Sellers; Repurchases." Unless otherwise specified in the applicable prospectus supplement, this purchase obligation constitutes the sole remedy available to the Securityholders or the Trustee for a material defect in a constituent document.

          Unless otherwise specified in the applicable prospectus supplement, with respect to the Mortgage Loans in a Mortgage Pool, the Depositor will make representations and warranties as to the types and geographical distribution of the Mortgage Loans and as to the accuracy in all material respects of particular information furnished to the Trustee in respect of each Mortgage Loan. In addition, unless otherwise specified in the related prospectus supplement, the Depositor will represent and warrant that, as of the Cut-off Date for the related Series of Notes or Certificates, as applicable, no Mortgage Loan is more than 30 days delinquent as to payment of principal and interest. Upon a breach of any representation or warranty by the Depositor that materially and adversely affects the interest of the Securityholders, the Depositor will be obligated either to cure the breach in all material respects or to purchase the Mortgage Loan at the purchase price set forth above. Unless otherwise specified in the applicable prospectus supplement and subject to the ability of the Depositor, if so specified in the applicable prospectus supplement, to substitute for specific Mortgage Loans as described below, this repurchase obligation constitutes the sole remedy available to the Securityholders or the Trustee for a breach of a representation or warranty by the Depositor.

          Within the period specified in the related prospectus supplement, following the date of issuance of a Series of Notes or Certificates, as applicable, the Depositor, the Master Servicer or the related Servicer, as the case may be, may deliver to the Trustee Mortgage Loans ("Substitute

Mortgage Loans") in substitution for any one or more of the Mortgage Loans ("Deleted Mortgage Loans") initially included in the Trust Fund but which do not conform in one or more respects to the description of the Mortgage Loans contained in the related prospectus supplement, or as to which a breach of a representation or warranty is discovered, which breach materially and adversely affects the interests of the Securityholders. The required characteristics of any Substitute Mortgage Loan and any additional restrictions relating to the substitution of Mortgage Loans will generally be as described under "The Trust Fund--The Contract Pools" with respect to the substitution of Contracts.

          In addition to making specific representations and warranties regarding its authority to enter into, and its ability to perform its obligations under the Agreement relating to a Series of Notes or Certificates, as applicable, the Master Servicer may make representations and warranties to the Trustee in the Agreement with respect to the enforceability of coverage under any applicable Primary Insurance Policy, Pool Insurance Policy, Special Hazard Insurance Policy or Mortgagor Bankruptcy Bond. See "Description of Insurance" for information regarding the extent of coverage under some of the aforementioned insurance policies. Unless otherwise specified in the applicable prospectus supplement, upon a breach of any representation or warranty that materially and adversely affects the interests of the Securityholders of a Series in a Mortgage Loan, the Master Servicer will be obligated either to cure the breach in all material respects or to purchase the Mortgage Loan at the price calculated as set forth above.

          To the extent described in the related prospectus supplement, the Master Servicer will procure a surety bond, corporate guaranty or another similar form of insurance coverage acceptable to the Rating Agency rating the related Series of Notes or Certificates, as applicable, to support, among other things, this purchase obligation. Unless otherwise stated in the applicable prospectus supplement, the aforementioned purchase obligation constitutes the sole remedy available to the Securityholders or the Trustee for a breach of the Master Servicer's insurability representation. The Master Servicer's obligation to purchase Mortgage Loans upon a breach is subject to limitations.

          The Trustee will be authorized, with the consent of the Depositor and the Master Servicer, to appoint a custodian pursuant to a custodial agreement to maintain possession of documents relating to the Mortgage Loans as the agent of the Trustee.

          Pursuant to each Agreement, the Master Servicer, either directly or through Servicers, will service and administer the Mortgage Loans assigned to the Trustee as more fully set forth below.

          Assignment Of Contracts

          The Depositor will cause the Contracts constituting the Contract Pool to be assigned to the Trustee, together with principal and interest due on or with respect to the Contracts after the Cut-off Date, but not including principal and interest due on or before the Cut-off Date. If the Depositor is unable to obtain a perfected security interest in a Contract prior to transfer and assignment to the Trustee, the Unaffiliated Seller will be obligated to repurchase the Contract. The Trustee, concurrently with each assignment, will authenticate and deliver the Notes or Certificates, as applicable. If a Series of Notes or Certificates, as applicable, includes Notes, the

Trust fund will be pledged by the Issuer to the Indenture Trustee as security for the Notes. Each Contract will be identified in a schedule appearing as an exhibit to the Agreement (the "Contract Schedule"). The Contract Schedule will specify, with respect to each Contract, among other things: the original principal amount and the adjusted principal balance as of the close of business on the Cut-off Date, the APR, the current scheduled monthly level payment of principal and interest and the maturity of the Contract.

          In addition, the Depositor, as to each Contract, will deliver or cause to be delivered to the Trustee, or, as specified in the related prospectus supplement, the Custodian, the original Contract and copies of documents and instruments related to each Contract and the security interest in the Manufactured Home securing each Contract. In order to give notice of the right, title and interest of the Certificateholders to the Contracts, the Depositor will cause a UCC-1 financing statement to be executed by the Depositor identifying the Trustee as the secured party and identifying all Contracts as collateral. Unless otherwise specified in the related prospectus supplement, the Contracts will not be stamped or otherwise marked to reflect their assignment from the Depositor to the Trust Fund. Therefore, if a subsequent purchaser were able to take physical possession of the Contracts without notice of an assignment, the interest of the Certificateholders in the Contracts could be defeated. See "Certain Legal Aspects of Mortgage Loans and Contracts--The Contracts."

          The Trustee, or the Custodian, will review and hold the documents in trust for the benefit of the Securityholders. Unless otherwise provided in the related prospectus supplement, if any document is found to be defective in any material respect, the Unaffiliated Seller must cure the defect within 60 days, or within another period specified in the related prospectus supplement, the Unaffiliated Seller, not later than 90 days or within another period specified in the related prospectus supplement, after the Trustee's discovery of the defect. If the defect is not cured, the Unaffiliated Seller will repurchase the related Contract or any property acquired in respect of the Contract from the Trustee at a price equal to the remaining unpaid principal balance of the Contract, or, in the case of a repossessed Manufactured Home, the unpaid principal balance of the Contract immediately prior to the repossession, or, in the case of a Series as to which an election has been made to treat the related Trust Fund as a REMIC, at such price or another price as may be set forth in the related prospectus supplement, in each case together with accrued but unpaid interest to the first day of the month following repurchase at the related APR, plus any unreimbursed Advances with respect to the Contract. Unless otherwise specified in the related prospectus supplement, the repurchase obligation will constitute the sole remedy available to the Securityholders or the Trustee for a material defect in a Contract document.

          Unless otherwise specified in the related prospectus supplement, each Unaffiliated Seller of Contracts will have represented, among other things, that

o immediately prior to the transfer and assignment of the Contracts, the Unaffiliated Seller had good title to, and was the sole owner of each Contract and there had been no other sale or assignment of the relevant Contract,

o as of the date of transfer, the Contracts are subject to no offsets, defenses or counterclaims,

o each Contract at the time it was made complied in all material respects with applicable state and federal laws, including usury, equal credit opportunity and disclosure laws,

o as of the date of transfer, each Contract is a valid first lien on the related Manufactured Home and the Manufactured Home is free of material damage and is in good repair,

o as of the date of transfer, no Contract is more than 30 days delinquent in payment and there are no delinquent tax or assessment liens against the related Manufactured Home, and

o with respect to each Contract, the Manufactured Home securing the Contract is covered by a Standard Hazard Insurance Policy in the amount required in the Agreement and that all premiums now due on insurance have been paid in full.

          All of the representations and warranties of an Unaffiliated Seller in respect of a Contract will have been made as of the date on which the Unaffiliated Seller sold the Contract to the Depositor or its affiliate; the date the representations and warranties were made may be a date prior to the date of initial issuance of the related series of Notes or Certificates, as applicable. A substantial period of time may have elapsed between the date as of which the representations and warranties were made and the date of initial issuance of the related Series of Notes or Certificates, as applicable. Since the representations and warranties referred to in the preceding paragraph are the only representations and warranties that will be made by an Unaffiliated Seller, the Unaffiliated Seller's repurchase obligation described below will not arise if, during the period commencing on the date of sale of a Contract by the Unaffiliated Seller to the Depositor or its affiliate, the relevant event occurs that would have given rise to the obligation had the event occurred prior to sale of the affected Contract. Nothing, however, has come to the Depositor's attention that would cause it to believe that the representations and warranties referred to in the preceding paragraph will not be accurate and complete in all material respects in respect of Contracts as of the date of initial issuance of the related Series of Notes or Certificates, as applicable.

          The only representations and warranties to be made for the benefit of Securityholders in respect of any Contract relating to the period commencing on the date of sale of the Contract to the Depositor or its affiliate will be limited representations of the Depositor and of the Master Servicer described above under "The Trust Fund--The Contract Pools."

          If an Unaffiliated Seller cannot cure a breach of any representation or warranty made by it in respect of a Contract that materially and adversely affects the interest of the Securityholders in the Contract within 90 days, or another period specified in the related prospectus supplement, after notice from the Master Servicer, the Unaffiliated Seller will be obligated to repurchase the Contract at a price equal to, unless otherwise specified in the related prospectus supplement, the principal balance of the Contract as of the date of the repurchase or, in the case of a Series as to which an election has been made to treat the related Trust Fund as a REMIC, at that price or such other price as may be set forth in the related prospectus supplement, in each case together with accrued and unpaid interest to the first day of the month following repurchase at the related APR, plus the amount of any unreimbursed Advances in respect of the Contract (the "Purchase Price"). The Master Servicer will be required under the applicable Agreement to enforce this obligation for the benefit of the Trustee and the Securityholders, following the practices it would employ in its good faith business judgment were it the owner of the Contract. Except as otherwise set forth in the related prospectus supplement, this repurchase obligation will constitute the sole remedy available to Securityholders or the Trustee for a breach of representation by an Unaffiliated Seller.

          Neither the Depositor nor the Master Servicer will be obligated to purchase a Contract if an Unaffiliated Seller defaults on its obligation to do so, and no assurance can be given that sellers will carry out their respective repurchase obligations with respect to Contracts. However, to the extent that a breach of the representations and warranties of an Unaffiliated Seller may also constitute a breach of a representation made by the Depositor or the Master Servicer, the Depositor or the Master Servicer may have a purchase obligation as described above under "The Trust Fund--The Contract Pools."

          Pre-Funding

          If so specified in the related prospectus supplement, a portion of the issuance proceeds of the Notes or Certificates, as applicable, of a particular Series (the "Pre-Funded Amount") will be deposited in an account (the "Pre-Funding Account") to be established with the Trustee, which will be used to acquire additional Mortgage Loans, Warehouse Loans, Contracts or Mortgage Certificates from time to time during the time period specified in the related prospectus supplement (the "Pre-Funding Period"). Prior to the investment of the Pre-Funded Amount in additional Mortgage Loans, Warehouse Loans, Contracts or Mortgage Certificates, the Pre-Funded Amount may be invested in one or more Eligible Investments. Except as otherwise provided in the applicable Agreement, an "Eligible Investment" will be any of the following, in each case as determined at the time of the investment or contractual commitment to invest, to the extent the investments would not require registration of the Trust Fund as an investment company pursuant to the Investment Company Act of 1940:

          (1) negotiable instruments or securities represented by instruments in bearer or registered or book-entry form which evidence:

               (a) obligations which have the benefit of the full faith and credit of the United States of America, including depository receipts issued by a bank as custodian with respect to any instrument or security held by the custodian for the benefit of the holder of the depository receipt,

               (b) demand deposits or time deposits in, or bankers' acceptances issued by, any depositary institution or trust company incorporated under the laws of the United States of America or any state of the United States of America and subject to supervision and examination by Federal or state banking or depositary institution authorities; provided that at the time of the Trustee's investment or contractual commitment to invest, the certificates of deposit or short-term deposits, if any, or long-term unsecured debt obligations, other than obligations the rating of which is based on collateral or on the credit of a Person other than any depositary institution or trust company, of the depositary institution or trust company has a credit rating in the highest rating category from the Rating Agency rating the Notes or Certificates, as applicable,

               (c) certificates of deposit having a rating in the highest rating category from the Rating Agency, or

               (d) investments in money market funds which are, or which are composed of instruments or other investments which are, rated in the highest category from the Rating Agency;

          (2) demand deposits in the name of the Trustee in any depositary institution or trust company referred to in clause (a)(2) above;

          (3) commercial paper, having original or remaining maturities of no more than 270 days, having a credit rating in the highest rating category from the Rating Agency;

          (4) Eurodollar time deposits that are obligations of institutions the time deposits of which carry a credit rating in the highest rating category from the Rating Agency;

          (5) repurchase agreements involving any Eligible Investment described in any of clauses (a)(1), (a)(3) or (d) above, so long as the other party to the repurchase agreement has its long-term unsecured debt obligations rated in the highest rating category from the Rating Agency; and

          (6) any other investment with respect to which the Rating Agency indicates will not result in the reduction or withdrawal of its then existing rating of the Notes or Certificates, as applicable.

Except as otherwise provided in the applicable Agreement, any Eligible Investment must mature no later than the Business Day prior to the next Distribution Date.

          During any Pre-Funding Period, the Depositor will be obligated, subject only to their availability, to transfer to the related Trust Fund additional Mortgage Loans, Warehouse Loans, Contracts and/or Mortgage Certificates from time to time during the Pre-Funding Period. The additional Mortgage Loans, Warehouse Loans or Contracts will be required to satisfy particular eligibility criteria more fully set forth in the related prospectus supplement which eligibility criteria will be consistent with the eligibility criteria of the Mortgage Loans, Warehouse Loans or Contracts included in the Trust Fund as of the Closing Date subject to exceptions as are expressly stated in the related prospectus supplement.

          Although the specific parameters of the Pre-Funding Account with respect to any issuance of Notes or Certificates, as applicable, will be specified in the related prospectus supplement, it is anticipated that:

o    the Pre-Funding Period will not exceed 120 days from the related Closing
     Date,

o that the additional loans to be acquired during the Pre-Funding Period will be subject to the same representations and warranties as the Mortgage Loans, Warehouse Loans, Contracts and/or Mortgage Certificates included in the related Trust Fund on the Closing Date, although additional criteria may also be required to be satisfied, as described in the related prospectus supplement, and

o that the Pre-Funded Amount will not exceed 25% of the principal amount of Notes or Certificates, as applicable, issued pursuant to a particular offering.


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


          Servicing By Unaffiliated Sellers

          Each Unaffiliated Seller of a Mortgage Loan, Warehouse Loan or a Contract may have the option to act as the Servicer, or Master Servicer, for a Mortgage Loan, Warehouse Loan or Contract pursuant to a Servicing Agreement. A representative form of Servicing Agreement has been filed as an exhibit to the Registration Statement of which this prospectus is a part. The following description does not purport to be complete and is qualified in its entirety by reference to the form of Servicing Agreement and by the discretion of the Master Servicer or Depositor to modify the Servicing Agreement and to enter into different Servicing Agreements. The Agreement provides that, if for any reason the Master Servicer for a Series of Notes or Certificates, as applicable, is no longer the Master Servicer of the related Mortgage Loans, Warehouse Loans or Contracts, the Trustee or any successor master servicer must recognize the Servicer's rights and obligations under the Servicing Agreement.

          A Servicer may delegate its servicing obligations to third-party servicers, but continue to act as Servicer under the related Servicing Agreement. The Servicer will be required to perform the customary functions of a servicer, including collection of payments from Mortgagors and Obligors and remittance of collections to the Master Servicer, maintenance of primary mortgage, hazard insurance, FHA insurance and VA guarantees and filing and settlement of claims under the FHA insurance and VA guarantees, subject in some cases to

o    the right of the Master Servicer to approve in advance any settlement;

o maintenance of escrow accounts of Mortgagors and Obligors for payment of taxes, insurance and other items required to be paid by the Mortgagor pursuant to the terms of the related Mortgage Loan or the Obligor pursuant to the related Warehouse Loan or Contract;

o    processing of assumptions or substitutions;

o    attempting to cure delinquencies;

o    supervising foreclosures or repossessions;

o inspection and management of Mortgaged Properties, Cooperative Dwellings or Manufactured Homes under some circumstances; and

o maintaining accounting records relating to the Mortgage Loans, Warehouse Loans and Contracts.

Except as otherwise provided in the related prospectus supplement, the Servicer will also be obligated to make Advances in respect of delinquent installments of principal and interest on Mortgage Loans, Warehouse Loans and Contracts (as described more fully below under "--Payments on Mortgage Loans" and "--Payments on Contracts"), and in respect of particular taxes and insurance premiums not paid on a timely basis by Mortgagors and Obligors.

          As compensation for its servicing duties, a Servicer will be entitled to amounts from payments with respect to the Mortgage Loans, Warehouse Loans and Contracts serviced by it. The Servicer will also be entitled to collect and retain, as part of its servicing compensation, specific fees and late charges provided in the Mortgage Notes or related instruments. The Servicer will be reimbursed by the Master Servicer for some of the expenditures that it makes, generally to the same extent that the Master Servicer would be reimbursed under the applicable Agreement.

          Each Servicer will be required to agree to indemnify the Master Servicer for any liability or obligation sustained by the Master Servicer in connection with any act or failure to act by the Servicer in its servicing capacity.

          Each Servicer will be required to service each Mortgage Loan, Warehouse Loan or Contract pursuant to the terms of the Servicing Agreement for the entire term of the Mortgage Loan, Warehouse Loan or Contract, unless the Servicing Agreement is earlier terminated by the Master Servicer or unless servicing is released to the Master Servicer. Unless otherwise set forth in the prospectus supplement, the Master Servicer may terminate a Servicing Agreement upon 30 days' written notice to the Servicer, without cause, upon payment of an amount equal to the fair market value of the right to service the Mortgage Loans, Warehouse Loans or Contracts serviced by any the Servicer under the Servicing Agreement, or if the fair market value cannot be determined, a specified percentage of the aggregate outstanding principal balance of all the Mortgage Loans, Warehouse Loans or Contracts, or immediately upon the giving of notice upon particular stated events, including the violation of the Servicing Agreement by the Servicer.

          The Master Servicer may agree with a Servicer to amend a Servicing Agreement. The Master Servicer may also, at any time and from time to time, release servicing to third-party servicers, but continue to act as Master Servicer under the related Agreement. Upon termination of a Servicing Agreement, the Master Servicer or Trustee may act as servicer of the related Mortgage Loans, Warehouse Loans or Contracts or the Master Servicer may enter into one or more new Servicing Agreements. If the Master Servicer acts as servicer, it will not assume liability for the representations and warranties of the Servicer that it replaces. If the Master Servicer enters into a new Servicing Agreement, each new Servicer must be an Unaffiliated Seller or meet the standards for becoming an Unaffiliated Seller or have servicing experience that is otherwise satisfactory to the Master Servicer. The Master Servicer will make reasonable efforts to have the new Servicer assume liability for the representations and warranties of the terminated Servicer, but no assurance can be given that an assumption will occur. In the event of an assumption, the Master Servicer may, in the exercise of its business judgment, release the terminated Servicer from liability in respect of the representations and warranties. Any amendments to a Servicing Agreement or new Servicing Agreements may contain provisions different from those described above that are in effect in the original Servicing Agreements. However, the related Agreement will provide that any amendment or new agreement may not be inconsistent with or violate the Agreement.

          Payments On Mortgage Loans

          The Master Servicer will, unless otherwise specified in the prospectus supplement with respect to a Series of Notes or Certificates, as applicable, establish and maintain a separate account or accounts in the name of the applicable Trustee (the "Certificate Account"), which must be maintained with a depository institution and in a manner acceptable to the Rating Agency rating the Notes or Certificates, as applicable, of a Series. If a Series of Notes or Certificates, as applicable, includes Notes, the Master Servicer may establish and maintain a separate account or accounts in the name of the applicable Trustee (the "Collection Account") into which amounts received in respect of the Trust Assets are required to be deposited and a separate account or accounts in the name of the applicable Trustee from which distributions in respect of the Notes (the "Note Distribution Account") and/or the Certificates (the "Certificate Distribution Account") may be made. The Collection Account, Note Distribution Account and Certificate Distribution Account must be established with a depositary institution and in a manner acceptable to the Rating Agencies rating the Notes or Certificates, as applicable, of a Series. For ease of reference, references in this prospectus to the Certificate Account shall be deemed to refer to the Collection Account, Note Distribution Account and Certificate Distribution Account, as applicable.

          If so specified in the applicable prospectus supplement, the Master Servicer, in lieu of establishing a Certificate Account, may establish a separate account or accounts in the name of the Trustee (the "Custodial Account") meeting the requirements set forth in this prospectus for the Certificate Account. Amounts in the Custodial Account, after making the required deposits and withdrawals specified below, shall be remitted to the Certificate Account maintained by the Trustee for distribution to Securityholders in the manner set forth in this prospectus and in the related prospectus supplement.

          In those cases where a Servicer is servicing a Mortgage Loan pursuant to a Servicing Agreement, the Servicer will establish and maintain an account (the "Servicing Account") that will comply with either the standards set forth above or, subject to the conditions set forth in the Servicing Agreement, be maintained with a depository, meeting the requirements of the Rating Agency rating the Notes or Certificates, as applicable, of the related Series, and that is otherwise acceptable to the Master Servicer. Unless otherwise specified in the related prospectus supplement, the Servicer will be required to deposit into the Servicing Account on a daily basis all amounts enumerated in the following paragraph in respect of the Mortgage Loans received by the Servicer, less its servicing compensation. On the date specified in the Servicing Agreement, the Servicer shall remit to the Master Servicer all funds held in the Servicing Account with respect to each Mortgage Loan. Except as otherwise provided in the related prospectus supplement, the Servicer will also be required to advance any monthly installment of principal and interest that was not timely received, less its servicing fee, provided that, unless otherwise specified in the related prospectus supplement, the requirement shall only apply to the extent the Servicer determines in good faith any advance will be recoverable out of Insurance Proceeds, proceeds of the liquidation of the related Mortgage Loans or otherwise.

          The Certificate Account may be maintained with a depository institution that is an affiliate of the Master Servicer. Unless otherwise specified in the related prospectus supplement, the Master Servicer will deposit in the Certificate Account for each Series of Notes or Certificates, as applicable, on a daily basis the following payments and collections received or made by it subsequent to the Cut-off Date, other than payments due on or before the Cut-off Date, in the manner set forth in the related prospectus supplement:

          (1) all payments on account of principal, including principal prepayments, of the Mortgage Loans, net of any portion of the payments that represent unreimbursed or unrecoverable Advances made by the related Servicer;

          (2) all payments on account of interest on the Mortgage Loans, net of any portion retained by the Servicer, if any, as its servicing fee;

          (3)  all proceeds of:

               (a) any Special Hazard Insurance Policy, Primary Mortgage Insurance Policy, FHA Insurance, VA Guarantee, Mortgagor Bankruptcy Bond or Pool Insurance Policy with respect to a Series of Notes or Certificates, as applicable, and any title, hazard or other insurance policy covering any of the Mortgage Loans included in the related Mortgage Pool, to the extent the proceeds are not applied to the restoration of the related property or released to the Mortgagor in accordance with customary servicing procedures, (collectively, "Insurance Proceeds") or any Alternative Credit Support established in lieu of the insurance and described in the applicable prospectus supplement; and

               (b) all other cash amounts received and retained in connection with the liquidation of defaulted Mortgage Loans, by foreclosure or otherwise, other than Insurance Proceeds, payments under the Letter of Credit or proceeds of any Alternative Credit Support, if any, with respect to the Series ("Liquidation Proceeds"), net of expenses of liquidation, unpaid servicing compensation with respect to the Mortgage Loans and unreimbursed or unrecoverable Advances made by the Servicers of the related Mortgage Loans;

          (4) all payments under the Letter of Credit, if any, with respect to the Series;

          (5) all amounts required to be deposited in the Certificate Account from the Reserve Fund, if any, for the Series;

          (6) any Advances made by a Servicer or the Master Servicer (as described in this prospectus under "--Advances");

          (7) any Buy-Down Funds, and, if applicable, investment earnings on the Buy-Down Funds, required to be deposited in the Certificate Account, as described below; and

          (8) all proceeds of any Mortgage Loan repurchased by the Master Servicer, the Depositor, any Servicer or any Unaffiliated Seller (as described under "The Trust Fund--Mortgage Loan Program," "--Representations by Unaffiliated Sellers; Repurchases" or "--Assignment of Mortgage Loans" above) or repurchased by the Depositor (as described under "--Termination" below).

          With respect to each Buy-Down Loan, if so specified in the related prospectus supplement, the Master Servicer or the related Servicer will deposit the Buy-Down Funds with respect to each Buy-Down Loan in a custodial account complying with the requirements set forth above for the Certificate Account, which, unless otherwise specified in the related prospectus supplement, may be an interest-bearing account. The amount of required deposits, together with investment earnings on the deposits at the rate specified in the applicable prospectus supplement, will provide sufficient funds to support the full monthly payments due on each Buy-Down Loan on a level debt service basis. Neither the Master Servicer nor the Depositor will be obligated to add to the Buy-Down Fund should investment earnings prove insufficient to maintain the scheduled level of payments on the Buy-Down Loans. To the extent that any insufficiency is not recoverable from the Mortgagor under the terms of the related Mortgage Note, distributions to Securityholders will be affected. With respect to each Buy-Down Loan, the Master Servicer will withdraw from the Buy-Down Fund and deposit in the Certificate Account on or before each Distribution Date the amount, if any, for each Buy-Down Loan that, when added to the amount due on that date from the Mortgagor on the Buy-Down Loan, equals the full monthly payment that would be due on the Buy-Down Loan if it were not subject to the buy-down plan.

          If the Mortgagor on a Buy-Down Loan prepays the loan in its entirety, or defaults on the loan and the Mortgaged Property is sold in liquidation of the Mortgaged Property, during the period when the Mortgagor is not obligated, on account of the buy-down plan, to pay the full monthly payment otherwise due on the loan, the related Servicer will withdraw from the Buy-Down Fund and deposit in the Certificate Account the amounts remaining in the Buy-Down Fund with respect to the Buy-Down Loan. In the event of a default with respect to which a claim, including accrued interest supplemented by amounts in the Buy-Down Fund with respect to the related Buy-Down Loan, has been made, the Master Servicer or the related Servicer will pay an amount equal to the remaining amounts in the Buy-Down Fund with respect to the related Buy-Down Loan, to the extent the claim includes accrued interest supplemented by amounts in the Buy-Down Fund, to the related Pool Insurer or the insurer under the related Primary Insurance Policy (the "Primary Insurer") if the Mortgaged Property is transferred to the Pool Insurer or the Primary Insurer, as the case may be, which pays 100% of the related claim, including accrued interest and expenses, in respect of a default, to the L/C Bank in consideration of the payment under the related Letter of Credit, or to the guarantor or other person which pays the same pursuant to Alternative Credit Support described in the applicable prospectus supplement. In the case of any prepaid or defaulted Buy-Down Loan the amounts in the Buy-Down Fund in respect of which were supplemented by investment earnings, the Master Servicer will withdraw from the Buy-Down Fund and remit to the Depositor or the Mortgagor, depending on the terms of the related buy-down plan, any investment earnings remaining in the related Buy-Down Fund.

          If so specified in the prospectus supplement with respect to a Series, in lieu of, or in addition to the foregoing, the Depositor may deliver cash, a letter of credit or a guaranteed investment contract to the Trustee to fund the Buy-Down Fund for the Series, which shall be drawn upon by the Trustee in the manner and at the times specified in the related prospectus supplement.

          Payments On Contracts

          A Certificate Account meeting the requirements set forth under "--Description of the Securities--Payments on Mortgage Loans" will be established in the name of the Trustee.


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


          Except as otherwise provided in the related prospectus supplement, there will be deposited in the Certificate Account on a daily basis the following payments and collections received or made by it on or after the Cut-off Date:

          (1) all Obligor payments on account of principal, including principal prepayments, of the Contracts;

          (2)  all Obligor payments on account of interest on the Contracts;

          (3) all Liquidation Proceeds received with respect to Contracts or property acquired in respect of the Contracts by foreclosure or otherwise;

          (4) all Insurance Proceeds received with respect to any Contract, other than proceeds to be applied to the restoration or repair of the Manufactured Home or released to the Obligor;

          (5) any Advances made as described under "--Advances" and other amounts required under the related Agreement to be deposited in the Certificate Account;

          (6) all amounts received from Credit Support provided with respect to a Series of Notes or Certificates, as applicable;

          (7) all proceeds of any Contract or property acquired in respect of the Contract repurchased by the Master Servicer, the Depositor or otherwise as described above or under "--Termination" below; and

          (8) all amounts, if any, required to be transferred to the Certificate Account from the Reserve Fund.

          Collection Of Payments On Mortgage Certificates

          The Mortgage Certificates included in the Trust Fund with respect to a Series of Notes or Certificates, as applicable, will be registered in the name of the Trustee so that all distributions on the Mortgage Certificates will be made directly to the Trustee. The related Agreement will require the Trustee, if it has not received a distribution with respect to any Mortgage Certificate by the second business day after the date on which a distribution was due and payable pursuant to the terms of the Mortgage Certificate, to request the issuer or guarantor, if any, of the Mortgage Certificate to make the payment as promptly as possible and legally permitted and to take the legal action against the issuer or guarantor as the Trustee deems appropriate under the circumstances, including the prosecution of any related claims. The reasonable legal fees and expenses incurred by the Trustee in connection with the prosecution of any the legal action will be reimbursable to the Trustee out of the proceeds of any action and will be retained by the Trustee prior to the deposit of any remaining proceeds in the Certificate Account pending distribution of the proceeds to Securityholders of the affected Series. In the event that the Trustee has reason to believe that the proceeds of any legal action may be insufficient to reimburse it for its projected legal fees and expenses, the Trustee will notify the Securityholders that it is not obligated to pursue any available remedies unless adequate indemnity for its legal fees and expenses is provided by the Securityholders.


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


          Distributions On Securities

          On each Distribution Date with respect to a Series of Notes or Certificates, as applicable, as to which credit support is provided by means other than the creation of a Subordinated Class or Subclasses and the establishment of a Reserve Fund, the Master Servicer will withdraw from the applicable Certificate Account funds on deposit in the Certificate Account and distribute, or, if so specified in the applicable prospectus supplement, will withdraw from the Custodial Account, funds on deposit in the Custodial Account and remit to the Trustee, who will distribute the funds to Securityholders of record on the applicable Record Date. The distributions shall occur in the manner described in this prospectus under "--Description of the Securities--Distributions of Principal and Interest" and in the related prospectus supplement. If so specified in the applicable prospectus supplement, the Master Servicer will withdraw from the applicable Certificate Account funds on deposit in the Certificate Account and distribute them to the Trustee. The funds shall consist of the aggregate of all previously undistributed payments on account of principal, including principal prepayments, if any, and interest received after the Cut-off Date and on or prior to the 20th day, or if the 20th day is not a business day, the next preceding business day, of the month of the distribution or another day specified in the related prospectus supplement (in either case, the "Determination Date"), except:

          (1)  all payments that were due on or before the Cut-off Date;

          (2) all principal prepayments received during the month of distribution and all payments of interest representing interest for the month of distribution or any portion of the these payments;

          (3) all payments which represent early receipt, other than prepayments, of scheduled payments of principal and interest due on a date or dates subsequent to the first day of the month of distribution;

          (4) amounts received on particular Mortgage Loans, Warehouse Loans or Contracts as late payments of principal or interest and respecting which the Master Servicer has made an unreimbursed Advance;

          (5) amounts representing reimbursement for other Advances which the Master Servicer has determined to be otherwise nonrecoverable and amounts representing reimbursement for particular losses and expenses incurred or Advances made by the Master Servicer and discussed below; and

          (6) that portion of each collection of interest on a particular Mortgage Loan in the Mortgage Pool, a particular Warehouse Loan in the Warehouse Loan Pool or on a particular Contract in the Contract Pool that represents

               (a)  servicing compensation to the Master Servicer,

               (b) amounts payable to the entity or entities specified in the applicable prospectus supplement or permitted withdrawals from the Certificate Account out of payments under the Letter of Credit, if any, with respect to the Series,


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


               (c)  related Insurance Proceeds or Liquidation Proceeds,

               (d) amounts in the Reserve Fund, if any, with respect to the Series, or

               (e) proceeds of any Alternative Credit Support, each deposited in the Certificate Account to the extent described under "Description of the Securities--Maintenance of Insurance Policies," "-- Presentation of Claims," "-- Enforcement of 'Due-on-Sale' Clauses; Realization Upon Defaulted Mortgage Loans" and "--Enforcement of 'Due-on-Sale' Clauses; Realization Upon Defaulted Contracts" or in the applicable prospectus supplement.

          Except as otherwise specified in the related prospectus supplement, no later than the Business Day immediately preceding the Distribution Date for a Series of Notes or Certificates, as applicable, the Master Servicer will furnish a statement to the Trustee setting forth the amount to be distributed on the next succeeding Distribution Date on account of principal of and interest on the Mortgage Loans, Warehouse Loans or Contracts, stated separately or the information enabling the Trustee to determine the amount of distribution to be made on the Notes or Certificates, as applicable, and a statement setting forth information with respect to the Mortgage Loans, Warehouse Loans or Contracts.

          If so specified in the applicable prospectus supplement, the Trustee will establish and maintain the Certificate Account for the benefit of the holders of the Notes or Certificates, as applicable, of the related Series in which the Trustee shall deposit, as soon as practicable after receipt, each distribution made to the Trustee by the Master Servicer, as set forth above, with respect to the Mortgage Loans, Warehouse Loans or Contracts, any distribution received by the Trustee with respect to the Mortgage Certificates, if any, included in the Trust Fund and deposits from any Reserve Fund or GPM Fund. If so specified in the applicable prospectus supplement, prior to making any distributions to Securityholders, any portion of the distribution on the Mortgage Certificates that represents servicing compensation, if any, payable to the Trustee shall be deducted and paid to the Trustee.

          Funds on deposit in the Certificate Account may be invested in Eligible Investments maturing in general not later than the Business Day preceding the next Distribution Date. Unless otherwise provided in the prospectus supplement, all income and gain realized from this investment will be for the benefit of the Master Servicer. The Master Servicer will be required to deposit the amount of any losses incurred with respect to these investments out of its own funds, when realized. Unless otherwise provided in the prospectus supplement, the Certificate Account established pursuant to the Trust Agreement shall be a non-interest bearing account or accounts.

          The timing and method of distribution of funds in the Certificate Account to Classes or Subclasses of Notes or Certificates, as applicable, having differing terms, whether subordinated or not, to the extent not described in this prospectus, shall be set forth in the related prospectus supplement.


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


          Revolving Period

          The applicable prospectus supplement may provide that all or a portion of the principal collections on any Revolving Credit Line Loans may be applied by the Trustee to the acquisition of subsequent Revolving Credit Line Loans during a specified period rather than used to distribute payments of principal to Securityholders during that period. These Notes or Certificates, as applicable, would then possess an interest only period, also commonly referred to as a "Revolving Period", which will be followed by an "Amortization Period", during which principal will be paid. Any interest only or revolving period may terminate prior to the end of the specified period and result in the earlier than expected principal repayment of the Notes or Certificates, as applicable.

          Special Distributions

          To the extent specified in the prospectus supplement relating to a Series of Notes or Certificates, as applicable, one or more Classes of Multi-Class Securities that do not provide for monthly Distribution Dates may receive Special Distributions in reduction of Stated Principal Balance ("Special Distributions") in any month, other than a month in which a Distribution Date occurs, if, as a result of principal prepayments on the Trust Assets in the related Trust Fund and/or low reinvestment yields, the Trustee determines, based on assumptions specified in the related Agreement, that the amount of cash anticipated to be on deposit in the Certificate Account on the next Distribution Date for the Series and available to be distributed to the holders of the Notes or Certificates, as applicable, of a Classes or Subclasses may be less than the sum of (1) the interest scheduled to be distributed to holders of the Notes or Certificates, as applicable, of the Classes or Subclasses and (2) the amount to be distributed in reduction of Stated Principal Balance or the Notes or Certificates, as applicable, on the Distribution Date. Any Special Distributions will be made in the same priority and manner as distributions in reduction of Stated Principal Balance would be made on the next Distribution Date.

          Reports To Securityholders

          Unless otherwise specified or modified in the related prospectus supplement for each Series, the Master Servicer or the Trustee will include with each distribution to Securityholders of record of the Series, or within a reasonable time afterward, a statement generally setting forth, among other things, the following information, if applicable, per each Security, as to (1) through (3) or (4) through (6) below, as applicable:

          (1) to each holder of a Security, other than a Multi-Class Certificate or Residual Certificate, the amount of the distribution allocable to principal of the Trust Assets, separately identifying the aggregate amount of any Principal Prepayments included in the amount, and the portion, if any, advanced by a Servicer or the Master Servicer;

          (2) to each holder of a Security, other than a Multi-Class Certificate or Residual Certificate, the amount of the distribution allocable to interest on the related Trust Assets and the portion, if any, advanced by a Servicer or the Master Servicer;

          (3) to each holder of a Security, the amount of servicing compensation with respect to the related Trust Assets and other customary information as the Master Servicer deems necessary or desirable to enable Securityholders to prepare their tax returns;

          (4) to each holder of a Multi-Class Certificate on which an interest distribution and a distribution in reduction of Stated Principal Balance are then being made, the amount of the interest distribution and distribution in reduction of Stated Principal Balance, and the Stated Principal Balance of each Class after giving effect to the distribution in reduction of Stated Principal Balance made on the Distribution Date or on any Special Distribution Date occurring subsequent to the last report;

          (5) to each holder of a Multi-Class Certificate on which a distribution of interest only is then being made, the aggregate Stated Principal Balance of Notes or Certificates, as applicable, outstanding of each Class or Subclass after giving effect to the distribution in reduction of Stated Principal Balance made on the Distribution Date and on any Special Distribution Date occurring subsequent to the last report and after including in the aggregate Stated Principal Balance the Stated Principal Balance of the Compound Interest Securities, if any, outstanding and the amount of any accrued interest added to the Compound Value of the Compound Interest Securities on the Distribution Date;

          (6) to each holder of a Compound Interest Security, but only if the holder shall not have received a distribution of interest on the Distribution Date equal to the entire amount of interest accrued on the Certificate with respect to the Distribution Date:

               (a) the information contained in the report delivered pursuant to clause (5) above;

               (b) the interest accrued on the Class or Subclass of Compound Interest Securities with respect to the Distribution Date and added to the Compound Value of the Compound Interest Security; and

               (c) the Stated Principal Balance of the Class or Subclass of Compound Interest Securities after giving effect to the addition of all interest accrued;

          (7) in the case of a series of Notes or Certificates, as applicable, with a variable Interest Rate, the Interest Rate applicable to the distribution in question;

          (8) the amount or the remaining obligations of an L/C Bank with respect to a Letter of Credit, after giving effect to the declining amount available and any payments and other amounts charged on the applicable Distribution Date, expressed as a percentage of the amount reported pursuant to (x) below, and the amount of coverage remaining under the Pool Insurance Policy, Special Hazard Insurance Policy, Mortgagor Bankruptcy Bond or Reserve Fund, as applicable, in each case as of the applicable Determination Date, after giving effect to any amounts with respect to them to be distributed to Securityholders on the Distribution Date;


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


          (9) in the case of a Series of Notes or Certificates, as applicable, benefiting from the Alternative Credit Support described in the related prospectus supplement, the amount of coverage under the Alternative Credit Support as of the close of business on the applicable Determination Date, after giving effect to any amounts with respect to the Alternative Credit Support distributed to Securityholders on the Distribution Date;

          (10) the aggregate scheduled principal balance of the Trust Assets as of a date not earlier than the Distribution Date after giving effect to payments of principal distributed to Securityholders on the Distribution Date;

          (11) the book value of any collateral acquired by the Mortgage Pool, Warehouse Loan Pool or Contract Pool through foreclosure, repossession or otherwise; and

          (12) the number and aggregate principal amount of Mortgage Loans, Warehouse Loans or Contracts one month and two months delinquent.

          In addition, within a reasonable period of time after the end of each calendar year, the Master Servicer, or the Trustee, if specified in the applicable prospectus supplement, will cause to be furnished to each Securityholder of record at any time during the calendar year a report as to the aggregate of amounts reported pursuant to (1) through (3) or (4) through (6) above and other information as in the judgment of the Master Servicer or the Trustee, as the case may be, is needed for the Securityholder to prepare its tax return, as applicable, for the calendar year or, in the event the person was a Securityholder of record during a portion of the calendar year, for the applicable portion of the year.

          Advances

          Unless otherwise stated in the related prospectus supplement, each Servicer and the Master Servicer, with respect to Mortgage Loans, Warehouse Loans or Contracts serviced by it and with respect to advance delinquent installments of principal of and interest on the Mortgage Loans, Warehouse Loans and Contracts (the "Advances") required to be made by the Servicers that were not so made, will be obligated to advance funds in an amount equal to the aggregate scheduled installments of payments of principal and interest that were due on the Due Date with respect to a Mortgage Loan, Warehouse Loan or Contract and that were delinquent, including any payments that have been deferred by the Servicer or the Master Servicer, as of the close of business on the date specified in the related Servicing Agreement, to be remitted no later than the close of business on the business day immediately preceding the Distribution Date, subject to, unless otherwise provided in the applicable prospectus supplement, their respective determinations that the advances are reimbursable under any Letter of Credit, Pool Insurance Policy, Primary Mortgage Insurance Policy, Mortgagor Bankruptcy Bond, from the proceeds of Alternative Credit Support, from cash in the Reserve Fund, the Servicing or Certificate Accounts or otherwise. In making the Advances, the Servicers and Master Servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to the Securityholders, rather than to guarantee or insure against losses. Any of these Advances are reimbursable to the Servicer or Master Servicer out of related recoveries on the Mortgage Loans with respect to which amounts were advanced. In addition, Advances are reimbursable from cash in the Reserve

Fund, the Servicing or Certificate Accounts to the extent that the Servicer or the Master Servicer, as the case may be, shall determine that any Advances previously made are not ultimately recoverable. The Servicers and the Master Servicer generally will also be obligated to make advances in respect of particular taxes and insurance premiums not paid by Mortgagors or Obligors on a timely basis and, to the extent deemed recoverable, foreclosure costs, including reasonable attorney's fees. These funds so advanced are reimbursable out of recoveries on the related Mortgage Loans. This right of reimbursement for any Advance will be prior to the rights of the Securityholders to receive any amounts recovered with respect to Mortgage Loans, Warehouse Loans or Contracts. Unless otherwise provided in the applicable prospectus supplement, the Servicers and the Master Servicer will also be required to advance an amount necessary to provide a full month's interest in connection with full or partial prepayments, liquidations, defaults and repurchases of the Mortgage Loans, Warehouse Loans or Contracts. Any of these Advances will not be reimbursable to the Servicers or the Master Servicer.

          Collection And Other Servicing Procedures

          The Master Servicer, directly or through the Servicers, as the case may be, will make reasonable efforts to collect all payments called for under the Mortgage Loans or Contracts and will, consistent with the applicable Servicing Agreement and any applicable Letter of Credit, Pool Insurance Policy, Special Hazard Insurance Policy, Primary Mortgage Insurance Policy, Mortgagor Bankruptcy Bond or Alternative Credit Support, follow collection procedures as it follows with respect to mortgage loans or contracts serviced by it that are comparable to the Mortgage Loans or Contracts, except when, in the case of FHA or VA Loans, applicable regulations require otherwise. Consistent with the above, if so provided in the related prospectus supplement, the Master Servicer may, in its discretion, waive any late payment charge or any prepayment charge or penalty interest in connection with the prepayment of a Mortgage Loan or Contract or extend the due dates for payments due on a Mortgage Note or Contract for a period of not greater than 270 days, provided that the insurance coverage for the Mortgage Loan or Contract or the coverage provided by any Letter of Credit or any Alternative Credit Support, will not be adversely affected.

          If specified in the related prospectus supplement, under the applicable Servicing Agreement, the Master Servicer, either directly or through Servicers, to the extent permitted by law, may establish and maintain an escrow account (the "Escrow Account") in which Mortgages or Obligors will be required to deposit amounts sufficient to pay taxes, assessments, mortgage and hazard insurance premiums and other comparable items. This obligation may be satisfied by the provision of insurance coverage against loss occasioned by the failure to escrow insurance premiums rather than causing escrows to be made. Withdrawals from the Escrow Account may be made to effect timely payment of taxes, assessments, mortgage and hazard insurance, to refund to Mortgagors or Obligors amounts determined to be overages, to pay interest to Mortgagors or Obligors on balances in the Escrow Account, if required, and to clear and terminate the account. The Master Servicer will be responsible for the administration of each Escrow Account and will be obliged to make advances to the accounts when a deficiency exists in the Escrow Account. Alternatively, in lieu of establishing an Escrow Account, the Servicer may procure a performance bond or other form of insurance coverage, in an amount acceptable to the Rating Agency rating the related Series of Notes or Certificates, as applicable, covering loss occasioned by the failure to escrow required amounts.

          Maintenance Of Insurance Policies

          To the extent that the applicable prospectus supplement does not expressly provide for a method of credit support described below under "Credit Support" or for Alternative Credit Support in lieu of some or all of the insurance coverage set forth below, the following paragraphs on insurance shall apply.

          Standard Hazard Insurance

          To the extent specified in a related prospectus supplement, the terms of each Servicing Agreement will require the Servicer to cause to be maintained for each Mortgage Loan or Contract that it services, and the Master Servicer will be required to maintain for each Mortgage Loan or Contract serviced by it directly, a policy of standard hazard insurance (a "Standard Hazard Insurance Policy") covering the Mortgaged Property underlying the Mortgage Loan or Manufactured Home underlying the Contract in an amount equal to the lesser of the maximum insurable value of the improvements securing the Mortgage Loan or Contract or the principal balance of the Mortgage Loan or Contract. Each Servicer or the Master Servicer, as the case may be, shall also maintain on property acquired upon foreclosure, or deed in lieu of foreclosure, of any Mortgage Loan or Contract, a Standard Hazard Insurance Policy in an amount that is at least equal to the maximum insurable value of the improvements that are a part of the Mortgaged Property or Manufactured Home. Any amounts collected by the Servicer or the Master Servicer under any the policies, other than amounts to be applied to the restoration or repair of the Mortgaged Property or Manufactured Home or released to the borrower in accordance with normal servicing procedures, shall be deposited in the related Servicing Account for deposit in the Certificate Account or, in the case of the Master Servicer, shall be deposited directly into the Certificate Account. Any cost incurred in maintaining any insurance shall not, for the purpose of calculating monthly distributions to Securityholders, be added to the amount owing under the Mortgage Loan or Contract, notwithstanding that the terms of the Mortgage Loan or Contract may so permit. The cost shall be recoverable by the Servicer only by withdrawal of funds from the Servicing Account or by the Master Servicer only by withdrawal from the Certificate Account, as described in the applicable Servicing Agreement. No earthquake or other additional insurance is to be required of any borrower or maintained on property acquired in respect of a Mortgage Loan or Contract, other than pursuant to applicable laws and regulations as shall at any time be in force and as shall require additional insurance. When the Mortgaged Property or Manufactured Home is located at the time of origination of the Mortgage Loan or Contract in a federally designated flood area, the related Servicer, or the Master Servicer, in the case of each Mortgage Loan or Contract serviced by it directly, will cause flood insurance to be maintained, to the extent available, in those areas where flood insurance is required under the National Flood Insurance Act of 1968, as amended.

          The Depositor will not require that a standard hazard or flood insurance policy be maintained on the Cooperative Dwelling relating to any Cooperative Loan. Generally, the cooperative corporation itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative Loan do not maintain insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to


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


the borrower's Cooperative Dwelling or the Cooperative's building could significantly reduce the value of the collateral securing the Cooperative Loan to the extent not covered by other credit support.

          The applicable Servicing Agreement will require the Master Servicer to perform the aforementioned obligations of the Servicer in the event the Servicer fails to do so. In the event that the Master Servicer obtains and maintains a blanket policy insuring against hazard losses on all of the related Mortgage Loans or Contracts, it will conclusively be deemed to have satisfied its obligations to cause to be maintained a Standard Hazard Insurance Policy for each Mortgage Loan or Contract that it services. This blanket policy may contain a deductible clause, in which case the Master Servicer will, in the event that there has been a loss that would have been covered by the policy absent the deductible, deposit in the Certificate Account the amount not otherwise payable under the blanket policy because of the application of the deductible clause.

          Since the amount of hazard insurance to be maintained on the improvements securing the Mortgage Loans or Contracts may decline as the principal balances owing on the Mortgage Loans or Contracts decrease, and since residential properties have historically appreciated in value over time, in the event of partial loss, hazard insurance proceeds may be insufficient to fully restore the damaged Mortgaged Property or Manufactured Home. See "Description of Insurance--Special Hazard Insurance Policies" for a description of the limited protection afforded by a Special Hazard Insurance Policy against losses occasioned by specific hazards that are otherwise uninsured against as well as against losses caused by the application of the coinsurance provisions contained in the Standard Hazard Insurance Policies.

          Special Hazard Insurance

          If so specified in the related prospectus supplement, the Master Servicer will be required to exercise its best reasonable efforts to maintain the Special Hazard Insurance Policy, if any, with respect to a Series of Notes or Certificates, as applicable, in full force and effect, unless coverage under the policy has been exhausted through payment of claims, and will pay the premium for the Special Hazard Insurance Policy on a timely basis; provided, however, that the Master Servicer shall be under no obligation if coverage under the Pool Insurance Policy with respect to the Series has been exhausted. In the event that the Special Hazard Insurance Policy is cancelled or terminated for any reason, other than the exhaustion of total policy coverage, the Master Servicer will exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the Special Hazard Insurance Policy with a total coverage that is equal to the then existing coverage of the Special Hazard Insurance Policy; provided that if the cost of any replacement policy is greater than the cost of the terminated Special Hazard Insurance Policy, the amount of coverage under the replacement Special Hazard Insurance Policy may be reduced to a level so that the applicable premium will not exceed the cost of the Special Hazard Insurance Policy that was replaced. Some of the characteristics of the Special Hazard Insurance Policy are described under "Description of Insurance--Special Hazard Insurance Policies."


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


          Pool Insurance

          To the extent specified in a related prospectus supplement, the Master Servicer will exercise its best reasonable efforts to maintain a Pool Insurance Policy with respect to a Series of Notes or Certificates, as applicable, in effect throughout the term of the applicable Agreement, unless coverage under the policy has been exhausted through payment of claims, and will pay the premiums for the Pool Insurance Policy on a timely basis. In the event that the Pool Insurer ceases to be a qualified insurer because it is not qualified to transact a mortgage guaranty insurance business under the laws of the state of its principal place of business or any other state which has jurisdiction over the Pool Insurer in connection with the Pool Insurance Policy, or if the Pool Insurance Policy is cancelled or terminated for any reason, other than the exhaustion of total policy coverage, the Master Servicer will exercise its best reasonable efforts to obtain a replacement policy of pool insurance comparable to the Pool Insurance Policy and may obtain, under the circumstances described above with respect to the Special Hazard Insurance Policy, a replacement policy with reduced coverage. In the event the Pool Insurer ceases to be a qualified insurer because it is not approved as an insurer by FHLMC, FNMA or any successors to FNMA, the Master Servicer will agree to review, not less often than monthly, the financial condition of the Pool Insurer with a view towards determining whether recoveries under the Pool Insurance Policy are jeopardized and, if so, will exercise its best reasonable efforts to obtain from another qualified insurer a replacement insurance policy under the above-stated limitations. Some of the characteristics of the Pool Insurance Policy are described under "Description of Insurance--Pool Insurance Policies."

          Primary Mortgage Insurance

          To the extent specified in the related prospectus supplement, the Master Servicer will be required to keep in force and effect for each Mortgage Loan secured by Single Family Property serviced by it directly, and each Servicer of a Mortgage Loan secured by Single Family Property will be required to keep in full force and effect with respect to each Mortgage Loan serviced by it, in each case to the extent required by the underwriting standards of the Depositor, a Pool Insurance Policy to cover any loss, subject to the limitations described below, by reason of default by the Mortgagors on the related Mortgage Loans to the extent not covered by any policy of primary mortgage insurance (a "Primary Mortgage Insurance Policy") issued by a qualified insurer (the "Primary Mortgage Insurer") with regard to each Mortgage Loan for which coverage is required pursuant to the applicable Servicing Agreement and Agreement and to act on behalf of the Trustee (the "Insured") under each Primary Mortgage Insurance Policy. Neither the Servicer nor the Master Servicer will cancel or refuse to renew any Primary Mortgage Insurance Policy in effect at the date of the initial issuance of a Series of Notes or Certificates, as applicable, that is required to be kept in force under the applicable Agreement or Servicing Agreement unless the replacement Primary Mortgage Insurance Policy for the cancelled or non-renewed policy is maintained with an insurer whose claims-paying ability is acceptable to the Rating Agency rating the Notes or Certificates, as applicable. See "Description of Insurance--Primary Mortgage Insurance Policies." The Master Servicer, if any, or the Depositor or the applicable Servicer will be required to use its best reasonable efforts to maintain the Pool Insurance Policy for each related Mortgage Pool and to present claims under the policy to the issuer of the Pool Insurance Policy (the "Pool Insurer") on behalf of the Trustee and the Securityholders. See "Description of the Securities--Presentation of Claims."


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


          Mortgagor Bankruptcy Bond

          If so specified in the related prospectus supplement, the Master Servicer will exercise its best reasonable efforts to maintain a Mortgagor Bankruptcy Bond for a Series of Notes or Certificates, as applicable, in full force and effect throughout the term of the applicable Agreement, unless coverage under the Mortgagor Bankruptcy Bond has been exhausted through payment of claims, and will pay the premiums for the Mortgagor Bankruptcy Bond on a timely basis. At the request of the Depositor, coverage under a Mortgagor Bankruptcy Bond will be cancelled or reduced by the Master Servicer to the extent permitted by the Rating Agency rating the related Series of Notes or Certificates, as applicable, provided that the cancellation or reduction does not adversely affect the then current rating of the Series. See "Description of Insurance--Mortgagor Bankruptcy Bond."

          Presentation Of Claims

          The Master Servicer, on behalf of itself, the Trustee and the Securityholders, will present claims to HUD, the VA, the Pool Insurer, the Special Hazard Insurer, the issuer of the Mortgagor Bankruptcy Bond, and each Primary Mortgage Insurer, as applicable, and take reasonable steps necessary to permit recovery under the insurance policies or Mortgagor Bankruptcy Bond, if any, with respect to a Series concerning defaulted Mortgage Loans or Contracts or Mortgage Loans or Contracts that are the subject of a bankruptcy proceeding. All collections by the Master Servicer under any FHA insurance or VA guarantee, any Pool Insurance Policy, any Primary Mortgage Insurance Policy or any Mortgagor Bankruptcy Bond and, where the related property has not been restored, any Special Hazard Insurance Policy, are to be deposited in the Certificate Account, subject to withdrawal as previously described. In those cases in which a Mortgage Loan or Contract is serviced by a Servicer, the Servicer, on behalf of itself, the Trustee and the Securityholders, will present claims to the applicable Primary Mortgage Insurer and to the FHA and the VA, as applicable, and all collections shall be deposited in the Servicing Account, subject to withdrawal, as set forth above, for deposit in the Certificate Account.

          If any property securing a defaulted Mortgage Loan or Contract is damaged and proceeds, if any, from the related Standard Hazard Insurance Policy or the applicable Special Hazard Insurance Policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any Pool Insurance Policy or any Primary Mortgage Insurance Policy, neither the related Servicer nor the Master Servicer, as the case may be, will be required to expend its own funds to restore the damaged property unless it determines, and, in the case of a determination by a Servicer, the Master Servicer agrees, (1) that the restoration will increase the proceeds to Securityholders on liquidation of the Mortgage Loan or Contract after reimbursement of the expenses incurred by the Servicer or the Master Servicer, as the case may be, and (2) that the expenses will be recoverable through proceeds of the sale of the Mortgaged Property or proceeds of any related Pool Insurance Policy, any related Primary Mortgage Insurance Policy or otherwise.

          If recovery under a Pool Insurance Policy or any related Primary Mortgage Insurance Policy is not available because the related Servicer or the Master Servicer has been unable to make the above determinations or otherwise, the Servicer or the Master Servicer is nevertheless obligated to follow the normal practices and procedures deemed necessary or advisable to realize


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


upon the defaulted Mortgage Loan. If the proceeds of any liquidation of the Mortgaged Property or Manufactured Home are less than the principal balance of the defaulted Mortgage Loan or Contract, respectively, plus interest accrued on the proceeds at the Mortgage Rate, and if coverage under any other method of credit support with respect to the Series is exhausted, the related Trust Fund will realize a loss in the amount of the difference plus the aggregate of expenses incurred by the Servicer or the Master Servicer in connection with the proceedings and which are reimbursable under the related Servicing Agreement or Agreement. In the event that any proceedings result in a total recovery that is, after reimbursement to the Servicer or the Master Servicer of its expenses, in excess of the principal balance of the related Mortgage Loan or Contract, together with accrued and unpaid interest at the applicable Mortgage Rate or APR, as the case may be, the Servicer and the Master Servicer will be entitled to withdraw amounts representing normal servicing compensation on the Mortgage Loan or Contract from the Servicing Account or the Certificate Account, as the case may be.

          Enforcement Of "Due-On-Sale" Clauses; Realization Upon Defaulted Mortgage Loans

          Each Servicing Agreement and the applicable Agreement with respect to Notes or Certificates, as applicable, representing interests in or secured by a Mortgage Pool will provide that, when any Mortgaged Property has been conveyed by the borrower, the Servicer or the Master Servicer, as the case may be, will, to the extent it has knowledge of the conveyance, exercise its rights to accelerate the maturity of the Mortgage Loan under any applicable "due-on-sale" clause, if any, unless it reasonably believes that the enforcement is not exercisable under applicable law or regulations or if the exercise would result in loss of insurance coverage with respect to the Mortgage Loan. In either case, where the due-on-sale clause will not be exercised, the Servicer or the Master Servicer is authorized to take or enter into an assumption and modification agreement from or with the person to whom the Mortgaged Property has been or is about to be conveyed, pursuant to which the person becomes liable under the Mortgage Note and, unless prohibited by applicable state law, the Mortgagor remains liable on the Mortgage Note, provided that the Mortgage Loan will continue to be covered by any Pool Insurance Policy and any related Primary Mortgage Insurance Policy. In the case of an FHA Loan, an assumption can occur only with HUD approval of the substitute Mortgagor. Each Servicer and the Master Servicer will also be authorized, with the prior approval of the Insurer under any required insurance policies, to enter into a substitution of liability agreement with the person, pursuant to which the original Mortgagor is released from liability and the person is substituted as Mortgagor and becomes liable under the Mortgage Note.

          Under the Servicing Agreements and the applicable Agreement, the Servicer or the Master Servicer, as the case may be, will foreclose upon or otherwise comparably convert the ownership of properties securing the related Mortgage Loans that come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with foreclosure or other conversion, the Servicer or the Master Servicer will follow practices and procedures deemed necessary or advisable and as shall be normal and usual in its general mortgage servicing activities and in accordance with FNMA guidelines, except when, in the case of FHA or VA Loans, applicable regulations require otherwise. However, neither the Servicer nor the Master Servicer will be required to expend its own funds in connection with any foreclosure or towards the restoration of any property unless it


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


determines and, in the case of a determination by a Servicer, the Master Servicer agrees (1) that restoration and/or foreclosure will increase the proceeds of liquidation of the related Mortgage Loan to Securityholders after reimbursement to itself for expenses and (2) that expenses will be recoverable to it either through Liquidation Proceeds, Insurance Proceeds, payments under the Letter of Credit, or amounts in the Reserve Fund, if any, with respect to the related Series, or otherwise.

          Any prospective purchaser of a Cooperative Dwelling will generally be required to obtain the approval of the board of directors of the related Cooperative before purchasing the shares and acquiring rights under the proprietary lease or occupancy agreement securing the Cooperative Loan. See "Certain Legal Aspects of the Mortgage Loans and Contracts--The Mortgage Loans--Foreclosure" in this prospectus. This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the Cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring approval could limit the number of potential purchasers for those shares and otherwise limit the Trust Fund's ability to sell and realize the value of those shares.

          The market value of any Multifamily Property obtained in foreclosure or by deed in lieu of foreclosure will be based substantially on the operating income obtained from renting the dwelling units. Since a default on a Mortgage Loan secured by Multifamily Property is likely to have occurred because operating income, net of expenses, is insufficient to make debt service payments on the related Mortgage Loan, it can be anticipated that the market value of the property will be less than was anticipated when the Mortgage Loan was originated. To the extent that the equity in the property does not absorb the loss in market value and the loss is not covered by other credit support, a loss may be experienced by the related Trust Fund. With respect to Multifamily Property consisting of an apartment building owned by a Cooperative, the Cooperative's ability to meet debt service obligations on the Mortgage Loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders, as well as any rental income from units or commercial areas the Cooperative might control. Unanticipated expenditures may in some cases have to be paid by special assessments of the tenant-stockholders. The Cooperative's ability to pay the principal amount of the Mortgage Loan at maturity may depend on its ability to refinance the Mortgage Loan. The Depositor, the Unaffiliated Seller and the Master Servicer will have no obligation to provide refinancing for any Mortgage Loan.

          Enforcement Of 'Due-On-Sale' Clauses; Realization Upon Defaulted Contracts

          Each applicable Agreement and Servicing Agreement with respect to Notes or Certificates, as applicable, representing interests in or secured by a Contract Pool will provide that, when any Manufactured Home securing a Contract is about to be conveyed by the Obligor, the Master Servicer, to the extent it has knowledge of a prospective conveyance and prior to the time of the consummation of the conveyance, may exercise its rights to accelerate the maturity of the Contract under the applicable "due-on-sale" clause, if any, unless it is not exercisable under applicable law. In that case, the Master Servicer is authorized to take or enter into an assumption agreement from or with the person to whom the Manufactured Home has been or is about to be conveyed, pursuant to which the person becomes liable under the Contract and, unless determined to be materially adverse to the interests of Securityholders, with the prior approval of


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


the Pool Insurer, if any, to enter into a substitution of liability agreement with the person, pursuant to which the original Obligor is released from liability and the person is substituted as Obligor and becomes liable under the Contract. Where authorized by the Contract, the APR may be increased, upon assumption, to the then-prevailing market rate, but shall not be decreased.

          Under the Servicing Agreement or the applicable Agreement, the Master Servicer will repossess or otherwise comparably convert the ownership of properties securing the related Manufactured Homes that come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with repossession or other conversion, the Servicer or Master Servicer will follow practices and procedures it deems necessary or advisable and as are normal and usual in its general Contract servicing activities. The Servicer or Master Servicer, however, will not be required to expend its own funds in connection with any repossession or towards the restoration of any property unless it determines (1) that the restoration or repossession will increase the proceeds of liquidation of the related Contract to the Certificateholders after reimbursement to itself for the expenses and (2) that the expenses will be recoverable to it either through liquidation proceeds or through insurance proceeds.

          Servicing Compensation And Payment Of Expenses

          Under the applicable Agreement for a Series of Notes or Certificates, as applicable, the Depositor or the person or entity specified in the related prospectus supplement and any Master Servicer will be entitled to receive an amount described in the related prospectus supplement. As compensation for its servicing duties, a Servicer will be entitled to receive a monthly servicing fee in the amount specified in the related Servicing Agreement. The servicing compensation shall be payable by withdrawal from the related Servicing Account prior to deposit in the Certificate Account. Each Servicer, with respect to the Mortgage Loans or Contracts serviced by it, and the Master Servicer will be entitled to servicing compensation out of Insurance Proceeds, Liquidation Proceeds, or Letter of Credit payments. Additional servicing compensation in the form of prepayment charges, assumption fees, late payment charges or otherwise may be retained by the Servicers and the Master Servicer to the extent not required to be deposited in the Certificate Account.

          The Servicers and the Master Servicer, unless otherwise specified in the related prospectus supplement, will pay from their servicing compensation some of the expenses incurred in connection with the servicing of the Mortgage Loans or Contracts, including, without limitation, payment of the Insurance Policy premiums and, in the case of the Master Servicer, fees or other amounts payable for any Alternative Credit Support, payment of the fees and disbursements of the Trustee, and any custodian selected by the Trustee, the Note Register, the Certificate Register and independent accountants and payment of expenses incurred in enforcing the obligations of Servicers and Unaffiliated Sellers. Some of these expenses may be reimbursable by the Depositor pursuant to the terms of the applicable Agreement. In addition, the Master Servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of Servicers and Unaffiliated Sellers under limited circumstances.

          As set forth in the preceding section, the Servicers and the Master Servicer will be entitled to reimbursement for some of the expenses incurred by them in connection with the


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


liquidation of defaulted Mortgage Loans or Contracts. The related Trust Fund will suffer no loss by reason of these expenses to the extent claims are fully paid under the Letter of Credit, if any, the related insurance policies, from amounts in the Reserve Fund or under any applicable Alternative Credit Support described in a prospectus supplement. In the event, however, that claims are either not made or fully paid under the Letter of Credit, Insurance Policies or Alternative Credit Support, or if coverage has ceased, or if amounts in the Reserve Fund are not sufficient to fully pay the losses, the related Trust Fund will suffer a loss to the extent that the proceeds of the liquidation proceedings, after reimbursement of the expenses of the Servicers or the Master Servicer, as the case may be, are less than the principal balance of the related Mortgage Loan or Contract. In addition, the Servicers and the Master Servicer will be entitled to reimbursement of expenditures incurred by them in connection with the restoration of a Mortgaged Property, Cooperative Dwelling or Manufactured Home, the right of reimbursement being prior to the rights of the Securityholders to receive any payments under the Letter of Credit, or from any related Insurance Proceeds, Liquidation Proceeds, amounts in the Reserve Fund or any proceeds of Alternative Credit Support.

          Under the Trust Agreement, the Trustee will be entitled to deduct, from distributions of interest with respect to the Mortgage Certificates, a specified percentage of the unpaid principal balance of each Mortgage Certificate as servicing compensation. The Trustee shall be required to pay all expenses, except as expressly provided in the Trust Agreement, subject to limited reimbursement as provided in the Trust Agreement.

          Evidence As To Compliance

          The Master Servicer will deliver to the Depositor and the Trustee, on or before the date specified in the applicable Agreement or Servicing Agreement, an Officer's Certificate stating that (1) a review of the activities of the Master Servicer and the Servicers during the preceding calendar year and of its performance under the Agreement or Servicing Agreement has been made under the supervision of the officer, and (2) to the best of the officer's knowledge, based on the review, the Master Servicer and each Servicer has fulfilled all its obligations under the Agreement or Servicing Agreement and the applicable Servicing Agreement throughout the year, or, if there has been a default in the fulfillment of any obligation, specifying each default known to the officer and the nature and status of the default. The Officer's Certificate shall be accompanied by a statement of a firm of independent public accountants to the effect that, on the basis of an examination of particular documents and records relating to servicing of the Mortgage Loans or Contract, conducted in accordance with generally accepted accounting principles in the mortgage banking industry, the servicing of the Mortgage Loans or Contract was conducted in compliance with the provisions of the Agreement and/or the Servicing Agreements, except for any exceptions as the firm believes it is required to report.

          Certain Matters Regarding The Master Servicer, The Depositor And The Trustee And The Indenture Trustee

          The Master Servicer under each Agreement will be named in the applicable prospectus supplement. The entity acting as Master Servicer may be an Unaffiliated Seller and have other normal business relationships with the Depositor and/or affiliates of the Depositor and may be an affiliate of the Depositor. In the event there is no Master Servicer under an Agreement, all


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


servicing of Mortgage Loans or Contracts will be performed by a Servicer pursuant to a Servicing Agreement.

          The Master Servicer may not resign from its obligations and duties under the applicable Agreement except upon a determination that its duties under the relevant Agreement are no longer permissible under applicable law. No the resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Agreement.

          The Trustee under each Pooling and Servicing Agreement or Trust Agreement will be named in the applicable prospectus supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the Depositor and/or its affiliates and with the Master Servicer and/or its affiliates.

          The Trustee may resign from its obligations under the Pooling and Servicing Agreement at any time, in which event a successor trustee will be appointed. In addition, the Depositor may remove the Trustee if the Trustee ceases to be eligible to act as Trustee under the Pooling and Servicing Agreement or if the Trustee becomes insolvent, at which time the Depositor will become obligated to appoint a successor Trustee. The Trustee may also be removed at any time by the holders of Certificates evidencing voting rights aggregating not less than 50% of the voting rights evidenced by the Certificates of the Series. Any resignation and removal of the Trustee, and the appointment of a successor trustee, will not become effective until acceptance of the appointment by the successor Trustee.

          The Trustee may resign at any time from its obligations and duties under the Trust Agreement by executing an instrument in writing resigning as Trustee, filing the same with the Depositor, mailing a copy of a notice of resignation to all Certificateholders then of record, and appointing a qualified successor trustee. No resignation will become effective until the successor trustee has assumed the Trustee's obligations and duties under the Trust Agreement.

          The Indenture Trustee under the Indenture will be named in the applicable prospectus supplement. The commercial bank or trust company serving as Indenture Trustee may have normal banking relationships with the Depositor and/or its affiliates and with the Master Servicer and/or its affiliates.

          The Indenture Trustee may resign from its obligations under the Indenture at any time, in which event a successor trustee will be appointed. In addition, the Depositor may remove the Indenture Trustee if the Indenture Trustee ceases to be eligible to act as Indenture Trustee under the Indenture or if the Indenture Trustee becomes insolvent, at which time the Depositor will become obligated to appoint a successor Indenture Trustee. Unless otherwise specified in the related prospectus supplement, the Indenture Trustee may also be removed at any time by the holders of Notes evidencing voting rights aggregating not less than 50% of the voting rights evidenced by the Notes of the Series. Any resignation and removal of the Trustee, and the appointment of a successor trustee, will not become effective until acceptance of the appointment by the successor Trustee.


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


          Each Pooling and Servicing Agreement and Trust Agreement will also provide that neither the Depositor nor any director, officer, employee or agent of the Depositor or the Trustee, or any responsible officers of the Trustee will be under any liability to the Certificateholders, for the taking of any action or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment; provided, however, that none of the Depositor or the Trustee nor any other person will be protected against, in the case of the Depositor, any breach of representations or warranties made by them, and in the case of the Depositor and the Trustee, against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties under the related Agreement. Each Pooling and Servicing Agreement and Trust Agreement will further provide that the Depositor and the Trustee and any director, officer and employee or agent of the Depositor or the Trustee shall be entitled to indemnification, by the Trust Fund in the case of the Depositor and by the Master Servicer in the case of the Trustee and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the applicable Agreement or the Certificates and in the case of the Trustee, resulting from any error in any tax or information return prepared by the Master Servicer or from the exercise of any power of attorney granted pursuant to the Pooling and Servicing Agreement, other than any loss, liability or expense related to any specific Mortgage Loan, Contract or Mortgage Certificate, except any loss, liability or expense otherwise reimbursable pursuant to the applicable Agreement, and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of their duties under the related Agreement or by reason of reckless disregard of their obligations and duties under the related Agreement. In addition, each Agreement will provide that neither the Depositor nor the Master Servicer, as the case may be, will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties under the Agreement and that in its opinion may involve it in any expense or liability. The Depositor or the Master Servicer may, however, in their discretion, undertake any action deemed by them necessary or desirable with respect to the applicable Agreement and the rights and duties of the parties to the applicable Agreement and the interests of the Securityholders under the applicable Agreement. In this event, the legal expenses and costs of the action and any liability resulting from the action will be expenses, costs and liabilities of the Trust Fund, and the Master Servicer or the Depositor, as the case may be, will be entitled to be reimbursed for the action out of the Certificate Account.

          Deficiency Event

          To the extent a deficiency event is specified in the prospectus supplement, a deficiency event (a "Deficiency Event") with respect to the Notes or Certificates, as applicable, of each Series may be defined in the applicable Agreement as being the inability of the Trustee to distribute to holders of one or more Classes of Notes or Certificates, as applicable, of the Series, in accordance with the terms of the Notes or Certificates, as applicable, and the Agreement, any distribution of principal or interest on the Notes or Certificates, as applicable, when and as distributable, in each case because of the insufficiency for the purpose of the funds then held in the related Trust Fund.

          Except as otherwise provided in the related prospectus supplement, to the extent a deficiency event is specified in the related prospectus supplement, upon the occurrence of a


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


Defeciency event is specified in the related prospectus supplement, upon the occurrence of a Deficiency Event, the Trustee is required to determine whether or not the application on a monthly basis, regardless of the frequency of regular Distribution Dates, of all future scheduled payments on the Mortgage Loans, Contracts and Mortgage Certificates included in the related Trust Fund and other amount receivable with respect to the Trust Fund towards payments on the Notes or Certificates, as applicable, in accordance with the priorities as to distributions of principal and interest set forth in the Notes or Certificates, as applicable, will be sufficient to make distributions of interest at the applicable Interest Rates and to distribute in full the principal balance of each Note or Certificate, as applicable, on or before the latest Final Distribution Date of any outstanding Notes or Certificates, as applicable, of the Series.

          Except as otherwise provided in the related prospectus supplement, to the extent a deficiency event is specified in the related prospectus supplement, the Trustee will obtain and rely upon an opinion or report of a firm of independent accountants of recognized national reputation as to the sufficiency of the amounts receivable with respect to the Trust Fund to make distributions on the Notes or Certificates, as applicable, which opinion or report will be conclusive evidence as to the sufficiency. Pending the making of any determination, distributions on the Notes or Certificates, as applicable, shall continue to be made in accordance with their terms.

          Except as otherwise provided in the related prospectus supplement, to the extent a deficiency event is specified in the related prospectus supplement, in the event that the Trustee makes a positive determination, the Trustee will apply all amounts received in respect of the related Trust Fund, after payment of fees and expenses of the Trustee and accountants for the Trust Fund, to distributions on the Notes or Certificates, as applicable, of the Series in accordance with their terms, except that the distributions shall be made on each Distribution Date or on more frequent dates as specified in the related prospectus supplement and without regard to the amount of principal that would otherwise be distributable on the related Distribution Date. Under some circumstances following any positive determination, the Trustee may resume making distributions on the Notes or Certificates, as applicable, expressly in accordance with their terms.

          Except as otherwise provided in the related prospectus supplement, to the extent a deficiency event is specified in the related prospectus supplement, if the Trustee is unable to make the positive determination described above, the applicable Trustee will apply all amounts received in respect of the related Trust Fund, after payment of Trustee and accountants' fees and expenses, to monthly distributions on Notes or Certificates, as applicable, of the Series or on all Senior Notes or Senior Certificates, as applicable, of the Series pro rata, without regard to the priorities as to distribution of principal set forth in the Notes or Certificates, as applicable, and the Notes or Certificates, as applicable, will, to the extent permitted by applicable law and specified in the related prospectus Statement, accrue interest at the highest Interest Rate borne by any Note or Certificate Notes or Certificates, as applicable, with the same credit rating by the Rating Agencies of the Series, or in the event any Class of the Series shall accrue interest at a floating rate, at the weighted average Interest Rate, calculated on the basis of the maximum interest rate applicable to the Class having a floating interest rate and on the original principal amount of the Notes or Certificates, as applicable, of that Class. In this event, the holders of a majority in outstanding principal balance of the Notes or Certificates, as applicable, may direct the Trustee to sell the related Trust Fund, any direction being irrevocable and binding upon the


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holders of all Notes or Certificates, as applicable, of the Series and upon the owners of the residual interests in the Trust Fund. In the absence of a direction, the Trustee may not sell all or any portion of the Trust Fund.

          Events Of Default

          Except as otherwise provided in the related prospectus supplement, Events of Default under the related Pooling and Servicing Agreement or Sale and Servicing will consist of:

o any failure to make a specified payment which continues unremedied, in most cases, for five business days after the giving of written notice;

o any failure by the Trustee, the Servicer or the Master Servicer, as applicable, duly to observe or perform in any material respect any other of its covenants or agreements in the applicable Agreement which failure shall continue for the number of days specified in the related prospectus supplement or any breach of any representation and warranty made by the Master Servicer or the Servicer, if applicable, which continues unremedied for the number of days specified in the related prospectus supplement after the giving of written notice of the failure or breach;

o particular events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the Master Servicer or a Servicer, as applicable; and

o any lowering, withdrawal or notice of an intended or potential lowering, of the outstanding rating of the Notes or Certificates, as applicable, by the Rating Agency rating the Notes or Certificates, as applicable, because the existing or prospective financial condition or mortgage loan servicing capability of the Master Servicer is insufficient to maintain the rating.

          Unless otherwise specified in the related prospectus supplement, Events of Default under the Indenture for each Series of Notes include:

o a default of five days or more in the payment of any principal of or interest on any Note of the Series;

o failure to perform any other covenant of the Depositor or the Trust Fund in the Indenture which continues for a period of thirty days after notice is given in accordance with the procedures described in the related prospectus supplement;

o any representation or warranty made by the Depositor or the Trust Fund in the Indenture or in any certificate or other writing delivered or in connection with the Indenture with respect to or affecting the Series having been incorrect in a material respect as of the time made, and the breach is not cured within thirty days after notice is given in accordance with the procedures described in the related prospectus supplement;

o particular events of bankruptcy, insolvency, receivership or liquidation of the Depositor or the Trust Fund; or

o    any other Event of Default provided with respect to Notes of that Series.


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          Rights Upon Event Of Default

          If an Event of Default with respect to the Notes of any Series at the time outstanding occurs and is continuing, either the Indenture Trustee or the Noteholders of a majority of the then aggregate outstanding amount of the Notes of the Series may declare the principal amount of all the Notes of the Series to be due and payable immediately. The declaration may, under some circumstances, be rescinded and annulled by the Noteholders of a majority in aggregate outstanding amount of the Notes of the Series.

          If, following an Event of Default with respect to any Series of Notes, the Notes of the Series have been declared to be due and payable, the Indenture Trustee may, in its discretion, notwithstanding the acceleration, elect to maintain possession of the collateral securing the Notes of the Series and to continue to apply distributions on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of the Series as they would have become due if there had not been a declaration. In addition, the Indenture Trustee may not sell or otherwise liquidate the collateral securing the Notes of a Series following an Event of Default other than a default in the payment of any principal of or interest on any Note of the Series for thirty days or more, unless

o the Noteholders of 100% of the then aggregate outstanding amount of the Notes of the Series consent to the sale,

o the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest due and unpaid on the outstanding Notes of the Series at the date of the sale, or

o the Indenture Trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the Notes as the payments would have become due if the Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of the Holders of 66 2/3% of the then aggregate outstanding amount of the Notes of the Series.

          In the event that the Indenture Trustee liquidates the collateral in connection with an Event of Default involving a default for thirty days or more in the payment of principal of or interest on the Notes of a Series, the Indenture provides that the Indenture Trustee will have a prior lien on the proceeds of any liquidation for unpaid fees and expenses. As a result, upon the occurrence of this Event of Default, the amount available for distribution to the Noteholders may be less than would otherwise be the case. However, the Indenture Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the Noteholders after the occurrence of this Event of Default.

          Unless otherwise specified in the related prospectus supplement, in the event the principal of the Notes of a Series is declared due and payable, as described above, the Noteholders of these Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of the Notes less the amount of the discount which is unamortized.

          Except as otherwise provided in the related prospectus supplement, so long as an Event of Default with respect to a Series of Notes or Certificates, as applicable, remains unremedied,


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


the Depositor, the Trustee or the holders of Notes of the Series, or, if no Notes are issued as part of the Series, Certificate, evidencing not less than 25% of the principal amount of the Notes or Certificates, as applicable, of the Series may terminate all of the rights and obligations of the Master Servicer under the applicable Agreement and/or Servicing Agreement and in and to the Mortgage Loans and Contracts and their proceeds, whereupon, subject to applicable law regarding the Trustee's ability to make advances, the Trustee or, if the Depositor so notifies the Trustee and the Master Servicer, the Depositor or its designee, will succeed to all the responsibilities, duties and liabilities of the Master Servicer under the Agreement and will be entitled to similar compensation arrangements. In the event that the Trustee would be obligated to succeed the Master Servicer but is unwilling or unable so to act, it may appoint, or petition to a court of competent jurisdiction for the appointment of, a successor master servicer. Pending an appointment, the Trustee, unless prohibited by law from so acting, shall be obligated to act in this capacity. The Trustee and the successor master servicer may agree upon the servicing compensation to be paid to the successor, which in no event may be greater than the compensation to the Master Servicer under the applicable Agreement.

          Amendment

          Except as otherwise provided in the related prospectus supplement, the Pooling and Servicing Agreement or Sale and Servicing Agreement, as applicable, for each Series of Notes or Certificates, as applicable, may be amended by the Depositor, the Master Servicer and the Trustee, without the consent of the Securityholders,

o    to cure any ambiguity,

o to correct or supplement any provision in the Pooling and Servicing Agreement or Sale and Servicing Agreement, as applicable, that may be inconsistent with any other provision in these agreements, or

o to make any other provisions with respect to matters or questions arising under the Agreement that are not inconsistent with the provisions of these Agreements, provided that the action will not adversely affect in any material respect the interests of any Securityholder of the related Series.

          Except as otherwise provided in the related prospectus supplement, the Pooling and Servicing Agreement or Sale and Servicing Agreement, as applicable, for each Series of Notes or Certificates, as applicable, may also be amended by the Depositor, the Master Servicer and the Trustee with the consent of holders of Notes or Certificates, as applicable, evidencing not less than 66 2/3% of the aggregate outstanding principal amount of the Notes or Certificates, as applicable, of the Series, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the Securityholders; provided, however, that no the amendment may

(1) reduce in any manner the amount of, delay the timing of or change the manner in which payments received on or with respect to Mortgage Loans and Contracts are required to be distributed with respect to any Note or Certificate, as applicable, without the consent of the holder of the Security,


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


(2) adversely affect in any material respect the interests of the holders of a Class or Subclass of the Senior Notes or Senior Certificates, as applicable, if any, of a Series in a manner other than that set forth in
     (1) above without the consent of the holders of the Senior Notes or Senior Certificates, as applicable, of the Subclass evidencing not less than 66 2/3% of the Class or Subclass,

(3) adversely affect in any material respect the interests of the holders of the Subordinated Notes or Subordinated Certificates, as applicable, of a Series in a manner other than that set forth in (1) above without the consent of the holders of Subordinated Notes or Subordinated Certificates, as applicable, evidencing not less than 66 2/3% of the Class or Subclass or

(4) reduce the aforesaid percentage of the Notes or Certificates, as applicable, the holders of which are required to consent to the amendment, without the consent of the holders of the Class affected by the amendment.

          The Trust Agreement for a Series may be amended by the Trustee and the Depositor without Certificateholder consent, to cure any ambiguity, to correct or supplement any provision in the Trust Agreement that may be inconsistent with any other provision in the Trust Agreement, or to make any other provisions with respect to matters or questions arising under the Trust Agreement that are not inconsistent with any other provisions of the Trust Agreement, provided that the action will not, as evidenced by an opinion of counsel, adversely affect the interests of any Certificateholders of that Series in any material respect. The Trust Agreement for each Series may also be amended by the Trustee and the Depositor with the consent of the Holders of Notes or Certificates, as applicable, evidencing Percentage Interests aggregating not less than 66 2/3% of each Class of the Notes or Certificates, as applicable, of the Series affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or modifying in any manner the rights of Certificateholders of that Series; provided, however, that no amendment may (1) reduce in any manner the amount of, or delay the timing of, or change the manner in which payments received on Mortgage Certificates are required to be distributed in respect of any Certificate, without the consent of the Holder of the Certificate or (2) reduce the aforesaid percentage of Notes or Certificates, as applicable, the Holders of which are required to consent to any amendment, without the consent of the Holders of all Notes or Certificates, as applicable, of the Series then outstanding.

          Termination

          Except as otherwise provided in the related prospectus supplement, the obligations created by the Pooling and Servicing Agreement or Sale and Servicing Agreement, as applicable, for a Series of Notes or Certificates, as applicable, will terminate upon the earlier of

          (1) the repurchase of all Mortgage Loans or Contracts and all property acquired by foreclosure of the Mortgage Loan or Contract, and

          (2)  the later of


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


               (a) the maturity or other liquidation of the last Mortgage Loan or Contract subject to the obligations and the disposition of all property acquired upon foreclosure of the Mortgage Loan or Contract, and

               (b) the payment to the Securityholders of all amounts held by the Master Servicer and required to be paid to them pursuant to the applicable Agreement.

The obligations created by the Trust Agreement for a Series of Certificates will terminate upon the distribution to Certificateholders of all amounts required to be distributed to them pursuant to the Trust Agreement. In no event, however, will the Trust created by either the Agreement continue beyond the expiration of 21 years from the death of the last survivor of specific persons identified in it. For each Series of Notes or Certificates, as applicable, the Master Servicer will give written notice of termination of the applicable Agreement of each Securityholder, and the final distribution will be made only upon surrender and cancellation of the Notes or Certificates, as applicable, at an office or agency specified in the notice of termination.

          If so provided in the related prospectus supplement, the Pooling and Servicing Agreement or Sale and Servicing Agreement for each Series of Notes or Certificates, as applicable, will permit, but not require, the Depositor or another person specified in the prospectus supplement to repurchase from the Trust Fund for the Series all remaining Mortgage Loans or Contracts subject to the applicable Agreement at a price specified in the related prospectus supplement. In the event that the Depositor elects to treat the related Trust Fund as a REMIC under the Code, the repurchase will be effected in compliance with the requirements of Section 860F(a)(4) of the Code, in order to constitute a "qualified liquidation" under the Code. The exercise of the right will effect early retirement of the Notes or Certificates, as applicable, of that Series, but the right so to repurchase may be effected only on or after the aggregate principal balance of the Mortgage Loans or Contracts for the Series at the time of repurchase is less than a specified percentage of the aggregate principal balance at the Cut-off Date for the Series, or on or after the date set forth in the related prospectus supplement.

          The Indenture will be discharged with respect to a Series of Notes, except with respect to the continuing rights specified in the Indenture, upon the delivery to the Indenture Trustee for cancellation of all the Notes of the Series or, with some limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all the Notes of the Series.

                  CERTAIN INFORMATION REGARDING THE SECURITIES

          Book-Entry Registration

          If so specified in the related prospectus supplement, DTC will act as securities company for each class of notes or certificates offered by this prospectus. Each class of notes or certificates, as applicable, initially will be represented by one or more certificates registered in the name of Cede, the nominee of DTC. As the nominee of DTC, it is anticipated that the only "noteholder" and/or "certificateholder" with respect to a series of notes or certificates, as applicable, will be Cede. Beneficial owners of the notes or certificates, as applicable ("Security Owners") will not be recognized as "noteholders" by the related indenture trustee, as the term is


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


used in each Indenture, or as "certificateholders" by the related trustee, as the term is used in each Trust Agreement or Pooling and Servicing Agreement, as applicable, and Security Owners will be permitted to exercise the rights of noteholders or certificateholders only indirectly through DTC and its participating members ("Participants").

          DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code (the "UCC") in effect in the State of New York, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for the Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thus eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (the "Indirect Participants").

          Security Owners that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or an interest in, the securities may do so only through Participants and Indirect Participants. In addition, all Security Owners will receive all distributions of principal and interest from the related indenture trustee or the related trustee, as applicable, through Participants or Indirect Participants. Under a book-entry format, Security Owners may experience some delay in their receipt of payments, since these payments will be forwarded by the applicable trustee or indenture trustee to DTC's nominee. DTC will then forward the payments to the Participants, which will then forward them to Indirect Participants or Security Owners.

          Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the securities and to receive and transmit distributions of principal of and interest on the securities. Participants and Indirect Participants with which Security Owners have accounts with respect to the securities similarly are required to make book-entry transfers and to receive and transmit the payments on behalf of their respective Security Owners. Accordingly, although Security Owners will not possess physical certificates representing the securities, the Rules provide a mechanism by which Participants and Indirect Participants will receive payments and transfer or exchange interests, directly or indirectly, on behalf of Security Owners.

          Because DTC can act only on behalf of Participants, who in turn may act on behalf of Indirect Participants, the ability of a Security Owner to pledge securities to persons or entities that do not participate in the DTC system, or otherwise take actions with respect to the securities, may be limited due to the lack of a physical certificate representing the securities.

          DTC has advised the company that it will take any action permitted to be taken by a Security Owner under the Indenture, Trust Agreement or Pooling and Servicing Agreement, as applicable, only at the direction of one or more Participants to whose account with DTC the securities are credited. DTC may take conflicting actions with respect to other undivided


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


interests to the extent that these actions are taken on behalf of Participants whose holdings include the undivided interests.

          Clearstream Banking, societe anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg ("Clearstream, Luxembourg"), was incorporated in 1970 as "Cedel S.A.", a company with limited liability under Luxembourg law (a societe anonyme). Cedel S.A. subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank's parent company, Cedel International, societe anonyme ("CI") merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG ("DBC"). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Cedel International, societe anonyme ("New CI"), which is 50% owned by CI and 50% owned by DBC's parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Cedel International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Cedel International's stock.

          Further to the merger, the Board of Directors of New Cedel International decided to rename the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is "Clearstream". With effect from January 14, 2000 New CI has been renamed "Clearstream International, societe anonyme". On January 18, 2000, Cedelbank was renamed "Clearstream Banking, societe anonyme", and Cedel Global Services was renamed "Clearstream Services, societe anonyme".

          On January 17, 2000 DBC was renamed "Clearstream Banking AG". This means that there are now two entities in the corporate group headed by Clearstream International which share the name "Clearstream Banking", the entity previously named "Cedelbank" and the entity previously named "Deutsche Brse Clearing AG".

          Clearstream, Luxembourg holds securities for its customers ("Clearstream, Luxembourg Participants") and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, "CSSF", which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an


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


electronic bridge with Morgan Guaranty Trust Company of New York as the Operator of the Euroclear System (MGT/EOC) in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and MGT/EOC.

          Except as required by law, none of Credit Suisse First Boston LLC, the company, the related seller, the related servicer, or related indenture trustee, if any, or the related trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of securities of any series held by DTC's nominee, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

                                 CREDIT SUPPORT

          Credit support for a Series of Notes or Certificates, as applicable, may be provided by one or more Letters of Credit, the issuance of Subordinated Classes or Subclasses of Notes or Certificates, as applicable, which may, if so specified in the related prospectus supplement, be issued in notional amounts, the issuance of subordinated Classes or Subclasses of Notes, the provision for shifting interest credit enhancement, the establishment of a Reserve Fund, the method of Alternative Credit Support specified in the applicable prospectus supplement, or any combination of the foregoing, in addition to, or in lieu of, the insurance arrangements set forth below under "Description of Insurance." The amount and method of credit support will be set forth in the prospectus supplement with respect to a Series of Notes or Certificates, as applicable.

          Letters Of Credit

          The Letters of Credit, if any, with respect to a Series of Notes or Certificates, as applicable, will be issued by the bank or financial institution specified in the related prospectus supplement (the "L/C Bank"). The maximum obligation of the L/C Bank under the Letter of Credit will be to honor requests for payment in an aggregate fixed dollar amount, net of unreimbursed payments, equal to the percentage of the aggregate principal balance on the related Cut-off Date of the Mortgage Loans or Contracts evidenced by each Series (the "L/C Percentage") specified in the prospectus supplement for the Series. The duration of coverage and the amount and frequency of any reduction in coverage provided by the Letter of Credit with respect to a Series of Notes or Certificates, as applicable, will be in compliance with the requirements established by the Rating Agency rating the Series and will be set forth in the prospectus supplement relating to the Series of Notes or Certificates, as applicable. The amount available under the Letter of Credit in all cases shall be reduced to the extent of the unreimbursed payments under the Letter of Credit. The obligations of the L/C Bank under the Letter of Credit for each Series of Notes or Certificates, as applicable, will expire a specified number of days after the latest of the scheduled final maturity dates of the Mortgage Loans or Contracts in the related Mortgage Pool or Contract Pool or the repurchase of all Mortgage Loans or Contracts in the Mortgage Pool or Contract Pool in the circumstances specified above. See "Description of the Securities--Termination."

          Unless otherwise specified in the applicable prospectus supplement, under the applicable Agreement and/or Servicing Agreement, the Master Servicer will be required not later than three business days prior to each Distribution Date to determine whether a payment under the Letter of Credit will be necessary on the Distribution Date and will, no later than the third business day


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


prior to the Distribution Date, advise the L/C Bank and the Trustee of its determination, setting forth the amount of any required payment. On the Distribution Date, the L/C Bank will be required to honor the Trustee's request for payment in an amount equal to the lesser of (A) the remaining amount available under the Letter of Credit and (B) the outstanding principal balances of any Liquidating Loans to be assigned on the Distribution Date, together with accrued and unpaid interest on the Liquidating Loans at the related Mortgage Rate or APR to the related Due Date. The proceeds of payments under the Letter of Credit will be deposited into the Certificate Account and will be distributed to Securityholders, in the manner specified in the related prospectus supplement, on the Distribution Date, except to the extent of any unreimbursed Advances, servicing compensation due to the Servicers and the Master Servicer and other amounts payable to the Depositor or the person or entity named in the applicable prospectus supplement. Unless otherwise provided in the related prospectus supplement, the term "Liquidating Loan" means:

          (1) each Mortgage Loan with respect to which foreclosure proceedings have been commenced, and the Mortgagor's right of reinstatement has expired,

          (2) each Mortgage Loan with respect to which the Servicer or the Master Servicer has agreed to accept a deed to the property in lieu of foreclosure,

          (3) each Cooperative Loan as to which the shares of the related Cooperative and the related proprietary lease or occupancy agreement have been sold or offered for sale, or

          (4) each Contract with respect to which repossession proceedings have been commenced.

          If at any time the L/C Bank makes a payment in the amount of the full outstanding principal balance and accrued interest on a Liquidating Loan, it will be entitled to receive an assignment by the Trustee of the Liquidating Loan, and the L/C Bank will then own the Liquidating Loan free of any further obligation to the Trustee or the Securityholders with respect to the Liquidating Loan. Payments made to the Certificate Account by the L/C Bank under the Letter of Credit with respect to a Liquidating Loan will be reimbursed to the L/C Bank only from the proceeds, net of liquidation costs, of the Liquidating Loan. The amount available under the Letter of Credit will be increased to the extent it is reimbursed for the payments.

          To the extent the proceeds of liquidation of a Liquidating Loan acquired by the L/C Bank in the manner described in the preceding paragraph exceed the amount of payments made with respect to the Liquidating Loan, the L/C Bank will be entitled to retain the proceeds as additional compensation for issuance of the Letter of Credit.

          Prospective purchasers of Notes or Certificates, as applicable, of a Series with respect to which credit support is provided by a Letter of Credit must look to the credit of the L/C Bank, to the extent of its obligations under the Letter of Credit, in the event of default by Mortgagors or Obligors. If the amount available under the Letter of Credit is exhausted, or the L/C Bank becomes insolvent, and amounts in the Reserve Fund, if any, with respect to the Series are insufficient to pay the entire amount of the loss and still be maintained at the Required Reserve,


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


the Securityholders, in the priority specified in the related prospectus supplement, will subsequently bear all risks of loss resulting from default by Mortgagors or Obligors, including losses not covered by insurance or Alternative Credit Support, and must look primarily to the value of the properties securing defaulted Mortgage Loans or Contracts for recovery of the outstanding principal and unpaid interest.

          If so specified in the related prospectus supplement, the Reserve Fund may be created by the deposit, in escrow, by the Depositor, of a separate pool of Mortgage Loans or Contracts (the "Subordinated Pool"), with the aggregate principal balance specified in the related prospectus supplement, or by the deposit of cash in the amount specified in the related prospectus supplement (the "Initial Deposit"). The Reserve Fund will be funded by the retention of specified distributions on the Trust Assets of the related Mortgage Pool or Contract Pool, and/or on the mortgage loans, cooperative loans or Contracts in the Subordinated Pool, until the Reserve Fund, without taking into account the amount of any Initial Deposit, except as otherwise provided in the related prospectus supplement, reaches an amount (the "Required Reserve") set forth in the related prospectus supplement. Subsequently, specified distributions on the Trust Assets of the related Mortgage Pool or Contract Pool, and/or on the Mortgage Loans or Contracts in the Subordinated Pool, will be retained to the extent necessary to maintain the Reserve Fund, without, except as otherwise provided in the related prospectus supplement, taking into account the amount of any Initial Deposit, at the related Required Reserve.

          In the event that a Subordinated Class or Subclass of a Series of Notes or Certificates, as applicable, is issued with a notional amount, the coverage provided by the Letter of Credit with respect to the Series, and the terms and conditions of the coverage, will be set forth in the related prospectus supplement.

          Subordinated Securities

          To the extent specified in the prospectus supplement with respect to a Series of Notes or Certificates, as applicable, credit support may be provided by the subordination of the rights of the holders of one or more Classes or Subclasses of Notes or Certificates, as applicable, to receive distributions with respect to the Mortgage Loans or Mortgage Certificates in the Mortgage Pool or Contracts in the Contract Pool underlying the Series, or with respect to a Subordinated Pool of mortgage loans or contracts, to the rights of the Senior Securityholders or holders of one or more Classes or Subclasses of Subordinated Notes or Subordinated Certificates, as applicable, of the Series to receive distributions, to the extent of the applicable Subordinated Amount or as otherwise specified in the related prospectus supplement. In this case, credit support may also be provided by the establishment of a Reserve Fund, as described below. Except as otherwise provided in the related prospectus supplement, the Subordinated Amount, as described below, will be reduced by an amount equal to Aggregate Losses. Aggregate Losses will be defined in the related Agreement for any given period as the aggregate amount of delinquencies, losses and other deficiencies in the amounts due to the holders of the Notes or Certificates, as applicable, of one or more Classes or Subclasses of the Series paid or borne by the holders of one or more Classes or Subclasses of Subordinated Notes or Subordinated Certificates, as applicable, of the Series ("payment deficiencies"), but excluding any payments of interest on any amounts originally due to the holders of the Notes or Certificates, as applicable, of a Class or Subclass to which the applicable Class or Subclass of


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Subordinated Notes or Subordinated Certificates, as applicable, are subordinated on a previous Distribution Date, but not paid as due, whether by way of withdrawal from the Reserve Fund, including, prior to the time that the Subordinated Amount is reduced to zero, any withdrawal of amounts attributable to the Initial Deposit, if any, reduction in amounts otherwise distributable to the Subordinated Securityholders on any Distribution Date or otherwise, less the aggregate amount of previous payment deficiencies recovered by the related Trust Fund during any period in respect of the Mortgage Loans or Contracts giving rise to previous payment deficiencies, including, without limitation, recoveries resulting from the receipt of delinquent principal and/or interest payments, Liquidation Proceeds or Insurance Proceeds, net, in each case, of servicing compensation, foreclosure costs and other servicing costs, expenses and unreimbursed Advances relating to the Mortgage Loans or Contracts. The prospectus supplement for each Series of Notes or Certificates, as applicable, with respect to which credit support will be provided by one or more Classes or Subclasses of Subordinated Notes or Subordinated Certificates, as applicable, will set forth the Subordinated Amount for the Series and/or the manner by which one or more Classes or Subclasses of Notes or Certificates, as applicable, may be subordinated to other Classes or Subclasses or Notes or Certificates, as applicable. If specified in the related prospectus supplement, the Subordinated Amount will decline over time in accordance with a schedule which will also be set forth in the related prospectus supplement.

          In addition, if so specified in the related prospectus supplement, if a Series of Notes or Certificates, as applicable, includes Notes, one more Classes or Subclasses of Notes may be subordinated to another Class or Subclasses of Notes and may be entitled to receive disproportionate amounts of distributions in respect of principal and all the Certificates of the Series will be subordinated to all the Notes.

          Shifting Interest

          If specified in the prospectus supplement for a Series of Notes or Certificates, as applicable, for which credit enhancement is provided by shifting interest as described in this prospectus, the rights of the holders of the Subordinated Notes or Subordinated Certificates, as applicable, of a Series to receive distributions with respect to the Mortgage Loans, Mortgage Certificates or Contracts in the related Trust Fund or Subsidiary Trust will be subordinated to the right of the holders of the Senior Notes or Senior Certificates, as applicable, of the same Series to the extent described in the related prospectus supplement. This subordination feature is intended to enhance the likelihood of regular receipt by holders of Senior Notes or Senior Certificates, as applicable, of the full amount of scheduled monthly payments of principal and interest due them and to provide limited protection to the holders of the Senior Notes or Senior Certificates, as applicable, against losses due to mortgagor defaults.

          The protection afforded to the holders of Senior Notes or Senior Certificates, as applicable, of a Series by the shifting interest subordination feature will be effected by distributing to the holders of the Senior Notes or Senior Certificates, as applicable, a disproportionately greater percentage (the "Senior Prepayment Percentage") of Principal Prepayments. The initial Senior Prepayment Percentage will be the percentage specified in the related prospectus supplement and will decrease in accordance with the schedule and subject to the conditions set forth in the prospectus supplement. This disproportionate distribution of Principal Prepayments will have the effect of accelerating the amortization of the Senior Notes or


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Senior Certificates, as applicable, while increasing the respective interest of the Subordinated Notes or Subordinated Certificates, as applicable, in the Mortgage Pool or Contract Pool. Increasing the respective interest of the Subordinated Notes or Subordinated Certificates, as applicable, relative to that of the Senior Notes or Senior Certificates, as applicable, is intended to preserve the availability of the benefits of the subordination provided by the Subordinated Notes or Subordinated Certificates, as applicable.

          Swap Agreement

          If so specified in the prospectus supplement relating to a Series of Notes or Certificates, as applicable, the related Trust will enter into or obtain an assignment of a swap agreement or other similar agreement pursuant to which the trust will have the right to receive particular payments of interest, or other payments, as set forth or determined as described in the agreement or agreements. The prospectus supplement relating to a Series of Notes or Certificates, as applicable, having the benefit of an interest rate or currency rate swap, cap or floor agreement will describe the material terms of the agreement and the particular risks associated with the interest rate swap feature, including market and credit risk, the effect of counterparty defaults and other risks, if any, addressed by the rating. The prospectus supplement relating to the Series of Notes or Certificates, as applicable, also will set forth information relating to the corporate status, ownership and credit quality of the counterparty or counterparties to the swap agreement in accordance with applicable rules and regulations of the Commission.

          Reserve Fund

          If so specified in the related prospectus supplement, credit support with respect to one or more Classes or Subclasses of Notes or Certificates, as applicable, of a Series may be provided by the establishment and maintenance with the Trustee for the Series of Notes or Certificates, as applicable, in trust, of a Reserve Fund for the Series. Unless otherwise specified in the applicable prospectus supplement, the Reserve Fund for a Series will not be included in the Trust Fund for the Series. The Reserve Fund for each Series will be created by the Depositor and shall be funded by the retention by the Master Servicer of particular payments on the Mortgage Loans or Contracts, by the deposit with the Trustee, in escrow, by the Depositor of a Subordinated Pool of mortgage loans or Contracts with the aggregate principal balance, as of the related Cut-off Date, set forth in the related prospectus supplement, by any combination of the foregoing, or in another manner specified in the related prospectus supplement. Except as otherwise provided in the related prospectus supplement, following the initial issuance of the Notes or Certificates, as applicable, of a Series and until the balance of the Reserve Fund first equals or exceeds the Required Reserve, the Master Servicer will retain specified distributions on the related Mortgage Loans or Contracts and/or on the Contracts in the Subordinated Pool otherwise distributable to the holders of the applicable Class or Subclasses of Subordinated Notes or Subordinated Certificates, as applicable, and deposit the amounts in the Reserve Fund. After the amounts in the Reserve Fund for a Series first equal or exceed the applicable Required Reserve, the Master Servicer will retain the distributions and deposit so much of the amounts in the Reserve Fund as may be necessary, after the application of distributions to amounts due and unpaid on the Notes or Certificates, as applicable, or on the Notes or Certificates, as applicable, of the Series to which the applicable Class or Subclass of Subordinated Notes or Subordinated Certificates, as applicable, are subordinated and the reimbursement of unreimbursed Advances and liquidation


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


expenses, to maintain the Reserve Fund at the Required Reserve. Except as otherwise provided in the related prospectus supplement, the balance in the Reserve Fund in excess of the Required Reserve shall be paid to the applicable Class or Subclass of Subordinated Notes or Subordinated Certificates, as applicable, or to another specified person or entity, as set forth in the related prospectus supplement, and shall subsequently be unavailable for future distribution to Certificateholders of either Class. The prospectus supplement for each Series will set forth the amount of the Required Reserve applicable from time to time. The Required Reserve may decline over time in accordance with a schedule which will also be set forth in the related prospectus supplement.

          Except as otherwise provided in the related prospectus supplement, amounts held in the Reserve Fund for a Series from time to time will continue to be the property of the Subordinated Securityholders of the Classes or Subclasses specified in the related prospectus supplement until withdrawn from the Reserve Fund and transferred to the Certificate Account as described below. Except as otherwise provided in the related prospectus supplement, if on any Distribution Date the amount in the Certificate Account available to be applied to distributions on the applicable Senior Notes or Senior Certificates, as applicable, of the Series, after giving effect to any Advances made by the Servicers or the Master Servicer on the Distribution Date, is less than the amount required to be distributed to the Senior Securityholders (the "Required Distribution") on the Distribution Date, the Master Servicer will withdraw from the Reserve Fund and deposit into the Certificate Account the lesser of (1) the entire amount on deposit in the Reserve Fund available for distribution to the Senior Securityholders, which amount will not in any event exceed the Required Reserve, or (2) the amount necessary to increase the funds in the Certificate Account eligible for distribution to the Senior Securityholders on the Distribution Date to the Required Distribution; provided, however, that unless specified in the related prospectus supplement no amount representing investment earnings on amounts held in the Reserve Fund be transferred into the Certificate Account or otherwise used in any manner for the benefit of the Senior Securityholders. If so specified in the applicable prospectus supplement, the balance, if any, in the Reserve Fund in excess of the Required Reserve shall be released to the applicable Subordinated Securityholders. Unless otherwise specified in the related prospectus supplement, whenever the Reserve Fund is less than the Required Reserve, holders of the Subordinated Notes or Subordinated Certificates, as applicable, of the applicable Class or Subclass will not receive any distributions with respect to the Mortgage Loans, Mortgage Certificates or Contracts other than amounts attributable to interest on the Mortgage Loans, Mortgage Certificates or Contracts after the initial Required Reserve has been attained and amounts attributable to any income resulting from investment of the Reserve Fund as described below. Except as otherwise provided in the related prospectus supplement, whether or not the amount of the Reserve Fund exceeds the Required Reserve on any Distribution Date, the holders of the Subordinated Notes or Subordinated Certificates, as applicable, of the applicable Class or Subclass are entitled to receive from the Certificate Account their share of the proceeds of any Mortgage Loan, Mortgage Certificates or Contract, or any property acquired for them, repurchased by reason of defective documentation or the breach of a representation or warranty pursuant to the Pooling and Servicing Agreement. Except as otherwise provided in the related prospectus supplement, amounts in the Reserve Fund shall be applied in the following order:

          (1) to the reimbursement of Advances determined by the Master Servicer and the Servicers to be otherwise unrecoverable, other than Advances of interest in


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               connection with prepayments in full, repurchases and
               liquidations, and the reimbursement of liquidation expenses incurred by the Servicers and the Master Servicer if sufficient funds for reimbursement are not otherwise available in the related Servicing Accounts and Certificate Account;

          (2) to the payment to the holders of the applicable Senior Notes or Senior Certificates, as applicable, of the Series of amounts distributable to them on the related Distribution Date in respect of scheduled payments of principal and interest due on the related Due Date to the extent that sufficient funds in the Certificate Account are not available; and

          (3) to the payment to the holders of the Senior Notes or Senior Certificates, as applicable, of the Series of the principal balance or purchase price, as applicable, of Mortgage Loans or Contracts repurchased, liquidated or foreclosed during the period ending on the day prior to the Due Date to which the distribution relates and interest on these Mortgage Loans or Contracts at the related Mortgage Rate or APR, as applicable, to the extent that sufficient funds in the Certificate Account are not available.

          Except as otherwise provided in the related prospectus supplement, amounts in the Reserve Fund in excess of the Required Reserve, including any investment income on amounts in the Reserve Fund, as set forth below, shall then be released to the holders of the Subordinated Notes or Subordinated Certificates, as applicable, or to another person specified in the applicable prospectus supplement, as set forth above.

          Funds in the Reserve Fund for a Series shall be invested as provided in the related Agreement and/or Indenture in specific types of eligible investments. The earnings on these investments will be withdrawn and paid to the holders of the applicable Class or Subclass of Subordinated Notes or Subordinated Certificates, as applicable, in accordance with their respective interests in the Reserve Fund in the priority specified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, investment income in the Reserve Fund is not available for distribution to the holders of the Senior Notes or Senior Certificates, as applicable, of the Series or otherwise subject to any claims or rights of the holders of the applicable Class or Subclass of Senior Notes or Senior Certificates, as applicable. Eligible investments for monies deposited in the Reserve Fund will be specified in the applicable Agreement and/or Indenture for a Series of Notes or Certificates, as applicable, for which a Reserve Fund is established and in some instances will be limited to investments acceptable to the Rating Agency rating the Notes or Certificates, as applicable, of the Series from time to time as being consistent with its outstanding rating of the Notes or Certificates, as applicable. These eligible investments will be limited, however, to obligations or securities that mature at various time periods up to 30 days according to a schedule in the applicable Agreement based on the current balance of the Reserve Fund at the time of the investment or the contractual commitment providing for the investment.

          The time necessary for the Reserve Fund of a Series to reach and maintain the applicable Required Reserve at any time after the initial issuance of the Notes or Certificates, as applicable, of the Series and the availability of amounts in the Reserve Fund for distributions on the Notes or


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Certificates, as applicable, will be affected by the delinquency, foreclosure and prepayment experience of the Mortgage Loans or Contracts in the related Trust Fund and/or in the Subordinated Pool and therefore cannot be accurately predicted.

          Security Guarantee Insurance

          If so specified in the related prospectus supplement, Security Guarantee Insurance, if any, with respect to a Series of Notes or Certificates, as applicable, may be provided by one or more insurance companies. The Security Guarantee Insurance will guarantee, with respect to one or more Classes of Notes or Certificates, as applicable, of the related Series, timely distributions of interest and full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. If so specified, in the related prospectus supplement, the Security Guarantee Insurance will also guarantee against any payment made to a Series of Notes or Certificates, as applicable, which is subsequently recovered as a "voidable preference" payment under the Bankruptcy Code. A copy of the Security Guarantee Insurance for a Series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Notes or Certificates, as applicable, of the related Series.

          Performance Bond

          If so specified in the related prospectus supplement, the Master Servicer may be required to obtain a Performance Bond that would provide a guarantee of the performance by the Master Servicer of one or more of its obligations under the applicable Agreement and/or Servicing Agreement, including its obligation to make Advances and its obligation to repurchase Mortgage Loans or Contracts in the event of a breach by the Master Servicer of a representation or warranty contained in the applicable Agreement. In the event that the outstanding credit rating of the obligor of the Performance Bond is lowered by the Rating Agency, with the result that the outstanding rating on any Class or Subclass of Notes or Certificates, as applicable, would be reduced by the Rating Agency, the Master Servicer will be required to secure a substitute Performance Bond issued by an entity with a rating sufficient to maintain the outstanding rating on the Notes or Certificates, as applicable, or to deposit and maintain with the Trustee cash in the amount specified in the applicable prospectus supplement.

                            DESCRIPTION OF INSURANCE

          To the extent that the applicable prospectus supplement does not expressly provide for a form of credit support specified above or for Alternative Credit Support in lieu of some or all of the insurance mentioned below, the following paragraphs on insurance shall apply with respect to the Mortgage Loans included in the related Trust Fund. To the extent specified in the related prospectus supplement, each Manufactured Home that secures a Contract will be covered by a standard hazard insurance policy and other insurance policies to the extent described in the related prospectus supplement. Any material changes in the insurance from the description that follows or the description of any Alternative Credit Support will be set forth in the applicable prospectus supplement.


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          Primary Mortgage Insurance Policies

          To the extent specified in the related prospectus supplement, each Servicing Agreement will require the Servicer to cause a Primary Mortgage Insurance Policy to be maintained in full force and effect with respect to each Mortgage Loan that is secured by a Single Family Property covered by the Servicing Agreement requiring the insurance and to act on behalf of the Insured with respect to all actions required to be taken by the Insured under each Primary Mortgage Insurance Policy. Any primary mortgage insurance or primary credit insurance policies relating to the Contracts underlying a Series of Notes or Certificates, as applicable, will be described in the related prospectus supplement.

          Unless otherwise specified in the related prospectus supplement, the amount of a claim for benefits under a Primary Mortgage Insurance Policy covering a Mortgage Loan in the related Mortgage Pool (referred to in this prospectus as the "Loss") will consist of the insured portion of the unpaid principal amount of the covered Mortgage Loan, as described in this prospectus, and accrued and unpaid interest on the Mortgage Loan and reimbursement of particular types of expenses, less

o all rents or other payments collected or received by the Insured, other than the proceeds of hazard insurance, that are derived from or in any way related to the Mortgaged Property,

o hazard insurance proceeds in excess of the amount required to restore the Mortgaged Property and which have not been applied to the payment of the Mortgage Loan,

o    amounts expended but not approved by the Primary Mortgage Insurer,

o    claim payments previously made by the Primary Mortgage Insurer, and

o    unpaid premiums.

          Unless otherwise specified in the related prospectus supplement, as conditions precedent to the filing of or payment of a claim under a Primary Mortgage Insurance Policy covering a Mortgage Loan in the related Mortgage Pool, the Insured will be required to, in the event of default by the Mortgagor:

          (1)  advance or discharge;

               (a)  all hazard insurance premiums and

               (b) as necessary and approved in advance by the Primary Mortgage Insurer,

o    real estate property taxes,

o all expenses required to preserve, repair and prevent waste to the Mortgaged Property so as to maintain the Mortgaged Property in at least as good a condition as existed at the effective date of the Primary Mortgage Insurance Policy, ordinary wear and tear excepted,

o    property sales expenses,

o any outstanding liens (as defined in the Primary Mortgage Insurance Policy) on the Mortgaged Property, and


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


o    foreclosure costs, including court costs and reasonable attorneys' fees;

          (2) in the event of a physical loss or damage to the Mortgaged Property, have restored and repaired the Mortgaged Property to at least as good a condition as existed at the effective date of the Primary Mortgage Insurance Policy, ordinary wear and tear excepted; and

          (3) tender to the Primary Mortgage Insurer good and merchantable title to and possession of the mortgaged property.

          Unless otherwise specified in the related prospectus supplement, other provisions and conditions of each Primary Mortgage Insurance Policy covering a Mortgage Loan in the related Mortgage Pool generally will provide that:

          (1) no change may be made in the terms of the Mortgage Loan without the consent of the Primary Mortgage Insurer;

          (2) written notice must be given to the Primary Mortgage Insurer within 10 days after the Insured becomes aware that a Mortgagor is delinquent in the payment of a sum equal to the aggregate of two scheduled monthly payments due under the Mortgage Loan or that any proceedings affecting the Mortgagor's interest in the Mortgaged Property securing the Mortgage Loan have commenced, and afterward the Insured must report monthly to the Primary Mortgage Insurer the status of any the Mortgage Loan until the Mortgage Loan is brought current, the proceedings are terminated or a claim is filed;

          (3) the Primary Mortgage Insurer will have the right to purchase the Mortgage Loan, at any time subsequent to the 10 days' notice described in (2) above and prior to the commencement of foreclosure proceedings, at a price equal to the unpaid principal amount of the Mortgage Loan, plus accrued and unpaid interest on the Mortgage Loan and reimbursable amounts expended by the Insured for the real estate taxes and fire and extended coverage insurance on the Mortgaged Property for a period not exceeding 12 months, and less the sum of any claim previously paid under the Primary Mortgage Insurance Policy and any due and unpaid premiums with respect to the policy;

          (4) the Insured must commence proceedings at the times specified in the Primary Mortgage Insurance Policy and diligently proceed to obtain good and merchantable title to and possession of the Mortgaged Property;

          (5) the Insured must notify the Primary Mortgage Insurer of the price specified in (3) above at least 15 days prior to the sale of the Mortgaged Property by foreclosure, and bid the amount unless the Mortgage Insurer specifies a lower or higher amount; and

          (6) the Insured may accept a conveyance of the Mortgaged Property in lieu of foreclosure with written approval of the Mortgage Insurer provided the ability of the Insured to assign specified rights to the Primary Mortgage Insurer are not


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               impaired by a conveyance or the specified rights of the Primary
               Mortgage Insurer are not adversely affected by a conveyance.

          Unless otherwise specified in the related prospectus supplement, the Primary Mortgage Insurer will be required to pay to the Insured either: (1) the insured percentage of the Loss; or (2) at its option under some of the Primary Mortgage Insurance Policies, the sum of the delinquent monthly payments plus any advances made by the Insured, both to the date of the claim payment, and afterward, monthly payments in the amount that would have become due under the Mortgage Loan if it had not been discharged plus any advances made by the Insured until the earlier of (A) the date the Mortgage Loan would have been discharged in full if the default had not occurred or (B) an approved sale. Any rents or other payments collected or received by the Insured which are derived from or are in any way related to the Mortgaged Property will be deducted from any claim payment.

          FHA Insurance And VA Guarantees

          The FHA is responsible for administering various federal programs, including mortgage insurance, authorized under the National Housing Act, as amended, and the United States Housing Act of 1937, as amended. Any FHA Insurance or VA Guarantees relating to Contracts underlying a Series of Notes or Certificates, as applicable, will be described in the related prospectus supplement.

          The insurance premiums for FHA Loans are collected by HUD approved lenders or by the Servicers of FHA Loans and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure, or other acquisition of possession, and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted FHA Loan to HUD. With respect to a defaulted FHA Loan, the Servicer of the FHA Loan will be limited in its ability to initiate foreclosure proceedings. When it is determined, either by the Servicer or HUD, that default was caused by circumstances beyond the Mortgagor's control, the Servicer will be expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the Mortgagor. The plans may involve the reduction or suspension of scheduled mortgage payments for a specified period, with the payments to be made upon or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or beyond the scheduled maturity date. In addition, when a default caused by this circumstance is accompanied by other criteria, HUD may provide relief by making payments to the Servicer of the Mortgage Loan in partial or full satisfaction of amounts due, which payments are to be repaid by the Mortgagor to HUD, or by accepting assignment of the Mortgage Loan from the Servicer. With some exceptions, at least three full monthly installments must be due and unpaid under the Mortgage Loan, and HUD must have rejected any request for relief from the Mortgagor before the Servicer may initiate foreclosure proceedings.

          HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Presently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate. The Servicer of each FHA Loan in a


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Mortgage Pool will be obligated to purchase any debenture issued in satisfaction of a defaulted FHA Loan serviced by it for an amount equal to the principal amount of the FHA Loan.

          The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal balance of the defaulted FHA Loan, adjusted to reimburse the Servicer of the FHA Loan for particular costs and expenses and to deduct specific amounts received or retained by the Servicer after default. When entitlement to insurance benefits results from foreclosure, or other acquisition of possession, and conveyance to HUD, the Servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid prior to this date in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the FHA Loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA Loan, bears interest from a date 30 days after the mortgagor's first uncorrected failure to perform any obligation or make any payment due under the Mortgage Loan and, upon assignment, from the date of assignment, to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

          The maximum guarantee that may be issued by the VA under a VA Loan is

o 50% of the principal amount of the VA Loan if the principal amount of the Mortgage Loan is $45,000 or less,

o the lesser of $36,000 and 40% if the principal amount of the VA Loan if the principal amount of the VA Loan is greater than $45,000 but less than or equal to $144,000, and

o the lesser of $46,000 and 25% of the principal amount of the Mortgage Loan if the principal amount of the Mortgage Loan is greater than $144,000.

The liability on the guarantee is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guarantee exceed the amount of the original guarantee. The VA may, at its option and without regard to the guarantee, make full payment to a mortgage holder of unsatisfied indebtedness on a Mortgage upon its assignment to the VA.

          With respect to a defaulted VA Loan, the Servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guarantee is submitted after liquidation of the Mortgaged Property.

          The amount payable under the guarantee will be the percentage of the VA Loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guarantee will be equal to the unpaid principal amount of the VA Loan, interest accrued on the unpaid balance of the VA Loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that the amounts have not been recovered through liquidation of the Mortgaged Property. The amount payable under the guarantee may in no event exceed the amount of the original guarantee.


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          Standard Hazard Insurance Policies On Mortgage Loans

          Unless otherwise specified in the related prospectus supplement, any Standard Hazard Insurance Policies covering the Mortgage Loans in a Mortgage Pool will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage. In general, the standard form of fire and extended coverage policy will cover physical damage to, or destruction of, the improvements on the Mortgaged Property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the Standard Hazard Insurance Policies relating to the Mortgage Loans will be underwritten by different insurers and will cover Mortgaged Properties located in various states, the policies will not contain identical terms and conditions. The most significant terms of the policies, however, generally will be determined by state law and generally will be similar. Most policies typically will not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in some cases, vandalism. The foregoing list is merely indicative of specific kinds of uninsured risks and is not intended to be all-inclusive.

          The Standard Hazard Insurance Policies covering Mortgaged Properties securing Mortgage Loans typically will contain a "coinsurance" clause which, in effect, will require the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the dwellings, structures and other improvements on the Mortgaged Property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the clause will provide that the insurer's liability in the event of partial loss will not exceed the greater of (1) the actual cash value, the replacement cost less physical depreciation, of the dwellings, structures and other improvements damaged or destroyed or (2) the proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of the dwellings, structures and other improvements.

          The Depositor will not require that a standard hazard or flood insurance policy be maintained on the Cooperative Dwelling relating to any Cooperative Loan. Generally, the cooperative corporation itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative Loan do not maintain the insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to the borrower's Cooperative Dwelling or the Cooperative's building could significantly reduce the value of the collateral securing the Cooperative Loan to the extent not covered by other credit support.

          Any losses incurred with respect to Mortgage Loans due to uninsured risks, including earthquakes, mudflows and, with respect to Mortgaged Properties located other than in HUD designated flood areas, floods, or insufficient hazard insurance proceeds and any hazard losses incurred with respect to Cooperative Loans could affect distributions to the Certificateholders.


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          With respect to Mortgage Loans secured by Multifamily Property, additional insurance policies may be required with respect to the Multifamily Property; for example, general liability insurance for bodily injury and property damage, steam boiler coverage where a steam boiler or other pressure vessel is in operation, and rent loss insurance to cover income losses following damage or destruction of the Mortgaged Property. The related prospectus supplement will specify the required types and amounts of additional insurance that may be required in connection with Mortgage Loans secured by Multifamily Property and will describe the general terms of the insurance and conditions to payment.

          Standard Hazard Insurance Policies On The Manufactured Homes

          The applicable Pooling and Servicing Agreement or Sale and Servicing Agreement for each Series will require the Master Servicer to cause to be maintained with respect to each Contract one or more Standard Hazard Insurance Policies which provide, at a minimum, the same coverage as a standard form file and extended coverage insurance policy that is customary for manufactured housing, issued by a company authorized to issue policies in the state in which the Manufactured Home is located, and in an amount which is not less than the lesser of the maximum insurable value of the Manufactured Home or the principal balance due from the Obligor on the related Contract; provided, however, that the amount of coverage provided by each Standard Hazard Insurance Policy shall be sufficient to avoid the application of any co-insurance clause contained in the policy. When a Manufactured Home's location was, at the time of origination of the related Contract, within a federally designated flood area, the Master Servicer also shall cause flood insurance to be maintained, which coverage shall be at least equal to the minimum amount specified in the preceding sentence or a lesser amount as may be available under the federal flood insurance program. Each Standard Hazard Insurance Policy caused to be maintained by the Master Servicer shall contain a standard loss payee clause in favor of the Master Servicer and its successors and assigns. If any Obligor is in default in the payment of premiums on its Standard Hazard Insurance Policy or Policies, the Master Servicer shall pay the premiums out of its own funds, and may add separately the premium to the Obligor's obligation as provided by the Contract, but may not add the premium to the remaining principal balance of the Contract.

          The Master Servicer may maintain, in lieu of causing individual Standard Hazard Insurance Policies to be maintained with respect to each Manufactured Home, and shall maintain, to the extent that the related Contract does not require the Obligor to maintain a Standard Hazard Insurance Policy with respect to the related Manufactured Home, one or more blanket insurance policies covering losses on the Obligor's interest in the Contracts resulting from the absence or insufficiency of individual Standard Hazard Insurance Policies. Any blanket policy shall be substantially in the form and in the amount carried by the Master Servicer as of the date of the Pooling and Servicing Agreement. The Master Servicer shall pay the premium for the policy on the basis described in the policy and shall pay any deductible amount with respect to claims under the policy relating to the Contracts. If the insurer shall cease to be acceptable to the Master Servicer, the Master Servicer shall use its best reasonable efforts to obtain from another insurer a replacement policy comparable to the policy.

          If the Master Servicer shall have repossessed a Manufactured Home on behalf of the Trustee, the Master Servicer shall either (1) maintain at its expense hazard insurance with respect


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to the Manufactured Home or (2) indemnify the Trustee against any damage to the
Manufactured Home prior to resale or other disposition.

          Pool Insurance Policies

          If so specified in the related prospectus supplement, the Master Servicer will obtain a Pool Insurance Policy for a Mortgage Pool underlying Notes or Certificates, as applicable, of the Series. The Pool Insurance Policy will be issued by the Pool Insurer named in the applicable prospectus supplement. Any Pool Insurance Policy for a Contract Pool underlying a Series of Notes or Certificates, as applicable, will be described in the related prospectus supplement. Each Pool Insurance Policy will cover any loss, subject to the limitations described below, by reason of default to the extent the related Mortgage Loan is not covered by any Primary Mortgage Insurance Policy, FHA insurance or VA guarantee. The amount of the Pool Insurance Policy, if any, with respect to a Series will be specified in the related prospectus supplement. A Pool Insurance Policy, however, will not be a blanket policy against loss, because claims under a Pool Insurance Policy may only be made for particular defaulted Mortgage Loans and only upon satisfaction of particular conditions precedent described below. The prospectus supplement will contain the financial information regarding the Pool Insurer required by the rules and regulations of the Commission.

          Unless otherwise specified in the related prospectus supplement, the Pool Insurance Policy will provide that as a condition precedent to the payment of any claim the Insured will be required

          (1) to advance hazard insurance premiums on the Mortgaged Property securing the defaulted Mortgage Loan;

          (2) to advance, as necessary and approved in advance by the Pool Insurer,

               o    real estate property taxes,

               o all expenses required to preserve and repair the Mortgaged Property, to protect the Mortgaged Property from waste, so that the Mortgaged Property is in at least as good a condition as existed on the date upon which coverage under the Pool Insurance Policy with respect to the Mortgaged Property first became effective, ordinary wear and tear excepted,

               o    property sales expenses,

               o    any outstanding liens on the Mortgaged Property, and

               o foreclosure costs including court costs and reasonable attorneys' fees; and

          (3) if there has been physical loss or damage to the Mortgaged Property, to restore the Mortgaged Property to its condition, reasonable wear and tear excepted, as of the issue date of the Pool Insurance Policy.

It also will be a condition precedent to the payment of any claim under the Pool Insurance Policy that the Insured maintain a Primary Mortgage Insurance Policy that is acceptable to the Pool Insurer on all Mortgage Loans that have Loan-to-Value Ratios at the time of origination in


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excess of 80%. FHA insurance and VA guarantees will be deemed to be an acceptable Primary Mortgage Insurance Policy under the Pool Insurance Policy. Assuming satisfaction of these conditions, the Pool Insurer will pay to the Insured the amount of loss, determined as follows:

          (1) the amount of the unpaid principal balance of the Mortgage Loan immediately prior to the Approved Sale (as described below) of the Mortgaged Property,

          (2) the amount of the accumulated unpaid interest on the Mortgage Loan to the date of claim settlement at the applicable Mortgage Rate, and

          (3)  advances as described above, less

               o all rents or other payments, excluding proceeds of fire and extended coverage insurance, collected or received by the Insured, which are derived from or in any way related to the Mortgaged Property,

               o amounts paid under applicable fire and extended coverage policies which are in excess of the cost of restoring and repairing the Mortgaged Property and which have not been applied to the payment of the Mortgage Loan,

               o any claims payments previously made by the Pool Insurer on the Mortgage Loan,

               o due and unpaid premiums payable with respect to the Pool Insurance Policy, and

               o all claim payments received by the Insured pursuant to any Primary Mortgage Insurance Policy.

An "Approved Sale" is

(1) a sale of the Mortgaged Property acquired because of a default by the Mortgagor to which the Pool Insurer has given prior approval,

(2) a foreclosure or trustee's sale of the Mortgaged Property at a price exceeding the maximum amount specified by the Pool Insurer,

(3) the acquisition of the Mortgaged Property under the Primary Insurance Policy by the Primary Mortgage Insurer, or

(4)  the acquisition of the Mortgaged Property by the Pool Insurer.

The Pool Insurer must be provided with good and merchantable title to the Mortgaged Property as a condition precedent to the payment of any Loss. If any Mortgaged Property securing a defaulted Mortgage Loan is damaged and the proceeds, if any, from the related Standard Hazard Insurance Policy or the applicable Special Hazard Insurance Policy are insufficient to restore the Mortgaged Property to a condition sufficient to permit recovery under the Pool Insurance Policy, the Master Servicer or the Servicer of the related Mortgage Loan will not be required to expend its own funds to restore the damaged Mortgaged Property unless it is determined (1) that the restoration will increase the proceeds to the Securityholders of the related Series on liquidation


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of the Mortgage Loan, after reimbursement of the expenses of the Master Servicer or the Servicer, as the case may be, and (2) that the expenses will be recoverable by it through payments under the Letter of Credit, if any, with respect to the Series, Liquidation Proceeds, Insurance Proceeds, amounts in the Reserve Fund, if any, or payments under any Alternative Credit Support, if any, with respect to the Series.

          No Pool Insurance Policy will insure, and many Primary Mortgage Insurance Policies may not insure, against loss sustained by reason of a default arising from, among other things,

(1) fraud or negligence in the origination or servicing of a Mortgage Loan, including misrepresentation by the Mortgagor, the Unaffiliated Seller, the Originator or other persons involved in the origination of the Mortgage Loan,

(2) the exercise by the Insured of its right to call the Mortgage Loan, or the term of the Mortgage Loan is shorter than the amortization period and the defaulted payment is for an amount more than twice the regular periodic payments of principal and interest for the Mortgage Loan, or

(3) the exercise by the Insured of a "due-on-sale" clause or other similar provision in the Mortgage Loan; provided, in either case of clause (2) or
     (3), the exclusion shall not apply if the Insured offers a renewal or extension of the Mortgage Loan or a new Mortgage Loan at the market rate in an amount not less than the then outstanding principal balance with no decrease in the amortization period.

A failure of coverage attributable to one of the foregoing events might result in a breach of the Master Servicer's insurability representation described under "Description of the Securities--Assignment of Mortgage Loans," and in this event, subject to the limitations described, might give rise to an obligation on the part of the Master Servicer to purchase the defaulted Mortgage Loan if the breach materially and adversely affects the interests of the Securityholders of the related Series and cannot be cured by the Master Servicer. Depending upon the nature of the event, a breach of representation made by the Depositor or an Unaffiliated Seller may also have occurred. The breach, if it materially and adversely affects the interests of the Securityholders of the Series and cannot be cured, would give rise to a repurchase obligation on the part of the Unaffiliated Seller as more fully described under "The Trust Fund--Mortgage Loan Program" and "--Representations by Unaffiliated Sellers; Repurchases" and "Description of the Securities--Assignment of Mortgage Loans."

          The original amount of coverage under the Pool Insurance Policy will be reduced over the life of the Notes or Certificates, as applicable, of the related Series by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the Pool Insurer upon disposition of all foreclosed Mortgaged Properties covered by the policy. The amount of claims paid will include some of the expenses incurred by the Master Servicer or by the Servicer of the defaulted Mortgage Loan as well as accrued interest on delinquent Mortgage Loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under a Pool Insurance Policy reach the original policy limit, coverage under the Pool Insurance Policy will lapse and any further losses will be borne by the holders of the Notes or Certificates, as applicable, of the Series. In addition, unless the Master Servicer or the related Servicer could determine that an Advance in respect of a delinquent Mortgage Loan would be recoverable to it from the proceeds


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of the liquidation of the Mortgage Loan or otherwise, neither the Servicer nor the Master Servicer would be obligated to make an Advance respecting any this delinquency, since the Advance would not be ultimately recoverable to it from either the Pool Insurance Policy or from any other related source. See "Description of the Securities--Advances."

          Special Hazard Insurance Policies

          If so specified in the related prospectus supplement, the Master Servicer shall obtain a Special Hazard Insurance Policy for the Mortgage Pool underlying a Series of Notes or Certificates, as applicable. Any Special Hazard Insurance Policies for a Contract Pool underlying a Series of Notes or Certificates, as applicable, will be described in the related prospectus supplement. The Special Hazard Insurance Policy for the Mortgage Pool underlying the Notes or Certificates, as applicable, of a Series will be issued by the Special Hazard Insurer named in the applicable prospectus supplement. Each Special Hazard Insurance Policy will, subject to the limitations described below, protect against loss by reason of damage to Mortgaged Properties caused by particular types of hazards, including vandalism and earthquakes and, except where the Mortgagor is required to obtain flood insurance, floods and mudflows, not insured against under the standard form of hazard insurance policy for the respective states in which the Mortgaged Properties are located. See "Description of the Securities--Maintenance of Insurance Policies" and "--Standard Hazard Insurance." The Special Hazard Insurance Policy will not cover losses occasioned by war, particular types of governmental actions, nuclear reaction and other perils. Coverage under a Special Hazard Insurance Policy will be at least equal to the amount set forth in the related prospectus supplement.

          Subject to the foregoing limitations, each Special Hazard Insurance Policy will provide that, when there has been damage to the Mortgaged Property securing a defaulted Mortgage Loan and to the extent the damage is not covered by the Standard Hazard Insurance Policy, if any, maintained by the Mortgagor, the Master Servicer or the Servicer, the Special Hazard Insurer will pay the lesser of (1) the cost of repair or replacement of the Mortgaged Property or (2) upon transfer of the Mortgaged Property to the Special Hazard Insurer, the unpaid balance of the Mortgage Loan at the time of acquisition of the Mortgaged Property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement, excluding late charges and penalty interest, and particular expenses incurred in respect of the Mortgaged Property. No claim may be validly presented under a Special Hazard Insurance Policy unless (1) hazard insurance on the Mortgaged Property has been kept in force and other reimbursable protection, preservation and foreclosure expenses have been paid, all of which must be approved in advance as necessary by the insurer, and (2) the insured has acquired title to the Mortgaged Property as a result of default by the Mortgagor. If the sum of the unpaid principal balance plus accrued interest and particular expenses is paid by the Special Hazard Insurer, the amount of further coverage under the related Special Hazard Insurance Policy will be reduced by the amount paid less any net proceeds from the sale of the Mortgaged Property. Any amount paid as the cost of repair of the Mortgaged Property will further reduce coverage.

          The terms of the applicable Agreement and/or Servicing Agreement will require the Master Servicer to maintain the Special Hazard Insurance Policy in full force and effect throughout the term of the Agreement. If a Pool Insurance Policy is required to be maintained


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pursuant to the Agreement, the Special Hazard Insurance Policy will be designed to permit full recoveries under the Pool Insurance Policy in circumstances where recoveries would otherwise be unavailable because Mortgaged Property has been damaged by a cause not insured against by a Standard Hazard Insurance Policy. In this event, the Agreement and/or Servicing Agreement will provide that, if the related Pool Insurance Policy shall have terminated or been exhausted through payment of claims, the Master Servicer will be under no further obligation to maintain the Special Hazard Insurance Policy.

          Mortgagor Bankruptcy Bond

          In the event of a personal bankruptcy of a Mortgagor, a bankruptcy court may establish the value of the related Mortgaged Property or Cooperative Dwelling at an amount less than the then outstanding principal balance of the related Mortgage Loan. The amount of the secured debt could be reduced to this value, and the holder of the Mortgage Loan thus would become an unsecured creditor to the extent the outstanding principal balance of the Mortgage Loan exceeds the value so assigned to the Mortgaged Property or Cooperative Dwelling by the bankruptcy court. In addition, other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding. If so specified in the related prospectus supplement, losses resulting from a bankruptcy proceeding affecting the Mortgage Loans in a Mortgage Pool with respect to a Series of Notes or Certificates, as applicable, will be covered under a Mortgagor Bankruptcy Bond, or any other instrument that will not result in a downgrading of the rating of the Notes or Certificates, as applicable, of a Series by the Rating Agency that rated the Series. Any Mortgagor Bankruptcy Bond will provide for coverage in an amount acceptable to the Rating Agency rating the Notes or Certificates, as applicable, of the related Series, which will be set forth in the related prospectus supplement. Subject to the terms of the Mortgagor Bankruptcy Bond, the issuer of the Mortgagor Bankruptcy Bond may have the right to purchase any Mortgage Loan with respect to which a payment or drawing has been made or may be made for an amount equal to the outstanding principal amount of the Mortgage Loan plus accrued and unpaid interest on the Mortgage Loan. The coverage of the Mortgagor Bankruptcy Bond with respect to a Series of Notes or Certificates, as applicable, may be reduced as long as any reduction will not result in a reduction of the outstanding rating of the Notes or Certificates, as applicable, of the Series by the Rating Agency rating the Series.

            CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND CONTRACTS

          The following discussion contains summaries of some of the legal aspects of mortgage loans and manufactured housing installment or conditional sales contracts and installment loan agreements which are general in nature. Because these legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Loans or Contracts is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans and Contracts.


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          The Mortgage Loans

          The Mortgage Loans, other than the Cooperative Loans, comprising or underlying the Trust Assets for a Series will be secured by either first or second mortgages or deeds of trust, depending upon the prevailing practice in the state in which the underlying property is located. The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by the instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers. Priority with respect to the instruments depends on their terms, the knowledge of the parties to the mortgage and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage: the mortgagor, who is the borrower and homeowner, and the mortgagee, who is the lender. In a mortgage state, the mortgagor delivers to the mortgagee a note or bond evidencing the loan and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the borrower-homeowner called the trustor, similar to a mortgagor, a lender called the beneficiary, similar to a mortgagee, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the loan. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by the express provisions of the deed of trust or mortgage, applicable law and, in some cases, with respect to the deed of trust, the directions of the beneficiary.

          Foreclosure

          Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale.

          Though a deed of trust may also be foreclosed by judicial action, foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the property upon a default by the borrower under the terms of the note or deed of trust. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest in the real property, including any junior lienholders. If the loan is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property.


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          In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Particular state laws control the amount of foreclosure expenses and costs, including attorneys' fees, which may be recovered by a lender.

          In case of foreclosure under either a mortgage or a deed of trust, the sale by the receiver or other designated officer, or by the trustee, is a public sale. However, because of a number of factors, including the difficulty a potential buyer at the sale would have in determining the exact status of title and the fact that the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at the foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or receiver for a credit bid less than or equal to the unpaid principal amount of the note, accrued and unpaid interest and the expenses of foreclosure. Subsequently, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance and making the repairs at its own expense as are necessary to render the property suitable for sale. The lender commonly will obtain the services of a real estate broker and pay the broker a commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of mortgage insurance proceeds.

          Cooperative Loans

          If specified in the prospectus supplement relating to a Series of Notes or Certificates, as applicable, the Mortgage Loans may also contain Cooperative Loans evidenced by promissory notes secured by security interests in shares issued by private corporations which are entitled to be treated as housing cooperatives under the Code and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the corporations' buildings. The security agreement will create a lien upon, or grant a title interest in, the property that it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. This lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

          A corporation that is entitled to be treated as a housing cooperative under the Code owns all the real property or some interest sufficient to permit it to own the building and all separate dwelling units in the real property. The cooperative is directly responsible for property management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage or mortgages on the cooperative apartment building and/or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the cooperative, as property mortgagor, is also responsible for meeting these mortgage or rental obligations. The interest of the occupancy under proprietary leases or occupancy agreements as to which that cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the cooperative is unable to meet the payment obligations (1) arising under a blanket mortgage, the


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mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (2) arising under its land lease, the holder of the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the cooperative to refinance a mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. A foreclosure by the holder of a blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of cooperative shares including, in the case of the Cooperative Loans, the collateral securing the Cooperative Loans. Similarly, the termination of the land lease by its holder could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of the cooperative shares or, in the case of the Cooperative Loans, the collateral securing the Cooperative Loans.

          Each cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing the tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See "--Realizing upon Cooperative Loan Security" below.

          Tax Aspects Of Cooperative Loans

          In general, a "tenant-stockholder" (as defined in Section 216(b)(2) of the Code) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Section 216(b)(1) of the Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of particular interest expenses and real estate taxes allowable as a deduction under Section 216(a) of the Code to the corporation under Sections 163 and 164 of the Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for its taxable year in which the items are allowable as a deduction to the corporation, the section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholder. By virtue of this requirement the status of a


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corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that cooperatives relating to the Cooperative Loans will qualify under the section for any particular year. In the event that a cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that a failure would be permitted to continue over a period of years appears remote.

          Realizing Upon Cooperative Loan Security

          The cooperative shares and proprietary lease or occupancy agreement owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The proprietary lease or occupancy agreement, even while pledged, may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by the tenant-stockholder. Commonly, rent and other obligations and charges arising under a proprietary lease or occupancy agreement which are owed to the cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement generally permits the cooperative to terminate the lease or agreement in the event the borrower defaults in the performance of covenants under the lease or agreement. The lender and the cooperative will typically enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

          The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate the lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from a sale of the cooperative apartment subject, however, to the cooperative's right to sums due under the proprietary lease or occupancy agreement or that have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest on the cooperative loan.

          Recognition agreements also provide that in the event the lender succeeds to the tenant-shareholder's shares and proprietary lease or occupancy agreement as the result of realizing upon the collateral for a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or


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assigning the proprietary lease. The approval or consent is usually based on the prospective purchaser's income and net worth, among other factors, and may significantly reduce the number of potential purchasers, which could limit the ability of the lender to sell and realize upon the value of the collateral. Generally, the lender is not limited in any rights it may have to dispossess the tenant- shareholders.

          The terms of the Cooperative Loans do not require either the Mortgagor or the Cooperative to obtain title insurance of any type. Consequently, the existence of any prior liens or other imperfections of title also may adversely affect the marketability of the Cooperative Dwelling in the event of foreclosure.

          In New York, lenders generally realize upon the pledged shares and proprietary lease or occupancy agreement given to secure a cooperative loan by public sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the "UCC") and the security agreement relating to those shares.
Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

          Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "--Anti-Deficiency Legislation and Other Limitations on Lenders" below.

          In the case of foreclosure on a Multifamily Property that was converted from a rental building to a building owned by a cooperative housing corporation under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to particular tenants who elected to remain in the building but not to purchase shares in the cooperative when the building was so converted. Any restrictions could adversely affect the number of potential purchasers for and the value of the property.

          Rights Of Redemption

          In some states, after a sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and particular foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In other states, this right of redemption applies only to a sale following judicial foreclosure, and not a sale pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In some states, the right to redeem is an equitable right. The effect of a statutory right of redemption is to diminish the


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ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

          Anti-Deficiency Legislation And Other Limitations On Lenders

          Some states have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or a non-judicial sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the amount due to the lender and the net amount realized upon the foreclosure sale. Other statutes prohibit a deficiency judgment where the loan proceeds were used to purchase a dwelling occupied by the borrower.

          Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

          Other statutory provisions may limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the sale. The purpose of these statutes is to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

          In some states, exceptions to the anti-deficiency statutes are provided for in some instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property.

          In the case of cooperative loans, lenders generally realize on cooperative shares and the accompanying proprietary lease or occupancy agreement given to secure a cooperative loan under Article 9 of the UCC. Some courts have interpreted Section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral, which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement, was conducted in a commercially reasonable manner.

          In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the federal Servicemembers Civil Relief Act and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to realize upon its security. For example, in a Chapter 13 proceeding


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under the federal Bankruptcy Code, when a court determines that the value of a home is less than the principal balance of the loan, the court may prevent a lender from foreclosing on the home, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the value of the home as it exists at the time of the proceeding, leaving the lender as a general unsecured creditor for the difference between that value and the amount of outstanding indebtedness. A bankruptcy court may grant the debtor a reasonable time to cure a payment default, and in the case of a mortgage loan not secured by the debtor's principal residence, also may reduce the monthly payments due under the mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. Particular court decisions have applied the relief to claims secured by the debtor's principal residence.

          The Code provides priority to particular tax liens over the lien of the mortgage or deed of trust. The laws of some states provide priority to particular tax liens over the lien of the mortgage or deed of trust. Numerous federal and some state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and the enforcement of mortgage loans. These laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, and related statutes and regulations. These federal laws and state laws impose specific statutory liabilities upon lenders who originate or service mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

          Unless otherwise specified in the related prospectus supplement, each Mortgage Loan secured by Multifamily Property will be a non-recourse loan to the Mortgagor. As a result, the Mortgagor's obligation to repay the Mortgage Loan can be enforced only against the Mortgaged Property regardless of whether the Mortgagor has other assets from which it could repay the loan.

          Unless otherwise specified in the related prospectus supplement, the mortgage securing each Mortgage Loan relating to Multifamily Property will contain an assignment of rents and an assignment of leases, pursuant to which the borrower assigns its right, title and interest as landlord under each lease and the income derived from each lease to the Depositor, while retaining a license to collect the rents so long as there is no default. In the event the borrower defaults, the license terminates and the Trustee, as the assignee of the assignment, is entitled to collect the rents. The Trustee may enforce its right to the rents by seeking the appointment of a receiver to collect the rents immediately after giving notice to the borrower of the default.

          "Due-On-Sale" Clauses

          The forms of note, mortgage and deed of trust relating to conventional Mortgage Loans may contain a "due-on-sale" clause permitting acceleration of the maturity of a loan if the borrower transfers its interest in the property. The enforceability of these clauses has been subject of legislation or litigation in many states, and in some cases the enforceability of these clauses was limited or denied. However, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act") preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to limited exceptions. The Garn-St Germain Act does


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"encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

          The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, particular transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause.

          The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact upon the average life of the Mortgage Loans and the number of Mortgage Loans which may be outstanding until maturity.

          Enforceability Of Certain Provisions

          Standard forms of note, mortgage and deed of trust generally contain provisions obligating the borrower to pay a late charge if payments are not timely made and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In some states, there are or may be specific limitations upon late charges which a lender may collect from a borrower for delinquent payments. State and federal statutes or regulations may also limit a lender's right to collect a prepayment penalty when the prepayment is caused by the lender's acceleration of the loan pursuant to a due-on-sale clause. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Under the Servicing Agreements and the applicable Agreement, late charges and prepayment fees, to the extent permitted by law and not waived by the Servicers, will be retained by the Servicers or Master Servicer as additional servicing compensation.

          Courts have imposed general equitable principles upon foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of defaults under the loan documents. Examples of judicial remedies that may be fashioned include judicial requirements that the lender undertake affirmative and sometimes expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required lenders to reinstate loans or recast payment schedules to accommodate borrowers who are suffering from temporary financial disability. In some cases, courts have limited the right of lenders to foreclose if the default under the mortgage instrument is not monetary, for example, the borrower failing to adequately maintain or insure the property or the borrower executing a second mortgage or deed of trust affecting the property. In other cases, some courts have been faced with the issue whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under the deeds of trust receive notices in addition to the statutorily-prescribed minimum requirements. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust or under a mortgage having a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.


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          Environmental Considerations

          Under the federal Comprehensive Environmental Response Compensation and Liability Act, as amended, a secured party which takes a deed in lieu of foreclosure or purchases a mortgaged property at a foreclosure sale may become liable in some circumstances for the costs of remedial action ("Cleanup Costs") if hazardous wastes or hazardous substances have been released or disposed of on the property. The Cleanup Costs may be substantial. It is possible that the costs could become a liability of the Trust Fund and reduce the amounts otherwise distributable to the Securityholders if a Mortgaged Property securing a Mortgage Loan became the property of the Trust Fund in some circumstances and if the Cleanup Costs were incurred.

          Except as otherwise specified in the related prospectus supplement, each Unaffiliated Seller will represent, as of the date of delivery of the related Series of Notes or Certificates, as applicable, that to the best of its knowledge no Mortgaged Property secured by Multifamily Property is subject to an environmental hazard that would have to be eliminated under applicable law before the sale of, or which could otherwise affect the marketability of, the Mortgaged Property or which would subject the owner or operator of the Mortgaged Property or a lender secured by the Mortgaged Property to liability under law, and that there are no liens which relate to the existence of any clean-up of a hazardous substance, and to the best of its knowledge no circumstances are existing that under law would give rise to any lien, affecting the Mortgaged Property which are or may be liens prior to or on a parity with the lien of the related mortgage. The applicable Agreement and/or Servicing Agreement will further provide that the Master Servicer, acting on behalf of the Trust Fund, may not acquire title to a Mortgaged Property or take over its operation unless the Master Servicer has received a report from a qualified independent person selected by the Master Servicer setting forth whether the Mortgaged Property is subject to or presents any toxic wastes or environmental hazards and an estimate of the cost of curing or cleaning up the hazard.

          The Contracts

          As a result of the Depositor's assignment of the Contract to the Trustee, the Certificateholders will succeed collectively to all of the rights, including the right to receive payment on the Contracts, and will assume particular obligations of the Depositor. Each Contract evidences both (1) the obligation of the Obligor to repay the loan and (2) the grant of a security interest in the Manufactured Home to secure repayment of the loan. Some of the aspects of both features of the Contracts are described more fully below.

          The Contracts generally are "chattel paper" as defined in the Uniform Commercial Code in effect in the states in which the Manufactured Homes initially were registered. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the applicable Agreement and/or Servicing Agreement, the Master Servicer or the Depositor, as the case may be, will transfer physical possession of the Contracts to the Trustee or Indenture Trustee, or their respective custodian, as the case may be. In addition, the Master Servicer will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the Trustee's ownership of the Contracts or the Indenture Trustee's security interest in the Contracts, as the case may be. Unless otherwise specified in the related prospectus supplement, the Contracts will not be stamped or marked otherwise to reflect


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their assignment from the Depositor to the Trustee or their pledge to the
Indenture Trustee. Therefore, if a subsequent purchaser were able to take physical possession of the Contracts without notice of the assignment or pledge, the respective Trustees' interest in the Contracts could be defeated.

          Security Interests In The Manufactured Homes

          The law governing perfection of a security interest in a Manufactured Home varies from state to state. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. In some nontitle states, perfection pursuant to the provisions of the UCC is required. The lender or Master Servicer may effect the notation or delivery of the required documents and fees, and obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home securing a manufactured housing conditional sales contract is registered. In the event the Master Servicer or the lender fails, due to clerical errors, to effect the notation or delivery, or files the security interest under the wrong law, for example, under a motor vehicle title statute rather than under the UCC, in a few states, the Securityholders may not have a first priority security interest in the Manufactured Home securing a Contract. As manufactured homes have become larger and often have been attached their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under some circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the manufactured home is located. These filings must be made in the real estate records office of the county where the manufactured home is located. Substantially all of the Contracts will contain provisions prohibiting the borrower from permanently attaching the Manufactured Home to its site. So long as the Obligor does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the seller's security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site, other parties could obtain an interest in the Manufactured Home which is prior to the security interest originally retained by the Unaffiliated Seller and transferred to the Depositor. With respect to a Series of Notes or Certificates, as applicable, and as described in the related prospectus supplement, the Master Servicer may be required to perfect a security interest in the Manufactured Home under applicable real estate laws. If the real estate filings are not required and if any of the foregoing events were to occur, the only recourse of the Securityholders would be against the Unaffiliated Seller pursuant to its repurchase obligation for breach of warranties. Based on the representations of the Unaffiliated Seller, the Depositor, however, believes that it has obtained a perfected first priority security interest by proper notation or delivery of the required documents and fees with respect to substantially all of the Manufactured Homes securing the Contracts.


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          The Depositor will assign its security interests in the Manufactured
Homes to the Trustee on behalf of the Certificateholders and, if a Series of Securities includes Notes, the security interest will be pledged to the Indenture Trustee on behalf of the Noteholders. Unless otherwise specified in the related prospectus supplement, neither the Depositor nor the Trustee or Indenture Trustee will amend the certificates of title to identify the Trustee or the Indenture Trustee, as applicable, as the new secured party. Accordingly, the Depositor or another entity specified in the prospectus supplement will continue to be named as the secured party on the certificates of title relating to the Manufactured Homes. In most states, the assignment is an effective conveyance of the security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the assignor's rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, the assignment of the security interest might not be held effective against creditors of the assignor.

          In the absence of fraud, forgery or permanent affixation of the Manufactured Home to its site by the Manufactured Home owner, or administrative error by state recording officials, the notation of the lien of the Depositor on the certificate of title or delivery of the required documents and fees will be sufficient to protect the Securityholders against the rights of subsequent purchasers of a Manufactured Home or subsequent lenders who take a security interest in the Manufactured Home. If there are any Manufactured Homes as to which the security interest assigned to the Depositor and the Certificateholders and pledged to the Noteholders, if any, is not perfected, the security interest would be subordinate to, among others, subsequent purchasers for value of Manufactured Homes and holders of perfected security interests. There also exists a risk in not identifying the applicable Securityholders as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the Securityholders could be released.

          In the event that the owner of a Manufactured Home moves it to a state other than the state in which the Manufactured Home initially is registered, under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after the relocation and after that time only if and after the owner re-registers the Manufactured Home in the state. If the owner were to relocate a Manufactured Home to another state and not re-register the Manufactured Home in the state, and if steps are not taken to re-perfect the Trustee's security interest in the state, the security interest in the Manufactured Home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a Manufactured Home; accordingly, the Trustee or the Indenture Trustee, or the Master Servicer as custodian for the Trustee and/or Indenture Trustee, must surrender possession if it holds the certificate of title to the Manufactured Home or, in the case of Manufactured Homes registered in states which provide for notation of lien on the certificate of title, the applicable Trustee would receive notice of surrender if the security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the Trustee and Indenture Trustee would have the opportunity to re-perfect its security interest in the Manufactured Home in the state of relocation. In states which do not require a certificate of title for registration of a Manufactured Home, re-registration could defeat perfection. In the ordinary course of servicing manufactured housing installment or conditional sales contracts and installment loan agreements, the Master Servicer takes steps to effect the re-perfection upon receipt of notice of re-registration or information from the Obligor as to relocation. Similarly, when an Obligor under a Contract sells a Manufactured Home, the


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Trustee or the Indenture Trustee, or the Master Servicer as custodian for the
Trustee or Indenture Trustee, must surrender possession of the certificate of title or will receive notice as a result of its lien noted on the certificate of title and accordingly will have an opportunity to require satisfaction of the related Contract before release of the lien. Under the applicable Agreement, the Master Servicer, on behalf of the Depositor, will be obligated to take the steps, at the Master Servicer's expense, as are necessary to maintain perfection of security interests in the Manufactured Homes.

          Under the laws of most states, liens for repairs performed on a Manufactured Home take priority even over a perfected security interest. The Depositor will represent in the applicable Agreement that it has no knowledge of any liens with respect to any Manufactured Home securing payment on any Contract. However, liens could arise at any time during the term of a Contract. No notice will be given to the Trustee, Indenture Trustee or Securityholders in the event a lien arises and the lien would not give rise to a repurchase obligation on the part of the party specified in the applicable Agreement.

          Enforcement Of Security Interests In Manufactured Homes

          The Master Servicer on behalf of the Trustee or the Indenture Trustee, to the extent required by the related Agreement and/or Indenture, may take action to enforce the applicable Trustee's security interest with respect to Contracts in default by repossession and resale of the Manufactured Homes securing the Defaulted Contracts. Except in Louisiana, so long as the Manufactured Home has not become subject to the real estate law, a creditor can repossess a Manufactured Home securing a Contract by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a Contract must give the debtor a number of days notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit so that the debtor may redeem at or before a resale. In the event of a repossession and resale of a Manufactured Home, the Trustee and/or Indenture Trustee would be entitled to be paid out of the sale proceeds before the proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, afterward, to the debtor.

          Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the Manufactured Home securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments.

          Under other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.


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          Consumer Protection Laws

          The so-called "Holder-in-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction, and particular related lenders and assignees, to transfer the contract free of notice of claims by the debtor under the contract. The effect of this rule is to subject the assignee of a contract to all claims and defenses which the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a Contract; however, the Obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought against the Obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the Contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related Contract.

          Transfers Of Manufactured Homes; Enforceability Of "Due-On-Sale"
          Clauses

          The Contracts, in general, prohibit the sale or transfer of the related Manufactured Homes without the consent of the Depositor or the Master Servicer and permit the acceleration of the maturity of the Contracts by the Depositor or the Master Servicer upon any sale or transfer that is not consented to. Unless otherwise specified in the related prospectus supplement, the Depositor or the Master Servicer expects that it will permit most transfers of Manufactured Homes and not accelerate the maturity of the related Contracts. In some cases, the transfer may be made by a delinquent Obligor in order to avoid a repossession proceeding with respect to a Manufactured Home.

          In the case of a transfer of a Manufactured Home after which the Depositor desires to accelerate the maturity of the related Contract, the Depositor's ability to do so will depend on the enforceability under state law of the "due-on-sale" clause. The Garn-St Germain Act preempts, subject to exceptions and conditions, state laws prohibiting enforcement of "due-on-sale" clauses applicable to the Manufactured Homes. In some states the Depositor or the Master Servicer may be prohibited from enforcing a "due-on-sale" clause in respect of particular Manufactured Homes.

          Applicability Of Usury Laws

          Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended ("Title V"), provides that, subject to the following conditions, state usury limitations shall not apply to any loan that is secured by a first lien on some kinds of manufactured housing. The Contracts would be covered if they satisfy particular conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit.


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          Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision that expressly rejects application of the federal law. Fifteen states adopted a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. In any state in which application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted, no Contract which imposes finance charges or provides for discount points or charges in excess of permitted levels has been included in the Trust Assets or Fund. The Depositor, or the party specified in the related Agreement will represent that all of the Contracts comply with applicable usury laws.

                   MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

          General

          The following discussion represents the opinion of McKee Nelson LLP, or other counsel specified in the related prospectus supplement ("Federal Tax Counsel") as to the material federal income tax consequences of the purchase, ownership and disposition of the Notes or Certificates, as applicable, offered under this prospectus. This opinion assumes compliance with all provisions of the Agreements pursuant to which the Securities are issued. This discussion is directed solely to securityholders that hold the Securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"), and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special rules. Further, the authorities on which this discussion, and the opinions referred to below, are based are subject to change or differing interpretations, which could apply retroactively.

          In addition to the federal income tax consequences described in this prospectus, potential investors should consider the state, local and foreign tax consequences, if any, of the purchase, ownership and disposition of the Securities. See "State and Other Tax Considerations." The Depositor recommends that securityholders consult their own tax advisors concerning the federal, state, local, foreign or other tax consequences to them of the purchase, ownership and disposition of the Securities offered under this prospectus.

          The following discussion addresses securities of five general types:

          o securities ("REMIC Securities") representing interests in a Trust Fund, or a portion of a Trust Fund, that the trustee will elect to have treated as a real estate mortgage investment conduit ("REMIC") under Sections 860A through 860G (the "REMIC Provisions") of the Code;

          o securities ("Grantor Trust Securities") representing interests in a Trust Fund (a "Grantor Trust Fund") as to which no election will be made;


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          o    securities ("Partnership Certificates") representing equity interests in a Trust Fund (a "Partnership Trust Fund") which is treated as a partnership for federal income tax purposes;

          o securities in the form of Notes ("Debt Securities") representing indebtedness of a Partnership Trust Fund or a Trust Fund which is disregarded as a separate entity for federal income tax purposes; and

          o securities in the form of Certificates that, despite their form, are intended to be treated as indebtedness for federal income tax purposes.

          The prospectus supplement for each Series of Securities will indicate which of the foregoing treatments will apply to that Series and, if a REMIC election (or elections) will be made for the related Trust Fund, will identify all "regular interests" and "residual interests" in the REMIC. For purposes of this tax discussion:

          (1) references to a "securityholder" or a "holder" are to the beneficial owner of a Security,

          (2) references to "REMIC Pool" are to an entity or portion thereof as to which a REMIC election will be made, and

          (3) to the extent specified in the prospectus supplement, references to "mortgage loans" include Contracts.

          The following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271 through 1275 of the Code and in the Treasury regulations promulgated thereunder (the "OID Regulations"), and in part upon the REMIC Provisions and the Treasury regulations promulgated thereunder (the "REMIC Regulations"). Investors should be aware that the OID Regulations do not adequately address some issues relevant to, and in some instances provide that they are not applicable to, instruments such as Securities.

          Taxable Mortgage Pools

          Corporate income tax can be imposed on the net income of some entities issuing non-REMIC debt obligations secured by real estate mortgages ("Taxable Mortgage Pools"). Any entity other than a REMIC will be considered a Taxable Mortgage Pool if

          (1) substantially all of the assets of the entity consist of debt obligations and more than 50% of those obligations consist of "real estate mortgages,"

          (2) that entity is the borrower under debt obligations with two or more maturities, and

          (3) under the terms of the debt obligations on which the entity is the borrower, payments on those obligations bear a relationship to payments on the obligations held by the entity.


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Furthermore, a group of assets held by an entity can be treated as a separate
Taxable Mortgage Pool if the assets are expected to produce significant cash flow that will support one or more of the entity's issues of debt obligations. The Depositor generally will structure offerings of non-REMIC Securities to avoid the application of the Taxable Mortgage Pool rules.

          REMICs

          Classification of REMICs

          For each Series of REMIC Securities, assuming compliance with all provisions of the related pooling and servicing agreement, in the opinion of Federal Tax Counsel, the related Trust Fund (or each applicable portion of the Trust Fund) will qualify as a REMIC and the REMIC Securities offered with respect thereto will be considered to evidence ownership of "regular interests" ("Regular Securities") or "residual interests" ("Residual Securities") in the REMIC within the meaning of the REMIC Provisions.

          In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the date of issuance of the REMIC Securities) and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments." The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement will be met if at all times the total adjusted basis of the nonqualified assets is less than 1% of the total adjusted basis of all the REMIC Pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC Pool also must provide "reasonable arrangements" to prevent its residual interests from being held by "disqualified organizations" or agents of "disqualified organizations" and must furnish applicable tax information to transferors or agents that violate this requirement. The pooling and servicing agreement for each Series of REMIC Securities will contain provisions meeting these requirements. See "--Taxation of Owners of Residual Securities--Tax-Related Restrictions on Transfer of Residual Securities--Disqualified Organizations" below.

          A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day or is purchased by the REMIC Pool within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include whole mortgage loans and, generally, certificates of beneficial interest in a grantor trust that holds mortgage loans and regular interests in another REMIC, such as lower-tier regular interests in a tiered REMIC. The REMIC Regulations specify that loans secured by timeshare interests, shares held by a tenant stockholder in a cooperative housing corporation, and manufactured housing that qualifies as a "single family residence" under Code
Section 25(e)(10) can be qualified mortgages. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either:


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          (1)  in exchange for any qualified mortgage within a three-month period from the Startup Day; or

          (2) in exchange for a "defective obligation" within a two-year period from the Startup Day.

          A "defective obligation" includes:

          (1) a mortgage in default or as to which default is reasonably foreseeable;

          (2) a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached;

          (3)  a mortgage that was fraudulently procured by the borrower; and

          (4) a mortgage that was not in fact principally secured by real property (but only if the mortgage is disposed of within 90 days of discovery).

A mortgage loan that is "defective" as described in clause (4) above that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after that 90-day period.

          Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in that fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" as payments on the mortgage loans are received. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage and generally may not be held for more than three taxable years after the taxable year of acquisition unless extensions are granted by the Secretary of the Treasury.

          In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet specific requirements. All of the interests in a REMIC Pool must be either of the following: (1) one or more classes of regular interests or (2) a single class of residual interests on which distributions, if any, are made pro rata.

          o A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides


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               that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. That specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a qualified variable rate, inverse variable rate or difference between two fixed or qualified variable rates on some or all of the qualified mortgages. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero.

          o A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest.

          An interest in a REMIC Pool may be treated as a regular interest even if payments of principal for that interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, in the opinion of Federal Tax Counsel, the Regular Securities of a Series will constitute one or more classes of regular interests, and the Residual Securities for that Series will constitute a single class of residual interests for each REMIC Pool.

          If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for that status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and thereafter. In that event, that entity may be taxable as a corporation under Treasury regulations, and the related REMIC Securities may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, none of these regulations have been issued. Any relief provided, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the Trust Fund's income for the period in which the requirements for that status are not satisfied. The pooling and servicing agreement for each REMIC Pool will include provisions designed to maintain the Trust Fund's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any Trust Fund as a REMIC will be terminated.

          Characterization of Investments in REMIC Securities

          The REMIC Securities will be treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC Pool underlying these Securities would be so treated. Moreover, if 95% or more of the assets of the REMIC Pool qualify for either of the foregoing treatments at all times during a calendar year, the REMIC Securities will qualify for the corresponding status in their entirety for that calendar year.

          If the assets of the REMIC Pool include Buy-Down Loans, it is possible that the percentage of those assets constituting "loans . . . secured by an interest in real property which is . . . residential real property" for purposes of Code Section 7701(a)(19)(C)(v) may be


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


required to be reduced by the amount of the related funds from the Buy-Down Fund. No opinion is expressed as to the treatment of those Buy-Down Funds because the law is unclear as to whether the Buy-Down Funds represent an account held by the lender that reduces the lender's investment in the mortgage loan. This reduction of a holder's investment may reduce the assets qualifying for the 60% of assets test for meeting the definition of a "domestic building and loan association." Interest (including original issue discount) on the Regular Securities and income allocated to the class of Residual Securities will be interest described in Section 856(c)(3)(B) of the Code to the extent that the Notes or Certificates, as applicable, are treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code. In addition, the Regular Securities generally will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code if transferred to another REMIC on its Startup Day in exchange for regular or residual interests in the REMIC.

          The assets of the REMIC Pool will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC Securities and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether those assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections. The REMIC Regulations do provide, however, that payments on mortgage loans held pending distribution are considered part of the mortgage loans for purposes of Section 856(c)(4)(A) of the Code. Furthermore, foreclosure property generally will qualify as "real estate assets" under Section 856(c)(4)(A) of the Code.

          Tiered REMIC Structures

          For some Series of REMIC Securities, two or more separate elections may be made to treat designated portions of the related Trust Fund as REMICs ("Tiered REMICs") for federal income tax purposes. Upon the issuance of any of these Series of REMIC Securities, Federal Tax Counsel will deliver its opinion that, assuming compliance with all provisions of the related pooling and servicing agreement, the Tiered REMICs will each qualify as a REMIC and the respective REMIC Securities issued by each Tiered REMIC will be considered to evidence ownership of Regular Securities or Residual Securities in the related REMIC within the meaning of the REMIC Provisions.

          Solely for purposes of determining whether the REMIC Securities will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on those Securities is interest described in
Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one
REMIC.


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          Taxation of Owners of Regular Securities

          (1)  General

          Except as otherwise indicated herein, the Regular Securities will be treated for federal income tax purposes as debt instruments that are issued by the REMIC and not as beneficial interests in the REMIC or the REMIC's assets. In general, interest, original issue discount, and market discount on a Regular Security will be treated as ordinary income to a holder of the Regular Security (the "Regular Securityholder"), and principal payments on a Regular Security will be treated as a return of capital to the extent of the Regular Securityholder's basis in the Regular Security allocable thereto. Regular Securityholders must use the accrual method of accounting with regard to Regular Securities, regardless of the method of accounting otherwise used by that Regular Securityholder.

          Payments of interest on Regular Securities may be based on a fixed rate, a variable rate as permitted by the REMIC Regulations, or may consist of a specified portion of the interest payments on qualified mortgages where such portion does not vary during the period the Regular Security is outstanding. The definition of a variable rate for purposes of the REMIC Regulations is based on the definition of a qualified floating rate for purposes of the rules governing original issue discount set forth in the OID Regulations, with certain modifications and permissible variations. See "--Variable Rate Regular Securities" below for a discussion of the definition of a qualified floating rate for purposes of the OID Regulations. In contrast to the OID Regulations, for purposes of the REMIC Regulations, a qualified floating rate does not include any multiple of a qualified floating rate (also excluding multiples of qualified floating rates that themselves would constitute qualified floating rates under the OID Regulations), and the characterization of a variable rate that is subject to a cap, floor or similar restriction as a qualified floating rate for purposes of the REMIC Regulations will not depend upon the OID Regulations relating to caps, floors, and similar restrictions. See "--Variable Rate Regular Securities" below for discussion of the OID Regulations relating to caps, floors and similar restrictions. A qualified floating rate, as defined above for purposes of the REMIC Regulations (a "REMIC qualified floating rate"), qualifies as a variable rate for purposes of the REMIC Regulations if such REMIC qualified floating rate is set at a "current rate" as defined in the OID Regulations. In addition, a rate equal to the highest, lowest or an average of two or more REMIC qualified floating rates qualifies as a variable rate for REMIC purposes. A Regular Security may also have a variable rate based on a weighted average of the interest rates on some or all of the qualified mortgages held by the REMIC where each qualified mortgage taken into account has a fixed rate or a variable rate that is permissible under the REMIC Regulations. Further, a Regular Security may have a rate that is the product of a REMIC qualified floating rate or a weighted average rate and a fixed multiplier, is a constant number of basis points more or less than a REMIC qualified floating rate or a weighted average rate, or is the product, plus or minus a constant number of basis points, of a REMIC qualified floating rate or a weighted average rate and a fixed multiplier. An otherwise permissible variable rate for a Regular Security, described above, will not lose its character as such because it is subject to a floor or a cap, including a "funds available cap" as that term is defined in the REMIC Regulations. Lastly, a Regular Security will be considered as having a permissible variable rate if it has a fixed or otherwise permissible variable rate during one or more payment or accrual periods and different fixed or otherwise permissible variable rates during other payment or accrual periods.


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          (2)  Original Issue Discount

          Accrual Securities will be, and other classes of Regular Securities may be, issued with "original issue discount" within the meaning of Code Section 1273(a). Holders of any Class or Subclass of Regular Securities having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with a constant yield method that takes into account the compounding of interest, in advance of the receipt of the cash attributable to that income. The following discussion is based in part on the "OID Regulations" and in part on the provisions of the Tax Reform Act of 1986 (the "1986 Act"). Regular Securityholders should be aware, however, that the OID Regulations do not adequately address some of the issues relevant to prepayable securities, such as the Regular Securities. To the extent that those issues are not addressed in the regulations, the Trust Fund intends to apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the Internal Revenue Service will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the Internal Revenue Service to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result because of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion in the OID Regulations and the appropriate method for reporting interest and original issue discount for the Regular Securities.

          Each Regular Security will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Securityholder's income. The total amount of original issue discount on a Regular Security is the excess of the "stated redemption price at maturity" of the Regular Security over its "issue price." The issue price of a Class of Regular Securities offered pursuant to this prospectus generally is the first price at which a substantial amount of that Class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, it is anticipated that the trustee will treat the issue price of a Class as to which there is no substantial sale as of the issue date or that is retained by the Depositor as the fair market value of the Class as of the issue date. The issue price of a Regular Security also includes any amount paid by an initial Regular Securityholder for accrued interest that relates to a period before the issue date of the Regular Security, unless the Regular Securityholder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first Distribution Date.

          The stated redemption price at maturity of a Regular Security always includes the original principal amount of the Regular Security, but generally will not include distributions of interest if those distributions constitute "qualified stated interest." Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below), provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Security. Because there is no penalty or default remedy in the case of nonpayment of interest for a Regular Security, it is possible that no interest on any Class of Regular Securities will be treated as qualified stated interest. However, except as provided in the following three sentences or in the prospectus supplement, because the underlying mortgage loans provide for remedies in the event


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


of default, it is anticipated that the trustee will treat interest for the Regular Securities as qualified stated interest. Distributions of interest on an Accrual Security, or on other Regular Securities for which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of those Regular Securities includes all distributions of interest as well as principal on the Regular Securities. Likewise, it is anticipated that the trustee will treat an interest-only Class or a Class on which interest is substantially disproportionate to its principal amount (a so-called "super-premium" Class) as having no qualified stated interest. Where the interval between the issue date and the first Distribution Date on a Regular Security is shorter than the interval between subsequent Distribution Dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

          Under a de minimis rule, original issue discount on a Regular Security will be considered to be zero if the original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Security multiplied by the weighted average maturity of the Regular Security. For this purpose, the weighted average maturity of the Regular Security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Security and the denominator of which is the stated redemption price at maturity of the Regular Security. The Conference Committee Report to the 1986 Act provides that the schedule of those distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans (the "Prepayment Assumption") and the anticipated reinvestment rate, if any, relating to the Regular Securities. The Prepayment Assumption for a Series of Regular Securities will be set forth in the prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and that income will generally be capital gain if the Regular Security is held as a capital asset. Under the OID Regulations, however, Regular Securityholders may elect to accrue all de minimis original issue discount as well as market discount and market premium, under the constant yield method. See "-Election to Treat All Interest Under the Constant Yield Method" below.

          A Regular Securityholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Security accrued during an accrual period for each day on which it holds the Regular Security, including the date of purchase but excluding the date of disposition. The trustee will treat the monthly period ending on the day before each Distribution Date as the accrual period. For each Regular Security, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related Distribution Date on the Regular Security. The Conference Committee Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. The original issue discount accruing in a full accrual period would be the excess, if any, of:

               (1) the sum of:


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


                    (a) the present value of all of the remaining distributions to be made on the Regular Security as of the end of that accrual period, and

                    (b) the distributions made on the Regular Security during
               the accrual period that are included in the Regular Security's stated redemption price at maturity, over

               (2) the adjusted issue price of the Regular Security at the beginning of the accrual period.

The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

                    (a) the yield to maturity of the Regular Security at the
               issue date, and

                    (b) the Prepayment Assumption.

For these purposes, the adjusted issue price of a Regular Security at the beginning of any accrual period equals the issue price of the Regular Security, increased by the total amount of original issue discount for the Regular Security that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Security's stated redemption price at maturity that were made on the Regular Security in those prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. For an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

          Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Securityholder generally will increase to take into account prepayments on the Regular Securities as a result of prepayments on the mortgage loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the mortgage loans for a Series of Regular Securities can result in both a change in the priority of principal payments for some Classes of Regular Securities and either an increase or decrease in the daily portions of original issue discount for those Regular Securities.

          (3)  Acquisition Premium

          A purchaser of a Regular Security having original issue discount at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Security reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, that purchaser may elect to treat all that acquisition premium under the constant yield method, as described below under the heading "--Election to Treat All Interest Under the Constant Yield Method" below.


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          (4)  Variable Rate Regular Securities

          Regular Securities may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a qualified variable rate if, generally, (1) the issue price does not exceed the original principal balance by more than a specified amount, (2) it does not provide for any principal payments that are contingent, within the meaning of the OID Regulations, except as provided in (1), and (3) the interest compounds or is payable at least annually at current values of;

               (a)  one or more "qualified floating rates,"

               (b) a single fixed rate and one or more qualified floating rates,

               (c)  a single "objective rate," or

               (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate."

A floating rate is a qualified floating rate if variations can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds. A multiple of a qualified floating rate is considered a qualified floating rate only if the rate is equal to either (a) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than
1.35 or (b) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate. That rate may also be subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate is any rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (1) within the control of the issuer or a related party or (2) unique to the circumstances of the issuer or a related party. However, an objective rate does not include a rate if it is reasonably expected that the average value of such rate during the first half of the Regular Security's term will be either significantly less than or significantly greater than the average value of the rate during the final half of the Regular Security's term. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the qualified floating rate; an inverse floating rate that is not a qualified inverse floating rate may nevertheless be an objective rate. A Class of Regular Securities may be issued under this prospectus that does not have a qualified variable rate under the foregoing rules, for example, a Class that bears different rates at different times during the period it is outstanding that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID Regulations. It is possible that a Class may be considered to bear "contingent interest" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Securities. However, if final regulations dealing with contingent interest for Regular Securities apply the same principles as the OID Regulations, those regulations may lead to different timing of income inclusion than would be the case under the OID Regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Regular Securities as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular


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Security that does not pay interest at a fixed rate or qualified variable rate as described in this paragraph.

          The amount of original issue discount for a Regular Security bearing a qualified variable rate of interest will accrue in the manner described above under "--Original Issue Discount," with the yield to maturity and future payments on that Regular Security generally to be determined by assuming that interest will be payable for the life of the Regular Security based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant Class, if the Class bears interest at a qualified floating rate or qualified inverse floating rate, or based on a fixed rate which reflects the reasonably expected yield for the relevant Class, if the Class bears interest at an objective rate (other than a qualified inverse floating rate). Unless required otherwise by applicable final regulations, it is anticipated that the trustee will treat interest, other than variable interest on an interest-only or super-premium Class, as qualified stated interest at the qualified variable rate. However, the qualified stated interest allocable to an accrual period will be increased (or decreased) if the interest actually paid during the accrual period exceed (or is less than) the interest assumed to be paid under the rate just described.

          (5)  Market Discount

          A subsequent purchaser of a Regular Security also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which the purchaser's original basis in the Regular Security (1) is exceeded by the remaining outstanding principal payments and interest payments other than qualified stated interest payments due on a Regular Security, or (2) in the case of a Regular Security having original issue discount, is exceeded by the adjusted issue price of that Regular Security at the time of purchase. The purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on that Regular Security as distributions includible in the stated redemption price at maturity of the Regular Security are received, in an amount not exceeding that distribution. The market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until these regulations are issued, the market discount would accrue either (1) on the basis of a constant interest rate, or (2) in the ratio of stated interest allocable to the relevant period to the sum of the interest for that period plus the remaining interest as of the end of that period, or in the case of a Regular Security issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for that period plus the remaining original issue discount as of the end of that period. The purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Security as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. The purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Security over the interest distributable on the Regular Security. The deferred portion of the interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Security for that year.


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Any deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Security is disposed of.

          As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Securityholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by the Regular Securityholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which that election may be deemed to be made. A person who purchases a Regular Security at a price lower than the remaining amounts includible in the stated redemption price at maturity of the security, but higher than its adjusted issue price, does not acquire the Regular Security with market discount, but will be required to report original issue discount, appropriately adjusted to reflect the excess of the price paid over the adjusted issue price.

          Market discount for a Regular Security will be considered to be zero if the market discount is less than 0.25% of the remaining stated redemption price at maturity of the Regular Security (or, in the case of a Regular Security having original issue discount, the adjusted issue price of that Regular Security) multiplied by the weighted average maturity of the Regular Security (presumably determined as described above in the fourth paragraph under "--Original Issue Discount" above) remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See "--Original Issue Discount" above.

          Treasury regulations implementing the market discount rules have not yet been issued, and uncertainty exists with respect to many aspects of those rules. Due to the substantial lack of regulatory guidance with respect to the market discount rules, it is unclear how those rules will affect any secondary market that develops for a particular Class of Regular Securities. Prospective investors in Regular Securities should consult their own tax advisors regarding the application of the market discount rules to the Regular Securities and the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

          (6)  Amortizable Premium

          A Regular Security purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Securityholder holds that Regular Security as a "capital asset" within the meaning of Code Section 1221, the Regular Securityholder may elect under Code Section 171 to amortize the premium under a constant yield method that reflects compounding based on the interval between payments on the Regular Security. The election will apply to all taxable debt obligations (including REMIC regular interests) acquired by the Regular Securityholder at a premium held in that taxable year or thereafter, unless revoked with the permission of the Internal Revenue Service. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations as the Regular Securities, although it is unclear whether the alternatives to the constant interest method described above under "Market Discount" are available. Amortizable bond premium generally


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will be treated as an offset to interest income on a Regular Security, rather than as a separate deductible item. See "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

          (7)  Election to Treat All Interest Under the Constant Yield Method

          A holder of a debt instrument such as a Regular Security may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to this election, (1) "interest" includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (2) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make this election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes this election for a debt instrument with amortizable bond premium, the holder is deemed to have made elections to amortize bond premium currently as it accrues under the constant yield method for all premium bonds held by the holder in the same taxable year or thereafter. Alternatively, if the holder makes this election for a debt instrument with market discount, the holder is deemed to have made elections to report market discount income currently as it accrues under the constant yield method for all market discount bonds acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the Internal Revenue Service. Investors should consult their own tax advisors regarding the advisability of making this election.

          (8)  Treatment of Losses

          Regular Securityholders will be required to report income for Regular Securities on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans, except to the extent it can be established that the losses are uncollectible. Accordingly, the holder of a Regular Security, particularly a Subordinate Security, may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the Internal Revenue Service may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166.

          To the extent the rules of Code Section 166 regarding bad debts are applicable, it appears that Regular Securityholders that are corporations or that otherwise hold the Regular Securities in connection with a trade or business should in general be allowed to deduct as an ordinary loss


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that loss with respect to principal sustained during the taxable year on account of any Regular Securities becoming wholly or partially worthless, and that, in general, Regular Securityholders that are not corporations and do not hold the Regular Securities in connection with a trade or business should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of a portion of any Regular Securities becoming wholly worthless. Although the matter is not free from doubt, non-corporate Regular
Securityholders should be allowed a bad debt deduction at the time the principal balance of the Regular Securities is reduced to reflect losses resulting from any liquidated mortgage loans. The Internal Revenue Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect those losses only after all the mortgage loans remaining in the Trust Fund have been liquidated or the applicable Class of Regular Securities has been otherwise retired. The Internal Revenue Service could also assert that losses on the Regular Securities are deductible based on some other method that may defer those deductions for all holders, such as reducing future cashflow for purposes of computing original issue discount. This may have the effect of creating "negative" original issue discount that may be deductible only against future positive original issue discount or otherwise upon termination of the Class.

          Regular Securityholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained for their Regular Securities. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the Internal Revenue Service may take the position that losses attributable to accrued original issue discount may only be deducted as capital losses in the case of non-corporate holders who do not hold the Regular Securities in connection with a trade or business. Special loss rules may be applicable to banks and thrift institutions. These taxpayers are advised to consult their tax advisors regarding the treatment of losses on Regular Securities.

          (9)  Sale or Exchange of Regular Securities

          If a Regular Securityholder sells or exchanges a Regular Security, the Regular Securityholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Security. The adjusted basis of a Regular Security generally will equal the original cost of the Regular Security to the seller, increased by any original issue discount or market discount previously included in the seller's gross income for the Regular Security and reduced by amounts included in the stated redemption price at maturity of the Regular Security that were previously received by the seller, by any amortized premium, and by any recognized losses.

          Except as described above regarding market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Security realized by an investor who holds the Regular Security as a capital asset will be capital gain or loss. That gain will be treated as ordinary income

               (1) if a Regular Security is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Securityholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the


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          transaction minus any amount previously treated as ordinary income for any prior disposition of property that was held as part of that transaction;

               (2) in the case of a non-corporate taxpayer, to the extent that the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or

               (3) to the extent that the gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on that Regular Security were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of the holder for that Regular Security (the "110% yield rule").

          In addition, gain or loss recognized from the sale of a Regular Security by some banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of noncorporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of those taxpayers.

          Taxation of Owners of Residual Securities

1.        Taxation of REMIC Income

          Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Securities ("Residual Holders"), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Holder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in that quarter and by allocating that daily portion among the Residual Holders in proportion to their respective holdings of Residual Securities in the REMIC Pool on that day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that

               (1) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply;

               (2) all bad loans will be deductible as business bad debts; and

               (3) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

The REMIC Pool's gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income from amortization of issue premium, if any, on the Regular Securities, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Securities. The REMIC Pool's deductions include interest and original issue discount expense on the Regular Securities, servicing fees on the mortgage loans, other administrative expenses of the REMIC Pool and realized losses on the mortgage loans. The requirement that Residual Holders report their pro


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rata share of taxable income or net loss of the REMIC Pool will continue until there are no Securities of any class of the related Series outstanding.

          The taxable income recognized by a Residual Holder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest, original issue discount or market discount income or amortization of premium for the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) or income from amortization of issue premium on the Regular Securities, on the other hand. If an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of these mortgage loans is prepaid, the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Securities, and the discount on the mortgage loans that is includible in income may exceed the original issue discount deductions allowed with respect to the Regular Securities. When there is more than one Class of Regular Securities that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Securities when distributions in reduction of principal are being made in respect of earlier Classes of Regular Securities to the extent that those Classes are not issued with substantial discount or are issued at a premium. If taxable income attributable to that mismatching is realized, in general, losses would be allowed in later years as distributions on the later maturing Classes of Regular Securities are made.

          Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of that Series of Regular Securities, may increase over time as distributions in reduction of principal are made on the lower yielding Classes of Regular Securities, whereas, to the extent the REMIC Pool consists of fixed rate mortgage loans, interest income for any particular mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Holders must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of that mismatching or unrelated deductions against which to offset that income, subject to the discussion of "excess inclusions" below under "--Limitations on Offset or Exemption of REMIC Income." The timing of mismatching of income and deductions described in this paragraph, if present for a Series of Notes or Certificates, as applicable, may have a significant adverse effect upon a Residual Holder's after-tax rate of return.

          A portion of the income of a Residual Holder may be treated unfavorably in three contexts:

               (1) it may not be offset by current or net operating loss deductions;

               (2) it will be considered unrelated business taxable income to tax-exempt entities; and

               (3) it is ineligible for any statutory or treaty reduction in the 30% withholding tax otherwise available to a foreign Residual Holder.


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See "--Limitations on Offset or Exemption of REMIC Income" below. In addition, a
Residual Holder's taxable income during some periods may exceed the income reflected by those Residual Holders for those periods in accordance with generally accepted accounting principles. Investors should consult their own accountants concerning the accounting treatment of their investment in Residual Securities.

2.        Basis and Losses

          The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Holder is limited to the adjusted basis of the Residual Security as of the close of the quarter (or time of disposition of the Residual Security if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Security is the amount paid for that Residual Security. The adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Holder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Holder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Holder as to whom the loss was disallowed and may be used by the Residual Holder only to offset any income generated by the same REMIC Pool.

          A Residual Holder will not be permitted to amortize directly the cost of its Residual Security as an offset to its share of the taxable income of the related REMIC Pool. However, if, in any year, cash distributions to a Residual Holder exceed its share of the REMIC's taxable income, the excess will constitute a return of capital to the extent of the holder's basis in its Residual Security. A return of capital is not treated as income for federal income tax purposes, but will reduce the tax basis of the Residual Holder (but not below zero). If a Residual Security's basis is reduced to zero, any cash distributions with respect to that Residual Security in any taxable year in excess of its share of the REMIC's income would be taxable to the holder as gain on the sale or exchange of its interest in the REMIC.

          A Residual Security may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of the residual interest as zero rather than the negative amount for purposes of determining the REMIC Pool's basis in its assets.

          The IRS recently issued final regulations addressing the tax treatment of payments made by a transferor of a non-economic REMIC residual interest to induce the transferee to acquire that residual interest ("inducement fees"). The regulations (i) require the transferee to recognize an inducement fee as income over the expected remaining life of the REMIC in a manner that reasonably reflects the after-tax costs and benefits of holding that residual interest and
(ii) specify that inducement fees constitute income from sources within the United States. The regulations will apply to any inducement fee received in connection with the acquisition of a Residual Security.

          Further, to the extent that the initial adjusted basis of a Residual Holder (other than an original holder) in the Residual Security is greater than the corresponding portion of the REMIC Pool's basis in the mortgage loans, the Residual Holder will not recover a portion of the basis


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until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by the holder. The REMIC Regulations currently in effect do not so provide. See "--Treatment of Certain Items of REMIC Income and Expense--Market Discount" below regarding the basis of mortgage loans to the REMIC Pool and "--Sale or Exchange of a Residual Security" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

3.        Treatment of Certain Items of REMIC Income and Expense

          Although it is anticipated that the trustee will compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. The Depositor makes no representation as to the specific method that will be used for reporting income with respect to the mortgage loans and expenses for the Regular Securities, and different methods could result in different timing or reporting of taxable income or net loss to Residual Holders or differences in capital gain versus ordinary income.

          Original Issue Discount and Premium. Generally, the REMIC Pool's deductions for original issue discount and income from amortization of premium will be determined in the same manner as original issue discount income on Regular Securities as described above under "--Taxation of Owners of Regular Securities--Original Issue Discount" and "--Variable Rate Regular Securities," without regard to the de minimis rule described therein, and "--Amortizable Premium."

          Market Discount. The REMIC Pool will have market discount income in respect of mortgage loans if, in general, the basis of the REMIC Pool in those mortgage loans is exceeded by their unpaid principal balances. The REMIC Pool's basis in those mortgage loans is generally the fair market value of the mortgage loans immediately after the transfer of the mortgage loans to the REMIC Pool. The REMIC Regulations provide that the basis is equal to the total of the issue prices of all regular and residual interests in the REMIC Pool. The market discount must be recognized currently as an item of ordinary income as it accrues, rather than being included in income upon the sale of mortgage loans or as principal on the mortgage loans is paid. Market discount income generally should accrue in the manner described above under "--Taxation of Owners of Regular Securities--Market Discount."

          Premium. Generally, if the basis of the REMIC Pool in the mortgage loans exceeds the unpaid principal balances of the mortgage loans, the REMIC Pool will be considered to have acquired those mortgage loans at a premium equal to the amount of that excess. As stated above, the REMIC Pool's basis in mortgage loans is generally the fair market value of the mortgage loans and is based on the total of the issue prices of the regular and residual interests in the REMIC Pool immediately after the transfer of the mortgage loans to the REMIC Pool. In a manner analogous to the discussion above under "--Taxation of Owners of Regular Securities--Amortizable Premium," a person that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on mortgage loans originated after September 27, 1985, under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. Because substantially all of the borrowers on the mortgage loans are


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


expected to be individuals, Code Section 171 will not be available for premium on mortgage loans originated on or before September 27, 1985. Premium for those mortgage loans may be deductible in accordance with a reasonable method regularly employed by the holder of those mortgage loans. The allocation of that premium pro rata among principal payments should be considered a reasonable method; however, the Internal Revenue Service may argue that the premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

4.        Limitations on Offset or Exemption of REMIC Income

          A portion (or all) of the REMIC taxable income includible in determining the federal income tax liability of a Residual Holder will be subject to special treatment. That portion, referred to as the "excess inclusion," is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Security over the daily accruals for that quarterly period of (1) 120% of the long-term applicable federal rate that would have applied to the Residual Security (if it were a debt instrument) on the Startup Day under Code Section 1274(d), multiplied by (2) the adjusted issue price of the Residual Security at the beginning of the quarterly period. For this purpose, the adjusted issue price of a Residual Security at the beginning of a quarter is the issue price of the Residual Security, plus the amount of those daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to the Residual Security before the beginning of that quarterly period.

          The portion of a Residual Holder's REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on the Residual Holder's return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual Holder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Holder's excess inclusions will be treated as unrelated business taxable income of the Residual Holder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax for persons who are not U.S. Persons (as defined below under "--Tax-Related Restrictions on Transfer of Residual Securities--Foreign Investors"), and the portion thereof attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise). See "--Taxation of Certain Foreign Investors--Residual Securities" below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Security, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to persons who are not U.S. Persons.

          Provisions governing the relationship between excess inclusions and the alternative minimum tax provide that (i) alternative minimum taxable income for a Residual Holder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions, (ii) a Residual Holder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year, and (iii) the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.


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


          The Internal Revenue Service has authority to promulgate regulations providing that if the aggregate value of the Residual Securities is not considered to be "significant," then the entire share of REMIC taxable income of a Residual Holder may be treated as excess inclusions subject to the foregoing limitations. This authority has not been exercised to date.

5.        Tax-Related Restrictions on Transfer of Residual Securities

          Disqualified Organizations. If any legal or beneficial interest in a Residual Security is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (1) the present value of the total anticipated excess inclusions for that Residual Security for periods after the transfer and (2) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable federal rate under Code
Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. That rate is applied to the anticipated excess inclusions from the end of the remaining calendar quarters in which they arise to the date of the transfer. That tax generally would be imposed on the transferor of the Residual Security, except that where the transfer is through an agent (including a broker, nominee, or other middleman) for a Disqualified Organization, the tax would instead be imposed on the agent. However, a transferor of a Residual Security would in no event be liable for the tax for a transfer if the transferee furnished to the transferor an affidavit stating that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. Under the REMIC Regulations, an affidavit will be sufficient if the transferee furnishes (A) a social security number, and states under penalties of perjury that the social security number is that of the transferee, or (B) a statement under penalties of perjury that it is not a disqualified organization.

          "Disqualified Organization" means the United States, any state or political subdivision of the United States, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that the term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors in not selected by any governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code Section 531) that is exempt from taxation under the Code unless the organization is subject to the tax on unrelated business income imposed by Code Section 511.

          In addition, if a "Pass-Through Entity" (as defined below) has excess inclusion income for a Residual Security during a taxable year and a Disqualified Organization is the record holder of an equity interest in that entity, then a tax is imposed on the entity equal to the product of (1) the amount of excess inclusions that are allocable to the interest in the Pass-Through Entity during the period that interest is held by the Disqualified Organization, and (2) the highest marginal federal corporate income tax rate. That tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for the tax if (1) it has received an affidavit from the record holder stating, under penalties of perjury, that it is not a Disqualified Organization, or providing the holder's taxpayer


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identification number and stating, under penalties of perjury, that the social security number is that of the record owner, and (2) during the period that person is the record holder of the Residual Security, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

          "Pass-Through Entity" means any regulated investment company, real estate investment trust, common Trust Fund, partnership, trust or estate and corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to that interest, be treated as a Pass-Through Entity.

          If an "electing large partnership" holds a Residual Security, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a Pass-Through Entity by
Section 860E(c) of the Code. The exception to this tax, otherwise available to a Pass-Through Entity that is furnished particular affidavits by record holders of interests in the entity and that does not know those affidavits are false, is not available to an electing large partnership.

          The pooling and servicing agreement for a Series will provide that no legal or beneficial interest in a Residual Security may be transferred or registered unless (1) the proposed transferee furnished to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that the transferee is the beneficial owner of the Residual Security and is not a Disqualified Organization and is not purchasing the Residual Security on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman) and (2) the transferor provides a statement in writing to the trustee that it has no actual knowledge that the affidavit is false. Moreover, the pooling and servicing agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Security for a Series will bear a legend referring to those restrictions on transfer, and each Residual Holder will be deemed to have agreed, as a condition of ownership of the Residual Security, to any amendments to the related pooling and servicing agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the Internal Revenue Service and to the requesting party within 60 days of the request, and the requesting party may be charged a fee for the computation and provision of that information.

          Noneconomic Residual Interests. The REMIC Regulations would disregard some transfers of Residual Securities, in which case the transferor would continue to be treated as the owner of the Residual Securities and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a Residual Holder (other than a Residual Holder who is not a U.S. Person as defined below under "--Foreign Investors") is disregarded to all federal income tax purposes if a significant purpose of the transfer is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a "noneconomic residual interest" unless, at the time of the transfer, (1) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest


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corporate income tax rate in effect for the year in which the transfer occurs, and (2) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under "--Disqualified Organizations." The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (2) the transferee represents to the transferor that it understands that, as the holder of the non-economic residual interest, the transferee may incur liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, and (3) either the formula test or the asset test (each as described below) is satisfied.

          The formula test is satisfied if the present value of the anticipated tax liabilities associated with holding the Residual Security does not exceed the sum of the present values of (1) any consideration given to the transferee to the acquire the Residual Security, (2) the expected future distributions on the Residual Security, and (3) the anticipated tax savings associated with holding the Residual Security as the REMIC generates losses. For purposes of this calculation, the present values generally are calculated using a discount rate equal to the applicable federal rate, and the transferee is assumed to pay tax at the highest corporate rate of tax.

          The asset test is satisfied if

          1. at the time of the transfer of the Residual Security, and at the close of each of the transferee's two fiscal years preceding the year of transfer, the transferee's gross assets for financial reporting purposes exceed $100 million and its net assets for financial reporting purposes exceed $10 million,

          2. the transferee is a taxable domestic C corporation, other than a RIC, REIT, REMIC or Subchapter T cooperative (an "Eligible Corporation"), that makes a written agreement that any subsequent transfer of the Residual Security will be to another Eligible Corporation in a transaction that satisfies the safe harbor described above, and the transferor does not know, or have reason to know, that the transferee will not honor such agreement, and

          3. the facts and circumstances known to the transferor on or before the date of transfer do not reasonably indicate that the taxes associated with the Residual Security will not be paid.

For purposes of requirement (1), the gross and net assets of a transferee do not include any obligations of a person related to the transferee or any other asset if a principal purpose for holding or acquiring the asset is to permit the transferee to satisfy the asset test. Further,


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requirement (2) will not be treated as satisfied in the case of any transfer or assignment of the Residual Security to a foreign branch of an Eligible Corporation or any other arrangement by which the Residual Security is at any time subject to net tax by a foreign country or possession of the United States.

          Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Security that has "tax avoidance potential" to a "foreign person" will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a "U.S. Person" (as defined below), unless the transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Security is deemed to have tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects that (1) the future distributions on the Residual Security will equal at least 30% of the anticipated excess inclusions after the transfer, and (2) such amounts will be distributed at or after the time at which the excess inclusions accrue and before the end of the next succeeding taxable year. A safe harbor in the REMIC Regulations provides that the reasonable expectation requirement will be satisfied if the above test would be met at all assumed prepayment rates for the mortgage loans from 50 percent to 200 percent of the Prepayment Assumption. If the non-U.S. Person transfers the Residual Security back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

          The prospectus supplement relating to the Certificates of a Series may provide that a Residual Security may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which the transfer may be made. The term "U.S. Person" means a citizen or resident of the United States, a corporation or partnership (or other entity properly treated as a partnership or as a corporation for federal income tax purposes) created or organized in or under the laws of the United States or of any state (including, for this purpose, the District of Columbia), an estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust (or, to the extent provided in applicable Treasury regulations, trusts in existence on August 20, 1996, which are eligible to elect and do elect to be treated as U.S. Persons).

6.        Sale or Exchange of a Residual Security

          Upon the sale or exchange of a Residual Security, the Residual Holder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under "--Taxation of Owners of Residual Securities--Basis and Losses") of the Residual Holder in the Residual Security at the time of the sale or exchange.

          Further, as described above under "--Taxation of Owners of Residual Securities--Basis and Losses", if a Residual Security's basis is reduced to zero, any cash distributions with respect to that Residual Security in any taxable year in excess of its share of the REMIC's income for that year would be taxable to the holder as gain on the sale or exchange of its interest in the REMIC. If a Residual Holder has an adjusted basis in its Residual Security when its interest in


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the REMIC Pool terminates, then it will recognize a capital loss (assuming the
Residual Security was held as a capital asset) at that time in an amount equal to the remaining adjusted basis.

          Any gain on the sale of a Residual Security will be treated as ordinary income (1) if a Residual Security is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Holder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income for any prior disposition of property that was held as a part of that transaction or (2) in the case of a non-corporate taxpayer, to the extent that the taxpayer has made an election under Code
Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Security by some banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

          Except as provided in Treasury regulations yet to be issued, the wash sale rules of Code Section 1091 will apply to dispositions of Residual Securities where the seller of the Residual Security, during the period beginning six months before the sale or disposition of the Residual Security and ending six months after the sale or disposition, acquires (or enters into any other transaction that results in the application of Code Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Security.

7.        Mark to Market Regulations

          Treasury regulations provide that a Residual Security acquired on or after January 4, 1995 is not treated as a security and thus may not be marked to market pursuant to Section 475 of the Code.

          Taxes That May Be Imposed on the REMIC Pool

1.        Prohibited Transactions

          Income from transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Holders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include:

          (1)  the disposition of a qualified mortgages other than for

               (a) substitution for a defective (including a defaulted) obligation within two years of the Startup Day (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day;

               (b) foreclosure, default, or imminent default of a qualified mortgage;

               (c)  bankruptcy or insolvency of the REMIC Pool; or


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               (d)  a qualified (complete) liquidation;

          (2) the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold;

          (3)  the receipt of compensation for services; or

          (4) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

          Notwithstanding (1) and (4) above, it is not a prohibited transaction to sell a qualified mortgage or cash flow investment held by a REMIC Pool to prevent a default on Regular Securities as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the Notes or Certificates, as applicable, is outstanding). The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause, or the conversion of an interest rate by a borrower pursuant to the terms of a convertible adjustable rate mortgage loan.

2.        Contributions to the REMIC Pool After the Startup Day

          In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool

          (1)  during the three months following the Startup Day,

          (2)  made to a qualified reserve fund by a Residual Holder,

          (3)  in the nature of a guarantee,

          (4)  made to facilitate a qualified liquidation or clean-up call, and

          (5)  as otherwise permitted in Treasury regulations yet to be issued.

It is not anticipated that there will be any contributions to the REMIC Pool after the Startup Day.

3.        Net Income from Foreclosure Property

          The REMIC Pool will be subject of federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as "foreclosure property" until the close of the third calendar year after the year in which the REMIC Pool acquired that property, with possible extensions. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying


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income for a real estate investment trust. It is not anticipated that the REMIC
Pool will have any taxable net income from foreclosure property.

4.        Liquidation of the REMIC Pool

          If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which that adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on that date, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Securities and Residual Holders within the 90-day period.

5.        Administrative Matters

          The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for the income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual Holder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the Internal Revenue Service of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit in a unified administrative proceeding. The master servicer will be obligated to act as "tax matters person," as defined in applicable Treasury regulations, for the REMIC Pool as agent of the Residual Holders holding the largest percentage interest in the Residual Securities. If the Code or applicable Treasury regulations do not permit the master servicer to act as tax matters person in its capacity as agent of the Residual Holder, the Residual Holder or any other person specified pursuant to Treasury regulations will be required to act as tax matters person. The tax matters person generally has responsibility for overseeing and providing notice to the other Residual Holders of administrative and judicial proceedings regarding the REMIC Pool's tax affairs, although other holders of the Residual Securities of the same Series would be able to participate in those proceedings in appropriate circumstances.

6.        Limitations on Deduction of Certain Expenses

          An investor who is an individual, estate, or trust will be subject to limitation with respect to some itemized deductions described in Code Section 67, to the extent that those itemized deductions, in total, do not exceed 2% of the investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser or (1) 3% of the excess, if any, of adjusted gross income over $100,000 ($50,000 in the case of a married individual filing a separate return) (subject to adjustment for inflation), or (2) 80% of the amount of itemized deductions otherwise allowable for that year (although the reduction is scheduled to be gradually phased-out starting in 2006). In the case of a REMIC Pool, those deductions may include deductions under Code Section 212 for the Servicing Fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool for a regular interest it holds


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in another REMIC. Those investors who hold REMIC Securities either directly or indirectly through pass-through entities may have their pro rata share of those expenses allocated to them as additional gross income, but may be subject to that limitation on deductions. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause those investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Securities in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. For a REMIC Pool that would be classified as an investment trust in the absence of a REMIC election or that is substantially similar to an investment trust, any holder of a Regular Security that is an individual, trust, estate, or pass-through entity also will be allocated its pro rata share of those expenses and a corresponding amount of income and will be subject to the limitations or deductions imposed by Code Sections 67 and 68, as described above. The prospectus supplement will indicate if all those expenses will not be allocable to the Residual Securities.

          Taxation of Certain Foreign Investors

1.        Regular Securities

          Interest, including original issue discount, distributable to Regular Securityholders who are non-resident aliens, foreign corporations, or other Non-U.S. Persons (as defined below), generally will be considered "portfolio interest" and, therefore, generally will not be subject to 30% United States withholding tax, provided that (1) the interest is not effectively connected with the conduct of a trade or business in the United States of the securityholder, (2) the Non-U.S. Person is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) and (3) that Non-U.S. Person complies to the extent necessary with certain certification requirements, which generally relate to the identity of the beneficial owner and the status of the beneficial owner as a person that is a Non-U.S. person. Each Regular Securityholder should consult its tax advisors regarding the tax documentation and certifications that must be provided to secure the exemption from United States withholding taxes including certain more extensive documentation and certification requirements which may apply to a beneficial owner claiming exemption through an intermediary.

          Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Regular Security by a Non-U.S. Person generally will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Person and (ii) in the case of an individual Non-U.S. Person, the Non-U.S. Person is not present in the United States for 183 days or more in the taxable year.

          If the interest on the Regular Security is effectively connected with the conduct of a trade or business within the United States by that Non-U.S. Person, the Non-U.S. Person, although exempt from the withholding tax previously discussed if the holder provides an appropriate statement establishing that such income is so effectively connected, will be subject to United States federal income tax at regular rates. Investors who are Non-U.S. Persons should consult


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their own tax advisors regarding the specific tax consequences to them of owning a Regular Security. The term "Non-U.S. Person" means any person who is not a U.S. Person.

2.        Residual Securities

          The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Holders who are Non-U.S. Persons generally should be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amount distributed to Residual Holders may qualify as "portfolio interest," subject to the conditions described in "Regular Securities" above, but only to the extent that (1) the mortgage loans were issued after July 18, 1984, and (2) the Trust Fund or segregated pool of assets in the Trust Fund (as to which a separate REMIC election will be made), to which the Residual Security relates, consists of obligations issued in "registered form" within the meaning of Code Section 163
(f) (1). Generally, mortgage loans will not be, but regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, Residual Holders will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion." See "--Taxation of Owners of Residual Securities--Limitations on Offset or Exemption of REMIC Income" above. If the amounts paid to Residual Holders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by those Non-U.S. Persons, although exempt from the withholding tax previously discussed if the holder provides an appropriate statement establishing that such income is so effectively connected, the amounts paid to those Non-U.S. Persons will be subject to United States federal income tax at regular rates. See "--Tax-Related Restrictions on Transfer of Residual Securities--Foreign Investors" above concerning the disregard of transfers having "tax avoidance potential." Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Securities.

3.        Backup Withholding

          Distributions made on the REMIC Securities, and proceeds from the sale of the REMIC Securities to or through certain brokers, may be subject to a "backup" withholding tax under Code Section 3406 at a rate of up to 31% on "reportable payments" (including interest distributions, original issue discount, and, under some circumstances, principal distributions) if the Holder fails to comply with certain identification procedures, unless the Holder is otherwise an exempt recipient under applicable provisions of the Code, and, if necessary, demonstrates such status. Any amounts to be withheld from distribution on the REMIC Securities would be refunded by the Internal Revenue Service or allowed as a credit against the Regular Holder's federal income tax liability.

Grantor Trust Funds

          Characterization. For each Series of Grantor Trust Securities, Federal Tax Counsel will deliver its opinion that the Grantor Trust Fund will not be classified as an association taxable as a corporation (or a taxable mortgage pool) and that the Grantor Trust Fund will be classified as a grantor trust under subpart E, Part I of subchapter J of the Code. In this case, beneficial owners of Grantor Trust Securities (referred to in this prospectus as "Grantor Trust Securityholders")


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will be treated for federal income tax purposes as owners of a portion of the
Grantor Trust Fund's assets as described below.

          Taxation of Grantor Trust Securityholders. Subject to the discussion below under "Stripped Certificates" and "Subordinated Certificates," each Grantor Trust Securityholder will be treated as the owner of a pro rata undivided interest in the assets of the Grantor Trust Fund. Accordingly, and subject to the discussion below of the recharacterization of the servicing fee, each Grantor Trust Securityholder must include in income its pro rata share of the interest and other income from the assets of the Grantor Trust Fund, including any interest, original issue discount, market discount, prepayment fees, assumption fees, and late payment charges with respect to the assets, and, subject to limitations discussed below, may deduct its pro rata share of the fees and other deductible expenses paid by the Grantor Trust Fund, at the same time and to the same extent as these items would be included or deducted by the Grantor Trust Securityholder if the Grantor Trust Securityholder held directly a pro rata interest in the assets of the Grantor Trust Fund and received and paid directly the amounts received and paid by the Grantor Trust Fund. Any amounts received by a Grantor Trust Securityholder in lieu of amounts due with respect to any asset of the Grantor Trust Fund because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

          Each Grantor Trust Securityholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the servicer, provided that these amounts are reasonable compensation for services rendered to the Grantor Trust Fund. Grantor Trust Securityholders that are individuals, estates or trusts will be entitled to deduct their share of expenses only to the extent these expenses plus all other miscellaneous itemized deductions exceed two percent of the Grantor Trust Securityholder's adjusted gross income, and will be allowed no deduction for these expenses in determining their liabilities for alternative minimum tax. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a prescribed threshold amount will be reduced by the lesser of (1) 3% of the excess of adjusted gross income over the specified threshold amount or (2) 80% of the amount of itemized deductions otherwise allowable for the applicable taxable year (although the reduction is scheduled to be gradually phased-out starting in 2006).

          The servicing compensation to be received by the servicer may be questioned by the Internal Revenue Service as exceeding a reasonable fee for the services being performed in exchange for the servicing compensation, and a portion of the servicing compensation could be recharacterized as an ownership interest retained by the servicer or other party in a portion of the interest payments to be made with respect to the Grantor Trust Fund's assets. In this event, a certificate might be treated as a Stripped Certificate subject to the stripped bond rules of Section 1286 of the Code, and either the original issue discount or market discount rules. See the discussion below under "--Stripped Certificates". Except as discussed below under "Stripped Certificates" or "--Subordinated Certificates," this discussion assumes that the servicing fees paid to the servicer do not exceed reasonable servicing compensation.


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          A purchaser of a Grantor Trust Security will be treated as purchasing an interest in each asset in the Grantor Trust Fund at a price determined by allocating the purchase price paid for the certificate among all asset of the Grantor Trust Fund in proportion to their fair market values at the time of the purchase of the certificate. To the extent that the portion of the purchase price of a Grantor Trust Security allocated to an asset of the Grantor Trust Fund is less than or greater than the stated redemption price at maturity of the asset, the interest in the asset will have been acquired at a discount or premium. See "--Market Discount" and "--Premium," below.

          The treatment of any discount on an asset of the Grantor Trust Fund will depend on whether the discount represents original issue discount or market discount. Except as indicated otherwise in the applicable prospectus supplement, it is not expected that any asset of the Grantor Trust Fund (other than an instrument evidencing ownership of specific interest and/or principal of a particular bond) will have original issue discount (except as discussed below under "Stripped Certificates" or "Subordinated Certificates"). For the rules governing original issue discount, see "REMICs--Taxation of Owners of Regular Securities--Original Issue Discount" above.

          The information provided to Grantor Trust Securityholders will not include information necessary to compute the amount of discount or premium, if any, at which an interest in each asset of the Grantor Trust Fund is acquired.

          Market Discount. A Grantor Trust Securityholder that acquires an undivided interest in the Grantor Trust Fund's assets may be subject to the market discount rules of Sections 1276 through 1278 to the extent an undivided interest in an asset of the Grantor Trust Fund is considered to have been purchased at a "market discount". For a discussion of the market discount rules under the Code, see "REMICs--Taxation of Owners of Regular Securities--Market Discount" above. As discussed above, to the extent an asset of the Grantor Trust Fund is an instrument evidencing ownership of specific interest and/or principal of a particular bond, it will be subject to the rules relating to original issue discount (in lieu of the rules relating to market discount). See "REMICs--Taxation of Owners of Regular Securities--Original Issue Discount" above.

          Premium. To the extent a Grantor Trust Securityholder is considered to have purchased an undivided interest in an asset of the Grantor Trust Fund for an amount that is greater than the stated redemption price at maturity of the interest, the Grantor Trust Securityholder will be considered to have purchased the interest in the asset with "amortizable bond premium" equal in amount to the excess. For a discussion of the rules applicable to amortizable bond premium, see "REMICs--Taxation of Owners of Regular Securities--Amortizable Premium" above.

          Status of the Grantor Trust Securities. Except as qualified below, a Grantor Trust Security owned by a:

          o "domestic building and loan association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans . . . secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that Grantor Trust Security is of the type described in that section of the Code.


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          o    real estate investment trust will be considered to represent
               "real estate assets" within the meaning of Code Section 856(c)(4)(A) to the extent that the assets of the related Grantor Trust Fund consist of qualified assets, and interest income on those assets will be considered "interest on obligations secured by mortgages on real property" to that extent within the meaning of Code Section 856(c)(3)(B).

          o REMIC will be considered to represent an "obligation (including any participation or certificate of beneficial ownership therein) which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related Grantor Trust Fund consist of "qualified mortgages" within the meaning of Code Section 860G(a)(3).

          An issue arises as to whether Buy-Down Loans may be characterized in their entirety under the Code provisions cited in bullet points 1 and 2 of the immediately preceding paragraph or whether the amount qualifying for that treatment must be reduced by amounts contributed from the Buy-Down Fund. Further, although it is not entirely clear, Grantor Trust Certificates that are Stripped Certificates (as described below under "Stripped Certificates") should be treated as qualifying under the Code provisions cited in the bullet points above to the same extent as Grantor Trust Certificates that are not Stripped Certificate. Grantor Trust Securityholders are urged to consult their own tax advisors concerning the characterization of the securityholder's investment for federal income tax purposes.

          Stripped Certificates. Some classes of certificates may be subject to the stripped bond rules of Section 1286 of the Code and for purposes of this discussion will be referred to as "Stripped Certificates." In general, a Stripped Certificate will be subject to the stripped bond rules where there has been a separation of ownership of the right to receive some or all of the principal payments on a mortgage loan held by the Grantor Trust Fund from ownership of the right to receive some or all of the related interest payments. Generally, where a separation has occurred, under the stripped bond rules of
Section 1286 of the Code, the holder of a right to receive a principal or interest payment on the bond is required to accrue into income, on a constant yield basis under rules governing original issue discount (see "REMICs--Taxation of Owners of Regular Securities--Original Issue Discount"), the difference between the holder's initial purchase price for the right to receive principal or interest, and the principal or interest payment to be received with respect to that right. However, a holder of a Stripped Certificate will account for any discount on the Stripped Certificate (other than an interest treated as a "stripped coupon") as market discount rather than original issue discount if either (i) the amount of original issue discount with respect to the Stripped Certificate was treated as zero under the original issue discount de minimis rule when the Stripped Certificate was stripped or (ii) no more than 100 basis points (including any amount of servicing in excess of reasonable servicing) is stripped off from the mortgage assets.

          Certificates will constitute Stripped Certificates and will be subject to these rules under various circumstances, including the following:

          o if any servicing compensation is deemed to exceed a reasonable amount;


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          o    if the company or any other party retains a retained yield with respect to the assets held by the Grantor Trust Fund;

          o if two or more classes of certificates are issued representing the right to non-pro rata percentages of the interest or principal payments on the Grantor Trust Fund's assets; or

          o if certificates are issued which represent the right to interest-only payments or principal-only payments.

          The tax treatment of the Stripped Certificates with respect to the application of the original issue discount provisions of the Code is currently unclear. However, the trustee intends to treat each Stripped Certificate as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Original issue discount with respect to a Stripped Certificate must be included in ordinary gross income for federal income tax purposes as it accrues in accordance with the constant yield method that takes into account the compounding of interest and this accrual of income may be in advance of the receipt of any cash attributable to that income. See "REMICs--Taxation of Owners of Regular Securities--Original Issue Discount" above. For purposes of applying the original issue discount provisions of the Code, the stated redemption price at maturity may include the aggregate amount of all payments to be made with respect to the Stripped Certificate whether or not denominated as interest. The amount of original issue discount with respect to a Stripped Certificate may be treated as zero under the original issue discount de minimis rules described above.

          Subordinated Certificates. In the event the Grantor Trust Fund issues two classes of Grantor Trust Securities that are identical except that one class is a subordinate class, with a relatively high certificate pass-through rate, and the other is a senior class, with a relatively low certificate pass-through rate (referred to in this prospectus as the "Subordinate Certificates" and "Senior Certificates", respectively), the Grantor Trust Securityholders in the aggregate will be deemed to have acquired the following assets: (1) the principal portion of each mortgage loan plus a portion of the interest due on each mortgage loan (the "Grantor Trust Fund Stripped Bond"), and (2) a portion of the interest due on each mortgage loan equal to the difference between the Interest Rate on the Subordinate Certificates and the Interest Rate on the Senior Certificates, if any, which difference is then multiplied by the Subordinate Class Percentage (the "Grantor Trust Fund Stripped Coupon"). The "Subordinate Class Percentage" equals the initial aggregate principal amount of the Subordinate Certificates divided by the sum of the initial aggregate principal amount of the Subordinate Certificates and the Senior Certificates. The "Senior Class Percentage" equals the initial aggregate principal amount of the Senior Certificates divided by the sum of the initial aggregate principal amount of the Subordinate Certificates and the Senior Certificates.

          The Senior Certificateholders in the aggregate will own the Senior Class Percentage of the Grantor Trust Fund Stripped Bond and accordingly each Senior Certificateholder will be treated as owning its pro rata share of such asset. The Senior Certificateholders will not own any portion of the Grantor Trust Fund Stripped Coupon. The Subordinate Certificateholders in the aggregate own both the Subordinate Class Percentage of the Grantor Trust Fund Stripped Bond plus 100% of the Grantor Trust Fund Stripped Coupon, if any, and accordingly each Subordinate


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Certificateholder will be treated as owning its pro rata share in both assets.
The Grantor Trust Fund Stripped Bond will be treated as a "stripped bond" and the Grantor Trust Fund Stripped Coupon will be treated as "stripped coupons" within the meaning of Section 1286 of the Code.

          Although not entirely clear, the interest income on the Subordinate Certificates and the portion of the servicing fee allocable to such certificates that does not constitute excess servicing will be treated by the Grantor Trust Fund as qualified stated interest, assuming the interest with respect to the mortgage loans held by the Grantor Trust Fund would otherwise qualify as qualified stated interest. Accordingly, except to the extent modified below, the income of the Subordinate Certificates will be reported in the same manner as described generally above for holders of Senior Certificates.

          If the Subordinate Certificateholders receive distribution of less than their share of the Grantor Trust Fund's receipts of principal or interest (the "Shortfall Amount") because of the subordination of the Subordinate Certificates, holders of Subordinate Certificates would probably be treated for federal income tax purposes as if they had

          o    received as distributions their full share of receipts;

          o paid over to the Senior Certificateholders an amount equal to the Shortfall Amount; and

          o retained the right to reimbursement of the relevant amounts to the extent these amounts are otherwise available as a result of collections on the mortgage loans or amounts available from a reserve account or other form of credit enhancement, if any.

          Under this analysis,

          o Subordinate Certificateholders would be required to accrue as current income any interest income, original issue discount, or (to the extent paid on assets of the Grantor Trust Fund) accrued market discount of the Grantor Trust Fund that was a component of the Shortfall Amount, even though that amount was in fact paid to the Senior Certificateholders;

          o    a loss would only be allowed to the Subordinate
               Certificateholders when their right to receive reimbursement of the Shortfall Amount became worthless (i.e., when it becomes clear that amount will not be available from any source to reimburse the loss); and

          o reimbursement of the Shortfall Amount prior to a claim of worthlessness would not be taxable income to Subordinate Certificateholders because the amount was previously included in income.

Those results should not significantly affect the inclusion of income for Subordinate Certificateholders on the accrual method of accounting, but could accelerate inclusion of income to Subordinate Certificateholders on the cash method of accounting by, in effect, placing them on the accrual method. Moreover, the character and timing of loss deductions are unclear.


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Subordinate Certificateholders are strongly urged to consult their own tax advisors regarding the appropriate timing, amount and character of any losses sustained with respect to the Subordinate Certificates including any loss resulting from the failure to recover previously accrued interest or discount income.

          Election to Treat All Interest as Original Issue Discount. The Treasury Regulations relating to original issue discount permit a Grantor Trust Securityholder to elect to accrue all interest, discount, including de minimis market or original issue discount, reduced by any premium, in income as interest, based on a constant yield method. If an election were to be made with respect to an interest in a mortgage loan with market discount, the Grantor Trust Securityholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the Grantor Trust Securityholder acquires during the year of the election or afterward. See "--Market Discount" above. Similarly, a Grantor Trust Securityholder that makes this election for an interest in a mortgage loan that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the Grantor Trust Securityholder owns at the beginning of the first taxable year to which the election applies or acquires afterward. See "--Premium" above. The election to accrue interest, discount and premium on a constant yield method with respect to a Grantor Trust Security is irrevocable.

          Prepayments. The Taxpayer Relief Act of 1997 (the "1997 Act") contains a provision requiring original issue discount on any pool of debt instruments the yield on which may be affected by reason of prepayments be calculated taking into account the Prepayment Assumption and requiring the discount to be taken into income on the basis of a constant yield to assumed maturity taking account of actual prepayments. The legislative history to the 1986 Act states that similar rules apply with respect to market discount and amortizable bond premium on debt instruments.

          Sale or Exchange of a Grantor Trust Security. Sale or exchange of a Grantor Trust Security prior to its maturity will result in gain or loss equal to the difference, if any, between the amount realized, exclusive of amounts attributable to accrued and unpaid interest (which will be treated as ordinary income allocable to the related asset of the Grantor Trust Fund), and the owner's adjusted basis in the Grantor Trust Security. The adjusted basis generally will equal the seller's cost for the Grantor Trust Security, increased by the original issue discount and any market discount included in the seller's gross income with respect to the Grantor Trust Security, and reduced, but not below zero, by any premium amortized by the seller and by principal payments on the Grantor Trust Security previously received by the seller. The gain or loss will, except as discussed below, be capital gain or loss to an owner for which the assets of the Grantor Trust Fund represented by a Grantor Trust Security are "capital assets" within the meaning of Section 1221. A capital gain or loss will be long-term or short-term depending on whether or not the Grantor Trust Security has been owned for the long-term capital gain holding period.

          Notwithstanding the foregoing, any gain realized on the sale or exchange of a Grantor Trust Security will be ordinary income to the extent of the seller's interest in accrued market discount on Grantor Trust Fund assets not previously taken into income. See "--Market Discount," above. Further, Grantor Trust Securities will be "evidences of indebtedness" within the meaning of Section 582(c)(1), so that gain or loss recognized from the sale of a Grantor Trust


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Security by a bank or thrift institution to which such section applied will be treated as ordinary gain or loss.

          Foreign Investors in Grantor Trust Securities. A holder of a Grantor Trust Security who is not a "U.S. Person" (as defined above at "REMICs--Tax Related Restrictions on Transfer of Residual Securities--Foreign Investors") and is not subject to federal income tax as a result of any direct or indirect connection to the United States other than its ownership of a Grantor Trust Security generally will not be subject to United States income or withholding tax in respect of payments of interest or original issue discount on its Grantor Trust Security to the extent attributable to debt obligations held by the Grantor Trust Fund that were originated after July 18, 1984, provided that the Grantor Trust Securityholder complies to the extent necessary with certain certification requirements which generally relate to the identity of the beneficial owner and the status of the beneficial owner as a person that is not a U.S. Person. Interest or original issue discount on a Grantor Trust Security attributable to debt obligations held by the Grantor Trust Fund that were originated prior to July 19, 1984 will be subject to a 30% withholding tax (unless such tax is reduced or eliminated by an applicable tax treaty). All holders of Grantor Trust Securities should consult their tax advisors regarding the tax documentation and certifications that must be provided to secure any applicable exemptions from United States withholding taxes including certain more extensive documentation and certification requirements which may apply to a beneficial owner claiming exemption through an intermediary.

          Any capital gain realized on the sale or other taxable disposition of a Grantor Trust Security by a Non-U.S. Person (as defined above at "REMICs--Taxation of Certain Foreign Investors--Regular Securities") generally will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Person and (ii) in the case of an individual Non-U.S. Person, the Non-U.S. Person is not present in the United States for 183 days or more in the taxable year.

          If the interest, gain or income with respect to a Grantor Trust Security held by a Non-U.S. Person is effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Person (although exempt from the withholding tax previously discussed if the holder provides an appropriate statement establishing that such income is so effectively connected), the holder generally will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the Non-U.S. Person is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its "effectively connected earnings and profits," within the meaning of the Code, for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty (as modified by the branch profits tax rules).

          Backup Withholding. Distributions made on the Grantor Trust Securities and proceeds from the sale of the Grantor Trust Securities will be subject to a "backup" withholding tax of 31% if, in general, the Grantor Trust Securityholder fails to comply with particular identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code and, if necessary, demonstrates such status. Any amounts so withheld would be refunded by the Internal Revenue Service or allowable as a credit against the Grantor Trust Securityholder's federal income tax.


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Partnership Trust Funds and Disregarded Trust Funds

          Classification of Trust Funds

          For each Series of Partnership Certificates or Debt Securities, Federal Tax Counsel will deliver its opinion that the Trust Fund will not be a taxable mortgage pool or an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the related Agreement and related documents will be complied with, and on counsel's opinion that the nature of the income of the Trust Fund will exempt it from the rule that some publicly traded partnerships are taxable as corporations.

          Taxation of Debt Securityholders

          The Depositor will agree, and the securityholders will agree by their purchase of Debt Securities, to treat the Debt Securities as debt for federal income tax purposes. No regulations, published rulings, or judicial decisions exist that discuss the characterization for federal income tax purposes of securities with terms substantially the same as the Debt Securities. However, for each Series of Debt Securities, Federal Tax Counsel will deliver its opinion that the Debt Securities will be classified as indebtedness for federal income tax purposes. The discussion below assumes this characterization of the Debt Securities is correct.

          If, contrary to the opinion of counsel, the Internal Revenue Service successfully asserted that the Debt Securities were not debt for federal income tax purposes, the Debt Securities might be treated as equity interests in the Trust Fund. If so treated, the Trust Fund might be treated as a publicly traded partnership that would be taxable as a corporation unless it met particular qualifying income tests, and the resulting taxable corporation would not be able to reduce its taxable income by deductions for interest expense on Debt Securities recharacterized as equity. Treatment of the Debt Securities as equity interests in a partnership could have adverse tax consequences to some holders, even if the Trust Fund were not treated as a publicly traded partnership taxable as a corporation. For example, income allocable to foreign holders might be subject to United States tax and United States tax return filing and withholding requirements, income allocable to tax-exempt holders might constitute "unrelated business taxable income" (if some, but not all, of the Debt Securities were recharacterized as equity in a partnership), individual holders might be subject to limitations on their ability to deduct their share of Trust Fund expenses, and income from the Trust Fund's assets would be taxable to owners of Debt Securities without regard to whether cash distributions are made to such owners and without regard to the owners' method of tax accounting.

          Debt Securities generally will be subject to the same rules of taxation as Regular Securities issued by a REMIC, as described above, except that (1) income reportable on Debt Securities is generally not required to be reported under the accrual method unless the holder otherwise uses the accrual method and (2) the special 110% yield rule treating a portion of the gain on sale or exchange of a Regular Security as ordinary income is inapplicable to Debt Securities. See "--REMICs--Taxation of Owners of Regular Securities" and "--Sale or Exchange of Regular Securities."


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          Further, for federal income tax purposes, (i) Debt Securities held by a thrift institution taxed as a domestic building and loan association will not constitute "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; (ii) interest on Debt Securities held by a real estate investment trust will not be treated as "interest on obligations secured by mortgages on real property or on interests in real property "within the meaning of Code Section 856(c)(3)(B); (iii) Debt Securities held by a real estate investment trust will not constitute "real estate assets" or "Government securities" within the meaning of Section 856(c)(4)(A) of the Code; (iv) Debt Securities held by a regulated investment company will not constitute "Government securities" within the meaning of
Section 851(b)(3)(A)(i) of the Code; and (v) Debt Securities will not constitute "qualified mortgages" with in the meaning of Section 860G(a)(3) of the Code for REMICs.

          Taxation of Owners of Partnership Certificates

1.        Treatment of the Trust Fund as a Partnership

          The Partnership Trust Fund will agree, and the related owners of Partnership Certificates ("Partnership Certificate Owners") will agree by their purchase of Partnership Certificates, if there is more than one Partnership Certificate Owner, to treat the Partnership Trust Fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Partnership Trust Fund, the partners of the partnership being the Partnership Certificate Owners, including, to the extent relevant, the Depositor in its capacity as recipient of distributions from any reserve fund, and the Debt Securities, if any, being debt of the partnership, and if there is one Partnership Certificate Owner, to treat the Partnership Certificate Owner as the owner of the assets of the Partnership Trust Fund and to treat the Partnership Trust Fund as a disregarded entity. However, the proper characterization of the arrangement involving the Partnership Trust Fund, the Partnership Certificates, the Debt Securities and the Depositor is not certain because there is no authority on transactions closely comparable to that contemplated in this prospectus.

          A variety of alternative characterizations are possible. For example, because the Partnership Certificates have certain features characteristic of debt, the Partnership Certificates might be considered debt of the Partnership Trust Fund. Generally, provided such Partnership Certificates are issued at or close to face value, any such characterization would not result in materially adverse tax consequences to holders of Partnership Certificates as compared to the consequences from treatment of the Partnership Certificates as equity in a partnership, described below. The following discussion assumes that the Partnership Certificates represent equity interests in a partnership. The following discussion also assumes that all payments on the Partnership Certificates are denominated in U.S. dollars, none of the Partnership Certificates have Interest Rates which would qualify as contingent interest under the Treasury regulations relating to original issue discount, and that a Series of securities includes a single class of Partnership Certificates. If these conditions are not satisfied with respect to any given Series of Partnership Certificates, additional tax considerations with respect to such Partnership Certificates will be disclosed in the applicable prospectus supplement.


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2.        Partnership Taxation

          As a partnership, the Partnership Trust Fund will not be subject to federal income tax. Rather, each Partnership Certificate Owner will be required to take into account separately the Partnership Certificate Owner's allocable share of income, gains, losses, deductions and credits of the Partnership Trust Fund, whether or not there is a corresponding cash distribution. Thus, cash basis holders will in effect be required to report income from the Partnership Certificates on the accrual basis and Partnership Certificate Owners may become liable for taxes on Partnership Trust Fund income even if they have not received cash from the Partnership Trust Fund to pay the taxes. The Partnership Trust Fund's income will consist primarily of interest and finance charges earned on the related mortgage loans, including appropriate adjustments for market discount, original issue discount and bond premium, and any gain upon collection or disposition of the mortgage loans.

          The Partnership Trust Fund's deductions will consist primarily of interest accruing with respect to the Debt Securities, servicing and other fees, and losses or deductions upon collection or disposition of mortgage loans.

          The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (i.e., the Agreement and related documents). The Agreement will provide, in general, that the Partnership Certificate Owners will be allocated taxable income of the Partnership Trust Fund for each month equal to the sum of:

          o the interest or other income that accrues on the Partnership Certificates in accordance with their terms for the relevant month including, as applicable, interest accruing at the related Partnership Certificate Interest Rate for that month and interest on amounts previously due on the Partnership Certificates but not yet distributed;

          o any income of the Partnership Trust Fund attributable to discount on the related mortgage loans that corresponds to any excess of the principal amount of the Partnership Certificates over their initial issue price;

          o any prepayment premium payable to the Partnership Certificate Owners for the applicable month; and

          o any other amounts of income payable to the Partnership Certificate Owners for the applicable month.

The allocation will be reduced by any amortization by the Partnership Trust Fund of premium on mortgage loans that corresponds to any excess of the issue price of Partnership Certificates over their principal amount. All remaining taxable income of the Partnership Trust Fund will be allocated to the Depositor. Losses will generally be allocated in the manner in which they are borne.

          Based on the economic arrangement of the parties, the foregoing approach for allocating income of the Partnership Trust Fund should be permissible under applicable Treasury regulations, although no assurance can be given that the Internal Revenue Service would not


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require a greater amount of income to be allocated to Partnership Certificate
Owners. Moreover, even under the foregoing method of allocation, Partnership Certificate Owners may be allocated income equal to the entire Partnership Certificate Interest Rate plus the other items described above, even though the Partnership Trust Fund might not have sufficient cash to make current cash distributions of the amount. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Partnership Certificate Owners, but Partnership Certificate Owners may be purchasing Partnership Certificates at different times and at different prices, Partnership Certificate Owners may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Partnership Trust Fund.

          Assuming Debt Securities are also issued, all or substantially all of the taxable income allocated to a Partnership Certificate Owner that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute "unrelated business taxable income" generally taxable to the holder under the Code.

          An individual taxpayer's share of expenses of the Partnership Trust Fund, including fees to the servicer, but not interest expense, would be miscellaneous itemized deductions and thus deductible only to the extent such expenses plus all other miscellaneous itemized deductions exceeds two percent of the individual's adjusted gross income. An individual taxpayer will be allowed no deduction for his share of expenses of the Partnership Trust Fund, other than interest, in determining his liability for alternative minimum tax. In addition,
Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a prescribed threshold amount will be reduced by the lesser of (1) 3% of the excess of adjusted gross income over the specified threshold amount or (2) 80% of the amount of itemized deductions otherwise allowable for the applicable taxable year (although the reduction is scheduled to be gradually phased-out starting in 2006). Accordingly, deductions might be disallowed to the individual in whole or in part and might result in the Partnership Certificate Owner being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the Partnership Trust Fund.

          The Partnership Trust Fund intends to make all tax calculations relating to income and allocations to Partnership Certificate Owners on an aggregate basis to the extent relevant. If the Internal Revenue Service were to require that the calculations be made separately for each mortgage loan, the calculations may result in some timing and character differences under some circumstances.

3.        Discount and Premium

          The purchase price paid by the Partnership Trust Fund for the related mortgage loans may be greater or less than the remaining principal balance of the mortgage loans at the time of purchase. If so, the mortgage loans will have been acquired at a premium or market discount, as the case may be. See "REMICs--Taxation of Owners of Regular Securities--Acquisition Premium" and "-- Market Discount" above. As indicated above, the Partnership Trust Fund will make this calculation on an aggregate basis, but it is possible that the Internal Revenue Service might require that it be recomputed on a mortgage loan-by-mortgage loan basis. Further, with respect to any asset of the Partnership Trust Fund that is an instrument evidencing ownership of specific interest and/or principal of a particular bond, it will be subject to the rules relating to


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original issue discount with respect to such security or instrument (in lieu of the rules relating to market discount). See "REMICs--Taxation of Owners of Regular Securities--Original Issue Discount" above.

          If the Partnership Trust Fund acquires the mortgage loans at a market discount or premium, the Partnership Trust Fund will elect to include any market discount in income currently as it accrues over the life of the mortgage loans or to offset any premium against interest income on the mortgage loans. As indicated above, a portion of the market discount income or premium deduction may be allocated to Partnership Certificate Owners.

4.        Section 708 Termination

          Under Section 708 of the Code, the Partnership Trust Fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Partnership Trust Fund are sold or exchanged within a 12-month period. If a termination occurs under Section 708 of the Code, the Partnership Trust Fund will be considered to contribute its assets to a new Partnership Trust Fund, which would be treated as a new partnership, in exchange for Partnership Certificates in the new Partnership Trust Fund. The original Partnership Trust Fund will then be deemed to distribute the Partnership Certificates in the new Partnership Trust Fund to each of the owners of Partnership Certificates in the original Partnership Trust Fund in liquidation of the original Partnership Trust Fund. The Partnership Trust Fund will not comply with particular technical requirements that might apply when a constructive termination occurs. As a result, the Partnership Trust Fund may be subject to some tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Partnership Trust Fund might not be able to comply with these requirements due to lack of data.

5.        Disposition of Partnership Certificates

          Generally, capital gain or loss will be recognized on a sale of Partnership Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Partnership Certificates sold. Any gain or loss would be long-term capital gain or loss if the Partnership Certificate Owner's holding period exceeded one year. A Partnership Certificate Owner's tax basis in a Partnership Certificate will generally equal its cost, increased by its share of Partnership Trust Fund income allocable to the Partnership Certificate Owner and decreased by any distributions received or losses allocated with respect to the Partnership Certificate. In addition, both the tax basis in the Partnership Certificates and the amount realized on a sale of a Partnership Certificate would include the Partnership Certificate Owner's share, determined under Treasury Regulations, of the Debt Securities and other liabilities of the Partnership Trust Fund. A Partnership Certificate Owner acquiring Partnership Certificates at different prices will generally be required to maintain a single aggregate adjusted tax basis in the Partnership Certificates and, upon a sale or other disposition of some of the Partnership Certificates, allocate a portion of the aggregate tax basis to the Partnership Certificates sold, rather than maintaining a separate tax basis in each Partnership Certificate for purposes of computing gain or loss on a sale of that Partnership Certificate.


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          If a Partnership Certificate Owner is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Partnership Certificates that exceeds the aggregate cash distributions with respect to the Partnership Certificates, the excess will generally give rise to a capital loss upon the retirement of the Partnership Certificates.

6.        Allocations Between Transferors and Transferees.

          In general, the Partnership Trust Fund's taxable income and losses will be determined each Due Period and the tax items for a particular Due Period will be apportioned among the Partnership Certificate Owners in proportion to the principal amount of Partnership Certificates owned by them as of the close of the last day of that Due Period. As a result, a Partnership Certificate Owner purchasing Partnership Certificates may be allocated tax items, which will affect the purchaser's tax liability and tax basis, attributable to periods before the actual transaction.

          The use of a Due Period convention may not be permitted by existing Treasury regulations. If a Due Period convention is not allowed, or only applies to transfers of less than all of the partner's interest, taxable income or losses of the Partnership Trust Fund might be reallocated among the Partnership Certificate Owners. The Partnership Trust Fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future laws, regulations or other Internal Revenue Service guidance.

7.        Section 731 Distributions

          In the case of any distribution to a Partnership Certificate Owner, no gain will be recognized to that Partnership Certificate Owner to the extent that the amount of any money distributed for that Partnership Certificate does not exceed the adjusted basis of that Partnership Certificate Owner's interest in the Partnership Certificate. To the extent that the amount of money distributed exceeds that Partnership Certificate Owner's adjusted basis, gain will be currently recognized. In the case of any distribution to a Partnership Certificate Owner, no loss will be recognized except upon a distribution in liquidation of a Partnership Certificate Owner's interest. Any gain or loss recognized by a Partnership Certificate Owner generally will be capital gain or loss.

8.        Section 754 Election

          In the event that a Partnership Certificate Owner sells its Partnership Certificates at a profit (or loss), the purchasing Partnership Certificate Owner will have a higher (or lower) basis in the Partnership Certificates than the selling Partnership Certificate Owner had. The tax basis of the Partnership Trust Fund's assets will not be adjusted to reflect that higher (or lower) basis unless the Partnership Trust Fund were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Partnership Trust Fund currently does not intend to make an election under Section 754 of the Code. As a result, Partnership Certificate Owners might be allocated a greater or lesser amount


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of Partnership Trust Fund income than would be appropriate based on their own purchase price for Partnership Certificates.

          The American Jobs Creation Act of 2004 added a provision to the Code that would require a partnership with a "substantial built-in loss" immediately after a transfer of a partner's interest in such partnership to make the types of basis adjustments that would be required if an election under Section 754 of the Code were in effect. This new provision does not apply to a "securitization partnership." The applicable prospectus supplement will address whether any partnership in which a Partnership Certificate represents an interest will constitute a securitization partnership for this purpose.

9.        Administrative Matters

          The trustee is required to keep or cause to be kept complete and accurate books of the Partnership Trust Fund. The trustee will file a partnership information return (IRS Form 1065) with the Internal Revenue Service for each taxable year of the Partnership Trust Fund and will report each Partnership Certificate Owner's allocable share of items of Partnership Trust Fund income and expense to Partnership Certificate Owners and the Internal Revenue Service on Schedule K-1. The Partnership Trust Fund will provide the Schedule K-1 information to nominees that fail to provide the Partnership Trust Fund with the information statement described below and the nominees will be required to forward this information to the beneficial owners of the Partnership Certificates. Generally, holders must timely file tax returns that are consistent with the information return filed by the Partnership Trust Fund or be subject to penalties unless the holder notifies the Internal Revenue Service of all the inconsistencies.

          Under Section 6031 of the Code, any person that holds Partnership Certificates as a nominee at any time during a calendar year is required to furnish the Partnership Trust Fund with a statement containing specific information on the nominee, the beneficial owners and the Partnership Certificates so held. The information includes (1) the name, address and taxpayer identification number of the nominee and (2) as to each beneficial owner

          o    the name, address and identification number of such person,

          o whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and

          o particular information on Partnership Certificates that were held, bought or sold on behalf of the person throughout the year.

In addition, brokers and financial institutions that hold Partnership Certificates through a nominee are required to furnish directly to the Partnership Trust Fund information as to themselves and their ownership of Partnership Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any information statement to the Partnership Trust Fund. The information referred to above for any calendar year must be furnished to the Partnership Trust Fund on or before the following January 31. Nominees,


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brokers and financial institutions that fail to provide the Partnership Trust
Fund with the information described above may be subject to penalties.

          Unless another designation is made, the Depositor will be designated as the tax matters partner for each Partnership Trust Fund in the pooling and servicing agreement and, as the tax matters partner, will be responsible for representing the Partnership Certificate Owners in some specific disputes with the Internal Revenue Service. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before the later of three years after the date on which the partnership information return is filed or the last day for filing the return for the applicable year, determined without regard to extensions. Any adverse determination following an audit of the return of the Partnership Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the Partnership Certificate Owners, and, under some circumstances, a Partnership Certificate Owner may be precluded from separately litigating a proposed adjustment to the items of the Partnership Trust Fund. An adjustment could also result in an audit of a Partnership Certificate Owner's returns and adjustments of items not related to the income and losses of the Partnership Trust Fund.

          A special audit system exists for qualifying large partnerships that have elected to apply a simplified flow-through reporting system under Sections 771 through 777 of the Code. Unless otherwise specified in the applicable prospectus supplement, a Partnership Trust Fund will not elect to apply the simplified flow-through reporting system.

10.       Taxation of Certain Foreign Partnership Certificate Owners

          As used below, the term "Non-United States Owner" means a Partnership Certificate Owner that is not a U.S. Person, as defined under "REMICs--Taxation of Owners of Residual Securities--Tax Related Restrictions on Transfer of Residual Securities--Foreign Investors," above.

          It is not clear whether the Partnership Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to Non-United States Owners because there is no clear authority dealing with that issue under facts substantially similar to those described in this prospectus. Although it is not expected that the Partnership Trust Fund would be engaged in a trade or business in the United States for these purposes, the Partnership Trust Fund will withhold as if it were so engaged in order to protect the Partnership Trust Fund from possible adverse consequences of a failure to withhold. The Partnership Trust Fund expects to withhold on the portion of its taxable income that is allocable to Non-United States Owners pursuant to Section 1446 of the Code, as if the income were effectively connected to a U.S. trade or business.

          Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Partnership Trust Fund to change its withholding procedures.

          Each Non-United States Owner might be required to file a U.S. individual or corporate income tax return on its share of the income of the Partnership Trust Fund including, in the case of a corporation, a return in respect of the branch profits tax. Assuming the Partnership Trust


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Fund is not engaged in a U.S. trade or business, a Non-United States Owner would be entitled to a refund with respect to all or a portion of taxes withheld by the Partnership Trust Fund if, in particular, the Owner's allocable share of interest from the Partnership Trust Fund constituted "portfolio interest" under the Code.

          The interest, however, may not constitute "portfolio interest" if, among other reasons, the underlying obligation is not in registered form or if the interest is determined without regard to the income of the Partnership Trust Fund, in the later case, the interest being properly characterized as a guaranteed payment under Section 707(c) of the Code. If this were the case, Non-United States Owners would be subject to a United States federal income and withholding tax at a rate of 30 percent on the Partnership Trust Fund's gross income, without any deductions or other allowances for costs and expenses incurred in producing the income, unless reduced or eliminated pursuant to an applicable treaty. In this case, a Non-United States Owner would only be entitled to a refund for that portion of the taxes, if any, in excess of the taxes that should have been withheld with respect to the interest.

11.       Backup Withholding

          Distributions made on the Partnership Certificates and proceeds from the sale of the Partnership Certificates will be subject to a "backup" withholding tax of up to 31% if, in general, the Partnership Certificate Owner fails to comply with particular identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code and, if necessary, demonstrates such status. Any amounts so withheld would be refunded by the Internal Revenue Service or allowable as a credit against the Non-United States Owner's federal income tax.

Certain Certificates Treated As Indebtedness

          General. Upon the issuance of Certificates that are intended to be treated as indebtedness for federal income tax purposes, Federal Tax Counsel will opine that based upon its analysis of the factors discussed below and certain assumptions and qualifications, the Certificates will be properly classified as indebtedness for federal income tax purposes. However, opinions of counsel are not binding on the Internal Revenue Service and there can be no assurance that the Internal Revenue Service could not successfully challenge this conclusion. Such Certificates that are intended to be treated as indebtedness are herein referred to as "Debt Certificates" and holders of such Certificates are herein referred to as "Debt Certificateholders."

          The Depositor and any Unaffiliated Sellers, will express in the Agreements their intent that for federal, state and local income and franchise tax purposes, the Debt Certificates will be indebtedness secured by the assets in the Trust Fund. The Depositor and each Unaffiliated Seller agrees and each Debt Certificateholder, by acquiring an interest in a Debt Certificate, agrees or will be deemed to agree to treat the Debt Certificates as indebtedness for federal, state and local income or franchise tax purposes. However, because different criteria are used to determine the non-tax accounting characterization of the transactions contemplated by the Agreements, the transactions may be treated as a sale of ownership interests in the assets held by the Trust Fund for financial accounting purposes, and not as debt obligations.


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          In general, whether for federal income tax purposes a transaction constitutes a sale of property or a loan the repayment of which is secured by the property, is a question of fact, the resolution of which is based upon the economic substance of the transaction. The form of a transaction, while a relevant factor, is not conclusive evidence of its economic substance. In appropriate circumstances, the courts have allowed taxpayers, as well as the Internal Revenue Service, to treat a transaction in accordance with its economic substance, as determined under federal income tax laws, notwithstanding that the participants characterize the transaction differently for non-tax purposes. In some instances, however, courts have held that a taxpayer is bound by a particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form. It is expected that Federal Tax Counsel will advise that the rationale of those cases will not apply to the transactions evidenced by a Series of Debt Certificates.

          While the Internal Revenue Service and the courts have set forth several factors to be taken into account in determining whether the substance of a transaction is a sale of property or a secured indebtedness for federal income tax purposes, the primary factor in making this determination is whether the transferee has assumed the risk of loss or other economic burdens relating to the property and has obtained the economic benefits of ownership thereof. Federal Tax Counsel will analyze and rely on several factors in reaching its opinion that the weight of the benefits and burdens of ownership of the assets held by the Trust Fund has not been transferred to the Debt Certificateholders and that the Debt Certificates are properly characterized as indebtedness for federal income tax purposes. Contrary characterizations that could be asserted by the Internal Revenue Service are described below under "--Possible Classification of the Transaction as a Partnership or as an Association Taxable as a Corporation."

          Taxation of Income of Debt Certificateholders. As set forth above, it is expected that Federal Tax Counsel will advise the Depositor and/or the Unaffiliated Sellers that the Debt Certificates will constitute indebtedness for federal income tax purposes, and accordingly, holders of Debt Certificates generally will be taxed in the manner described above in "Partnership Trust Funds and Disregarded Trust Funds--Taxation of Debt Securityholders."

          If the Debt Certificates are issued with OID that is more than a de minimis amount as defined in the Code and Treasury regulations (see "REMICs--Taxation of Regular Securities--Original Issue Discount") a United States holder of a Debt Certificate (including a cash basis holder) generally would be required to accrue the OID on its interest in a Debt Certificate in income for federal income tax purposes on a constant yield basis, resulting in the inclusion of OID in income in advance of the receipt of cash attributable to that income. Under Section 1272(a)(6) of the Code, special provisions apply to debt instruments on which payments may be accelerated due to prepayments of other obligations securing those debt instruments. However, no regulations have been issued interpreting those provisions, and the manner in which those provisions would apply to the Debt Certificates is unclear. Additionally, the Internal Revenue Service could take the position based on Treasury regulations that none of the interest payable on a Debt Certificate is "unconditionally payable" and hence that all of such interest should be included in the Debt Certificate's stated redemption price at maturity. Accordingly, Federal Tax Counsel is unable to opine as to whether interest payable on a Debt Certificates constitutes "qualified stated interest" that is not included in a Debt Certificate's stated redemption price at maturity. Consequently, prospective investors in Debt Certificates should consult their own tax


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advisors concerning the impact to them in their particular circumstances. The prospectus supplement will indicate whether the Trust expects to treat a Debt Certificate as having been issued with OID.

          Tax Characterization of the Trust Fund. Consistent with the treatment of the Debt Certificates as indebtedness, the Trust Fund will be treated as a security device to hold mortgage assets securing the repayment of the Debt Certificates. In connection with the issuance of Debt Certificates of any Series, Federal Tax Counsel will render an opinion that, based on the assumptions and qualifications set forth therein, under then current law, the applicable Trust will not be characterized for federal income tax purposes as a taxable mortgage pool or as an association (or publicly traded partnership) taxable as a corporation.

          Possible Classification of the Transaction as a Partnership or as an Association Taxable as a Corporation. The opinion of Federal Tax Counsel with respect to Debt Certificates will not be binding on the courts or the Internal Revenue Service. It is possible that the Internal Revenue Service could assert that, for federal income tax purposes, the transactions contemplated constitute a sale of the assets held in the Trust Fund (or an interest therein) to the Debt Certificateholders and that the proper classification of the legal relationship between the Unaffiliated Sellers, the Depositor, and some or all of the Debt Certificateholders resulting from the transactions is that of a partnership (including a publicly traded partnership), a publicly traded partnership taxable as a corporation, or an association taxable as a corporation. The Depositor currently does not intend to comply with the federal income tax reporting requirements that would apply if any Classes of Debt Certificates were treated as interests in a partnership or corporation.

          If a transaction were treated as creating a partnership between any of the Unaffiliated Sellers and/or the Depositor and the Debt Certificateholders, the partnership itself would not be subject to federal income tax (unless it were characterized as a publicly traded partnership taxable as a corporation); rather, the partners of such partnership, including the Debt Certificateholders, would be taxed individually on their respective distributive shares of the partnership's income, gain, loss, deductions and credits. The amount and timing of items of income and deductions of a Debt Certificate could differ if the Debt Certificates were held to constitute partnership interests, rather than indebtedness. Moreover, unless the partnership were treated as engaged in a trade or business, an individual's share of expenses of the partnership would be miscellaneous itemized deductions that, in the aggregate, are allowed as deductions only to the extent they exceed two percent of the individual's adjusted gross income, and would be subject to reduction under Section 68 of the Code if the individual's adjusted gross income exceeded certain limits. As a result, the individual might be taxed on a greater amount of income than the stated rate on the Debt Certificates. Finally, all or a portion of any taxable income allocated to a Debt Certificateholder that is a pension, profit-sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) may, under certain circumstances, constitute "unrelated business taxable income" which generally would be taxable to the holder under the Code.

          If it were determined that a transaction created an entity classified as an association or as a publicly traded partnership taxable as a corporation, the Trust Fund would be subject to federal income tax at corporate income tax rates on the income it derives from the mortgage assets it


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holds, which would reduce the amounts available for distribution to the Debt
Certificateholders. Such classification may also have adverse state and local tax consequences that would reduce amounts available for distribution to Debt Certificateholders. Moreover, distributions on Debt Certificates that are recharacterized as equity in an entity taxable as a corporation would not be deductible in computing the entity's taxable income, and cash distributions on such Debt Certificates generally would be treated as dividends for tax purposes to the extent of such deemed corporation's earnings and profits.

          Foreign Investors in Debt Certificates. As set forth above, it is expected that Federal Tax Counsel will advise the Depositor and/or the Unaffiliated Sellers that the Debt Certificates will constitute indebtedness for federal income tax purposes. Accordingly, Foreign Persons (that is, persons which are not U.S. Persons, as defined in "REMICs--Taxation of Owners of Residual Securities--Tax Related Restrictions on Transfer of Residual Securities--Foreign Investors) that hold Debt Certificates generally will be taxed in the manner described in that section.

          If the Internal Revenue Service were to contend successfully that the Debt Certificates are interests in a partnership and if such partnership were considered to be engaged in a trade or business in the United States, the partnership would be subject to a withholding tax on income of the Trust Fund that is allocable to a Foreign Person and such Foreign Person would be credited for his or her share of the withholding tax paid by the partnership. In such case, the Foreign Person generally would be subject to United States federal income tax at regular income tax rates, and possibly a branch profits tax in the case of a corporate holder.

          Alternatively, although there may be arguments to the contrary, if such partnership is not considered to be engaged in a trade or business within the United States and if income with respect to the Debt Certificates is not otherwise effectively connected with the conduct of a trade or business in the United States by the Foreign Person, the Foreign Person would be subject to United States income tax and withholding at a rate of 30% (unless reduced by an applicable tax treaty) on the holder's distributive share of the partnership's interest income. See "Partnership Trust Funds and Disregarded Trust Funds--Taxation of Owners of Partnership Certificates--Taxation of Certain Foreign Partnership Certificate Owners" for a general discussion of the consequences of an equity investment by a Foreign Person in an entity characterized as a partnership.

          If the Trust Fund were recharacterized as an association or publicly traded partnership taxable as a corporation, distribution to owners of Debt Certificates that are Foreign Persons, to the extent treated as dividends, would generally be subject to withholding at the rate of 30%, unless such rate were reduced or eliminated by an applicable income tax treaty. If such dividend were effectively connected with the Foreign Person's United States trade or business (and, if necessary, the Foreign Person establishes that it is so effectively connected) the dividend would not be subject to withholding tax, but would be subject to United States federal income tax at regular federal income tax rates, and if the holder is a corporation, might be subject to a branch profits tax.


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Consequences for Particular Investors

          The federal tax discussions above may not be applicable depending on a Securityholder's particular tax situation. The Depositor recommends that prospective purchasers consult their tax advisors for the tax consequences to them of the purchase, ownership and disposition of REMIC Securities, Grantor Trust Securities, Partnership Certificates, Debt Securities and Debt Certificates, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

Reportable Transactions

          Pursuant to recently enacted legislation, a penalty in the amount of $10,000 in the case of a natural person and $50,000 in any other case is imposed on any taxpayer that fails to file timely an information return with the IRS with respect to a "reportable transaction" (as defined in Section 6011 of the Code). The rules defining "reportable transactions" are complex. In general, they include transactions that result in certain losses that exceed threshold amounts and transactions that result in certain differences between the taxpayer's tax treatment of an item and book treatment of that same item. Prospective investors are advised to consult their own tax advisers regarding any possible disclosure obligations in light of their particular circumstances.

                       STATE AND OTHER TAX CONSIDERATIONS

          In addition to the federal income tax consequences described in "Material Federal Income Tax Considerations," potential investors should consider the state and other tax consequences of the acquisition, ownership, and disposition of the Notes or Certificates, as applicable, offered under this prospectus. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors for the various tax consequences of investments in the Notes or Certificates, as applicable, offered under this prospectus.

                              ERISA CONSIDERATIONS

General

          A fiduciary of a pension, profit-sharing, retirement or other employee benefit plan subject to Title I of ERISA should consider the fiduciary standards under the Employee Retirement Income Security Act of 1974, as amended ("ERISA") in the context of the plan's particular circumstances before authorizing an investment of a portion of such plan's assets in the Securities. Accordingly, pursuant to Section 404 of ERISA, such fiduciary should consider among other factors (i) whether the investment is for the exclusive benefit of plan participants and their beneficiaries; (ii) whether the investment satisfies the applicable diversification requirements; (iii) whether the investment is in accordance with the documents and instruments governing the plan; and (iv) whether the investment is prudent, considering the nature of the investment. Fiduciaries of plans also should consider ERISA's prohibition on improper delegation of control over, or responsibility for, plan assets.


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          In addition, employee benefit plans and other retirement arrangements subject to ERISA, as well as individual retirement accounts, certain types of Keogh plans not subject to ERISA but subject to Section 4975 of the Code, and any entity (including insurance company separate or general accounts) whose underlying assets include plan assets by reason of such plans, arrangements or accounts investing in the entity (each, a "Plan") are prohibited from engaging in a broad range of transactions involving Plan assets with persons having certain specified relationships to the Plan ("parties in interest" and "disqualified persons"). Such transactions are treated as "prohibited transactions" under Sections 406 of ERISA and excise taxes and/or other penalties are imposed upon such persons under ERISA and/or Section 4975 of the Code unless an exemption applies. The Depositor, Credit Suisse First Boston, each Master Servicer or other Servicer, any Insurer, the Trustee, the Indenture Trustee and certain of their affiliates might be considered "parties in interest" or "disqualified persons" with respect to a Plan. If so, the acquisition, holding or disposition of Securities by or on behalf of such Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and the Code unless a statutory, regulatory or administrative exception or exemption is available.

ERISA Considerations Relating to Certificates

          Plan Assets

          In 29 C.F.R. 'SS' 25 10.3-101 (the "Plan Asset Regulations"), the
U.S. Department of Labor ("DOL") has defined what constitutes "plan assets" for purposes of ERISA and Section 4975 of the Code. The Plan Asset Regulations provide that if a Plan makes an investment in an "equity interest" in an entity, an undivided portion of the assets of the entity will be considered the assets of such Plan unless certain exceptions set forth in such Regulations apply. The Certificates will be deemed an equity interest for purposes of the Plan Asset Regulations, and the Depositor can give no assurance that the Certificates will qualify for any of the exceptions under the Plan Asset Regulations. As a result,
(i) a Plan may be deemed to have acquired an interest in the assets of the Trust Fund and not merely an interest in the Certificates, (ii) the fiduciary investment standards of ERISA could apply to such assets and (iii) transactions occurring in the course of managing, operating and servicing the Trust Fund and its assets might constitute prohibited transactions, unless a statutory, regulatory or administrative exemption applies.

          Prohibited Transaction Class Exemption 83-1

          The DOL has issued an administrative exemption, Prohibited Transaction Class Exemption ("PTCE") 83-1 ("PTCE 83-1"), which under certain conditions exempts from the application of the prohibited transaction rules of ERISA and the excise tax provisions of Section 4975 of the Code transactions involving a Plan in connection with the operation of a "mortgage pool" and the purchase, sale and holding of Certificates which are "mortgage pool pass-through certificates." A "mortgage pool" is defined as a fixed investment pool consisting solely of interest-bearing obligations secured by first or second mortgages or deeds of trust on single-family residential property, property acquired in foreclosure and undistributed cash. A "mortgage pool pass-through certificate" is defined as a Certificate which represents a beneficial undivided interest in a mortgage pool which entitles the holder to pass through payments of principal and interest from the mortgage loans. PTCE 83-1 requires that: (i) the Depositor and the Trustee maintain a system of insurance or other protection for the mortgage loans, the


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property securing such mortgage loans and for indemnifying holders of
Certificates against reductions in pass-through payments due to defaults in loan payments or property damage in an amount at least equal to the greater of (x) 1% of the aggregate principal balance of the mortgage loans or (y) the principal balance of the largest covered pooled mortgage loan; (ii) the Trustee may not be an affiliate of the Depositor; and (iii) the payments made to, and retained by, the Depositor in connection with the Trust Fund, together with all funds inuring to its benefit for administering the Trust Fund, represent no more than "adequate consideration" for selling the mortgage loans, plus reasonable compensation for services provided to the Trust Fund. PTCE 83-1 exempts the initial sale of Certificates to and the continued holding by a Plan with respect to which the Depositor, the Insurer, the Master Servicer or other Servicer or the Trustee is a party in interest if the Plan does not pay more than fair market value for such Certificates and the rights and interests evidenced by such Certificates are not subordinated to the rights and interests evidenced by other Certificates of the same pool.

          PTCE 83-1 also exempts from the prohibited transaction rules any transactions in connection with the servicing and operation of the mortgage pool, provided that any payments made to the Master Servicer in connection with the servicing of the Trust Fund are made in accordance with a binding agreement, copies of which must be made available to prospective Plan investors. In the case of any Plan with respect to which the Depositor, the Master Servicer, the Insurer or the Trustee is a fiduciary, PTCE 83-1 will only apply if, in addition to the other requirements: (i) the initial sale, exchange or transfer of Certificates is expressly approved by an independent fiduciary who has authority to manage and control those Plan assets being invested in Certificates; (ii) the Plan pays no more for the Certificates than would be paid in an arm's-length transaction; (iii) no investment management, advisory or underwriting fee, sales commission or similar compensation is paid to the Depositor with regard to the sale, exchange or transfer of Certificates to the Plan; (iv) the total value of the Certificates purchased by such Plan does not exceed 25% of the amount issued and (v) at least 50% of the aggregate amount of Certificates is acquired by persons independent of the Depositor, the Trustee, the Master Servicer and the Insurer. Before purchasing Certificates in reliance on PTCE 83-1, a fiduciary of a Plan should confirm that the Trust Fund is a "mortgage pool," that the Certificates constitute "mortgage pool pass-through certificates" and that the conditions set forth in PTCE 83-1 would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in PTCE 83-1, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions. The Plan fiduciary should also consider its general fiduciary obligations under ERISA in determining whether to purchase any Certificates on behalf of a Plan pursuant to PTCE 83-1.

          Underwriter Exemption

          The DOL has granted to Credit Suisse First Boston an individual exemption, Prohibited Transaction Exemption ("PTE") 89-90, which was most recently amended and restated pursuant to PTE 2002-41 (the "Exemption") which is applicable to Certificates which meet its requirements whenever Credit Suisse First Boston or its affiliate is the sole underwriter, manager or co-manager of an underwriting syndicate or is the selling or placement agent. The Exemption generally exempts certain transactions from the application of certain of the prohibited transaction provisions of ERISA and the Code provided that the conditions set forth in the Exemption are satisfied. These transactions include the servicing, managing and operation of


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investment trusts holding fixed (generally non-revolving pools) of enumerated categories of assets which include: single and multi-family residential mortgage loans, home equity loans or receivables (including cooperative housing loans), manufactured housing loans and participation interests therein and the purchase, sale and holding of Certificates which represent beneficial ownership interests in the assets of such trusts.

          General Conditions of Exemption

          The Exemption sets forth general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the Certificates to be eligible for exemptive relief thereunder. First, the acquisition of Certificates by Plans must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the assets held by the Trust Fund must be fully secured (other than one-to-four family residential mortgage loans and home equity loans or receivables backing certain types of Certificates, as described below). (Mortgage loans, loans, obligations and receivables will be collectively referred to herein as "loans."). Third, unless the Certificates are issued in "designated transactions" (as described below) and are backed by fully-secured loans, they may not be subordinated. Fourth, the Certificates at the time of acquisition by the Plan must generally be rated in one of the three (or in the case of designated transactions, four) highest generic rating categories by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody's Investors Services, Inc. or Fitch, Inc. (each, a "Rating Agency"). Fifth, the Trustee and the Indenture Trustee generally cannot be affiliates of any member of the "Restricted Group", other than any underwriter. The Restricted Group consists of any (i) underwriter as defined in the Exemption, (ii) the Depositor, (iii) the Master Servicer, (iv) each Servicer, (v) the Insurer, (vi) the counterparty of any "interest swap" (as described below) held as an asset of the Trust Fund, (vii) any Obligor with respect to loans constituting more than 5% of the aggregate unamortized principal balance of the loans held in the Trust Fund as of the date of initial issuance of the Certificates and (viii) any of their respective affiliates. Sixth, the sum of all payments made to, and retained by, such underwriters must represent not more than reasonable compensation for underwriting the Certificates; the sum of all payments made to, and retained by, the Depositor pursuant to the assignment of the loans to the related Trust Fund must represent not more than the fair market value of such loans; and the sum of all payments made to, and retained by, the Master Servicer and any Servicer must represent not more than reasonable compensation for such person's services under the Agreement and reimbursement of such person's reasonable expenses in connection therewith. Seventh, (i) the investment pool must consist only of assets of the type enumerated in the Exemption and which have been included in other investment pools; (ii) Certificates evidencing interests in such other investment pools must have been rated in one of the three (or in the case of designated transactions, four) highest generic rating categories by one of the Rating Agencies for at least one year prior to a Plan's acquisition of Certificates; and (iii) Certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to a Plan's acquisition of Certificates. Finally, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended. The Depositor assumes that only Plans which are accredited investors under the federal securities laws will be permitted to purchase the Certificates.


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          Types of Trust Funds

          The Exemption has expanded the types of permitted Trust Funds to include owner-trusts, as well as grantor trusts, REMICs. Owner-trusts are subject to certain restrictions in their governing documents to ensure that their assets may not be reached by the creditors of the Depositor in the event of bankruptcy or other insolvency and must provide certain legal opinions.

          Designated Transactions

          In the case where the Certificates are backed by Trust Fund assets which are residential, home equity, manufactured housing or multi-family loans which are described and defined in the Exemption as designated transactions ("Designated Transactions"), the Exemption permits the Certificates issued by the Trust Fund in such transactions to be rated in one of the highest four generic rating categories by a Rating Agency and/or to be subordinated. The assets will qualify for Designated Transaction treatment under the Exemption unless otherwise specified in the prospectus supplement. In addition, one subset of Designated Transactions, residential (one- to-four family) and home equity loans, may be less than fully secured, provided that (a) the rights and interests evidenced by Certificates issued in such Designated Transactions are not subordinated to the rights and interests evidenced by Securities of the same Trust Fund; (b) such Certificates acquired by the Plan have received a rating from a Rating Agency at the time of such acquisition that is in one of the two highest generic rating categories; and (c) any loan included in the corpus or assets of the Trust Fund is secured by collateral whose fair market value on the Closing Date of the Designated Transactions is at least equal to 80% of the sum of: (i) the outstanding principal balance due under the loan which is held by the Trust Fund and (ii) the outstanding principal balance(s) of any other loan(s) of higher priority (whether or not held by the Trust Fund) which are secured by the same collateral.

          Insurance Company General Accounts

          In the event that Certificates do not meet the requirements of the Exemption solely because they are Subordinate Certificates or fail to meet a minimum rating requirement under the Exemption, certain Plans may be eligible to purchase Certificates pursuant to Section III of PTCE 95-60 which permits insurance company general accounts as defined in PTCE 95-60 to purchase such Certificates if they otherwise meet all of the other requirements of the Exemption.

          In addition, the rating of a Certificate may change. If the rating of a Certificate declines below the lowest permitted rating, the Certificate will no longer be eligible for relief under the Exemption (although a Plan that had purchased the Certificate when the Certificate had a permitted rating would not be required by the Exemption to dispose of it). Consequently, a Certificate may not be purchased or sold to a Plan in such circumstances other than to an insurance company general account pursuant to PTCE 95-60.

          Permitted Assets

          The Exemption permits an interest-rate swap to be an asset of a Trust Fund which issues Certificates acquired by Plans in an initial offering or in the secondary market and clarifies the requirements regarding yield supplement agreements. An interest-rate swap (or if purchased by or on behalf of the Trust
Fund) an interest-rate cap contract (collectively, a "Swap" or "Swap


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Agreement") is a permitted Trust Fund asset if it: (a) is an "eligible Swap;"
(b) is with an "eligible counterparty;" (c) relates to a Class of Certificates purchased by a "qualified plan investor;" (d) meets certain additional specific conditions which depend on whether the Swap is a "ratings dependent Swap" or a "non-ratings dependent Swap" and (e) permits the Trust Fund to make termination payments to the Swap (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the Servicer or Depositor.

          An "eligible Swap" is one which: (a) is denominated in U.S. dollars;
(b) pursuant to which the Trust Fund pays or receives, on or immediately prior to the respective payment or distribution date for the class of Certificates to which the Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve's Cost of Funds Index (COFI)), with the Trust Fund receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted ("Allowable Interest Rate"); (c) has a notional amount that does not exceed either: (i) the principal balance of the class of Certificates to which the Swap relates, or (ii) the portion of the principal balance of such class represented by obligations ("Allowable Notional Amount"); (d) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) ("Leveraged"); (e) has a final termination date that is either the earlier of the date on which the Trust Fund terminates or the related class of Certificates are fully repaid and (f) does not incorporate any provision which could cause a unilateral alteration in the interest rate requirements or the prohibition against leveraging described above.

          An "eligible counterparty" means a bank or other financial institution which has a rating at the date of issuance of the Certificates, which is in one of the three highest long-term credit rating categories or one of the two highest short-term credit rating categories, utilized by at least one of the Rating Agencies rating the Certificates; provided that, if a counterparty is relying on its short-term rating to establish eligibility hereunder, such counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable Rating Agency.

          A "qualified plan investor" is a Plan or Plans where the decision to buy such class of Certificates is made on behalf of the Plan by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the Certificates and such fiduciary is either (a) a "qualified professional asset manager" ("QPAM") under PTCE 84-14 (see below),
(b) an "in-house asset manager" under PTCE 96-23 (see below) or (c) has total assets (both Plan and non-Plan) under management of at least $100 million at the time the Certificates are acquired by the Plan.

          In "ratings dependent Swaps" (where the rating of a class of Certificates is dependent on the terms and conditions of the Swap), the Swap Agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any Rating Agency below a level specified by the Rating Agency, the Servicer must, within the period specified under the Pooling and Servicing Agreement: (a) obtain a replacement Swap Agreement with an eligible counterparty which is acceptable to the Rating Agency and the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); or (b) cause the


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Swap counterparty to establish any collateralization or other arrangement satisfactory to the Rating Agency such that the then current rating by the Rating Agency of the particular class of Certificates will not be withdrawn or reduced (and the terms of the Swap Agreement must specifically obligate the counterparty to perform these duties for any class of Certificates with a term of more than one year). In the event that the Servicer fails to meet these obligations, Plan certificateholders must be notified in the immediately following periodic report which is provided to certificateholders but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the Exemption will prospectively cease to be applicable to any class of Certificates held by a Plan which involves such ratings dependent Swap.

          "Non-ratings dependent Swaps" (those where the rating of the Certificates does not depend on the terms and conditions of the Swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the Servicer will, within a specified period after such rating withdrawal or reduction: (a) obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); (b) cause the counterparty to post collateral with the Trust Fund in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or (c) terminate the Swap Agreement in accordance with its terms.

          An "eligible yield supplement agreement" is any yield supplement agreement or similar arrangement (or if purchased by or on behalf of the Trust
Fund) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the Trust Fund ("EYS Agreement"). If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. (ISDA) form, the EYS Agreement may only be held as an asset of the Trust Fund if it meets the following conditions: (a) it is denominated in U.S. dollars; (b) it pays an Allowable Interest Rate; (c) it is not Leveraged; (d) it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the Trustee; (e) it is entered into between the Trust Fund and an eligible counterparty and (f) it has an Allowable Notional Amount.

          Pre-Funding Accounts

          The Exemption extends exemptive relief to certain mortgage-backed and asset-backed securities transactions that use pre-funding accounts and that otherwise meet the requirements of the Exemption relating to pre-funding accounts. Generally, obligations in an investment pool supporting payments to securityholders, and having a value equal to no more than 25% of the total initial principal balance of the related certificates, may be transferred to the trust fund within the pre-funding period which must end no later than the later of three months or 90 days after the closing date, instead of being required to be either identified or transferred on for before the closing date.

          Revolving Pool Features

          The Exemption only covers Certificates backed by "fixed" pools of loans which require that all the loans must be transferred to the Trust Fund or identified at closing (or transferred


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


within the DOL Pre-Funding Period, if pre-funding meeting the conditions described above is used). Accordingly, Certificates issued by Trust Funds which feature revolving pools of assets will not be eligible for a purchase by Plans. However, Securities which are Notes backed by revolving pools of assets may be eligible for purchase by Plans pursuant to certain other prohibited transaction exemptions. See discussion below in "ERISA Considerations Relating to Notes."

          Limitations on Scope of the Exemption

          If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by ERISA and the Code in connection with the initial acquisition, transfer or holding, and the acquisition or disposition in the secondary market, of the Certificates by Plans. However, no exemption is provided from the restrictions of ERISA for the acquisition or holding of a Certificate on behalf of an "Excluded Plan" by any person who is a fiduciary with respect to the assets of such Excluded Plan. For those purposes, an Excluded Plan is a Plan sponsored by any member of the Restricted Group. Exemptive relief may also be provided for the acquisition, holding and disposition of Certificates by Plans if the fiduciary or its affiliate is the Obligor with respect to 5% or less of the fair market value of the Loans in the Trust Fund provided that: (i) the Plan is not an Excluded Plan,
(ii) each Plan's investment in each class of Certificates does not exceed 25% of the outstanding Certificates in the class, (iii) after the Plan's acquisition of the Certificates, no more than 25% of the assets over which the fiduciary has investment authority are invested in Certificates of a trust containing assets which are sold or serviced by the same entity and (iv) in the case of initial issuance (but not secondary market transactions), at least 50% of each class of Certificates and at least 50% of the aggregate interests in the Trust Fund are acquired by persons independent of the Restricted Group.

ERISA Considerations Relating to Notes

          Under the Plan Asset Regulations, the assets of the Trust Fund would be treated as "plan assets" of a Plan for the purposes of ERISA and the Code only if the Plan acquires an "equity interest" in the Trust Fund and none of the exceptions contained in the Plan Asset Regulations is applicable. An equity interest is defined under the Plan Asset Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Assuming that the Notes are treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulations, then such Notes will be eligible for purchase by Plans. However, without regard to whether the Notes are treated as an "equity interest" for such purposes, the acquisition or holding of Notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the Trust Fund or any of its affiliates is or becomes a party in interest or disqualified person with respect to such Plan, or in the event that a Note is purchased in the secondary market and such purchase constitutes a sale or exchange between a Plan and a party in interest or disqualified person with respect to such Plan. There can be no assurance that the Trust Fund or any of its affiliates will not be or become a party in interest or a disqualified person with respect to a Plan that acquires Notes.

          The Exemption covers Notes as well as Certificates. The exemptive relief provided under the Exemption for any prohibited transactions which could be caused as a result of the operation, management or servicing of the Trust Fund and its assets would not be necessary with


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


respect to Notes with no substantial equity features which are issued as obligations of the Trust Fund. However, the Exemption would provide prohibited transaction exemptive relief for the acquisition, holding or transfer of Notes between a Plan and a party in interest, provided that the same conditions of the Exemption described above relating to Certificates are met with respect to the Notes, certain restrictions are imposed on the Issuer's governing documents to ensure that its assets may not be reached by the creditors of the Depositor in the event of bankruptcy or other insolvency and certain legal opinions are provided. The same limitations of such exemptive relief relating to acquisitions of Certificates by fiduciaries with respect to Excluded Plans would also be applicable to the Notes as described herein in "Limitations on Scope of the Exemption."

          In the event that the Exemption is not applicable to the Notes, one or more other prohibited transactions exemptions may be available to Plans purchasing or transferring the Notes depending in part upon the type of Plan fiduciary making the decision to acquire the Notes and the circumstances under which such decision is made. These exemptions include, but are not limited to, Prohibited Transaction Class Exemption 90-1 (regarding investments by insurance company pooled separate accounts), Prohibited Transaction Class Exemption 91-38 (regarding investments by bank collective investments funds), PTCE 84-14 (regarding transactions effected by "qualified professional asset managers"), PTCE 95-60 (regarding investments by insurance company general accounts) and PTCE 96-23 (regarding transactions effected by "in-house asset managers") (collectively, the "Investor-Based Exemptions"). However, even if the conditions specified in these Investor-Based Exemptions are met, the scope of the relief provided under such Exemptions might or might not cover all acts which might be construed as prohibited transactions.

          EACH PROSPECTUS SUPPLEMENT WILL CONTAIN INFORMATION CONCERNING CONSIDERATIONS RELATING TO ERISA AND THE CODE THAT ARE APPLICABLE TO THE RELATED SECURITIES. BEFORE PURCHASING SECURITIES IN RELIANCE ON PTCE 83-1, THE EXEMPTION, THE INVESTOR-BASED EXEMPTIONS OR ANY OTHER EXEMPTION, A FIDUCIARY OF A PLAN SHOULD ITSELF CONFIRM THAT REQUIREMENTS SET FORTH IN SUCH EXEMPTION WOULD BE SATISFIED.

          ANY PLAN INVESTOR WHO PROPOSES TO USE "PLAN ASSETS" OF ANY PLAN TO PURCHASE SECURITIES OF ANY SERIES OR CLASS SHOULD CONSULT WITH ITS COUNSEL WITH RESPECT TO THE POTENTIAL CONSEQUENCES UNDER ERISA AND SECTION 4975 OF THE CODE OF THE ACQUISITION AND OWNERSHIP OF SUCH SECURITIES.

          Governmental plans and church plans as defined in ERISA are not subject to ERISA or Code Section 4975, although they may elect to be qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code and would then be subject to the prohibited transaction rules set forth in Section 503 of the Code. In addition, governmental plans may be subject to federal, state and local laws which are to a material extent similar to the provisions of ERISA or a Code Section 4975 ("Similar Law"). A fiduciary of a governmental plan should make its own determination as to the propriety of an investment in Securities under applicable fiduciary or other investment standards and the need for the availability of any exemptive relief under any Similar Law.


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                                LEGAL INVESTMENT

          The applicable prospectus supplement for a Series of Notes or Certificates, as applicable, will specify whether a Class or Subclass of the Notes or Certificates, as applicable, as long as it is rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations, will constitute a "mortgage related security" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). The Class or Subclass, if any, constituting a "mortgage related security" will be a legal investment for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies, trustees and state government employee retirement systems, created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality of the United States constitute legal investments for the entities.

          Pursuant to SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cutoff for the enactments, limiting to varying extents the ability of specific entities, in particular, insurance companies, to invest in "mortgage related securities," in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Accordingly, the investors affected by the legislation will be authorized to invest in Notes or Certificates, as applicable, qualifying as "mortgage related securities" only to the extent provided in the legislation.

          SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in mortgage related securities without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in the securities, and national banks may purchase the securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to the regulations as the applicable federal regulatory authority may prescribe. In this connection, federal credit unions should review NCUA Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities. The NCUA has adopted rules, codified as 12 C.F.R. Section 703.5(f)-(k), which prohibit federal credit unions from investing in particular mortgage related securities, including the securities of particular Series, Classes or Subclasses of Notes or Certificates, as applicable, except under limited circumstances.

          All depository institutions considering an investment in the Notes or Certificates, as applicable, should review the "Supervisory Policy Statement on Securities Activities" dated January 28, 1992, as revised April 15, 1994 (the "Policy Statement") of the Federal Financial Institutions Examination Council.

          The Policy Statement which has been adopted by the Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency, the FDIC and the Office of Thrift Supervision and by the NCUA, with some modifications, prohibits depository institutions


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


from investing in particular "high-risk Mortgage Certificates", including the securities of particular Series, Classes or Subclasses of the Notes or Certificates, as applicable, except under limited circumstances, and sets forth investment practices deemed to be unsuitable for regulated institutions.

          Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by the authorities before purchasing any Notes or Certificates, as applicable, as some Series, Classes or Subclasses may be deemed unsuitable investments, or may otherwise be restricted, under the rules, policies or guidelines, in some instances irrespective of SMMEA.

          The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," and, with regard to any Notes or Certificates, as applicable, issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

          Except as to the status of some of the Classes of Notes or Certificates, as applicable, as "mortgage related securities," no representation is made as to the proper characterization of the Notes or Certificates, as applicable, for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase Notes or Certificates, as applicable, under applicable legal investment restrictions. The uncertainties described above, and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Notes or Certificates, as applicable, may adversely affect the liquidity of the Notes or Certificates, as applicable.

          Investors should consult their own legal advisers in determining whether and to what extent the Notes or Certificates, as applicable, constitute legal investments for the investors.

                              PLAN OF DISTRIBUTION

          Each Series of Notes or Certificates, as applicable, offered by this prospectus and by means of the related prospectus supplements may be sold directly by the Depositor or may be offered through Credit Suisse First Boston LLC, an affiliate of the Depositor, or underwriting syndicates represented by Credit Suisse First Boston LLC (the "Underwriters"). The prospectus supplement with respect to each Series of Notes or Certificates, as applicable, will set forth the terms of the offering of the Series or Class of Notes or Certificates, as applicable, and each Subclass within the Series, including the name or names of the Underwriters, the proceeds to the Depositor, and either the initial public offering price, the discounts and commissions to the Underwriters and any discounts or concessions allowed or reallowed to particular dealers, or the method by which the price at which the Underwriters will sell the Notes or Certificates, as applicable, will be determined.

          Unless otherwise specified in the prospectus supplement, the Underwriters will be obligated to purchase all of the Notes or Certificates, as applicable, of a Series described in the


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


prospectus supplement with respect to the Series if any Notes or Certificates, as applicable, are purchased. The Notes or Certificates, as applicable, may be acquired by the Underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

          If so indicated in the prospectus supplement, the Depositor will authorize the Underwriters or other persons acting as the Depositor's agents to solicit offers by specific institutions to purchase the Notes or Certificates, as applicable, from the Depositor pursuant to contracts providing for payment and delivery on a future date. Institutions with which the contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases the institutions must be approved by the Depositor. The obligation of any purchaser under any contract will be subject to the condition that the purchase of the offered Notes or Certificates, as applicable, shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The Underwriters and other agents will not have any responsibility in respect of the validity or performance of the contracts.

          The Depositor may also sell the Notes or Certificates, as applicable, offered by this prospectus and by means of the related prospectus supplements from time to time in negotiated transactions or otherwise, at prices determined at the time of sale. The Depositor may effect the transactions by selling Notes or Certificates, as applicable, to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Depositor and any purchasers of Notes or Certificates, as applicable, for whom they may act as agents.

          The place and time of delivery for each Series of Notes or Certificates, as applicable, offered by this prospectus and by means of the related prospectus supplement will be set forth in the prospectus supplement with respect to the Series.

          If and to the extent required by applicable law or regulation, this prospectus and the attached prospectus supplement will also be used by the Underwriters after the completion of the offering in connection with offers and sales related to market-making transactions in the offered Notes or Certificates, as applicable, in which the Underwriters act as principal. Sales will be made at negotiated prices determined at the time of sales.

                                  LEGAL MATTERS

          Some legal matters in connection with the Notes or Certificates, as applicable, offered by this prospectus, including material federal income tax consequences, will be passed upon for the Depositor and for the Underwriters by McKee Nelson LLP, New York, New York, or other counsel specified in the related prospectus supplement.

                              PROSPECTUS SUPPLEMENT

          The prospectus supplement with respect to each Series of Notes or Certificates, as applicable, will, among other things, set forth with respect to the Series of Notes or Certificates, as applicable:


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


o the identity of each Class or Subclass of Notes or Certificates, as applicable, within the Series;

o the undivided interest, Percentage Interest, Stated Principal Balance, principal balance or notional amount of each Class or Subclass of Notes or Certificates, as applicable;

o the Interest Rate borne, or manner in which interest is paid, if any, by each Class or Subclass of Notes or Certificates, as applicable, within the Series;

o particular information concerning the Mortgage Loans, the Mortgage Certificates, the Contracts, if any, and the other assets comprising the Trust Fund for the Series;

o the final Distribution Date of each Class or Subclass of Notes or Certificates, as applicable, within the Series;

o the identity of each Class or Subclass of Compound Interest Notes or Certificates, as applicable, if any, within the Series;

o the method used to calculate the amount to be distributed with respect to each Class or Subclass of Notes or Certificates, as applicable, within the Series;

o the order of application of distributions to each of the Classes or Subclasses of Notes or Certificates, as applicable, within the Series, whether sequential, pro rata or otherwise;

o    the Distribution Dates with respect to the Series;

o information with respect to the terms of the Residual Certificates or Subordinated Securities offered by this prospectus, if any, are offered;

o information with respect to the method of credit support, if any, with respect to the Series; and

o additional information with respect to the plan of distribution of the Series of Certificates.

                             ADDITIONAL INFORMATION

          This prospectus contains, and the prospectus supplement for each Series of Notes or Certificates, as applicable, will contain, a summary of the material terms of the documents referred to in this prospectus and in the prospectus supplement, but neither contains nor will contain all of the information set forth in the Registration Statement of which this prospectus and the related prospectus supplement is a part. For further information, reference is made to the Registration Statement and the exhibits to the Registration Statement which the Depositor has filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended. Statements contained in this prospectus and any prospectus supplement as to the contents of any contract or other document referred to are summaries and in each instance reference is made to the copy of the contract or other document filed as an exhibit to the Registration Statement, each statement being qualified in all respects by the reference. Copies of the Registration Statement may be obtained from the Commission, upon payment of the prescribed charges, or may be examined free of charge at the Commission's offices. Reports and other information filed with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices of the Commission at Citicorp Center, 500 West Madison Street, Suite


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


1400, Chicago, Illinois 60661 and 233 Broadway, New York, New York 10279. Copies of this information can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

          The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the site is (http://www.sec.gov).

          Copies of the Pooling and Servicing Agreement or of the Trust Agreement, Indenture and Sale and Servicing Agreement pursuant to which a Series of Notes or Certificates, as applicable, is issued, as applicable, will be provided to each person to whom a prospectus and the related prospectus supplement are delivered, upon written or oral request directed to: Treasurer, Asset Backed Securities Corporation, Eleven Madison Avenue, New York, New York 10010, (212) 325-2000.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

          There are incorporated in this prospectus by reference all documents and reports filed or caused to be filed by the Depositor with respect to a Trust Fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of Notes or Certificates, as applicable, offered by this prospectus. The Depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more Classes or Subclasses of Notes or Certificates, as applicable, upon request, a copy of any or all the documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to one or more of the Classes of the Notes or Certificates, as applicable, other than the exhibits to the documents, unless the exhibits are specifically incorporated by reference in the documents. Requests to the Depositor should be directed to: Asset Backed Securities Corporation, Eleven Madison Avenue, New York, New York 10010, (212) 325-2000.

          IF AND TO THE EXTENT REQUIRED BY APPLICABLE LAW OR REGULATIONS, THIS PROSPECTUS AND THE ATTACHED PROSPECTUS SUPPLEMENT WILL ALSO BE USED BY THE UNDERWRITER AFTER THE COMPLETION OF THE OFFERING IN CONNECTION WITH OFFERS AND SALES RELATED TO MARKET-MAKING TRANSACTIONS IN THE OFFERED SECURITIES IN WHICH THE UNDERWRITER ACTS AS PRINCIPAL. SALES WILL BE MADE AT NEGOTIATED PRICES DETERMINED AT THE TIME OF SALE.


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


                                 INDEX OF TERMS

110% yield rule..............................................................120
1986 Act.....................................................................112
1997 Act.....................................................................139
Accrual Distribution Amount...................................................34
Advances......................................................................53
Agreement.................................................................13, 29
Allowable Interest Rate......................................................158
Allowable Notional Amount....................................................158
Alternative Credit Support.....................................................6
Appraised Value...............................................................21
Approved Sale.................................................................88
APRs..........................................................................19
ARM Loans......................................................................8
Asset Value...................................................................31
Buy-Down Fund..................................................................9
Buy-Down Loans.................................................................9
Certificate Account...........................................................44
Certificate Distribution Account..............................................45
Certificate Principal Balance.................................................27
Certificate Register..........................................................35
Certificateholders............................................................12
Certificates...................................................................5
CI............................................................................72
Class..........................................................................5
Cleanup Costs................................................................100
Clearstream, Luxembourg.......................................................72
Clearstream, Luxembourg Participants..........................................72
Closed Loans..................................................................13
Closed-End Loans...............................................................6
Code.........................................................................105
Coinsurance...................................................................85
Collection Account............................................................44
Commercially Reasonable.......................................................96
Commission...................................................................165
Contract Loan-to-Value Ratio..................................................21
Contract Pool.................................................................18
Contract Schedule.............................................................39
Contracts.....................................................................18
Converted Mortgage Loan........................................................9
Cooperative....................................................................6
Cooperative Dwelling...........................................................6
Cooperative Housing Corporation...............................................94
Cooperative Loans..............................................................6
Custodial Account.............................................................45


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


Custodial Agreement...........................................................19
Custodian.....................................................................19
Cut-off Date...................................................................5
DBC...........................................................................72
Debt Certificateholders......................................................149
Debt Certificates............................................................149
Debt Securities..............................................................106
Defective Obligation.........................................................108
Deferred Interest..............................................................9
Deficiency Event..............................................................64
Deleted Contract..............................................................20
Deleted Mortgage Certificates.................................................36
Deleted Mortgage Loans........................................................38
Deleted Warehouse Loan........................................................22
Depositor.....................................................................23
Designated Transactions......................................................157
Determination Date............................................................49
Discount Securities...........................................................28
Disqualified Organization....................................................125
Distribution Date.............................................................32
DOL..........................................................................154
Due Date.......................................................................8
Due Period....................................................................34
Eligible Corporation.........................................................127
eligible counterparty........................................................158
Eligible Investment...........................................................41
eligible Swap................................................................158
ERISA........................................................................153
Escrow Account................................................................54
Exemption....................................................................155
EYS Agreement................................................................159
Federal Tax Counsel..........................................................105
FHA...........................................................................10
FHA Experience................................................................24
FHA Loans......................................................................7
FHLMC.........................................................................14
Fixture Filing...............................................................101
FNMA..........................................................................14
Garn-St Germain Act...........................................................98
GPM Fund......................................................................10
GPM Loans.....................................................................10
Grantor Trust Fund...........................................................105
Grantor Trust Fund Stripped Bond.............................................137
Grantor Trust Fund Stripped Coupon...........................................137
Grantor Trust Securities.....................................................105
Grantor Trust Securityholders................................................133


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


Holder-in-Due-Course.........................................................104
Home Equity Loans..............................................................6
Indenture......................................................................5
Indenture Trustee..............................................................5
Indirect Participants.........................................................71
Initial Deposit...............................................................75
Insurance Proceeds............................................................46
Insured.......................................................................57
Interest Distribution.........................................................33
Interest Rate.................................................................27
Interest Weighted Class.......................................................28
Interest Weighted Subclass....................................................28
Investor-Based Exemptions....................................................161
Issuer.........................................................................5
L/C Bank......................................................................73
L/C Percentage................................................................73
Letter of Credit...............................................................6
Leveraged....................................................................158
Limited Documentation.........................................................15
Liquidating Loan..............................................................74
Liquidation Proceeds..........................................................46
loans........................................................................156
Loss..........................................................................81
Manufactured Home.............................................................19
Mortgage Certificates......................................................7, 18
Mortgage Loans............................................................7, 106
Mortgage Notes.................................................................7
Mortgage Pool................................................................154
mortgage pool pass-through certificates......................................154
Mortgage Pools.................................................................6
Mortgage Rates.................................................................9
Mortgage Related Securities..................................................162
Mortgage Related Security....................................................162
Mortgagor......................................................................7
Mortgagor Bankruptcy Bond......................................................6
Multi-Class Securities........................................................27
Multifamily Property...........................................................6
New CI........................................................................72
noneconomic residual interest................................................126
Non-U.S. Person..............................................................133
Non-United States Owner......................................................148
Note Distribution Account.....................................................45
Note Register.................................................................35
Noteholders...................................................................12
Notes..........................................................................5
objective rate...............................................................115


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


Obligor.......................................................................27
OID Regulations..............................................................106
Original Value.................................................................8
Originator....................................................................14
Participants..................................................................71
Partnership Certificate Owners...............................................142
Partnership Certificates.....................................................106
Partnership Trust Fund.......................................................106
Pass-Through Entity..........................................................125
Payment Deficiencies..........................................................75
Peaceful.....................................................................103
Percentage Interest............................................................5
Performance Bond..............................................................20
Plan.........................................................................154
Plan Asset Regulations.......................................................154
Policy Statement.............................................................162
Pool Insurance Policy..........................................................6
Pool Insurer..................................................................57
Pooling and Servicing Agreement............................................5, 29
Pre-Funded Amount.............................................................41
Pre-Funding Account...........................................................41
Pre-Funding Period............................................................41
Premium Securities............................................................28
Prepayment Assumption........................................................113
Primary Insurer...............................................................47
Primary Mortgage Insurance Policy.............................................57
Primary Mortgage Insurer......................................................57
Principal Distribution........................................................32
Principal Prepayments.........................................................28
Principal Weighted Class......................................................27
Principal Weighted Subclass...................................................27
Prudent Investor.............................................................163
PTCE.........................................................................154
PTCE 83-1....................................................................154
PTE..........................................................................155
Purchase Price................................................................40
QPAM.........................................................................158
qualified floating rates.....................................................115
qualified inverse floating rate..............................................115
Qualified Liquidation.........................................................70
qualified plan investor......................................................158
Rating Agency................................................................156
Record Date...................................................................32
Reference Agreement...........................................................29
Regular Interests.............................................................31
Regular Securities...........................................................107


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


Regular Securityholder.......................................................111
REMIC........................................................................105
REMIC Pool...................................................................106
REMIC Provisions.............................................................105
REMIC qualified floating rate................................................111
REMIC Regulations............................................................106
REMIC Securities.............................................................105
Required Distribution.........................................................78
Required Reserve..............................................................75
Reserve Fund...................................................................6
Residual Certificates.........................................................28
Residual Holders.............................................................120
Residual Interest.............................................................31
Residual Securities..........................................................107
Revolving Credit Line Loans....................................................6
Rules.........................................................................71
Sale and Servicing Agreement...................................................5
Securities.....................................................................5
Securities Act................................................................32
Security Guarantee Insurance...................................................6
Security Owners...............................................................70
Securityholders...............................................................12
Self-Help....................................................................103
Senior Certificates..........................................................137
Senior Class Percentage......................................................137
Senior Notes...................................................................6
Senior Prepayment Percentage..................................................76
Senior Securities..............................................................6
Series.........................................................................5
Servicemen's Readjustment Act.................................................10
Servicer......................................................................12
Servicing Account.............................................................45
Servicing Agreement...........................................................13
Shortfall Amount.............................................................138
Similar Law..................................................................161
Single Family Property.........................................................6
SMMEA........................................................................162
SPA...........................................................................24
Special Distributions.........................................................51
Special Hazard Insurance Policy................................................6
Standard Hazard Insurance Policy..............................................55
Standard Terms................................................................29
Startup Day..................................................................107
Stated Principal Balance......................................................27
Stated Principal Distribution Amount..........................................34
Stripped Certificates........................................................134


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


Subclass.......................................................................5
Subordinate Certificates..................................................6, 137
Subordinate Class Percentage.................................................137
Subordinate Notes..............................................................6
Subordinate Securities.........................................................6
Subordinated Amount............................................................6
Subordinated Class.............................................................6
Subordinated Pool.............................................................75
Subordinated Subclass..........................................................6
Substitute Contract...........................................................20
Substitute Mortgage Certificates..............................................36
Substitute Mortgage Loans.....................................................38
Substitute Warehouse Loan.....................................................22
Super-Premium................................................................113
Swap.........................................................................157
Swap Agreement...............................................................158
Taxable Mortgage Pools.......................................................106
Tiered REMICs................................................................110
Title V......................................................................104
Trust..........................................................................5
Trust Agreement................................................................5
Trust Assets..................................................................18
Trust Fund.....................................................................5
Trustee........................................................................5
U.S. Person..................................................................128
UCC.......................................................................71, 96
Unaffiliated Sellers..........................................................13
Underwriters.................................................................163
VA.............................................................................7
VA Loans.......................................................................7
Voidable Preference...........................................................80
Warehouse Loan Pool...........................................................21
Warehouse Loans...............................................................21
Warranty and Servicing Agreement..............................................29


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                          STATEMENT OF DIFFERENCES

The section symbol shall be expressed as .................................. 'SS'